PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 10, 2007)

                                   ----------

                                  $814,758,000
                                  (APPROXIMATE)
                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                        DEXIA REAL ESTATE CAPITAL MARKETS
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      GENERAL ELECTRIC CAPITAL CORPORATION
                              CAPMARK FINANCE INC.
                          as Sponsors and Loan Sellers

                                   ----------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated May 10, 2007. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in us, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 92 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $948,772,134 and the other characteristics described in this prospectus supplement.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-40 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 20 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in July
2008. The offered certificates will accrue interest from June 1, 2008. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                               APPROXIMATE
                         EXPECTED RATINGS     INITIAL TOTAL    APPROXIMATE INITIAL    ASSUMED FINAL       RATED FINAL
                       (FITCH/MOODY'S/S&P)  PRINCIPAL BALANCE   PASS-THROUGH RATE   DISTRIBUTION DATE  DISTRIBUTION DATE
                       -------------------  -----------------  -------------------  -----------------  -----------------

Class A-1 ...........      AAA/Aaa/AAA         $ 18,179,000          4.706%            August 2012       February 2051
Class A-2 ...........      AAA/Aaa/AAA         $ 55,593,000          5.425%            October 2012      February 2051
Class A-3 ...........      AAA/Aaa/AAA         $ 65,593,000          5.710%           December 2014      February 2051
Class A-SB ..........      AAA/Aaa/AAA         $ 32,365,000          5.650%           February 2017      February 2051
Class A-4 ...........      AAA/Aaa/AAA         $326,361,000          5.690%           December 2017      February 2051
Class A-1A ..........      AAA/Aaa/AAA         $ 43,777,000          5.655%           December 2017      February 2051
Class A-1AF .........      AAA/Aaa/AAA         $122,270,000          5.406%            August 2012       February 2051
Class AM ............      AAA/Aaa/AAA         $ 71,156,000          6.266%            January 2018      February 2051
Class AM-A ..........      AAA/Aaa/AAA         $  6,254,000          6.266%            January 2018      February 2051
Class AM-AF .........      AAA/Aaa/AAA         $ 17,467,000          6.246%            August 2012       February 2051
Class AJ ............      AAA/Aaa/AAA         $ 41,805,000          6.266%            January 2018      February 2051
Class AJ-A ..........      AAA/Aaa/AAA         $  3,675,000          6.266%            January 2018      February 2051
Class AJ-AF .........      AAA/Aaa/AAA         $ 10,263,000          6.266%            August 2012       February 2051

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America
Securities LLC, Citigroup Global Markets Inc. and PNC Capital Markets LLC are
the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Banc of America Securities LLC are acting as joint bookrunning managers in the following manner: Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to 74.4% of each class of offered certificates, and Banc of America Securities LLC is acting as sole bookrunning manager with respect to 25.6% of each class of offered certificates. Citigroup Global Markets Inc. and PNC Capital Markets LLC will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 12, 2008. We expect to receive from this offering approximately $813,857,755 as sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2008, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this prospectus supplement for a discussion of the underwriters' obligation to buy offered certificates.

MERRILL LYNCH & CO.                               BANC OF AMERICA SECURITIES LLC
CITI                                                     PNC CAPITAL MARKETS LLC

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 21, 2008.

                   [LOGO] Merrill Lynch Mortgage Trust 2008-C1

          Commercial Mortgage Pass-Through Certificates, Series 2008-C1
                      Geographic Overview of Mortgage Pool

                         [MAP OF UNITED STATES OMITTED]

WYOMING
13 properties
$3,909,310
0.4% of IPB

NEBRASKA
3 properties
$16,406,897
1.7% 0f IPB

NORTH DAKOTA
2 properties
$1,296,233
0.1% of IPB

IOWA
14 properties
$7,977,785
0.8% of IPB

MISSOURI
9 properties
$2,764,991
0.3% of IPB

MINNESOTA
4 properties
$30,153,905
3.2% of IPB

WISCONSIN
2 properties
$50,320,001
5.3% of IPB

ILLINOIS
9 properties
$24,417,871
2.6% of IPB

MICHIGAN
3 properties
$1,754,265
0.2% of IPB

INDIANA
11 properties
$19,460,960
2.1% of IPB

OHIO
7 properties
$13,257,770
1.4% of IPB

PENNSYLVANIA
23 properties
$20,467,292
2.2% of IPB

NEW YORK
16 properties
$34,248,466
3.6% of IPB

MASSACHUSETTS
2 properties
$50,913,253
5.4% of IPB

CONNECTICUT
1 property
$1,670,756
0.2% of IPB

NEW JERSEY
4 properties
$17,628,316
1.9% of IPB

MARYLAND
4 properties
$81,043,969
8.5% of IPB

WEST VIRGINIA
1 property
$1,708,889
0.2% of IPB

VIRGINIA
3 properties
$19,778,964
2.1% of IPB

NORTH CAROLINA
11 properties
$6,883,831
0.7% of IPB

SOUTH CAROLINA
5 properties
$21,273,413
2.2% of IPB

GEORGIA
23 properties
$52,741,440
5.6% of IPB

FLORIDA
22 properties
$32,083,886
3.4% of IPB

KENTUCKY
6 properties
$36,401,831
3.8% of IPB

TENNESSEE
11 properties
$43,056,120
4.5% of IPB

LOUISIANA
1 property
$2,366,141
0.2% of IPB

ARKANSAS
4 properties
$1,836,750
0.2% of IPB

OKLAHOMA
13 properties
$3,461,201
0.4% of IPB

TEXAS
67 properties
$91,174,419
9.6% of IPB

KANSAS
31 properties
$19,863,889
2.1% of IPB

NEW MEXICO
7 properties
$22,373,073
2.4% of IPB

COLORADO
20 properties
$18,478,624
1.9% of IPB

UTAH
22 properties
$23,459,055
2.5% of IPB

ARIZONA
5 properties
$44,438,698
4.7% of IPB

SOUTHERN CALIFORNIA
8 properties
$69,917,239
7.4% of IPB

CALIFORNIA
10 properties
$83,096,727
8.8% of IPB

NORTHERN CALIFORNIA
2 properties
$13,179,488
1.4% of IPB

OREGON
1 property
$4,000,000
0.4% of IPB

IDAHO
2 properties
$517,577
0.1% of IPB

ALASKA
2 properties
$9,952,736
1.0% of IPB

WASHINGTON
7 properties
$32,132,831
3.4% of IPB

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

      Cross-Collateralized and Cross-Defaulted Mortgage Loans,
         Multi-Property Mortgage Loans and Mortgage Loans with
         Affiliated Borrowers...........................................    S-79
      Terms and Conditions of the Mortgage Loans........................    S-81
      Collateral Substitution and Partial Property Releases Other Than

SERVICING OF THE MORTGAGE LOANS UNDER THE MLMT SERIES 2008-C1 POOLING

      The Controlling Class Representative and the Loan Combination

                                       S-3

      Reductions to Certificate Principal Balances in Connection with
         Realized Losses and Additional Trust Fund Expenses.............   S-255
      Advances of Delinquent Monthly Debt Service Payments and

Annex A-1      --  Certain Characteristics of the Mortgage Loans
Annex A-1(YM)  --  Yield Maintenance Formulas
Annex A-2      --  Certain Statistical Information Regarding the Mortgage Loans
Annex A-3      --  7461 Callaghan Building Amortization Schedule
Annex B        --  Certain Characteristics Regarding Multifamily Properties
Annex C        --  Description of the Ten Largest Mortgage Loans
Annex D        --  Form of Certificate Administrator Report
Annex E        --  Class A-SB Planned Principal Balance Schedule
Annex F        --  Global Clearance, Settlement and Tax Documentation Procedures

                                       S-4

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                 SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

     The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-5

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                OVERVIEW OF THE MLMT SERIES 2008-C1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Merrill Lynch Mortgage Trust
2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1, and
issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest. "N/A" means not applicable, and
"TBD" means to be determined.

                          APPROX. %                                                     APPROX.
            EXPECTED        TOTAL          APPROX.           APPROX. %       PASS-      INITIAL
             RATINGS       INITIAL      INITIAL TOTAL       OF INITIAL      THROUGH      PASS-      WEIGHTED
          FITCH/MOODY'S    CREDIT     PRINCIPAL BALANCE      MORTGAGE        RATE       THROUGH     AVERAGE       PRINCIPAL
CLASS         /S&P         SUPPORT    OR NOTIONAL AMOUNT   POOL BALANCE   DESCRIPTION    RATE     LIFE (YEARS)     WINDOW
------   --------------   ---------   ------------------   ------------   -----------   -------   ------------   -----------

Offered Certificates
A-1       AAA/Aaa/AAA        30.000%     $ 18,179,000         1.916%         Fixed       4.706%       2.38       07/08-08/12
A-2       AAA/Aaa/AAA        30.000%     $ 55,593,000         5.859%         Fixed       5.425%       4.32       08/12-10/12
A-3       AAA/Aaa/AAA        30.000%     $ 65,593,000         6.913%         Fixed       5.710%       6.19       08/14-12/14
A-SB      AAA/Aaa/AAA        30.000%     $ 32,365,000         3.411%         Fixed       5.650%       6.52       10/12-02/17
A-4       AAA/Aaa/AAA        30.000%     $326,361,000        34.398%         Fixed       5.690%       9.21       02/17-12/17
A-1A      AAA/Aaa/AAA        30.000%     $ 43,777,000         4.614%         Fixed       5.655%       8.74       07/08-12/17
A-1AF     AAA/Aaa/AAA        30.000%     $122,270,000        12.887%         Fixed       5.406%       4.17       08/12-08/12
AM        AAA/Aaa/AAA        20.000%     $ 71,156,000         7.500%          WAC        6.266%       9.52       12/17-01/18
AM-A      AAA/Aaa/AAA        20.000%     $  6,254,000         0.659%          WAC        6.266%       9.57       12/17-01/18
AM-AF     AAA/Aaa/AAA        20.000%     $ 17,467,000         1.841%        WAC Cap      6.246%       4.17       08/12-08/12
AJ        AAA/Aaa/AAA        14.125%     $ 41,805,000         4.406%          WAC        6.266%       9.58       01/18-01/18
AJ-A      AAA/Aaa/AAA        14.125%     $  3,675,000         0.387%          WAC        6.266%       9.58       01/18-01/18
AJ-AF     AAA/Aaa/AAA        14.125%     $ 10,263,000         1.082%          WAC        6.266%       4.17       08/12-08/12
Certificates Not Offered
B          AA+/Aa1/AA+       13.000%     $ 10,673,000         1.125%          WAC        6.266%       9.58       01/18-01/18
C           AA/Aa2/AA        11.750%     $ 11,860,000         1.250%          WAC        6.266%       9.58       01/18-01/18
D         AA-/Aa3/AA-        10.875%     $  8,302,000         0.875%          WAC        6.266%       9.58       01/18-01/18
E           A+/A1/A+         10.000%     $  8,301,000         0.875%          WAC        6.266%       9.58       01/18-01/18
F            A/A2/A           9.000%     $  9,488,000         1.000%          WAC        6.266%       9.58       01/18-01/18
G           A-/A3/A-          8.000%     $  9,488,000         1.000%          WAC        6.266%       9.58       01/18-01/18
H        BBB+/Baa1/BBB+       6.875%     $ 10,674,000         1.125%          WAC        6.266%       9.62       01/18-02/18
J         BBB/Baa2/BBB        5.625%     $ 11,859,000         1.250%          WAC        6.266%       9.67       02/18-02/18
K        BBB-/Baa3/BBB-       4.500%     $ 10,674,000         1.125%          WAC        6.266%       9.67       02/18-02/18
L         BB+/Ba1/BB+         3.625%     $  8,302,000         0.875%        WAC Cap      4.327%       9.67       02/18-02/18
M          BB/Ba2/BB          3.250%     $  3,558,000         0.375%        WAC Cap      4.327%       9.67       02/18-02/18
N         BB-/Ba3/BB-         2.875%     $  3,557,000         0.375%        WAC Cap      4.327%       9.67       02/18-02/18
P           B+/B1/B+          2.500%     $  3,558,000         0.375%        WAC Cap      4.327%       9.67       02/18-02/18
Q            B/B2/B           2.250%     $  2,372,000         0.250%        WAC Cap      4.327%       9.67       02/18-02/18
S           B-/B3/B-          1.875%     $  3,558,000         0.375%        WAC Cap      4.327%       9.69       02/18-03/18
T           NR/NR/NR          0.000%     $ 17,790,134         1.875%        WAC Cap      4.327%      10.84       03/18-12/27
X         AAA/Aaa/AAA          N/A       $948,772,134          N/A        Variable IO    0.564%       N/A           N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ,
          AJ-A, AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
          certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

--------------------------------------------------------------------------------

                                      S-6

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     o    The class X certificates do not have principal balances. They are interest-only certificates and accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A, AJ-AF, B,
          C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Fitch, Inc.,
          Moody's Investors Service, Inc. and Standard & Poor's Ratings
          Services, a division of The McGraw-Hill Companies, Inc., respectively.
          It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in February 2051. See "Ratings" in this prospectus supplement.

     o    The respective percentages indicated under the column heading "Approx.
          % Total Initial Credit Support": (a) with respect to the class A-1,
          A-2, A-3, A-SB, A-4, A-1A and A-1AF certificates, represent the approximate credit support for those classes of certificates with respect to losses and other default-related shortfalls on the mortgage loans and certain unanticipated expenses of the issuing entity; (b)
          with respect to the class AM, AM-A and AM-AF certificates, represent the approximate credit support for those classes of certificates with respect to losses and other default-related shortfalls on the mortgage loans and certain unanticipated expenses of the issuing entity; and
          (c) with respect to the class AJ, AJ-A and AJ-AF certificates, represent the approximate credit support for those classes of certificates with respect to losses and other default-related shortfalls on the mortgage loans and certain unanticipated expenses of the issuing entity.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table. See "Description of the Offered Certificates--Calculation of
          Pass-Through Rates" in this prospectus supplement.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

          See "Description of the Offered Certificates--Calculation of
          Pass-Through Rates" in this prospectus supplement.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time. See "Description of the Offered
          Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

     o    The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates, referred to as class X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X certificates. The total principal balance of each class of the principal balance certificates will be a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total notional amount of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the pass-through rate from time to time on the class of principal balance certificates whose total principal balance constitutes the subject component of the total notional amount of the class X certificates.

          See "Description of the Offered Certificates--Calculation of
          Pass-Through Rates" in this prospectus supplement.

     o    The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   no mortgage loan is prepaid prior to maturity,

          2.   no defaults or losses occur with respect to the mortgage loans,
               and

          3.   no extensions of maturity dates of mortgage loans occur.

          See "Yield and Maturity Considerations--Weighted Average Lives" in
          this prospectus supplement.

     o    The certificates will also include one or more classes of REMIC residual certificates which are not presented in the table. The REMIC residual certificates do not have principal balances or notional amounts and do not accrue interest. The REMIC residual certificates are not offered by this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates, and

          3.   net of the sum of the per annum rates at which the related master servicing fee(s) (which is/are inclusive of primary servicing fees with respect to each mortgage loan) and the trust
               administration fee accrue,

          as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of certain classes of interest-bearing certificates.

     The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2008. Except as described under "--Relevant Parties--Farallon Portfolio Trust Mortgage Loan Mortgagee,
Master Servicer and Special Servicer," "--Relevant Parties--Arundel Mills Trust
Mortgage Loan Mortgagee, Master Servicer and Special Servicer" and "--Relevant
Parties--Apple Hotel Portfolio Trust Mortgage Loan Mortgagee, Master Servicer
and Special Servicer" below, the pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator and custodian, three master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

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                                      S-9

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                                RELEVANT PARTIES

ISSUING ENTITY

     Merrill Lynch Mortgage Trust 2008-C1, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this prospectus supplement and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor of the MLMT
Series 2008-C1 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See
"Transaction Participants--The Depositor" in this prospectus supplement and "The
Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS

     Bank of America, National Association, Dexia Real Estate Capital Markets,
Merrill Lynch Mortgage Lending, Inc., PNC Bank, National Association, General
Electric Capital Corporation and Capmark Finance Inc. will be the sponsors with respect to the MLMT Series 2008-C1 securitization transaction. Bank of America,
National Association, which will also act as one of the master servicers, is an affiliate of (i) Banc of America Securities LLC, which is one of the underwriters, and (ii) LaSalle Bank National Association, which will act as certificate administrator and custodian. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, which is one of the underwriters. PNC Bank, National Association is an affiliate of (i) Midland Loan Services, Inc., which will act as one of the master servicers and the special servicer, and (ii) PNC Capital Markets LLC, which is one of the underwriters. Capmark Finance Inc. will also act as a primary servicer with respect to certain of the mortgage loans.

     We will acquire the mortgage loans that will back the certificates from the sponsors, each of which, directly or through an affiliate, originated, co-originated or acquired from a third party the related mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

     The following table shows the number and aggregate cut-off date principal balance of the mortgage loans that we expect will be sold to us by each mortgage loan seller and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance, the initial loan sub-group 2a balance and the initial loan sub-group 2b balance.

                                                         AGGREGATE                                   % OF INITIAL   % OF INITIAL
                                            NUMBER OF   CUT-OFF DATE   % OF INITIAL   % OF INITIAL       LOAN          LOAN
                                            MORTGAGE      PRINCIPAL      MORTGAGE     LOAN GROUP 1    SUB-GROUP     SUB-GROUP 2B
          MORTGAGE LOAN SELLER               LOANS         BALANCE     POOL BALANCE     BALANCE       2A BALANCE      BALANCE
-----------------------------------------   ---------   ------------   ------------   ------------   ------------   ------------

1.  Bank of America, National Association      19       $242,927,712     25.6%           31.3%          18.6%           0.0%
2.  Dexia Real Estate Capital Markets          36        220,881,621     23.3            26.3           45.9            0.0
3.  Merrill Lynch Mortgage Lending, Inc.        6        220,019,894     23.2             9.4            0.0          100.0
4.  PNC Bank, National Association             21        175,183,507     18.5            23.5            0.0            0.0
5.  General Electric Capital Corporation        8         55,004,579      5.8             4.8           35.5            0.0
6.  Capmark Finance Inc.                        2         34,754,822      3.7             4.7            0.0            0.0
                                              ---       ------------    -----           -----          -----          -----
          TOTAL                                92       $948,772,134    100.0%          100.0%         100.0%         100.0%
                                              ===       ============    =====           =====          =====          =====

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                                      S-10

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     See "Transaction Participants--The Sponsors" and "Transaction
Participants--The Mortgage Loan Seller" in this prospectus supplement and "The
Sponsor" in the accompanying base prospectus.

ORIGINATOR

     Fifteen (15) of the mortgage loans that Bank of America, National
Association expects to sell to us on the issue date, which represent 10.8% of the initial mortgage pool balance, were originated by LaSalle Bank National
Association, a national banking association, prior to its being acquired by Bank of America Corporation.

TRUSTEE

     Upon initial issuance of the certificates, subject to the discussion under
"--Relevant Parties--Farallon Portfolio Trust Mortgage Loan Mortgagee, Master
Servicer and Special Servicer," "--Relevant Parties--Arundel Mills Trust
Mortgage Loan Mortgagee, Master Servicer and Special Servicer" and "--Relevant
Parties--Apple Hotel Portfolio Trust Mortgage Loan Mortgagee, Master Servicer
and Special Servicer" below, U.S. Bank National Association, a national banking association whose principal offices are located in Boston, Massachusetts, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be primarily responsible for back-up advancing. See "Transaction Participants--The Trustee" in this prospectus supplement.

CERTIFICATE ADMINISTRATOR AND CUSTODIAN

     Upon initial issuance of the certificates, LaSalle Bank National
Association, a national banking association, whose principal offices are located in Chicago, Illinois will act as certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders; and (b) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the certificate administrator will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See "Transaction Participants--The
Certificate Administrator and Custodian" in this prospectus supplement.

     Upon initial issuance of the certificates, LaSalle Bank National
Association will also act as document custodian. The custodian will be primarily responsible for maintaining possession of the promissory notes for the mortgage loans and various other important loan documents. See "Transaction
Participants--The Certificate Administrator and Custodian" in this prospectus supplement.

     LaSalle Bank National Association is an affiliate of (i) Bank of America,
National Association, which is one of the sponsors and a mortgage loan seller and also a master servicer, and (ii) Banc of America Securities LLC, which is one of the underwriters.

MASTER SERVICERS

     Upon initial issuance of the certificates, Midland Loan Services, Inc., a
Delaware corporation, Bank of America, National Association, a national banking association, and Wachovia Bank, National Association, a national banking association will act as the master servicers with respect to the mortgage loans
(other than the Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio
trust mortgage loans) pursuant to the pooling and servicing agreement for the
MLMT Series 2008-C1 transaction.

     Midland Loan Services, Inc. is an affiliate of (i) PNC Bank, National
Association, one of the sponsors and a mortgage loan seller, and (ii) PNC
Capital Markets LLC, one of the underwriters. Bank of America, National
Association is also a sponsor and a mortgage loan seller and is an affiliate of
(i) LaSalle Bank National Association, the certificate administrator and custodian and (ii) Banc of America Securities LLC, one of the underwriters.

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                                      S-11

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     The master servicers will be responsible for servicing the mortgage loans that we acquire from the sponsors as follows:

           MASTER SERVICER                          LOAN SELLER(S)
----------------------------------------   -------------------------------------
Midland Loan Services, Inc.............    Merrill Lynch Mortgage Lending, Inc.
                                           PNC Bank, National Association
                                           General Electric Capital Corporation
                                           Capmark Finance Inc.

Bank of America, National Association...   Bank of America, National Association

Wachovia Bank, National Association.....   Dexia Real Estate Capital Markets

     As described under "--Relevant Parties--Farallon Portfolio Trust Mortgage
Loan Mortgagee, Master Servicer and Special Servicer," "--Relevant
Parties--Arundel Mills Trust Mortgage Loan Mortgagee, Master Servicer and
Special Servicer" and "--Relevant Parties--Apple Hotel Portfolio Trust Mortgage
Loan Mortgagee, Master Servicer and Special Servicer" below, three (3) mortgage loans, which we sometimes refer to in this prospectus supplement as the Farallon
Portfolio trust mortgage loan, the Arundel Mills trust mortgage loan and the
Apple Hotel Portfolio trust mortgage loan, respectively, will be serviced under separate servicing agreements. Notwithstanding the fact that the Farallon
Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans are being serviced under pooling and servicing agreements for separate securitization transactions, Midland Loan Services, Inc. will have certain limited obligations, and will be the applicable master servicer for limited purposes, with respect to the Farallon Portfolio trust mortgage loan, and Bank of America, National Association will have certain limited obligations, and will be the applicable master servicer for limited purposes, with respect to the
Arundel Mills and Apple Hotel Portfolio trust mortgage loans, in each case, under the pooling and servicing agreement for our MLMT Series 2008-C1 transaction. The master servicers for the MLMT Series 2008-C1 transaction will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans (other than the Farallon Portfolio trust mortgage loan, the Arundel Mills trust mortgage loan and the Apple Hotel
Portfolio trust mortgage loan) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans (other than the Farallon Portfolio trust mortgage loan, the Arundel Mills trust mortgage loan and the Apple Hotel
Portfolio trust mortgage loan) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction Participants--The Master Servicers and the
Special Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Upon initial issuance of the certificates, Midland Loan Services, Inc., a
Delaware corporation, will act as special servicer with respect to the mortgage loans (except the Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio
trust mortgage loans) and any related foreclosure properties pursuant to the pooling and servicing agreement for the MLMT Series 2008-C1 transaction. Midland
Loan Services, Inc. is an affiliate of (i) PNC Bank, National Association, one of the sponsors and a mortgage loan seller, and (ii) PNC Capital Markets LLC, one of the underwriters. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans (other than the Farallon
Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans) that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction Participants--The Special Servicers" in
this prospectus supplement.

FARALLON PORTFOLIO TRUST MORTGAGE LOAN MORTGAGEE, MASTER SERVICER AND SPECIAL
SERVICER

     The mortgage loan (loan number 1) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Farallon Portfolio, which we sometimes refer to in this prospectus supplement as

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                                      S-12

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the Farallon Portfolio trust mortgage loan, and which represents approximately
15.8% of the initial mortgage pool balance and 100.0% of the initial loan sub-group 2b balance, is one of multiple debt obligations, which we collectively refer to in this prospectus supplement as the Farallon Portfolio loan combination, of the same borrower(s) that are secured by the same mortgaged real properties. Those other loans, which we refer to in this prospectus supplement as the Farallon Portfolio non-trust loans, will not be included in the assets of the issuing entity and are described under "Description of the Mortgage
Pool--The Loan Combinations--The Farallon Portfolio Loan Combination" in this prospectus supplement.

     One of the Farallon Portfolio non-trust loans was deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed securities captioned ML-CFC
Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates,
Series 2007-8 (sometimes referred to in this prospectus supplement as ML-CFC
Series 2007-8). Accordingly, and notwithstanding the discussion under
"--Relevant Parties--Master Servicers" and "--Relevant Parties--Special
Servicer" above, the Farallon Portfolio trust mortgage loan is being serviced and administered pursuant to the pooling and servicing agreement for the ML-CFC
Series 2007-8 transaction. See "Servicing of the Farallon Portfolio Loan
Combination" in this prospectus supplement. In that regard--

     o    LaSalle Bank National Association, in its capacity as the trustee under the ML-CFC Series 2007-8 pooling and servicing agreement, is the mortgagee of record for the loans comprising the Farallon Portfolio loan combination;

     o    KeyCorp Real Estate Capital Markets, Inc., in its capacity as the applicable master servicer under the ML-CFC Series 2007-8 pooling and servicing agreement, is acting as the master servicer for the Farallon
          Portfolio loan combination; and

     o    LNR Partners, Inc., in its capacity as the special servicer under the
          ML-CFC Series 2007-8 pooling and servicing agreement for the Farallon
          Portfolio loan combination, is acting as the special servicer of the
          Farallon Portfolio loan combination.

     Notwithstanding the foregoing, references in this prospectus supplement to the "trustee," the "certificate administrator," the "master servicer" or the
"special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates.

ARUNDEL MILLS TRUST MORTGAGE LOAN MORTGAGEE, MASTER SERVICER AND SPECIAL
SERVICER

     The mortgage loan (loan number 2) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arundel Mills, which we sometimes refer to in this prospectus supplement as the Arundel Mills trust mortgage loan, and which represents approximately 6.8% of the initial mortgage pool balance and approximately 8.6% of the initial loan group 1 balance, is one of multiple debt obligations, which we collectively refer to in this prospectus supplement as the Arundel Mills loan combination, of the same borrower that are secured by the same mortgaged real property. Those other loans, which we refer to in this prospectus supplement as the Arundel Mills non-trust loans, will not be included in the assets of the issuing entity and are described under
"Description of the Mortgage Pool--The Loan Combinations--The Arundel Mills Loan
Combination" in this prospectus supplement.

     One of the Arundel Mills non-trust loans was deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed securities captioned Banc of America
Commercial Mortgage Trust 2007-4, Commercial Mortgage Pass-Through Certificates,
Series 2007-4 (sometimes referred to in this prospectus supplement as BACM
Series 2007-4). Accordingly, and notwithstanding the discussion under
"--Relevant Parties--Master Servicers" and "--Relevant Parties--Special
Servicer" above, the Arundel Mills trust mortgage loan is being serviced and administered pursuant to the pooling

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                                      S-13

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and servicing agreement for the BACM Series 2007-4 securitization transaction.
See "Servicing of the Arundel Mills Portfolio Loan Combination" in this prospectus supplement. In that regard--

     o    Wells Fargo Bank, National Association, in its capacity as the trustee under the BACM Series 2007-4 pooling and servicing agreement, is the mortgagee of record for the loans comprising the Arundel Mills loan combination;

     o    Bank of America, National Association, in its capacity as the applicable master servicer under the BACM Series 2007-4 pooling and servicing agreement, is acting as the master servicer for the Arundel
          Mills loan combination; and

     o    Midland Loan Services, Inc., in its capacity as the special servicer under the BACM Series 2007-4 pooling and servicing agreement is acting as the special servicer of the Arundel Mills loan combination.

     Notwithstanding the foregoing, references in this prospectus supplement to the "trustee," the "certificate administrator," the "master servicer" or the
"special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates.

APPLE HOTEL PORTFOLIO TRUST MORTGAGE LOAN MORTGAGEE, MASTER SERVICER AND SPECIAL
SERVICER

     The mortgage loan (loan number 3) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Apple Hotel Portfolio, which we sometimes refer to in this prospectus supplement as the Apple Hotel
Portfolio trust mortgage loan, and which represents approximately 6.7% of the initial mortgage pool balance and approximately 8.5% of the initial loan group 1 balance, is one of multiple debt obligations, which we collectively refer to in this prospectus supplement as the Apple Hotel Portfolio loan combination, of the same borrower(s) that are secured by the same mortgaged real properties. Those other loans, which we refer to in this prospectus supplement as the Apple Hotel
Portfolio non-trust loans, will not be included in the assets of the issuing entity and are described under "Description of the Mortgage Pool--The Loan
Combinations--The Apple Hotel Portfolio Loan Combination" in this prospectus supplement.

     One of the Apple Hotel Portfolio non-trust loans was deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed securities captioned Morgan
Stanley Capital I Trust 2008-TOP29, Commercial Mortgage Pass-Through
Certificates, Series 2008-TOP29 (sometimes referred to in this prospectus supplement as MSCI Series 2008-TOP29). Accordingly, and notwithstanding the discussion under "--Relevant Parties--Master Servicers" and "--Relevant
Parties--Special Servicer" above, the Apple Hotel Portfolio trust mortgage loan is being serviced and administered pursuant to the pooling and servicing agreement for the MSCI Series 2008-TOP29 transaction. See "Servicing of the
Apple Hotel Portfolio Loan Combination" in this prospectus supplement. In that regard--

     o    LaSalle Bank National Association, in its capacity as the trustee under the MSCI Series 2008-TOP29 pooling and servicing agreement, is the mortgagee of record for the loans comprising the Apple Hotel
          Portfolio loan combination;

     o    Wells Fargo Bank, National Association, in its capacity as the applicable master servicer under the MSCI Series 2008-TOP29 pooling and servicing agreement, is acting as the master servicer for the
          Apple Hotel Portfolio loan combination; and

     o    Centerline Servicing Inc., in its capacity as the special servicer under the MSCI Series 2008-TOP29 pooling and servicing agreement is acting as the special servicer of the Apple Hotel Portfolio loan combination.

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                                      S-14

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     Notwithstanding the foregoing, references in this prospectus supplement to the "trustee," the "certificate administrator," the "master servicer" or the
"special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates.

SIGNIFICANT OBLIGORS

     The mortgage loan identified on Annex A-1 to this prospectus supplement as
Farallon Portfolio represents more than 10% of the initial mortgage pool balance. Therefore, the related borrower will be considered a significant obligor. See the portion of Annex C captioned "Farallon Portfolio."

NON-TRUST LOAN NOTEHOLDERS

     Six (6) mortgage loans that we intend to transfer to the issuing entity
(i.e., the mortgage loans secured by the mortgaged real properties identified on
Annex A-1 to this prospectus supplement as Farallon Portfolio, Arundel Mills,
Apple Hotel Portfolio, 2550 North Hollywood Way, Walgreens - Middle Village and
2001 Broadway, respectively), representing approximately 32.7% of the initial mortgage pool balance, are each part of a loan combination, as described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust loan in the subject loan combination, may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See "Description of the Mortgage Pool--The Loan
Combinations," "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1
Pooling and Servicing Agreement--The Controlling Class Representative and the
Loan Combination Controlling Parties," "Servicing of the Farallon Portfolio Loan
Combination," "Servicing of the Arundel Mills Loan Combination" and "Servicing
of the Apple Hotel Portfolio Loan Combination" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust loan noteholders and/or their representatives and designees.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

     Subject to the second following paragraph, the holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will generally have the right, subject to the conditions described under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing Agreement--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Replacement
of the Special Servicer" in this prospectus supplement, to--

     o    replace the special servicer under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates; and

     o    select a representative that may direct and advise the special servicer under the pooling and servicing agreement for our MLMT Series
          2008-C1 certificates on various servicing matters with respect to the mortgage loans serviced thereunder.

     Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class T certificateholders.

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                                      S-15

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     Notwithstanding the foregoing:

     o    in the case of each of the Walgreens - Middle Village and 2001
          Broadway loan combinations, until certain change of control trigger events occur, the related non-trust loan noteholder may have the right, directly or through a representative, to replace the special servicer, and to advise the master servicer and/or the special servicer on various servicing matters, in each case solely with respect to the subject loan combination; and

     o    in the case of each of the 2550 North Hollywood Way, Walgreens -
          Middle Village and 2001 Broadway loan combinations, the related non-trust loan noteholder will have certain consent rights, exercisable directly or through a representative, with respect to loan modifications of the subject loan combination.

     See "Description of the Mortgage Pool--The Loan Combinations" and
"Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--The Controlling Class Representative and the Loan
Combination Controlling Parties" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

     References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan that has its first due date in or prior to June 2008, the related due date of that mortgage loan in June 2008 or, with respect to any mortgage loan that has its first due date after June 2008, the later of June 1, 2008 or its date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE

     The date of initial issuance for the offered certificates will be on or about June 12, 2008.

DETERMINATION DATE

     With respect to any given month, the eighth day of that calendar month or, if such eighth day is not a business day, the next following business day.

DISTRIBUTION DATE

     Payments on the offered certificates are scheduled to occur monthly, commencing in July 2008. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE

     The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

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                                      S-16

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RATED FINAL DISTRIBUTION DATE

     The rated final distribution date for each class of the offered certificates is the distribution date in February 2051.

ASSUMED FINAL DISTRIBUTION DATES

     Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates.

               MONTH AND YEAR OF
CLASS   ASSUMED FINAL DISTRIBUTION DATE
-----   -------------------------------
 A-1              August 2012
 A-2             October 2012
 A-3             December 2014
A-SB             February 2017
 A-4             December 2017
A-1A             December 2017
A-1AF             August 2012
 AM              January 2018
AM-A             January 2018
AM-AF             August 2012
 AJ              January 2018
AJ-A             January 2018
AJ-AF             August 2012

     See the maturity assumptions described under "Yield and Maturity
Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD

     On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

     o    will relate to a particular distribution date;

     o    will be approximately one-month long;

     o    will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

     o    will end on the determination date in the month of the related distribution date.

     However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.
--------------------------------------------------------------------------------

                                      S-17

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     With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

     The amount of interest payable with respect to the interest-bearing certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each interest-bearing class of certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to the interest-bearing certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The issuing entity will issue multiple classes of the certificates with an approximate total principal balance at initial issuance equal to $948,772,134.
The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

     We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this prospectus supplement and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A.   GENERAL

     For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A and AJ-AF certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group
1 and loan group 2, and the mortgage loans in loan group 2 will be deemed to consist of two distinct sub-groups, loan sub-group 2a and loan sub-group 2b.
Loan group 1 will consist of 80 mortgage loans, with an initial loan group 1 balance of $745,065,415 and representing approximately 78.5% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan sub-group 2a will consist of 11 mortgage loans, with an initial loan sub-group 2a balance of $53,706,720 and representing approximately 5.7% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Loan sub-group 2b will consist solely of the Farallon Portfolio trust mortgage loan.
Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.
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                                      S-18

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     On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trust administration fees and other compensation, the certificate administrator will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates, in the following order:

PAYMENT ORDER             CLASS
-------------   -------------------------
       1        A-1, A-2, A-3, A-SB, A-4,
                    A-1A, A-1AF and X
       2            AM, AM-A and AM-AF
       3            AJ, AJ-A and AJ-AF
       4                    B
       5                    C
       6                    D
       7                    E
       8                    F
       9                    G
      10                    H
      11                    J
      12                    K
      13                    L
      14                    M
      15                    N
      16                    P
      17                    Q
      18                    S
      19                    T

     In general, payments of interest in respect of the class A-1, A-2, A-3,
A-SB and A-4 certificates will be made on a pro rata basis, in accordance with their respective interest entitlements, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class
A-1A certificates will be made out of available funds attributable to the mortgage loans in loan sub-group 2a. Payments of interest in respect of the class A-1AF certificates will be made out of available funds attributable to the mortgage loan in loan sub-group 2b. Payments of interest on the class X certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3, A-SB, A-4,
A-1A, A-1AF and/or X certificates, then the funds available for distribution will be allocated among all those classes of certificates on a pro rata basis in accordance with their respective interest entitlements, without regard to loan groups or loan sub-groups.

     Following payments of interest and, if applicable, principal in respect of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF and X certificates on any distribution date, payments of interest in respect of the class AM certificates will be made out of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class AM-A certificates will be made out of available funds attributable to the mortgage loans in loan sub-group
2a, and payments of interest in respect of the class AM-AF certificates will be made out of available funds attributable to the mortgage loan in loan sub-group
2b; provided that, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class AM, AM-A or AM-AF certificates, then the funds available for distribution will be allocated between those classes of certificates on a pro rata basis in accordance with the respective interest entitlements, without regard to loan groups or loan sub-groups.

     Following payments of interest and, if applicable, principal in respect of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, X, AM, AM-A and AM-AF
certificates on any distribution date, payments of interest in respect of the class AJ certificates will be made out of available funds attributable to the mortgage loans in loan
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                                      S-19

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group 1, payments of interest in respect of the class AJ-A certificates will be made out of available funds attributable to the mortgage loans in loan sub-group
2a, and payments of interest in respect of the class AJ-AF certificates will be made out of available funds attributable to the mortgage loan in loan sub-group
2b; provided that, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class AJ, AJ-A or AJ-AF certificates, then the funds available for distribution will be allocated between those classes of certificates on a pro rata basis in accordance with the respective interest entitlements, without regard to loan groups or loan sub-groups.

     The allocation of principal payments among the class A-1, A-2, A-3, A-SB,
A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A and AJ-AF certificates also takes into account loan groups, loan sub-groups and the relative seniority of those classes of certificates and is described under "--Payments--Payments of
Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the
Offered Certificates--Payments--Priority of Payments" in this prospectus supplement.

     No payments or other collections on the non-trust loans described under
"--The Mortgage Loans and the Mortgaged Real Properties--Loan Combinations"
below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the Mortgage Pool--The
Loan Combinations" in this prospectus supplement.

B.   PAYMENTS OF INTEREST

     Each class of certificates (other than the REMIC residual certificates)
will bear interest. With respect to each such interest-bearing class of certificates that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for the subject class of certificates for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of the subject class of certificates outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

     On each distribution date, subject to available funds and the payment priorities described under "-Payments--General" above, a holder of interest-bearing certificates will be entitled to receive its proportionate share of: (a) all interest accrued with respect to its class of certificates during the related interest accrual period; plus (b) any interest that was payable with respect to its class of certificates on all prior distribution dates, to the extent not previously paid; less (c) except in the case of the class X certificates, its class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

     See "Description of the Offered Certificates--Payments--Payments of
Interest," "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this prospectus supplement.
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                                      S-20

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C.  PAYMENTS OF PRINCIPAL

     The class X certificates and the REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.
Subject to available funds and the payment priorities described under
"--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The certificate administrator will be required to make payments of principal in a specified sequential order to ensure that--

     o    no payments of principal will be made to the holders of the class B,
          C, D, E, F, G, H, J, K, L, M, N, P, Q, S or T certificates until, in the case of each of those classes, the total principal balance of all more senior classes of principal balance certificates, including all the offered certificates, is reduced to zero;

     o    except as described under "--Amortization, Liquidation and Payment
          Triggers" below, payments of principal with respect to the mortgage loans in loan group 1 will be made, first, to the holders of the class
          A-SB certificates, until the total principal balance of such certificates is reduced to the scheduled principal balance in respect of such certificates for the applicable distribution date set forth on
          Annex E to this prospectus supplement, second, to the holders of the class A-1, class A-2, class A-3, class A-SB and class A-4
          certificates, in that order, in each case until the total principal balance of the subject class of certificates is reduced to zero, third, to the holders of the class AM certificates, until the total principal balance of such certificates is reduced to zero, fourth, to the holders of the class AJ certificates, until the total principal balance of such certificates is reduced to zero, fifth, to the holders of the class A-1A, class AM-A and class AJ-A certificates, in that order, on the one hand, and the holders of the class A-1AF, class
          AM-AF and class AJ-AF certificates, in that order, on the other hand, on a pro rata basis in accordance with the total principal balances of the class A-1A, class AM-A and class AJ-A certificates and the total principal balance of the class A-1AF, class AM-AF and class AJ-AF certificates, respectively, until the total principal balance of the class A-1A, class A-1AF, class AM-A, class AM-AF, class AJ-A and class
          AJ-AF certificates is reduced to zero, and then, to the holders of the remaining classes of principal balance certificates, in alphabetical order of class designation, in each case until the total principal balance of the subject class of principal balance certificates is reduced to zero;

     o    except as described under "--Amortization, Liquidation and Payment
          Triggers" below, payments of principal with respect to the mortgage loans in loan sub-group 2a will be made, first, to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, second, to the holders of the class
          AM-A certificates, until the total principal balance of such certificates is reduced to zero, third, to the holders of the class
          AJ-A certificates, until the total principal balance of such certificates is reduced to zero, fourth, to the holders of the class
          A-1AF certificates, until the total principal balance of such certificates is reduced to zero, fifth, to the holders of the class
          AM-AF certificates, until the total principal balance of such certificates is reduced to zero, sixth, to the holders of the class
          AJ-AF certificates, until the total principal balance of such certificates is reduced to zero, seventh, to the holders of the class
          A-SB certificates, until the total principal balance of such certificates is reduced to the scheduled principal balance in respect of such certificates for the applicable distribution date set forth on
          Annex E to this prospectus supplement, eighth, to the holders of the class A-1, class A-2, class A-3, class A-SB and class A-4
          certificates, in that order, in each case until the total principal balance of the subject class of certificates is reduced to zero, ninth, to the holders of the class AM certificates, until the total principal balance of such certificates is reduced to zero, tenth, to the holders of the class AJ certificates, until the total principal balance of such certificates is reduced to zero, and then, to the holders of the remaining classes of principal balance certificates, in
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                                      S-21

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          alphabetical order of class designation, in each case until the total principal balance of the subject class of principal balance certificates is reduced to zero; and

     o    except as described under "--Amortization, Liquidation and Payment
          Triggers" below, payments of principal with respect to the mortgage loans in loan sub-group 2b (which consists solely of the Farallon
          Portfolio trust mortgage loan) will be made, first, to the holders of the class A-1AF certificates, until the total principal balance of such certificates is reduced to zero, second, to the holders of the class AM-AF certificates, until the total principal balance of such certificates is reduced to zero, third, to the holders of the class
          AJ-AF certificates, until the total principal balance of such certificates is reduced to zero, fourth, to the holders of the class
          A-1A certificates, until the total principal balance of such certificates is reduced to zero, fifth, to the holders of the class
          AM-A certificates, until the total principal balance of such certificates is reduced to zero, sixth, to the holders of the class
          AJ-A certificates, until the total principal balance of such certificates is reduced to zero, seventh, to the holders of the class
          A-SB certificates, until the total principal balance of such certificates is reduced to the scheduled principal balance in respect of such certificates for the applicable distribution date set forth on
          Annex E to this prospectus supplement, eighth, to the holders of the class A-1, class A-2, class A-3, class A-SB and class A-4
          certificates, in that order, in each case until the total principal balance of the subject class of certificates is reduced to zero, ninth, to the holders of the class AM certificates, until the total principal balance of such certificates is reduced to zero, tenth, to the holders of the class AJ certificates, until the total principal balance of such certificates is reduced to zero, and then, to the holders of the remaining classes of principal balance certificates, in alphabetical order of class designation, in each case until the total principal balance of the subject class of principal balance certificates is reduced to zero.

     The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

     o    the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee;
          and

     o    the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

     However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

     Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.
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                                      S-22

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     Reimbursements of the advances, with interest thereon, as described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the subject advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM,
AM-A, AM-AF, AJ, AJ-A or AJ-AF certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

     If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

     The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

     See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D.   AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

     As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, (a) the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class AJ, AJ-A and/or AJ-AF certificates remain outstanding, (b) the total principal balance of the class AJ, AJ-A,
AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class AM, AM-A and/or AM-AF certificates remain outstanding, and (c) the total principal balance of the class AM, AM-A,
AM-AF, AJ, AJ-A, AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
certificates could be reduced to zero at a time when the class A-1, A-2, A-3,
A-SB, A-4, A-1A and/or A-1AF certificates remain outstanding. See "--Description of the Offered Certificates--Allocation of Losses on the Mortgage Loans and
Other Unanticipated Expenses" below. Under the circumstances described in clause
(a) of the first sentence of this paragraph, and in any event on the final distribution date, no payments of principal will be distributed to the holders of the class AJ, AJ-A or AJ-AF certificates until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A and AM-AF certificates is reduced to zero, and any payments of principal that are so distributed to the holders of the class AJ, AJ-A and AJ-AF certificates will be allocated among those classes on a pro rata basis in accordance with their respective total principal balances and without regard to loan groups or loan sub-groups; under the circumstances described in clause (b) of the first sentence of this paragraph, and in any event on the final distribution date, no payments of principal will be distributed to the holders of the class AM, AM-A or AM-AF certificates until the total principal balance of the class A-1, A-2, A-3, A-SB,
A-4, A-1A and A-1AF certificates is reduced to zero, and any payments of principal that are so distributed to the holders of the class AM, AM-A and AM-AF certificates will be allocated among those classes on a pro rata basis in accordance with their respective total principal balances and without regard to loan groups or loan sub-groups; and under the circumstances described in clause
(c) of the first sentence of this paragraph, and in any event on the final distribution date, any payments of principal that are distributed to the holders of the class A-1, A-2, A-3, A-SB, A-4, A-1A and A-1AF certificates will be allocated among those classes on a pro rata basis in accordance with their respective total principal balances and without regard to loan groups or loan sub-groups.
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                                      S-23

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E.   PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

     If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the certificate administrator will pay that amount in the proportions described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement, to--

     o    the holders of any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF,
          AM, AM-A, AM-AF, AJ, AJ-A, AJ-AF, B, C, D, E, F, G, H, J and/or K
          certificates that are then entitled to receive payments of principal with respect to the loan group (in the case of loan group 1) or loan sub-group (in the case of loan sub-group 2a and loan sub-group 2b)
          that includes the prepaid mortgage loan; and/or

     o    the holders of the class X certificates.

     All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

     See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

F.   FEES AND EXPENSES

     The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

     Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan (including, in the case of Midland
Loan Services, Inc., the Farallon Portfolio trust mortgage loan and, in the case of Bank of America, National Association, the Arundel Mills and Apple Hotel
Portfolio trust mortgage loans) held by the issuing entity that it is responsible for servicing, including each specially serviced mortgage loan, if any, and each mortgage loan that it is responsible for servicing, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum
(inclusive of the servicing fee rates payable with respect to the Farallon
Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans pursuant to the separate pooling and servicing agreements pursuant to which they are being serviced); and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

     Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan (other than the Farallon Portfolio, Arundel
Mills and Apple Hotel Portfolio trust mortgage loans) that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.
With respect to each such mortgage loan, the special servicing
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                                      S-24

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fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum with respect to any specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has been acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default; and (c) to the extent not paid, pursuant to the terms of the related co-lender or intercreditor agreement, from amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinate loan combination, be payable monthly from general collections on the mortgage pool.

     The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable (to the extent not paid, pursuant to the terms of the related co-lender or intercreditor agreement, from amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinate loan combination) out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

     Subject to the exceptions described under "Servicing of the Mortgage Loans
Under the MLMT Series 2008-C1 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Principal Special Servicing
Compensation" and "--The Principal Recovery Fee" in this prospectus supplement, the special servicer will, in general, be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable (to the extent not paid, pursuant to the terms of the related co-lender or intercreditor agreement, from amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinate loan combination) from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Trustee and Certificate Administrator. The trustee and the certificate administrator will collectively earn a trust administration fee, which for any distribution date, will equal one month's interest at 0.00220% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

     Other Fees and Expenses. The master servicers, the special servicer, the trustee and the certificate administrator will be entitled to certain other additional compensation and the reimbursement of expenses.

     ML-CFC Series 2007-8 Fees and Expenses. The applicable master servicer, the special servicer and the trustee under the ML-CFC Series 2007-8 pooling and servicing agreement are each entitled to receive payments of their fees (which are comparable to the fees of the master servicers, the special servicer and the trustee, respectively, under the pooling and servicing agreement for our MLMT
Series 2008-C1 transaction) and reimbursements of their expenses as provided in the ML-CFC Series 2007-8 pooling and servicing agreement. Certain fees and expenses payable to the applicable master servicer, the special servicer and the trustee under the ML-CFC Series 2007-8 pooling and servicing agreement will be payable first out of collections on the Farallon Portfolio loan combination and then out of general collections on the other loans included in the ML-CFC Series
2007-8 securitization trust, out of general collections on the loans included in the asset pool for any other securitization trust into which a non-trust loan that is part of the Farallon Portfolio loan combination has been deposited and out of general collections on the mortgage loans included in the assets of the issuing entity for our MLMT Series 2008-C1 certificates, in each case for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the Farallon Portfolio loan combination.
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                                      S-25

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     BACM Series 2007-4 Fees and Expenses. The master servicer, the special servicer and the trustee under the BACM Series 2007-4 pooling and servicing agreement are each entitled to receive payments of their fees (which are comparable to the fees of the master servicers, the special servicer and the trustee, respectively, under the pooling and servicing agreement for our MLMT
Series 2008-C1 transaction) and reimbursements of their expenses as provided in the BACM Series 2007-4 pooling and servicing agreement. Certain fees and expenses payable to the master servicer, the special servicer and the trustee under the BACM Series 2007-4 pooling and servicing agreement will be payable first out of collections on the Arundel Mills loan combination and then out of general collections on the other loans included in the BACM Series 2007-4 securitization trust, out of general collections on the loans included in the asset pool for any other securitization trust into which a non-trust loan that is part of the Arundel Mills loan combination has been deposited and out of general collections on the mortgage loans included in the assets of the issuing entity for our MLMT Series 2008-C1 certificates, in each case for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the Arundel Mills loan combination.

     MSCI Series 2008-TOP29 Fees and Expenses. The master servicer, the special servicer and the trustee under the MSCI Series 2008-TOP29 pooling and servicing agreement are each entitled to receive payments of their fees (which are comparable to the fees of the master servicers, the special servicer and the trustee, respectively, under the pooling and servicing agreement for our MLMT
Series 2008-C1 transaction) and reimbursements of their expenses as provided in the MSCI Series 2008-TOP29 pooling and servicing agreement. Certain fees and expenses payable to the master servicer, the special servicer, the trustee and the paying agent under the MSCI Series 2008-TOP29 pooling and servicing agreement will be payable first out of collections on the Apple Hotel Portfolio loan combination and then out of general collections on the other loans included in the MSCI Series 2008-TOP29 securitization trust, out of general collections on the loans included in the asset pool for any other securitization trust into which a non-trust loan that is part of the Apple Hotel Portfolio loan combination has been deposited and out of general collections on the mortgage loans included in the assets of the issuing entity for our MLMT Series 2008-C1 certificates, in each case for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the Apple Hotel Portfolio loan combination.

     Priority of Fees and Expenses. The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

     Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

     Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the
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                                      S-26

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extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates will be successively reduced in the following order, until the deficit is eliminated:

REDUCTION ORDER                CLASS
---------------   ------------------------------
       1                         T
       2                         S
       3                         Q
       4                         P
       5                         N
       6                         M
       7                         L
       8                         K
       9                         J
      10                         H
      11                         G
      12                         F
      13                         E
      14                         D
      15                         C
      16                         B
      17                AJ, AJ-A and AJ-AF
      18                AM, AM-A and AM-AF
      19          A-1, A-2, A-3, A-SB, A-4, A-1A
                             and A-1AF

     Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-SB, A-4, A-1A and A-1AF certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups or loan sub-groups. Any reduction to the total principal balances of the class AM, AM-A and AM-AF certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups or loan sub-groups. Any reduction to the total principal balances of the class AJ, AJ-A and AJ-AF certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups or loan sub-groups.

     See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer (and, in the case of Midland Loan Services, Inc., the
Farallon Portfolio trust mortgage loan and, in the case of Bank of America,
National Association, the Arundel Mills and Apple Hotel Portfolio trust mortgage loans) with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

     Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on
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                                      S-27

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that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

     In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan (excluding the Farallon
Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans), the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

     o    the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

     o    an amount generally equal to:

          1.   90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other relevant information; plus

          2.   certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

     The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination serviced under the MLMT Series
2008-C1 pooling and servicing agreement will take into account the related non-trust loan(s). The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of the loan combinations serviced under the MLMT Series 2008-C1 pooling and servicing agreement will be allocated (to the extent provided under the related loan combination intercreditor agreement), first to the related junior non-trust loan (up to the amount of the outstanding principal balance of that non-trust loan), and then to the related mortgage loan held by the issuing entity. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination serviced under the MLMT Series 2008-C1 pooling and servicing agreement will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

     In the case of each of the Farallon Portfolio, Arundel Mills and Apple
Hotel Portfolio trust mortgage loans, if adverse events or circumstances similar to those referred to above occur or exist with respect to the related loan combination, the special servicer under the applicable servicing agreement will be similarly required to obtain a new appraisal and determine, in a manner similar to the foregoing discussion, whether an appraisal
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                                      S-28

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reduction amount exists with respect to the Farallon Portfolio, Arundel Mills or
Apple Hotel Portfolio loan combination, as the case may be, which loan combination would be treated as a single mortgage loan for those purposes. Any resulting appraisal reduction amount with respect to the Farallon Portfolio loan combination will be allocated, first, to the Farallon Portfolio trust mortgage loan (to the extent of the portion thereof evidenced by B-notes) and the
Farallon Portfolio B-note non-trust loans, on a pro rata basis by principal balance, and second, to the Farallon Portfolio trust mortgage loan (to the extent of the portion thereof evidenced by A-notes) and the Farallon Portfolio
A-note non-trust loans, on a pro rata basis by principal balance. Any resulting appraisal reduction amount with respect to the Arundel Mills loan combination will be allocated between the Arundel Mills trust mortgage loan and the Arundel
Mills non-trust loans, on a pro rata basis by balance. Any resulting appraisal reduction amount with respect to the Apple Hotel Portfolio loan combination will be allocated between the Apple Hotel Portfolio trust mortgage loan and the Apple
Hotel Portfolio non-trust loans, on a pro rata basis by balance. The interest portion of any advance in respect of a delinquent debt service payment with respect to the Farallon Portfolio, Arundel Mills or Apple Hotel Portfolio trust mortgage loan, as the case may be, will be reduced as a result of an appraisal reduction amount determined by the special servicer under the applicable servicing agreement to be allocable to that mortgage loan.

     None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

     See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
Agreement--Required Appraisals" in this prospectus supplement. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the certificate administrator will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The certificate administrator's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

     Upon reasonable prior notice to the trustee, you may review a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans, at the trustee's offices during normal business hours.

     See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION

     Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

     In addition, if, following the date on which the total principal balance of the offered certificates and the class B, C, D, E and F certificates is reduced to zero, all of the remaining certificates, including the class X certificates
(but excluding the REMIC residual certificates), are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the REMIC
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                                      S-29

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residual certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

     See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

     In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

     o    "Description of the Mortgage Pool;"

     o    "Risk Factors--Risks Related to the Mortgage Loans;"

     o    Annex A-1--Certain Characteristics of the Mortgage Loans;

     o    Annex A-1(YM)--Yield Maintenance Formulas;

     o    Annex A-2--Certain Statistical Information Regarding the Mortgage
          Loans;

     o    Annex A-3--7461 Callaghan Building Amortization Schedule;

     o    Annex B--Certain Characteristics Regarding Multifamily Properties; and

     o    Annex C--Description of the Ten Largest Mortgage Loans.

     When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

     o    unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property with respect to the
          Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans, in each of which cases the related non-trust loan(s)
          is/are taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related non-trust loan(s), which is not held by the issuing entity;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior
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          to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding;

     o    when a mortgage loan or mortgaged real property is identified by name, we are referring to the applicable property name indicated for the related or subject, as the case may be, mortgaged real property on
          Annex A-1 to this prospectus supplement; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

     On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans that are to back the offered certificates from the mortgage loan sellers and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

     Each mortgage loan seller, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

     o    make, as of the date of initial issuance of the offered certificates, and subject to any applicable exceptions, the representations and warranties generally described under "Description of the Mortgage
          Pool--Representations and Warranties" in this prospectus supplement;
          and

     o    agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

     If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders in that mortgage loan, and if that breach or document defect is not cured within the period contemplated under "Description of the Mortgage Pool--Repurchases and
Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement.

     If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage Loans
Under the MLMT Series 2008-C1 Pooling and Servicing Agreement--Realization Upon
Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement. The
Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans are each also subject to a similar fair value purchase option on the part of the same parties (which will be subject to any purchase option held by the holder of a related non-trust loan pursuant to the related co-lender or intercreditor agreement).

     If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by a direct or indirect interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that
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mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

     In addition, in the case of certain mortgage loans (for example, loan number 38), other parties (e.g., a ground lessor under a ground lease) may have the right to acquire the subject mortgage loan if it goes into default.

     The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this prospectus supplement.

PAYMENT AND OTHER TERMS

     Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties, although in two (2) cases (loan numbers 68.02 and
68.03), the related mortgaged real property pledged to secure the subject mortgage loan is limited to a borrower's fee interest in land and does not include the improvements on that land. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

     All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any mortgage loan seller or by any of the parties to the pooling and servicing agreement.

     Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
The mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans.

     Thirty-three (33) of the mortgage loans, representing approximately 32.3%
of the initial mortgage pool balance (30 mortgage loans in loan group 1, representing approximately 39.2% of the initial loan group 1 balance, and three
(3) mortgage loans in loan sub-group 2a, representing approximately 27.2% of the initial loan sub-group 2a balance), require:

     o    the payment of interest only on each due date until the expiration of a designated period;

     o    the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

     o    a substantial payment of principal on its maturity date.

     In the case of the mortgage loan (loan number 55) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 7461
Callaghan Building, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.6% of the initial loan group 1 balance, the initial interest-only period is followed by a period when principal amortization is required, then by another interest-only period, and finally by another principal amortization period until its maturity date, when a substantial payment of the remaining principal is due. An amortization schedule for that mortgage loan is attached as Annex A-3 to this prospectus supplement.
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B. Interest-Only Balloon Loans.

     Seventeen (17) of the mortgage loans, representing approximately 40.2% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 27.8% of the initial loan group 1 balance, three (3)
mortgage loans in loan sub-group 2a, representing approximately 45.4% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group
2b, representing 100.0% of the initial loan sub-group 2b balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C. Amortizing Balloon Loans.

     Forty (40) of the mortgage loans, representing approximately 26.4% of the initial mortgage pool balance (35 mortgage loans in loan group 1, representing approximately 31.6% of the initial loan group 1 balance and five (5) mortgage loans in loan sub-group 2a, representing approximately 27.4% of the initial loan sub-group 2a balance), provide for:

     o    no interest-only period;

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity; and

     o    a substantial payment of principal on its maturity date.

     These 40 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" or
"--Interest-Only Balloon Loans" above.

D. Fully Amortizing Loans.

     Two (2) of the mortgage loans, representing approximately 1.1% of the initial mortgage pool balance and approximately 1.4% of the initial loan group 1 balance, have a payment schedule that provides for the payment of principal of the subject mortgage loan substantially in full by its maturity date.

LOAN COMBINATIONS

     Six (6) mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loan(s) in a loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan(s) that will not be transferred to the issuing entity will be subordinate and/or pari passu (as indicated in the table below)
in right of payment to or with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.
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                                      S-33

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     The following mortgage loans are each part of a loan combination:

                                                                                                 UNDERWRITTEN (NET CASH
                                                            RELATED            RELATED        FLOW) DSCR AND CUT-OFF DATE
                MORTGAGE LOANS THAT ARE                   PARI PASSU        SUBORDINATE          LOAN-TO-VALUE RATIO OF
              PART OF A LOAN COMBINATION                NON-TRUST LOAN(S)  NON-TRUST LOAN(S)    ENTIRE LOAN COMBINATION
------------------------------------------------------  -----------------  -----------------  ----------------------------
                                                                                                                CUT-OFF
                            CUT-OFF DATE  % OF INITIAL                                        UNDERWRITTEN       DATE
                             PRINCIPAL      MORTGAGE      CUT-OFF DATE       CUT-OFF DATE       (NET CASH    LOAN-TO-VALUE
   TRUST MORTGAGE LOAN        BALANCE     POOL BALANCE  PRINCIPAL BALANCE  PRINCIPAL BALANCE  FLOW) DSCR(2)    RATIO(2)
--------------------------  ------------  ------------  -----------------  -----------------  -------------  -------------

Farallon Portfolio(1)       $150,000,000    15.8%        $1,421,940,000           NAP             1.43x          79.7%
Arundel Mills               $ 64,166,667     6.8%        $  320,833,333           NAP             1.08x          70.0%
Apple Hotel Portfolio       $ 63,106,250     6.7%        $  281,743,750           NAP             1.81x          54.4%
2550 North Hollywood Way    $ 19,060,000     2.0%              NAP            $2,000,000          1.13x          72.6%
Walgreens - Middle Village  $  7,650,000     0.8%              NAP            $  700,000          1.20x          77.2%
2001 Broadway               $  6,700,000     0.7%              NAP            $  900,000          1.41x          68.5%

(1)  The Farallon Portfolio trust mortgage loan consists of six (6) promissory notes, of which three (3) are generally senior in right of payment and other respects (referred to as "A-notes") in the aggregate original principal amount of $69,735,000, and three (3) are generally subordinate in right of payment and other respects (referred to as "B-notes") in the aggregate original principal amount of $80,265,000.

(2)  In the case of each of the Farallon Portfolio trust mortgage loan, the
     Arundel Mills trust mortgage loan and the Apple Hotel Portfolio trust mortgage loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the related trust mortgage loans and the related non-trust loans (including in the case of the Farallon Portfolio trust mortgage loan, the related B-note non-trust loans) and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loans and the related non-trust loans
     (including in the case of the Farallon Portfolio trust mortgage loan, the related B-note non-trust loans). In the case of the Farallon Portfolio trust mortgage loan, the underwritten net cash flow debt service coverage ratio calculations include cash flow from the rental housing portfolio owned by affiliates of the related borrowers. A pledge of the equity in such affiliates was obtained as additional collateral for the loan and will be released when a certain debt service coverage ratio is satisfied. The underwritten net cash flow debt service coverage ratio, calculated without regard to cash flow from the Farallon Portfolio rental housing portfolio, is 1.22x. See the portion of Annex C captioned "Farallon Portfolio."

     See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing" in this prospectus supplement.

DELINQUENCY STATUS

     None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination.

     None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT PROVISIONS

     All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;
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     o    a defeasance period, during which voluntary prepayments are prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance;
          and/or

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

     The mortgage pool, loan group 1, loan sub-group 2a and loan sub-group 2b will have the following general characteristics as of the cut-off date:

                                                             MORTGAGE                          LOAN          LOAN SUB-
                                                               POOL        LOAN GROUP 1    SUB-GROUP 2A     GROUP 2B(1)
                                                           ------------    ------------    ------------    ------------

Initial mortgage pool/loan group/loan sub-group balance    $948,772,134    $745,065,415    $ 53,706,720    $150,000,000
Number of mortgage loans                                             92              80              11               1
Number of mortgaged real properties                                 401             113              15             273
Average cut-off date principal balance                     $ 10,312,741    $  9,313,318    $  4,882,429    $150,000,000
Largest cut-off date principal balance                     $150,000,000    $ 64,166,667    $ 12,100,000    $150,000,000
Smallest cut-off date principal balance                    $    935,952    $    935,952    $  1,000,000    $150,000,000
Weighted average mortgage interest rate                          6.3105%         6.2756%         6.4893%         6.4194%
Highest mortgage interest rate                                   6.9500%         6.9500%         6.8300%         6.4194%
Lowest mortgage interest rate                                    4.9003%         4.9003%         5.8500%         6.4194%
Number of cross-collateralized loans                                  0               0               0               0
Cross-collateralized loan groups as a percentage of
   initial mortgage pool/loan group balance                         0.0%            0.0%            0.0%            0.0%
Number of multi-property mortgage loans                               8               6               1               1
Multi-property mortgage loans as a percentage of initial
   mortgage pool/loan group/loan sub-group balance                 30.9%           17.9%           17.9%          100.0%
Weighted average underwritten debt service coverage
   ratio(2)(3)                                                     1.37x           1.36x           1.39x           1.43x
Highest underwritten debt service coverage ratio(2)(3)             2.13x           1.87x           2.13x           1.43x
Lowest underwritten debt service coverage ratio(2)(3)              1.08x           1.08x           1.20x           1.43x
Weighted average cut-off date loan-to-value ratio(2)(3)            70.4%           68.8%           66.7%           79.7%
Highest cut-off date loan-to-value ratio(2)(3)                     80.1%           80.1%           79.4%           79.7%
Lowest cut-off date loan-to-value ratio(2)(3)                      26.2%           43.4%           26.2%           79.7%
Weighted average original term to maturity (months)                 105             113             119              60
Longest original term to maturity (months)                          240             240             120              60
Shortest original term to maturity (months)                          60              60              84              60
Weighted average remaining term to maturity (months)                 97             106             110              50
Longest remaining term to maturity (months)                         234             234             116              50
Shortest remaining term to maturity (months)                         50              50              76              50

----------
(1)  With respect to loan sub-group 2b, the information presented relates solely to the Farallon Portfolio trust mortgage loan.
--------------------------------------------------------------------------------

                                      S-35

--------------------------------------------------------------------------------
(2)  In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount, cash reserves and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement and Annex C to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

(3)  In the case of each of the Farallon Portfolio, Arundel Mills and Apple
     Hotel Portfolio trust mortgage loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the subject trust mortgage loan and the related non-trust loans and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the subject trust mortgage loan and the related non-trust loans.
     In the case of any other mortgage loan that is part of a loan combination that includes one or more subordinate non-trust loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined without taking into account the related subordinate non-trust loan(s).

PROPERTY TYPE

     The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance, the loan sub-group 2a balance and the loan sub-group 2b balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                         NUMBER OF       TOTAL       % OF INITIAL                  % OF INITIAL    % OF INITIAL
                         MORTGAGED    CUT-OFF DATE     MORTGAGE     % OF INITIAL       LOAN            LOAN
                            REAL       PRINCIPAL         POOL       LOAN GROUP 1    SUB-GROUP 2A   SUB-GROUP 2B
    PROPERTY TYPES       PROPERTIES    BALANCE(1)     BALANCE(1)     BALANCE(1)      BALANCE(1)     BALANCE(1)
-----------------------  ----------   ------------   ------------   ------------   -------------   -------------

Retail                        41      $294,836,124       31.1%          39.6%           0.0%           0.0%
   Anchored                   14       160,446,253       16.9           21.5            0.0            0.0
   Unanchored                 11        70,558,626        7.4            9.5            0.0            0.0
   Single Tenant              12        49,353,671        5.2            6.6            0.0            0.0
   Shadow Anchored(2)          4        14,477,574        1.5            1.9            0.0            0.0
Office                        21       269,587,060       28.4           36.2            0.0            0.0
Multifamily                  288       203,706,720       21.5            0.0          100.0          100.0
   Manufactured Housing      282       170,078,579       17.9            0.0           37.4          100.0
   Multifamily                 6        33,628,141        3.5            0.0           62.6            0.0
Hospitality                   33       114,873,847       12.1           15.4            0.0            0.0
Self Storage                  10        33,680,543        3.5            4.5            0.0            0.0
Industrial                     4        15,184,555        1.6            2.0            0.0            0.0
Mixed Use                      1         7,968,406        0.8            1.1            0.0            0.0
Other                          1         7,500,000        0.8            1.0            0.0            0.0
Land                           2         1,434,880        0.2            0.2            0.0            0.0
                             ---      ------------      -----          -----          -----          -----
TOTAL                        401      $948,772,134      100.0%         100.0%         100.0%         100.0%
                             ===      ============      =====          =====          =====          =====

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
--------------------------------------------------------------------------------

                                      S-36

--------------------------------------------------------------------------------
PROPERTY LOCATION

     The mortgaged real properties are located in 39 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                                      TOTAL      % OF INITIAL                   % OF INITIAL    % OF INITIAL
                   NUMBER OF      CUT-OFF DATE     MORTGAGE     % OF INITIAL      LOAN SUB-         LOAN
                   MORTGAGED        PRINCIPAL        POOL       LOAN GROUP 1      GROUP 2A      SUB-GROUP 2B
    STATE       REAL PROPERTIES    BALANCE(1)     BALANCE(1)     BALANCE(1)      BALANCE(1)      BALANCE(1)
-------------   ---------------   ------------   ------------   ------------   --------------   ------------

Texas                  67         $ 91,174,419        9.6%           8.2%          16.4%            14.0%
California(2)          10           83,096,727        8.8           11.2            0.0              0.0
   Southern             8           69,917,239        7.4            9.4            0.0              0.0
   Northern             2           13,179,488        1.4            1.8            0.0              0.0
Maryland                4           81,043,969        8.5           10.9            0.0              0.0
Georgia                23           52,741,440        5.6            3.3           22.5             10.5
Massachusetts           2           50,913,253        5.4            6.8            0.0              0.0
Wisconsin               2           50,320,001        5.3            6.3            6.9              0.0
Other                 293          539,482,326       56.9           53.3           54.2             75.5
                      ---         ------------      -----          -----          -----            -----
TOTAL                 401         $948,772,134      100.0%         100.0%         100.0%           100.0%
                      ===         ============      =====          =====          =====            =====

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

     The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance, the initial loan sub-group 2a balance and the initial loan sub-group 2b balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

  ENCUMBERED      NUMBER OF       TOTAL                                        % OF INITIAL   % OF INITIAL
INTEREST IN THE   MORTGAGED    CUT-OFF DATE     % OF INITIAL    % OF INITIAL       LOAN           LOAN
MORTGAGED REAL       REAL       PRINCIPAL         MORTGAGE      LOAN GROUP 1   SUB-GROUP 2A   SUB-GROUP 2B
   PROPERTY       PROPERTIES    BALANCE(1)    POOL BALANCE(1)    BALANCE(1)     BALANCE(1)     BALANCE(1)
---------------   ----------   ------------   ---------------   ------------   ------------   ------------

Fee(2)                395      $928,277,609         97.8%           97.3%         100.0%          99.8%
Leasehold               5        14,778,738          1.6             1.9            0.0            0.2
Fee/Leasehold           1         5,715,788          0.6             0.8            0.0            0.0
                      ---      ------------        -----           -----          -----          -----
         TOTAL        401      $948,772,134        100.0%          100.0%         100.0%         100.0%
                      ===      ============        =====           =====          =====          =====

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.
--------------------------------------------------------------------------------

                                      S-37

--------------------------------------------------------------------------------
(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

     The certificate administrator or its agent will make elections to treat designated portions of the assets of the issuing entity as one or more separate real estate mortgage investment conduits or REMICs under Sections 860A through
860G of the Internal Revenue Code of 1986, as amended.

     Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

     The offered certificates will be treated as one or more regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

     The class AM and AM-A certificates will be issued with a de minimis amount of original issue discount, and the class AJ, AJ-A and AJ-AF certificates will be issued with more than a de minimis amount of original issue discount. The remaining classes of offered certificates will be issued without any original issue discount. Some of the offered certificates may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

     o    no mortgage loan will be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS

     We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

     o    Title I of the Employee Retirement Income Security Act of 1974, as
          amended, or

     o    Section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Banc of America Securities LLC by the U.S. Department of Labor.
--------------------------------------------------------------------------------

                                      S-38

--------------------------------------------------------------------------------

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT

     The offered certificates will not be mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

     The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A, AM-A and
AJ-A certificates, on or with respect to the mortgage loans in loan sub-group
2a, and in the case of the class A-1AF, AM-AF and AJ-AF certificates, on or with respect to the Farallon Portfolio trust mortgage loan -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class
A-1A, AM-A and AJ-A certificates, on or with respect to the mortgage loans in loan sub-group 2a, and in the case of the class A-1AF, AM-AF and AJ-AF certificates, on or with respect to the Farallon Portfolio trust mortgage loan
-- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class
A-1A, AM-A and AJ-A certificates, on or with respect to the mortgage loans in loan sub-group 2a, and in the case of the class A-1AF, AM-AF and AJ-AF certificates, on or with respect to the Farallon Portfolio trust mortgage loan
-- could result in a lower than anticipated yield.

     The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.
--------------------------------------------------------------------------------

                                      S-39

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

     The risks and uncertainties described below and under "Risk Factors" in the accompanying base prospectus are not the only ones relating to your offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus supplement and in the accompanying base prospectus.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AM-A, AM-AF, AJ, AJ-A AND AJ-AF CERTIFICATES ARE SUBORDINATE TO,
AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF
AND X CERTIFICATES

     If you purchase class AM, AM-A, AM-AF, AJ, AJ-A or AJ-AF certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-40

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular mortgage loan or group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular mortgage loan or group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

                                      S-41

     o    repurchases of mortgage loans--or, in some cases, a particular mortgage loan or mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects or defeasance thereof prior to the second anniversary of the date of initial issuance of the offered certificates;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular mortgage loan or group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular mortgage loan or group of mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3,
A-SB, A-4, A-1AF, AM, AM-AF, AJ and AJ-AF certificates are retired, holders of the class A-1A, AM-A and AJ-A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan sub-group 2a. Until the other offered certificates are retired, holders of the class A-1AF, AM-AF and AJ-AF certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the Farallon
Portfolio trust mortgage loan.

     See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans
Under the MLMT Series 2008-C1 Pooling and Servicing Agreement," "Description of
the Offered Certificates--Payments" and "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
and "Yield and Maturity Considerations" in this prospectus supplement. See also
"Risk Factors--The Investment Performance of Your Offered Certificates Will
Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and
Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and
Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3,
A-SB, A-4, AM and AJ certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A, AM-A and AJ-A certificates, on the mortgage loans in loan sub-group 2a, and in the case of the class A-1AF, AM-AF and AJ-AF certificates, on the Farallon Portfolio trust mortgage loan--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A, AM-A and AJ-A certificates, on the mortgage loans in loan sub-group 2a, and in the case of the class A-1AF, AM-AF and AJ-AF certificates, on the Farallon Portfolio trust mortgage loan--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or

                                      S-42

yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Other Prepayment Provisions; Mortgage Loans
Which May Require Principal Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the enforceability of yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer, the trustee or any other party will be required to advance any yield maintenance charges.

                                      S-43

     The Farallon Portfolio trust mortgage loan, which represents approximately
15.8% of the initial mortgage pool balance and 100.0% of the initial loan sub-group 2b balance, is part of a loan combination that includes A-note non-trust loans and B-note non-trust loans that are all secured by the same mortgaged real property. One (1) of the related A-note non-trust loans is a floating rate loan that has an earlier initial maturity date than the Farallon
Portfolio trust mortgage loan that will be transferred to the issuing entity
(which has a five-year term), and as such, the related borrower will be required to refinance a portion of the entire Farallon Portfolio loan combination before the stated maturity date of the Farallon Portfolio trust mortgage loan that will be transferred to the issuing entity. In connection with any refinancing of the floating rate loan referred to above, the borrower may refinance the entire
Farallon Portfolio loan combination.

YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT AGAINST
PREPAYMENT RISK

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects or, in the case of a mortgage loan that is part of a loan combination, the holder of a loan in that same combination that will not be transferred to the issuing entity exercises any purchase option it has with respect to a mortgage loan included in the mortgage pool, the purchase or repurchase price (as applicable) paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the

                                      S-44

maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

DECLINING VALUE OF RESIDENTIAL MORTGAGE-BACKED SECURITIES AND OTHER ASSET-BACKED
OR STRUCTURED PRODUCTS MAY ADVERSELY AFFECT CMBS

     The fallout from the downturn in the residential-mortgage backed securities market and markets for other asset-backed and structured products has affected the commercial mortgage-backed securities market. Downward price pressures and increasing defaults and foreclosures in residential and commercial real estate or other conditions may depress the overall economy. Any such downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and other real estate. Additionally, a lack of credit liquidity, higher mortgage rates and decreases in the value of commercial and other properties may occur and potentially prevent commercial mortgage borrowers from refinancing their mortgages, which may increase the likelihood of default.
These economic conditions may also adversely affect the amount of liquidation proceeds the trust would realize in the event of a foreclosure. Moreover, even if the offered certificates are performing as anticipated, the value of the offered certificates in the secondary market may nevertheless fall as a result of deterioration in general market conditions for commercial mortgage-backed securities or other asset-backed or structured products. Trading activity associated with market indices (such as the CMBX) may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities thereby resulting in a decrease in value of such commercial mortgage-backed securities, including the offered certificates.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Forty-one (41) of the mortgaged real properties, which represent security for approximately 31.1% of the initial mortgage pool balance and approximately
39.6% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Twenty-one (21) of the mortgaged real properties, which represent security for approximately 28.4% of the initial mortgage pool balance and approximately
36.2% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-45

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

     Two (2) mortgaged real properties (loan numbers 5 and 35), securing approximately 6.0% of the initial mortgage pool balance and approximately 7.6%
of the initial loan group 1 balance, are medical or dental offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various
Types of Income-Producing Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates and Each Type of Income-Producing Property May
Present Special Risks as Collateral for a Loan--Health Care Related Properties."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Two hundred eighty-two (282) of the mortgaged real properties, which represent security for approximately 17.9% of the initial mortgage pool balance
(comprised of nine (9) mortgaged real properties securing mortgage loans in loan sub-group 2a, representing approximately 37.4% of the initial loan sub-group 2a balance and 273 mortgaged real properties securing mortgage loans in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirty-three (33) of the mortgaged real properties, which represent security for approximately 12.1% of the initial mortgage pool balance and approximately 15.4% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. Some of the mortgaged real properties secured by hospitality properties may not be franchises of a national or regional hotel chain. In addition, for certain of the mortgage loans secured by hospitality properties that are franchises of national or regional hotel chains, the related franchise agreements may be scheduled to terminate during the term of the related mortgage loans. Further, a related franchise agreement may not be assignable following foreclosure on the related mortgage loan or may be terminated or terminable by the franchisor upon a foreclosure.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

     In the case of the mortgaged real property securing the mortgage loan (loan number 40) identified on Annex A-1 to this prospectus supplement as Holiday
Inn/Fairfield Inn, Sebastopol, CA), which represents approximately 0.7% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, a conversion of the related mortgaged real property from a Holiday Inn to a Fairfield Inn is in process,

                                      S-46

and there can be no assurance that such conversion will be successfully completed. If the conversion is not completed, the related mortgaged real property may have no franchise "flag" and a mortgage loan default could occur and the income and prospects of the property could be adversely affected.

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Ten (10) of the mortgaged real properties, which represent security for approximately 3.5% of the initial mortgage pool balance and approximately 4.5%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Six (6) of the mortgaged real properties, which represent security for approximately 3.5% of the initial mortgage pool balance and approximately 62.6%
of the initial loan sub-group 2a balance, are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Four (4) of the mortgaged real properties, which represent security for approximately 1.6% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

     Three (3) of the mortgaged real properties, which represent security for approximately 3.2% of the initial mortgage pool balance and approximately 4.0%
of the initial loan group 1 balance, are residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the accompanying base prospectus.

                                      S-47

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any mortgage loan seller, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, any master servicer, the special servicer, the trustee, the certificate administrator, any of their respective affiliates or any other person or entity.

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND LEASING COSTS, CAPITAL EXPENDITURES AND OTHER ITEMS MAY BE
INSUFFICIENT AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves or require funding of reserves in lump sums in the future. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly or future lump sum reserve requirements.

                                      S-48

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited generally without yield maintenance consideration.

OBLIGATED PARTIES MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN

     Bank of America, National Association, Dexia Real Estate Capital Markets,
Merrill Lynch Mortgage Lending, Inc., PNC Bank, National Association, General
Electric Capital Corporation and Capmark Finance Inc. will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of
the Mortgage Loans" and "--Representations and Warranties," respectively. A breach by a mortgage loan seller with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any mortgage loan or the interests of the certificateholders therein may result in an obligation on the part of that entity to repurchase or replace that mortgage loan that is the subject of such breach, as generally described in "Description of the Mortgage Pool--Repurchases and Substitutions." Neither we nor any of our affiliates (except for Merrill
Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller, but only with respect to mortgage loans transferred by it to us) are obligated to repurchase or replace any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so.
We cannot assure you that any mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See "Description of the Mortgage
Pool--Assignment of the Mortgage Loans," "--Representations and Warranties" and
"--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with Respect to
Mortgage Assets" in the accompanying base prospectus.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

                                      S-49

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 34 mortgaged real properties, securing approximately 26.0%
of the initial mortgage pool balance and approximately 33.2% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 50.0% or more of the particular property. In the case of 25 of those properties, securing approximately 20.8% of the initial mortgage pool balance and approximately 26.5% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies
75.0% or more of the particular property. In the case of 23 mortgaged real properties, securing approximately 20.0% of the initial mortgage pool balance and approximately 25.5% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately 100.0% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants (generally the three largest) at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

                                      S-50

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged real properties may be leased to tenants who have co-tenancy provisions in their leases, which entitle them to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated. If a tenant has not agreed to subordinate its lease to the lien created by the mortgage, any inconsistent provisions of the lease could govern insurance requirements, application of insurance proceeds and condemnation awards.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space leased by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens. For example, in the case of one (1)
mortgage loan (loan number 1), representing approximately 15.8% of the initial mortgage pool balance and 100.0% of the initial loan sub-group 2b balance, the related mortgaged real property consists of manufactured housing properties, all or portions of which have been master leased to one or more affiliates of the related

                                      S-51

borrower who has subleased individual manufactured homes and lots to residential subtenants. In the case of each of 10 mortgage loans (loan numbers 8, 11, 14,
20, 23, 26, 28, 42, 44 and 69), representing approximately 9.9% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance and two (2) mortgage loans in loan sub-group 2a, representing approximately 38.5% of the initial loan sub-group 2a balance), the same entity or its affiliates leases the entire related mortgaged real property under a master lease, and in turn subleases the related mortgaged real property to subtenants. The master tenant joins in the related mortgage in order to assign its interest in the master lease and the subleases and sublease rentals. In the case of each of such master leases the master lease rent is greater than the aggregate rentals currently being paid under the subleases, and while master lease rentals are not included in determining the underwritten net cash flow or underwritten debt service coverage ratios for each of those 10 mortgage loans, a default, dissolution or bankruptcy of (or similar proceedings with respect to) the master tenant would constitute a mortgage loan default. The following mortgage loans are other examples of mortgage loans with respect to which an affiliated or related entity leases, pursuant to a master lease, all or a portion of the related mortgaged real property and does not occupy the related mortgaged real property: loan numbers
16 and 80. See Annex A-1 to this prospectus supplement and the related footnotes for more information regarding mortgaged real properties subject to master leases of the nature described above.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs.
Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

     Mortgaged real properties located in Texas, California, Maryland, Georgia,
Massachusetts and Wisconsin will represent approximately 9.6%, 8.8%, 8.5%, 5.6%,
5.4% and 5.3%, respectively, by allocated loan amount, of the initial mortgage pool balance; mortgaged real properties located in California, Maryland, Texas,

                                      S-52

Massachusetts, Wisconsin, Arizona and Tennessee will represent approximately
11.2%, 10.9%, 8.2%, 6.8%, 6.3%, 6.0% and 5.6%, respectively, of the initial loan group 1 balance; mortgaged real properties located in Ohio, Georgia, Texas,
Kentucky, Oregon and Wisconsin will represent approximately 22.8%, 22.5%, 16.4%,
16.0%, 7.4% and 6.9%, respectively, of the initial loan sub-group 2a balance;
and mortgaged real properties located in Florida, Texas, Georgia, Utah,
Colorado, Iowa and Kansas will represent approximately 15.4%, 14.0%, 10.5%,
10.4%, 9.3%, 5.3% and 5.2%, respectively, of the initial loan sub-group 2b balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk
Factors--Geographic Concentration Within a Trust Exposes Investors to Greater
Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS

     Ninety (90) of the mortgage loans, representing approximately 98.9% of the initial mortgage pool balance (78 mortgage loans in loan group 1, representing approximately 98.6% of the initial loan group 1 balance, 11 mortgage loans in loan sub-group 2a, representing 100.0% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance) are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property;

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

     Additionally, with respect to the Farallon Portfolio trust mortgage loan
(representing approximately 15.8% of the initial mortgage pool balance and
100.0% of the initial loan sub-group 2b balance), such mortgage loan is part of a loan combination, the various loans making up such loan combination have various maturity dates, and the related borrower may prepay the portion of the mortgage loan with a five or seven-year initial term to maturity at maturity and during its related open period immediately prior to maturity by effectuating property releases provided the related borrower satisfies various tests in accordance with the related loan documents. See

                                      S-53

the portion of Annex C captioned "Farallon Portfolio" and "Description of the
Mortgage Pool--The Loan Combinations--The Farallon Portfolio Loan Combination"
in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 15.8% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 8.6% of the initial loan group 1 balance; the largest mortgage loan or group of cross-collateralized mortgage loans in loan sub-group 2a represents approximately 22.5% of the initial loan sub-group 2a balance; and the Farallon Portfolio trust mortgage loan represents 100.0% of the initial loan sub-group 2b balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 39.6% of the initial mortgage pool balance.
          The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 36.6% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan sub-group 2a represent approximately 77.8% of the initial loan sub-group 2a balance.

     o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 51.5% of the initial mortgage pool balance.
          The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 47.3% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan sub-group 2a represent approximately 98.1% of the initial loan sub-group 2a balance.

     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of five (5) mortgaged real properties (securing loan/property numbers 1.165, 38, 57, 65.01 and 65.02), representing security for approximately
1.6% of the initial mortgage pool balance, approximately 1.9% of the initial loan group 1 balance and approximately 0.2% of the initial loan sub-group 2b balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in the related mortgaged real property, which leasehold interest is subject to a ground lease.
In the case of one (1) mortgaged real property (securing loan number 47), representing security for approximately 0.6% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance), while the related mortgage constitutes a lien primarily on the related borrower's fee interest in the related mortgaged real property, it also constitutes a lien on the related borrower's leasehold interest in a separate portion of the related mortgaged real property, which leasehold interest is subject to a ground lease.

                                      S-54

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases"
in this prospectus supplement. See also "Risk Factors--Lending on Ground Leases
Creates Risks for Lenders That Are Not Present When Lending on an Actual
Ownership Interest in a Real Property" and "Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or other covenants and agreements. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Six (6) mortgage loans, which represent approximately 32.7% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 21.6% of the initial loan group 1 balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), are each part of multiple loan structures that we refer to as loan combinations. The other loans in any such loan combination will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument(s) on the same mortgaged real property or group of mortgaged real properties that secures the related trust mortgage loan. See "Description of the Mortgage Pool--The Loan Combinations" and "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement.

                                      S-55

     In the case of seven (7) mortgage loans (loan numbers 1, 2, 3, 6, 7, 34 and
39), which represent approximately 37.7% of the initial mortgage pool balance, approximately 27.8% of the initial loan group 1 balance and 100.0% of the initial loan sub-group 2b balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement.

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of 10 of the mortgage loans, representing approximately 13.1%
of the initial mortgage pool balance and approximately 16.7% of the initial loan group 1 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     In the case of the mortgage loan (loan number 1) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Farallon
Portfolio, certain affiliates of the related borrower are permitted to enter into a revolving credit facility secured by a non-controlling interest in the related borrower, in the maximum amount of up to (x) $15,000,000 during the first year of the related mortgage loan and (y) $25,000,000 thereafter.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

                                      S-56

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CERTIFICATE
ADMINISTRATOR AND THE TRUSTEE AND THE RIGHT OF PARTIES ACTING IN SIMILAR
CAPACITIES IN RESPECT OF THE ML-CFC SERIES 2007-8, THE BACM SERIES 2007-4 AND
THE MSCI SERIES 2008-TOP29 SECURITIZATIONS TO RECEIVE INTEREST ON ADVANCES,
SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES AND WORKOUT FEES WILL AFFECT
YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. Furthermore, in the case of each of the Farallon Portfolio,
Arundel Mills and Apple Hotel Portfolio trust mortgage loans, the parties acting as master servicer, special servicer, trustee and, if applicable, paying agent under the separate pooling and servicing agreement for the separate securitization pursuant to which that mortgage loan is being serviced will have similar rights under the subject separate pooling and servicing agreement with respect to the Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans, as applicable. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

                                      S-57

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests. Similarly, you will generally not have the right to vote or make decisions with respect to the servicing of the
Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans and your interests may be negatively affected by decisions made by the applicable parties pursuant to the ML-CFC Series 2007-8 pooling and servicing agreement and the related co-lender agreement for the Farallon Portfolio loan combination, pursuant to the BACM Series 2007-4 pooling and servicing agreement and the related co-lender agreement for the Arundel Mills loan combination, and pursuant to the MSCI Series 2008-TOP29 pooling and servicing agreement and the related co-lender agreement for the Apple Hotel Portfolio loan combination.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE MLMT SERIES
2008-C1 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     Six (6) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the Mortgage
Pool--The Loan Combinations" in and/or on Annex C to this prospectus supplement and (b) represent approximately 32.7% of the initial mortgage pool balance (five
(5) of which mortgage loans are in loan group 1 and represent approximately
21.6% of the initial loan group 1 balance and one (1) of which mortgage loans is in loan sub-group 2b and represents 100.0% of the initial loan sub-group 2b balance), respectively, are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject mortgage loan that we intend to transfer to the issuing entity. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust loan in a subject loan combination, or a group of holders of non-trust loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that we intend to transfer to the issuing entity, including (a) cure rights with respect to the mortgage loan in that loan combination that we intend to transfer to the issuing entity, (b) a purchase option with respect to the mortgage loan in that loan combination that we intend to transfer to the issuing entity, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(with or without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the MLMT Series 2008-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the MLMT Series 2008-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust loan is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the MLMT Series 2008-C1 certificateholders for so doing. See
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination.

                                      S-58

Also, see "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling
and Servicing Agreement--The Controlling Class Representative and the Loan
Combination Controlling Parties" and "--Replacement of the Special Servicer" and
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust loan noteholders.

     Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Subordination
Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage
Loans Underlying Your Offered Certificates That Are Part of a Split Loan
Structure, May be Unenforceable" in the accompanying base prospectus.

     In addition, (i) the Farallon Portfolio trust mortgage loan, which represents approximately 15.8% of the initial mortgage pool balance and 100.0%
of the initial loan sub-group 2b balance, is being serviced pursuant to the pooling and servicing agreement relating to the ML-CFC Commercial Mortgage Trust
2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, which is the governing document for the securitization of the Farallon Portfolio non-trust loans, (ii) the Arundel Mills trust mortgage loan, which represents approximately 6.8% of the initial mortgage pool balance and approximately 8.6%
of the initial loan group 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage
Trust, 2007-4, Commercial Mortgage Pass-Through Certificates, Series 2007-4,
which is the governing document for the securitization of the Arundel Mills non-trust loans, and (iii) the Apple Hotel Portfolio trust mortgage loan, which represents approximately 6.7% of the initial mortgage pool balance and approximately 8.5% of the initial loan group 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the Morgan Stanley
Capital I Trust 2008-TOP29, Commercial Mortgage Pass-Through Certificates,
Series 2008-TOP29, which is the governing document for the securitization of the
Apple Hotel Portfolio non-trust loans. As a result, the holders of the offered certificates will have limited ability to control the servicing of these mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "Servicing of the Farallon Portfolio Loan Combination," "Servicing of the Arundel Mills Loan
Combination" and "Servicing of the Apple Hotel Portfolio Loan Combination" in
this prospectus supplement for certain information regarding the servicing of the three (3) trust mortgage loans discussed above.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER, THE PRIMARY SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

     A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer, the applicable ML-CFC
Series 2007-8 master servicer, the ML-CFC Series 2007-8 special servicer, the
BACM Series 2007-4 master servicer, the BACM Series 2007-4 special servicer, the
MSCI Series 2008-TOP29 master servicer and the MSCI Series 2008-TOP29 special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity.
Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate.

     Midland Loan Services, Inc. is (i) a master servicer, (ii) the special servicer, (iii) an affiliate of PNC Bank, National Association, one of the sponsors and a mortgage loan seller and (iv) an affiliate of PNC Capital

                                      S-59

Markets LLC, one of the underwriters. Bank of America, National Association, is
(i) a master servicer, (ii) a sponsor, (iii) a mortgage loan seller, (iv) an affiliate of LaSalle Bank National Association, the certificate administrator and custodian and (v) an affiliate of Banc of America Securities LLC, one of the underwriters. Capmark Finance Inc. is a sponsor and a mortgage loan seller, and is also acting as primary servicer with respect to the mortgage loans we are acquiring from them. These dual roles and affiliations may represent a conflict of interest.

     The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required not to make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     The controlling class representative will be selected, and a special servicer for any mortgage loan held by the issuing entity may be replaced, by the holders or beneficial owners of certificates representing a majority interest in the controlling class; except that, until certain change of control trigger events occur, the holder of a related subordinate non-trust loan, directly or through a representative, may be entitled to replace the special servicer with respect to the related loan combination. See "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. The controlling class of certificateholders may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer for our MLMT Series
2008-C1 securitization is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the applicable mortgage loan documents.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

                                      S-60

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Seven (7) separate groups of mortgage loans, representing approximately
23.3% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance," "--Borrower Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

     We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY NOT ACCURATELY
REPRESENT PRESENT FINANCIAL CONDITION AND ARE NOT PREDICTIVE OF FUTURE FINANCIAL
PERFORMANCE

     Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth on Annex A-1 to this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and

                                      S-61

space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of the mortgage loans that we intend to transfer to the issuing entity has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by any other originator or lender. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

     In addition, underwritten net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

     The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged real properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged real properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See the glossary to this prospectus supplement for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Certain of the mortgage loans are secured by mortgaged real properties that include multiplex movie theaters or other performing arts theaters that generate a material portion of the revenue of those mortgaged real properties.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates,"
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Communities, Mobile Home Parks
and Recreational Vehicle Parks are Subject to Unique Risks Which May Reduce
Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

                                      S-62

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to the mortgaged real properties securing the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments"
in this prospectus supplement, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Except with respect to two (2) of the mortgaged real properties (loan numbers 68.02 and 68.03) as to which the related mortgage loan is secured by the related borrower's interest in land and not the related improvements, and which represent security for approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, licensed engineers inspected the mortgaged real properties that secure the mortgage loans in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from

                                      S-63

100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk
Factors--Risks Related to the Mortgage Loans--Reserves to Fund Leasing Costs,
Capital Expenditures and Other Items May Be Insufficient and This May Adversely
Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
In certain cases, an appraisal may reflect a "stabilized" value in addition to, or in lieu of, an "as-is" value. Stabilized values generally reflect certain assumptions about the future performance or condition of a mortgaged real property, such as the completion of pending or planned construction, projected re-tenanting or increases in tenant occupancy. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See "Description of the Mortgage
Pool--Assessments of Property Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties. Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See "Description of the Mortgage
Pool--Assessments of Property Condition--Property Inspections" and
"--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include eight (8) mortgage loans, representing approximately 30.9% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 17.9% of the initial loan group 1 balance, one (1) mortgage loan in loan sub-group 2a, representing approximately
17.9% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.
These mortgage loans are identified in the tables contained on Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

                                      S-64

     Four (4) of the mortgage loans referred to in the preceding paragraph, representing approximately 17.4% of the initial mortgage pool balance, approximately 2.1% of the initial loan group 1 balance and 100.0% of the initial loan sub-group 2b balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

     Five (5) mortgage loans, representing approximately 29.0% of the initial mortgage pool balance, (four (4) mortgage loans in loan group 1, representing approximately 16.8% of the initial loan group 1 balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     The borrowers or other mortgagors under certain of the mortgage loans are either individuals or entities that are not subject to limitations on the amount of additional debt they may incur and/or not structured to diminish the likelihood of their becoming bankrupt. Some of the borrowers that have been structured with the intent of diminishing the likelihood of their becoming bankrupt may not satisfy all the characteristics of special purpose entities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. For example, with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Farallon
Portfolio, representing approximately 15.8% of the initial mortgage pool balance and 100.0% of the initial loan sub-group 2b balance, the related borrowers (or, in some cases, certain of the related borrowers) are not newly-formed special purpose entities.

     The related mortgage loan documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

                                      S-65

     In the case of each of 10 mortgage loans (loan numbers 8, 11, 14, 20, 23,
26, 28, 42, 44 and 69), representing approximately 9.9% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance and two (2) mortgage loans in loan sub-group 2a, representing approximately 38.5% of the initial loan sub-group 2a balance), the same entity or its affiliates leases the entire related mortgaged real property under a master lease, and in turn subleases the related mortgaged real property to subtenants. The master tenant joins in the related mortgage in order to assign its interest in the master lease and the subleases and sublease rentals. In the case of a number of such mortgage loans the master tenant is not a special purpose entity, and in those cases where the master tenant's sole principal asset is the master lease and related interests in the mortgaged real property and subleases, such master lease is guaranteed by an affiliate that is not a special purpose entity, which could result in a greater risk of consolidation of the master tenant with its affiliated guarantor. In the case of all such mortgage loans, those master tenants, and the related borrowers, which are tenant-in-common borrowers, do not satisfy all the characteristics of special purpose entities (for example, none of such master tenants or borrowers are structured with independent directors).

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower may not have an independent director.

     In certain jurisdictions, mortgage loans may be structured with a borrower
(obligated under the related note) that is different from the owner of the mortgaged real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note and the guaranty will be secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to the related property owner instead. There can be no assurance that this structure will not adversely impact payments under the related mortgage loan or distributions to the certificateholders.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

                                      S-66

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the case of the mortgage loan (loan number 40) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Holiday
Inn / Fairfield Inn - Sebastopol, CA, representing approximately 0.7% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, the related mortgaged real property is undergoing a conversion from a
Holiday Inn to a Fairfield Inn hotel with a substantial renovation cost. At the time of loan origination, a $1.25 million reserve fund was established for the renovations under the related mortgage loan documents. There can be no assurance that such reserve is or will be sufficient to fund the cost of the conversion and associated renovations, or that the hotel will be successfully converted and satisfy the new franchisor's requirements.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Nineteen (19) of the mortgage loans, representing approximately 28.3% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 33.3% of the initial loan group 1 balance and two (2)
mortgage loans in loan sub-group 2a, representing approximately 38.5% of the initial loan sub-group 2a balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed below, each tenant-in-common borrower under the mortgage loan(s)
referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     In the case of each of 10 mortgage loans (loan numbers 8, 11, 14, 20, 23,
26, 28, 42, 44 and 69), representing approximately 9.9% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance and two (2) mortgage loans in loan sub-group 2a, representing approximately 38.5% of the initial loan sub-group 2a balance), each of the related mortgaged real properties is held by tenants-in-common that have not waived their rights to partition, although an action for partition would constitute a default under the related mortgage loan documents.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-

                                      S-67

common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      S-68

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE

     Certain borrowers, principals of borrowers or their affiliates may have been a party to bankruptcy proceedings, foreclosure proceedings or deed in lieu of foreclosure transactions, or other material proceedings, in the past or may have been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings involving certain borrowers, their principals and/or related property managers.

     If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-69

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Geographic Concentration Exposes Investors to Greater Risks Associated with the Relevant Geographic Areas" in this prospectus supplement. See also "Legal
Aspects of Mortgage Loans--Foreclosure--One Action and Security First Rules" in
the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of

                                      S-70

any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate
(currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

     With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Farallon Portfolio, until such time as a certain debt service coverage ratio is satisfied, a pledge of equity in the owners of certain entities that own rental homes dispersed throughout the communities where the related mortgaged real properties are located was granted by the owner of such entities (which pledgor is currently an affiliate of the related borrowers) as additional collateral for such loan. Such pledged equity interest may not qualify as an interest in real property or as personal property incidental to real property for purposes of the REMIC provisions. If any such pledged equity interest does not so qualify, the REMIC regulations will restrict the trust from taking title to any such pledged interest and, in such case, upon the occurrence of an event of default under the related mortgage loan, the trust may not be permitted to take title to such pledged interests, but rather will be required to exercise the legal remedies available to it under applicable law and the related loan documents to sell any such pledged equity interests and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of any such pledged equity interest could be less than the proceeds that would be received if the special servicer would have foreclosed on such interest and sold them at a later date.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

                                      S-71

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Except with respect to two (2) mortgaged real properties (securing loan number 68 and identified on Annex A-1 to this prospectus supplement by loan numbers 68.02 and 68.03), in respect of which the related mortgage loan is secured by the related borrower's interest in land and not the improvements thereon, the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is either provided by a tenant or allows a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and
Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. In such locations, despite the increased risk of such acts of nature, adequate insurance may not be available at commercially reasonable rates and therefore may not be purchased. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, even if insurance proceeds are available, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005 (TRIEA), and has been further amended and extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007
(TRIPRA), which was signed into law by President Bush on December 26, 2007.
TRIPRA requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers
85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in each year from
2008 through 2014. Further, to trigger coverage under TRIPRA, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in each year from 2008 through 2014. TRIPRA excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. TRIPRA will expire on December 31, 2014. Unlike TRIEA, TRIPRA covers both attacks of terrorism by individuals acting on behalf of a foreign power or foreign interest and purely "domestic" terrorism. Any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by TRIPRA.
Moreover, the deductible and co-payment provisions under TRIPRA still leave insurers with high potential exposure for terrorism-related claims. Because nothing in TRIPRA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts or that TRIPRA will be further extended. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced. Each master servicer, with respect to each of the mortgage loans that it is servicing under the pooling and servicing agreement (other than the Farallon Portfolio, Arundel
Mills and Apple Hotel Portfolio trust mortgage loans), including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real

                                      S-72

properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property (other than any foreclosure property with respect to the Farallon Portfolio, Arundel Mills and Apple Hotel Portfolio trust mortgage loans), will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if TRIPRA is not extended or renewed after its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain
"sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     Most of the mortgage loans specifically require terrorism insurance, but terrorism insurance is not required for certain loans (such as those for which property insurance is not required). In the case of mortgage loans for which terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of
TRIPRA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIPRA).

     Set forth below are examples of limitations on borrowers' obligations to maintain insurance against acts of terrorism with respect to certain of the ten largest mortgage loans that we intend to transfer to the issuing entity:

     o    In the case of the mortgage loan (loan number 1) identified on Annex
          A-1 to this prospectus supplement as Farallon Portfolio, which represents approximately 15.8% of the initial mortgage

                                      S-73

          pool balance and 100.0% of the initial loan sub-group 2b balance, which is secured by a portfolio of manufactured housing properties, the related borrower was not required to maintain terrorism insurance coverage.

     o    In the case of the mortgage loan (loan number 2) identified on Annex
          A-1 to this prospectus supplement as Arundel Mills, which represents approximately 6.8% of the initial mortgage pool balance and 8.6% of the initial loan group 1 balance, the related borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism
          Risk Insurance Act of 2002, as amended, is no longer in effect, the borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as Simon Property Group, L.P. retains a majority interest in the borrower and $250,000 if Simon Property
          Group, L.P. does not.

     o    In the case of the mortgage loan (loan number 3) identified on Annex
          A-1 to this prospectus supplement as Apple Hotel Portfolio, which represents 6.7% of the initial mortgage pool balance and 8.5% of the initial loan group 1 balance, the related borrower is required by the related loan documents to obtain insurance against perils and acts of terrorism, provided such coverage is commercially available for properties similar to and located in or around the region in which the applicable individual mortgaged property is located; provided, that the borrower is not be required to obtain such a policy provided (A)
          the borrower confirms in writing to the related mortgagee that it will protect and hold the mortgagee harmless from any losses associated with such risks by, among other things, either (i) depositing with the mortgagee sums sufficient to pay for all uninsured costs related to a restoration of the applicable mortgaged property following any act of terrorism, or (ii) provided such act of terrorism occurs after the permitted prepayment date, prepaying the Apple Hotel Portfolio Loan
          Combination in accordance with the related loan documents; (B) Inland
          American Real Estate Trust, Inc. ("Inland American") executes a guaranty, in form and substance satisfactory to the mortgagee, guaranteeing in the event of any act of terrorism, payment to the mortgagee of any sums that the borrower is obligated to pay to the mortgagee under clause (A) above; (C) Inland American (i) maintains a net worth of at least $500,000,000 (as determined by such entity's most recent audited financial statements), (ii) maintains a direct or indirect ownership interest in the borrower, and (D) the aggregate loan-to-value ratio (as determined by the mortgagee) for all mortgaged real properties on which it has a direct or indirect ownership interest shall not exceed 55% (or, in certain circumstances, involving capital formation and taking into consideration the prevailing credit environment, up to 65%).

     o    In the case of the mortgage loan (loan number 6) identified on Annex
          A-1 to this prospectus supplement as Manpower Inc. Headquarters, which represents 4.9% of the initial mortgage pool balance and 6.3% of the initial loan group 1 balance, the borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism in such amount as is available at an annual premium generally not in excess of 110% of the total annual premium payable by the borrower for 2007.

     In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this

                                      S-74

prospectus supplement. To the extent that tenants are responsible for maintaining terrorism insurance coverage, there can be no assurance that they will in fact maintain such coverage.

     In the event that any mortgaged real property securing an mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the certificates.

SEASONED MORTGAGE LOANS PRESENT ADDITIONAL RISKS OF REPAYMENT

     Six (6) mortgage loans, representing approximately 4.9% of the initial mortgage balance (four (4) mortgage loans in loan group 1, representing approximately 4.7% of the initial mortgage loan group 1 balance and two (2)
mortgage loans in loan sub-group 2a, representing approximately 20.8% of the initial loan sub-group 2a balance), are not newly originated and have been outstanding for 12 or more months prior to the cut off date. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

     o    origination standards at the time the mortgage loan was originated may have been different than current origination standards;

     o    the market for any related business may have changed from the time the mortgage loan was originated;

     o    the tenant or customer mix at the related mortgaged real property may have changed significantly;

     o    the current financial performance of the related borrower, its business or the related mortgaged real property, may be different than at origination; and

     o    the environmental, zoning and engineering characteristics of the mortgaged real property or improvements may have changed.

     While updated appraisals have been obtained for some, but not all of, these seasoned loans, there have been no environmental or engineering assessments of the related mortgaged real properties conducted since origination.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                      S-75

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 92 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $948,772,134. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage
Pool Characteristics" below.

     For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A and AJ-AF certificates as described under "Description of the Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group
2, and the mortgage loans in loan group 2 will be deemed to consist of two distinct sub-groups, loan sub-group 2a and loan sub-group 2a. Loan group 1 will consist of 80 mortgage loans, with an initial loan group 1 balance of
$745,065,415 and representing approximately 78.5% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan sub-group 2a will consist of 11 mortgage loans, with an initial loan sub-group 2a balance of $53,706,720 and representing approximately 5.7% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Loan sub-group 2b will consist solely of the Farallon Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $150,000,000 and represents approximately 15.8% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance, the initial loan group 2 balance, the initial loan sub-group 2a balance and the initial loan sub-group 2b balance will equal the cut-off date principal balance of the mortgage loans in loan group 1, loan group 2, loan sub-group 2a and loan sub-group 2b, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the

                                      S-76

trust range from $935,952 to $150,000,000 and the average of those cut-off date principal balances is $10,312,741; the cut-off date principal balances of the mortgage loans in loan group 1 range from $935,952 to $64,166,667, and the average of those cut-off date principal balances is $9,313,318; the cut-off date principal balances of the mortgage loans in loan sub-group 2a range from
$1,000,000 to $12,100,000, and the average of those cut-off date principal balances is $4,882,429; and the cut-off date principal balance of the sole mortgage loan in loan sub-group 2b (the Farallon Portfolio Trust Mortgage Loan)
is $150,000,000.

     When we refer to mortgage loans in this prospectus supplement, we are, except where the context otherwise indicates, referring to the mortgage loans that we intend to include in the trust and not the Non-Trust Loans.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance, the initial loan sub-group 2a balance and the initial loan sub-group 2b balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group or loan sub-group, as the case may be; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

                                      S-77

     o    when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off date principal balances of the related mortgage loans and in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

     o    unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property with respect to each of the Farallon Portfolio Trust Mortgage Loan, the Arundel Mills Trust
          Mortgage Loan and Apple Hotel Portfolio Trust Mortgage Loan, in which case the related Non-Trust Loans are taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related Non-Trust Loan;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding;

     o    when a mortgage loan or mortgaged real property is identified by name, we are referring to the applicable property name indicated for the related or subject, as the case may be, mortgaged real property on
          Annex A-1 to this prospectus supplement; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

     The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who, directly or through an affiliate, as indicated below, acquired or originated the mortgage loans.

     Bank of America, National Association originated or acquired 19 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 25.6% of the initial mortgage pool balance (comprised of 16 mortgage loans in loan group 1, representing approximately 31.3% of the initial loan group 1 balance and three (3) mortgage loans in loan sub-group 2a, representing approximately 18.6% of the initial loan sub-group 2a balance).
Fifteen (15) of those mortgage loans, representing approximately 10.8% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 12.4% of the initial loan group 1 balance and three (3) mortgage loans in loan sub-group 2a, representing approximately 18.6% of the initial loan sub-group 2a balance) were acquired on or before the closing date by Bank of
America, National Association from LaSalle Bank National Association, which such mortgage loans were originated by LaSalle Bank National Association or were purchased by it from certain third-party originators. Such acquisition occurred as a result of the acquisition of LaSalle Bank National Association by Bank of
America Corporation.

     Dexia Real Estate Capital Markets originated or acquired 36 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 23.3% of the initial mortgage pool balance (comprised of 32 mortgage loans in loan group 1, representing approximately 26.3% of the initial loan group 1 balance and four (4) mortgage loans in loan sub-group 2a, representing approximately 45.9% of the initial loan sub-group 2a balance).

     Merrill Lynch Mortgage Lending, Inc. originated or acquired six (6) of the mortgage loans to be included in the assets of the issuing entity, representing approximately 23.2% of the initial mortgage pool balance

                                      S-78

(comprised of five (5) mortgage loans in loan group 1, representing approximately 9.4% of the initial loan group 1 balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance).

     PNC Bank, National Association originated or acquired 21 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 18.5% of the initial mortgage pool balance and approximately 23.5%
of the initial loan group 1 balance.

     General Electric Capital Corporation originated or acquired eight (8) of the mortgage loans to be included in the assets of the issuing entity, representing approximately 5.8% of the initial mortgage pool balance (comprised of four (4) mortgage loans in loan group 1, representing approximately 4.8% of the initial loan group 1 balance and four (4) mortgage loans in loan sub-group
2a, representing approximately 35.5% of the initial loan sub-group 2a balance).

     Capmark Finance Inc., or an affiliate, originated or acquired two (2) of the mortgage loans to be included in the assets of the issuing entity, representing approximately 3.7% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include eight (8) mortgage loans, representing approximately 30.9% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 17.9% of the initial loan group 1 balance, one (1) mortgage loan in loan sub-group 2a, representing approximately
17.9% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained on Annex A-1 to this prospectus supplement. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Certain of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which can range from 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                      S-79

     In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

     See "Terms and Conditions of the Mortgage Loans--Defeasance Loans" and
"Collateral Substitution and Partial Property Releases Other Than in Connection
With Defeasance--Property Releases" in this prospectus supplement.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1.0%
          of the initial mortgage pool balance.

                                                                       AGGREGATE       % OF INITIAL
 LOAN                                 NUMBER OF STATES WHERE THE     CUT-OFF DATE        MORTGAGE
GROUP            PROPERTY NAMES        PROPERTIES ARE LOCATED(1)   PRINCIPAL BALANCE   POOL BALANCE
-----   ---------------------------   --------------------------   -----------------   ------------

  1     Landmark Towers                                               $16,000,000          1.7%
  1     Stony Brook South                                              14,100,000          1.5
  2     Park Creek Apartments                                          12,100,000          1.3
  1     Village at Old Trace                                            9,785,000          1.0
  1     Houston Levee Galleria                                          9,300,000          1.0
  2     Haverford Place Apartments                                      8,600,000          0.9
  1     2nd Street Quad                                                 8,450,000          0.9
  1     One Executive                                                   6,300,000          0.7
  1     Stone Oak Crossing II                                           6,150,000          0.6
  1     Green Street Commons I & II                                     3,123,000          0.3
                                                                      -----------          ---
           TOTAL                                   6                  $93,908,000          9.9%
                                                 ===                  ===========          ===
  1     The Biewend Building                                          $48,880,000          5.2%
  1     Ashley Overlook                                                15,100,000          1.6
  1     Townley Business Park                                           9,900,000          1.0
                                                                      -----------          ---
           TOTAL                                   3                  $73,880,000          7.8%
                                                 ===                  ===========          ===
  1     Alderwood Safe Storage                                        $ 7,758,845          0.8%
  1     Eagle Self Storage                                              6,067,815          0.6
  1     Mill Creek Self Storage                                         4,078,367          0.4
                                                                      -----------          ---
           TOTAL                                   1                  $17,905,027          1.9%
                                                 ===                  ===========          ===
  2     Ohio MHC Portfolio                                            $ 9,600,000          1.0%
  2     Sundale MHC                                                     1,000,000          0.1
                                                                      -----------          ---
           TOTAL                                   2                  $10,600,000          1.1%
                                                 ===                  ===========          ===
  1     FBI - Anchorage, AK                                           $ 6,934,488          0.7%
  1     DEA - Anchorage, AK                                             3,018,248          0.3
                                                                      -----------          ---
           TOTAL                                   1                  $ 9,952,736          1.0%
                                                 ===                  ===========          ===

----------
(1)  Total represents number of states where properties within the subject group are located.

                                      S-80

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    fifty-one (51) of the mortgage loans that we intend to transfer to the issuing entity, representing approximately 69.3% of the initial mortgage pool balance (43 mortgage loans in loan group 1, representing approximately 64.3% of the initial loan group 1 balance, seven (7)
          mortgage loans in loan sub-group 2a, representing approximately 54.1%
          of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group
          2b balance), provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    five (5) of the mortgage loans that we intend to transfer to the issuing entity, representing approximately 7.4% of the initial mortgage pool balance and approximately 9.4% of the initial loan group
          1 balance, provide for scheduled payments of principal and/or interest to be due on the eighth day of each month; and

     o    thirty-six (36) of the mortgage loans that we intend to transfer to the issuing entity, representing approximately 23.3% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 26.3% of the initial loan group 1 balance, four (4)
          mortgage loans in loan sub-group 2a, representing approximately 45.9%
          of the initial loan sub-group 2a balance), provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans included in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. The mortgage interest rate for each of the mortgage loans is shown on Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.9003%
per annum to 6.9500% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.3105% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.9003% to 6.9500% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.2756% per annum. The mortgage interest rates of the mortgage loans in loan sub-group 2a range from 5.8500% to 6.8300% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.4893% per annum. The mortgage interest rate for the Farallon Portfolio
Trust Mortgage Loan, which is the sole mortgage loan in loan sub-group 2b, is
6.4194% per annum.

     None of the mortgage loans provides for negative amortization or for the deferral of interest.

     Ninety-one (91) of the mortgage loans, representing approximately 93.3% of the initial mortgage pool balance (79 mortgage loans in loan group 1, representing approximately 91.5% of the initial loan group 1 balance, 11 mortgage loans in loan sub-group 2a, representing 100.0% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), will accrue interest on an Actual/360 Basis. One (1) of the mortgage loans, representing approximately 6.7% of the initial mortgage pool balance and approximately 8.5%
of the initial loan group 1 balance), will accrue interest on a 30/360 Basis.

     Partial Interest-Only Balloon Loans. Thirty-three (33) of the mortgage loans, representing approximately 32.3% of the initial mortgage pool balance (30 mortgage loans in loan group 1, representing approximately 39.2% of the initial loan group 1 balance and three (3) mortgage loans in loan sub-group 2a, representing approximately 27.2% of the initial loan sub-group 2a balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is

                                      S-81

significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     In the case of the mortgage loan (loan number 55) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 7461
Callaghan Building, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.6% of the initial loan group 1 balance, the initial interest-only period is followed by a period when principal amortization is required, and then by another interest-only period, and finally by another principal amortization period until its maturity date, when a substantial payment of the remaining principal is due. An amortization schedule for that mortgage loan is attached as Annex A-3 to this prospectus supplement.

     Interest-Only Balloon Loans. Seventeen (17) of the mortgage loans, representing approximately 40.2% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 27.8% of the initial loan group 1 balance, three (3) mortgage loans in loan sub-group 2a, representing approximately 45.4% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

     Amortizing Balloon Loans. Forty (40) of the mortgage loans, representing approximately 26.4% of the initial mortgage pool balance (35 mortgage loans in loan group 1, representing approximately 31.6% of the initial loan group 1 balance, and five (5) mortgage loans in loan sub-group 2a, representing approximately 27.4% of the initial loan sub-group 2a balance), are characterized by--

     o    no interest only period;

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 40 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

     Fully Amortizing Loans. Two (2) of the mortgage loans, representing approximately 1.1% of the initial mortgage pool balance and approximately 1.4%
of the initial loan group 1 balance, are characterized by amortization schedules that are approximately equal to the actual terms of the mortgage loan.

     The fully amortizing loans have neither--

     o    an anticipated repayment date; nor

     o    the associated repayment incentives.

     Prepayment Provisions.

     Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.
All of the mortgage loans provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

                                      S-82

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

     o    an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment
Provisions; Mortgage Loans Which May Require Principal Paydowns" and
"--Collateral Substitutions and Partial Property Releases Other Than In
Connection With Defeasance--Property Releases," below. The prepayment terms of each of the mortgage loans are more particularly described on Annex A-1 to this prospectus supplement.

     The table below shows, with respect to all of the mortgage loans, the prepayment provisions in effect as of the cut-off date.

                  PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE

                                          NUMBER OF LOANS
                             --------------------------------------
                                                                                          % OF INITIAL  % OF INITIAL   % OF INITIAL
                                                                            % OF INITIAL      LOAN          LOAN           LOAN
                             MORTGAGE   LOAN        LOAN         LOAN         MORTGAGE       GROUP 1    SUB-GROUP 2A   SUB-GROUP 2B
   PREPAYMENT PROVISIONS       POOL    GROUP 1  SUB-GROUP 2A  SUB-GROUP 2B  POOL BALANCE     BALANCE       BALANCE        BALANCE
---------------------------  --------  -------  ------------  ------------  ------------  ------------  ------------   ------------

L, Def, O..................      75       65         10             0           68.7%         80.4%         97.2%           0.0%
GRTR of YMor1%, Def, O.....       1        0          0             1           15.8           0.0           0.0          100.0
L, GRTR of YMor1%, O.......      14       13          1             0            8.7          10.8           2.8            0.0
L, GRTRofYMor4%,
   GRTRofYMor3%,
   GRTRofYMor1%, O.........       1        1          0             0            6.7           8.5           0.0            0.0
L, GRTRofYMor1%, 3%,
   2%, 1%, O...............       1        1          0             0            0.2           0.3           0.0            0.0
                                ---      ---        ---           ---          -----         -----         -----          -----
TOTAL......................      92       80         11             1          100.0%        100.0%        100.0%         100.0%
                                ===      ===        ===           ===          =====         =====         =====          =====

     For the purposes of the foregoing table, the designations under the heading
"Prepayment Provisions" have the following meanings, as further described in the first paragraph of this "--Prepayments Provisions" section--

     o    "L" means a prepayment lock-out period;

     o    "Def" means a defeasance period;

     o    "YM" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

     o    "X%" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of X% of the prepaid amount;

     o    "GRTRofYMorX%" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) X% of the prepaid amount;
          and

     o    "O" means a period during which the mortgage loan is prepayable without a yield maintenance charge or prepayment consideration.

                                      S-83

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 91 mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 231 months with respect to the entire mortgage pool, 231 months with respect to loan group 1 and 113 months with respect to loan sub-group 2a;

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is one month with respect to the entire mortgage pool, one month with respect to loan group 1 and 25 months with respect to loan sub-group 2a; and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 75 months with respect to the entire mortgage pool, 84 months with respect to loan group 1 and 105 months with respect to loan sub-group 2a.

     The prepayment lock-out and defeasance features of the Farallon Portfolio
Trust Mortgage Loan, which is the sole mortgage loan in loan sub-group 2b, are discussed in the portion of Annex C captioned "Farallon Portfolio."

     The aggregate characteristics of the prepayment provisions of the mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. As a result, proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Penalty Interest and
Limitations on Prepayments" in the accompanying base prospectus.

     Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's

                                      S-84

application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Additionally, the exercise of a purchase option by a tenant or other person or entity with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Certain of the mortgage loans are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

                                      S-85

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of a controlling ownership interest in the related borrower subject to (i) receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
          qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates, (ii) lender consent or (iii)
          there being no change in the management of the mortgaged real property;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers among existing tenant-in-common borrowers and/or to additional or substitute tenant-in-common borrowers;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Defeasance Loans. Seventy-six (76) mortgage loans, representing approximately 84.5% of the initial mortgage pool balance (65 mortgage loans in loan group 1, representing approximately 80.4% of the initial loan group 1 balance, 10 mortgage loans in loan sub-group 2a, representing approximately
97.2% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance (or such other securities as may be permitted in the future under the
Internal Revenue Code), as substitute collateral during a period in which voluntary prepayments are generally prohibited. See "--Prepayment Lock-out

                                      S-86

Periods" in this prospectus supplement for a description of those periods during which voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge or the maturity date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii)
an estimated or otherwise determined sales price of the property (or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Six (6) mortgage loans, representing approximately 20.1% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 4.2% of the initial loan group 1 balance, one (1)
mortgage loan in loan sub-group 2a, representing approximately 17.9% of the initial loan sub-group 2a balance and one (1) mortgage loan in loan sub-group
2b, representing 100.0% of the initial loan sub-group 2b balance), permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

COLLATERAL SUBSTITUTION AND PARTIAL PROPERTY RELEASES OTHER THAN IN CONNECTION
WITH DEFEASANCE

     In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, and
(ii) the partial release of a portion of the mortgaged real property. Below is a discussion of the mortgage loans that permit property substitution and partial release other than in connection with defeasance.

     Property Substitutions. Certain of the mortgage loans entitle the related borrowers to substitute one or more of the related mortgaged real properties or a portion of the related mortgaged real property with one or more properties that did not initially constitute part of the security for the related mortgage loan. The following paragraphs describe examples of mortgage loans that permit property substitutions.

                                      S-87

     In the case of the mortgage loan (loan number 1) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Farallon Portfolio, representing approximately 15.8% of the initial mortgage pool balance and 100.0% of the loan sub-group 2b balance, the related borrowers may from time to time substitute individual mortgaged real properties with other real properties subject to the satisfaction of certain conditions, including:

     o    the market value of the substitute property is equal to or exceeds the greater of (i) the initial appraised value of the release property and
          (ii) the then-current market value of the release property (which may be based on the initial appraisal during the first two years and thereafter an appraisal dated no more than 90 days prior to the substitution);

     o    after giving effect to the substitution, the aggregate debt service coverage ratio equals or exceeds the greater of (i) 1.23x and (ii) the lesser of (A) the debt service coverage ratio immediately prior to the substitution and (B) 1.43x; and

     o    the borrower may only substitute replacement properties for any related mortgaged real property (or properties) the aggregate initial loan amount(s) allocated to each individual mortgaged real property of which individually, or in the aggregate, do not exceed 20% of the principal amount of the loan on the closing date.

     In the case of the mortgage loan (loan number 3) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Apple
Hotel Portfolio, the related borrower is permitted to release an individual mortgaged real property by substituting therefor another limited or full service hotel property provided that (1) the allocated principal amount of the proposed substituted mortgaged real property, when aggregated with the allocated principal amounts for all previously substituted mortgaged real property, may not exceed $86,212,500.00, (2) the replacement mortgaged real property is not located in Texas (unless an individual mortgaged real property located in Texas has been previously released and (3) certain conditions are satisfied, including, among other things:

     o    the appraised value of the replacement mortgaged real property is not less than the appraised value of the substituted mortgaged real property at the origination of the mortgage loan or on the date of the substitution;

     o    after giving effect to the substitution, the aggregate debt service coverage ratio for the mortgaged real properties (including the replacement mortgaged real property but excluding the substituted mortgaged real property) is not less than the greater of (i) the aggregate debt service coverage ratio on the origination date of the mortgage loan or (ii) the aggregate debt service coverage ratio
          (including the substituted mortgaged real property but excluding the replacement mortgaged real property) as of the date immediately preceding the substitution;

     o    the net operating income for the replacement mortgaged real property does not show a downward trend over three consecutive years prior to the date of substitution;

     o    the debt service coverage ratio for the replacement mortgaged property for the 12 months immediately preceding the substitution is not less than the debt service coverage ratio for the related substituted mortgaged real property for the 12 months immediately preceding the substitution;

     o    the related lender shall have received confirmation in writing from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for any class of securities issued in connection with any securitization then outstanding;

                                      S-88

     o    no event of default then exists;

     o    the related lender shall have received an opinion of counsel acceptable to the rating agencies that the substitution does not constitute a "significant modification" of the mortgage loan under
          Section 1001 of the Code or otherwise cause a tax to be imposed on a
          "prohibited transaction" by any REMIC holding an interest in the Apple
          Hotel Portfolio Trust Mortgage Loan; and

     o    the borrower shall have paid to the related lender a substitution fee equal to 1% of the substituted mortgaged real property's allocated principal amount, and shall have paid or reimbursed the related lender for all costs and expenses incurred by it (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution, along with all costs and expenses of the rating agencies incurred in connection with the substitution.

     Property Releases. The following paragraphs describe examples of mortgage loans as to which the related borrower may obtain a release of one or more portions of the related mortgaged real property other than by partially defeasing the subject mortgage loans with U.S. Treasury obligations, other non-callable government securities or other acceptable defeasance collateral.

     In the case of the mortgage loan (loan number 1) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Farallon Portfolio, representing approximately 15.8% of the initial mortgage pool balance and 100.0% of the loan sub-group 2b balance, property releases may be effected under the various circumstances described under the portion of Annex
C captioned "Farallon Portfolio."

     In addition with respect to the Farallon Portfolio Trust Mortgage Loan, the
Farallon Portfolio Borrower has given notice to the master servicer of the
ML-CFC Series 2007-8 securitization of its intention to sell the Oasis, Sunset
Country and Meadowbrook properties, which are all located in Pueblo, Colorado.
Those properties represent, by allocated loan amount, less than 0.9% of the entire Farallon Portfolio Loan Combination. The Farallon Portfolio Borrower has
indicated that the transaction is tentatively scheduled to close in May 2008.
However, it is possible that the sale of the properties identified above may take place after May 2008, or may not take place in its entirety or at all. If the anticipated sale occurs, the Farallon Portfolio Borrower must pay down a portion of the principal balance of the floating rate portion of the Farallon
Portfolio Loan Combination in an amount detailed in the Farallon Portfolio loan documents, to release the sold properties from the lien of the mortgage securing the Farallon Portfolio Loan Combination.

     In the case of the mortgage loan (loan number 4) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fort
Office Portfolio, representing approximately 5.2% of the initial mortgage pool balance and approximately 6.7% of the initial loan group 1 balance, the related borrowers may obtain the release of a portion of the mortgaged real properties, during the period that is three months prior to the scheduled maturity date of the mortgage loan, subject to the satisfaction of certain conditions, including:

     o    payment of a release price equal to the greater of (i) 125% of the allocated loan amount for the applicable parcel being released or (ii)
          the sale price less any customary costs and prorations of the applicable parcel being sold and released and in each case together with all accrued and unpaid interest on the amount of principal being prepaid including any required prepayment consideration;

     o    the debt service coverage ratio for the remaining mortgaged real property being at least equal to the greater of (a) 1.20x and (b) the debt service coverage ratio for all of the parcels of the mortgaged real property immediately prior to the release; and

                                      S-89

     o    the release not impairing or having an adverse effect on the liens, security interests or other interests of the lender.

     In the case of the mortgage loan (loan number 3) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Apple
Hotel Portfolio, representing approximately 6.7% of the initial mortgage pool balance and approximately 8.5% of the initial loan group 1 balance, the related borrower is permitted to release individual mortgaged real properties upon the satisfaction of certain conditions including, among other things:

     o    no event of default then exists;

     o    payment of a release price equal to 120% of the allocated principal amount for such mortgaged real property, plus all accrued interest and all amounts due in connection with the release including any required prepayment consideration;

     o    after giving effect to the release the loan-to-value ratio for the remaining mortgaged real properties is not greater than the lesser of
          (x) 55% or (y) the loan-to-value ratio for the related mortgaged real properties immediately preceding the release;

     o    after giving effect to the release the aggregate debt service coverage ratio with respect to the remaining mortgaged real properties is not less than the greater of (a) 1.65x or (b) the debt service coverage ratio for the mortgaged real properties for the 12 calendar months preceding the release; and

     o    after giving effect to the release, no more than 40% of the aggregate net cash flow shall result from mortgaged real properties in one state or one market.

     In the case of the mortgage loan (loan number 25) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Encore
Retail Portfolio, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, the related borrowers may from time to time release a portion of the mortgaged real properties subject to the satisfaction of certain conditions, including:

     o    payment of a release price equal to 125% of the allocated loan amount for the applicable parcel being released together with all accrued and unpaid interest on the amount of principal being prepaid including any required prepayment consideration;

     o    the debt service coverage ratio for the remaining mortgaged real property being equal to or greater than (a) the debt service coverage ratio for all of the parcels of the mortgaged real property as of the closing date of the mortgage loan and (b) the debt service coverage ratio for all of the parcels of the mortgaged real property immediately prior to the release; and

     o    the release not impairing or having an adverse effect on the liens, security interests or other interests of the lender.

                                      S-90

     In the case of the mortgage loan (loan number 65) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Rite-Aid Corbin & Beckley, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related borrowers may from time to time release a portion of the related mortgaged real properties, subject to the satisfaction of certain conditions, including:

     o    payment of a release price equal to 125% of the allocated loan amount for the applicable parcel being release together with all accrued and unpaid interest on the amount of principal being prepaid including any required prepayment consideration;

     o    the loan-to-value ratio for the remaining mortgaged real property being no greater than 75%;

     o    the debt service coverage ratio for the remaining mortgaged real property being no less than the greater of (a) the debt service coverage ratio for all of the parcels of the mortgaged real property as of the closing date of the mortgage loan, (b) the debt service coverage ratio for all of the parcels of the mortgaged real property immediately prior to the release and (c) 1.20x; and

     o    the release not impairing or having an adverse effect on the liens, security interests or other interests of the lender.

     In the case of the mortgage loan (loan number 75) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mini
Warehouses of Georgia, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related borrower may obtain the release of a portion of the related mortgaged real property subject to the satisfaction of certain conditions contained in the related mortgage loan documents, including:

     o    the loan-to-value ratio for the remaining related mortgaged real property being no greater than 80%;

     o    at the time of the release, the projected debt service coverage ratio of the mortgage loan for the 12 months following the release is at least 1.20x; and

     o    partial prepayment of the debt in the amount of 120% of the allocated loan amount (as decreased on account of principal payments in accordance with the related mortgage loan documents) of the related mortgaged real property being released, including any applicable prepayment charges contained in the related mortgage loan documents.

     In addition to the release provisions described above, some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property).
Certain such releases may be permitted after the related borrower has constructed structures on a vacant portion of the related mortgaged real property, provided such improvement is not yet income producing.

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, A-3, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, A-3, B and C to this prospectus

                                      S-91

supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                             % OF                          CUT-OFF
                                                          % OF     % OF    INITIAL                           DATE
                        NUMBER OF                        INITIAL  INITIAL    LOAN                         PRINCIPAL
                        MORTGAGE                 % OF     LOAN     LOAN      SUB-                          BALANCE
                         LOANS/      CUT-OFF    INITIAL  GROUP 1 SUB-GROUP  GROUP               PROPERTY     PER            CUT-OFF
              MORTGAGE  MORTGAGED     DATE     MORTGAGE MORTGAGE     2A       2B                   SIZE    SF/UNIT/           DATE
                LOAN      REAL      PRINCIPAL    POOL     POOL     POOL      POOL    PROPERTY   SF/UNITS/   ROOMS    DSCR     LTV
  LOAN NAME    SELLER  PROPERTIES    BALANCE    BALANCE  BALANCE  BALANCE  BALANCE     TYPE     ROOMS(1)    (1)(2)  (2)(3)  RATIO(2)
------------- -------- ---------- ------------ -------- -------- --------- ------- ------------ --------- --------- ------ ---------

Farallon
Portfolio       MLML     1/273    $150,000,000   15.8%     0.0%     0.0%    100.0% Manufactured    56,991  $ 27,582  1.43x   79.7%
                                                                                      Housing

Arundel Mills   BofA      1/1       64,166,667    6.8      8.6      0.0       0.0     Retail    1,289,907  $    298  1.08    70.0

Apple Hotel
Portfolio       BofA      1/27      63,106,250    6.7      8.5      0.0       0.0   Hospitality     3,439  $100,276  1.81    54.4

Fort Office
Portfolio       MLML      1/3       49,800,000    5.2      6.7      0.0       0.0     Office      340,708  $    146  1.23    74.7

The Biewend
Building        PNC       1/1       48,880,000    5.2      6.6      0.0       0.0     Office      154,528  $    316  1.38    79.6

Manpower Inc.
Headquarters    BofA      1/1       46,620,001    4.9      6.3      0.0       0.0     Office      280,000  $    167  1.20    68.4

2550 North
Hollywood Way Capmark     1/1       19,060,000    2.0      2.6      0.0       0.0     Office       88,063  $    216  1.24    65.7

Landmark
Towers          Dexia     1/1       16,000,000    1.7      2.1      0.0       0.0     Office      212,959  $     75  1.64    59.9

Savoy Plaza   Capmark     1/1       15,694,822    1.7      2.1      0.0       0.0     Retail      143,037  $    110  1.20    74.4

Ashley
Overlook        PNC       1/1       15,100,000    1.6      2.0      0.0       0.0     Office      103,728  $    146  1.30    68.6
                        -----     ------------   ----     ----      ---     -----                                    ----    ----
TOTAL/WTD.
AVG.                    10/310    $488,427,740   51.5%    45.4%     0.0%    100.0%                                   1.37X   71.9%
                        ======    ============   =====    ====      ===     =====                                    ====    ====

----------
(1)  Property size is indicated in square feet, except with respect to manufactured housing properties (in which case it is indicated in pads) and hospitality properties (in which case it is indicated in rooms).

(2)  In the case of each of the Farallon Portfolio Trust Mortgage Loan, the
     Arundel Mills Trust Mortgage Loan and the Apple Hotel Portfolio Trust
     Mortgage Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the subject trust mortgage loan and the related Non-Trust
     Loan(s) and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the aggregate cut-off date principal balance of the subject trust mortgage loan and the related
     Non-Trust Loan(s).

(3)  The debt service coverage ratio for the Farallon Portfolio Trust Mortgage
     Loan assumes an interest rate of 6.50% (LIBOR strike price plus 75 basis points) with respect to the floating rate portion of the Farallon Portfolio
     A-Note Non-Trust Loans.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include six (6) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other loans that we will not include in the trust. Each loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related

                                      S-92

mortgaged real property or properties. The loans that are part of a particular
Loan Combination are obligations of the same borrower and are cross-defaulted.
The allocation of payments to the respective mortgage loans comprising a Loan
Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective loans comprising a Loan Combination.

     The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                RELATED                               U/W DSCR (NCF)
                                                              PARI PASSU         RELATED            AND CUT-OFF DATE
                   MORTGAGE LOANS THAT ARE                      NON-TRUST        SUBORDINATE       LOAN-TO-VALUE RATIO OF
                 PART OF A LOAN COMBINATION                      LOAN(S)      NON-TRUST LOAN(S)   ENTIRE LOAN COMBINATION
---------------------------------------------------------   -----------------------------------   -----------------------
                              CUT-OFF DATE   % OF INITIAL    CUT-OFF DATE                                   CUT-OFF DATE
                               PRINCIPAL       MORTGAGE        PRINCIPAL       CUT-OFF DATE       U/W NCF   LOAN-TO-VALUE
   TRUST MORTGAGE LOAN          BALANCE      POOL BALANCE       BALANCE      PRINCIPAL BALANCE    DSCR(2)     RATIO(2)
--------------------------   -------------   ------------   --------------   ------------------   -------   -------------

Farallon Portfolio(1)         $150,000,000       15.8%      $1,421,940,000          NAP            1.43x        79.7%
Arundel Mills                 $ 64,166,667        6.8%      $  320,833,333          NAP            1.08x        70.0%
Apple Hotel Portfolio         $ 63,106,250        6.7%      $  281,743,750          NAP            1.81x        54.4%
2550 North Hollywood Way      $ 19,060,000        2.0%           NAP             $2,000,000        1.13x        72.6%
Walgreens - Middle Village    $  7,650,000        0.8%           NAP             $  700,000        1.20x        77.2%
2001 Broadway                 $  6,700,000        0.7%           NAP             $  900,000        1.41x        68.5%

(1)  The Farallon Portfolio Trust Mortgage Loan consists of six (6) promissory notes, of which three (3) are generally senior in right of payment and other respects (referred to as "A-notes") in the aggregate original principal amount of $69,735,000, and three (3) are generally subordinate in right of payment and other respects (referred to as "B-notes") in the aggregate original principal amount of $80,265,000.

(2)  In the case of each of the Farallon Portfolio Trust Mortgage Loan, the
     Arundel Mills Trust Mortgage Loan and the Apple Hotel Portfolio Trust
     Mortgage Loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the related trust mortgage loans and the related Non-Trust Loans (including in the case of the Farallon Portfolio
     Trust Mortgage Loan, the Farallon Portfolio B-Note Non-Trust Loans) and, in
     the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loans and the related
     Non-Trust Loans (including in the case of the Farallon Portfolio Trust
     Mortgage Loan, the Farallon Portfolio B-Note Non-Trust Loans). In the case of the Farallon Portfolio Trust Mortgage Loan, the U/W NCF DSCR
     calculations include cash flow from the rental housing portfolio owned by affiliates of the related borrowers. A pledge of the equity in such affiliates was obtained as additional collateral for the loan and will be released when a certain debt service coverage ratio is satisfied. The U/W
     NCF DSCR excluding cash flow from the Farallon Portfolio rental housing portfolio is 1.22x. See the portion of Annex C captioned "Farallon
     Portfolio."

     The Farallon Portfolio Loan Combination.

     General. The Farallon Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $150,000,000, representing approximately 15.8% of the initial mortgage pool balance and 100.0% of the initial loan sub-group 2b balance, is part of the Loan Combination that we refer to as the Farallon
Portfolio Loan Combination, which consists of (i) the Farallon Portfolio Trust
Mortgage Loan (which is comprised of the Farallon Portfolio A-Note Trust
Mortgage Loans and the Farallon Portfolio B-Note Trust Mortgage Loans) and (ii)
the Farallon Portfolio Non-Trust Mortgage Loan, which has an aggregate original principal balance of $1,425,500,000 and is evidenced by other promissory notes, all as detailed on Table A below. The other notes will not be included in the issuing entity. The Farallon Portfolio Non-Trust Mortgage Loan is secured by the

                                      S-93

same mortgage instrument encumbering the subject mortgaged real property and will be serviced under the ML-CFC Series 2007-8 Pooling and Servicing Agreement.
The Farallon Portfolio A-Note Trust Mortgage Loans and the Farallon Portfolio
A-Note Non-Trust Loans are collectively referred to in this prospectus supplement as the "Farallon Portfolio Senior Loans." The Farallon Portfolio
B-Note Trust Mortgage Loans and the Farallon Portfolio B-Note Non-Trust Loans
are collectively referred to in the prospectus supplement as the "Farallon
Portfolio Junior Loans." The relative rights of the holders of the notes comprising the Farallon Portfolio Loan Combination are governed by the Farallon
Portfolio Intercreditor Agreement.

     Priority of Payments. Pursuant to the Farallon Portfolio Intercreditor
Agreement, if no monetary event of default or non-monetary event of default which caused the Farallon Portfolio Trust Mortgage Loan to become a specially serviced mortgage loan has occurred and is continuing, all amounts that any
Farallon Portfolio Borrower tenders or that are otherwise available to pay the
Farallon Portfolio Loan Combination, whether received in the form of a monthly payment, a balloon payment, liquidation proceeds, proceeds under any insurance policy or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Farallon
Portfolio Mortgaged Property or released to any Farallon Portfolio Borrower in accordance with the servicing standard under the ML-CFC Series 2007-8 Pooling and Servicing Agreement or the Farallon Portfolio loan documents, and (y) all amounts for required reserves or escrows required by the Farallon Portfolio loan documents to be held as reserves or escrows) shall be distributed generally in the following manner, to the extent of available funds:

     o    first, to the servicers and trustee under the ML-CFC Series 2007-8
          Pooling and Servicing Agreement, as applicable, all amounts then due and payable to such parties pursuant to and in accordance with the
          ML-CFC Series 2007-8 pooling and servicing agreement with respect to the Farallon Portfolio Loan Combination;

     o    second, to each holder of a Farallon Portfolio Senior Loan on a pari passu and pro rata basis (in proportion to the respective amounts of interest (excluding default interest) then due and payable on each related note during the related interest accrual period for such note)
          in an amount equal to the accrued and unpaid interest (excluding default interest) during the related interest accrual period for the related note on the applicable Farallon Portfolio Senior Loan outstanding principal balances at (x) with respect to the Farallon
          Portfolio Trust Mortgage Loan, the applicable interest rate for such loan minus the applicable master servicing fee rate and the applicable trust administration fee rate, and (y) with respect to each Farallon
          Portfolio A-Note Non-Trust Loan, the applicable interest rate for the related note minus the applicable master servicing fee rate;

     o    third, to each holder of a Farallon Portfolio Senior Loan, an amount equal to the applicable amount of note-specific principal payments paid by the Farallon Portfolio Borrower or other obligated entity with respect to each related note (such amount with respect to each such note, a "Note A Principal Entitlement," and such amounts with respect to such notes, collectively, the "Aggregate Note A Principal
          Entitlement"), to be applied in reduction of the principal balance of each such note, provided that if the amount distributable pursuant to this clause is less than the Aggregate Note A Principal Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note A Principal Entitlement relative to the Aggregate Note
          A Principal Entitlement);

     o    fourth, to each holder of a Farallon Portfolio Senior Loan, on a pari passu and pro rata basis, an amount equal to its pro rata portion of all non-note-specific principal payments received on the Farallon
          Portfolio Loan Combination (calculated based on the respective principal balances of such notes relative to the outstanding principal balance of the Farallon Portfolio Loan Combination), to be applied in reduction of the principal balance of each such note;

                                      S-94

     o    fifth, to each holder of a Farallon Portfolio Junior Loan, on a pari passu and pro rata basis (in proportion to the respective amounts of interest (excluding default interest) then due and payable on each related note during the related interest accrual period for such note)
          in an amount equal to the accrued and unpaid interest (excluding default interest) during the related interest accrual period for the related note on the applicable Farallon Portfolio Junior Loan outstanding principal balance at (x) with respect to the Farallon
          Portfolio B-Note Trust Mortgage Loan, the applicable interest rate for such loan minus the applicable master servicing fee rate and the applicable trust administration fee rate; and (y) with respect to each
          Farallon Portfolio B-Note Non-Trust Loan, the applicable interest rate for the related note minus the applicable master servicing fee rate;

     o    sixth, to each holder of a Farallon Portfolio Junior Loan, an amount equal to the applicable amount of note-specific principal payments paid by the Farallon Portfolio Borrower or other obligated entity with respect to each related note (such amount with respect to each such note, a "Note B Principal Entitlement," and such amounts with respect to such notes, collectively, the "Aggregate Note B Principal
          Entitlement"), to be applied in reduction of the principal balance of each such note, provided that if the amount distributable pursuant to this clause is less than the Aggregate Note B Principal Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note B Principal Entitlement relative to the Aggregate Note
          B Principal Entitlement);

     o    seventh, to each holder of a Farallon Portfolio Junior Loan, on a pari passu and pro rata basis, an amount equal to its pro rata portion of all non-note-specific principal payments received on the Farallon
          Portfolio Loan Combination (calculated based on the respective principal balances of such notes relative to the outstanding principal balance of the Farallon Portfolio Loan Combination), to be applied in reduction the principal balance of each such note;

     o    eighth, to each holder of a Farallon Portfolio Senior Loan, an amount equal to the applicable amount of prepayment premium actually paid by the Farallon Portfolio Borrower or other obligated entity with respect to each such note (such amount with respect to each related note, a
          "Note A Prepayment Premium Entitlement," and such amounts with respect to such notes, collectively, the "Aggregate Note A Prepayment Premium
          Entitlement"), provided that if the amount distributable pursuant to this clause is less than the Aggregate Note A Prepayment Premium
          Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note A Prepayment Premium Entitlement relative to the Aggregate Note A Prepayment Premium Entitlement), and provided further that such applicable amount of prepayment premium shall be determined (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the principal balance of the applicable note being prepaid and (ii) if the prepayment premium is a "yield maintenance" or
          "spread maintenance" premium, by separately computing the prepayment premium for such note based on the formula provided in the Farallon
          Portfolio loan documents but calculated based on the applicable interest rate for each such Farallon Portfolio Senior Loan and the portion of the principal balance of the applicable note being prepaid;

     o    ninth, to each holder of a Farallon Portfolio Junior Loan, an amount equal to the applicable amount of prepayment premium actually paid by the Farallon Portfolio Borrower or other obligated entity with respect to each related note (such amount with respect to each such note, a
          "Note B Prepayment Premium Entitlement," and such amounts with respect to such notes, collectively, the "Aggregate Note B Prepayment Premium
          Entitlement"), provided that if the amount distributable pursuant to this clause is less than the Aggregate Note B Prepayment Premium
          Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note B Prepayment

                                      S-95

          Premium Entitlement relative to the Aggregate Note B Prepayment
          Premium Entitlement), and provided further that such applicable amount of prepayment premium shall be determined (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the principal balance of the applicable note being prepaid and (ii) if the prepayment premium is a "yield maintenance" or "spread maintenance" premium, by separately computing the prepayment premium for such note based on the formula provided in the Farallon Portfolio loan documents but calculated based on the applicable interest rate for each Farallon
          Portfolio Junior Loan and the portion of the principal balance of the applicable note being prepaid;

     o    tenth, to each holder of a Farallon Portfolio Senior Loan and each holder of a Farallon Portfolio Junior Loan, in an amount equal to any and all other fees (including, without limitation, any late charges)
          payable by any Farallon Portfolio Borrower pursuant to the terms of the Farallon Portfolio loan documents, in accordance with their respective outstanding principal balances relative to the outstanding principal balance of the Farallon Portfolio Loan Combination, to the extent actually paid and not payable pursuant to the ML-CFC Series
          2007-8 Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain unanticipated expenses relating in any way to the Farallon Portfolio Loan Combination or (z) to any servicer or trustee under the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement;

     o    eleventh, to each holder of a Farallon Portfolio Senior Loan and each holder of a Farallon Portfolio Junior Loan, in an amount equal to any default interest in excess of the interest paid in accordance with clauses second or fifth above, in accordance with their respective outstanding principal balances relative to the outstanding principal balance of the Farallon Portfolio Loan Combination, to the extent actually paid and not payable pursuant to the ML-CFC Series 2007-8
          Pooling and Servicing Agreement (x) to cover interest on advances, (y)
          to offset certain unanticipated expenses relating in any way to the
          Farallon Portfolio Loan Combination or (z) to any servicer or trustee under the ML-CFC Series 2007-8 Pooling and Servicing Agreement; and

     o    twelfth, if any excess amount is paid by any Farallon Portfolio
          Borrower or otherwise and is not required to be returned to any
          Farallon Portfolio Borrower or to a party other than a note holder under the Farallon Portfolio loan documents, and not otherwise applied in accordance with the foregoing clauses, such amount shall be paid to each holder of a Farallon Portfolio Senior Loan and each holder of a
          Farallon Portfolio Junior Loan pro rata in accordance with their original principal balances (but calculated as if each note that was paid in full in connection with a prior application on a prior distribution date, had an original principal balance equal to zero).

     Pursuant to the Farallon Portfolio Intercreditor Agreement, if a monetary event of default or non-monetary event of default which caused the Farallon
Portfolio Trust Mortgage Loan to become a specially serviced mortgage loan has occurred and is continuing, all amounts that any Farallon Portfolio Borrower tenders or that are otherwise available to pay the Farallon Portfolio Loan
Combination, whether received in the form of a monthly payment, a balloon payment, liquidation proceeds, proceeds under any insurance policy or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Farallon Portfolio Mortgaged Real
Property or released to any Farallon Portfolio Borrower in accordance with the servicing standard under the ML-CFC Series 2007-8 Pooling and Servicing
Agreement or the Farallon Portfolio loan documents and (y) all amounts for required reserves or escrows required by the Farallon Portfolio loan documents to be held as reserves or escrows) shall be distributed generally in the following manner, to the extent of available funds:

     o    first, to the servicers and the trustee under the ML-CFC Series 2007-8
          Pooling and Servicing Agreement, as applicable, all amounts then due and payable to such parties pursuant to and in

                                      S-96

          accordance with the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement with respect to the Farallon Portfolio Loan Combination;

     o    second, to each holder of a Farallon Portfolio Senior Loan on a pari passu and pro rata basis (in proportion to the respective amounts of interest (excluding default interest) then due and payable on each related note during the related interest accrual period for such note)
          in an amount equal to the accrued and unpaid interest (excluding default interest) during the related interest accrual period for the related note on the applicable Farallon Portfolio Senior Loan outstanding principal balances at (x) with respect to the Farallon
          Portfolio Trust Mortgage Loan, the applicable interest rate for such loan minus the applicable master servicing fee rate and applicable trust administration fee rate, and (y) with respect to each Farallon
          Portfolio A-Note Non-Trust Loan, the applicable interest rate for the related note minus the applicable master servicing fee rate;

     o    third, to each holder of a Farallon Portfolio Senior Loan, on a pari passu and pro rata basis, an amount equal to all principal payments received on the Farallon Portfolio Loan Combination (calculated based on their outstanding principal balances relative to the outstanding aggregate principal balance of the Farallon Portfolio Senior Loan), until the principal balance of each such Farallon Portfolio Senior
          Loan has been reduced to zero;

     o    fourth, to each holder of a Farallon Portfolio Junior Loan, on a pari passu and pro rata basis (in proportion to the respective amounts of interest (excluding default interest) then due and payable on each related note during the related interest accrual period for such note)
          in an amount equal to the accrued and unpaid interest (excluding default interest) during the related interest accrual period for the related note on the applicable Farallon Portfolio Junior Loan outstanding principal balance at (y) with respect to the Farallon
          Portfolio B-Note Trust Mortgage Loan, the applicable interest rate for such loan minus the applicable master servicing fee rate and the applicable trust administration fee rate; and (z) with respect to each
          Farallon Portfolio B-Note Non-Trust Loan, the applicable interest rate for the related note minus the applicable master servicing fee rate;

     o    fifth, to each holder of a Farallon Portfolio Junior Loan, in an aggregate amount equal to the aggregate outstanding principal balance of the Farallon Portfolio Junior Loan, on a pari passu and pro rata basis (calculated based on their respective outstanding principal balances relative to the aggregate outstanding principal balance of the Farallon Portfolio Junior Loan), to be applied in reduction of the outstanding principal balance of the Farallon Portfolio Junior Loan, until such amount has been reduced to zero;

     o    sixth, to each holder of a Farallon Portfolio Senior Loan, an amount equal to its applicable Note A Prepayment Premium Entitlement, provided that if the amount distributable pursuant to this clause is less than the Aggregate Note A Prepayment Premium Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note A Prepayment Premium Entitlement relative to the
          Aggregate Note A Prepayment Premium Entitlement), and provided further that such applicable amount of prepayment premium shall be determined
          (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the principal balance of the applicable note being prepaid and (ii)
          if the prepayment premium is a "yield maintenance" or "spread maintenance" premium, by separately computing the prepayment premium for such note based on the formula provided in the Farallon Portfolio loan documents but calculated based on the applicable interest rate for each Farallon Portfolio Senior Loan and the portion of the principal balance of the applicable note being prepaid;

     o    seventh, to each holder of a Farallon Portfolio Junior Loan, an amount equal to its applicable Note B Prepayment Premium Entitlement, provided that if the amount distributable pursuant to this

                                      S-97

          clause is less than the Aggregate Note B Prepayment Premium
          Entitlement, then any such shortfall shall be borne by each such note holder on a pari passu and pro rata basis (calculated based on each such note's respective Note B Prepayment Premium Entitlement relative to the Aggregate Note B Prepayment Premium Entitlement), and provided further that such applicable amount of prepayment premium shall be determined (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the principal balance of the applicable note being prepaid and (ii) if the prepayment premium is a "yield maintenance" or
          "spread maintenance" premium, by separately computing the prepayment premium for such note based on the formula provided in the Farallon
          Portfolio loan documents but calculated based on the applicable interest rate for each Farallon Portfolio Junior Loan and the portion of the principal balance of the applicable note being prepaid;

     o    eighth, to each holder of a Farallon Portfolio Senior Loan on a pari passu and pro rata basis, in an amount equal to any and all other fees
          (including, without limitation, any late charges) payable by any
          Farallon Portfolio Borrower pursuant to the terms of the Farallon
          Portfolio loan documents, in accordance with their respective percentage interests (based on their outstanding principal balances relative to the outstanding principal balance of the Farallon
          Portfolio Loan Combination), to the extent actually paid and not payable pursuant to the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement (x) to cover interest on advances, (y) to offset certain unanticipated expenses relating in any way to the Farallon Portfolio
          Loan Combination or (z) to any servicer or trustee under the ML-CFC
          Series 2007-8 Pooling and Servicing Agreement;

     o    ninth, to each holder of a Farallon Portfolio Senior Loan on a pari passu and pro rata basis, in an amount equal to any default interest in excess of the interest paid in accordance with clauses second and fourth above, in accordance with their respective percentage interests
          (based on their outstanding principal balances relative to the outstanding principal balance of the Farallon Portfolio Loan
          Combination), to the extent actually paid and not payable pursuant to the ML-CFC Series 2007-8 Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain unanticipated expenses relating in any way to the Farallon Portfolio Loan Combination or (z)
          to any servicer or trustee under the ML-CFC Series 2007-8 Pooling and
          Servicing Agreement;

     o    tenth, to each holder of a Farallon Portfolio Junior Loan, in an amount equal to all other fees (including, without limitation, any late charges) payable by any Farallon Portfolio Borrower pursuant to the terms of the Farallon Portfolio loan documents, in accordance with their respective percentage interests (based on their outstanding principal balances relative to the outstanding principal balance of the Farallon Portfolio Loan Combination), to the extent actually paid and not payable pursuant to the ML-CFC Series 2007-8 Pooling and
          Servicing Agreement (x) to cover interest on advances, (y) to offset certain unanticipated expenses relating in any way to the Farallon
          Portfolio Loan Combination or (z) to any servicer or trustee under the
          ML-CFC Series 2007-8 Pooling and Servicing Agreement;

     o    eleventh, to each holder of a Farallon Portfolio Junior Loan, in an amount equal to any default interest in excess of the interest paid in accordance with clauses second, fourth, and ninth above, in accordance with their respective percentage interests (based on their outstanding principal balances relative to the outstanding principal balance of the Farallon Portfolio Loan Combination), to the extent actually paid and not payable pursuant to the ML-CFC Series 2007-8 Pooling and
          Servicing Agreement (x) to cover interest on advances, (y) to offset certain unanticipated expenses relating in any way to the Farallon
          Portfolio Loan Combination or (z) to any servicer or trustee under the
          ML-CFC Series 2007-8 Pooling and Servicing Agreement;

     o    twelfth, if the proceeds of any foreclosure sale or any liquidation of the Farallon Portfolio Loan Combination or Farallon Portfolio
          Mortgaged Real Property exceed the amounts required to be

                                      S-98

          applied in accordance with the foregoing clauses and, as a result of a workout the principal balance of any Farallon Portfolio Junior Loan has been reduced, such excess amount shall be paid to each holder of a
          Farallon Portfolio Junior Loan, on a pari passu and pro rata basis, in an aggregate amount up to the reduction, if any, of the principal balance of the Farallon Portfolio Junior Loan as a result of such workout; and

     o    thirteenth, if any excess amount is paid by any Farallon Portfolio
          Borrower or otherwise and is not required to be returned to any
          Farallon Portfolio Borrower or to a party other than a note holder under the Farallon Portfolio loan documents, and not otherwise applied in accordance with the foregoing clauses, such amount shall be paid to each holder of a Farallon Portfolio Senior Loan and each holder of a
          Farallon Portfolio Junior Loan pro rata in accordance with their original principal balances (but calculated as if each note that was paid in full in connection with a prior application on a prior distribution date, had an original principal balance equal to zero).

     Control Rights. The ML-CFC Series 2007-8 Master Servicer or the ML-CFC
Series 2007-8 Special Servicer, as applicable, shall be required, prior to taking or not taking any action that is a Farallon Portfolio Major Decision (as defined below), to notify in writing the Farallon Portfolio Controlling Party
(or its Farallon Portfolio Operating Advisor (as defined below)) of any proposal to take (or not take) any such actions and to receive the written approval of the Farallon Portfolio Controlling Party (or its Farallon Portfolio Operating
Advisor); provided that (1) if the Farallon Portfolio Controlling Party (or its
Farallon Portfolio Operating Advisor) fails to notify the applicable servicer of its approval or disapproval of any such proposed action within 10 business days
(or, if the Farallon Portfolio loan agreement provides for a shorter period for lender to give consent, no later than one business day prior to such shorter period) of delivery to the Farallon Portfolio Controlling Party (or its Farallon
Portfolio Operating Advisor) by the applicable servicer of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such action by the applicable servicer shall be deemed to have been approved by the Farallon Portfolio
Controlling Party (or its Farallon Portfolio Operating Advisor) and (2) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures described below and provided, further that any notice sent by the applicable servicer shall contain a statement in bold type to the effect that failure to respond within 10 business days shall constitute consent. Notwithstanding the foregoing, the applicable servicer may take any Farallon Portfolio Major
Decision or any action set forth in the asset status report before the expiration of the aforementioned ten-business-day period if (A) the applicable servicer has reasonably determined that failure to take such action would violate applicable law, the terms of the Farallon Portfolio loan documents, the servicing standard under the ML-CFC Series 2007-8 Pooling and Servicing
Agreement and/or the ML-CFC Series 2007-8 Pooling and Servicing Agreement, and
(B) it has delivered written notice to the Farallon Portfolio Controlling Party at least two business days prior to taking such Farallon Portfolio Major
Decision or action (except in cases of emergency, when no prior notice need be sent, in which event the acting party shall so advise the Farallon Portfolio
Controlling Party (or its Farallon Portfolio Operating Advisor) with reasonable diligence of the action taken).

     The ML-CFC Series 2007-8 Special Servicer shall promptly provide the
Farallon Portfolio Controlling Party (or its Farallon Portfolio Operating
Advisor) with copies of asset status reports in accordance with the time frames set forth in, and in accordance with, the ML-CFC Series 2007-8 Pooling and
Servicing Agreement. With respect to the Farallon Portfolio Loan Combination, if the asset status report recommends any Farallon Portfolio Major Decision, then the ML-CFC Series 2007-8 Special Servicer shall provide to the Farallon
Portfolio Controlling Party (or its Farallon Portfolio Operating Advisor) all
information in the possession of the ML-CFC Series 2007-8 Special Servicer or reasonably obtainable by the ML-CFC Series 2007-8 Special Servicer which the
ML-CFC Series 2007-8 Special Servicer considers to be material in connection with evaluating any of the foregoing proposed actions or which is reasonably requested by the Farallon Portfolio Controlling Party (or its Farallon Portfolio
Operating Advisor) and the Farallon Portfolio Controlling Party (or its Farallon
Portfolio Operating Advisor) shall then have the period of time described above
(to the extent such period does not delay the ML-CFC Series 2007-8 Special
Servicer from taking any action that is required by the servicing standard

                                      S-99

under the ML-CFC Series 2007-8 Pooling and Servicing Agreement prior to the expiration of such period) within which to consult with, advise and direct the
ML-CFC Series 2007-8 Special Servicer regarding the proposed action and the
ML-CFC Series 2007-8 Special Servicer shall follow such advice and direction;
provided that any notice sent by the ML-CFC Series 2007-8 Special Servicer shall contain a statement in bold type to the effect that failure to respond within the period of time described above shall constitute consent; and provided, further, that (A) if the Farallon Portfolio Controlling Party (or its Farallon
Portfolio Operating Advisor) fails to notify the ML-CFC Series 2007-8 Special
Servicer of its approval or disapproval of any such proposed action within the period of time described above, such action by the ML-CFC Series 2007-8 Special
Servicer shall be deemed to have been approved by the Farallon Portfolio
Controlling Party (or its Farallon Portfolio Operating Advisor), (B) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures set forth in the ML-CFC Series 2007-8 Pooling and Servicing Agreement with respect to the delivery and approval of such asset status report and (C) such rights are subject to the limitations set forth below, including but not limited to the obligation of the ML-CFC Series 2007-8 Special Servicer to act in
accordance with the servicing standard under the ML-CFC Series 2007-8 Pooling and Servicing Agreement. Notwithstanding the foregoing, any amounts funded, whether by any servicer or Trustee on behalf of any note holder or by any note holder pursuant to the Farallon Portfolio Intercreditor Agreement, under the
Farallon Portfolio loan documents as a result of (1) the making of any protective advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to any note shall not at any time be deemed to contravene this subsection.

     Notwithstanding anything contained in the ML-CFC Series 2007-8 Pooling and
Servicing Agreement or Farallon Portfolio Intercreditor Agreement, no servicer shall comply with any advice, consultation or disapproval provided by the
Farallon Portfolio Controlling Party (or its Farallon Portfolio Operating
Advisor) if such advice, consultation or disapproval would (i) require or cause the applicable servicer to violate any applicable law, (ii) be inconsistent with the servicing standard under the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, (iii) require or cause the applicable servicer to violate the provisions of the Farallon Portfolio Intercreditor Agreement or the ML-CFC
Series 2007-8 Pooling and Servicing Agreement relating to the REMIC provisions
(if applicable) or the grantor trust provisions of the Code (if applicable),
(iv) require or cause the applicable servicer to violate any other provisions of the Farallon Portfolio Intercreditor Agreement or the ML-CFC Series 2007-8
Pooling and Servicing Agreement, or (v) require or cause the applicable servicer to violate the terms of the Farallon Portfolio Loan Combination.

     Appointment of Farallon Portfolio Operating Advisor. The Farallon Portfolio
Controlling Party shall have the right at any time to appoint an operating advisor for the Farallon Portfolio Loan Combination (the "Farallon Portfolio
Operating Advisor"). The Farallon Portfolio Controlling Party shall have the right in its sole discretion at any time and from time to time to remove and replace the Farallon Portfolio Operating Advisor. When exercising its various rights, the Farallon Portfolio Controlling Party may, at its option, in each case, act through the Farallon Portfolio Operating Advisor. The Farallon
Portfolio Operating Advisor may be any person or entity (other than any Farallon
Portfolio Borrower, its principal or any affiliate of any Farallon Portfolio
Borrower), including, without limitation, the Farallon Portfolio Controlling
Party, any officer or employee of the Farallon Portfolio Controlling Party, any affiliate of the Farallon Portfolio Controlling Party or any other unrelated third party. No such Farallon Portfolio Operating Advisor shall owe any fiduciary duty or other duty to any other person or entity (other than the
Farallon Portfolio Controlling Party). All actions that are permitted to be taken by the Farallon Portfolio Controlling Party may be taken by the Farallon
Portfolio Operating Advisor acting on behalf of the Farallon Portfolio
Controlling Party.

     Appointment of Special Servicer. The Farallon Portfolio Controlling Party
(or its Farallon Portfolio Operating Advisor) may remove the special servicer with respect to the Farallon Portfolio Loan Combination and appoint a successor special servicer, in each case, at any time, and from time to time, and for any reason whatsoever or no reason at all, and, in each case, in accordance with the requirements for designating a replacement special servicer set forth in the
ML-CFC Series 2007-8 Pooling and Servicing Agreement.

                                      S-100

     Other Rights. Without limiting any other right of the Farallon Portfolio
Controlling Party, the Farallon Portfolio Controlling Party will have, with respect to the Farallon Portfolio Loan Combination, (1) all rights given to the
Farallon Portfolio Controlling Party in the ML-CFC Series 2007-8 Pooling and
Servicing Agreement and (2) all rights given to the controlling class representative (under the ML-CFC Series 2007-8 Pooling and Servicing Agreement)
in the ML-CFC Series 2007-8 Pooling and Servicing Agreement as if the Farallon
Portfolio Loan Combination were a loan that was not part of a Loan Combination.
In that regard, the Farallon Portfolio Controlling Party will have the right, within 60 days of a fair value determination being made with respect to the
Farallon Portfolio Trust Mortgage Loan following the occurrence of certain defaults with respect thereto, to purchase the Farallon Portfolio Trust Mortgage
Loan at the option purchase price specified in the Farallon Portfolio
Intercreditor Agreement prior to any other person. The related option purchase price for the Farallon Portfolio Trust Mortgage Loan will be determined by, or be based on information provided by, the special servicer under the ML-CFC
Series 2007-8 Pooling and Servicing Agreement.

     "Farallon Portfolio Major Decision" means:

     o    any acceleration of the Farallon Portfolio Loan Combination (unless such acceleration is by its terms automatic under the Farallon
          Portfolio loan agreement);

     o    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of all or any portion of the Farallon Portfolio Mortgaged Real Property and/or the other collateral securing the Farallon Portfolio Loan Combination or any subsequent sale of all or any portion of the Farallon Portfolio
          Mortgaged Real Property (including REO Property) or other collateral securing the Farallon Portfolio Loan Combination;

     o    any modification of, or waiver (a) with respect to the Farallon
          Portfolio Loan Combination that would result in the extension of the maturity date or extended maturity date thereof (other than an extension in accordance with the terms of the Farallon Portfolio loan agreement), a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Farallon Portfolio Loan Combination or a modification or waiver of any other monetary term of the Farallon Portfolio Loan
          Combination relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Farallon Portfolio loan documents (including any prepayment premium), including any acceptance of a discounted payoff of the Farallon Portfolio Loan Combination, or a modification or waiver of any provision of the Farallon Portfolio
          Loan Combination which restricts any Farallon Portfolio Borrower or its equity owners from incurring additional indebtedness or (b) of any material non-monetary term of the Farallon Portfolio Loan Combination;

     o    any modification of any monetary term of the Farallon Portfolio loan documents;

     o    any proposed sale of all or any portion of the Farallon Portfolio
          Mortgaged Real Property (other than as specifically permitted by the terms of the Farallon Portfolio loan documents or in connection with a termination of the trust fund created in connection with a securitization);

     o    any acceptance of a discounted payoff of the Farallon Portfolio Loan
          Combination;

     o    any determination to bring all or any portion of the Farallon
          Portfolio Mortgaged Real Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located all or any portion of the Farallon Portfolio
          Mortgaged Real Property or REO Property;

                                      S-101

     o    any release of any collateral for the Farallon Portfolio Loan
          Combination (other than in accordance with the Farallon Portfolio loan documents);

     o    any acceptance of additional or substitute collateral for the Farallon
          Portfolio Loan Combination (other than in accordance with the Farallon
          Portfolio loan documents);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any acceptance of an assumption agreement releasing any Farallon
          Portfolio Borrower, or any guarantor, from liability under the
          Farallon Portfolio Loan Combination;

     o    the approval by any person or entity of any replacement special servicer for the Farallon Portfolio Loan Combination (other than in connection with the ML-CFC Series 2007-8 trustee becoming the successor thereto pursuant to the terms of the ML-CFC Series 2007-8
          Pooling and Servicing Agreement);

     o    the voting, adoption or approval of any plan or reorganization, restructuring or similar plan in the bankruptcy of any Farallon
          Portfolio Borrower;

     o    any renewal or replacement of the then-existing insurance policies (if lender approval is provided for in the applicable Farallon Portfolio loan documents);

     o    any sale of all or any portion of the Farallon Portfolio Loan
          Combination (which would in any event be subject to the Farallon
          Portfolio Intercreditor Agreement) other than in connection with the exercise of a purchase option set forth in the ML-CFC Series 2007-8
          Pooling and Servicing Agreement (provided that the foregoing shall not limit any note holder's rights to transfer or pledge all or any portion of any interest in the Farallon Portfolio Loan Combination in accordance with the Farallon Portfolio Intercreditor Agreement);

     o    any incurrence of additional debt by any Farallon Portfolio Borrower or any mezzanine financing by any direct or indirect beneficial owner of any Farallon Portfolio Borrower except in accordance with the terms of the Farallon Portfolio loan documents and the approval of any intercreditor agreement in connection therewith;

     o    any release of any Farallon Portfolio Borrower or any guarantor from any obligation of or liability with respect to the Farallon Portfolio
          Loan Combination;

     o    any transfer or pledge of all or any portion of the Farallon Portfolio
          Mortgaged Real Property or any portion thereof or any transfer or pledge of any direct or indirect ownership interest in any Farallon
          Portfolio Borrower, except as may be expressly permitted by the
          Farallon Portfolio loan documents or any consent to an assignment and assumption of the Farallon Portfolio Loan Combination pursuant to the
          Farallon Portfolio loan documents except as may be expressly permitted by the Farallon Portfolio loan documents;

     o    any proposed modification or waiver of any provision of the Farallon
          Portfolio loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by any
          Farallon Portfolio Borrower or guarantor;

     o    exercise of any right under the Farallon Portfolio loan documents to terminate a property management agreement for all or any portion of the Farallon Portfolio Mortgaged Property upon the occurrence of an event of default or default by the property manager or any approval rights

                                      S-102

          with respect to any change of the property manager for all or any portion of the Farallon Portfolio Mortgaged Property;

     o    any material reduction or material waiver of any Farallon Portfolio
          Borrower's obligations to pay any reserve amounts under the Farallon
          Portfolio loan documents;

     o    any approval or material waiver or modification of any material insurance requirements set forth in the Farallon Portfolio loan documents;

     o    any adoption, implementation or determination with respect to a business plan or budget submitted by any Farallon Portfolio Borrower with respect to the Farallon Portfolio Mortgaged Property (if a lender approval is provided for in the applicable Farallon Portfolio loan documents);

     o    the execution or renewal of any lease (if a lender approval is provided for in the applicable Farallon Portfolio loan documents);

     o    any determination with respect to any material alterations on all or any portion of the Farallon Portfolio Mortgaged Real Property (if
          lender approval is provided for in the applicable Farallon Portfolio loan documents);

     o    the release to any Farallon Portfolio Borrower of any escrow for which such Farallon Portfolio Borrower is not entitled under the Farallon
          Portfolio loan documents or under applicable law;

     o    entry into or approval of any documents relating to ARC Housing LLC or
          ARC Housing 2 LLC, including any intercreditor agreement (if a lender approval is provided for in the applicable Farallon Portfolio loan documents);

     o    the determination of any debt service coverage test (if lender is entitled to determine same under the applicable Farallon Portfolio loan documents and to the extent lender has such discretion);

     o    any amendment to any single purpose entity provision of the related
          Farallon Portfolio loan documents;

     o    any determination regarding the use or application of condemnation awards or insurance proceeds to the extent lender has such discretion;
          or

     o    other material waiver, amendment, or modification of any Farallon
          Portfolio loan document not included in the prior bullet points above.

     Consultation Rights. Pursuant to the Farallon Portfolio Intercreditor
Agreement, if MLML or any entity wholly owned by MLML owns any of the promissory notes evidencing the Farallon Portfolio Loan Combination, then MLML and each such other entity, as applicable, shall have non-binding consultation rights with respect to the Farallon Portfolio Control Rights but subject to all timing and other limitations with respect thereto to which the Farallon Portfolio
Controlling Party is subject.

                                      S-103

                                     TABLE A

                                PROMISSORY NOTES

FIXED RATE FIVE YEAR NOTE:

                                   FIXED
 FIXED RATE FIVE                  INTEREST   FIXED RATE FIVE                FIXED INTEREST
   YEAR NOTE A       AMOUNT ($)   RATE (%)     YEAR NOTE B    AMOUNT ($)       RATE (%)       TOTAL ($)
------------------  ------------  ---------  ---------------  ------------  --------------  ------------

  Fixed Rate Five                            Fixed Rate Five
  Year Note A-1*    $ 23,245,000   6.4194%   Year Note B-1*   $ 26,755,000      6.4194%     $ 50,000,000
  Fixed Rate Five                            Fixed Rate Five
  Year Note A-2*      23,245,000   6.4194%   Year Note B-2*     26,755,000      6.4194%       50,000,000
  Fixed Rate Five                            Fixed Rate Five
  Year Note A-3*      23,245,000   6.4194%   Year Note B-3*     26,755,000      6.4194%       50,000,000
  Fixed Rate Five                            Fixed Rate Five
  Year Note A-4       23,245,000   6.4194%   Year Note B-4      26,755,000      6.4194%       50,000,000
  Fixed Rate Five                            Fixed Rate Five
  Year Note A-5       23,245,000   6.4194%   Year Note B-5      26,755,000      6.4194%       50,000,000
  Fixed Rate Five                            Fixed Rate Five
  Year Note A-6       23,245,000   6.4194%   Year Note B-6      26,755,000      6.4194%       50,000,000
                    ------------                              ------------                  ------------
TOTAL               $139,470,000                              $160,530,000                  $300,000,000
                    ============                              ============                  ============

FIXED RATE SEVEN YEAR NOTE:

                                   FIXED
 FIXED RATE SEVEN                 INTEREST  FIXED RATE SEVEN                FIXED INTEREST
    YEAR  NOTE A      AMOUNT ($)  RATE (%)     YEAR NOTE B     AMOUNT ($)       RATE (%)      TOTAL ($)
-------------------  -----------  --------  ----------------  ------------  --------------  ------------

  Fixed Rate Seven                          Fixed Rate Seven
  Year Note A-1      $23,245,000   6.5226%  Year Note B-1     $ 26,755,000      6.5226%     $ 50,000,000
  Fixed Rate Seven                          Fixed Rate Seven
  Year Note A-2       23,245,000   6.5226%  Year Note B-2       26,755,000      6.5226%       50,000,000
  Fixed Rate Seven                          Fixed Rate Seven
  Year Note A-3       23,245,000   6.5226%  Year Note B-3       26,755,000      6.5226%       50,000,000
  Fixed Rate Seven                          Fixed Rate Seven
  Year Note A-4       23,245,000   6.5226%  Year Note B-4       26,755,000      6.5226%       50,000,000
                     -----------                              ------------                  ------------
TOTAL                $92,980,000                              $107,020,000                  $200,000,000
                     ===========                              ============                  ============

FIXED RATE TEN YEAR NOTE:

                                     FIXED                                            FIXED
    FIXED RATE TEN                  INTEREST     FIXED RATE TEN                   INTEREST RATE
      YEAR NOTE A      AMOUNT ($)   RATE (%)       YEAR NOTE B       AMOUNT ($)         (%)        TOTAL ($)
--------------------  ------------  --------  --------------------  ------------  -------------  ------------

10 Year - Fixed A-1   $ 23,245,000   6.4650%  10 Year - Fixed B-1   $ 26,755,000      6.4650%    $ 50,000,000
10 Year - Fixed A-2     23,245,000   6.4650%  10 Year - Fixed B-2     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-3     23,245,000   6.4650%  10 Year - Fixed B-3     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-4     23,245,000   6.4650%  10 Year - Fixed B-4     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-5     23,245,000   6.4650%  10 Year - Fixed B-5     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-6     23,245,000   6.4650%  10 Year - Fixed B-6     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-7     23,245,000   6.4650%  10 Year - Fixed B-7     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-8     23,245,000   6.4650%  10 Year - Fixed B-8     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-9     23,245,000   6.4650%  10 Year - Fixed B-9     26,755,000      6.4650%      50,000,000
10 Year - Fixed A-10    23,245,000   6.4650%  10 Year - Fixed B-10    26,755,000      6.4650%      50,000,000
10 Year - Fixed A-11    23,245,000   6.4650%  10 Year - Fixed B-11    26,755,000      6.4650%      50,000,000
10 Year - Fixed A-12    11,855,000   6.4650%  10 Year - Fixed B-12    13,645,000      6.4650%      25,500,000
                      ------------                                  ------------                 ------------
TOTAL                 $267,550,000                                  $307,950,000                 $575,500,000
                      ============                                  ============                 ============

                                      S-104

FLOATING RATE A NOTE:

                        ORIGINAL
FLOATING RATE A NOTE   BALANCE ($)       INTEREST RATE (%)
--------------------   ------------   -----------------------
Floating Rate A Note   $500,000,000   One-month LIBOR + 0.75%

INITIAL AGGREGATE PRINCIPAL AMOUNT (ALL NOTES)

INITIAL AGGREGATE
 PRINCIPAL AMOUNT
(FIXED AND FLOATING)  A NOTE AMOUNT ($)  B NOTE AMOUNT ($)  TOTAL AMOUNT ($)
--------------------  -----------------  -----------------  ----------------
                       $1,000,000,000       $575,500,000     $1,575,500,000

----------

*    Included in the Farallon Portfolio Trust Mortgage Loan.

     The Arundel Mills Loan Combination.

     General. The Arundel Mills Trust Mortgage Loan, which has a cut-off date principal balance of $64,166,667, representing approximately 6.8% of the initial mortgage pool balance and approximately 8.6% of the initial loan group 1 balance, is part of the Arundel Mills Loan Combination. The Arundel Mills Loan
Combination consists of the Arundel Mills Trust Mortgage Loan and the three (3)
pari passu Arundel Mills Pari Passu Non-Trust Loans, which are not included in the trust for our MLMT Series 2008-C1 certificates, but are secured by the same mortgaged real property. The Arundel Mills Pari Passu Non-Trust Loans are currently held as follows: (a) Note A-1 (with a cut-off date principal balance of $128,333,334) is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2007-4, (b) Note A-2 (with a cut-off date principal balance of $128,333,333) is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2007-5, and (c) Note A-4
(with a cut-off date principal balance of $64,166,666) is currently held by Bank of America, National Association or an affiliate thereof. The Arundel Mills Pari
Passu Non-Trust Loan Note A-4 or a portion thereof may be included in a future securitization and/or may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     The Arundel Mills Loan Combination is serviced pursuant to the pooling and servicing agreement relating to the BACM Series 2007-4 Securitization. The relative rights of the holders of the loans comprising the Arundel Mills Loan
Combination are governed by the Arundel Mills Intercreditor Agreement.

     Priority of Payments. Pursuant to the Arundel Mills Intercreditor
Agreement, collections on the Arundel Mills Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will, in general, be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the BACM Series 2007-4 Pooling and
Servicing Agreement), to the issuing entity, as holder of the Arundel Mills
Trust Mortgage Loan, and to the holders of the Arundel Mills Pari Passu
Non-Trust Loans, on a pari passu and pro rata basis, in accordance with their respective principal balances.

                                      S-105

     Consent Rights. Pursuant to the BACM Series 2007-4 Pooling and Servicing
Agreement and the Arundel Mills Intercreditor Agreement, the Arundel Mills
Controlling Party will be entitled to advise the BACM Series 2007-4 Special
Servicer with respect to the following actions, and in general, the BACM Series
2007-4 Special Servicer will not be permitted to take any of the following actions as to which the Arundel Mills Controlling Party has objected within ten business days of being notified thereof:

     (i)   any proposed or actual foreclosure upon or comparable conversion
           (which may include acquisitions of a REO Property related to the
           Arundel Mills Loan Combination) of the ownership of properties securing such of the Arundel Mills Loan Combination as come into and continue in default;

     (ii)  any modification or waiver of the Arundel Mills Loan Combination;

     (iii) any proposed or actual sale of the Arundel Mills Loan Combination or a related REO Property (other than in connection with the termination of the BACM Series 2007-4 trust fund);

     (iv)  any determination to bring a REO Property related to the Arundel
           Mills Loan Combination into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO
           Property;

     (v)   any acceptance of substitute or additional collateral for the Arundel
           Mills Loan Combination unless the lender is required to accept such collateral under the related mortgage loan documents and any release of the real estate collateral securing the Arundel Mills Loan
           Combination (except for non-material parcels);

     (vi)  any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under the
           Arundel Mills Loan Combination;

     (viii) any acceptance of a discounted payoff of the Arundel Mills Loan
           Combination;

     (ix)  any release of earnout reserve funds (other than as expressly required or automatically occurring, with no lender discretion, under the related loan documents);

     (x)   the release of any letters of credit (other than as expressly required or automatically occurring, with no lender discretion, under the related loan documents);

     (xi)  any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required or automatically occurring, with no lender discretion, under the related loan documents); and

     (xii) any change in property manager or franchise (other than as expressly required or automatically occurring, with no lender discretion, under the related loan documents).

     In addition, the Arundel Mills Controlling Party may direct the BACM Series
2007-4 Special Servicer to take, or to refrain from taking, such other actions as the Arundel Mills Controlling Party may deem advisable or as to which provision is otherwise made in the BACM Series 2007-4 Pooling and Servicing
Agreement. The Arundel Mills Controlling Party will not be permitted to object to an action of the BACM Series 2007-4 Special Servicer that would cause the
BACM Series 2007-4 Special Servicer to take any action or refrain from taking any action which would violate any applicable law, be inconsistent with the servicing standard under the BACM Series 2007-4 Pooling and Servicing Agreement,
otherwise violate the BACM Series 2007-4 Pooling and Servicing Agreement, the
Arundel Mills Intercreditor Agreement or the REMIC provisions of the Code or expose

                                      S-106

to liability, or increase the scope of responsibilities of, various parties to the BACM Series 2007-4 Pooling and Servicing Agreement and related persons and entities.

     Replacement of BACM Series 2007-4 Special Servicer. The BACM Series 2007-4
Pooling and Servicing Agreement provides that the BACM Series 2007-4 Special
Servicer may be removed, with or without cause, with the consent of the BACM
Series 2007-4 majority certificateholder of the controlling class and subject to the receipt of rating agency confirmation.

     Purchase Options. Upon the Arundel Mills Loan Combination becoming a defaulted loan under the BACM Series 2007-4 Pooling and Servicing Agreement, the
BACM Series 2007-4 Trustee is required to send notice to the trustee for each securitization that includes a mortgage loan that is part of the Arundel Mills
Loan Combination (including, without limitation, the Arundel Mills Trust
Mortgage Loan) indicating that the purchase option holder designated in the related pooling and servicing agreement has the option to purchase such mortgage loan from the related trust at the fair value purchase price (determined by the
BACM Series 2007-4 Special Servicer in accordance with the BACM Series 2007-4
Pooling and Servicing Agreement) and pursuant to the terms of the BACM Series
2007-4 Pooling and Servicing Agreement.

     The Apple Hotel Portfolio Loan Combination.

     General. The Apple Hotel Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $63,106,250, representing approximately 6.7% of the initial mortgage pool balance and approximately 8.5% of the initial loan group 1 balance, is part of the Apple Hotel Portfolio Loan Combination. The Apple Hotel
Portfolio Loan Combination consists of the Apple Hotel Portfolio Trust Mortgage
Loan and the Apple Hotel Portfolio Pari Passu Non-Trust Loans, which are not included in the trust for our Series 2008-C1 certificates, but are secured by the same mortgaged real property. One (1) of the Apple Hotel Portfolio Pari
Passu Non-Trust Loans was deposited by Bear Stearns Commercial Mortgage, Inc.
into the MSCI Series 2008-TOP29 Securitization. One (1) additional Apple Hotel
Portfolio Pari Passu Non-Trust Loan is currently held by Bank of America,
National Association and one (1) additional Apple Hotel Portfolio Pari Passu
Non-Trust Loan is currently held by Bear Stearns Commercial Mortgage, Inc. The
Apple Hotel Portfolio Loan Combination will be serviced under MSCI Series
2008-TOP29 Pooling and Servicing Agreement relating to the MSCI Series
2008-TOP29 Securitization. The relative rights of the holders of the loans comprising the Apple Hotel Portfolio Loan Combination are governed by the Apple
Hotel Portfolio Intercreditor Agreement.

     Priority of Payments. Pursuant to the Apple Hotel Portfolio Intercreditor
Agreement, collections on the Apple Hotel Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will, in general, be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the MSCI Series 2008-TOP29 Pooling and Servicing Agreement), to the issuing entity, as holder of the Apple Hotel
Portfolio Trust Mortgage Loan, and to the holders of the Apple Hotel Portfolio
Pari Passu Non-Trust Loans, on a pari passu and pro rata basis, in accordance with their respective principal balances.

     Consultation Rights. Pursuant to the Apple Hotel Portfolio Intercreditor
Agreement, any decision to be made with respect to the Apple Hotel Portfolio
Loan Combination that requires the approval of the majority holder of the controlling class of a securitization will be made by the Apple Hotel Portfolio
Controlling Party.

                                      S-107

     Consent Rights. Pursuant to the MSCI Series 2008-TOP29 Pooling and
Servicing Agreement and the Apple Hotel Portfolio Intercreditor Agreement, the
Apple Hotel Portfolio Controlling Party will be entitled to advise the MSCI
Series 2008-TOP29 Special Servicer with respect to the following actions, and in general, the MSCI Series 2008-TOP29 Special Servicer will not be permitted to take any of the following actions as to which the Apple Hotel Portfolio
Controlling Party has objected within ten business days of being notified thereof:

     (i)    any foreclosure upon or comparable conversion (which may include acquisition of an Apple Hotel Portfolio REO Property) of the ownership of Apple Hotel Portfolio Mortgaged Property securing the
            Apple Hotel Portfolio Loan Combination as come into and continue in default;

     (ii)   any modification, amendment or waiver, or consent to modification, amendment or waiver, of a monetary term of the Apple Hotel Portfolio
            Loan Combination or a modification consisting of the extension of the original maturity date of the Apple Hotel Portfolio Loan
            Combination;

     (iii)  any proposed sale of any Apple Hotel Portfolio REO Property (other than upon termination of the trust fund);

     (iv)   any determination to bring the Apple Hotel Portfolio REO Property into compliance with applicable environmental laws;

     (v)    any release of or acceptance of substitute or additional collateral for the Apple Hotel Portfolio Loan Combination that is not otherwise expressly provided for under the related loan documents;

     (vi)   any acceptance of a discounted payoff;

     (vii)  any waiver or consent to waiver of a "due-on-sale" or
            "due-on-encumbrance" clause;

     (viii) any acceptance or consent to acceptance of an assumption agreement releasing a the related borrower from liability under the Apple
            Hotel Portfolio Loan Combination;

     (ix)   any release of collateral for the Apple Hotel Portfolio Loan
            Combination (other than in accordance with the terms of or upon satisfaction of, the related loan documents);

     (x)    any franchise changes or certain management company changes for which the Apple Hotel Portfolio Special Servicer is required to consent;

     (xi)   releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related loan documents;

     (xii)  any determination as to whether any type of property-level insurance is required under the terms of the Apple Hotel Portfolio Loan
            Combination is available at commercially reasonable rates, is available for similar properties in the area in which the related
            Apple Hotel Portfolio Mortgaged Property is located or any other determination or exercise of discretion with respect to
            property-level insurance; and

     (xiii) any other actions set forth in the MSCI 2008-TOP29 Pooling and
            Servicing Agreement.

     In addition, the Apple Hotel Portfolio Controlling Party may direct the
MSCI Series 2008-TOP29 Special Servicer to take, or to refrain from taking, such other actions as the Apple Hotel Portfolio Controlling Party may deem advisable or as to which provision is otherwise made in the MSCI Series 2008-TOP29 Pooling and Servicing Agreement. The Apple Hotel Portfolio Controlling Party will not be permitted to object to an action of the MSCI Series 2008-TOP29 Special Servicer that would cause the MSCI Series 2008-TOP29 Special Servicer to take any action or refrain from taking any action which would violate any applicable law, be inconsistent with

                                      S-108

the terms of the related loan documents, be inconsistent with the servicing standard under the MSCI Series 2008-TOP29 Pooling and Servicing Agreement,
otherwise violate the MSCI Series 2008-TOP29 Pooling and Servicing Agreement,
the Apple Hotel Portfolio Intercreditor Agreement or the REMIC provisions of the
Internal Revenue Code of 1986 or expose to liability, or increase the scope of responsibilities of, various parties to the MSCI Series 2008-TOP29 Pooling and
Servicing Agreement and related persons and entities.

     Replacement of MSCI Series 2008-TOP29 Special Servicer. The MSCI Series
2008-TOP29 Pooling and Servicing Agreement provides that the MSCI Series
2008-TOP29 Special Servicer may be removed, with or without cause, by the Apple
Hotel Portfolio Controlling Party subject to receipt of rating agency confirmation.

     Purchase Options. Upon the Apple Hotel Portfolio Loan Combination becoming a defaulted loan under the MSCI Series 2008-TOP29 Pooling and Servicing
Agreement, the MSCI Series 2008-TOP29 Trustee is required to send notice to the trustee for each securitization that includes a mortgage loan that is part of the Apple Hotel Portfolio Loan Combination (including, without limitation, the
Apple Hotel Portfolio Trust Mortgage Loan) indicating that the purchase option holder designated in the related pooling and servicing agreement has the option to purchase such mortgage loan from the related trust at the fair value purchase price (determined by the MSCI Series 2008-TOP29 Special Servicer in accordance with the MSCI Series 2008-TOP29 Pooling and Servicing Agreement) and pursuant to the terms of the MSCI Series 2008-TOP29 Pooling and Servicing Agreement.

     The 2550 North Hollywood Way Loan Combination.

     General. The 2550 North Hollywood Way Trust Mortgage Loan, which has a cut-off date principal balance of $19,060,000, representing approximately 2.0%
of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance, is part of the 2550 North Hollywood Way Loan Combination, which consists of (i) the 2550 North Hollywood Way Trust Mortgage Loan, which is senior in right of payment and in certain other respects to the 2550 North
Hollywood Way B-Note Non-Trust Loan and (ii) the 2550 North Hollywood Way B-Note
Non-Trust Loan, which has an aggregate original principal balance of $2,000,000 and is subordinate in right of payment and in certain other respects to the 2550
North Hollywood Way Trust Mortgage Loan, each as more specifically set forth in the related intercreditor agreement. The 2550 North Hollywood Way Trust Mortgage
Loan is secured by the 2550 North Hollywood Way Mortgaged Property, on a
senior/subordinated basis, with the 2550 North Hollywood Way B-Note Non-Trust
Loan, which is not included in the trust for our Series 2008-C1 Certificates.
The 2550 North Hollywood Way Loan Combination will be serviced pursuant to the terms of the MLMT Series 2008-C1 pooling and servicing agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 2550 North Hollywood Way Loan
Combination will be effected in accordance with the pooling and servicing agreement and the related intercreditor agreement). The related master servicer or the trustee, as applicable, will be obligated to make (i) any required P&I advances on the 2550 North Hollywood Way Trust Mortgage Loan unless the related master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would not be recoverable from collections on the 2550 North
Hollywood Way Loan Combination, and (ii) property advances with respect to the
2550 North Hollywood Way Loan Combination unless the related master servicer, the special servicer or the trustee, as applicable, determines that such an
Advance would not be recoverable from collections on the 2550 North Hollywood
Way Loan Combination.

     Priority of Payments. The holders of the 2550 North Hollywood Way Trust
Mortgage Loan and the 2550 North Hollywood Way B-Note Non-Trust Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 2550 North Hollywood Way Loan Combination and provides, in general, that, prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan,
as described below)--

                                      S-109

     o    the holder of the 2550 North Hollywood Way Trust Mortgage Loan will receive its scheduled payments of interest (other than default interest);

     o    the holder of the 2550 North Hollywood Way Trust Mortgage Loan will receive its scheduled payments of principal);

     o    the holder of the 2550 North Hollywood Way Trust Mortgage Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the 2550 North
          Hollywood Way Loan Combination;

     o    the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan will receive its scheduled payments of interest (other than default interest);

     o    the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan will receive its scheduled payments of principal;

     o    the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the 2550 North
          Hollywood Way Loan Combination, after it receives its scheduled interest payments;

     o    the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan will receive all unreimbursed cure payments;

     o    the holders of the 2550 North Hollywood Way Trust Mortgage Loan and
          the 2550 North Hollywood Way B-Note Non-Trust Loan will receive prepayment premiums and yield maintenance payments pro rata and pari passu according to their proportionate percentage interests in the
          2550 North Hollywood Way Loan Combination;

     o    the holders of the 2550 North Hollywood Way Trust Mortgage Loan and
          the 2550 North Hollywood Way B-Note Non-Trust Loan will receive, to the extent not otherwise required to be applied under the pooling and servicing agreement, default interest and late payment charges, in each case pro rata and pari passu according to their proportionate percentage interests in the 2550 North Hollywood Way Loan Combination;

     o    the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan will receive all unreimbursed losses previously allocated to the 2550 North
          Hollywood Way B-Note Non-Trust Loan;

     o    the holders of the 2550 North Hollywood Way Trust Mortgage Loan and
          the 2550 North Hollywood Way B-Note Non-Trust Loan will receive pro rata excess amounts in their proportionate percentage interests in the
          2550 North Hollywood Way Loan Combination; and

     o    upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the
          2550 North Hollywood Way B-Note Non-Trust Loan is not exercising its cure rights, the holder of the 2550 North Hollywood Way B-Note
          Non-Trust Loan will not be entitled to receive payments of principal, interest, prohibited prepayment premiums, yield maintenance payments, default interest or late payment charges until the holder of the 2550
          North Hollywood Way Trust Mortgage Loan receives all of its accrued scheduled interest (including default interest), outstanding principal in full and its portion of any prepayment premiums and yield maintenance payments required in connection with any prepayment of the
          2550 North Hollywood Way Loan Combination and actually collected from the borrower.

                                      S-110

     The foregoing distributions are subject to the provisions of the pooling and servicing agreement in respect of the prior right of each of the related master servicer, the special servicer or the trustee, as applicable, to receive its respective servicing compensation and other fee, reimbursement or indemnity payments (including any payment of additional trust fund expenses) out of payments received from the related borrower, as further set forth in the pooling and servicing agreement.

     Advances. Neither the applicable master servicer nor the trustee is required to make any P&I advances with respect to the 2550 North Hollywood Way
B-Note Non-Trust Loan. The holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan is not required to make any P&I advance with respect to the 2550
North Hollywood Way Trust Mortgage Loan or any servicing advance with respect to the 2550 North Hollywood Way Mortgaged Property. The applicable master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the 2550 North Hollywood Way Mortgaged Property. The special servicer may, but is not obligated to, make servicing advances with respect to the 2550
North Hollywood Way Mortgaged Property.

     Consultation and Consent; Appointment of Operating Advisor. Unless a 2550
North Hollywood Way Control Appraisal Period (defined below) exists: (i) the related master servicer or the special servicer, as the case may be, will be required to consult with the holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan, or an operating advisor (the "2550 North Hollywood Way Operating
Advisor") appointed by and representing the holder of the 2550 North Hollywood
Way B-Note Non-Trust Loan, and shall provide the holder of the 2550 North
Hollywood Way B-Note Non-Trust Loan with any proposals to take any significant action with respect to the 2550 North Hollywood Way Loan Combination or the
related mortgaged real property (including without limitation, leases and alterations of the related mortgaged real property that require approval of the lender under the related mortgage loan documents) and backup materials (if any)
that are used by the related master servicer or the special servicer, as the case may be, in developing such proposals (as reasonably determined by the related master servicer or the special servicer), including but not limited to
(and only if previously obtained by the related master servicer or the special servicer and not previously delivered to the holder of the 2550 North Hollywood
Way B-Note Non-Trust Loan) property inspection reports, credit reports, the borrower financial and/or operating statements, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files. In the event that the 2550 North Hollywood Way Loan Combination becomes a specially serviced mortgage loan, the special servicer shall promptly provide the 2550 North
Hollywood Way Operating Advisor and the holder of the 2550 North Hollywood Way
B-Note Non-Trust Loan with copies of asset status reports (if required under the pooling and servicing agreement) and backup materials.

     So long as no 2550 North Hollywood Way Control Appraisal Period exists, the
2550 North Hollywood Way Operating Advisor will also be entitled to exercise the rights of the controlling class and controlling class representative under the pooling and servicing agreement with respect to the 2550 North Hollywood Way
Loan Combination. Unless a Control Appraisal Period has occurred and is continuing, the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan shall have the right in its sole discretion at any time and from time to time to remove and replace the 2550 North Hollywood Way Operating Advisor. The 2550
North Hollywood Way Operating Advisor may be any person (other than the related borrower, any person related to the ownership or management of the related mortgaged real property or any affiliate of the foregoing), including, without limitation, the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan,
any affiliate, officer or employee thereof, or any other unrelated third party.
The 2550 North Hollywood Way Operating Advisor shall not owe any fiduciary duty or other duty to any person other than the holder of the 2550 North Hollywood
Way B-Note Non-Trust Loan. The current 2550 North Hollywood Way Operating
Advisor is Capmark Finance Inc.

                                      S-111

     With respect to the 2550 North Hollywood Way Loan Combination, for so long as no 2550 North Hollywood Way Control Appraisal Period exists (and whether or not the 2550 North Hollywood Way Loan Combination is then a specially serviced mortgage loan), the related master servicer or the special servicer, as the case may be, will be required to notify the 2550 North Hollywood Way Operating
Advisor in writing prior to taking any of the following actions and to receive the written approval of the 2550 North Hollywood Way Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

     o    any modification of, or waiver with respect to, the 2550 North
          Hollywood Way Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 2550
          North Hollywood Way Loan Combination or a modification or waiver of any other monetary term of the 2550 North Hollywood Way Loan
          Combination relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related mortgage loan documents or a modification or waiver of any material non-monetary provision of the
          2550 North Hollywood Way Loan Combination, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related mortgaged real property or the borrower;

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition of a REO Property) of the ownership of the related mortgaged real property or any acquisition of the related mortgaged real property by deed-in-lieu of foreclosure;

     o    any sale of all or any portion of the related mortgaged real property or REO Property;

     o    any action to bring the related mortgaged real property or REO
          Property into compliance with any environmental laws or other laws relating to hazardous materials;

     o    any substitution or release of collateral for the 2550 North Hollywood
          Way Loan Combination to the extent the lender's consent is required under the related mortgage loan documents;

     o    any release of the borrower or guarantor from liability with respect to the 2550 North Hollywood Way Loan Combination including, without limitation, by acceptance of an assumption of the 2550 North Hollywood
          Way Loan Combination by a successor borrower or replacement guarantor;

     o    any determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

     o    any renewal or replacement of the then existing insurance policies with respect to the 2550 North Hollywood Way Loan Combination to the
          extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if the lender's approval is required under the related mortgage loan documents;

     o    any approval of a material capital expenditure, if lender's approval is required under the related mortgage loan documents;

     o    any replacement of the property manager, if lender's approval is required under the related mortgage loan documents;

                                      S-112

     o    any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required under the related mortgage loan documents;

     o    any adoption or approval of a plan in bankruptcy of the borrower;

     o    any application of funds in an escrow account to repay any portion of the principal of the 2550 North Hollywood Way Loan Combination;

     o    any franchise changes or certain management company changes for which the special servicer is required to consent; and

     o    releases of any escrow accounts, reserve accounts or letters of credit with respect to the 2550 North Hollywood Way Loan Combination other than in accordance with the terms of the related mortgage loan documents.

     Notwithstanding the foregoing, no such advice, direction or objection of the 2550 North Hollywood Way Operating Advisor contemplated by the foregoing paragraphs may--

     o    require or cause the special servicer or the related master servicer to violate any applicable law;

     o    require or cause the special servicer or the related master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and applicable master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the pooling and servicing agreement;

     o    require or cause the applicable master servicer or special servicer to violate the terms of the 2550 North Hollywood Way Intercreditor
          Agreement; and

     o    materially expand the scope of the related master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

     The special servicer shall provide to the 2550 North Hollywood Way
Operating Advisor, at the sole cost and expense of the holder of the 2550 North
Hollywood Way B-Note Non-Trust Loan (or such other lender that appointed the
2550 North Hollywood Way Operating Advisor), such information requested by the
2550 North Hollywood Way Operating Advisor as may be necessary in the reasonable judgment of the 2550 North Hollywood Way Operating Advisor to evaluate any of the foregoing proposed actions, and if a 2550 North Hollywood Way Control
Appraisal Period does not exist, the 2550 North Hollywood Way Operating Advisor shall then have 10 business days (to the extent such period does not delay the special servicer from taking any action that is required by the Servicing
Standard prior to the expiration of such period) within which to consult with and advise the special servicer and consent to the proposed action, provided, that (A) if the 2550 North Hollywood Way Operating Advisor fails to notify the special servicer of its approval or disapproval of any such proposed action within 10 business days of delivery to the 2550 North Hollywood Way Operating
Advisor by the special servicer of written notice of such a proposed action, which must contain language advising as to the potential deemed consent, such action by the special servicer shall be deemed to have been approved by the 2550
North Hollywood Way Operating Advisor, (B) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures set forth in the pooling and servicing agreement with respect to the delivery and approval of such asset status report and (C) such rights are subject to the limitations set forth below, including but not limited to the obligation of the special servicer to act in accordance with the Servicing Standard; and provided further, that (x)
the special servicer shall not be obligated to seek approval from the 2550 North
Hollywood Way Operating Advisor for any such action if for 60 days following notice of such matter the 2550 North Hollywood Way Operating Advisor has objected to the proposed action by the special servicer and has failed to suggest any alternative action that the special servicer

                                      S-113

considers to be consistent with the Servicing Standard and (y) if the special servicer determines that immediate action is necessary to protect the interests of the holder of the 2550 North Hollywood Way Trust Mortgage Loan, the special servicer may take any such action without waiting for the 2550 North Hollywood
Way Operating Advisor's response. Notwithstanding the foregoing, any amounts funded by any lender under the related mortgage loan documents as a result of
(1) the making of any servicing advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to any portion of the 2550 North Hollywood Way Loan Combination shall not at any time be deemed to contravene the foregoing provisions.

     2550 North Hollywood Way Control Appraisal Period. A "2550 North Hollywood
Way Control Appraisal Period" shall mean any time during which (a) (1) the initial principal balance of the 2550 North Hollywood Way B-Note Non-Trust Loan
minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 2550 North
Hollywood Way B-Note Non-Trust Loan, (y) any appraisal reduction amounts with respect to the 2550 North Hollywood Way Loan Combination that are allocated to the 2550 North Hollywood Way B-Note Non-Trust Loan and (z) any losses realized or allocated to the 2550 North Hollywood Way B-Note Non-Trust Loan pursuant to the related intercreditor agreement and the pooling and servicing agreement is less than (b) 25% of an amount equal to (1) the initial principal balance of the
2550 North Hollywood Way B-Note Non-Trust Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 2550 North Hollywood Way B-Note Non-Trust Loan.

     Cure Rights. In the event that the 2550 North Hollywood Way Borrower commits a monetary default by failing to make any payment of principal or interest on the 2550 North Hollywood Way Loan Combination by the end of the
applicable grace period, if any, for such payment permitted under the applicable mortgage loan documents, the related master servicer or the special servicer, as the case may be, shall provide notice to the holder of the 2550 North Hollywood
Way B-Note Non-Trust Loan and the 2550 North Hollywood Way Operating Advisor of
such default. The holder of the 2550 North Hollywood Way B-Note Non-Trust Loan shall have the right, but not the obligation, to cure such monetary default within five business days after receiving the monetary default notice (the "2550
North Hollywood Way Cure Period") and at no other times. At the time a cure payment is made, the holder of the 2550 North Hollywood Way B-Note Non-Trust
Loan shall pay or reimburse the trust for all unreimbursed Advances (whether or not recoverable), Advance interest amounts, any unpaid fees to the related master servicer, the special servicer or the trustee with respect to the 2550
North Hollywood Way Loan Combination, and any additional trust fund expenses
(but only to the extent such additional trust fund expenses arise directly from the related borrower's monetary default) and other amounts (other than any default interest or late charges) then due and payable with respect to the 2550
North Hollywood Way Loan Combination. So long as a monetary default exists for which a permitted cure payment is made, such monetary default shall not be treated as an event of default by the holder of the 2550 North Hollywood Way
Trust Mortgage Loan (including for purposes of (i) moving to sequential distributions of borrower payments under the intercreditor agreement, (ii)
accelerating the 2550 North Hollywood Way Loan Combination, modifying, amending or waiving any provisions of the related mortgage loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged real property, or (iii) treating the 2550 North Hollywood Way Loan
Combination as a specially serviced mortgage loan); provided, that, such limitation shall not prevent the holder of the 2550 North Hollywood Way Trust
Mortgage Loan from collecting default interest or late charges from the related borrower and shall not prevent the holder of the 2550 North Hollywood Way Trust
Mortgage Loan (or the related master servicer or the special servicer on its behalf) from sending a notice of default to the borrower or any guarantor pursuant to and in accordance with the terms of the related mortgage loan documents. Any amounts advanced by the holder of the 2550 North Hollywood Way
B-Note Non-Trust Loan on behalf of the related borrower to effect any cure shall be reimbursable to the holder of the 2550 North Hollywood Way B-Note Non-Trust
Loan under the applicable payment distribution provisions described above.

     If an event of default (other than a monetary default) occurs and is continuing under the 2550 North Hollywood Way Trust Mortgage Loan documents, the related master servicer or the special servicer, as the case

                                      S-114

may be, shall provide notice to the holder of the 2550 North Hollywood Way
B-Note Non-Trust Loan and the 2550 North Hollywood Way Operating Advisor of such non-monetary default and the holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan shall have the right, but not the obligation, to cure such non-monetary default within the same period of time as the related borrower under the 2550 North Hollywood Way Trust Mortgage Loan documents to cure such non-monetary default, such period of time to be computed with respect to the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan's cure rights as if the date of the non-monetary default notice were the date of notice of such default to the related borrower; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan, the holder of the
2550 North Hollywood Way B-Note Non-Trust Loan shall be given an additional period of time as is reasonably necessary to enable the holder of the 2550 North
Hollywood Way B-Note Non-Trust Loan in the exercise of due diligence to cure such non-monetary default so long as certain conditions set forth in the intercreditor agreement are satisfied.

     Notwithstanding the foregoing, the holder of the 2550 North Hollywood Way
B-Note Non-Trust Loan's right to cure a monetary default or non-monetary default shall be limited as follows: (A) there shall not be more than six cure events during the term of the 2550 North Hollywood Way Loan Combination, (B) there shall not be more than three consecutive cure events and (C) there shall not be more than four cure events, whether or not consecutive, in any 12-month period.
For purposes of the foregoing, an individual "cure event" shall mean the one-month period for which the holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan has exercised its cure rights. Additional cure events shall be permitted only with the consent of the holder of the 2550 North Hollywood Way
Trust Mortgage Loan or the special servicer, with the consent of the controlling class.

     Purchase Option. The holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan shall have the right, by written notice to the holder of the 2550
North Hollywood Way Trust Mortgage Loan, delivered (i) during any monetary default cure period for which the holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan is entitled to make, but has not made, a cure payment or (ii) at any time an event of default under the 2550 North Hollywood Way Loan Combination has occurred and is continuing (or at any time the 2550 North Hollywood Way
Trust Mortgage Loan is a specially serviced mortgage loan as to which an event of default has occurred and is continuing), to purchase the 2550 North Hollywood
Way Trust Mortgage Loan in whole but not in part at the 2550 North Hollywood Way
Defaulted Mortgage Loan Purchase Price (defined below). Upon the delivery of the holder of the purchase notice to the holder of the 2550 North Hollywood Way
Trust Mortgage Loan, the trustee (at the direction of the special servicer)
shall sell (and the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan shall purchase) the 2550 North Hollywood Way Trust Mortgage Loan (including, without limitation, any participations therein) at the 2550 North Hollywood Way
Defaulted Mortgage Loan Purchase Price, on a date not more than 30 days after the date of the purchase notice. The sale of the 2550 North Hollywood Way Trust
Mortgage Loan shall comply with all requirements of the pooling and servicing agreement and all costs and expenses related thereto shall be paid by the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan (without duplication of such amounts as are included in the 2550 North Hollywood Way Defaulted Mortgage
Loan Purchase Price). In the event of any such purchase, the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan shall not be required to deliver or pay for any tax opinion as to the effect of such purchase on the tax status of the securitization. The 2550 North Hollywood Way Defaulted Mortgage Loan
Purchase Price shall be calculated by the special servicer three business days prior to the purchase date (and shall be reduced on the date of purchase by the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan to reflect the receipt by the related master servicer, the special servicer or the trustee of any unpaid amounts thereon during such three-business-day period) and shall, absent manifest error, be binding upon the holder of the 2550 North Hollywood
Way B-Note Non-Trust Loan. Concurrently with the payment of the 2550 North
Hollywood Way Defaulted Mortgage Loan Purchase Price, the special servicer and the trustee will execute at the sole cost and expense of the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan in favor of the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan assignment documentation which will assign the 2550 North Hollywood Way Trust Mortgage Loan and the related mortgage loan documents without recourse, representations or warranties (other than representations and warranties relating to ownership and clear

                                      S-115

title). The right of the holder of the 2550 North Hollywood Way B-Note Non-Trust
Loan to purchase the 2550 North Hollywood Way Trust Mortgage Loan shall automatically terminate (a) with respect to a purchase option described in clause (ii) above, upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 2550 North Hollywood Way
Mortgaged Property or (b) with respect to a purchase option described in clause
(i) only, upon the expiration of such monetary default cure period (unless the applicable purchase notice has been sent prior to such expiration in accordance with the terms of the related intercreditor agreement and the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan purchases the 2550 North Hollywood Way
Loan in accordance therewith). Notwithstanding anything to the contrary in the applicable provisions of the related intercreditor agreement, if title to the
2550 North Hollywood Way Mortgaged Property is transferred to the holder of the
2550 North Hollywood Way Trust Mortgage Loan less than 10 days after the acceleration of the 2550 North Hollywood Way Loan Combination, the holder of the
2550 North Hollywood Way B-Note Non-Trust Loan shall have such 10-day period to deliver the purchase notice to the holder of the 2550 North Hollywood Way Trust
Mortgage Loan, in which case the holder of the 2550 North Hollywood Way B-Note
Non-Trust Loan will be obligated to purchase the 2550 North Hollywood Way
Mortgaged Property within such 10-day period at the 2550 North Hollywood Way
Defaulted Mortgage Loan Purchase Price.

     The "2550 North Hollywood Way Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of the 2550 North Hollywood Way Trust Mortgage Loan as of the date of purchase; (b)
accrued and unpaid interest (other than any default interest) on the 2550 North
Hollywood Way Trust Mortgage Loan at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any other amounts due under the 2550 North Hollywood
Way Loan Combination that are allocable to the holder of the 2550 North
Hollywood Way Trust Mortgage Loan (but excluding any prepayment premiums, yield maintenance payments, default interest and late payment charges); (d) any unreimbursed Advances and any expenses incurred in enforcing the 2550 North
Hollywood Way Trust Mortgage Loan documents, including, without limitation, fees and expenses payable or reimbursable to the related master servicer, the special servicer and/or the trustee, including, without limitation, earned and unpaid special servicing fees, liquidation fees and workout fees, if any; provided, however, that (i) if the pooling and servicing agreement does not expressly provide for payment of any workout fee, liquidation fee or similar fee payable to the related master servicer or the special servicer by the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan, then no such fees shall be payable to the related master servicer or the special servicer; and (ii) if the pooling and servicing agreement provides for the payment of any workout fee, liquidation fee or similar fee payable to the related master servicer or the special servicer by the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan, and the 2550
North Hollywood Way Trust Mortgage Loan is purchased by the holder of the 2550
North Hollywood Way B-Note Non-Trust Loan within 90 days (or such longer period provided in the pooling and servicing agreement) of the later of (x) the transfer of the 2550 North Hollywood Way Loan Combination to the special servicer and (y) the holder of the 2550 North Hollywood Way B-Note Non-Trust
Loan's receipt of written notice from the special servicer that such transfer has taken place, then, notwithstanding anything to the contrary contained in the pooling and servicing agreement, no such fees shall be payable to the related master servicer or the special servicer; (e) any accrued and unpaid Advance interest amounts; (f) any recovered costs not reimbursed previously to the trust, the related master servicer, the special servicer or the trustee pursuant to the pooling and servicing agreement or the related intercreditor agreement;
and (g) any additional trust fund expenses with respect to the 2550 North
Hollywood Way Trust Mortgage Loan.

     If the 2550 North Hollywood Way Trust Mortgage Loan is converted into an
REO Property, for purposes of determining the 2550 North Hollywood Way Defaulted
Mortgage Loan Purchase Price, interest will continue to accrue on the 2550 North
Hollywood Way Loan Combination as if it were not so converted.

     Other Provisions. Anything in the related intercreditor agreement or in the pooling and servicing agreement to the contrary notwithstanding, the holder of the 2550 North Hollywood Way B-Note Non-Trust Loan shall not be required to reimburse the trust or any other person for payment of any taxes imposed on the trust or Advances therefor or for any interest thereon or for deficits in other items of disbursement or income resulting

                                      S-116

from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to the holder of the 2550 North Hollywood Way
B-Note Non-Trust Loan be reduced to offset or make up any such payment or deficit.

     The Walgreens - Middle Village Loan Combination.

     General. The Walgreens - Middle Village Trust Mortgage Loan, which represents approximately 0.8% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, is secured by the
Walgreens - Middle Village Mortgaged Property. The borrower has encumbered the
Walgreens - Middle Village Mortgaged Property with junior debt, which constitutes the related B-Note Non-Trust Loan. The aggregate debt consisting of the Walgreens - Middle Village Trust Mortgage Loan and the related B-Note
Non-Trust Loan, which two mortgage loans constitute the Walgreens - Middle
Village Loan Combination, is secured by a single mortgage or deed of trust on the Walgreens - Middle Village Mortgaged Property. The related B-Note Non-Trust
Loan is currently being held by General Electric Capital Corporation or a limited purpose affiliate and will not be included in the trust fund.

     The Walgreens - Middle Village Trust Mortgage Loan and related B-Note
Non-Trust Loan are cross-defaulted. The B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the Walgreens -
Middle Village Trust Mortgage Loan.

     The trust, as the holder of the Walgreens - Middle Village Trust Mortgage
Loan, and the holder of the B-Note Non-Trust Loan are parties to the Walgreens -
Middle Village Intercreditor Agreement. The servicing and administration of the
Walgreens - Middle Village Trust Mortgage Loan (and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the applicable master servicer on behalf of the trust (and, in the case of the related B-Note
Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to the B-Note
Non-Trust Loan as described in the Walgreens - Middle Village Intercreditor
Agreement. The following describes certain provisions of the Walgreens - Middle
Village Intercreditor Agreement.

     Priority of Payments. The rights of the holder of the related B-Note
Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the Walgreens - Middle Village Trust
Mortgage Loan to receive such amounts. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the
Walgreens - Middle Village Trust Mortgage Loan. Any voluntary principal prepayments, including any prepayments resulting from the payment of insurance proceeds or condemnation awards prior, to the continuance of an event of default will be applied on a pro rata basis. If a Walgreens - Middle Village A/B
Material Default occurs and is continuing with respect to the Walgreens - Middle
Village Loan Combination, then all amounts tendered by the borrower or otherwise available for payment of the Walgreens - Middle Village Loan Combination will be applied by the applicable master servicer (with any payments received by the holder of the related B-Note Non-Trust Loan after and during a Walgreens -
Middle Village A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, as follows:

     o    first, to the note A holder in an amount equal to the accrued and unpaid interest on the note A principal balance;

     o    second, to the note A holder in an amount equal to the note A principal balance, until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of such note have been paid in full;

     o    third, to the note A holder up to the amount of any unreimbursed costs and expenses paid by the note A holder (or paid or advanced by any servicer or the trustee on its behalf and not previously

                                      S-117

          paid or reimbursed) with respect to the Walgreens - Middle Village
          Loan Combination pursuant to the pooling and servicing agreement;

     o    fourth, to the note B holder, in an amount equal to the accrued and unpaid interest on the note B principal balance;

     o    fifth, to the note B holder until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of such note have been paid in full (other than prepayment premiums);

     o    sixth, to the extent default interest or late payment charges on the
          Walgreens - Middle Village Loan Combination are not required to be otherwise applied under the pooling and servicing agreement, any default interest in excess of the interest paid in accordance with clauses first through fifth above (i) first, to note A up to an amount equal to interest at the note A default interest rate on note A and
          (ii) second, to note B up to an amount equal to interest at the note B default interest rate on note B;

     o    seventh, to the note A holder, in an amount equal to the pro rata share allocable to note A of any prepayment premium, to the extent actually paid by the borrower;

     o    eighth, to the note B holder, in an amount equal to the pro rata share allocable to note B of any prepayment premium, to the extent actually paid by the borrower; and

     o    ninth, if any excess amount is paid by or on behalf of the borrower, and not otherwise applied in accordance with the foregoing clauses first to eighth, such remaining amount shall be paid as follows: (A)
          first to the respective note B holder, up to the amount of any unreimbursed cure payments paid by such note B holder with respect to the Walgreens - Middle Village Loan Combination pursuant to the
          Walgreens - Middle Village Intercreditor Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the borrower required to be otherwise applied under the pooling and servicing agreement as described in clause eighth) to the note A holder and the note B holder in accordance with their respective initial percentage interests.

     Notwithstanding the foregoing, amounts payable with respect to the related
B-Note Non-Trust Loan will not be available to cover all costs and expenses associated with the Walgreens - Middle Village Trust Mortgage Loan. Unless a
Walgreens - Middle Village A/B Material Default exists, payments of principal and interest with respect to the related B-Note Non-Trust Loan will be made to the holder of that loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional
Trust Fund Expenses. For example, following the resolution of all Servicing
Transfer Events (and presumably all Walgreens - Middle Village A/B Material
Defaults) with respect to the Walgreens - Middle Village Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the related B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the
Walgreens - Middle Village Trust Mortgage Loan, as well as interest on related
Advances and various other servicing expenses, will be payable out of collections allocable to that mortgage loan and/or general collections on the mortgage pool if collections allocable to the related B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of the related B-Note
Non-Trust Loan to purchase the related Walgreens - Middle Village Trust Mortgage
Loan (as described below), the Walgreens - Middle Village Trust Mortgage Loan or
the B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related Walgreens - Middle Village Trust Mortgage Loan or the related B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced

                                      S-118

or deferred or (c) any other adjustment is made to any of the terms of the
Walgreens - Middle Village Loan Combination, then all payments to the trust, as the holder of the Walgreens - Middle Village Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the Walgreens - Middle
Village Trust Mortgage Loan will remain the same. In that case, the holder of the related B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the
Walgreens - Middle Village Trust Mortgage Loan or the related B-Note Non-Trust
Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the B-Note Non-Trust Loan).

     Servicing of the Walgreens - Middle Village Loan Combination. The Walgreens
- Middle Village Trust Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer and/or the special servicer pursuant to the pooling and servicing agreement and the
Walgreens - Middle Village Intercreditor Agreement. The applicable master servicer and/or the special servicer will service and administer the related
B-Note Non-Trust Loan to the extent described below. The Servicing Standard will require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note
Non-Trust Loan when servicing the Walgreens - Middle Village Loan Combination, with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans comprised by the Walgreens - Middle
Village Loan Combination and (ii) in the case of the special servicer, if such a mortgage loan comes into and continues in default, the maximization of the recovery on those mortgage loans for both the trust and the holder of the related B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the Walgreens - Middle Village Intercreditor Agreement, the subordinate nature of the B-Note Non-Trust Loan. The holder of the B-Note
Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the Walgreens - Middle Village Loan Combination.
Subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Non-Trust Loan to purchase the Walgreens -
Middle Village Trust Mortgage Loan (as discussed under "--Modifications" and
"--Purchase Option"), the holder of the related B-Note Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the Walgreens - Middle Village Loan Combination.

     Advances. Neither the applicable master servicer nor the trustee is required to make any P&I advances with respect to the related B-Note Non-Trust
Loan. The holder of the related B-Note Non-Trust Loan is not required to make any P&I advance with respect to the Walgreens - Middle Village Trust Mortgage
Loan or any servicing advance with respect to the Walgreens - Middle Village
Mortgaged Property. The applicable master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the Walgreens
- Middle Village Mortgaged Property. The special servicer may, but is not obligated to, make servicing advances with respect to the Walgreens - Middle
Village Mortgaged Property.

     Consent Rights. The holder of the related B-Note Non-Trust Loan will be entitled to advise the servicer with respect to certain actions outlined in the related Walgreens - Middle Village Intercreditor Agreement, and the servicer will not be permitted to take any such actions until it has notified the holder of such B-Note Non-Trust Loan in writing and obtained its consent to such actions, which include the following:

          (i) any modification or amendment of or waiver of any term that would result in the extension of the maturity date, a reduction of the applicable interest rate, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest or principal, a modification or waiver of any other monetary term (other than default interest) or a modification or waiver of any provision which restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged real property or equity interests in the borrower;

                                      S-119

          (ii) increase the interest rate or principal amount;

          (iii) the waiver of any "due-on-sale" clause and/or
     "due-on-encumbrance" clause;

          (iv) any proposed or actual foreclosure upon or conversion of any related mortgaged real property if the loan should become a specially serviced loan and continue in default or any acquisition by deed in lieu of foreclosure;

          (v) any proposed or actual sale of the related property or the loan;

          (vi) any release of the borrower, any guarantor or other obligor from liability;

          (vii) any modification or amendment of, or waiver of any term of the loan that would result in a discounted pay-off;

          (viii) any determination to bring any related property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (ix) any adoption or approval of a plan in a bankruptcy of the mortgage loan borrower;

          (x) any termination or consent to termination of the related property manager or a change in any franchise arrangement; or

          (xi) any acceptance of an assumption agreement releasing the borrower from liability;

provided that the consent of the holder of the related B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the Walgreens - Middle Village Loan Combination after the occurrence and during the continuance of a Walgreens - Middle Village Control Appraisal
Event, at which time the controlling class representative will have the foregoing consent rights; and provided, further, that no consent or failure to provide consent of the holder of the B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of the related B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of that loan or the related loan documents without the prior written consent of the trustee, as holder of the
Walgreens - Middle Village Trust Mortgage Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Removal and Replacement of the Special Servicer. So long as a Walgreens -
Middle Village Control Appraisal Event does not exist and is continuing with respect to the Walgreens - Middle Village B-Note Non-Trust Loan, and provided that the holder of the Walgreens - Middle Village B-Note Non-Trust Loan is not
related to the applicable borrower, the holder of the Walgreens - Middle Village
B-Note Non-Trust Loan may be granted the right to replace the special servicer
(at its expense) only with respect to the Walgreens - Middle Village Loan
Combination, but only for cause on account of a default by the special servicer.

     Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the Walgreens - Middle Village Intercreditor Agreement, the
holder of the related B-Note Non-Trust Loan will have the right to purchase the
Walgreens - Middle Village Trust Mortgage Loan at a purchase price determined under the Walgreens - Middle Village Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of the Walgreens - Middle
Village Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Walgreens - Middle Village Trust Mortgage Loan
(excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the

                                      S-120

Walgreens - Middle Village Loan Combination by the applicable master servicer or the special servicer, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the Walgreens -
Middle Village Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, except the holder of the related B-Note
Non-Trust Loan shall not be responsible for any exit or liquidation fees if the
Walgreens - Middle Village Trust Mortgage Loan is purchased within 90 days of transfer of the Walgreens - Middle Village Trust Mortgage Loan to special servicing, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the Walgreens - Middle Village
Loan Combination together with advance interest thereon.

     Cure Rights. The holder of the related B-Note Non-Trust Loan has the right to cure monetary events of default under the Walgreens - Middle Village Trust
Mortgage Loan, and also has the right to cure certain non-monetary events of default, provided that there may not be more than three consecutive cure events nor more than six cure events over the term of the loan.

     The 2001 Broadway Loan Combination.

     General. The 2001 Broadway Trust Mortgage Loan, which represents approximately 0.7% of the initial mortgage pool balance and approximately 0.9%
of the initial loan group 1 balance, is secured by the 2001 Broadway Mortgaged
Property. The borrower has encumbered the 2001 Broadway Mortgaged Property with junior debt, which constitutes the related B-Note Non-Trust Loan. The aggregate debt consisting of the 2001 Broadway Trust Mortgage Loan and the related B-Note
Non-Trust Loan, which two mortgage loans constitute the 2001 Broadway Loan
Combination, is secured by a single mortgage or deed of trust on the 2001
Broadway Mortgaged Property. The related B-Note Non-Trust Loan is currently being held by General Electric Capital Corporation or a limited purpose affiliate and will not be included in the trust fund.

     The 2001 Broadway Trust Mortgage Loan and related B-Note Non-Trust Loan are cross-defaulted. The B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the 2001 Broadway Trust
Mortgage Loan.

     The trust, as the holder of the 2001 Broadway Trust Mortgage Loan, and the holder of the B-Note Non-Trust Loan are parties to the 2001 Broadway
Intercreditor Agreement. The servicing and administration of the 2001 Broadway
Trust Mortgage Loan (and, to the extent described below, the related B-Note
Non-Trust Loan) will be performed by the applicable master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to the B-Note Non-Trust Loan as described in the
2001 Broadway Intercreditor Agreement. The following describes certain provisions of the 2001 Broadway Intercreditor Agreement.

     Priority of Payments. The rights of the holder of the related B-Note
Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the 2001 Broadway Trust Mortgage
Loan to receive such amounts. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the 2001
Broadway Trust Mortgage Loan. Any voluntary principal prepayments, including any prepayments resulting from the payment of insurance proceeds or condemnation awards prior, to the continuance of an event of default will be applied on a pro rata basis. If a 2001 Broadway A/B Material Default occurs and is continuing with respect to the 2001 Broadway Loan Combination, then all amounts tendered by the borrower or otherwise available for payment of the 2001 Broadway Loan
Combination will be applied by the applicable master servicer (with any payments received by the holder of the related B-Note Non-Trust Loan after and during a
2001 Broadway A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, as follows:

     o    first, to the note A holder in an amount equal to the accrued and unpaid interest on the note A principal balance;

                                      S-121

     o    second, to the note A holder in an amount equal to the note A principal balance, until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of such note have been paid in full;

     o    third, to the note A holder up to the amount of any unreimbursed costs and expenses paid by the note A holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the 2001 Broadway Loan Combination pursuant to the pooling and servicing agreement;

     o    fourth, to the note B holder, in an amount equal to the accrued and unpaid interest on the note B principal balance;

     o    fifth, to the note B holder until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of such note have been paid in full (other than prepayment premiums);

     o    sixth, to the extent default interest or late payment charges on the
          2001 Broadway Loan Combination are not required to be otherwise applied under the pooling and servicing agreement, any default interest in excess of the interest paid in accordance with clauses first through fifth above (i) first, to note A up to an amount equal to interest at the note A default interest rate on note A and (ii)
          second, to note B up to an amount equal to interest at the note B default interest rate on note B;

     o    seventh, to the note A holder, in an amount equal to the pro rata share allocable to note A of any prepayment premium, to the extent actually paid by the borrower;

     o    eighth, to the note B holder, in an amount equal to the pro rata share allocable to note B of any prepayment premium, to the extent actually paid by the borrower; and

     o    ninth, if any excess amount is paid by or on behalf of the borrower, and not otherwise applied in accordance with the foregoing clauses first to eighth, such remaining amount shall be paid as follows: (A)
          first to the respective note B holder, up to the amount of any unreimbursed cure payments paid by such note B holder with respect to the 2001 Broadway Loan Combination pursuant to the 2001 Broadway
          Intercreditor Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the borrower required to be otherwise applied under the pooling and servicing agreement as described in clause eighth) to the note A holder and the note B holder in accordance with their respective initial percentage interests.

     Notwithstanding the foregoing, amounts payable with respect to the related
B-Note Non-Trust Loan will not be available to cover all costs and expenses associated with the 2001 Broadway Trust Mortgage Loan. Unless a 2001 Broadway
A/B Material Default exists, payments of principal and interest with respect to the related B-Note Non-Trust Loan will be made to the holder of that loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, following the resolution of all Servicing Transfer Events (and presumably all 2001 Broadway A/B Material Defaults) with respect to the 2001
Broadway Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the related B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the 2001 Broadway Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to

                                      S-122

that mortgage loan and/or general collections on the mortgage pool if collections allocable to the related B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of the related B-Note
Non-Trust Loan to purchase the related 2001 Broadway Trust Mortgage Loan (as described below), the 2001 Broadway Trust Mortgage Loan or the B-Note Non-Trust
Loan is modified in connection with a workout so that, with respect to either the related 2001 Broadway Trust Mortgage Loan or the related B-Note Non-Trust
Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the 2001 Broadway Loan Combination, then all payments to the trust, as the holder of the 2001 Broadway Trust
Mortgage Loan, will be made as if the workout did not occur and the payment terms of the 2001 Broadway Trust Mortgage Loan will remain the same. In that case, the holder of the related B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the 2001 Broadway Trust Mortgage Loan or the related B-Note Non-Trust
Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the B-Note Non-Trust Loan).

     Servicing of the 2001 Broadway Loan Combination. The 2001 Broadway Trust
Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer and/or the special servicer pursuant to the pooling and servicing agreement and the 2001 Broadway
Intercreditor Agreement. The applicable master servicer and/or the special servicer will service and administer the related B-Note Non-Trust Loan to the extent described below. The Servicing Standard will require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Non-Trust Loan when servicing the 2001 Broadway Loan Combination, with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans comprised by the 2001 Broadway Loan Combination and (ii) in the case of the special servicer, if such a mortgage loan comes into and continues in default, the maximization of the recovery on those mortgage loans for both the trust and the holder of the related B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the 2001 Broadway
Intercreditor Agreement, the subordinate nature of the B-Note Non-Trust Loan.
The holder of the B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the 2001 Broadway Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Non-Trust Loan to purchase the 2001 Broadway Trust Mortgage
Loan (as discussed under "--Modifications" and "--Purchase Option"), the holder of the related B-Note Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the 2001 Broadway Loan Combination.

     Advances. Neither the applicable master servicer nor the trustee is required to make any P&I advances with respect to the related B-Note Non-Trust
Loan. The holder of the related B-Note Non-Trust Loan is not required to make any P&I advance with respect to the 2001 Broadway Trust Mortgage Loan or any servicing advance with respect to the 2001 Broadway Mortgaged Property. The applicable master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the 2001 Broadway Mortgaged Property. The special servicer may, but is not obligated to, make servicing advances with respect to the 2001 Broadway Mortgaged Property.

     Consent Rights. The holder of the related B-Note Non-Trust Loan will be entitled to advise the servicer with respect to certain actions outlined in the related 2001 Broadway Intercreditor Agreement, and the servicer will not be permitted to take any such actions until it has notified the holder of such
B-Note Non-Trust Loan in writing and obtained its consent to such actions, which include the following:

          (i) any modification or amendment of or waiver of any term that would result in the extension of the maturity date, a reduction of the applicable interest rate, or any prepayment premium,

                                      S-123

     exit fee or yield maintenance charge, or a deferral or forgiveness of interest or principal, a modification or waiver of any other monetary term
     (other than default interest) or a modification or waiver of any provision which restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged real property or equity interests in the borrower;

          (ii) increase the interest rate or principal amount;

          (iii) the waiver of any "due-on-sale" clause and/or
     "due-on-encumbrance" clause;

          (iv) any proposed or actual foreclosure upon or conversion of any related mortgaged real property if the loan should become a specially serviced loan and continue in default or any acquisition by deed in lieu of foreclosure;

          (v) any proposed or actual sale of the related property or the loan;

          (vi) any release of the borrower, any guarantor or other obligor from liability;

          (vii) any modification or amendment of, or waiver of any term of the loan that would result in a discounted pay-off;

          (viii) any determination to bring any related property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (ix) any adoption or approval of a plan in a bankruptcy of the mortgage loan borrower;

          (x) any termination or consent to termination of the related property manager or a change in any franchise arrangement; or

          (xi) any acceptance of an assumption agreement releasing the borrower from liability;

provided that the consent of the holder of the related B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the 2001 Broadway Loan Combination after the occurrence and during the continuance of a 2001 Broadway Control Appraisal Event, at which time the controlling class representative will have the foregoing consent rights; and
provided, further, that no consent or failure to provide consent of the holder of the B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of the related B-Note Non-Trust
Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of that loan or the related loan documents without the prior written consent of the trustee, as holder of the 2001 Broadway Trust Mortgage Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Removal and Replacement of the Special Servicer. So long as a 2001 Broadway
Control Appraisal Event does not exist and is continuing with respect to the
2001 Broadway B-Note Non-Trust Loan, and provided that the holder of the 2001
Broadway B-Note Non-Trust Loan is not related to the applicable borrower, the holder of the 2001 Broadway B-Note Non-Trust Loan may be granted the right to replace the special servicer (at its expense) only with respect to the 2001
Broadway Loan Combination, but only for cause on account of a default by the special servicer.

     Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the 2001 Broadway Intercreditor Agreement, the holder of the related B-Note Non-Trust Loan will have the right to purchase the 2001 Broadway
Trust Mortgage Loan at a purchase price determined under the 2001 Broadway
Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of the 2001

                                      S-124

Broadway Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the 2001 Broadway Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the 2001 Broadway Loan Combination by the applicable master servicer or the special servicer, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the 2001 Broadway Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, except the holder of the related B-Note Non-Trust Loan shall not be responsible for any exit or liquidation fees if the 2001 Broadway Trust Mortgage Loan is purchased within 90 days of transfer of the 2001 Broadway Trust Mortgage Loan to special servicing, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the 2001 Broadway Loan Combination together with advance interest thereon.

     Cure Rights. The holder of the related B-Note Non-Trust Loan has the right to cure monetary events of default under the 2001 Broadway Trust Mortgage Loan, and also has the right to cure certain non-monetary events of default, provided that there may not be more than three consecutive cure events nor more than six cure events over the term of the loan.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Twenty-five (25) of the mortgaged real properties, securing approximately 20.8% of the initial mortgage pool balance and approximately 26.5% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 75.0% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Twenty-three (23) of the mortgaged real properties, securing approximately 20.0% of the initial mortgage pool balance and approximately 25.5% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

                                      S-125

     o    Certain of the mortgaged real properties are multifamily rental properties that have a material tenant concentration of students.
          Those kinds of mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
          Department of Housing and Urban Development under the Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidized.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
          (including mortgaged real properties leased to a single tenant). These entities may have the right to terminate their leases at any time, which may or may not be subject to various conditions, including notice to the landlord or a loss of available funding.

     o    With respect to certain of the mortgage loans, one or more tenants
          (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. In the case of each of five (5) mortgaged real properties, securing, in whole or partially, four (4) mortgage loans, representing approximately 1.6% of the initial mortgage pool balance (four (4) mortgaged real properties securing mortgage loans in loan group 1, representing approximately
1.9% of the initial loan group 1 balance, and one (1) of the 273 mortgaged real properties securing the mortgage loan in loan sub-group 2b, representing security for approximately 0.2% of the initial loan sub-group 2b balance), the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In the case of one (1) mortgaged real property
(securing loan number 47), representing security for approximately 0.6% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, while the related mortgage constitutes a lien primarily on the related borrower's fee interest in a portion of the mortgaged real property, it also constitutes a lien on the related borrower's leasehold interest in a separate portion of the related mortgaged real property, which leasehold interest is subject to a ground lease.

     Generally, but not in all cases, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

     See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanyinG base prospectus.

                                      S-126

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the Farallon Portfolio
Trust Mortgage Loan, the Arundel Mills Trust Mortgage Loan, the Apple Portfolio
Trust Mortgage Loan and each A-Note Trust Mortgage Loan, the related mortgage also secures one or more related Non-Trust Loans that will not be included in the assets of the issuing entity. Each Non-Trust Loan is secured by the same mortgage instrument(s) that secure(s) the related mortgage loan that will be included in the assets of the issuing entity. See "--The Loan Combinations"
above for a description of these related Loan Combinations.

     In the case of the mortgage loan (loan number 6) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Manpower
Inc. Headquarters, representing approximately 4.9% of the initial mortgage pool balance and approximately 6.3% of the initial loan group 1 balance, the related borrower has incurred subordinated debt with the Redevelopment Authority of the
City of Milwaukee in the amount of $3,000,000 that is secured by the related mortgaged real property. In addition, the Redevelopment Authority of the City of
Milwaukee has also provided the related borrower with authorization for future funding of up to $4,000,000 related to the development of the mortgaged real property that would be subject to a guarantee from the related borrower. The current $3,000,000 loan and the $4,000,000 future funding are each subject to a subordination agreement.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

     Mezzanine Debt. In the case of one (1) mortgage loan, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Encore Retail Portfolio, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the amount of $1,366,000 in the form of mezzanine debt.

     Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without either the consent of the holder of the mortgage loan or written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel,

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related

                                     S-127

          mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default, and

     o    has the right to consent to certain modifications to the mortgage loan.

     In the case of nine (9) mortgage loans, representing approximately 12.2% of the initial mortgage pool balance and approximately 15.5% of the initial loan group 1 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                           MORTGAGE LOAN   MAXIMUM COMBINED
                                                            CUT-OFF DATE      LTV RATIO       MINIMUM COMBINED
LOAN GROUP         MORTGAGED REAL PROPERTY NAME               BALANCE         PERMITTED        DSCR REQUIRED
----------   -------------------------------------------   -------------   ----------------   ----------------

      1      Arundel Mills                                  $64,166,667          80%              1.20x
      1      Heritage Financial Center                      $11,100,000          80%              1.20x
      1      Hampton Inn & Suites - Frederick(1)            $10,146,424          (2)                (2)
      1      Hampton Inn Albuquerque                        $ 8,500,000          (2)                (2)
      1      Arlington Square                               $ 7,900,000          75%              1.15x
      1      2001 Broadway                                  $ 6,700,000          80%              1.20x
      1      Old National Bank - Henderson - Main           $ 2,684,550          90%              1.05x
      1      Old National Bank - Bloomington -  Kirkwood    $ 2,342,644          90%              1.05x
      1      Old National Bank - Mishawaka                  $ 1,818,375          90%              1.05x

----------
(1)  In connection with a sale of the related mortgaged real property and an assumption of the related mortgage loan by a new borrower, the owner of the new borrower has the right in the future to obtain mezzanine financing subject to certain conditions set forth in the related mortgage loan documents. In addition, the owner of the related borrower has the right in the future to incur mezzanine debt to finance certain renovations to the related mortgaged real property subject to certain conditions set forth in the related mortgage loan documents.

(2)  The maximum combined loan-to-value ratio and the minimum combined debt service coverage ratio will be subject to lender's approval based on industry standards at the time of request.

     While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

                                     S-128

     Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness and/or entering into financing leases secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

     In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of three (3) mortgage loans, representing approximately 3.6% of the initial mortgage pool balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness (other than trade payables or indebtedness or financing leases secured by equipment or other personal property located at or used in connection with the mortgaged real property) in each case as identified in the table below.

                                                                                                          MINIMUM
                                                                        AMOUNT OF           MAXIMUM       COMBINED
                                                MORTGAGE LOAN         UNSECURED DEBT      COMBINED LTV     DSCR
LOAN GROUP   MORTGAGED REAL PROPERTY NAME   CUT-OFF DATE BALANCE   INCURRED/PERMITTED       PERMITTED    PERMITTED
----------   ----------------------------   --------------------   --------------------   ------------   ---------

    1        Sportsman's Warehouse                $14,040,958             $250,000              N/A          N/A
    1        Hampton Inn Walden - Buffalo         $13,806,587      Up to 5% of original         N/A          N/A
                                                                    principal balance
    1        Holiday Inn/Fairfield Inn -
             Sebastopol, CA                       $ 6,479,488               $75,000             N/A          N/A

     See "Risk Factors--Risks Related to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement for a discussion of the risks associated with additional debt with respect to the mortgaged real properties and the borrowers.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

                                     S-129

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Twenty-three (23) mortgage loans, representing approximately
54.1% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 48.8% of the initial loan group 1 balance and one (1)
mortgage loan in loan sub-group 2b, representing 100.0% of the initial loan sub-group 2b balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily and manufactured housing properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          2.   a failure to meet a specified debt service coverage ratio; or

                                     S-130

          3.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 23 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                                             % OF INITIAL
                                               % OF                                              LOAN                   % OF INITIAL
                                              INITIAL             % OF INITIAL                SUB-GROUP                     LOAN
                    NO. OF                   MORTGAGE    LOAN     LOAN GROUP 1     LOAN          2A           LOAN      SUB-GROUP 2B
                   MORTGAGE                    POOL      GROUP     PRINCIPAL     SUB-GROUP    PRINCIPAL     SUB-GROUP     PRINCIPAL
  LOCKBOX TYPE*     LOANS       BALANCE       BALANCE   1 COUNT     BALANCE       2A COUNT      BALANCE      2B COUNT      BALANCE
----------------   --------   ------------   --------   -------   ------------   ---------   ------------   ---------   ------------

Hard                  12      $362,070,434     38.2%      11         28.5%           0           0.0%           1          100.0%
None at closing,
Springing Hard         9        84,570,161      8.9        9         11.4            0           0.0            0            0.0
Soft at closing,
Springing Hard         2        66,588,685      7.0        2          8.9            0           0.0            0            0.0
                     ---      ------------    -----      ---         ----          ---           ---          ---          -----
TOTAL                 23      $513,229,281     54.1%      22         48.8%           0           0.0%           1          100.0%
                     ===      ============    =====      ===         ====          ===           ===          ===          =====

----------
*    Includes lockboxes required to be in effect on the date of loan closing but not yet established. In certain cases, the loan documents require that the related lockbox be established within a specified period following the loan closing date.

     Hazard, Liability and Other Insurance. Although exceptions exist (for example, in the case of two (2) mortgaged real properties (loan numbers 68.02 and 68.03), for which the related mortgage loan is secured by the related borrower's interest in land and not the improvements thereon), the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

                                     S-131

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20%
of the estimated replacement cost of the improvements. In the case of the mortgage loan (loan number 31) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arlington Square, representing approximately 0.8% of the initial mortgage pool balance and approximately 1.1%
of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 26%, of the estimated replacement cost of the improvements. Earthquake insurance has been obtained.

     Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to related REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" (or the equivalent) by each of Fitch, Moody's and S&P (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, no master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

     In some cases, however, insurance may not be available from insurers that are rated by any of Fitch, Moody's or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence of or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk For Particular Special Hazard Losses"
in the accompanying base prospectus.

                                     S-132

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. In the case of two (2) mortgaged real properties
(securing mortgage loans with loan numbers 68.02 and 68.03), for which the related mortgage loan is secured by the related borrower's interest in land and not the improvements thereon, site inspections were conducted but not inspections for structural deficiencies or deferred maintenance issues.
Otherwise, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

                                      S-133

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. In the case of all of the mortgaged real properties, a third-party environmental consultant conducted a Phase I environmental site assessment, updated a previously conducted assessment (which update may have been pursuant to a database update) or conducted a database search with respect to those mortgaged real properties. In each case referred to above, the Phase I assessment (or updated assessment) was conducted:

     o    in the case of 378 mortgaged real properties (94 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 81.7% of the initial loan group 1 balance, 11 mortgaged real properties securing mortgage loans in loan sub-group 2a and representing approximately 74.0% of the initial loan sub-group 2a balance and 273 mortgaged real properties securing a mortgage loan in loan sub-group 2b, and representing 100.0% of the initial loan sub-group 2b balance), during the 12-month period ending on the cut-off date; or

     o    in the case of 23 mortgaged real properties (19 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 18.3% of the initial loan group 1 balance, and four (4)
          mortgaged real properties securing mortgage loans in loan sub-group
          2a, and representing approximately 26.0% of the initial loan sub-group
          2a balance), during the 19-month period ending on the cut-off date.

     In the case of one (1) mortgaged real property, securing one (1) mortgage loan, representing approximately 0.8% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of that mortgaged real property.

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

                                      S-134

     o    an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no

                                      S-135

assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     Engineering Assessments. Except with respect to two (2) of the mortgaged real properties (loan numbers 68.02 and 68.03), which represent security for approximately 0.2% of the initial mortgage pool balance and approximately 0.2%
of the initial loan group 1 balance, as to which only site inspections were performed in connection with their origination, a licensed engineer inspected the related mortgaged real properties securing the mortgage loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of 379 mortgaged real properties, representing security for approximately 88.7% of the initial mortgage pool balance (95 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 87.5% of the initial loan group 1 balance,
          11 mortgaged real properties securing mortgage loans in loan sub-group
          2a, and representing approximately 74.0% of the initial loan sub-group
          2a balance and 273 mortgaged real properties securing a mortgage loan in loan sub-group 2b, and representing 100.0% of the initial loan sub-group 2b balance), during the 12-month period preceding the cut-off date, and

     o    in the case of 20 mortgaged real properties, representing security for approximately 11.1% of the initial mortgage pool balance (16 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 12.3% of the initial loan group 1 balance and four (4)

                                      S-136

          mortgaged real properties securing mortgage loans in loan sub-group
          2a, and representing approximately 26.0% of the initial loan sub-group
          2a balance), during the 20-month period preceding the cut-off date.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

     We will acquire the mortgage loans directly from the sponsors. On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans (other than the Outside
Serviced Mortgage Loans)--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

                                      S-137

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     In the case of any Outside Serviced Mortgage Loan, the related mortgage loan seller will be required to deliver to the custodian only the related original mortgage note, together with a copy of the related Loan Combination
Intercreditor Agreement and the related Other Securitization Servicing
Agreement.

     The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, any master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions,"
provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders in, or the value of, the related mortgage loan unless the document with respect to which the

                                      S-138

document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     Notwithstanding the foregoing, in the case of certain of the mortgage loans, the related mortgage, assignment of leases, security agreements and/or
UCC financing statements have generally been recorded in the name of Mortgage
Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

                                      S-139

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or one form of action law or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2)
          and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal
          (except that in the case of a mortgage loan as to which the related mortgaged real property is made up of more than one parcel of property, each of which is secured by a separate mortgage, such mortgage, and therefore the related title insurance policy, may be in an amount less than the original principal amount of the mortgage loan, but is not less than the allocated amount of subject parcel constituting a portion of the related mortgaged real property), subject only to Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

                                      S-140

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

     o    the related borrower is obligated to be in material compliance with environmental laws and regulations;

     o    the subject mortgage loan is eligible to be included in a REMIC;

     o    there are any liens for delinquent real property taxes on the related mortgaged real property;

     o    the related borrower is the subject of bankruptcy proceedings;

     o    in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

     o    the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Penalty Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

                                      S-141

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") undeR which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in the same Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph, while the trustee continues to hold any related Crossed
Loans, the applicable master servicer or the special servicer, as applicable, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

                                      S-142

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any
          REMIC created under the pooling and servicing agreement under the
          Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     In connection with the issuance of the certificates, the issuing entity will be Merrill Lynch Mortgage Trust 2008-C1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Merrill Lynch Mortgage Trust 2008-C1 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction.

                                      S-143

The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the certificate administrator, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement.
Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor for the MLMT
Series 2008-C1 securitization transaction. We will acquire the mortgage loans from the mortgage loan sellers and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The
Depositor."

THE SPONSORS

     General. Bank of America, National Association ("Bank of America" or
"BofA"), Dexia Real Estate Capital Markets ("Dexia"), Merrill Lynch Mortgage
Lending, Inc. ("MLML"), PNC Bank, National Association ("PNC Bank"), General
Electric Capital Corporation ("GECC") and Capmark Finance Inc. ("Capmark") will be co-sponsors with respect to the MLMT Series 2008-C1 securitization transaction.

                                      S-144

     We will acquire the most of the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                       AGGREGATE                                   % OF INITIAL   % OF INITIAL
                                            NO. OF    CUT-OFF DATE   % OF INITIAL   % OF INITIAL       LOAN           LOAN
                                           MORTGAGE    PRINCIPAL       MORTGAGE     LOAN GROUP 1   SUB-GROUP 2A   SUB-GROUP 2B
           MORTGAGE LOAN SELLER             LOANS       BALANCE      POOL BALANCE      BALANCE        BALANCE        BALANCE
----------------------------------------   --------   ------------   ------------   ------------   ------------   ------------

1. Bank of America, National Association      19      $242,927,712       25.6%         31.3%           18.6%           0.0%
2. Dexia Real Estate Capital Markets          36       220,881,621       23.3          26.3            45.9            0.0
3. Merrill Lynch Mortgage Lending, Inc.        6       220,019,894       23.2           9.4             0.0          100.0
4. PNC Bank, National Association             21       175,183,507       18.5          23.5             0.0            0.0
5. General Electric Capital Corporation        8        55,004,579        5.8           4.8            35.5            0.0
6. Capmark Finance Inc.                        2        34,754,822        3.7           4.7             0.0            0.0
                                             ---      ------------      -----         -----           -----          -----
          TOTAL                               92      $948,772,134      100.0%        100.0%          100.0%         100.0%
                                             ===      ============      =====         =====           =====          =====

     Each of the mortgage loans identified in the table above was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or (c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

     Merrill Lynch Mortgage Lending, Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.
MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994.

     The table below indicates the size and growth of MLML's commercial mortgage loan securitization program:

    MERRILL LYNCH MORTGAGE LENDING US LOAN SECURITIZATION/SALE (IN MILLIONS)

                                      2004       2005       2006       2007
                                    --------   --------   --------   --------
Fixed Rate Loans                    $1,965.7   $5,252.1   $6,525.0   $7,281.0
Floating Rate Loans                    532.0    1,515.5    2,235.0    1,895.7
                                    --------   --------   --------   --------
TOTAL                               $2,497.7   $6,767.6   $8,760.0   $9,176.7
                                    ========   ========   ========   ========

     For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

     Bank of America, National Association.

     General. Bank of America, National Association ("Bank of America") is an
indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

     Bank of America's Securitization Program. Bank of America and its
affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since
1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

                                      S-145

     Banc of America Commercial Mortgage Inc.'s securitization program principally is used to fund Bank of America's commercial real estate business unit's self-originated portfolio of loans secured by first liens on multifamily and commercial properties. Banc of America Commercial Mortgage Inc.'s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, Banc of America Commercial Mortgage
Inc.'s securitization program is a material funding source for Bank of America's portfolio of commercial real estate mortgage loans similar to the mortgage loans to be included in the trust.

     The tables below indicate the size and growth of Bank of America's commercial mortgage loan origination program. Loans originated by Bank of
America have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

               ORIGINATION VOLUME (DOLLAR AMOUNT OF CLOSED LOANS)

                                                                                                YEAR-TO-DATE
   PROPERTY TYPE             2004              2005              2006              2007        MARCH 31, 2008
--------------------   ---------------   ---------------   ---------------   ---------------   --------------

Multifamily            $   846,810,000   $ 1,923,132,683   $ 1,893,565,597   $ 5,727,705,783   $   56,534,358
Office                   4,554,682,199     4,707,688,429     6,223,513,504     9,754,616,060       50,802,829
Retail                   2,693,464,540     3,934,548,928     4,190,404,575     4,759,236,250       89,200,000
Industrial                 442,700,000       383,918,812       429,439,600       513,248,639                0
Manufactured Housing       827,847,923        87,612,439        24,316,420                 0                0
Self Storage               411,710,000       294,366,598       684,795,946       203,753,800                0
Lodging                  2,465,433,338     4,087,452,198     2,974,691,886     7,311,318,619    1,025,108,333
                       ---------------   ---------------   ---------------   ---------------   --------------
TOTAL                  $12,242,648,000   $15,418,720,087   $16,420,727,528   $28,269,879,151   $1,221,645,520
                       ===============   ===============   ===============   ===============   ==============

     Bank of America serves as a sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in Banc of
America Commercial Mortgage Inc.'s securitization program, in addition to owning all of the Bank of America Commercial Mortgage Inc.'s equity. Banc of America
Securities LLC, an underwriter in this transaction, is an affiliate of Bank of
America and assists Bank of America and Bank of America Commercial Mortgage Inc.
in connection with the selection of mortgage loans for various transactions.

     Bank of America's headquarters and its executive offices are located at 101
South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478.

     Bank of America's Underwriting Standards.

     Origination Channels. Bank of America originates mortgage loans (i)
directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

     The Application. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize
Bank of America to obtain a credit report that summarizes the applicant's credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any borrower principal are required to complete a Certificate of
Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data
Collection Form which provides certain information in order to allow the federal government to monitor Bank of America's compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

                                      S-146

     Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

     o    rent roll;

     o    existing mortgage verification;

     o    credit references;

     o    certified financial statements for mortgagor and borrower principals;

     o    tenant/resident leases;

     o    ground leases;

     o    property operating statements;

     o    real estate tax bills;

     o    purchase contract (if applicable);

     o    appraisal;

     o    engineering report;

     o    seismic report (if applicable);

     o    environmental report;

     o    site plan;

     o    certificate of occupancy;

     o    evidence of zoning compliance;

     o    insurance policies; and

     o    borrower structure/authority documents.

     Underwriting Evaluation. Each mortgage loan underwritten to Bank of
America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's CMBS Capital Markets Commercial
Conduit Guidelines and Procedures ("Guidelines"). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor's repayment ability and credit rating. The underwriting standards as established in the
Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

     Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

                                      S-147

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o    Insurance--If the property is insured under an individual policy (i.e.
          the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o    Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o    Immediate Repair/Environmental Remediation--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     Tenant Improvement/Lease Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and
/ or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. It will consider, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related mortgage loan

                                      S-148

documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged real property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

     Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

     Required Third Party Reports. Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

     o    Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the "Appraisal Date" indicated in this prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with
          FIRREA.

     o    Property Condition Assessments. Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related

                                      S-149

          mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     o    Environmental Site Assessment ("ESA"). ESA's are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a
          Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by
          The American Society of Testing and Materials ("ASTM").

     o    Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the
          Uniform Building Code.

     Representations and Warranties. As and to the extent described in this prospectus supplement, Bank of America will make representations and warranties regarding the mortgage loans that it transfers to the depositor.

     Dexia Real Estate Capital Markets.

     General. Dexia Real Estate Capital Markets ("Dexia"), formerly known as
Artesia Mortgage Capital Corporation, is a Delaware corporation, with its principal offices in Issaquah, Washington. In several jurisdictions, including
New York, Dexia does business under the name Dexia Real Estate Capital Markets,
Inc. Dexia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's, is part of
Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 605 billion Euros ($883 billion) and a stock market capitalization of approximately 20 billion Euros ($29 billion) as of December
31, 2007.

     Dexia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

     Dexia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

     Securitization Program. Dexia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United
States. Dexia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Dexia include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized loans by industry standards --and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by
Dexia have been originated, directly or through correspondents, by Dexia. During the fiscal years 2001 through 2007, the aggregate annual principal balance of commercial mortgage loans securitized by Dexia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005, to approximately $2.0 billion in 2006, to approximately $2.0 billion in 2007.

                                      S-150

     When originating mortgage loans in conjunction with third-party correspondents, Dexia performs the underwriting based on its underwriting criteria (see "--Underwriting Standards" below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In addition, in the normal course of its securitization program, Dexia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Dexia.

     In connection with the commercial mortgage securitization transactions it is involved in, Dexia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     Dexia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Dexia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Dexia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Dexia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

     Dexia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by Dexia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Dexia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

     Underwriting Standards.

     General. Set forth below is a discussion of certain general underwriting guidelines of Dexia with respect to multifamily and commercial mortgage loans originated by Dexia. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by Dexia from third-party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance

                                      S-151

that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting
Standards" section.

     Loan Analysis. Dexia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Dexia's underwriting staff, third-party reviewers, and/or legal counsel will review leases of significant tenants. Dexia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Dexia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Dexia staff member or a third-party reviewer.
The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Dexia must be approved by one or more--depending on loan size--specified credit committees of Dexia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Dexia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

                                      S-152

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Dexia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Dexia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property.
For example, Dexia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Dexia's judgment of improved property performance in the future and/or other relevant factors.

     While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of debt service coverage ratios in this prospectus supplement, see paragraphs (i) and (ii) under the heading "Glossary--Terms Used in Annexes
A-1 and A-2."

     Loan-to-Value Ratio. Dexia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

     o    the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Dexia, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the

                                      S-153

mortgage loan or the related mortgaged property. For example, Dexia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Dexia's judgment of improved property performance in the future and/or other relevant factors.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, Dexia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Dexia will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
Dexia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Dexia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. Dexia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition,
Dexia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The
Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Dexia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. Dexia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Dexia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Dexia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Dexia or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, Dexia may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property.

     Engineering Assessment. In connection with the origination process, Dexia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Dexia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

                                      S-154

     Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Dexia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Dexia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Dexia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports;
and/or representations by the related borrower.

     Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Dexia will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Dexia to be sufficient to pay off the related mortgage loan in full;

     o    the real property, if permitted to be repaired or restored in conformity with current law, would in Dexia's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Dexia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Dexia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Dexia. Furthermore, Dexia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, Dexia may include mortgage loans in a trust fund which vary from, or do not comply with, Dexia's underwriting guidelines. In addition, in some cases, Dexia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                      S-155

     PNC Bank, National Association.

     General. PNC Bank, National Association, a national banking association
("PNC Bank"), is a sponsor of the transaction and one of the mortgage loan sellers. PNC Bank is an affiliate of (i) Midland Loan Services, Inc., which is one of the master servicers and the special servicer and (ii) PNC Capital
Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2007, PNC Bank,
National Association had total consolidated assets representing 90% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of December 31, 2007, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since April 1998 was approximately $16.2 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately
$14.6 billion in approximately 48 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.5 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc.
acted as the depositor. In its fiscal year ended December 31, 2007, PNC Bank originated over $3.2 billion in commercial and multifamily mortgage loans for securitization, of which approximately $2.2 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP,
PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing

                                      S-156

and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

     Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer in this transaction.
See "Transaction Participants--The Master Servicers" in this prospectus supplement for more information.

     PNC Bank's Underwriting Standards.

     General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates.
The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan.
This analysis generally includes a review of historical financial statements
(which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC
Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC
Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Condition," "--Appraisals,"
"--Environmental Assessments," and "--Engineering Assessments."

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

                                      S-157

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     Notwithstanding the foregoing discussion under this "--PNC Bank's
Underwriting Standards" section, PNC Bank may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with,
PNC Bank's underwriting guidelines.

     General Electric Capital Corporation.

     General. General Electric Capital Corporation ("GECC") was incorporated in
1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts
Corporation, which was formed in 1932. Until November 1987, the name of GECC was
General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC's outstanding common stock is owned by
General Electric Capital Services, Inc., formerly General Electric Financial
Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company ("GE"). Financing and services offered by GECC are diversified, a significant change from the original business of
GECC, which was, financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

     GECC operates in three of GE's operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions. GECC's services are offered primarily in North America, Europe and Asia.

     GECC's principal executive offices are located at 3135 Easton Turnpike,
Fairfield, CT 06828-0001. At December 31, 2007, GECC employed approximately
80,500.

     GE Money. GE Money is a leading provider of financial services to consumers and retailers in over 50 countries around the world. The GE Money division offers a full range of innovative financial products to suit customers' needs.
These products include private-label credit cards; personal loans; bank cards;
auto loans and leases; mortgages; debt consolidation; home equity loans;
corporate travel and purchasing cards; deposit and other savings products; small and medium enterprise lending; and credit insurance on a global basis.

     GE Infrastructure. GE Infrastructure is one of the world's leading providers of essential technologies to developed, developing and emerging countries. Through products and services in aviation, energy, oil and gas, transportation, and water and process technologies, GE Infrastructure is helping to develop the infrastructure of countries all over the world. GE Infrastructure also provides aviation financing as well as energy and water investing, lending and leasing.

                                      S-158

     GE Commercial Finance. GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles;
corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

     GE Real Estate. GECC originates mortgage loans for securitization through
GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly-owned by, and GE Real Estate is wholly-operated through, GECC.

     Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of March 30, 2008, GE Real
Estate had total assets in excess of approximately $76 billion, including approximately $164 million of United States ("U.S.") commercial and multifamily mortgage loans being held for securitization and approximately $30.3 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S.
loans) being held for investment or other non-securitization purposes. As of
December 31, 2007, GE Real Estate had total assets of approximately $70 billion, including approximately $138 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $25.3 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and
Asia.

     As of July 2005, GE Real Estate also includes a division known as Business
Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately
$10.311 billion as of March 30, 2008. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

     GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.
Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the period ended March 30, 2008.

                                                     TOTAL U.S. NON-SECURITIZATION
                          TOTAL U.S. COMMERCIAL/        LOANS/INVESTMENT(1) IN
 APPROXIMATE AMOUNTS        MULTIFAMILY LOANS           COMMERCIAL/MULTIFAMILY
    IN $BILLIONS      ORIGINATED FOR SECURITIZATION           REAL ESTATE
--------------------  -----------------------------  -----------------------------

Period Ended 3/30/08               0.0                            5.4
 Year Ended 12/31/07               2.1                           13.2
 Year Ended 12/31/06               2.2                           11.3
 Year Ended 12/31/05               3.6                            4.7

----------
(1)  Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

                                      S-159

     GE Real Estate's Securitization Program. GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of March 30, 2008, GE Real Estate originated in aggregate since 1997, approximately $20.5 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.9 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $8.6 billion of U.S.
fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch &
Co., Inc. acted as depositor.

     The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

     As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loans sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

     GECC has acted as sponsor for 20 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 45% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation's and other affiliated depositors' securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 20% to approximately
70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National
Association and other loan sellers.

     GECC has also acted as a loan seller to 17 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities
(USA) LLC, Bank of America, National Association, Deutsche Mortgage and Asset
Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase, Donaldson,
Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities
(USA) LLC), CW Capital LLC, Morgan Stanley and Merrill Lynch Mortgage Investors,
Inc. acted as depositor.

     GEMSA Loan Services, L.P. ("GEMSA"), which is co-owned by GECC and L.J.
Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on three, and as a primary servicer on 12, of the 20 U.S.
securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 13 out of the 17 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor.
Servicing contracts on transaction to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

     Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back-up and compliance procedures and systems. In addition,

                                      S-160

GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

     GE Real Estate's Underwriting Standards.

     General. GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management
(loan underwriting and closing) functions are centralized and separate from loan origination.

     Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

     Loan Analysis. All GE Real Estate credit underwriting is performed by GE
Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE
Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Generally, underwriting is done prior to the closing of the mortgage loan.
There can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

                                      S-161

     Debt Service Coverage Ratio and LTV Ratio. GE Real Estate's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

    PROPERTY TYPE      DSCR GUIDELINE   LTV RATIO GUIDELINE
--------------------   --------------   -------------------
Anchored Retail             1.20x              80.0%
Unanchored Retail           1.20x              80.0%
Multifamily                 1.20x              80.0%
Office                      1.20x              80.0%
Manufactured Housing        1.20x              80.0%
Self Storage                1.20x              80.0%
Industrial/Warehouse        1.20x              80.0%
Hotel                       1.30x              75.0%

     The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and
LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by
GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

     See "Description of the Mortgage Pool" in this prospectus supplement and
Annex A-1 to this prospectus supplement.

     Escrow Requirements. GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense.
Generally, when escrows are required for mortgage loans originated by GE Real
Estate, they are as follows:

     o    Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o    Insurance - If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real
          Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

                                      S-162

     o    Replacement Reserves - Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

          Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real
          Estate in determining underwritten net cash flow:

          Retail                     $0.15 per square foot
          Multifamily             $200.00-$250.00 per unit
          Office                     $0.15 per square foot
          Manufactured Housing       $30.00-$50.00 per pad
          Self Storage               $0.15 per square foot
          Industrial/Warehouse       $0.15 per square foot
          Hotel                           4-5% of revenues

     o    Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

     o    Re-tenanting - In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Capmark Finance Inc.

     General. Capmark Finance Inc. ("Capmark"), a California corporation, is a sponsor of this transaction and one of the mortgage loan sellers and a primary servicer.

     Capmark performs a number of commercial mortgage banking activities, including originating (either itself or through its affiliate Capmark Bank), financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark's securitization activities has related to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark has originated or purchased commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark has originated and will continue to originate through its affiliate Capmark Bank mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark has relied upon securitizations as a material funding source. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the

                                      S-163

total volume of United States domestic commercial mortgage loan securitizations for the prior four calendar years (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

                                              YEAR (AMTS IN $ BILLIONS)
                                              -------------------------
                                              2004   2005   2006   2007
                                              ----   ----   ----   ----
Originated by Capmark                          1.5    2.8    3.6    3.0
Originated by Unaffiliated Originators         1.6    1.0    1.1    0.0
                                               ---    ---    ---    ---
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED    3.1    3.8    4.7    3.0
                                               ===    ===    ===    ===

     Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity owned by affiliates of Kohlberg Kravis Roberts & Co. L.P.,
Five Mile Capital Partners LLC, Goldman Sachs Capital Partners and Dune Capital
Management LP. The minority owners of Capmark Financial Group consist of GMAC
LLC and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark's Underwriting Guidelines and Processes.

     General. All of the mortgage loans sold to the depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     Loan Analysis. In connection with the origination of mortgage loans,
Capmark conducts a review of the related mortgaged real property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches.
Generally, borrowers are required to be single-purpose entities.

     Unless otherwise specified herein, all financial, occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
Capmark's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. Capmark evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on underwritten net cash flow. See also the definitions of UW DSCR and UW Net Cash Flow in the glossary in this prospectus supplement (describing generally the calculation of debt service coverage ratios and underwritten cash flow).

                                      S-164

     Escrow Requirements. Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

     Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

ORIGINATOR

     Fifteen (15) of the mortgage loans that Bank of America, National
Association expects to sell to us on the issue date, which represent 10.8% of the initial mortgage pool balance, were originated by LaSalle Bank National
Association prior to its being acquired by Bank of America Corporation.

THE MASTER SERVICERS AND THE SPECIAL SERVICER

     Bank of America, National Association.

     General. Subject to the discussion in this prospectus supplement regarding the Outside Serviced Mortgage Loans, Bank of America, National Association will act as master servicer with respect to those mortgage loans acquired by us from it and transferred by us to the trust and in this capacity will be responsible for the master servicing and administration of those mortgage loans pursuant to the pooling and servicing agreement.

     Bank of America, National Association has been servicing commercial mortgage loans through its capital markets servicing group in excess of 14 years. The table below sets forth information about Bank of America, National
Association's portfolio of commercial mortgage loans as of the dates indicated:

                            AS OF             AS OF             AS OF              AS OF             AS OF
     COMMERCIAL          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,        MARCH 31,
   MORTGAGE LOANS           2004               2005              2006              2007               2008
--------------------   ---------------   ---------------   ---------------   ----------------   ----------------

By Number                  10,349             10,481            9,473              9,476             9,727
By Aggregate Unpaid
   Principal Balance   $54,295,716,000   $72,823,851,167   $83,588,000,000   $125,378,466,000   $134,470,868,000

     As of March 31, 2008, Bank of America, National Association's portfolio consisted of 9,727 commercial mortgage loans with an unpaid principal balance of approximately $134,470,868,000, of which 5,825 commercial mortgage loans with an unpaid principal balance of approximately $84,694,634,000 were related to commercial mortgage-backed securities.

     As required by most pooling and servicing agreements, Bank of America,
National Association may be required to advance funds for delinquent payments, subject to the servicer's determination of recoverability. A servicer will advance funds as a P&I advance if a borrower's payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make servicing advances or property protection advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer's determination as to whether the advance would be ultimately

                                      S-165

recoverable. Upon a determination of non-recoverability, the servicer's advances are repaid first from funds available in the collection account.

     Bank of America, National Association is a rated by Fitch and Standard &
Poor's as a primary servicer, master servicer and special servicer. Bank of
America, National Association's ratings by each of these agencies is outlined below:

                    FITCH      S&P
                    -----    -------
Primary Servicer    CPS1-     Strong
Master Servicer     CMS2+     Strong
Special Servicer    CSS2-    Average

     In addition to servicing loans for securitized commercial mortgages, Bank of America, National Association also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America, National Association and sold to a variety of investors.

     Bank of America, National Association utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America, National Association to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and
(v) generating various reports.

     Bank of America, National Association has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America, National Association's business continuity plan is tested and updated manually.

     Bank of America, National Association's servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America, National Association's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Federal Home Loan and
Mortgage Corporation. Bank of America, National Association may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America, National
Association may engage third-party vendors to provide technology or process efficiencies. Bank of America, National Association monitors its third-party vendors in compliance with the guidelines reviewed by the Office of the
Controller of the Currency. Bank of America, National Association has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America, National Association may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

     Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

     Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America, National Association as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America, National
Association performs custodial functions as servicer, documents will be maintained in its vault. Bank of America, National Association utilizes an electronic tracking system to identify the owner of the related mortgage file.

                                      S-166

     Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America, National Association takes certain actions to ensure that the properly is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America, National
Association maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America, National Association may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America, National
Association's loan servicing system to provide updated information.

     Delinquencies, Losses, Bankruptcies and Recoveries. Bank of America,
National Association monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where it mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America, National Association's policies and procedures to respond to each of these situations.

     Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s).
All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

     Initial phone contact is pursued by Bank of America, National Association's collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i)
obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy. Loans serviced by Bank of America, National Association have grace periods of five to 15 days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

     Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

     The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally pooling and servicing agreements require the loan to be transferred to special servicing for default processing.
In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America, National Association has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America,
National Association will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America,

                                      S-167

National Association will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

     Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America, National
Association will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower's financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, National
Association, as special servicer, per pooling and servicing agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

     Bankruptcy. When a mortgagor files for bankruptcy, Bank of America,
National Association's options for recovery are more limited. Bank of America,
National Association monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the
Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America, National Association works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

     Foreclosure. Bank of America, National Association, as a special servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and
REO; Bank of America, National Association will work with the pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

     Bank of America, National Association is also the master servicer under the
BACM Series 2007-4 transaction and, in that capacity, is the master servicer for the Arundel Mills Trust Mortgage Loan under the BACM Series 2007-4 Pooling and
Servicing Agreement.

     The information set forth herein regarding Bank of America, National
Association has been provided by it.

     Midland Loan Services, Inc. Subject to the discussion in this prospectus supplement regarding the Outside Serviced Mortgage Loans, Midland Loan Services,
Inc. ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from Merrill Lynch Mortgage Lending, Inc., PNC Bank,
National Association, General Electric Capital Corporation and Capmark Finance
Inc. and transferred by us to the trust and in this capacity will be responsible for the master servicing and administration of those mortgage loans pursuant to the pooling and servicing agreement. Subject to the discussion in this prospectus supplement regarding the Outside Serviced Mortgage Loans, Midland will also be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO Properties pursuant to the pooling and servicing agreement. Midland is also the special servicer under the BACM Series 2007-4 transaction and, in that capacity, is the special servicer for the Arundel Mills
Trust Mortgage Loan under

                                      S-168

the BACM Series 2007-4 Pooling and Servicing Agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced certain mortgage loans for the applicable mortgage loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association, one of the mortgage loan sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite
300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within
Midland's Enterprise!(R) Loan Management System. Furthermore Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans that we intend to transfer to the issuing entity. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of March 31, 2008, Midland was servicing approximately 26,470 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $244 billion. The collateral for such loans is located in all
50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
16,990 of such mortgage loans, with an aggregate outstanding principal balance of approximately $153 billion,

                                      S-169

pertain to commercial and multifamily mortgage-backed securities transactions.
The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2008, Midland was named the special servicer in approximately 151 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately
$111 billion. With respect to such transactions as of such date, Midland was administering approximately 231 assets with an aggregate outstanding principal balance of approximately $729 million.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which
Midland has acted as master and/or primary servicer from 2005 to 2007.

                                             CALENDAR YEAR END
PORTFOLIO GROWTH - MASTER/PRIMARY   (APPROXIMATE AMOUNTS IN BILLIONS)
---------------------------------   ---------------------------------
                                             2005    2006   2007
                                             ----    ----   ----
CMBS.............................           $104     $139   $156
Other............................             32       61     74
                                            ----    -----   ----
TOTAL............................           $136     $200   $230
                                            ====     ====   ====

     Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.
The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2005 to 2007.

                                                    CALENDAR YEAR END
PORTFOLIO GROWTH - CMBS SPECIAL SERVICING   (APPROXIMATE AMOUNTS IN BILLIONS)
-----------------------------------------   ---------------------------------
                                                  2005   2006    2007
                                                  ----   ----   -----
TOTAL....................................          $65    $89    $101
                                                  ====   ====   =====

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, prior to their inclusion in the trust.

     The information set forth herein regarding Midland has been provided by it.

     Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as master servicer with respect to those mortgage loans acquired by us from Dexia Real Estate Capital Markets and transferred by us to the trust and in this capacity will be responsible for the master servicing and administration of those mortgage loans pursuant to the pooling and servicing agreement.

     Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly-owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 9th
Floor, 201 S. College Street, Charlotte, North Carolina 28244-1075.

                                      S-170

     Wachovia has been servicing securitized commercial and multifamily mortgage loans in excess of 10 years. Wachovia's primary servicing system runs on
McCracken Financial Solutions software, Strategy CS. Wachovia reports to trustees in the CMSA format. The table below sets forth information about
Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                                AS OF      AS OF       AS OF        AS OF
  COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS   12/31/2005  12/31/2006  12/31/2007  03/31/2008
--------------------------------------------  ----------  ----------  ----------  ----------

By Approximate Number.......................     17,641      20,725      24,217      24,201
By Approximate Aggregate Unpaid Principal
   Balance (in billions)....................    $ 182.5     $ 262.1     $ 359.5     $ 357.8

     Within this portfolio, as of March 31, 2008, are approximately 20,937 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $289 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio, as of December 31, 2007, were located in all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                APPROXIMATE SECURITIZED
                               MASTER-SERVICED PORTFOLIO  APPROXIMATE OUTSTANDING  APPROXIMATE OUTSTANDING
             DATE                       (UPB)*            ADVANCES (P&I AND PPA)*    ADVANCES AS % OF UPB
-----------------------------  -------------------------  -----------------------  -----------------------

December 31, 2005............      $142,222,662,628            $164,516,780                  0.1%
December 31, 2006............      $201,283,960,215            $162,396,491                  0.1%
December 31, 2007............      $280,399,664,719            $141,510,670                  0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer of commercial mortgage loans. Wachovia's ratings by each of these agencies is outlined below:

                   FITCH     S&P
                   -----   ------
Primary Servicer   CPS2+   Strong
Master Servicer    CMS2    Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling

                                      S-171

delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in
Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal
National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries.
Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

                                      S-172

     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

     o    Uniform Commercial Code searches and filing.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time prescribed in the pooling and servicing agreement for the MLMT Series 2008-C1 securitization transaction. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loan. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans it is responsible for servicing or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     Wachovia is currently servicing mortgage loans for Dexia Real Estate
Capital Markets, a sponsor and a mortgage loan seller, pursuant to an interim servicing agreement between Dexia Real Estate Capital Markets and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans. There are currently no outstanding property protection advances made by Wachovia on any mortgage loans being contributed by Dexia Real Estate
Capital Markets that were serviced by Wachovia prior to their inclusion in the assets of the issuing entity.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth herein regarding Wachovia has been provided by
it.

     KeyCorp Real Estate Capital Markets, Inc. KeyCorp Real Estate Capital
Markets, Inc., an Ohio corporation ("KRECM"), is a master servicer under the
ML-CFC Series 2007-8 Pooling and Servicing Agreement and, in that capacity, is the master servicer for the Farallon Portfolio Trust Mortgage Loan under the pooling and servicing agreement for the ML-CFC Series 2007-8 transaction. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City,
Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

                                      S-173

     KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                           LOANS                           12/31/2005  12/31/2006  12/31/2007
---------------------------------------------------------  ----------  ----------  ----------

By Approximate Number:                                       11,218      11,322       11,892
By Approximate Aggregate Principal Balance (in billions):   $73.692     $94.726     $136.090

     Within this servicing portfolio are, as of December 31, 2007, approximately
9,658 loans with a total principal balance of approximately $97 billion that are included in approximately 132 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2007, the Mortgage Bankers Association of America
ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has
assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1 as a master servicer, CPS1 as a primary servicer and CSS2+ as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which
KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.KeyBank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of KRECM under the provisions of the ML-CFC
Series 2007-8 Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Farallon Portfolio Loan Combination." KRECM's
ability to waive or modify any terms, fees, penalties or payments on the mortgage loans under the ML-CFC Series 2007-8 Pooling and Servicing Agreement
(which waivers or modifications could affect the potential cash flows from the
Farallon Portfolio Loan Combination) are generally similar, but not identical, to those described in this prospectus supplement under "Servicing of the
Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
Agreement--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents."

                                      S-174

     KRECM's obligations under the ML-CFC Series 2007-8 Pooling and Servicing
Agreement to make delinquency advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of KRECM's recovery of those advances, are generally similar, but not identical, to those described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage Loans Under the MLMT
Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals" and
"--Servicing and Other Compensation and PaymenT of Expenses."

     KRECM will not have primary responsibility for the custody of original documents evidencing the mortgage loans (other than with respect to the Farallon
Portfolio Trust Mortgage Loan). Rather, the trustee acts as custodian of the original documents evidencing the mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     With respect to the Farallon Portfolio Trust Mortgage Loan, the events, circumstances and conditions that will be considered events of default under the
ML-CFC Series 2007-8 Pooling and Servicing Agreement are generally similar, but not identical, to those that will be considered events of default under the MLMT
Series 2008-C1 pooling and servicing agreement as described in this prospectus supplement under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1
Pooling and Servicing Agreement--Events of Default."

     Certain terms of the ML-CFC Series 2007-8 Pooling and Servicing Agreement
regarding KRECM's removal, replacement, resignation or transfer are generally similar, but not identical, to those described in this prospectus supplement under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--Events of Default" and "--Rights Upon Event oF Default."

     The terms governing KRECM's liability under the ML-CFC Series 2007-8
Pooling and Servicing Agreement are generally similar, but not identical, to those of the MLMT Series 2008-C1 pooling and servicing agreement as described under "Description of the Governing Documents--Matters Regarding the Master
Servicer, the Special Servicer, the Manager and Us" in the accompanying base prospectus. Pursuant to the terms of the ML-CFC Series 2007-8 Pooling and
Servicing Agreement, KRECM (and its affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) will not be under any liability to the ML-CFC Series 2007-8 trust fund, the ML-CFC Series 2007-8 underwriters, the parties to the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, or any other person (including the MLMT Series 2008-C1 trust fund, as the holder of the Farallon Portfolio Trust Mortgage Loan) for any action taken or for refraining from the taking of any action, in good faith pursuant to the
ML-CFC Series 2007-8 Pooling and Servicing Agreement, or for errors in judgment;
but KRECM will not be protected against any breach of warranties or representations made in the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, any expense or liability specifically required to be borne by KRECM without right of reimbursement pursuant to the terms of the ML-CFC Series 2007-8
Pooling and Servicing Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties under the ML-CFC Series 2007-8 Pooling and Servicing Agreement or negligent disregard of such obligations or duties. In addition, KRECM (and its affiliates, directors, shareholders, members, partners, managers, officers, employees or agents) will be indemnified and held harmless by the ML-CFC Series 2007-8 trust fund in accordance with the ML-CFC Series
2007-8 Pooling and Servicing Agreement against any loss, liability or expense
(including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to, among other things, the ML-CFC Series 2007-8
Pooling and Servicing Agreement, other than any loss, liability or expense (i)
specifically required to be borne by KRECM pursuant to the terms under the
ML-CFC Series 2007-8 Pooling and Servicing Agreement or that would otherwise constitute a servicing advance; (ii) incurred in connection with any breach of a representation or warranty made by KRECM under the ML-CFC Series 2007-8 Pooling and Servicing Agreement; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of KRECM's obligations or duties under the ML-CFC Series 2007-8 Pooling and Servicing Agreement or negligent disregard of such obligations or duties;

                                      S-175

or (iv) incurred in connection with any violation of any state or federal securities law. With respect to the Farallon Portfolio Loan Combination, KRECM is entitled to receive the indemnification described in the preceding sentence first from a loan combination custodial account established for collections on the Farallon Portfolio Loan Combination and then, if KRECM is not fully indemnified, from the holders of the mortgage loans that form the Farallon
Portfolio Loan Combination (including the MLMT Series 2008-C1 trust fund, as the holder of the Farallon Portfolio Trust Mortgage Loan) in accordance with the
Farallon Portfolio Intercreditor Agreement. The ML-CFC Series 2007-8 Pooling and
Servicing Agreement provides that KRECM is entitled to reimbursement from the
MLMT Series 2008-C1 master servicer in connection with the Farallon Portfolio
Trust Mortgage Loan from the collection account established under the MLMT
Series 2008-C1 pooling and servicing agreement.

     The manner in which collections on the mortgage loans are to be maintained is similar to that described under "Servicing of the Mortgage Loans Under the
MLMT Series 2008-C1 Pooling and Servicing Agreement--Collection Accounts" in
this prospectus supplement. Generally, all amounts received by KRECM on the
Farallon Portfolio Loan Combination are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by
KRECM and are then allocated and transferred to the appropriate account, which appropriate account is similar to the collection account described under
"Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--Collection Accounts" in this prospectus supplement, within the time required by the ML-CFC Series 2007-8 Pooling and Servicing Agreement.
Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                       S&P   FITCH   MOODY'S
                       ---   -----   -------
Long-Term Deposits:     A      A       A-1
Short-Term Deposits:   A-1     F1      P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the ML-CFC Series 2007-8
Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the Series
2007-8 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against
KRECM or of which any of its property is the subject, that is material to the
Series 2007-8 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item
1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer.
KRECM's servicing policies and procedures for the servicing functions it will perform under the ML-CFC Series 2007-8 Pooling and Servicing Agreement for
assets of the same type included in the Series 2007-8 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii)
established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

                                      S-176

     KRECM is, as ML-CFC Series 2007-8 Master Servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage loans it is obligated to service under the ML-CFC Series 2007-8
Pooling and Servicing Agreement. However, KRECM is permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under certain terms of the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, which terms are generally similar, but not identical, to those described in this prospectus supplement under "Servicing of the Mortgage Loans
Under the MLMT Series 2008-C1 Pooling and Servicing Agreement--Sub-Servicers."

     In addition, KRECM may from time to time perform some of its servicing obligations under the ML-CFC Series 2007-8 Pooling and Servicing Agreement
through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing
UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the sub-servicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the sponsor, the depositor, the mortgage loan sellers, the trust, the other master servicer, the issuing entity, the special servicer, the trustee, or any originator of any of the mortgage loans identified in this prospectus supplement.

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the ML-CFC Series 2007-8 Pooling and Servicing Agreement, the
series 2007-8 certificates, the mortgage loans or this prospectus supplement.

     See also "Servicing of the Farallon Portfolio Loan Combination" in this prospectus supplement. The following sections of this prospectus supplement contain references to certain obligations that are generally similar, but not identical, to those KRECM may be required to perform under the ML-CFC Series
2007-8 Pooling and Servicing Agreement: "Servicing of the Mortgage Loans Under
the MLMT Series 2008-C1 Pooling and Servicing Agreement--General," "--Servicing
and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Sale
and Due-on-Encumbrance Provisions," "--Modifications, Waivers, Amendments and
Consents" and "--InspectionS; Collection of Operating Information."

     In addition, KRECM will act as primary servicer of the Apple Hotel
Portfolio Trust Mortgage Loan pursuant to a sub-servicing agreement between
KRECM and Wells Fargo Bank, National Association, dated February 1, 2008.

     Wells Fargo Bank, National Association. Wells Fargo Bank, National
Association, a national banking association ("Wells Fargo Bank"), is the master servicer under the MSCI Series 2008-TOP29 Pooling and Servicing Agreement and,
in that capacity, is the applicable master servicer for the Apple Hotel
Portfolio Trust Mortgage Loan. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San
Francisco, California 94105. The Apple Hotel Portfolio Loan Combination
(including the Apple Hotel Portfolio Trust Mortgage Loan) is being master serviced by Wells Fargo Bank under that agreement. The Apple Hotel Portfolio
Trust Mortgage Loan is being primary serviced by KRECM pursuant to a sub-servicing agreement between KRECM and Wells Fargo Bank. See "--KeyCorp Real
Estate Capital Markets, Inc." above.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a master servicer and as a primary servicer and ABOVE AVERAGE as a special servicer. Fitch has

                                      S-177

assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of March 31, 2008, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 14,531 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $137.9 billion, including approximately 13,422 loans securitized in approximately 114 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $133.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2007, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long-term deposits are rated "Aaa" by Moody's, "AA" by S&P, "AA+"
by Fitch and "AA" by DBRS.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     The information concerning Wells Fargo Bank in this section has been provided by Wells Fargo Bank.

     LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), acts currently as special servicer for the Farallon Portfolio Loan Combination and will specially service the Farallon Portfolio Loan Combination pursuant to the terms of the ML-CFC Series 2007-8 Pooling and Servicing Agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite
700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over

                                      S-178

16 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 202 as of March 31, 2008.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; and (h) 144 domestic CMBS pools as of March 31, 2008 with a then current face value in excess of $227 billion. Additionally, LNR Partners has resolved over $19.0 billion of U.S. commercial and multifamily loans over the past 16 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007 and $0.2 billion of U.S. commercial and multifamily mortgage loans for the three-months ended March 31, 2008.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, New Hampshire, North Carolina, California, Colorado and
Utah, and in Europe, in England and Germany. As of March 31, 2008, LNR Partners
had over 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2008, LNR Partners and its affiliates specially service a portfolio, which included over 32,000 assets in the 50 states, the
District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $314 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the offered certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform with respect to the Farallon Portfolio Loan Combination. LNR Partners
has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on

                                      S-179

its behalf any of its duties with respect to the Farallon Portfolio Loan
Combination. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the
Farallon Portfolio Loan Combination and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the offered certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR
Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the Farallon Portfolio Loan Combination. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Farallon Portfolio Loan
Combination. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard described in the ML-CFC Series 2007-8 Pooling and Servicing Agreement.

     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Farallon
Portfolio Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR
Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the MLMT Series
2008-C1 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicers, the special servicer, the trustee or any originator of any of the mortgage loans.

     Except for LNR Partners acting as special servicer for the Farallon
Portfolio Loan Combination, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party -- apart from the subject securitization transaction -- between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     The information set forth herein regarding LNR Partners has been provided by it.

                                      S-180

     Centerline Servicing Inc. Centerline Servicing Inc. ("CSI") will act as special servicer for the Apple Hotel Portfolio Trust Mortgage Loan under the
Apple Hotel Portfolio TOP 29 Pooling and Servicing Agreement entered into in connection with the Morgan Stanley Capital I Trust, Commercial Mortgage
Pass-Through Certificates, Series 2008-TOP29. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of
Centerline Capital Group Inc., a wholly-owned subsidiary of Centerline Holding
Company, a publicly traded company. The principal offices of CSI are located at
5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

     CSI has a special servicer rating of "CSS1" from Fitch. CSI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2008, CSI was the named special servicer for approximately 14,788 first mortgage loans, with an aggregate principal balance of approximately $130.05 billion. Of those, CSI is the named special servicer in 81 commercial mortgaged-backed securities transactions representing approximately 13,039 first mortgage loans, with an aggregate stated principal balance of approximately $ 116.90 billion. Seventy-four (74) of the loans are in
CDO transactions for which CSI acts as the servicer, 1,211 of the loans are government sponsored entity loans, and the remaining 464 loans serviced by CSI are owned or managed by CSI affiliates. The portfolio includes multifamily, office, retail, hospitality, industrial and other types if income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 55 assets with a stated principal balance of
$368.39 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2008, CSI has resolved 307 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.653 billion.

     CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

     CSI has been special servicing assets for approximately six years and employs an asset management staff with an average of 18 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years, respectively, of industry experience. CSI was formed in
2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002, the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 81 transactions consisting of approximately 13,039 loans with an approximate stated aggregate principal balance of $116.90 billion on March 31, 2008. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 1,749 first mortgage loans with an aggregate stated principal balance of $13.153 billion as of March 31, 2008.

     The information set forth herein regarding CSI has been provided by it.

PRIMARY SERVICER

     Capmark Finance Inc. ("Capmark") will act as primary servicer with respect to those mortgage loans acquired by us from Capmark and transferred by us to the trust.

     Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania
19044 and its telephone number is (215) 328-1258. As of December 31, 2007,
Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $152.0 billion in aggregate

                                      S-181

outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2005 to 2007 in respect of which Capmark has acted as master and/or primary servicer.

           YEARS (AMTS IN $ BILLIONS)
           --------------------------
                2005    2006    2007
               -----   -----   -----
CMBS (US)      122.4   135.3   152.0
Other          102.8   131.5   141.9
               -----   -----   -----
TOTAL          225.2   266.8   293.9
               =====   =====   =====

     Capmark has developed policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer or primary servicer has experienced a servicer event of default as a result of any action or inaction of Capmark as master servicer or primary servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity owned by affiliates of Kohlberg Kravis Roberts & Co. L.P.,
Five Mile Capital Partners LLC, Goldman Sachs Capital Partners and Dune Capital
Management LP. The minority owners of Capmark Financial Group consist of GMAC
LLC and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     Capmark will enter into a servicing agreement with Midland Loan Services,
Inc., as a master servicer, to service the commercial mortgage loans sold to us by Capmark Finance Inc. and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. Capmark's responsibilities will include, but are not limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Capmark as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer; and

     o    processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable).

                                      S-182

     From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as primary servicer.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

     LaSalle Bank National Association ("LaSalle") will be the certificate administrator and custodian under the pooling and servicing agreement. LaSalle
Bank National Association is a national banking association formed under the federal laws of the United States of America.

     Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank National Association, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within
LaSalle Bank National Association engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

     LaSalle has extensive experience serving as certificate administrator on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 730 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of March 31, 2008, LaSalle serves as trustee or paying agent on over 475 commercial mortgage-backed security transactions. The depositor and the servicers may maintain other banking relationships in the ordinary course of business with the certificate administrator. The certificate administrator's corporate trust office is located at 135 South LaSalle Street,
Mailcode IL4-135-16-25, Chicago, Illinois, 60603. Attention: LaSalle Global
Trust Services - MLMT 2008-C1 or at such other address as the certificate administrator may designate from time to time.

     The long-term unsecured debt of LaSalle is rated "AA+" by S&P, "Aaa" by
Moody's and "AA" by Fitch.

     LaSalle's Report on Assessment of Compliance with Servicing Criteria for
2007 (the "2007 Assessment") describes in Appendix B thereto the following material instance of noncompliance related to investor reporting:

     o    "1122(d)(3)(i)(A) and (B) - During the Reporting Period, certain monthly investor or remittance reports were not prepared in accordance with the terms set forth in the transaction agreements and certain investor reports did not provide the information calculated in accordance with the terms specified in the transaction agreements for which certain individual errors may or may not have been material."

     The investor reporting errors identified on LaSalle's 2007 Assessment as material instances of noncompliance (the "Investor Reporting Errors") included, for example, revised delinquency, REO, foreclosure, repurchase, payoff or modified loan counts, category indicators and/or balances. The conclusion that the Investor Reporting Errors amounted to a material instance of noncompliance was based primarily on the aggregate number of errors as opposed to the materiality of any one error.

     The Investor Reporting Errors were generally caused by human error resulting primarily from high volume monthly data processing demands that had to be addressed within constricted time frames with less than a full complement of operational staff. Between the fourth quarter of 2007 and the first quarter of
2008, LaSalle has employed additional operational staff to accommodate the high volume of monthly investor reporting requirements and minimize the risk of the
Investor Reporting Errors recurring. Other necessary controls are in place to minimize the risk of such errors.

                                      S-183

     With respect to the specific pool assets and mortgage-backed securities related to the Investor Reporting Errors, the errors did not have, and are not reasonable likely in the future to have, any material impact or effect on either the performance or servicing of such pool assets or the payments or expected payments on such mortgage-backed securities.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement
LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately six million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     Using information set forth in this free writing prospectus, the certificate administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

     LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by MLML to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

     U.S. Bank National Association. U.S. Bank National Association ("U.S.
Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the
United States with total assets exceeding $238 billion as of December 31, 2007.
As of December 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,518 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

                                      S-184

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at One Federal
Street, Corporate Trust Services - 3rd Floor, Boston, MA 02110, Attention:
Merrill Lynch Mortgage Trust 2008-C1.

     U.S. Bank has provided corporate trust services since 1924. As of December
31, 2007, U.S. Bank was acting as trustee with respect to approximately 85,000 issuances of securities with an aggregate outstanding principal balance of over
$2.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
As of December 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National
Association) was acting as trustee on 84 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately
$37,035,100,000.

     In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national banking association acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of
Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the
"prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the TrusteE" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

SIGNIFICANT OBLIGORS

     The Farallon Portfolio Trust Mortgage Loan represents more than 10% of the initial mortgage pool balance. Therefore the Farallon Portfolio Borrower will be considered a significant obligor. See the portion of Annex C captioned "Farallon
Portfolio."

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and (ii)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

     Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

     Bank of America, National Association, a sponsor, a mortgage loan seller and a master servicer, is an affiliate of (i) LaSalle Bank National Association, the certificate administrator and custodian, and (ii) Banc of America Securities
LLC, one of the underwriters.

                                      S-185

     PNC Bank, National Association, a sponsor and mortgage loan seller, is an affiliate of (i) Midland Loan Services, Inc., the special servicer and one of the master servicers, and (ii) PNC Capital Markets LLC, one of the underwriters.

     Capmark Finance Inc., a sponsor and mortgage loan seller, is also a primary servicer.

     Wachovia Bank, National Association, a master servicer, is currently servicing 31 of the mortgage loans that will be sold to us by Dexia Real Estate
Capital Markets, a sponsor and a mortgage loan seller, pursuant to an interim servicing arrangement between Dexia Real Estate Capital Markets and Wachovia
Bank, National Association. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans. There are currently no outstanding property protection advances made by Wachovia Bank, National
Association on any mortgage loans being contributed by Dexia Real Estate Capital
Markets that were serviced by Wachovia Bank, National Association prior to their inclusion in the assets of the issuing entity.

                    SERVICING OF THE MORTGAGE LOANS UNDER THE
               MLMT SERIES 2008-C1 POOLING AND SERVICING AGREEMENT

GENERAL

     The servicing of the mortgage loans in the trust (other than the Outside
Serviced Mortgage Loans) will be governed by the pooling and servicing agreement. This "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1
Pooling and Servicing Agreement" section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans (other than the Outside
Serviced Mortgage Loans) and any real estate owned by the trust (which will not include foreclosure property related to an Outside Serviced Mortgage Loan). The sections captioned "Servicing of the Farallon Portfolio Loan Combination,"
"Servicing of the Arundel Mills Loan Combination" and "Servicing of the Apple
Hotel Portfolio Loan Combination" discuss certain aspects of the Outside
Serviced Mortgage Loans. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing
Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

     The servicing of each Outside Serviced Loan Combination will be governed by the related other Securitization Servicing Agreement and the related Loan
Combination Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of an Outside Serviced Loan Combination will be effected in accordance with the related Other Securitization Servicing Agreement and the related Loan Combination Intercreditor Agreement. Consequently, the
servicing provisions set forth herein do not describe the servicing of the
Outside Serviced Mortgage Loans, which will, in each case, instead be governed by the related Other Securitization Servicing Agreement.

     The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

                                      S-186

     In general, the master servicers will be responsible for the servicing and administration of--

     o    all mortgage loans (other than the Outside Serviced Mortgage Loans) as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans (other than the Outside Serviced
          Mortgage Loans) as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (other than the Outside
Serviced Mortgage Loans) as to which a Servicing Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event.
The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and
REO Properties. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

     Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     Each Non-Trust Loan (other than any Non-Trust Loan that is part of an
Outside Serviced Loan Combination) will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

     With respect to each master servicer, the master servicing fee:

     o    will be earned with respect to each and every mortgage loan
          (including, in the case of Midland Loan Services, Inc., the Farallon
          Portfolio Trust Mortgage Loan and including, in the case of Bank of
          America National Association, the Arundel Mills Trust Mortgage Loan
          and the Apple Hotel Portfolio Trust Mortgage Loan) in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

          1.   each such mortgage loan, if any, that becomes a specially
               serviced mortgage loan; and

          2.   each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

                                      S-187

     o    in the case of each applicable mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either of a 30/360 Basis or an Actual/360
               Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If a master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.02000% per annum to 0.11000% per annum
(inclusive of the servicing fee rate payable with respect to the Outside
Serviced Mortgage Loans pursuant to the related Other Securitization Servicing
Agreement). The weighted average master servicing fee rate for the mortgage pool was 0.04187% per annum as of the cut-off date. For purposes of this prospectus supplement, master servicing fees include primary servicing fees (but, except otherwise specifically indicated, not fees payable to the ML-CFC Series 2007-8
Master Servicer under the ML-CFC Series 2007-8 Pooling and Servicing Agreement,
the BACM Series 2007-4 Master Servicer under the BACM Series 2007-4 Pooling and
Servicing Agreement or the MSCI Series 2008-TOP29 Master Servicer under the MSCI
Series 2008-TOP29 Pooling and Servicing Agreement), which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing the mortgage loans.

     Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain

                                      S-188

exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (other than specially serviced mortgage loans), including the
Outside Serviced Mortgage Loans, during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds and other than following a material default), each master servicer (with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls incurred with respect to mortgage loans master serviced by that master servicer; and

     o    the sum of the following components of that master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected by that master servicer during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to

                                      S-189

the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan (other than an Outside
               Serviced Mortgage Loan), if any; and

          2.   each mortgage loan (other than an Outside Serviced Mortgage
               Loan), if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    with respect to each such mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either of a 30/360 Basis or an Actual/360
               Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicers'
               collection accounts from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the Outside
Serviced Mortgage Loans) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an

                                      S-190

incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect, within such further period that will not end beyond the date that is 120 days following the end of the initial time period, which is 90 days, provided for such repurchase or replacement;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
          Agreement;

     o    the purchase of any mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related mezzanine intercreditor agreement;

     o    the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the REMIC residual certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement; and

                                      S-191

     o    the payoff or liquidation of an Outside Serviced Mortgage Loan.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer, subject to the provisions of the applicable Loan Combination Intercreditor Agreement, will be entitled to receive those fees solely from collections in respect of the subject
B-Note Non-Trust Loan.

     If an Outside Serviced Mortgage Loan becomes a specially serviced mortgage loan under the related Other Securitization Servicing Agreement, the related special servicer will be entitled to similar compensation pursuant to such Other
Securitization Servicing Agreement. If funds received in respect of an Outside
Serviced Mortgage Loan are insufficient to pay such compensation to the related special servicer under the related Other Securitization Servicing Agreement, a pro rata portion of such amounts will be withdrawn from general collections on the mortgage loans in the trust fund for the related securitization transaction and from general collections on the mortgage loans in the trust. The special servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the Outside Serviced Mortgage Loans.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans (including, in the case of Midland Loan Services, Inc., the Farallon Portfolio Trust Mortgage
Loan and including, in the case of Bank of America, National Association, the
Arundel Mills Trust Mortgage Loan and the Apple Hotel Portfolio Trust Mortgage
Loan) it is responsible for servicing (except to the extent required to offset any Prepayment Interest Shortfalls or any shortfall caused by the application of a condemnation award or casualty insurance proceeds with respect to the mortgage loans it is responsible for servicing).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
               applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

                                      S-192

          4.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Outside Serviced Mortgage
Loans or any related foreclosure property). Generally, the special servicer must make the request 10 business days, if reasonably possible, and in any event at least five business days prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

     If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not

                                      S-193

recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicers' collection accounts) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicers' collection accounts) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

     The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicers' collection accounts) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicers' collection accounts) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, however, any such advance made by the special servicer will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

                                      S-194

     Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

     The master servicers, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement for our MLMT Series
2008-C1 certificates will not have any obligation or authority to supervise any
Other Securitization Servicing Party, or to make servicing advances with respect to the Outside Serviced Loan Combinations. Pursuant to the related Other
Securitization Servicing Agreements, the applicable master servicer and trustee will be required to make servicing advances with respect to the related Outside
Serviced Loan Combination, subject, in each case, to its recoverability determination. In the event that the applicable master servicer or trustee makes any servicing advance with respect to the subject Outside Serviced Loan
Combination that becomes a nonrecoverable advance, then the trust will be required to reimburse the applicable master servicer or the trustee under the related Other Securitization, as applicable, upon demand, for its pro rata share of such servicing advances, together with interest thereon at the reimbursement rate provided in the related Other Securitization Servicing Agreement.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUST ADMINISTRATION COMPENSATION

     Each of the trustee and the certificate administrator will be collectively entitled to a monthly fee for its services, which fee (in the aggregate for both parties) will--

     o    accrue at a rate of 0.00220% per annum,

     o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

     o    be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

     The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company (other than itself or an affiliate) holding the distribution account or the interest reserve account unless the subject institution or trust company did not satisfy the eligibility requirements for maintaining the distribution account or the interest reserve account for 30 or more days prior to its bankruptcy or insolvency.

                                      S-195

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

     The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements or arrangements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note
Non-Trust Loan Noteholder(s), will each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

     The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Non-Trust Loan
Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the
B-Note Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

                                      S-196

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X certificates and the REMIC residual certificates, that has a total principal balance that is greater than
25% of that class's original total principal balance. However, if no class of certificates, exclusive of the class X certificates and the REMIC residual certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, exclusive of the class X certificates and the REMIC residual certificates. The class A-1, A-2, A-3, A-SB,
A-4, A-1A and A-1AF certificates will be treated as a single class, the class
AM, AM-A and AM-AF certificates will be treated as a single class and the class
AJ, AJ-A and AJ-AF certificates will be treated as a single class, in each case for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of the Controlling Class Representative and the
          Loan Combination Controlling Parties" below; or

     o    replace an existing controlling class representative.

     The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the certificate administrator that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the certificate administrator, each master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

                                      S-197

     Designation of the Loan Combination Controlling Parties. The "Loan
Combination Controlling Party" for each Loan Combination serviced under the pooling and servicing agreement will be the party entitled, among other things, to provide advice and direction to the applicable master servicer and/or the special servicer with respect to various servicing actions regarding the subject
Loan Combination, as described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement. The Loan Combination Intercreditor
Agreement for each of the 2550 North Hollywood Way Loan Combination, the
Walgreens - Middle Village Loan Combination and the 2001 Broadway Loan
Combination provides for the related B-Note Non-Trust Loan Noteholder or its representative to be the related Loan Combination Controlling Party, if and for so long as:

     1.   in the case of the 2550 North Hollywood Way Loan Combination, there does not exist a 2550 North Hollywood Way Control Appraisal Period;

     2.   in the case of the Walgreens - Middle Village Loan Combination, there does not exist a Walgreens - Middle Village Control Appraisal Event;
          and

     3.   in case of the 2001 Broadway Loan Combination, there does not exist a
          2001 Broadway Control Appraisal Event.

Otherwise, if, with respect to any Loan Combination serviced under the pooling and servicing agreement, the event or period described in clause 1, 2 or 3, as applicable, of the prior sentence exists, then the controlling class representative will be entitled to act as Loan Combination Controlling Party with respect to that Loan Combination.

     Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan (other than an Outside Serviced Mortgage Loan), not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan.
Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

     If, within 10 business days of receiving an asset status report that relates to a mortgage loan (other than an Outside Serviced Mortgage Loan) and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has

                                      S-198

made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the second following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination serviced under the
MLMT Series 2008-C1 pooling and servicing agreement, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above and, in any event, such review, approval and implementation will be subject to the rights of the related Loan Combination Controlling Party.

     No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the status of any REMIC or grantor trust created under the pooling and servicing agreement, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's, the custodian's, the certificate administrator's or the special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions, with respect to the mortgage loans in the trust fund (exclusive of those mortgage loans that are, in each case, part of a Loan Combination) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the applicable master servicer taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

                                      S-199

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties (other than an Outside Serviced Mortgage
Loan or the related foreclosure property) in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the related Loan Combination
Controlling Party will be entitled to exercise rights comparable to those described in the prior two paragraphs with respect to each Loan Combination serviced under the pooling and servicing agreement.

                                      S-200

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative or a Loan Combination Controlling
Party as contemplated by any of the preceding paragraphs of this "--Rights and
Powers of the Controlling Class Representative and the Loan Combination
Controlling Parties" subsection, may--

     o    require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any related intercreditor agreement or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the applicable master servicer, the special servicer, the trustee, the certificate administrator or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

     o    cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

     The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative or any party that has controlling rights with respect to a
Loan Combination that would have any of the effects described in the immediately preceding five bullets. In addition, if the applicable master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and any related Non-Trust Loan Noteholder, as a collective whole, it may generally take such action without waiting for a response from the controlling class representative or the related Loan
Combination Controlling Party, as applicable.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for a specified number of days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the rest of this "Servicing of the Mortgage Loans Under the
MLMT Series 2008-C1 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the mortgage loans that are part of
Loan Combinations, the related Non-Trust Loan Noteholders and/or Loan
Combination Controlling Parties) could have on the actions of the special servicer and, in some cases, the applicable master servicer.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the certificate administrator, the applicable master servicer and the special servicer. The special servicer on behalf of, and at the cost and expense of, the trust will, subject to the discussion under "Description of the Governing Documents--Matters
Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the

                                      S-201

accompanying base prospectus, assume the defense of the claim against the controlling class representative), but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

     The controlling class representative, the Loan Combination Controlling
Parties and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and neither the Loan Combination Controlling Parties nor the Non-Trust Loan Noteholders have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the related Loan Combination Controlling
Party (if any) and the related Non-Trust Loan Noteholder(s), as the case may be, may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Loan
Combination Controlling Party or a Non-Trust Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer under the pooling and servicing agreement and appoint a successor thereto. In addition, if the special servicer under the pooling and servicing agreement is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, however, any appointment of A successor special servicer under the pooling and servicing agreement will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     In addition, the right of the controlling class certificateholders to replace a special servicer for a Loan Combination serviced under the pooling and servicing agreement will be subject to such consent, approval and other rights of the related Loan Combination Controlling Party (if any) and/or the related
Non-Trust Loan

                                      S-202

Noteholder(s) as may be described under "Description of the Mortgage Pool--The
Loan Combinations" in this prospectus supplement. With respect to each of the
2001 Broadway Loan Combination and the Walgreens - Middle Village Loan
Combination, the related B-Note Non-Trust Loan Noteholder may be granted similar rights to replace the special servicer for the applicable Loan Combination, in each case as described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     See "Description of the Mortgage Pool--The Loan Combinations" for
discussion of who may cause the special servicer for the related Outside
Serviced Loan Combination to be terminated without cause with respect to the related Outside Serviced Loan Combination.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans (in each case other than with respect to the Outside Serviced Mortgage Loans) will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

                                      S-203

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $25,000,000 or more (or, with respect to S&P in the case of a due on sale clause, $35,000,000 or more or, with respect to S&P in the case of a due on encumbrance clause, $20,000,000 or more) at the time of determination or has, whether (a) individually, (b) as part of a group of
               cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more (or, in the case of
               S&P in the case of a due on encumbrance clause, 2% or more) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20x;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described above until it has received the consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan
(excluding the Outside Serviced Mortgage Loans) may, consistent with the
Servicing Standard agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

                                      S-204

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that it is responsible for servicing that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     None of the master servicers or the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

     None of the master servicers or the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

     1.   two years prior to the rated final distribution date; and

     2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest)
          in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     None of the master servicers or the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code; or

                                      S-205

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan or consent to certain borrower actions or process certain borrower requests without the consent of the special servicer. Subject to the foregoing discussion, however, any master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of, or consent to certain borrower actions or process certain borrower requests with respect to, non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    permitting the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permitting the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, none of the master servicers or the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     None of the master servicers or the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver

                                      S-206

to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans (other than the Outside Serviced Mortgage Loans) and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan
(other than an Outside Serviced Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every
12 months after the occurrence of that Appraisal Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative, the new appraisal or valuation within 10 business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

                                      S-207

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Only the related master servicer and its agents will have access to the funds in any collection account.

     Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

                                      S-208

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan (other than an Outside Serviced Mortgage Loan), the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

     Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in the glossary to this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums and/or yield maintenance charges received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

                                      S-209

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan (other than the
          Outside Serviced Mortgage Loans) that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and
          Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of
          REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
          Expenses" above and/or "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement;

     o    with respect to an Outside Serviced Mortgage Loan, to make any payments required to be made by the trust to the applicable Other
          Securitization Servicing Party pursuant to the related Loan
          Combination Intercreditor Agreement and the related Other
          Securitization Servicing Agreement;

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

                                      S-210

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters
          Regarding the Master Servicer, the Special Servicer, the Manager and
          Us" in the accompanying base prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the certificate administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

     In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account--

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

                                      S-211

     o    the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer(s) will be required to make the payment, reimbursement or remittance from their collection accounts within a specified number of days following a written request from the requesting master servicer
(upon which the paying master servicers will be entitled to conclusively rely).
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of the initial fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality subordinate certificateholder. If the purchase option is not exercised by the plurality subordinate certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality subordinate certificateholder.
Notwithstanding the foregoing, in the case of an Outside Serviced Mortgage Loan, any fair value determination will be made (or, as indicated below, be based on information provided) by a party under the related Other Securitization
Servicing Agreement.

                                      S-212

     Notwithstanding the foregoing, with respect to an Outside Serviced Mortgage
Loan, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable
Other Securitization Servicing Party, but only to the extent such information is so obtained. If the special servicer for our MLMT Series 2008-C1 securitization has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option for such Outside Serviced Mortgage Loan at a fair value price.
The special servicer will be entitled to a $1,500 fee payable from the Trust in connection with making a fair value determination with respect to an Outside
Serviced Mortgage Loan.

     With respect to each of the Farallon Portfolio Loan Combination, the
Arundel Mills Loan Combination and the Apple Hotel Portfolio Loan Combination,
the foregoing discussion is subject to the rights of the Farallon Portfolio
Controlling Party, the Arundel Mills Controlling Party and the Apple Hotel
Portfolio Controlling Party, respectively, described under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will generally have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

                                     S-213

     Foreclosure and Similar Proceedings. None of the master servicers may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative and the Loan
Combination Controlling Parties" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders
               (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance

                                     S-214

of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the certificate administrator, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and
          Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

                                     S-215

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section
857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

                                     S-216

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan (excluding any Outside Serviced
Mortgage Loan) becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2009, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan
(excluding the Outside Serviced Mortgage Loans), will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any)
and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property (other than foreclosure property relating to an Outside Serviced
Mortgage Loan).

     Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the certificate administrator, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

                                     S-217

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2009 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year), each master servicer and the special servicer must deliver or cause to be delivered to the certificate administrator and us, among others, the following items:

     o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
          December 31st of the preceding calendar year;

     o    as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

     o    a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

     The pooling and servicing agreement will require that: (1) the certificate administrator and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or

                                     S-218

agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the certificate administrator must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in
Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by a master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by a master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New
          York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the certificate administrator or the trustee or any other party to the pooling and servicing agreement; or

     o    a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than
          25% of the voting rights for the certificates; provided, however, that
          (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial
          30-day period and has provided the certificate administrator and any affected B-Note Non-Trust Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the certificate administrator the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function

                                     S-219

          participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the time specified in the pooling and servicing agreement; or

     o    it is determined that there is a breach by a master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    a master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    either of Fitch or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
          placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
          placement has not have been withdrawn by it within 60 days of such placement) and, in either event, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

     o    a master servicer or the special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom; or

                                     S-220

     o    a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated CSS3 by Fitch and such rating is not restored within 60 days after the subject downgrade or withdrawal.

     The pooling and servicing agreement may include other events of default that apply only to the Non-Trust Loans and/or securities backed thereby.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Generally, none of the master servicers or the special servicer may be terminated solely for an event of default that affects only a Non-Trust Loan Noteholder. In addition, a departing master servicer may be entitled to continue acting as a sub-servicer to the trustee or a replacement master servicer.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period not to exceed 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment each applicable rating agency has confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned by such rating agency to the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer. Notwithstanding the foregoing, the applicable master servicer may be performing most of its servicing duties through a primary servicer or sub-servicer who may not be terminable in connection with the subject event of default and would therefore continue to directly service the subject mortgage loans.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

                                     S-221

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The pooling and servicing agreement may include other rights upon event of default that apply only to the Non-Trust Loans.

     See "Description of the Governing Documents--Matters Regarding the Trustee"
for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

NON-TRUST LOAN SECURITIES

     If any Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related securities backed thereby in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

THIRD-PARTY BENEFICIARIES

     The Non-Trust Loan Noteholders will be third-party beneficiaries of the pooling and servicing agreement. Accordingly, the pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and

                                     S-222

surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the applicable master servicer and the trustee, acting jointly, will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

              SERVICING OF THE FARALLON PORTFOLIO LOAN COMBINATION

     The ML-CFC Series 2007-8 Pooling and Servicing Agreement governs the servicing and administration of the Farallon Portfolio Loan Combination and any
related REO Property. The ML-CFC Series 2007-8 Pooling and Servicing Agreement
is the governing document for the ML-CFC Series 2007-8 Securitization. Under the
ML-CFC Series 2007-8 Pooling and Servicing Agreement, the master servicer with respect to the Farallon Portfolio Loan Combination is KeyCorp Real Estate
Capital Markets, Inc., the trustee is LaSalle Bank National Association and the special servicer is Midland Loan Services, Inc. However, LNR Partners, Inc.,
replaced Midland Loan Services, Inc. as special servicer with respect to the
Farallon Portfolio Loan Combination on November 28, 2007. The master servicers, special servicer and trustee under the pooling and servicing agreement for our
MLMT Series 2008-C1 certificates will not have any obligation or authority to supervise the applicable ML-CFC Series 2007-8 Master Servicer, the ML-CFC Series
2007-8 Special Servicer or the ML-CFC Series 2007-8 Trustee.

     The ML-CFC Series 2007-8 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to our
MLMT Series 2008-C1 securitization and the servicing arrangements under the
ML-CFC Series 2007-8 Pooling and Servicing Agreement are generally similar, but not identical, to the servicing arrangements under our MLMT Series 2008-C1 pooling and servicing agreement. In that regard--

     o    one or more parties to the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement will be responsible for making servicing advances with respect to the Farallon Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Farallon
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Farallon Portfolio Trust Mortgage Loan;

     o    the mortgage loans that form the Farallon Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is similar (but not identical) to the Servicing Standard under our MLMT Series 2008-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Farallon Portfolio Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Farallon Portfolio Loan Combination);

     o    the mortgage loans that form the Farallon Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to

                                     S-223

          the Servicing Transfer Events under our MLMT Series 2008-C1 pooling and servicing agreement, in which case the ML-CFC Series 2007-8
          Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Farallon Portfolio Trust Mortgage Loan that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under our MLMT Series 2008-C1 pooling and servicing agreement with respect to other mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Farallon Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Loan
          Combination Intercreditor Agreement, such that neither the trust as holder of the Farallon Portfolio Trust Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Loan Combination Intercreditor Agreement;

     o    the master servicer and special servicer under the ML-CFC Series
          2007-8 Pooling and Servicing Agreement will each have duties to consult with or obtain the approval of or take direction from the
          Farallon Portfolio Controlling Party under that agreement as described under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1
          Pooling and Servicing Agreement--The Controlling Class Representative
          and the Loan Combination Controlling Parties" and "Description of the
          Mortgage Pool--The Loan Combinations--The Farallon Portfolio Loan
          Combination--Consultation aND Consent" in this prospectus supplement;

     o    in connection with the foregoing bullet, the special servicer under the ML-CFC Series 2007-8 Pooling and Servicing Agreement will not be obligated to seek approval from the Farallon Portfolio Controlling
          Party for any action to be taken by the special servicer under the
          ML-CFC Series 2007-8 Pooling and Servicing Agreement if the special servicer under the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement has notified the Farallon Portfolio Controlling Party in writing of various actions that the special servicer under the ML-CFC
          Series 2007-8 Pooling and Servicing Agreement proposes to take with respect to the workout or liquidation of the Farallon Portfolio Loan
          Combination and for 60 days following the first such notice, the
          Farallon Portfolio Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the ML-CFC Series 2007-8 Pooling and
          Servicing Agreement considers to be consistent with the applicable servicing standard;

     o    in general, the respective parties to the ML-CFC Series 2007-8 Pooling and Servicing Agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to our MLMT Series 2008-C1 pooling and servicing agreement;
          and

     o    if the Farallon Portfolio Trust Mortgage Loan is no longer subject to the ML-CFC Series 2007-8 Pooling and Servicing Agreement, then the
          Farallon Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement and, if applicable, the special servicer under the ML-CFC
          Series 2007-8 Pooling and Servicing Agreement, on terms substantially similar to those in the ML-CFC Series 2007-8 Pooling and Servicing
          Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Farallon Portfolio Loan
          Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Farallon
          Portfolio Trust Mortgage Loan unless the holders of all mortgage loans comprising the Farallon Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
          Fitch, Moody's and S&P of

                                     S-224

          a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of MLMT Series 2008-C1 certificates.

                 SERVICING OF THE ARUNDEL MILLS LOAN COMBINATION

     The BACM Series 2007-4 Pooling and Servicing Agreement governs the servicing and administration of the Arundel Mills Loan Combination and any related REO Property. The BACM Series 2007-4 Pooling and Servicing Agreement is
the governing document for the BACM Series 2007-4 Securitization. Under the BACM
Series 2007-4 Pooling and Servicing Agreement, the master servicer will be Bank of America, National Association, the trustee will be Wells Fargo Bank, National
Association, the special servicer will be Midland Loan Services, Inc. and the
Arundel Mills Controlling Party will be the directing certificateholder for the
BACM Series 2007-4 Securitization. The master servicers, special servicer and trustee under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates will not have any obligation or authority to supervise the applicable BACM Series 2007-4 Master Servicer, the BACM Series 2007-4 Special
Servicer or the BACM Series 2007-4 Trustee.

     The BACM Series 2007-4 Pooling and Servicing Agreement is expected to provide for servicing in a manner acceptable for rated transactions similar in nature to our MLMT Series 2008-C1 securitization, and the servicing arrangements under the BACM Series 2007-4 Pooling and Servicing Agreement are expected to be generally similar, but not identical, to the servicing arrangements under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates. In that regard, it is expected that:

     o    one or more parties to the BACM Series 2007-4 Pooling and Servicing
          Agreement will be responsible for making servicing advances with respect to the Arundel Mills Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Arundel Mills
          Loan Combination, and none of the parties to that related agreement
          (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Arundel
          Mills Trust Mortgage Loan;

     o    the mortgage loans that form the Arundel Mills Loan Combination are to be serviced and administered under a general servicing standard that is similar (but not identical) to the Servicing Standard under our
          MLMT Series 2008-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Arundel Mills Controlling Party or a
          representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Arundel Mills Loan Combination);

     o    the mortgage loans that form the Arundel Mills Loan Combination will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the Servicing Transfer
          Events under our MLMT Series 2008-C1 pooling and servicing agreement, in which case the BACM Series 2007-4 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Arundel Mills Trust Mortgage Loan that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under our MLMT Series
          2008-C1 pooling and servicing agreement with respect to other mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Arundel Mills Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Loan Combination

                                     S-225

          Intercreditor Agreement, such that neither the trust as holder of the
          Arundel Mills Trust Mortgage Loan nor any holder of a related
          Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Loan
          Combination Intercreditor Agreement;

     o    in the case of the Arundel Mills Loan Combination, the BACM Series
          2007-4 Master Servicer and the BACM Series 2007-4 Special Servicer
          will have duties to consult with or obtain the approval of or take direction from the Arundel Mills Controlling Party under that agreement with respect to certain matters relating to the Arundel
          Mills Loan Combination described in "Description of the Mortgage
          Pool--The Loan Combinations--The Arundel Mills Loan Combination" in
          this prospectus supplement;

     o    in general, the respective parties to the BACM Series 2007-4 Pooling and Servicing Agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to our MLMT Series 2008-C1 pooling and servicing agreement;

     o    in the case of the Arundel Mills Loan Combination, the Arundel Mills
          Controlling Party will have the right to replace the BACM Series
          2007-4 Special Servicer with respect to the Arundel Mills Apartments
          Loan Combination under the BACM Series 2007-4 Pooling and Servicing
          Agreement on terms and conditions that are similar (but not identical)
          to those applicable to the replacement of the special servicer under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates by the holders of a majority interest in the controlling class for our MLMT Series 2008-C1 certificates, as described under
          "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling
          and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement; provided that the Arundel Mills Intercreditor
          Agreement requires a majority of the controlling class representatives and/or comparable parties for securitizations involving mortgage loans in the Arundel Mills Loan Combination, to agree to such removal; and

     o    if the Arundel Mills Trust Mortgage Loan is no longer subject to the
          BACM Series 2007-4 Pooling and Servicing Agreement, then the Arundel
          Mills Loan Combination will be serviced and administered under one or more replacement servicing agreements, on terms substantially similar to those in the BACM Series 2007-4 Pooling and Servicing Agreement,
          unless the holders of the mortgage loans that form the Arundel Mills
          Loan Combination otherwise agree and entry into any replacement servicing agreement will be conditioned upon receipt from each rating agency rating any of securities issued in connection with the securitization of any of the mortgage loans that form the Arundel
          Mills Loan Combination that the servicing of the Loans under such replacement servicing agreement will not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such rating agency to any class of such securities

             SERVICING OF THE APPLE HOTEL PORTFOLIO LOAN COMBINATION

     The MSCI Series 2008-TOP29 Pooling and Servicing Agreement governs the servicing and administration of the Apple Hotel Portfolio Loan Combination and
any related Apple Hotel Portfolio REO Property. The MSCI Series 2008-TOP29
Pooling and Servicing Agreement is the governing document for the MSCI Series
2008-TOP29 Securitization. Under the MSCI Series 2008-TOP29 Pooling and
Servicing Agreement, the master servicer will be Wells Fargo Bank, National
Association, the trustee will be LaSalle Bank National Association, the special servicer will be Centerline Servicing, Inc. and the Apple Hotel Portfolio
Controlling Party will be the directing certificateholder for the MSCI Series
2008-TOP29 Securitization. The master servicers, special servicer and trustee under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates will not have any obligation or authority to supervise the applicable MSCI Series 2008-TOP29 Master Servicer, the MSCI Series 2008-TOP29
Special Servicer or the MSCI Series 2008-TOP29 Trustee.

                                     S-226

     The MSCI Series 2008-TOP29 Pooling and Servicing Agreement is expected to provide for servicing in a manner acceptable for rated transactions similar in nature to our MLMT Series 2008-C1 securitization, and the servicing arrangements under the MSCI Series 2008-TOP29 Pooling and Servicing Agreement are expected to be generally similar, but not identical, to the servicing arrangements under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates. In that regard, it is expected that:

     o    one or more parties to the MSCI Series 2008-TOP29 Pooling and
          Servicing Agreement will be responsible for making servicing advances with respect to the Apple Hotel Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Apple Hotel
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Apple Hotel Portfolio Trust Mortgage Loan;

     o    the mortgage loans that form the Apple Hotel Portfolio Loan
          Combination are to be serviced and administered under a general servicing standard that is similar (but not identical) to the
          Servicing Standard under our MLMT Series 2008-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Apple Hotel
          Portfolio Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Apple Hotel Portfolio
          Loan Combination);

     o    the mortgage loans that form the Apple Hotel Portfolio Loan
          Combination will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the
          Servicing Transfer Events under our MLMT Series 2008-C1 pooling and servicing agreement, in which case the MSCI Series 2008-TOP29 Special
          Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Apple
          Hotel Portfolio Trust Mortgage Loan that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under our MLMT Series 2008-C1 pooling and servicing agreement with respect to other mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Apple Hotel Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Loan
          Combination Intercreditor Agreement, such that neither the trust as holder of the Apple Hotel Portfolio Trust Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Loan Combination Intercreditor Agreement;

     o    in the case of the Apple Hotel Portfolio Loan Combination, the MSCI
          Series 2008-TOP29 Master Servicer and the MSCI Series 2008-TOP29
          Special Servicer will have duties to consult with or obtain the approval of or take direction from the Apple Hotel Portfolio
          Controlling Party under that agreement with respect to certain matters relating to the Apple Hotel Portfolio Loan Combination described in
          "Description of the Mortgage Pool--The Loan Combinations--The Apple
          Hotel Portfolio Loan Combination" in this prospectus supplement;

     o    in general, the respective parties to the MSCI Series 2008-TOP29
          Pooling and Servicing Agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to our MLMT Series 2008-C1 pooling and servicing agreement;

                                     S-227

     o    in the case of the Apple Hotel Portfolio Loan Combination, the Apple
          Hotel Portfolio Controlling Party will have the right to replace the
          MSCI Series 2008-TOP29 Special Servicer with respect to the Apple
          Hotel Portfolio Apartments Loan Combination under the MSCI Series
          2008-TOP29 Pooling and Servicing Agreement on terms and conditions that are similar (but not identical) to those applicable to the replacement of the special servicer under the pooling and servicing agreement for our MLMT Series 2008-C1 certificates by the holders of a majority interest in the controlling class for our MLMT Series 2008-C1 certificates, as described under "Servicing of the Mortgage Loans
          Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Replacement of the Special Servicer" in this prospectus supplement; and

     o    if the Apple Hotel Portfolio Trust Mortgage Loan is no longer subject to the MSCI Series 2008-TOP29 Pooling and Servicing Agreement, then the Apple Hotel Portfolio Loan Combination will be serviced and administered under one or more replacement servicing agreements, on terms substantially similar to those in the MSCI Series 2008-TOP29
          Pooling and Servicing Agreement, unless the holders of the mortgage loans that form the Apple Hotel Portfolio Loan Combination otherwise agree and entry into any replacement servicing agreement will be conditioned upon receipt from each rating agency rating any of securities issued in connection with the securitization of any of the mortgage loans that form the Apple Hotel Portfolio Loan Combination that the servicing of the Loans under such replacement servicing agreement will not result in the downgrade, qualification or withdrawal of the rating then assigned by such rating agency to any class of such securities.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about June 12, 2008, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties or interests therein acquired by the issuing entity with respect to any of those mortgage loans held by the issuing entity that come into and continue in default; and

     o    those funds or assets as from time to time are deposited in the master servicers' collection accounts described under "Servicing of the
          Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "Servicing of the
          Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--REO Properties" in this prospectus supplement, the certificate administrator's distribution account described under
          "--Distribution

                                     S-228

          Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A
          and AJ-AF classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T classes and the respective classes of the REMIC residual certificates, which are the classes of certificates that--

          1.   will be retained or sold in transactions that do not require registration under the Securities Act; and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A,
AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments"
below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon or Workout-Delayed Reimbursement Amounts that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for that distribution date. See "--Reductions to Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X certificates and the REMIC residual certificates will not have principal balances, and the holders of those certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of the class X certificates will equal the total principal balance of all the principal balance certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the

                                     S-229

denominator of which will be the original total principal balance of that class.
Certificate factors will be reported monthly in the certificate administrator's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will initially hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or
Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear anD Clearstream" in the
accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding anD Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

                                     S-230

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement. Only the certificate administrator and its agents will have access to funds in the distribution account.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the subject master servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the subject master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal
                    recovery fees, assumption fees, modification fees and, to
                    the extent not otherwise applied to cover interest on
                    Advances and/or certain other actual or potential Additional
                    Trust Fund Expenses, Penalty Interest and late payment
                    charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the issuing entity, and

               (d)  amounts payable at the request of one or both of the other master servicers as described in the last paragraph under
                    "Servicing of the Mortgage Loans Under the MLMT Series
                    2008-C1 Pooling and Servicing Agreement--Collection
                    Accounts--Withdrawals" in this prospectus supplement; and

          4.   amounts deposited in the subject master servicer's collection account in error;

     o    any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the applicable mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

                                     S-231

     o    any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "--Termination" below.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage Loans Under the
MLMT Series 2008-C1 Pooling and Servicing Agreement--Collection Accounts" and
"--Servicing and OtheR Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2009, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve
Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans held by the issuing entity that accrue interest on an Actual/360
Basis.

     Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself and the trustee a monthly fee which is described under
          "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling
          and Servicing Agreement--Trust Administration Compensation" in this prospectus supplement and any interest or other income earned on funds in the distribution account;

     o    to indemnify the trustee and various related persons, as described under "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying base prospectus;

     o    to indemnify itself and various related persons in a manner similar to the indemnification of the trustee and various related persons referred to in the preceding bullet;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax
          and OtheR Taxes" in the accompanying base prospectus and "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--REO Properties" in this prospectus supplement;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans held by the issuing entity that accrue interest on an Actual/360
          Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to any master servicer any amounts deposited by it in the distribution account that were not required to be deposited therein;
          and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

                                     S-232

     On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates.
For any distribution date, those funds will consist of the following separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans held by the issuing entity as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as described under "--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be distributed as described under "--Payments--Priority of
               Payments" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans held by the issuing entity that accrue interest on an
Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the certificate administrator's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement. Only the certificate administrator and its agents will have access to funds in the interest reserve account.

     During January, except in a leap year, and February of each calendar year, beginning in 2009, the certificate administrator will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and net of any master servicing fees and trust administration fees payable therefrom and, in the case of an Outside Serviced Mortgage Loan, further net of any servicing fee payable therefrom under the related Other Securitization Servicing Agreement)
accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2009, the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans held by the issuing entity that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                     S-233

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

TYPE / RECIPIENT              AMOUNT                                GENERAL PURPOSE   SOURCE                               FREQUENCY
----------------------------  ------------------------------------  ----------------  -----------------------------------  ---------

FEES

Master Servicing Fee /        Each master servicer will earn a      Compensation      First, out of collections of         Monthly
Master Servicers              master servicing fee with respect                       interest with respect to the
                              to each and every mortgage loan in                      subject mortgage loan and then,
                              the trust that it is responsible                        if the subject mortgage loan and
                              for servicing, including each                           any related REO Property has been
                              specially serviced mortgage loan,                       liquidated, out of general
                              if any, and each mortgage loan, if                      collections on the mortgage loans
                              any, as to which the corresponding                      and any REO Properties in the
                              mortgaged real property has become                      trust.(1)
                              an REO Property, and, in the case
                              of Midland Loan Services, Inc.,
                              including the Farallon Portfolio
                              Trust Mortgage Loan and, in the
                              case of Bank of America, National
                              Association, including the Arundel
                              Mills Trust Mortgage Loan and the
                              Apple Hotel Portfolio Trust
                              Mortgage Loan.  With respect to
                              each mortgage loan, the master
                              servicing fee will: (1) generally
                              be calculated for the same number
                              of days and on the same principal
                              amount as interest accrues or is
                              deemed to accrue on that mortgage
                              loan; and (2) accrue at an annual
                              rate that ranges, on a loan-by-loan
                              basis, from 0.02% per annum to
                              0.11% per annum (which rates are
                              inclusive of the servicing fee
                              rates payable with respect to the
                              Outside Serviced Mortgage Loans
                              pursuant to the related Other
                              Securitization Servicing
                              Agreements).  Master servicing fees
                              with respect to any mortgage loan
                              will include the primary servicing
                              fees payable by the applicable
                              master servicer to any sub-servicer
                              with respect to that mortgage
                              loan.(1)

Additional Master Servicing   o    Prepayment Interest Excesses     Compensation      Interest payments made by the        Time
Compensation / Master              collected on mortgage loans                        related borrower intended to         to time
Servicers                          that are the subject of a                          cover interest accrued on the
                                   principal prepayment in full or                    subject principal prepayment with
                                   in part after their respective                     respect to the subject mortgage
                                   due dates in any collection                        loan during the period from and
                                   period;                                            after the related due date.

                              o    All interest and investment      Compensation      Interest and investment income       Monthly
                                   income earned on amounts on                        related to the subject accounts
                                   deposit in accounts maintained                     (net of investment losses).
                                   by the master servicers, to the
                                   extent not otherwise payable to
                                   the borrowers;

                              o    On non-specially serviced        Compensation      Payments of late payment charges     Time
                                   mortgage loans, late payment                       and default interest made by         to time
                                   charges and default interest                       borrowers with respect to the
                                   actually collected with respect                    mortgage loans.
                                   to the subject mortgage loan
                                   during any collection period,
                                   but only to the extent not
                                   otherwise

                                      S-234

TYPE / RECIPIENT              AMOUNT                                GENERAL PURPOSE   SOURCE                               FREQUENCY
----------------------------  ------------------------------------  ----------------  -----------------------------------  ---------

                                   allocable to pay the
                                   following items with respect to
                                   the subject mortgage loan: (i)
                                   interest on advances; or (ii)
                                   Additional Trust Fund Expenses
                                   currently payable or previously
                                   paid with respect to the
                                   subject mortgage loan or
                                   mortgaged real property from
                                   collections on the mortgage
                                   pool and not previously
                                   reimbursed; and

                              o    The percentage, if any,          Compensation      Payments of the applicable fee(s)    Time
                                   specified in the pooling and                       made by the borrower under the       to time
                                   servicing agreement of each                        subject mortgage loan.
                                   assumption application fee,
                                   assumption fee, substitution
                                   fee, modification fee,
                                   extension fee, processing fee,
                                   consent fee and other similar
                                   fees or fees paid in connection
                                   with a defeasance of a mortgage
                                   loan that is actually paid by a
                                   borrower in connection with the
                                   related action.

Special Servicing Fee /       The special servicer will earn a      Compensation      General collections on the           Monthly
Special Servicer              special servicing fee with respect                      mortgage loans and any REO
                              to each mortgage loan in the trust                      Properties in the trust.(2)
                              that is being specially serviced or
                              as to which the corresponding
                              mortgaged real property has become
                              an REO Property.  With respect to
                              each such mortgage loan described
                              in the preceding sentence, the
                              special servicing fee will: (a)
                              accrue for the same number of days
                              and on the same principal amount as
                              interest accrues or is deemed to
                              accrue from time to time on that
                              mortgage loan; (b) accrue at a
                              special servicing fee rate of 0.25%
                              per annum with respect to any
                              specially serviced mortgage loan
                              and any mortgage loan as to which
                              the related mortgaged real property
                              has become REO Property; and (c) be
                              payable monthly from general
                              collections on the mortgage pool.(2)

Workout Fee / Special         The special servicer will, in         Compensation      Out of each collection of            Time
Servicer                      general, be entitled to receive a                       interest (other than default         to time
                              workout fee with respect to each                        interest) and principal received
                              specially serviced mortgage loan                        on the subject mortgage loan.(3)
                              that it successfully works out.
                              The workout fee will be payable out
                              of, and will be calculated by
                              application of a workout fee rate
                              of 1.0% to, each collection of
                              interest and principal received on
                              the subject mortgage loan for so
                              long as it is not returned to
                              special servicing by reason of an
                              actual or reasonably foreseeable
                              default.(3)

Principal Recovery Fee /      Subject to the exceptions described   Compensation      Out of the full, partial or          Time
Special Servicer              under "Servicing of the Mortgage                        discounted payoff obtained from the  to time
                              Loans Under the MLMT Series 2008-C1                     related borrower and/or liquidation
                              Pooling and Servicing                                   proceeds, sale proceeds, insurance
                              Agreement--Servicing and Other                           proceeds or  condemnation proceeds
                              Compensation and Payment of                             (exclusive of any portion of that
                              Expenses--Principal                                     payment or

                                      S-235

TYPE / RECIPIENT              AMOUNT                                GENERAL PURPOSE   SOURCE                               FREQUENCY
----------------------------  ------------------------------------  ----------------  -----------------------------------  ---------

                              Special Servicing Compensation--The                     proceeds that represents a recovery
                              Principal Recovery Fee" in this                         of default interest) in respect of
                              prospectus supplement, the special                      the related specially serviced
                              servicer will, in general, be                           mortgage loan or related REO
                              entitled to receive a principal                         Property, as the case may be.(3)
                              recovery fee with respect to: (a)
                              each specially serviced mortgage
                              loan--or any replacement mortgage
                              loan substituted for it--as to which
                              the special servicer obtains a full
                              or discounted payoff from the
                              related borrower; and (b) any
                              specially serviced mortgage loan or
                              REO Property as to which the special
                              servicer receives any liquidation
                              proceeds, sale proceeds, insurance
                              proceeds or condemnation proceeds.
                              As to each such specially serviced
                              mortgage loan or foreclosure
                              property, the principal recovery fee
                              will be payable from, and will be
                              calculated by application of a
                              principal recovery fee rate of 1.0%
                              to, the related payment or
                              proceeds.(3)

Additional Special            o    All interest and investment      Compensation      Interest and investment income       Monthly
Servicing Compensation /           income earned on amounts on                        related to the subject accounts
Special Servicer                   deposit in accounts maintained                     (net of investment losses).
                                   by the special servicer;

                              o    On specially serviced mortgage   Compensation      Payments of late payment charges     Time
                                   loans, late payment charges and                    and default interest made by         to time
                                   default interest actually                          borrowers in respect of the
                                   collected with respect to the                      mortgage loans.
                                   subject mortgage loan during
                                   any collection period, but only
                                   to the extent not otherwise
                                   allocable to pay the following
                                   items with respect to the
                                   subject mortgage loan: (i)
                                   interest on advances; or (ii)
                                   Additional Trust Fund Expenses
                                   currently payable or previously
                                   paid with respect to the
                                   subject mortgage loan or
                                   mortgaged real property from
                                   collections on the mortgage
                                   pool and not previously
                                   reimbursed;

                              o    With respect to any specially    Compensation      Payments of the applicable fee(s)    Time
                                   serviced mortgage loan, 100% of                    made by the borrower under the       to time
                                   each assumption application                        subject mortgage loan.
                                   fee, assumption fee,
                                   substitution fee, modification
                                   fee, extension fee, processing
                                   fee, consent fee or other
                                   similar fee actually paid by a
                                   borrower with respect to any
                                   assumption or modification; and

                              o    With respect to any              Compensation      Payments of the applicable fee(s)    Time
                                   non-specially serviced mortgage                    made by the borrower under the       to time
                                   loan, the percentage, if any,                      subject mortgage loan.
                                   specified in the pooling and
                                   servicing agreement, of
                                   assumption fees, assumption
                                   application fees, substitution
                                   fees, modification fees,
                                   extension fees, processing
                                   fees, consent fees and other
                                   fees actually paid by a
                                   borrower with respect to any

                                      S-236

TYPE / RECIPIENT              AMOUNT                                GENERAL PURPOSE   SOURCE                               FREQUENCY
----------------------------  ------------------------------------  ----------------  -----------------------------------  ---------

                                   assumption, substitution,
                                   modification or other agreement
                                   entered into or consent given
                                   by the applicable master
                                   servicer.

Trust Administration Fee /    The trust administration fee, for     Compensation      General collections on the           Monthly
Trustee and Certificate       any distribution date, will equal                       mortgage loans and any REO
Administrator                 one month's interest at 0.00220%                        Properties in the trust.
                              per annum with respect to each and
                              every mortgage loan in the trust,
                              including each Outside Serviced
                              Mortgage Loan, each specially
                              serviced mortgage loan, if any, and
                              each mortgage loan, if any, as to
                              which the corresponding mortgaged
                              real property has become an REO
                              Property.

Additional Trust              All interest and investment income    Compensation      Interest and investment income       Monthly
Administration                earned on amounts on deposit in                         related to the subject account
Compensation / Certificate    accounts maintained by the                              (net of investment losses).
Administrator                 certificate administrator.

EXPENSES

Servicing Advances /          The amount of any servicing           Reimbursement of  Amounts on deposit in the            Time
Trustee, Master Servicers     advances.(4)                          expenses          applicable master servicer's         to time
or Special Servicer                                                                   collection account that represent
                                                                                      (a) payments made by the related
                                                                                      borrower to cover the item for
                                                                                      which such servicing advance was
                                                                                      made or (b) liquidation proceeds,
                                                                                      sale proceeds, condemnation
                                                                                      proceeds, insurance proceeds and,
                                                                                      if applicable, REO revenues (in
                                                                                      each case, if applicable, net of
                                                                                      any principal recovery fee or
                                                                                      workout fee payable therefrom)
                                                                                      received in respect of the
                                                                                      particular mortgage loan or
                                                                                      related REO Property, provided
                                                                                      that if the applicable master
                                                                                      servicer, special servicer or
                                                                                      trustee determines that a
                                                                                      servicing advance is not
                                                                                      recoverable out of collections on
                                                                                      the related mortgage loan, then
                                                                                      out of general collections on the
                                                                                      mortgage loans and any REO
                                                                                      Properties in the trust.(5)

Interest on Servicing         Interest, at a rate per annum equal   Payment of        First, out of default interest       Time
Advances / Master             to a published prime rate, accrued    interest on       and late payment charges on the      to time
Servicers, Special Servicer   on the amount of each outstanding     Servicing         related mortgage loan and then,
or Trustee                    servicing advance.                    Advances          after or at the same time that
                                                                                      advance is reimbursed, out of
                                                                                      general collections on the
                                                                                      mortgage loans and any REO
                                                                                      Properties in the trust.

P&I Advances / Master         The amount of any P&I advances.       Reimbursement of  Amounts on deposit in the            Time
Servicers and Trustee                                               P&I advances      applicable master servicer's         to time
                                                                    made with         collection account that represent
                                                                    respect to the    late collections of interest and
                                                                    mortgage pool     principal (net of related master
                                                                                      servicing, workout and principal
                                                                                      recovery fees) received in
                                                                                      respect of the related mortgage
                                                                                      loan or REO Property as to which
                                                                                      such P&I advance was made, provided
                                                                                      that if the applicable master
                                                                                      servicer or trustee determines that
                                                                                      a P&I

                                      S-237

TYPE / RECIPIENT              AMOUNT                                GENERAL PURPOSE   SOURCE                               FREQUENCY
----------------------------  ------------------------------------  ----------------  -----------------------------------  ---------

                                                                                      advance is not recoverable out of
                                                                                      collections on the related mortgage
                                                                                      loan, then out of general
                                                                                      collections on the mortgage loans
                                                                                      and any REO Properties in the
                                                                                      trust.(5)

Interest on P&I Advances /    Interest, at a rate per annum equal   Payment of        First, out of default interest       Time
Master Servicers and Trustee  to a published prime rate, accrued    interest on P&I   and late payment charges on the      to time
                              on the amount of each outstanding     advances          related mortgage loan and then,
                              P&I advance.                                            after or at the same time that
                                                                                      advance is reimbursed, out of
                                                                                      general collections on the
                                                                                      mortgage loans and any REO
                                                                                      Properties in the trust.(6)

Indemnification Expenses /    Amount to which such party is         Indemnification   General collections on the           Time
Trustee, Certificate          entitled to indemnification under                       mortgage loans and any REO           to time
Administrator and any         the pooling and servicing                               Properties in the trust.
director, officer, employee   agreement.(7)(8)
or agent of the Trustee,
Certificate Administrator /
Depositor, Master Servicers
or Special Servicer and any
director, officer, employee
or agent of Depositor,
either  Master Servicer or
Special Servicer

Servicing costs and           Amount of the servicing costs and     Payment of        General collections on the           Time
expenses, such as the costs   expenses.(9)                          expenses          mortgage loans and any REO           to time
of property inspections                                                               Properties in the trust.
following a default, the
costs of appraisers and/or
other experts in real
estate matters, the costs
of environmental
remediation, costs of
obtaining legal opinions
and advice and costs of
recording the pooling and
servicing agreement, in
each case to the extent not
advanced

Federal, state and local      Amount of taxes, costs and expenses.  Payment of        General collections on the           Time
taxes imposed on the                                                expenses          mortgage loans and any REO           to time
issuing entity, its assets                                                            Properties in the trust.
and/or transactions, and
any and all incidental
costs and expenses

---------------

(1)  The ML-CFC Series 2007-8 Master Servicer will be entitled to a comparable fee, calculated at 0.01% per annum on an Actual/360 Basis, with respect to the Farallon Portfolio Trust Mortgage Loan, which fee is reflected in the range of master servicing fees presented. The BACM Series 2007-4 Master
     Servicer will be entitled to a comparable fee, calculated at 0.01% per annum on an Actual/360 Basis, with respect to the Arundel Mills Trust
     Mortgage Loan, which fee is reflected in the range of master servicing fees presented. The MSCI Series 2008-TOP29 Master Servicer will be entitled to a comparable fee, calculated at 0.01% per annum on a 30/360 Basis, with respect to the Apple Hotel Portfolio Trust Mortgage Loan, which fee is reflected in the range of master servicing fees presented.

                                      S-238

(2)  The ML-CFC Series 2007-8 Special Servicer will be entitled to a comparable fee, calculated at 0.25% per annum, with respect to the Farallon Portfolio
     Trust Mortgage Loan. The BACM Series 2007-4 Special Servicer will be entitled to a comparable fee, calculated at 0.25% per annum, with respect to the Arundel Mills Trust Mortgage Loan. The MSCI Series 2008-TOP29
     Special Servicer will be entitled to a comparable fee, calculated at 0.25%
     per annum, with respect to the Apple Hotel Portfolio Trust Mortgage Loan.

(3)  The ML-CFC Series 2007-8 Special Servicer will be entitled to a comparable fee, calculated at 1.0%, with respect to the Farallon Portfolio Trust
     Mortgage Loan. The BACM Series 2007-4 Special Servicer will be entitled to a comparable fee, calculated at 1.0%, with respect to the Arundel Mills
     Trust Mortgage Loan. The MSCI Series 2008-TOP29 Special Servicer will be entitled to a comparable fee, calculated at 1.0%, with respect to the Apple
     Hotel Portfolio Trust Mortgage Loan.

(4)  Applicable parties under the related Other Securitization Servicing
     Agreement will be similarly entitled to reimbursement, with interest, for servicing advances on each Outside Serviced Mortgage Loan. The issuing entity must bear its pro rata share of the reimbursement, with interest, of any servicing advances on the related Outside Serviced Loan Combination that are not reimbursable out of related collections.

(5)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(6)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(7)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

(8)  Comparable indemnities, payable out of collections on each Outside Serviced
     Loan Combination, run to the benefit of parties under the related Other
     Securitization Servicing Agreement.

(9)  Comparable costs and expenses, payable out of collections on each Outside
     Serviced Loan Combination, may be incurred under the related Other
     Securitization Servicing Agreement.

     In the case of an A-Note Trust Mortgage Loan, some of the above referenced expenses and special servicing compensation may be paid, pursuant to the terms of the related Loan Combination Intercreditor Agreement, from amounts otherwise payable to the related B-Note Non-Trust Loan Noteholder. In the case of an
Outside Serviced Mortgage Loan, some of the above referenced expenses, including the reimbursement of servicing advances and the payment of interest thereon but excluding the reimbursement of P&I advances and the payment of interest thereon, will be shared by the issuing entity and the related Non-Trust Loan
Noteholder(s), with allocations to be made on a pro rata basis by principal balance of the subject Outside Serviced Mortgage Loan, on the one hand, and the related Non-Trust Loan(s), collectively, on the other hand. See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

CALCULATION OF PASS-THROUGH RATES

     The table under "Summary of Prospectus Supplement--Overview of the MLMT
Series 2008-C1 Certificates" in this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the certificates.

     The pass-through rates for the class A-1, A-2, A-3, A-SB, A-4, A-1A and
A-1AF certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Prospectus

                                      S-239

Supplement--Overview of the MLMT Series 2008-C1 Certificates" in this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class AM, AM-A, AJ, AJ-A, AJ-AF, B, C, D, E,
F, G, H, J and K certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rates for the class AM-AF, L, M, N, P, Q, S and T certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of certificates set forth in the table under "Summary of Prospectus
          Supplement--Overview of the MLMT Series 2008-C1 Certificates" in this prospectus supplement, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rate for the class X certificates for each interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of a specified class of principal balance certificates, and the total principal balance of each class of principal balance certificates will represent a separate component of the total notional amount of the class X certificates for purposes of calculating the accrual of interest during each interest accrual period. For purposes of accruing interest during any interest accrual period, on any particular component of the total notional amount of the class X certificates immediately prior to the related distribution date, the applicable class X strip rate will equal the excess, if any, of:

     (1)  the Weighted Average Net Mortgage Rate for the related distribution date, over

     (2)  the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance comprises such component.

     The REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

                                      S-240

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the certificates (except for the REMIC residual certificates) will bear interest.

     With respect to each interest-bearing class of the certificates, that interest will accrue during each related interest accrual period based upon--

     o    the pass-through rate with respect to the subject class of certificates for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of the subject class of certificates outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates reduced (except in the case of the class X certificates) by the portion of any
Net Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

     1.   the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date, multiplied by

     2.   a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the principal balance certificates.

     If less than the full amount of interest payable with respect to any interest-bearing class of the certificates is paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of
Payments" below.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates, on any given distribution date, will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of such principal balance certificates, on any given distribution date, will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. The Principal
Distribution Amount is described in detail in the glossary to this prospectus supplement. For so long as the class A-4, AM and/or AJ certificates, on the one hand, and the class A-1A, A-1AF, AM-A, AM-AF, AJ-A and/or AJ-AF certificates, on the other hand, remain outstanding, however, except as otherwise described below, the Principal Distribution Amount for each distribution date will be allocated between loan group 1 (such allocated portion being referred to in this prospectus supplement as the Loan Group 1 Principal Distribution

                                     S-241

Amount) and loan group 2 (such allocated portion being referred to in this prospectus supplement as the Loan Group 2 Principal Distribution Amount).
Similarly, so long as the class A-1AF, AM-AF and/or AJ-AF certificates, on the one hand, and the class A-1A, AM-A and/or AJ-A certificates, on the other hand, remain outstanding, except as otherwise described below, the Loan Group 2
Principal Distribution Amount will be allocated between loan sub-group 2a and loan sub-group 2b.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan
          (or, in the case of a servicing advance, the related Loan Combination)
          that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. In the case of loan group 2, the foregoing will also take into account whether the subject mortgage loan is the Farallon Portfolio Trust Mortgage Loan or a mortgage loan in loan sub-group 2a. See "Servicing of the Mortgage Loans Under the MLMT Series
2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement and "--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the Loan Group 1 Principal Distribution Amount will be allocated to the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

                                     S-242

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date; and

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-1, A-2, A-3 and/or A-SB certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date;

     o    seventh, to the class AM certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-1, A-2, A-3, A-SB and/or A-4
               certificates as described in the preceding six bullets, and

                                      S-243

          2.   the total principal balance of the class AM certificates
               outstanding immediately prior to that distribution date; and

     o    eighth, to the class AJ certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-1, A-2, A-3, A-SB, A-4 and/or AM
               certificates as described in the preceding seven bullets, and

          2.   the total principal balance of the class AJ certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Loan Group 2 Principal Distribution Amount attributable to loan sub-group 2a will be allocated to the class A-1A, AM-A and
AJ-A certificates on each distribution date as follows:

     o    first, to the class A-1A certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2a; and

          2.   the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date;

     o    second, to the class AM-A certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2a, reduced by any portion of that amount allocable to the class
               A-1A certificates as described in the preceding bullet; and

          2.   the total principal balance of the class AM-A certificates outstanding immediately prior to that distribution date; and

     o    third, to the class AJ-A certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2a, reduced by any portion of that amount allocable to the class
               A-1A and/or AM-A certificates as described in the preceding two bullets; and

          2.   the total principal balance of the class AJ-A certificates outstanding immediately prior to that distribution date.

     In general, the portion of the Loan Group 2 Principal Distribution Amount attributable to loan sub-group 2b (which consists solely of the Farallon
Portfolio Trust Mortgage Loan) will be allocated to the class A-1AF, AM-AF and
AJ-AF certificates as follows:

     o    first, to the class A-1AF certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2b; and

          2.   the total principal balance of the class A-1AF certificates outstanding immediately prior to that distribution date;

                                      S-244

     o    second, to the class AM-AF certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2b, reduced by any portion of that amount allocable to the class
               A-1AF certificates as described in the preceding bullet; and

          2.   the total principal balance of the class AM-AF certificates outstanding immediately prior to that distribution date; and

     o    third, to the class AJ-AF certificates, up to the lesser of--

          1.   the entire portion of the Loan Group 2 Principal Distribution
               Amount for that distribution date attributable to loan sub-group
               2b, reduced by any portion of that amount allocable to the class
               A-1AF and/or AM-AF certificates as described in the preceding two bullets; and

          2.   the total principal balance of the class AJ-AF certificates outstanding immediately prior to that distribution date.

     If the Loan Group 2 Principal Distribution Amount for any distribution date attributable to loan sub-group 2a exceeds the total principal balance of the class A-1A, class AM-A and class AJ-A certificates outstanding immediately prior to that distribution date, then (following retirement of those classes of certificates) the remaining portion of such Loan Group 2 Principal Distribution
Amount attributable to loan sub-group 2a would be allocated (after taking account of the allocations of the remainder of the Principal Distribution Amount for that distribution date described in the three preceding paragraphs): first, to the class A-1AF, class AM-AF and class AJ-AF certificates, in that order, up to the extent necessary to retire that class of certificates; then, to the class
A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; and then, to the class A-1, class A-2, class A-3, class A-SB, class A-4, class AM and class AJ certificates, in that order, in each case up to the extent necessary to retire that class of certificates. If the portion of the
Loan Group 2 Principal Distribution Amount for any distribution date attributable to loan sub-group 2b (which consists solely of the Farallon
Portfolio Trust Mortgage Loan) exceeds the total principal balance of the class
A-1AF, class AM-AF and class AJ-AF certificates outstanding immediately prior to that distribution date, then (following retirement of those classes of certificates) the remaining portion of such Loan Group 2 Principal Distribution
Amount attributable to loan sub-group 2b would be allocated (after taking account of the allocations of the remainder of the Principal Distribution Amount for that distribution date described in the preceding three paragraphs): first, to the class A-1A, class AM-A and class AJ-A certificates, in that order, in each case up to the extent necessary to retire the subject class of certificates; then, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned
Principal Balance for that distribution date; and then, to the class A-1, class
A-2, class A-3, class A-SB, class A-4, class AM and class AJ certificates, in that order, in each case up to the extent necessary to retire the subject class of certificates. If the Loan Group 1 Principal Distribution Amount for any
distribution date exceeds the total principal balance of the class A-1, A-2,
A-3, A-SB, A-4, AM and AJ certificates outstanding immediately prior to that distribution date, then (following retirement of those classes of certificates)
the remaining portion of such Loan Group 1 Principal Distribution Amount would be allocated (after taking account of the allocation of the Loan Group 2
Principal Distribution Amount for that distribution date described in the prior two paragraphs) to the class A-1A, AM-A and AJ-A certificates, in that order, on the one hand, and the class A-1AF, AM-AF and AJ-AF certificates, in that order, on the other hand, up to, and on a pro rata basis in accordance with, the aggregate principal balance of the class A-1A, AM-A and AJ-A certificates and the aggregate principal balance of the class A-1AF, AM-AF and AJ-AF certificates, respectively, remaining after the allocation of the Loan Group 2
Principal Distribution Amount for such distribution date described in the prior two paragraphs.

                                      S-245

     Notwithstanding the foregoing, if any two or more of the A-1, A-2, A-3,
A-SB, A-4, A-1A and A-1AF classes remain outstanding at a time when the total principal balance of the class AM, AM-A, AM-AF, AJ, AJ-A, AJ-AF, B, C, D, E, F,
G, H, J, K, L, M, N, P, Q, S and T certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below, or if the subject distribution date is the final distribution date, then the Principal
Distribution Amount for the applicable distribution date will be allocable among the A-1, A-2, A-3, A-SB, A-4, A-1A and A-1AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups. In addition, if any two or more of the AM, AM-A and AM-AF classes remain outstanding at a time when the total principal balance of the class AJ, AJ-A,
AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates has been reduced to zero as described under "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below, or if the subject distribution date is the final distribution date, then
(a) no payments of principal will be made with respect to the class AM, AM-A or
AM-AF certificates until the total principal balance of the class A-1, A-2, A-3,
A-SB, A-4, A-1A and A-1AF certificates is reduced to zero and (b) any portion of the Principal Distribution Amount remaining after the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A and A-1AF certificates has been reduced to zero will be allocable to the AM, AM-A and AM-AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the subject distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups. Furthermore, if any two or more of the AJ, AJ-A and AJ-AF classes remain outstanding at a time when the total principal balance of the class B, C,
D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below, or if the subject distribution date is the final distribution date, then (a) no payments of principal will be made with respect to the class AJ, AJ-A or AJ-AF certificates until the total principal balance of the class A-1, A-2, A-3, A-SB,
A-4, A-1A, A-1AF, AM, AM-A and AM-AF certificates is reduced to zero and (b) any portion of the Principal Distribution Amount remaining after the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A and AM-AF
certificates has been reduced to zero will be allocable to the AJ, AJ-A and
AJ-AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the subject distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A,
A-1AF, AM, AM-A, AM-AF, AJ, AJ-A and AJ-AF certificates, the Principal
Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class of certificates outstanding immediately prior to that distribution date.

                                      S-246

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              B
         2              C
         3              D
         4              E
         5              F
         6              G
         7              H
         8              J
         9              K
        10              L
        11              M
        12              N
        13              P
        14              Q
        15              S
        16              T

     In no event will payments of principal be made with respect to any class of certificates listed in the foregoing table until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A and
AJ-AF certificates is reduced to zero. Furthermore, in no event will payments of principal be made with respect to any class of certificates listed in the foregoing table until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates, as the case may be, on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, the total principal balance of a class of principal balance certificates that in any such case was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the
Principal Distribution Amount for such distribution date.

                                     S-247

     Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

ORDER OF         RECIPIENT CLASS
 PAYMENT            OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
--------   ---------------------------   -------------------------------------------------------------------------------

    1                 X(1)               From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard to loan groups or loan sub-groups

                 A-1, A-2, A-3,          From the portion of the Available Distribution Amount attributable to the
                 A-SB and A-4(1)         mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                A-1A and A-1AF(1)        From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on the A-1A class and the A-1AF class, with the holders of the class A-1A certificates having a prior right to receive such interest payments out of the portion of the Available Distribution Amount attributable to the mortgage loans in loan sub-group 2a and the holders of the class A-1AF certificates having a prior right to receive such interest payments out of the portion of the
                                         Available Distribution Amount attributable to the mortgage loan in loan sub-group 2b

    2            A-1, A-2, A-3,          Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                A-SB and A-4 (2)         class A-1A, A-1AF, AM-A, AM-AF, AJ-A and AJ-AF certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a)
                                         the class A-1 certificates, (b) the class A-2 certificates, (c) the class A-3 certificates, (d) the class A-SB certificates and (e) the class A-4 certificates, in that order, in each case until the subject class of certificates is retired

                     A-1A(2)             Principal up to the portion of the Loan Group 2 Principal Distribution Amount that is attributable to mortgage loans in loan sub-group 2a (and, if the class
                                         A-1AF, AM-AF and AJ-AF certificates are retired, any remaining portion of the
                                         Loan Group 2 Principal Distribution Amount attributable to the mortgage loan in loan sub-group 2b and, if the class A-4, AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class A-1A, AM-A and AJ-A certificates to the total principal balance of the class A-1A, A-1AF, AM-A, AM-AF, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class
                                         A-1A certificates are retired

                    A-1AF(2)             Principal up to the portion of the Loan Group 2 Principal Distribution Amount that is attributable to the mortgage loan in loan sub-group 2b (and, if the class A-1A, AM-A and AJ-A certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount attributable to mortgage loans in loan sub-group 2a and, if the class A-4, AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class A-1AF, AM-AF and AJ-AF certificates to the total principal balance of the class A-1A, A-1AF, AM-A, AM-AF, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class
                                         A-1AF certificates are retired

    3         A-1, A-2, A-3, A-SB,       Reimbursement up to the loss reimbursement amounts for those classes, pro rata
              A-4, A-1A and A-1AF        based on entitlement

    4                 AM(3)              From the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan group 1, interest up to the total interest payable on that class

                AM-A and AM-AF(3)        From the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable

                                      S-248

ORDER OF         RECIPIENT CLASS
 PAYMENT            OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
--------   ---------------------------   -------------------------------------------------------------------------------

                                         on the AM-A class and the AM-AF class, with the holders of the class AM-A certificates having a prior right to receive such interest payments out of the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan sub-group 2a and the holders of the class AM-AF certificates having a prior right to receive such interest payments out of the remaining portion of the Available Distribution Amount attributable to the mortgage loan in loan sub-group 2b

    5                 AM(4)              Principal up to the remaining portion of the Loan Group 1 Principal
                                         Distribution Amount (and, if the class A-1A, A-1AF, AM-A, AM-AF, AJ-A and
                                         AJ-AF certificates are retired, any remaining portion of the Loan Group 2
                                         Principal Distribution Amount), until the class AM certificates are retired

                     AM-A(4)             Principal up to the remaining portion of the Loan Group 2 Principal
                                         Distribution Amount that is attributable to mortgage loans in loan sub-group
                                         2a (and, if the class A-1AF, AM-AF and AJ-AF certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount attributable to the mortgage loan in loan sub-group 2b and, if the class A-4,
                                         AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class AM-A and AJ-A certificates to the total principal balance of the class A-1AF, AM-A, AM-AF, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal
                                         Distribution Amount), until the class AM-A certificates are retired

                    AM-AF(4)             Principal up to the remaining portion of the Loan Group 2 Principal
                                         Distribution Amount that is attributable to the mortgage loan in loan sub-group
                                         2b (and, if the class A-1A, AM-A and AJ-A certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount attributable to mortgage loans in loan sub-group 2a and, if the class A-4, AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class AM-AF and AJ-AF certificates to the total principal balance of the class A-1A, AM-A, AM-AF, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal
                                         Distribution Amount), until the class AM-AF certificates are retired

    6          AM, AM-A and AM-AF        Reimbursement up to the loss reimbursement  amounts for those classes, pro rata based on entitlement

    7                 AJ(5)              From the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan group 1, interest up to the total interest payable on that class

                AJ-A and AJ-AF(5)        From the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on the AJ-A class and the AJ-AF class, with the holders of the class AJ-A certificates having a prior right to receive such interest payments out of the remaining portion of the Available Distribution Amount attributable to the mortgage loans in loan sub-group 2a and the holders of the class AJ-AF certificates having a prior right to receive such interest payments out of the remaining portion of the Available Distribution Amount attributable to the mortgage loan in loan sub-group 2b

    8                 AJ(6)              Principal up to the remaining portion of the Loan Group 1 Principal
                                         Distribution Amount (and, if the class A-1A, A-1AF, AM-A, AM-AF, AJ-A and AJ-AF certificates are retired, any remaining portion of the Loan Group 2 Principal
                                         Distribution Amount), until the class AJ certificates are retired

                     AJ-A(6)             Principal up to the remaining portion of the Loan Group 2 Principal
                                         Distribution Amount that is attributable to mortgage loans in loan sub-group 2a
                                         (and, if the class A-1AF, AM-AF and AJ-AF certificates are retired, any

                                      S-249

ORDER OF         RECIPIENT CLASS
 PAYMENT            OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
--------   ---------------------------   -------------------------------------------------------------------------------

                                         remaining portion of the Loan Group 2 Principal Distribution Amount attributable to the mortgage loan in loan sub-group 2b and, if the class A-4,
                                         AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class AJ-A certificates to the total principal balance of the class A-1AF, AM-AF, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class AJ-A certificates are retired

                    AJ-AF(6)             Principal up to the remaining portion of the Loan Group 2 Principal
                                         Distribution Amount that is attributable to the mortgage loan in loan sub-group
                                         2b (and, if the class A-1A, AM-A and AJ-A certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount attributable to mortgage loans in loan sub-group 2a and, if the class A-4, AM and AJ certificates are retired, a pro rata share (based on the proportion of the total principal balance of the class AJ-AF certificates to the total principal balance of the class A-1A, AM-A, AJ-A and AJ-AF certificates) of any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class AJ-AF certificates are retired

    9          AJ, AJ-A and AJ-AF        Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on entitlement

   10                   B                Interest up to the total interest payable on that class

   11                   B                Principal up to the portion of the Principal Distribution Amount allocable to that class

   12                   B                Reimbursement up to the loss reimbursement amount for that class

   13                   C                Interest up to the total interest payable on that class

   14                   C                Principal up to the portion of the Principal Distribution Amount allocable to that class

   15                   C                Reimbursement up to the loss reimbursement amount for that class

   16                   D                Interest up to the total interest payable on that class

   17                   D                Principal up to the portion of the Principal Distribution Amount allocable to that class

   18                   D                Reimbursement up to the loss reimbursement amount for that class

   19                   E                Interest up to the total interest payable on that class

   20                   E                Principal up to the portion of the Principal Distribution Amount allocable to that class

   21                   E                Reimbursement up to the loss reimbursement amount for that class

   22                   F                Interest up to the total interest payable on that class

   23                   F                Principal up to the portion of the Principal Distribution Amount allocable to that class

   24                   F                Reimbursement up to the loss reimbursement amount for that class

   25                   G                Interest up to the total interest payable on that class

   26                   G                Principal up to the portion of the Principal Distribution Amount allocable to that class

   27                   G                Reimbursement up to the loss reimbursement amount for that class

   28                   H                Interest up to the total interest payable on that class

   29                   H                Principal up to the portion of the Principal Distribution Amount allocable to that class

   30                   H                Reimbursement up to the loss reimbursement amount for that class

                                      S-250

ORDER OF         RECIPIENT CLASS
 PAYMENT            OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
--------   ---------------------------   -------------------------------------------------------------------------------

   31                   J                Interest up to the total interest payable on that class

   32                   J                Principal up to the portion of the Principal Distribution Amount allocable to that class

   33                   J                Reimbursement up to the loss reimbursement amount for that class

   34                   K                Interest up to the total interest payable on that class

   35                   K                Principal up to the portion of the Principal Distribution Amount allocable to that class

   36                   K                Reimbursement up to the loss reimbursement amount for that class

   37                   L                Interest up to the total interest payable on that class

   38                   L                Principal up to the portion of the Principal Distribution Amount allocable to that class

   39                   L                Reimbursement up to the loss reimbursement amount for that class

   40                   M                Interest up to the total interest payable on that class

   41                   M                Principal up to the portion of the Principal Distribution Amount allocable to that class

   42                   M                Reimbursement up to the loss reimbursement amount for that class

   43                   N                Interest up to the total interest payable on that class

   44                   N                Principal up to the portion of the Principal Distribution Amount allocable to that class

   45                   N                Reimbursement up to the loss reimbursement amount for that class

   46                   P                Interest up to the total interest payable on that class

   47                   P                Principal up to the portion of the Principal Distribution Amount allocable to that class

   48                   P                Reimbursement up to the loss reimbursement amount for that class

   49                   Q                Interest up to the total interest payable on that class

   50                   Q                Principal up to the portion of the Principal Distribution Amount allocable to that class

   51                   Q                Reimbursement up to the loss reimbursement amount for that class

   52                   S                Interest up to the total interest payable on that class

   53                   S                Principal up to the portion of the Principal Distribution Amount allocable to that class

   54                   S                Reimbursement up to the loss reimbursement amount for that class

   55                   T                Interest up to the total interest payable on that class

   56                   T                Principal up to the portion of the Principal Distribution Amount allocable to that class

   57                   T                Reimbursement up to the loss reimbursement amount for that class

   58      REMIC residual certificates   Any remaining portion of the Available Distribution Amount

---------------
(1)  If the portion of the Available Distribution Amount allocable to pay interest on any of the A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF and X classes, as set forth in the table above, is insufficient for that purpose, then the
     Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement without regard to loan groups or loan sub-groups.

                                      S-251

(2)  For purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates will evidence a prior right, relative to the class A-1A and
     A-1AF certificates, to any available funds attributable to loan group 1;
     and, for purposes of receiving distributions of principal from the Loan
     Group 2 Principal Distribution Amount, the class A-1A and A-1AF certificates will evidence a prior right, relative to the class A-1, A-2,
     A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2. In addition, for purposes of receiving distributions of principal from the portion of the Loan Group 2 Principal Distribution Amount attributable to the mortgage loans in loan sub-group 2a, the class A-1A certificates will evidence a prior right, relative to the class A-1AF certificates, to any available funds attributable to the mortgage loans in loan sub-group 2a; and, for purposes of receiving distributions of principal from the portion of the Loan Group 2 Principal Distribution
     Amount attributable to the mortgage loan in loan sub-group 2b, the class
     A-1AF certificates will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to the mortgage loan in loan sub-group 2b. However, if any two or more of the A-1, A-2, A-3, A-SB,
     A-4, A-1A and A-1AF classes remain outstanding at a time when the total principal balance of the class AM, AM-A, AM-AF, AJ, AJ-A, AJ-AF, B, C, D,
     E, F, G, H, J, K, L, M, N, P, Q, S and T certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in
     Connection with Realized Losses and Additional Trust Fund Expenses" below, or if the subject distribution date is the final distribution date, then the Principal Distribution Amount will be allocable among the A-1, A-2,
     A-3, A-SB, A-4, A-1A and A-1AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the subject distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups.

(3)  If the portion of the Available Distribution Amount allocable to pay interest on any of the AM, AM-A and AM-AF classes, as set forth in the table above, is insufficient for that purpose, then the available portion of the Available Distribution Amount will be applied to pay interest on those classes, pro rata based on entitlement, without regard to loan groups or loan sub-groups.

(4)  For purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the class AM certificates will evidence a prior right, relative to the class AM-A and AM-AF certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
     Distribution Amount, the class AM-A and AM-AF certificates will evidence a prior right, relative to the class AM certificates, to any available funds attributable to loan group 2. In addition, for purposes of receiving distributions of principal from the portion of the Loan Group 2 Principal
     Distribution Amount attributable to the mortgage loans in loan sub-group
     2a, the class AM-A certificates will evidence a prior right, relative to the class AM-AF certificates, to any available funds attributable to the mortgage loans in loan sub-group 2a; and, for purposes of receiving distributions of principal from the portion of the Loan Group 2 Principal
     Distribution Amount attributable to the mortgage loan in loan sub-group 2b, the class AM-AF certificates will evidence a prior right, relative to the class AM-A certificates, to any available funds attributable to the mortgage loan in loan sub-group 2b. However, if any two or more of the AM,
     AM-A and AM-AF classes remain outstanding at a time when the total principal balance of the class AJ, AJ-A, AJ-AF, B, C, D, E, F, G, H, J, K,
     L, M, N, P, Q, S and T certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection with
     Realized Losses and Additional Trust Fund Expenses" below, or of the subject distribution date is the final distribution date, then (a) no payments of principal will be made with respect to the class AM, AM-A or
     AM-AF certificates until the total principal balance of the class A-1, A-2,
     A-3, A-SB, A-4, A-1A and A-1AF certificates is reduced to zero and (b) any portion of the Principal Distribution Amount remaining after the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A and A-1AF certificates has been reduced to zero will be allocable to the AM, AM-A and
     AM-AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the subject distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups.

(5)  If the portion of the Available Distribution Amount allocable to pay interest on any of the AJ, AJ-A and AJ-AF classes, as set forth in the table above, is insufficient for that purpose, then the available portion of the Available Distribution Amount will be applied to pay interest on those classes, pro rata based on entitlement, without regard to loan groups or loan sub-groups.

(6)  For purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the class AJ certificates will evidence a prior right, relative to the class AJ-A and AJ-AF certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
     Distribution Amount, the class AJ-A and AJ-AF certificates will evidence a prior right, relative to the class AJ certificates, to any available funds attributable to loan group 2. In addition, for purposes of receiving distributions of principal from the portion of the Loan Group 2 Principal
     Distribution Amount attributable to the mortgage loans in loan sub-group
     2a, the class AJ-A certificates will evidence a prior right, relative to the class AJ-AF certificates, to any available funds attributable to the mortgage loans in loan sub-group 2a; and, for purposes of

                                      S-252

     receiving distributions of principal from the portion of the Loan Group 2
     Principal Distribution Amount attributable to the mortgage loan in loan sub-group 2b, the class AJ-AF certificates will evidence a prior right, relative to the class AJ-A certificates, to any available funds attributable to the mortgage loan in loan sub-group 2b. However, if any two or more of the AJ, AJ-A and AJ-AF classes remain outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M,
     N, P, Q, S and T certificates has been reduced to zero as described under
     "--Reductions to Certificate Principal Balances in Connection with Realized
     Losses and Additional Trust Fund Expenses" below, or if the subject distribution date is the final distribution date, then (a) no payments of principal will be made with respect to the class AJ, AJ-A or AJ-AF certificates until the total principal balance of the class A-1, A-2, A-3,
     A-SB, A-4, A-1A, A-1AF, AM, AM-A and AM-AF certificates is reduced to zero and (b) any portion of the Principal Distribution Amount remaining after the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A,
     A-1AF, AM, AM-A and AM-AF certificates has been reduced to zero will be allocable to the AJ, AJ-A and AJ-AF classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the subject distribution date, in each case up to that total principal balance, without regard to loan groups or loan sub-groups.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of any class A-1, A-2,
A-3, A-SB, A-4, A-1A, A-1AF, AM, AM-A, AM-AF, AJ, AJ-A, AJ-AF, B, C, D, E, F, G,
H, J and/or K certificates then entitled to payments of principal on that distribution date (or, for so long as the class A-4, AM and/or AJ certificates, on the one hand, and the class A-1A, AM-A and/or AJ-A certificates, on the other hand, are outstanding, or for so long as either or both of those two groups of certificates, on the one hand, and the class A-1AF, AM-AF and/or AJ-AF certificates, on the other hand, are outstanding, payments of principal on that distribution date from collections on the loan group (in the case of loan group
1) or loan sub-group (in the case of loan sub-group 2a and loan sub-group 2b)
that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates on that distribution date (or, for so long as the class A-4, AM and/or AJ certificates, on the one hand, and the class A-1A, AM-A and/or AJ-A certificates, on the other hand, are outstanding, or for so long as either or both of those two groups of certificates, on the one hand, and the class A-1AF, AM-AF and/or AJ-AF certificates, on the other hand, are outstanding, the amount of principal payable with respect to the subject class of certificates on that distribution date from collections on the loan group (in the case of loan group 1) or loan sub-group (in the case of loan sub-group 2a and loan sub-group 2b)
          that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, for so long as the class
          A-4, AM and/or AJ certificates, on the one hand, and the class A-1A,
          AM-A and/or AJ-A certificates on the other hand, are outstanding, or for so long as either or both of those two groups of certificates, on the one hand, and the class A-1AF, AM-AF and/or AJ-AF certificates, on the other hand, are outstanding, the Loan Group 1 Principal
          Distribution Amount or the portion of the Loan Group 2 Principal
          Distribution Amount attributable to loan sub-group 2a or the portion of the Loan Group 2 Principal Distribution Amount attributable to loan sub-group 2b, as applicable, based on which loan group (in the case of loan group 1) or loan sub-

                                      S-253

          group (in the case of loan sub-group 2a and loan sub-group 2b)
          includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description. In particular, and to avoid any doubt, the discount rate applicable to the mortgage loans originated by Dexia will be equal, when compounded monthly, to the Treasury yield stated in the relevant loan documents.

     Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     Notwithstanding the foregoing, all prepayment premiums and yield maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to Additional Trust Fund
Expenses and Realized Losses previously allocated to any class of certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates; and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

                                      S-254

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

     On each distribution date, following the payments to be made to the certificateholders on that distribution date, the certificate administrator will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the then total principal balance of the principal balance certificates, following all payments to be made to the certificateholders on that distribution date, exceeds the total Stated Principal
Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                                      S-255

ORDER OF ALLOCATION                 CLASS
-------------------   ----------------------------------
          1                           T
          2                           S
          3                           Q
          4                           P
          5                           N
          6                           M
          7                           L
          8                           K
          9                           J
         10                           H
         11                           G
         12                           F
         13                           E
         14                           D
         15                           C
         16                           B
         17                 AJ, AJ-A and AJ-AF *
         18                  AM, AM-A and AM-AF *
         19           A-1, A-2, A-3, A-SB, A-4, A-1A and
                                   A-1AF *

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates, will be made by reducing the total principal balance of such class by the amount so allocated. In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table has been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer, which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

                                      S-256

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying base prospectus;

          2.   any reimbursements and indemnifications to the certificate administrator and/or various corresponding related persons similar to those referred to in the preceding bullet;

          3.   any reimbursements and indemnification to any master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying base prospectus;

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan
          Combination Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     Any expenses under the related Other Securitization Servicing Agreement that are similar to those described in the prior paragraph and that relate to an
Outside Serviced Loan Combination will be deducted out of collections on that
Loan Combination, thereby potentially resulting in a loss to the issuing entity.
Any such expenses payable out of amounts allocable to the related mortgage loan held by the issuing entity would effectively constitute Additional Trust Fund
Expenses. See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes of principal balance certificates that had previously been reduced as described above in this "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal

                                      S-257

Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees and, in the case of the Farallon
Portfolio Trust Mortgage Loan, the applicable ML-CFC Series 2007-8 Master
Servicer's primary servicing fee, in the case of the Arundel Mills Trust
Mortgage Loan, the applicable BACM Series 2007-4 Master Servicer's primary servicing fee, and, in the case of the Apple Hotel Portfolio Trust Mortgage
Loan, the applicable MSCI Series 2008-TOP29 Master Servicer's primary servicing fee, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period and/or, in the case of Midland Loan Services, Inc., the Farallon Portfolio Trust Mortgage Loan and/or, in the case of Bank of America, National Association, the Arundel Mills Trust Mortgage
          Loan and the Apple Hotel Portfolio Trust Mortgage Loan; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of any mortgage loan in the trust that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject mortgage loan in the trust. Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to an A/B Loan Combination will be allocated first to the related B-Note Non-Trust Loan, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan. Any Appraisal Reduction
Amount with respect to the Farallon Portfolio Loan Combination will be allocated first to the Farallon Portfolio B-Note Trust Mortgage Loans and the Farallon
Portfolio B-Note Non-Trust Loans, pro rata (if applicable), in each case up to the outstanding principal balance thereof, and then to the Farallon Portfolio
A-Note Trust Mortgage Loans and the Farallon Portfolio A-Note Non-Trust Loans,
pro rata. Any appraisal reduction amount with respect to the Arundel Mills Loan
Combination will be allocated between the Arundel Mills Trust

                                      S-258

Mortgage Loan and the Arundel Mills Pari Passu Non-Trust Loans, on a pari passu basis. Any appraisal reduction amount with respect to the Apple Hotel Portfolio
Loan Combination will be allocated between the Apple Hotel Portfolio Trust
Mortgage Loan and the Apple Hotel Portfolio Pari Passu Non-Trust Loans, on a
pari passu basis.

     The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan (including an
Outside Serviced Mortgage Loan). See "--The Trustee" below.

     The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance
(together with interest accrued on the Advance as described in the next paragraph), out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicers'
collection accounts) from time to time subject to the limitations and requirements described below. See also "Description of the Governing
Documents--Advances" in the accompanying base prospectus and "Servicing of the
Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
Agreement--Collection Accounts" in this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicers' collection accounts)
          subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

                                      S-259

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding.

     None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicers' collection accounts) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account (or if funds in such account are insufficient, from the other master servicers'
collection accounts) or to defer the portion of the reimbursement of that
Advance equal to the amount in excess of the principal on deposit in the collection account for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months without the consent of the controlling class representative, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an
Advance or a portion of an Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period.
In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement
Amount (which includes interest on the subject Advance) will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it (and, in the case of Midland Loan Services,
Inc., that constitute principal received on the Farallon Portfolio Trust
Mortgage Loan and, in the case of Bank of America, National Association, that constitute principal received on the Arundel Mills Trust Mortgage Loan and the
Apple Hotel Portfolio Trust Mortgage Loan) during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) (or if funds are insufficient in such account, from the other master servicers' collection accounts) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue on the subject Advance) from collections of principal on the mortgage loans serviced by the applicable master servicer (and, in the case of Midland Loan Services, Inc., collections of principal received on the
Farallon Portfolio Trust Mortgage Loan and, in the case of Bank of America,
National Association, collections of principal received on the Arundel Mills
Trust Mortgage Loan and the Apple Hotel Portfolio Trust Mortgage Loan) during subsequent

                                      S-260

collection periods (or if such funds are insufficient in such master servicer's collection account, from the other master servicers' collection accounts). In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex
D to this prospectus supplement. The certificate administrator report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

     o    the applicable record date, interest accrual period, determination date and distribution date;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

     o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

     o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related determination date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

                                      S-261

     o    the aggregate unpaid principal balance of the mortgage pool and each of loan group 1, loan sub-group 2a and loan sub-group 2b outstanding as of the close of business on the related determination date;

     o    the aggregate Stated Principal Balance of the mortgage pool and each of loan group 1, loan sub-group 2a and loan sub-group 2b outstanding immediately before and immediately after such distribution date;

     o    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
          determination date;

     o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
          Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of any master servicer or special servicer, in bankruptcy proceedings;

     o    as to each mortgage loan referred to in the preceding bullet above,
          (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

     o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full),
          (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in connection with such liquidation;

     o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in respect of the related mortgage loan in connection with such liquidation;

     o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

     o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

     o    the pass-through rate for each class of interest-bearing certificates for such distribution date;

     o    the Principal Distribution Amount, the Loan Group 1 Principal
          Distribution Amount and the respective portions of the Loan Group 2
          Principal Distribution Amount attributable to each of loan sub-group
          2a and loan sub-group 2b, in each case separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

     o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

                                      S-262

     o    the aggregate of all Realized Losses and Additional Trust Fund
          Expenses that were allocated on such distribution date;

     o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such distribution date;

     o    the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

     o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

     o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

     o    the original and then current credit support levels for each class of interest-bearing certificates;

     o    the original and then current ratings known to the certificate administrator for each class of interest-bearing certificates;

     o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

     o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

     o    the amounts, if any, actually distributed with respect to the REMIC residual certificates on such distribution date; and

     o    any material information known to the certificate administrator regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

     Recipients will be deemed to have agreed to keep the information contained in any certificate administrator report confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicers monthly, beginning in July 2008, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

                                      S-263

     Each master servicer is required to deliver to the certificate administrator monthly, beginning in July 2008, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in September 2008, each master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA total loan report;

     o    a CMSA appraisal reduction template;

     o    a CMSA servicer realized loss template;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

     These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and each of the master servicers.

     In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by it and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, the master servicers and the special servicer will not be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the certificate administrator, the master servicers and the special servicer will be entitled to disclaim responsibility for, any

                                      S-264

information made available by the certificate administrator, the master servicers or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Certificate Administrator. The certificate administrator will, and any master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and
(iii) this prospectus supplement and the accompanying base prospectus. In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and
(ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at
www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator. Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (714) 259-6253.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

     The certificate administrator and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The certificate administrator and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8, 9 and 11 below, to the extent those items are in its possession), the

                                      S-265

special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the certificate administrator (with respect to the items in clauses 1 through 10 below, to the extent those items are in their respective possessions) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2.   all certificate administrator reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the certificate
          administrator by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1
          Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     4.   all assessment reports and attestation reports delivered to the certificate administrator with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans
          Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan (other than an Outside Serviced Mortgage
          Loan) prepared by or on behalf of the applicable master servicer and delivered to the certificate administrator as described under
          "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling
          and Servicing Agreement--Inspections; Collection of Operating
          Information" in this prospectus supplement and any environmental assessment prepared as described under "Servicing of the Mortgage
          Loans Under the MLMT Series 2008-C1 Pooling and Servicing
          Agreement--Realization Upon Defaulted Mortgage Loans--Foreclosure and
          Similar Proceedings" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan (other than an Outside
          Serviced Mortgage Loan) and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the Mortgage Loans Under the MLMT Series
          2008-C1 Pooling and Servicing Agreement--Inspections; Collection of
          Operating Information" in this prospectus supplement;

     7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

     8.   the servicing file relating to each mortgage loan;

     9.   any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance;

     10.  all reports filed with the SEC with respect to the trust pursuant to
          13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
          amended; and

                                      S-266

     11.  each Other Securitization Servicing Agreement, and any reports, statements, documents and other written information delivered under that agreement to the applicable master servicer for the trust on behalf of the trustee, or to the trustee, as holder of the related
          Outside Serviced Mortgage Loan.

     Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator, the master servicers or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    in the case of the class X certificates, 2%, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates, and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the REMIC residual certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

                                      S-267

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the special servicer or a master servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the plurality controlling class certificateholder, the special servicer or a master servicer of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the offered certificates and the class B, C, D, E and F certificates are reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the REMIC residual certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the REMIC residual certificates) for all the mortgage loans and REO
Properties remaining in the trust fund at the time of exchange.

                                      S-268

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of those certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the

                                      S-269

mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See
"Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, the mortgage loans in loan group 1, and with respect to the class A-1A, AM-A and AJ-A certificates, the mortgage loans in loan sub-group 2a, and with respect to the class A-1AF,
AM-AF and AJ-AF certificates, the Farallon Portfolio Trust Mortgage Loan) are in
turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, the mortgage loans in loan group 1, and with respect to the class A-1A, AM-A and
AJ-A certificates, the mortgage loans in loan sub-group 2a, and with respect to the class A-1AF, AM-AF and AJ-AF certificates, the Farallon Portfolio Trust
Mortgage Loan) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3,
A-SB, A-4, AM and AJ certificates, the mortgage loans in loan group 1, and with respect to the class A-1A, AM-A and AJ-A certificates, the mortgage loans in loan sub-group 2a, and with respect to the class A-1AF, AM-AF and AJ-AF certificates, the Farallon Portfolio Trust Mortgage Loan) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

     The yield on the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A, AM-A and AJ-A certificates will be particularly sensitive to prepayments on mortgage loans in loan sub-group 2a, and the yield on the class A-1AF, AM-AF and AJ-AF certificates will be particularly sensitive to prepayments on the Farallon Portfolio Trust Mortgage Loan.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB, A-4, AM and AJ certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A, AM-A and
AJ-A certificates, on the mortgage loans in loan sub-group 2a, and with respect to the class A-1AF, AM-AF and AJ-AF certificates, on the Farallon Portfolio
Trust Mortgage Loan) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.

                                      S-270

Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans Under the MLMT Series
2008-C1 Pooling and Servicing Agreement" in this

                                      S-271

prospectus supplement and "Description of the Governing Documents" and "Yield
and Maturity Considerations--Yield and Prepayment Considerations" in the
accompanying base prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which

                                      S-272

represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is June 12, 2008, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate with a principal balance is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives. It is highly unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-273

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................     82       82       82       82       82
June 2010..........................     63       63       63       63       63
June 2011..........................     35       35       35       35       35
June 2012..........................      3        2        2        0        0
June 2013 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   2.38     2.38     2.38     2.37     2.37

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100       92
June 2013 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)..... 4.32     4.31     4.30     4.29     4.15

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100       89       77       59        6
June 2015 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   6.19     6.15     6.11     6.04     5.71

                                      S-274

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................     85       85       85       85       85
June 2014..........................     61       61       61       61       62
June 2015..........................     38       37       36       35       32
June 2016..........................     14       12       10        9        8
June 2017 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   6.52     6.49     6.47     6.44     6.41

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100      100      100      100      100
June 2015..........................    100      100      100      100      100
June 2016..........................    100      100      100      100      100
June 2017..........................     89       87       85       82       37
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   9.21     9.20     9.19     9.17     9.01

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................     99       99       99       99       99
June 2010..........................     99       99       99       99       99
June 2011..........................     98       98       98       98       98
June 2012..........................     97       97       97       97       97
June 2013..........................     96       96       96       96       96
June 2014..........................     95       95       95       95       95
June 2015..........................     92       92       92       92       92
June 2016..........................     90       90       90       90       90
June 2017..........................     66       65       63       60       13
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   8.74     8.74     8.72     8.71     8.55

                                      S-275

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1AF
                                  CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100       94       87       75        0
June 2013 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   4.17     4.15     4.13     4.10     3.92

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100      100      100      100      100
June 2015..........................    100      100      100      100      100
June 2016..........................    100      100      100      100      100
June 2017..........................    100      100      100      100      100
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   9.52     9.51     9.50     9.48     9.32

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM-A CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100      100      100      100      100
June 2015..........................    100      100      100      100      100
June 2016..........................    100      100      100      100      100
June 2017..........................    100      100      100      100      100
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   9.57     9.56     9.56     9.55     9.40

                                      S-276

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM-AF \
                                  CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100        0
June 2013 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   4.17     4.17     4.17     4.17     3.92

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100      100      100      100      100
June 2015..........................    100      100      100      100      100
June 2016..........................    100      100      100      100      100
June 2017..........................    100      100      100      100      100
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   9.58     9.58     9.58     9.56     9.39

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ-A CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100      100
June 2013..........................    100      100      100      100      100
June 2014..........................    100      100      100      100      100
June 2015..........................    100      100      100      100      100
June 2016..........................    100      100      100      100      100
June 2017..........................    100      100      100      100      100
June 2018 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   9.58     9.58     9.58     9.58     9.42

                                      S-277

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ-AF
                                  CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------------------------  ------  -------  -------  -------  --------
Initial Percentage.................    100%     100%     100%     100%     100%
June 2009..........................    100      100      100      100      100
June 2010..........................    100      100      100      100      100
June 2011..........................    100      100      100      100      100
June 2012..........................    100      100      100      100        0
June 2013 and thereafter...........      0        0        0        0        0
Weighted Average Life (in Years)...   4.17     4.17     4.17     4.17     3.92

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP,
New York, New York, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and the Other Securitization Servicing Agreements, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

     For federal income tax purposes,

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-1AF, X, AM, AM-A, AM-AF,
          AJ, AJ-A, AJ-AF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
          certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, a REMIC; and

                                      S-278

     o    each class of the REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

     For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC. See "Federal Income Tax
Consequences--REMICs" and "--Grantor Trusts" in the accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The class AM and AM-A certificates will be issued with a de minimis amount of original issue discount, and the class AJ, AJ-A and AJ-AF certificates will be issued with more than a de minimis amount of original issue discount. The remaining classes of offered certificates will be issued without any original issue discount. Some of the offered certificates may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    no mortgage loan will be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the

                                      S-279

holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of a REMIC underlying the certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of the REMIC are treated as "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

                                      S-280

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and Section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code Section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under

                                      S-281

ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.
Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor
Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Banc of America Securities LLC, identified as Prohibited Transaction Exemptions
90-29 and 93-31, respectively, as most recently amended by Prohibited
Transaction Exemption 2007-5, and as subsequently amended from time to time.
Subject to the satisfaction of conditions set forth therein, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's, S&P, Dominion Bond Rating Service Limited, known as
          DBRS Limited, or Dominion Bond Rating Service, Inc., known as DBRS,
          Inc.;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Fitch, Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the

                                      S-282

Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's, S&P, Dominion Bond Rating Service Limited, known as
          DBRS Limited, or Dominion Bond Rating Service, Inc., known as DBRS,
          Inc. for at least one year prior to the Plan's acquisition of an offered certificate for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     Under the Exemption, the loan-to-value ratio or combined loan-to-value ratio of any mortgage loan held in the trust may not exceed 100% based on the outstanding principal balance of the loan and the fair market value of the mortgaged real property as of the closing date. It is possible that, if the fair market value of any of the mortgaged real properties has declined since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer, any party responsible for servicing an Outside Serviced Mortgage Loan or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

                                      S-283

     If the specific conditions of the Exemption specified below are also satisfied, the Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section
4975(c)(1)(E) of the Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the issuing entity or an
          Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the certificates is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity assets or (2) an affiliate of such a person, provided that: (a)
          the Plan is not an Excluded Plan; (b) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates of such class; (c) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

     o    the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (c) and (d) of the prior bullet are met;
          and

     o    the continued holding of certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for commercial mortgage backed securities, there is an increased likelihood that (i) 50% or more of one or more classes of certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interests in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any certificates.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a)
and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

                                      S-284

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or Section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental or church plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the Louisiana Assessors'
Retirement Fund, Municipal Employees' Retirement System of Louisiana, Harbor
Police Retirement System or Registrar of Voters Employees' Retirement System,
which are governmental plans, should note that these plans own equity interests in the borrowers under the mortgage loans (loan numbers 55 and 67) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 7461 Callaghan Building and 2910 Miller Road, respectively. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying base prospectus.

                                      S-285

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Banc of America Securities LLC, Citigroup Global Markets Inc. and PNC Capital
Markets LLC as underwriters, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, severally but not jointly, their respective allocations, in each case if any, of the offered certificates, as set forth below subject in each case to a variance of 5%.

                MERRILL LYNCH,
               PIERCE, FENNER &    BANC OF AMERICA   CITIGROUP GLOBAL   PNC CAPITAL
   CLASS      SMITH INCORPORATED    SECURITIES LLC     MARKETS INC.     MARKETS LLC
-----------   ------------------   ---------------   ----------------   -----------

Class A-1        $ 13,524,370        $ 4,654,630           $--              $--
Class A-2        $ 41,358,728        $14,234,272           $--              $--
Class A-3        $ 48,798,285        $16,794,715           $--              $--
Class A-SB       $ 24,078,126        $ 8,286,874           $--              $--
Class A-4        $242,798,121        $83,562,879           $--              $--
Class A-1A       $ 32,568,148        $11,208,852           $--              $--
Class A-1AF      $ 90,963,461        $31,306,539           $--              $--
Class AM         $ 52,936,911        $18,219,089           $--              $--
Class AM-A       $  4,652,699        $ 1,601,301           $--              $--
Class AM-AF      $ 12,994,674        $ 4,472,326           $--              $--
Class AJ         $ 31,101,067        $10,703,933           $--              $--
Class AJ-A       $  2,734,037        $   940,963           $--              $--
Class AJ-AF      $  7,635,217        $ 2,627,783           $--              $--

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America
Securities LLC are acting as co-lead managers and co-bookrunning managers for this offering. Citigroup Global Markets Inc. and PNC Capital Markets LLC will act as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Banc of America Securities LLC are acting as joint-bookrunning managers in the following manner: Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to 74.4% of each class of offered certificates, and Banc of America Securities LLC is acting as sole bookrunning manager with respect to 25.6% of each class of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $813,857,755 plus accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                      S-286

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated is (i) our affiliate and
(ii) an affiliate of Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller. Banc of America Securities LLC is an affiliate of Bank of
America, National Association, which is (i) a sponsor, (ii) a mortgage loan seller, (iii) a master servicer and (iv) an affiliate of LaSalle Bank National
Association, the certificate administrator and custodian. PNC Capital Markets
LLC is an affiliate of (i) PNC Bank, National Association, a sponsor and mortgage loan seller and (ii) Midland Loan Services, Inc., one of the master servicers and the special servicer.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of the certificates to the public in that Relevant Member
State other than:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

     (c)  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

     (d)  in any other circumstances falling within Article 3(2) of the
          Prospectus Directive,

                                      S-287

provided that no such offer of the certificates shall require the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus
Directive or supplement a prospectus pursuant to Article 16 of the Prospectus
Directive.

     For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table under "Summary of Prospectus
Supplement--Overview of the MLMT Series 2008-C1 Certificates" in this prospectus supplement.

     In general, ratings address credit risk and not prepayment risk. The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges or Penalty Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. There can be no assurance as to whether any rating agency not requested to rate the offered

                                      S-288

certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch, Moody's or
S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                      S-289

                                    GLOSSARY

                    TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "2001 BROADWAY B-NOTE NON-TRUST LOAN" means that mortgage loan that--

     o    is not part of the trust fund,

     o    has been designated under the 2001 Broadway Intercreditor Agreement as
          "Note B," with an original principal balance of $900,000, and

     o    is secured by the same mortgage encumbering the 2001 Broadway
          Mortgaged Property as is the 2001 Broadway Trust Mortgage Loan.

     "2001 BROADWAY CONTROL APPRAISAL EVENT" means the status that will exist with respect to the 2001 Broadway Loan Combination, if and for so long as:

     (a)  (1) the initial principal balance of the 2001 Broadway B-Note
          Non-Trust Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise)
          allocated to and received on the 2001 Broadway B-Note Non-Trust Loan,
          (y) any appraisal reduction amounts allocated to the 2001 Broadway
          B-Note Non-Trust Loan and (z) any losses realized with respect to the
          2001 Broadway Loan Combination under the applicable servicing agreement then in effect, is less than

     (b)  50% of the excess of (1) the initial principal balance of the 2001
          Broadway B-Note Non-Trust Loan over (2) any payments of principal
          (whether as principal prepayments or otherwise) allocated to and received on the 2001 Broadway B-Note Non-Trust Loan.

     "2001 BROADWAY INTERCREDITOR AGREEMENT" means the intercreditor agreement by and between the holders of the 2001 Broadway Trust Mortgage Loan and the 2001
Broadway B-Note Non-Trust Loan.

     "2001 BROADWAY LOAN COMBINATION" means, collectively, the 2001 Broadway
Trust Mortgage Loan and the 2001 Broadway B-Note Non-Trust Loan.

     "2001 BROADWAY TRUST MORTGAGE LOAN" means that mortgage loan that--

     o    is part of the trust fund,

     o    has an unpaid principal balance of $6,700,000 as of the cut-off date, and is secured by a mortgage encumbering the 2001 Broadway Mortgaged
          Property.

     "2001 BROADWAY MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2001 Broadway.

                                      S-290

     "2550 NORTH HOLLYWOOD WAY B-NOTE NON-TRUST LOAN" means that mortgage loan that--

     o    is not part of the trust fund,

     o    has been designated under the 2550 North Hollywood Way Intercreditor
          Agreement as "Note B," with an original principal balance of
          $2,000,000, and

     o    is secured by the same mortgage encumbering the 2550 North Hollywood
          Way Mortgaged Property as is the 2550 North Hollywood Way Trust
          Mortgage Loan.

     "2550 NORTH HOLLYWOOD WAY BORROWER" means the borrower under the 2550 North
Hollywood Way Loan Combination.

     "2550 NORTH HOLLYWOOD WAY CONTROL APPRAISAL PERIOD" has the meaning given to that term under "Description of the Mortgage Pool--The Loan Combinations--The
2550 North Hollywood Way Loan Combination" in this prospectus supplement.

     "2550 NORTH HOLLYWOOD WAY INTERCREDITOR AGREEMENT" means the co-lender agreement by and between the holders of the 2550 North Hollywood Way Trust
Mortgage Loan and the 2550 North Hollywood Way B-Note Non-Trust Loan.

     "2550 NORTH HOLLYWOOD WAY LOAN COMBINATION" means, collectively, the 2550
North Hollywood Way Trust Mortgage Loan and the 2550 North Hollywood Way B-Note
Non-Trust Loan.

     "2550 NORTH HOLLYWOOD WAY OPERATING ADVISOR" has the meaning given to that term under "Description of the Mortgage Pool--The Loan Combinations--The 2550
North Hollywood Way Loan Combination" in this prospectus supplement.

     "2550 NORTH HOLLYWOOD WAY TRUST MORTGAGE LOAN" means that mortgage loan that--

     o    is part of the trust fund,

     o    has an unpaid principal balance of $19,060,000 as of the cut-off date, and is secured by a mortgage encumbering the 2550 North Hollywood Way
          Mortgaged Property.

     "2550 NORTH HOLLYWOOD WAY MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2550 North
Hollywood Way.

     "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

                                      S-291

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

     Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "A-NOTE TRUST MORTGAGE LOAN" means any of the 2001 Broadway Trust Mortgage
Loan, the 2550 North Hollywood Way Trust Mortgage Loan and the Walgreens -
Middle Village Trust Mortgage Loan.

     "APPLE HOTEL PORTFOLIO CONTROLLING PARTY" means the holder of the Apple
Hotel Portfolio Note A-1 Pari Passu Non-Trust Loan or its designee, which designee is expected to be the controlling class representative of the MSCI
Series 2008-TOP29 Securitization as such term is defined in the MSCI Series
2008-TOP29 Pooling and Servicing Agreement.

     "APPLE HOTEL PORTFOLIO INTERCREDITOR AGREEMENT" means the amended and restated intercreditor agreement by and between the initial holders of the Apple
Hotel Portfolio Trust Mortgage Loan and the Apple Hotel Portfolio Pari Passu
Non-Trust Loans. Following the inclusion of the Apple Hotel Portfolio Trust
Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Apple Hotel Portfolio Trust Mortgage Loan and a party to the
Apple Hotel Portfolio Intercreditor Agreement.

     "APPLE HOTEL PORTFOLIO LOAN COMBINATION" means, collectively, the Apple
Hotel Portfolio Trust Mortgage Loan and the Apple Hotel Portfolio Pari Passu
Non-Trust Loans.

     "APPLE HOTEL PORTFOLIO MORTGAGED PROPERTY" means any of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Apple Hotel
Portfolio.

     "APPLE HOTEL PORTFOLIO NOTE A-1 PARI PASSU NON-TRUST LOAN" means that loan that:

     o    has been designated under the Apple Hotel Portfolio Intercreditor
          Agreement as "Loan A-1;"

     o    is not part of the trust fund; and

     o    is secured by the same mortgage encumbering the Apple Hotel Portfolio
          Mortgaged Property as is the Apple Hotel Portfolio Trust Mortgage
          Loan.

     "APPLE HOTEL PORTFOLIO PARI PASSU NON-TRUST LOANS" means, collectively, the mortgage loans that are not part of the trust fund and are secured by the same mortgage encumbering the Apple Hotel Portfolio Mortgaged Property as the Apple
Hotel Portfolio Trust Mortgage Loan.

                                      S-292

     "APPLE HOTEL PORTFOLIO REO PROPERTY" means the Apple Hotel Portfolio
Mortgaged Property if it has been acquired by the MSCI Series 2008-TOP29 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the Apple Hotel Portfolio Loan Combination.

     "APPLE HOTEL PORTFOLIO TRUST MORTGAGE LOAN" means that mortgage loan that:

     o    is part of the trust fund;

     o    has been designated under the Apple Hotel Portfolio Intercreditor
          Agreement as "Loan A-3," with an unpaid principal balance of
          $63,106,250, as of the cut-off date; and

     o    is secured by a mortgage encumbering the Apple Hotel Portfolio
          Mortgaged Property.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than an
Outside Serviced Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest accrued on the principal balance of the subject mortgage loan through the most recent due date prior to the date of
               determination at the related Net Mortgage Rate;

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the trustee with respect to the subject mortgage loan, together with (i)
               interest on those Advances and (ii) any related Unliquidated
               Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject

                                      S-293

          mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of any Loan Combination serviced under the pooling and servicing agreement, any Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated, first to the related B-Note Non-Trust Loan, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

     In the case of the Farallon Portfolio Trust Mortgage Loan, any Appraisal
Reduction Amount will be calculated with respect to the Farallon Portfolio Loan
Combination under the ML-CFC Series 2007-8 Pooling and Servicing Agreement in a
manner similar but not identical to that described above as if it were a single loan., and then will be allocated first to the Farallon Portfolio B-Note Trust
Mortgage Loans and the Farallon Portfolio B-Note Non-Trust Loans, pro rata (if applicable), in each case up to the outstanding principal balance thereof, and then to the Farallon Portfolio A-Note Trust Mortgage Loans and the Farallon
Portfolio A-Note Non-Trust Loans, pro rata.

     In the case of the Arundel Mills Trust Mortgage Loan, any Appraisal
Reduction Amount will be calculated with respect to the Arundel Mills Loan
Combination under the BACM Series 2007-4 Pooling and Servicing Agreement in a
manner similar but not identical to that described above as if it were a single loan, and then will be allocated between the Arundel Mills Trust Mortgage Loan and the Arundel Mills Pari Passu Non-Trust Loans on a pari passu basis.

     In the case of the Apple Hotel Portfolio Trust Mortgage Loan, any Appraisal
Reduction Amount will be calculated with respect to the Apple Hotel Portfolio
Loan Combination under the MSCI Series 2008-TOP29 Pooling and Servicing
Agreement in a manner similar but not identical to that described above as if it were a single loan, and then will be allocated between the Apple Hotel Portfolio
Trust Mortgage Loan and the Apple Hotel Portfolio Pari Passu Non-Trust Loans on
a pari passu basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan (other than an Outside Serviced Mortgage Loan) in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    the passage of 60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    the passage of 60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

                                      S-294

     o    any balloon payment on such mortgage loan has not been paid by its scheduled maturity date, unless (i) the borrower continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the subject mortgage loan prior to its maturity date, (ii) the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within
          120 days after the due date of such balloon payment, and (iii) such
          120-day period has not expired and an earlier determination has not been made that the refinancing could not reasonably be expected to occur.

     For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

     The equivalents of Appraisal Trigger Events with respect to the Outside
Serviced Mortgage Loans are set forth in the related Other Securitization
Servicing Agreement.

     "ARUNDEL MILLS CONTROLLING PARTY" means the holders of the notes comprising the Arundel Mills Loan Combination provided that in the event that the holders of greater than 50% of the aggregate outstanding percentage interest of the notes comprising the Arundel Mills Loan Combination cannot agree within 30 days to take an action required under the BACM Series 2007-4 Pooling and Servicing
Agreement, such action will be taken at the direction of the holder of the
Arundel Mills Note A-1 Pari Passu Non-Trust Loan or its designee, which designee is currently the "Directing Certificateholder" of the BACM Series 2007-4
Securitization as such term is defined in the BACM Series 2007-4 Pooling and
Servicing Agreement.

     "ARUNDEL MILLS INTERCREDITOR AGREEMENT" means the intercreditor and servicing agreement by and between the initial holders of the Arundel Mills
Trust Mortgage Loan and the Arundel Mills Pari Passu Non-Trust Loans. Following
the inclusion of the Arundel Mills Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Arundel Mills Trust
Mortgage Loan and a party to the Arundel Mills Intercreditor Agreement.

     "ARUNDEL MILLS LOAN COMBINATION" means, collectively, the Arundel Mills
Trust Mortgage Loan and the Arundel Mills Pari Passu Non-Trust Loans.

     "ARUNDEL MILLS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arundel Mills.

     "ARUNDEL MILLS NOTE A-1 PARI PASSU NON-TRUST LOAN" means that loan that:

     o    has been designated under the Arundel Mills Intercreditor Agreement as
          "Loan A-1;"

     o    is not part of the trust fund; and

     o    is secured by the same mortgage encumbering the Arundel Mills
          Mortgaged Property as is the Arundel Mills Trust Mortgage Loan.

     "ARUNDEL MILLS PARI PASSU NON-TRUST LOANS" means, collectively, the mortgage loans that are not part of the trust fund and are secured by the same mortgage encumbering the Arundel Mills Mortgaged Property as the Arundel Mills
Trust Mortgage Loan.

     "ARUNDEL MILLS REO PROPERTY" means the Arundel Mills Mortgaged Property if it has been acquired by the BACM Series 2007-4 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the Arundel
Mills Loan Combination.

                                      S-295

     "ARUNDEL MILLS TRUST MORTGAGE LOAN" means that mortgage loan that:

     o    is part of the trust fund;

     o    has been designated under the Arundel Mills Intercreditor Agreement as
          "Loan A-3," with an unpaid principal balance of $64,166,667 as of the cut-off date; and

     o    is secured by a mortgage encumbering the Arundel Mills Mortgaged
          Property.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)   the aggregate of all amounts on deposit in the master servicers'
                collection accounts and the certificate administrator's
                distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such
                determination date and required to be deposited in the
                collection account (including the amounts remitted by the
                related master servicer with respect to each Outside Serviced
                Mortgage Loan);

          (ii)  the aggregate amount of all P&I advances made by any master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master
                servicer's collection account during the month of that
                distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in connection with Prepayment Interest Shortfalls and any shortfalls in
                interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the certificate administrator's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii) all amounts in the master servicers' collection accounts or the certificate administrator's distribution account that are payable or reimbursable to any person other than the certificateholders from:

               (A)  the master servicers' collection accounts, including, but not limited to, servicing compensation, as described under
                    "Servicing of the Mortgage Loans Under the MLMT Series
                    2008-C1 Pooling and Servicing Agreement--Collection
                    Accounts--Withdrawals" in this prospectus supplement; and

                                      S-296

               (B)  the certificate administrator's distribution account, including, but not limited to, trust administration fees, as described under "Description of the Offered
                    Certificates--Distribution Account--Withdrawals" in this
                    prospectus supplement;

          (iii) any prepayment premiums and/or yield maintenance charges;

          (iv)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the
                certificate administrator's interest reserve account and held for future distribution; and

          (v)   any amounts deposited in the master servicers' collection
                accounts or the certificate administrator's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

     "BACM SERIES 2007-4 MASTER SERVICER" means Bank of America, National
Association, as master servicer of the BACM Series 2007-4 Securitization for the
Arundel Mills Loan Combination, who is responsible for the servicing and administration of the Arundel Mills Loan Combination under the BACM Series
2007-4 Pooling and Servicing Agreement, or any successor master servicer thereto.

     "BACM SERIES 2007-4 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of November 1, 2007, among the BACM
Series 2007-4 Master Servicer, the BACM Series 2007-4 Special Servicer and the
BACM Series 2007-4 Trustee and certain other parties, relating to the BACM
Series 2007-4 Securitization.

     "BACM SERIES 2007-4 SECURITIZATION" means the Banc of America Commercial
Mortgage Inc., Series 2007-4 commercial mortgage securitization, which holds an
Arundel Mills Pari Passu Non-Trust Loan.

     "BACM SERIES 2007-4 SPECIAL SERVICER" means Midland Loan Services, Inc., as special servicer of the BACM Series 2007-4 Securitization with respect to the
Arundel Mills Loan Combination, who is responsible for the servicing and administration of the Arundel Mills Loan Combination to the extent it becomes a specially serviced mortgage loan under the BACM Series 2007-4 Pooling and
Servicing Agreement, or any successor special servicer thereto.

     "BACM SERIES 2007-4 TRUSTEE" means Wells Fargo Bank, National Association, as trustee of the BACM Series 2007-4 Securitization, or any successor trustee thereto.

     "B-NOTE NON-TRUST LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust
Loan.

     "B-NOTE NON-TRUST LOAN" means any of the 2001 Broadway B-Note Non-Trust
Loan, the 2550 North Hollywood Way B-Note Non-Trust Mortgage Loan and the
Walgreens - Middle Village B-Note Non-Trust Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB

                                      S-297

certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about June 12, 2008.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "DEXIA" means Dexia Real Estate Capital Markets.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXCLUDED PLAN" means any Plan with respect to which any member of the
Restricted Group is a "plan sponsor" within the meaning of Section 3(16)(B) of
ERISA.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 93-31, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58,
2002-41 and 2007-5 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Banc of America Securities LLC;

     o    any person directly or indirectly, through one or more intermediaries, controlling,  controlled  by or under  common  control with any entity referred to in the prior two bullets; and

     o    any member of the  underwriting  syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

                                      S-298

     "FARALLON PORTFOLIO A-NOTE NON-TRUST LOANS" means, individually or collectively, as the context may require, the promissory notes that--

     o    will not be assets of the issuing entity,

     o    consist of the notes specified under the columns "Fixed Rate Ten Year
          Note A," "Fixed Rate Seven Year Note A," "Fixed Rate Five Year Note
          A," and "Floating Rate A Note" in Table A under the heading
          "Description of the Mortgage Pool--The Loan Combinations--The Farallon
          Portfolio Loan Combination" in this prospectus supplement, which are not highlighted therein with an asterisk as being part of the Farallon
          Portfolio Trust Mortgage Loan, which notes have an unpaid principal balance of $926,705,000 as of the cut-off date, and

     o    are secured by the same mortgage encumbering the Farallon Portfolio
          Mortgaged Property as are the Farallon Portfolio B-Note Trust Mortgage
          Loans, the Farallon Portfolio B-Note Non-Trust Loans and the Farallon
          Portfolio A-Note Trust Mortgage Loans.

     "FARALLON PORTFOLIO A-NOTE TRUST MORTGAGE LOANS" means each mortgage loan that--

     o    will be an asset of the issuing entity,

     o    consist of the notes specified under the columns "Fixed Rate Five Year
          Note A" in Table A under the heading "Description of the Mortgage
          Pool--The Loan Combinations--The Farallon Portfolio Loan Combination"
          in this prospectus supplement, which are highlighted therein with an asterisk as being part of the Farallon Portfolio Trust Mortgage Loan, which notes have an unpaid principal balance of $69,735,000 as of the cut-off date, and

     o    are secured by the same mortgage encumbering the Farallon Portfolio
          Mortgaged Property as are the Farallon Portfolio A-Note Non-Trust
          Loans, the Farallon Portfolio B-Note Trust Mortgage Loans and the
          Farallon Portfolio B-Note Non-Trust Loans.

     "FARALLON PORTFOLIO B-NOTE NON-TRUST LOANS" means the loans that--

     o    will not be an asset of the issuing entity,

     o    consist of the notes specified under the columns "Fixed Rate Ten Year
          Note B," "Fixed Rate Five Year Note B" and "Fixed Rate Seven Year Note
          B" in Table A under the heading "Description of the Mortgage Pool--The
          Loan Combinations--The Farallon Portfolio Loan Combination" in this prospectus supplement, which are not highlighted therein with an asterisk as being part of the Farallon Portfolio Trust Mortgage Loan, which notes have an unpaid principal balance of $495,235,000 as of the cut-off date, and

     o    are secured by the same mortgage encumbering the Farallon Portfolio
          Mortgaged Property as are the Farallon Portfolio A-Note Trust Mortgage
          Loans, the Farallon Portfolio A-Note Non-Trust Loan and the Farallon
          Portfolio B-Note Trust Mortgage Loans.

     "FARALLON PORTFOLIO B-NOTE TRUST MORTGAGE LOANS" means the loans that--

     o    will be an asset of the issuing entity,

     o    consist of the notes specified under the columns "Fixed Rate Five Year
          Note B" in Table A under the heading "Description of the Mortgage
          Pool--The Loan Combinations--The Farallon Portfolio Loan Combination"
          in this prospectus supplement, which are highlighted therein with

                                      S-299

          an asterisk as being part of the Farallon Portfolio Trust Mortgage
          Loan, which notes have an unpaid principal balance of $80,265,000 as of the cut-off date, and

     o    are secured by the same mortgage encumbering the Farallon Portfolio
          Mortgaged Property as are the Farallon Portfolio A-Note Non-Trust
          Loans, the Farallon Portfolio A-Note Trust Mortgage Loans and the
          Farallon Portfolio B-Note Non-Trust Loans.

     "FARALLON PORTFOLIO BORROWER" means the borrower under the Farallon
Portfolio Loan Combination.

     "FARALLON PORTFOLIO CONTROL RIGHTS" means the rights, and limitations on liability, of the Farallon Portfolio Controlling Party set forth under the heading "Description of the Mortgage Pool--The Loan Combinations--The Farallon
Portfolio Loan Combination--Control Rights" in this prospectus supplement.

     "FARALLON PORTFOLIO CONTROLLING PARTY" means the Farallon Portfolio
Directing Controlling Party.

     "FARALLON PORTFOLIO DIRECTING CONTROLLING PARTY" means the controlling class of the ML-CFC Commercial Mortgage Trust 2007-9, Commercial Mortgage
Pass-Through Certificates, Series 2007-9.

     "FARALLON PORTFOLIO INTERCREDITOR AGREEMENT" means the intercreditor and servicing agreement by and between the holders of the Farallon Portfolio Trust
Mortgage Loan and the Farallon Portfolio Non-Trust Mortgage Loan. Following the
inclusion of the Farallon Portfolio Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Farallon Portfolio Intercreditor Agreement.

     "FARALLON PORTFOLIO JUNIOR LOANS" has the meaning assigned to that term under "Description of the Mortgage Pool--The Loan Combinations--The Farallon
Portfolio Loan Combination--General" in this prospectus supplement.

     "FARALLON PORTFOLIO LOAN COMBINATION" means, collectively, the Farallon
Portfolio Trust Mortgage Loan and the Farallon Portfolio Non-Trust Mortgage
Loan.

     "FARALLON PORTFOLIO MORTGAGED PROPERTY" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Farallon Portfolio.

     "FARALLON PORTFOLIO NON-TRUST MORTGAGE LOAN" means, collectively, the
Farallon Portfolio A-Note Non-Trust Loans and the Farallon Portfolio B-Note
Non-Trust Loans, and each such loan, individually, a "Farallon Portfolio
Non-Trust Mortgage Loan."

     "FARALLON PORTFOLIO TRUST MORTGAGE LOAN" means, collectively, the Farallon
Portfolio A-Note Trust Mortgage Loans and the Farallon Portfolio B-Note Trust
Loans.

     "FARALLON PORTFOLIO REO PROPERTY" means the Farallon Portfolio Mortgaged
Property if it has been acquired by the ML-CFC series 2007-8 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the
Farallon Portfolio Loan Combination.

     "FARALLON PORTFOLIO SENIOR LOANS" has the meaning assigned to that term under "Description of the Mortgage Pool--The Loan Combinations--The Farallon
Portfolio Loan Combination--General" in this prospectus supplement.

     "FITCH" means Fitch, Inc.

     "IRS" means the Internal Revenue Service.

                                      S-300

     "LASALLE" means LaSalle Bank National Association or its successors in interest.

     "LOAN COMBINATION" means any of the Farallon Portfolio Loan Combination, the Arundel Mills Loan Combination, the Apple Hotel Portfolio Loan Combination,
the 2550 North Hollywood Way Loan Combination, the Walgreens - Middle Village
Loan Combination or the 2001 Broadway Loan Combination.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned to that term under "Servicing of the Mortgage Loans Under the MLMT Series 2008-C1 Pooling and
Servicing Agreement--The Controlling Class Representative and the Loan
Combination Controlling Parties" in this prospectus supplement.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means, with respect to each Loan
Combination, the related co-lender or intercreditor agreement.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "ML-CFC SERIES 2007-8 MASTER SERVICER" means KeyCorp Real Estate Capital
Markets, Inc., as master servicer of the ML-CFC Series 2007-8 Securitization for the Farallon Portfolio Loan Combination, who is responsible for the servicing and administration of the Farallon Portfolio Loan Combination under the ML-CFC
Series 2007-8 Pooling and Servicing Agreement, or any successor master servicer thereto.

     "ML-CFC SERIES 2007-8 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of August 1, 2007, among the ML-CFC
Series 2007-8 Master Servicer, the ML-CFC Series 2007-8 Special Servicer, the
ML-CFC Series 2007-8 Trustee and certain other parties, relating to the ML-CFC
Series 2007-8 Securitization.

     "ML-CFC SERIES 2007-8 SECURITIZATION" means the ML-CFC Commercial Mortgage
Trust 2007-8 commercial mortgage securitization, which holds a Farallon
Portfolio Non-Trust Mortgage Loan.

     "ML-CFC SERIES 2007-8 SPECIAL SERVICER" means LNR Partners, Inc. (as successor to Midland Loan Services, Inc.), as special servicer of the ML-CFC
Series 2007-8 Securitization with respect to the Farallon Portfolio Loan
Combination, who is responsible for the servicing and administration of the
Farallon Portfolio Loan Combination to the extent it becomes a specially serviced mortgage loan under the ML-CFC Series 2007-8 Pooling and Servicing
Agreement, or any successor special servicer thereto.

     "ML-CFC SERIES 2007-8 TRUSTEE" means LaSalle Bank National Association, as trustee of the ML-CFC Series 2007-8 Securitization or any successor trustee thereto.

     "MLML" means Merrill Lynch Mortgage Lending, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $948,772,134;
          and the mortgage loans are allocated to loan group 1, loan group 2, loan sub-group 2a and loan sub-group 2b as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

                                      S-301

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of the representations and warranties made by the respective mortgage loan sellers regarding the mortgage loans and no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e., a prepayment premium or yield maintenance) or defeasance provide solely for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as applicable;

     o    any right of the related lender to apply to the partial prepayment of the related mortgage loan the balance of (a) a tenant improvement and leasing commission reserve (if one is funded in the future) with respect to two (2) mortgage loans (loan number 38 and 71) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as FBI - Anchorage, AK and DEA - Anchorage, AK and (b) the earnout reserves with respect to four (4) mortgage loans
          (loan numbers 9, 16, 22 and 59) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
          Savoy Plaza, Heritage Financial Center, Ohio MHC Portfolio and
          Riverwood MHC, respectively, will not be exercised;

     o    no earnouts, holdbacks or reserves are used to pay down the mortgage loans;

     o    no prepayment premiums or yield maintenance charges are collected;

                                      S-302

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in July 2008; and

     o    the offered certificates are settled on June 12, 2008.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MSCI SERIES 2008-TOP29 MASTER SERVICER" means Wells Fargo Bank, National
Association, as master servicer of the MSCI Series 2008-TOP29 Securitization for the Apple Hotel Portfolio Loan Combination, who is responsible for the servicing and administration of the Apple Hotel Portfolio Loan Combination under the MSCI
Series 2008-TOP29 Pooling and Servicing Agreement, or any successor master servicer thereto.

     "MSCI SERIES 2008-TOP29 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of February 1, 2008, among the MSCI
Series 2008-TOP29 Master Servicer, the MSCI Series 2008-TOP29 Special Servicer
and the MSCI Series 2008-TOP29 Trustee and certain other parties, relating to the MSCI Series 2008-TOP29 Securitization.

     "MSCI SERIES 2008-TOP29 SECURITIZATION" means the Morgan Stanley Capital I
Trust 2008-TOP29 commercial mortgage securitization, which holds an Apple Hotel
Portfolio Pari Passu Non-Trust Loan.

     "MSCI SERIES 2008-TOP29 SPECIAL SERVICER" means Centerline Servicing Inc., as special servicer of the MSCI Series 2008-TOP29 Securitization with respect to the Apple Hotel Portfolio Loan Combination, who is responsible for the servicing and administration of the Apple Hotel Portfolio Loan Combination to the extent it becomes a specially serviced mortgage loan under the MSCI Series 2008-TOP29
Pooling and Servicing Agreement, or any successor special servicer thereto.

     "MSCI SERIES 2008-TOP29 TRUSTEE" means LaSalle Bank National Association, as trustee of the MSCI Series 2008-TOP29 Securitization, or any successor trustee thereto.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of (a) the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue), (b) the per annum rate at which the monthly trust administration fee is calculated and (c) in the case of each Outside Serviced
Mortgage Loan, the per annum rate at which the related servicing fee under the related Other Securitization Servicing Agreement is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage
Rate, and the respective pass-through rates for certain classes of the non-fixed rate interest-bearing certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates;
          and

                                      S-303

     o    if any mortgage loan does not accrue interest on a 30/360 Basis, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360
          Basis in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate net of the aggregate per annum rate at which the related master servicing fee and the trust administration fee are calculated under the pooling and servicing agreement and, in the case of an Outside Serviced Mortgage
          Loan, the per annum rate at which the related servicing fee under the related Other Securitization Servicing Agreement is calculated), except that, with respect to any such mortgage loan, the Net Mortgage
          Rate for the one-month period (a) prior to the respective due dates in
          January and February in any year which is not a leap year or in
          February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the certificate administrator's interest reserve account in respect of that one-month period and (b)
          prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.87813% per annum to 6.92780% per annum. See "Servicing of the
Mortgage Loans Under the MLMT Series 2008-C1 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

     "NON-TRUST LOAN" means the Farallon Portfolio Non-Trust Mortgage Loan, the
Arundel Hills Pari Passu Non-Trust Loan, the Apple Hotel Portfolio Pari Passu
Non-Trust Loan or a B-Note Non-Trust Loan.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

     "OTHER SECURITIZATION SERVICING AGREEMENT" means (i) with respect to the
Arundel Mills Loan Combination, the BACM Series 2007-4 Pooling and Servicing
Agreement, (ii) with respect to the Farallon Portfolio Loan Combination, the
ML-CFC Series 2007-8 Pooling and Servicing Agreement and (iii) with respect to the Apple Hotel Portfolio Loan Combination, the MSCI Series 2008-TOP29 Pooling
and Servicing Agreement.

     "OTHER SECURITIZATION SERVICING PARTY" means (i) with respect to the
Arundel Mills Loan Combination, any of the BACM Series 2007-Trustee, the BACM
Series 2007-4 Master Servicer and the BACM Series 2007-4 Special Servicer, (ii)
with respect to the Farallon Portfolio Loan Combination, any of the ML-CFC
Series 2007-8 Trustee, the ML-CFC Series 2007-8 Master Servicer and the ML-CFC
Series 2007-8 Special Servicer or (iii) with respect to the Apple Hotel
Portfolio Loan Combination, any of the MSCI Series 2008-TOP29 Trustee, the MSCI
Series 2008-TOP29 Master Servicer and the MSCI Series 2008-TOP29 Special
Servicer, as the case may be.

     "OUTSIDE SERVICED LOAN COMBINATION" means any of the Farallon Portfolio
Loan Combination, the Arundel Mills Loan Combination and the Apple Hotel
Portfolio Loan Combination.

                                      S-304

     "OUTSIDE SERVICED MORTGAGE LOAN" means any of the Farallon Portfolio Trust
Mortgage Loan, the Arundel Mills Trust Mortgage Loan and the Apple Hotel
Portfolio Trust Mortgage Loan.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

                                      S-305

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest, if applicable).

                                      S-306

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced (including with respect to the Outside Serviced Mortgage
          Loans) by any master servicer or the trustee, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any
Nonrecoverable Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that

                                      S-307

were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group and/or loan sub-group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group and/or loan sub-group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal Distribution Amount allocable to loan group 1, loan sub-group 2a and loan sub-group 2b to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO
Property), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an A-Note Trust
Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a
Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances)
that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

                                      S-308

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicers;

     5.   the special servicer;

     6.   any party responsible for servicing an Outside Serviced Mortgage Loan;

     7.   any sub-servicers;

     8.   the mortgage loan sellers;

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     10.  any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA appraisal reduction template, the CMSA special servicer loan file, the CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate), and (iii) the best interests (as determined by the applicable master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder(s) of the related Non-Trust Loan(s), taking into account, in the case of an A/B
          Loan Combination, to the extent consistent with the related Loan
          Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

                                      S-309

     o    without regard to--

          1.   any relationship that each master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate or interest in any mezzanine loan or Non-Trust Loan by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the obligation of each master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of each master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of each master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, beyond the date the balloon payment was due (including any applicable grace period), unless the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is
               determined that the refinancing could not reasonably be expected to occur;

     2.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the

                                      S-310

          Servicing Standard) that a non-payment default (other than an
          Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer or special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

                                      S-311

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA total loan report, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation loss template, the CMSA servicer realized loss template, CMSA REO status report,
CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "WALGREENS - MIDDLE VILLAGE B-NOTE NON-TRUST LOAN" means that mortgage loan that--

     o    is not part of the trust fund,

     o    has been designated under the Walgreens - Middle Village Intercreditor
          Agreement as "Note B," with an original principal balance of $700,000,
          and

                                      S-312

     o    is secured by the same mortgage encumbering the Walgreens - Middle
          Village Mortgaged Property as is the Walgreens - Middle Village Trust
          Mortgage Loan.

     "WALGREENS - MIDDLE VILLAGE CONTROL APPRAISAL EVENT" means the status that will exist with respect to the Walgreens - Middle Village Loan Combination, if
and for so long as:

     (a)  (1) the initial principal balance of the Walgreens - Middle Village
          B-Note Non-Trust Loan minus (2) the sum (without duplication) of (x)
          any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Walgreens - Middle Village
          B-Note Non-Trust Loan, (y) any appraisal reduction amounts allocated to the Walgreens - Middle Village B-Note Non-Trust Loan and (z) any
          losses realized with respect to the Walgreens - Middle Village Loan
          Combination under the applicable servicing agreement then in effect, is less than

     (b)  50% of the excess of (1) the initial principal balance of the
          Walgreens - Middle Village B-Note Non-Trust Loan over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Walgreens - Middle Village B-Note Non-Trust
          Loan.

     "WALGREENS - MIDDLE VILLAGE INTERCREDITOR AGREEMENT" means the intercreditor agreement by and between the holders of the Walgreens - Middle
Village Trust Mortgage Loan and the Walgreens - Middle Village B-Note Non-Trust
Loan.

     "WALGREENS - MIDDLE VILLAGE LOAN COMBINATION" means, collectively, the
Walgreens - Middle Village Trust Mortgage Loan and the Walgreens - Middle
Village B-Note Non-Trust Loan.

     "WALGREENS - MIDDLE VILLAGE TRUST MORTGAGE LOAN" means that mortgage loan that--

     o    is part of the trust fund,

     o    has an unpaid principal balance of $7,650,000 as of the cut-off date, and is secured by a mortgage encumbering the Walgreens - Middle
          Village Mortgaged Property.

     "WALGREENS - MIDDLE VILLAGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens -
Middle Village.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

                                      S-313

TERMS USED IN ANNEXES A-1 AND A-2

     The following defined terms and descriptions of certain underwriting matters are used in Annexes A-1 and A-2:

     (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR
(x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan and, in the case of each of the
Farallon Portfolio Trust Mortgage Loan, the Arundel Hills Trust Mortgage Loan
and the Apple Hotel Portfolio Trust Mortgage Loan, the related Non-Trust Loans commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 33 mortgage loans, representing approximately 32.3% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan and, in the case of each of the Farallon Portfolio Trust Mortgage Loan, the Arundel Hills Trust
Mortgage Loan and the Apple Hotel Portfolio Trust Mortgage Loan, if applicable, the related Non-Trust Loans commencing after the amortization period begins; and
provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 17 mortgage loans, representing approximately 40.2% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date, the debt service used is the product of (a) the principal balance of the subject mortgage loan and, in the case of each of the Farallon Portfolio Trust Mortgage Loan, the
Arundel Hills Trust Mortgage Loan and the Apple Hotel Portfolio Trust Mortgage
Loan, the related Non-Trust Loans as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a cash reserve, holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

     (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and

                                      S-314

credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other
Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon. In some cases, rental income was calculated based on future contractual rent steps or adjusted to market rental rates.

     In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

     The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

     The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer or the trustee have control. In some cases, the
UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See "Risk Factors--Assumptions Made in
Determining Underwritten Net Cash Flow May Not Accurately Represent Present
Financial Condition and are Not Predictive of Future Financial Performance" in
this prospectus supplement.

     (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan and, in the case of each of the Farallon

                                      S-315

Portfolio Trust Mortgage Loan, the Arundel Hills Trust Mortgage Loan and the
Apple Hotel Portfolio Trust Mortgage Loan, the related Non-Trust Loans to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan-to-value ratios of the mortgage loans referred to in the preceding sentence.

     (iv) References to "Maturity LTV %" or "Maturity Date LTV Ratio" are
references to the ratio, expressed as a percentage, of the expected balance of a balloon loan and, in the case of each of the Farallon Portfolio Trust Mortgage
Loan, the Arundel Hills Trust Mortgage Loan and the Apple Hotel Portfolio Trust
Mortgage Loan, the related Non-Trust Loans at scheduled maturity (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

     (v) References to "Original Balance per Unit ($)" and "Cut-off Date Balance
per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan and, in the case of each of the Farallon Portfolio
Trust Mortgage Loan, the Arundel Hills Trust Mortgage Loan and the Apple Hotel
Portfolio Trust Mortgage Loan, the related Non-Trust Loans, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

     (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

     (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate)
for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex
A-1 to this prospectus supplement.

     (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan.

     (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

     (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any,

                                      S-316

between consecutive due dates occurring prior to the maturity date of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date of such mortgage loan as set forth in the related loan documents. References to "X%()"in the context of original prepayment provisions represent, with respect to each applicable mortgage loan, the percentage of the amount prepaid that the related borrower is required to pay as a prepayment premium and the period for which that prepayment premium is payable.

     (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge to such holder defeasance collateral to the holder of the mortgage.

     (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

     (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

     (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions.

     (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                                      S-317

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                                    ANNEX A-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                      A-1-1

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

         LOAN
         GROUP     LOAN
LOAN #  1 OR 2  SELLER(1,18)                    PROPERTY NAME
----------------------------------------------------------------------------------

   1      2b    MLML          Farallon Portfolio
 1.001    2b    MLML          Portside
 1.002    2b    MLML          Shadow Hills
 1.003    2b    MLML          CV-Jacksonville
 1.004    2b    MLML          Western Hills
 1.005    2b    MLML          Siesta Lago
 1.006    2b    MLML          Hunter Ridge
 1.007    2b    MLML          Camelot
 1.008    2b    MLML          Wikiup
 1.009    2b    MLML          Harmony Road
 1.010    2b    MLML          Lamplighter Village
 1.011    2b    MLML          Chalet North
 1.012    2b    MLML          Country Club Mobile Estates
 1.013    2b    MLML          Shadowood
 1.014    2b    MLML          Southwind Village
 1.015    2b    MLML          The Meadows
 1.016    2b    MLML          Landmark Village
 1.017    2b    MLML          Crescentwood Village
 1.018    2b    MLML          Stone Mountain
 1.019    2b    MLML          Casual Estates
 1.020    2b    MLML          Village North
 1.021    2b    MLML          Windsor Mobile Estates
 1.022    2b    MLML          Riverdale (Colonial Coach)
 1.023    2b    MLML          Foxhall Village
 1.024    2b    MLML          New Twin Lakes
 1.025    2b    MLML          Carnes Crossing
 1.026    2b    MLML          Saddlebrook
 1.027    2b    MLML          Thornton Estates
 1.028    2b    MLML          Mountainside Estates
 1.029    2b    MLML          Castlewood Estates
 1.030    2b    MLML          Green Spring Valley
 1.031    2b    MLML          Villa West (UT)
 1.032    2b    MLML          Villa West (CO)
 1.033    2b    MLML          Torrey Hills
 1.034    2b    MLML          Springdale Lake
 1.035    2b    MLML          Brookside Village - TX
 1.036    2b    MLML          Columbia Heights
 1.037    2b    MLML          Encantada
 1.038    2b    MLML          Woodlands of Kennesaw
 1.039    2b    MLML          Lakeview Estates
 1.040    2b    MLML          Oakwood Forest
 1.041    2b    MLML          Broadmore
 1.042    2b    MLML          Oak Park Village (FL)
 1.043    2b    MLML          Misty Winds
 1.044    2b    MLML          Evergreen Village - IA
 1.045    2b    MLML          Ortega Village
 1.046    2b    MLML          Riverside (UT)
 1.047    2b    MLML          Easy Living
 1.048    2b    MLML          Southfork
 1.049    2b    MLML          Cloverleaf
 1.050    2b    MLML          Golden Valley
 1.051    2b    MLML          Riverdale
 1.052    2b    MLML          Friendly Village - GA
 1.053    2b    MLML          Smoke Creek
 1.054    2b    MLML          Marion Village
 1.055    2b    MLML          Valley View - Danboro
 1.056    2b    MLML          Colonial Gardens
 1.057    2b    MLML          Evergreen Village - UT
 1.058    2b    MLML          Summit Oaks
 1.059    2b    MLML          Stoneybrook
 1.060    2b    MLML          Pedaler's Pond
 1.061    2b    MLML          Burntwood
 1.062    2b    MLML          Country Club Crossing
 1.063    2b    MLML          Sunset Vista
 1.064    2b    MLML          Spring Valley Village
 1.065    2b    MLML          South Arlington Estates
 1.066    2b    MLML          Mallard Lake
 1.067    2b    MLML          Sundown
 1.068    2b    MLML          Stony Brook North
 1.069    2b    MLML          Twin Pines
 1.070    2b    MLML          Inspiration Valley
 1.071    2b    MLML          Highland Acres
 1.072    2b    MLML          Oak Ridge
 1.073    2b    MLML          Washington Mobile Estates
 1.074    2b    MLML          River Oaks
 1.075    2b    MLML          Siouxland Estates
 1.076    2b    MLML          Brookside
 1.077    2b    MLML          Eagle Ridge
 1.078    2b    MLML          Cedar Knoll
 1.079    2b    MLML          Marnelle
 1.080    2b    MLML          Maple Manor
 1.081    2b    MLML          Arlington Lakeside
 1.082    2b    MLML          Royal Crest
 1.083    2b    MLML          Forest Creek
 1.084    2b    MLML          Four Seasons
 1.085    2b    MLML          Cottonwood Grove
 1.086    2b    MLML          Highland
 1.087    2b    MLML          Valley Verde
 1.088    2b    MLML          Chalet City
 1.089    2b    MLML          Southridge Estates
 1.090    2b    MLML          Ridgewood Estates
 1.091    2b    MLML          Creekside
 1.092    2b    MLML          Eastview
 1.093    2b    MLML          Viking Villa
 1.094    2b    MLML          Lakewood Estates
 1.095    2b    MLML          Terrace Heights
 1.096    2b    MLML          Falcon Farms
 1.097    2b    MLML          Forest Park
 1.098    2b    MLML          Quail Run
 1.099    2b    MLML          Sheridan
 1.100    2b    MLML          Huguenot Estates
 1.101    2b    MLML          Countryside (CO)
 1.102    2b    MLML          Silver Creek
 1.103    2b    MLML          Havenwood
 1.104    2b    MLML          Northland
 1.105    2b    MLML          Ewing Trace
 1.106    2b    MLML          Overpass Point MHC
 1.107    2b    MLML          Enchanted Village
 1.108    2b    MLML          Seascape
 1.109    2b    MLML          Golden Triangle
 1.110    2b    MLML          Meadowood
 1.111    2b    MLML          Meadowbrook
 1.112    2b    MLML          Tallview Terrace
 1.113    2b    MLML          Western Mobile Estates
 1.114    2b    MLML          Whitney
 1.115    2b    MLML          Five Seasons Davenport
 1.116    2b    MLML          Valley View - Honey Brook
 1.117    2b    MLML          Village Park
 1.118    2b    MLML          Countryside Village (TN)
 1.119    2b    MLML          Mobile Gardens
 1.120    2b    MLML          Carriage Court East
 1.121    2b    MLML          Mission Estates
 1.122    2b    MLML          Loveland
 1.123    2b    MLML          Meadow Glen
 1.124    2b    MLML          Shiloh Pines
 1.125    2b    MLML          Rolling Hills
 1.126    2b    MLML          Deerpointe
 1.127    2b    MLML          Cypress Shores
 1.128    2b    MLML          Oasis
 1.129    2b    MLML          Tanglewood
 1.130    2b    MLML          Villa
 1.131    2b    MLML          Castle Acres
 1.132    2b    MLML          Dynamic
 1.133    2b    MLML          Big Country
 1.134    2b    MLML          Carriage Court Central
 1.135    2b    MLML          Northern Hills
 1.136    2b    MLML          Sunny Acres
 1.137    2b    MLML          Lakewood - TX
 1.138    2b    MLML          Westlake
 1.139    2b    MLML          Mesquite Meadows
 1.140    2b    MLML          Cedar Terrace
 1.141    2b    MLML          Frieden Manor
 1.142    2b    MLML          Country Club Manor
 1.143    2b    MLML          Suburban Estates
 1.144    2b    MLML          Deerhurst
 1.145    2b    MLML          Aledo
 1.146    2b    MLML          President's Park
 1.147    2b    MLML          Woodlake
 1.148    2b    MLML          Silver Leaf
 1.149    2b    MLML          Dynamic II
 1.150    2b    MLML          Magnolia Circle
 1.151    2b    MLML          Twin Oaks
 1.152    2b    MLML          Washingtonville Manor
 1.153    2b    MLML          Brookside Village -PA
 1.154    2b    MLML          Westview
 1.155    2b    MLML          Sunset Country
 1.156    2b    MLML          Westmoor
 1.157    2b    MLML          The Towneship at Clifton
 1.158    2b    MLML          Eagle Creek
 1.159    2b    MLML          Mesquite Ridge
 1.160    2b    MLML          Oak Park Village (TX)
 1.161    2b    MLML          Plantation Estates
 1.162    2b    MLML          Breazeale
 1.163    2b    MLML          Shady Hills
 1.164    2b    MLML          Cimmaron Village
 1.165    2b    MLML          Birchwood Farms
 1.166    2b    MLML          Terrell Crossing
 1.167    2b    MLML          Pleasant Grove (CO)
 1.168    2b    MLML          Willow Creek Estates
 1.169    2b    MLML          Connelly Terrace
 1.170    2b    MLML          Hampton Acres
 1.171    2b    MLML          Meridian Sooner
 1.172    2b    MLML          Mesquite Green
 1.173    2b    MLML          El Lago
 1.174    2b    MLML          Moosic Heights
 1.175    2b    MLML          Golden Rule
 1.176    2b    MLML          Amber Village
 1.177    2b    MLML          Riverchase
 1.178    2b    MLML          Hidden Hills
 1.179    2b    MLML          The Woodlands
 1.180    2b    MLML          Blue Valley
 1.181    2b    MLML          Autumn Forest
 1.182    2b    MLML          Valley View - Ephrata
 1.183    2b    MLML          Cowboy
 1.184    2b    MLML          Lakeside - GA
 1.185    2b    MLML          Sunnyside
 1.186    2b    MLML          Trailmont
 1.187    2b    MLML          Timberland
 1.188    2b    MLML          Denton Falls
 1.189    2b    MLML          Terrace
 1.190    2b    MLML          Lakeside - IA
 1.191    2b    MLML          Siesta Manor
 1.192    2b    MLML          Sunrise Terrace
 1.193    2b    MLML          Riverside (KS)
 1.194    2b    MLML          Chisholm Creek
 1.195    2b    MLML          Prairie Village
 1.196    2b    MLML          Willow Terrace
 1.197    2b    MLML          Countryside (KS)
 1.198    2b    MLML          Highview
 1.199    2b    MLML          Green Valley Village
 1.200    2b    MLML          Crestview - OK
 1.201    2b    MLML          Shady Lane
 1.202    2b    MLML          Western Park
 1.203    2b    MLML          Brookshire Village
 1.204    2b    MLML          Overholser Village
 1.205    2b    MLML          The Pines
 1.206    2b    MLML          Jonesboro (Atlanta Meadows)
 1.207    2b    MLML          Park Plaza
 1.208    2b    MLML          Belaire
 1.209    2b    MLML          Pine Hills
 1.210    2b    MLML          Commerce Heights
 1.211    2b    MLML          Oak Glen
 1.212    2b    MLML          Creekside Estates
 1.213    2b    MLML          Kimberly @ Creekside
 1.214    2b    MLML          Harper Woods
 1.215    2b    MLML          Brittany Place
 1.216    2b    MLML          Shady Creek
 1.217    2b    MLML          Connie Jean
 1.218    2b    MLML          Willow Springs
 1.219    2b    MLML          Seamist
 1.220    2b    MLML          Pleasant View Estates
 1.221    2b    MLML          Navajo Lake Estates
 1.222    2b    MLML          Kopper View MHC
 1.223    2b    MLML          Carsons
 1.224    2b    MLML          Rose Country Estates
 1.225    2b    MLML          Redwood Village
 1.226    2b    MLML          Birch Meadows
 1.227    2b    MLML          Terrace II
 1.228    2b    MLML          Englewood Village
 1.229    2b    MLML          Eastern Villa
 1.230    2b    MLML          El Caudillo
 1.231    2b    MLML          Chambersburg I & II
 1.232    2b    MLML          Wheel Estates
 1.233    2b    MLML          Oakwood Lake Village
 1.234    2b    MLML          Valley View - Ephrata II
 1.235    2b    MLML          Oak Grove
 1.236    2b    MLML          Cedar Creek, KS
 1.237    2b    MLML          Oakridge / Stonegate
 1.238    2b    MLML          Vogel Manor MHC
 1.239    2b    MLML          Hidden Oaks
 1.240    2b    MLML          Plainview
 1.241    2b    MLML          Rockview Heights
 1.242    2b    MLML          West Cloud Commons
 1.243    2b    MLML          Gallant Estates
 1.244    2b    MLML          Sunset Village
 1.245    2b    MLML          Countryside (OK)
 1.246    2b    MLML          Chelsea
 1.247    2b    MLML          Gregory Courts
 1.248    2b    MLML          El Lago II
 1.249    2b    MLML          Glen Acres
 1.250    2b    MLML          Shadow Mountain
 1.251    2b    MLML          Pine Haven MHP
 1.252    2b    MLML          Collingwood MHP
 1.253    2b    MLML          Mountaintop
 1.254    2b    MLML          Whispering Hills
 1.255    2b    MLML          Mulberry Heights
 1.256    2b    MLML          Zoppe's
 1.257    2b    MLML          Shawnee Hills
 1.258    2b    MLML          Pleasant Grove (NC)
 1.259    2b    MLML          Park Avenue Estates
 1.260    2b    MLML          Monroe Valley
 1.261    2b    MLML          El Dorado
 1.262    2b    MLML          Crestview - PA
 1.263    2b    MLML          Sherwood Acres
 1.264    2b    MLML          Bush Ranch
 1.265    2b    MLML          Glenview
 1.266    2b    MLML          Misty Hollow
 1.267    2b    MLML          Audora
 1.268    2b    MLML          Green Acres
 1.269    2b    MLML          Sunset 77
 1.270    2b    MLML          Hidden Acres
 1.271    2b    MLML          Park D'Antoine
 1.272    2b    MLML          Sleepy Hollow
 1.273    2b    MLML          Sycamore Square
   2       1    BofA          Arundel Mills
   3       1    BofA          Apple Hotel Portfolio
 3.01      1    BofA          Marriott Courtyard Dunn Loring
 3.02      1    BofA          Marriott Courtyard Federal Way
 3.03      1    BofA          Hilton Garden Inn Westbury
 3.04      1    BofA          Marriott Residence Inn Cypress
 3.05      1    BofA          Marriott Courtyard Addison
 3.06      1    BofA          Marriott Courtyard Westchase
 3.07      1    BofA          Marriott Courtyard Tucson
 3.08      1    BofA          Marriott Residence Inn West University
 3.09      1    BofA          Hilton Homewood Suites Baton Rouge
 3.10      1    BofA          Marriott Residence Inn Tucson
 3.11      1    BofA          Marriott Residence Inn Westchase
 3.12      1    BofA          Marriott Residence Inn Nashville
 3.13      1    BofA          Marriott Courtyard West University
 3.14      1    BofA          Marriott Residence Inn Hauppauge
 3.15      1    BofA          Marriott Courtyard Lebanon
 3.16      1    BofA          Hilton Homewood Suites Albuquerque
 3.17      1    BofA          Marriott Residence Inn Cranbury
 3.18      1    BofA          Marriott Residence Inn Somerset
 3.19      1    BofA          Marriott Residence Inn Dallas-Fort Worth
 3.20      1    BofA          Hilton Garden Inn Tampa
 3.21      1    BofA          Marriott Springhill Suites Danbury
 3.22      1    BofA          Marriott Residence Inn Park Central
 3.23      1    BofA          Hilton Homewood Suites Colorado Springs
 3.24      1    BofA          Marriott Courtyard Fort Worth
 3.25      1    BofA          Marriott Residence Inn Brownsville
 3.26      1    BofA          Marriott Courtyard Harlingen
 3.27      1    BofA          Hilton Homewood Suites Solon
   4       1    MLML          Fort Office Portfolio
 4.01      1    MLML          Foothills Corporate Center II
 4.02      1    MLML          Northbelt III & IV
 4.03      1    MLML          ConAgra Building
   5       1    PNC           The Biewend Building
   6       1    BofA          Manpower Inc. Headquarters
   7       1    Capmark       2550 North Hollywood Way
   8       1    Dexia         Landmark Towers
   9       1    Capmark       Savoy Plaza
  10       1    PNC           Ashley Overlook
  11       1    Dexia         Stony Brook South
  12       1    Dexia         Sportsman's Warehouse
  13       1    PNC           Hampton Inn Walden - Buffalo
  14      2a    Dexia         Park Creek Apartments
  15       1    BofA          Shoprite - Franklin Township
  16       1    GECC          Heritage Financial Center
  17       1    GECC          R&F - Scranton, PA
  18       1    PNC           Hampton Inn & Suites - Frederick
  19       1    PNC           Townley Business Park
  20       1    Dexia         Village at Old Trace
  21       1    PNC           Meadowbrook Mall - Pittsburg
  22      2a    GECC          Ohio MHC Portfolio
 22.01    2a    GECC          Countrywide Estates
 22.02    2a    GECC          Deer Meadow
 22.03    2a    GECC          Evergreen Manor
 22.04    2a    GECC          Evergreen Estates
 22.05    2a    GECC          Evergreen Village
  23       1    Dexia         Houston Levee Galleria
  24       1    Dexia         Commerce Corner
  25       1    MLML          Encore Retail Portfolio
 25.01     1    MLML          Washington
 25.02     1    MLML          Darlington
  26      2a    Dexia         Haverford Place Apartments
  27       1    PNC           Hampton Inn Albuquerque
  28       1    Dexia         2nd Street Quad
  29       1    Dexia         Roan Centre
  30       1    Dexia         Mill Towne Center
  31       1    PNC           Arlington Square
  32       1    Dexia         Comfort Inn & Suites Oceanfront - Virginia Beach, VA
  33       1    PNC           Alderwood Safe Storage
  34       1    GECC          Walgreens - Middle Village
  35       1    BofA          Mission Medical
  36       1    BofA          Bally's at Montclair Entertainment Plaza
  37      2a    BofA          VE - Grove Apartments
  38       1    Dexia         FBI - Anchorage, AK
  39       1    GECC          2001 Broadway
  40       1    Dexia         Holiday Inn/Fairfield Inn - Sebastopol, CA
  41       1    Dexia         Shoppes At Baytown
  42       1    Dexia         One Executive
  43       1    Dexia         Strayer University
  44       1    Dexia         Stone Oak Crossing II
  45       1    PNC           Eagle Self Storage
  46       1    PNC           Lusby Hill Shopping Center
  47       1    BofA          McWheel Properties
  48       1    BofA          Triple Crown Plaza
  49       1    BofA          8102 South Lemont Road
  50       1    BofA          200 - 202 Limestone Road
  51       1    Dexia         Mini Storage Depot Portfolio
 51.01     1    Dexia         Mini Storage Depot - Michigan City, IN
 51.02     1    Dexia         Mini Storage Depot - South Bend, IN
  52       1    Dexia         Hampton Inn - Marble Falls, TX
  53       1    PNC           Lee Company Building
  54       1    PNC           Village Center Annex at Everett Mall
  55       1    Dexia         7461 Callaghan Building
  56       1    MLML          Susquehanna Patriot Bank
  57       1    Dexia         Route 66 Center
  58       1    PNC           Mill Creek Self Storage
  59      2a    GECC          Riverwood MHC
  60       1    Dexia         4400 Shelbyville Road
  61       1    MLML          Miller Road Retail
  62      2a    GECC          Lakeside Terrace
  63       1    PNC           Shops at Main Street
  64       1    Dexia         Sandy Parkway Plaza
  65       1    MLML          Rite-Aid Corbin & Beckley
 65.01     1    MLML          Rite-Aid Beckley
 65.02     1    MLML          Rite-Aid Corbin
  66       1    PNC           Rudeen Business Park - Monroe
  67       1    Dexia         2910 Miller Road
  68       1    Dexia         Powers Portfolio-Tennessee
 68.01     1    Dexia         Advance Auto Parts
 68.02     1    Dexia         Chick-fil-A
 68.03     1    Dexia         First Tennessee Bank
  69       1    Dexia         Green Street Commons I & II
  70       1    Dexia         City Center Business Park
  71       1    Dexia         DEA - Anchorage, AK
  72       1    Dexia         Beehive Self Storage
  73       1    PNC           Old National Bank - Henderson - Main
  74      2a    Dexia         University Inn Apartments
  75       1    Dexia         Mini Warehouses of Georgia
  76       1    BofA          1229 Harmon Place
  77       1    PNC           Old National Bank - Bloomington -  Kirkwood
  78       1    PNC           Bldg 25 New Market Square
  79       1    Dexia         Willowlake Retail Center
  80       1    Dexia         Applewood Plaza
  81       1    BofA          Quality Self Storage
  82       1    PNC           Pier One - Norwood MA
  83       1    BofA          Watkinsville Mini Storage
  84       1    PNC           Old National Bank - Mishawaka
  85      2a    GECC          Hidden Hills MHC
  86       1    Dexia         Starbucks and Bajio Building
  87      2a    BofA          Brent Manor Apartments
  88       1    BofA          Olympic Crown Storage
  89      2a    Dexia         Timbers Apartments
  90      2a    BofA          Sundale MHC
  91       1    BofA          Upper Marlboro Office Building
  92       1    BofA          Advance Auto Parts

 LOAN #                                           STREET ADDRESS
-----------------------------------------------------------------------------------------------------

   1     Various
 1.001   14001 Beach Boulevard
 1.002   8403 Millinockett Lane
 1.003   10960 Beach Boulevard
 1.004   13000 SW 5th Court
 1.005   4750 Siesta Lago Drive
 1.006   696 Tara Road
 1.007   655 North Highway 89
 1.008   6500 East 88th Avenue
 1.009   2500 East Harmony Road
 1.010   1661 Powder Springs Road
 1.011   1800 Alpine Drive
 1.012   5100 South 1300 East
 1.013   6359 Bells Ferry Road
 1.014   302 Fillmore Street
 1.015   14470 East 13th Avenue
 1.016   225 Club Drive
 1.017   11352 South Crescentwood Drive
 1.018   100 Castle Club Drive
 1.019   7330 Lands End Lane
 1.020   1240 North Cowan Avenue
 1.021   2800 Hampton Park Drive
 1.022   8000 Highway 85
 1.023   5709 Buffaloe Road
 1.024   31 Regina Drive
 1.025   420 Pittsburg Landing
 1.026   8401 East Saddlebrook Drive
 1.027   3600 East 88th Avenue
 1.028   17190 Mount Vernon Road
 1.029   100 Plantation Hill Road
 1.030   1100 Greenvale Road
 1.031   8400 South 4000 West
 1.032   2700 C Street
 1.033   5406 Torrey Road
 1.034   5 Springdale Drive
 1.035   14900 Lasater Road
 1.036   2515 Cumberland Road
 1.037   1000 Coyote Trail
 1.038   2880 Cobb Parkway North
 1.039   2600 North Hill Field
 1.040   4100 N US Highway 29
 1.041   148 Broadmore
 1.042   4000 Southwest 47th Street
 1.043   5902 Ayers Street
 1.044   5309 Highway 75 North
 1.045   5515 118th Street
 1.046   1232 West Rock River Road
 1.047   3323 Iowa Street
 1.048   4937 Stuart Road
 1.049   4515 34th Street
 1.050   7631 Dallas Highway
 1.051   5100 South 1050 West
 1.052   9 Pinetree Road
 1.053   4255 Smokecreek Parkway
 1.054   700 35th Street
 1.055   1081 Easton Road
 1.056   3000 Tuttle Creek Boulevard
 1.057   2491 North Highway 89
 1.058   6812 Randol Mill Road
 1.059   435 North 35th Avenue
 1.060   1960 Pedalers Pond Boulevard
 1.061   3308 South East 89th Street
 1.062   1101 Hickory Boulevard
 1.063   8460 West Sunset Hills Drive
 1.064   36 Hopf Drive
 1.065   7400 Twin Parks Drive
 1.066   4441 Highway 162
 1.067   1219 West 450 North
 1.068   3000 Stony Brook Drive
 1.069   2011 West Wilden Avenue
 1.070   5250 West 53rd Avenue
 1.071   1708 Bunker Hill Lane
 1.072   1201 County Road 15
 1.073   1450 North Washington Boulevard
 1.074   7301 Buttonwood
 1.075   1520 Atokad Drive
 1.076   8155 Redwood Road
 1.077   617 Holfords Prairie
 1.078   5535 Dysart Road
 1.079   1512 Highway 54 West
 1.080   18 Williams Street
 1.081   3211 West Division Street
 1.082   2025 East Jemez Road
 1.083   855 East Mishawaka Road
 1.084   100 Apollo Drive
 1.085   4500 14th Street
 1.086   1875 Osolo Road
 1.087   1751 West Hadley
 1.088   301 Alpine Lane
 1.089   802 E. County Line Road Lot 259
 1.090   4100 Southeast Adams
 1.091   2510 Highway 175N
 1.092   601 El Camino Road
 1.093   433 East 980 North
 1.094   7171 West 60th Street
 1.095   4001 Peru Road
 1.096   2507 214th Street North
 1.097   183 Pitcher Road
 1.098   903 South Main Street
 1.099   5305 North Sheridan
 1.100   18-5 Cherry Street
 1.101   2036 1st Avenue
 1.102   4930 North Dittmer Street
 1.103   106 Havenwood Drive
 1.104   11819 North College Avenue
 1.105   4201 Windsor Place
 1.106   99 East Green Pines Drive
 1.107   246 Wonderland Drive
 1.108   6301 Old Brownsville Road
 1.109   301 South Coppell Road
 1.110   1900 Northwest Lyman Road
 1.111   33550 East Highway 96
 1.112   3290 North Martha Street
 1.113   7148 West Arabian Way
 1.114   8401 NW 13th Street
 1.115   5112 North Fairmount Avenue
 1.116   1 Mark Lane
 1.117   724 Creek Ridge Road
 1.118   200 Early Road
 1.119   6250 North Federal Boulevard
 1.120   3475 Goldenrod Road
 1.121   12400 Rojas Drive
 1.122   4105 Garfield Avenue
 1.123   600 Glen Vista Drive
 1.124   2525 Shiloh Road
 1.125   1322 South Belt Line Road
 1.126   9380 103rd Street
 1.127   200 Bass Circle
 1.128   2221 South Prairie Avenue
 1.129   100 Sara Lane
 1.130   3096 Camelot Drive
 1.131   1713 West US Highway 50
 1.132   1335 Dynamic Drive
 1.133   3400 South Greeley Hwy
 1.134   4820 West Oakridge Road
 1.135   1901 W. Shady Grove Road
 1.136   272 Nicole Lane
 1.137   1023 Lakes Drive
 1.138   9717 NW 10th Street
 1.139   14647 Lasater Road
 1.140   1834 Gretchen Drive SW
 1.141   102 Frieden Manor
 1.142   4003 Birch Drive
 1.143   16 East Maruca Drive
 1.144   6500 Privette Road
 1.145   124 East Yates Circle
 1.146   158 Fillmore Street
 1.147   5418 Country Club Road
 1.148   1550 North Main Street
 1.149   1129 East Parkerville Road
 1.150   7915 103rd Street
 1.151   1915 West MacArthur Road
 1.152   1 East Avenue
 1.153   202 Skyline Drive
 1.154   3201 West Echeta Road
 1.155   5000 Red Creek Springs Road
 1.156   7901 South Council Road
 1.157   3232 South Clifton
 1.158   11300 US Highway 271
 1.159   14222 Lasater Road
 1.160   550 Ruby Road
 1.161   3461 Bankhead Hwy
 1.162   2458 North 9th Street
 1.163   1508 Dickerson Road
 1.164   300 East Prosser Road
 1.165   8057 Birchwood Drive
 1.166   2390 West Moore Avenue
 1.167   517 East Trilby Road
 1.168   900 Century Drive
 1.169   20 Florida Street
 1.170   1501 South Hampton Road
 1.171   5900 SE 48th Street
 1.172   100 South Belt Line Road
 1.173   5712 Martin Street
 1.174   118 1st Street
 1.175   2001 South MacArthur Boulevard
 1.176   13965 Skyfrost Lane
 1.177   4440 Tuttle Creek Boulevard
 1.178   One Sequoia Drive
 1.179   4480 S. Meridian
 1.180   730 Allen Road
 1.181   3700 East Sourwood Drive
 1.182   50 Mollie Drive
 1.183   845 Barton Road
 1.184   3291 Bankhead Hwy
 1.185   2901 West Ridge Pike
 1.186   1341 Dickerson Pike
 1.187   13501 SE 29th Street
 1.188   6601 Grissom Road
 1.189   351 North Forest
 1.190   11325 140th Street
 1.191   35 San Aymores Court
 1.192   2305 E. 19th Street North
 1.193   420 North Street
 1.194   501 East 63rd Street N
 1.195   1661 West Republic
 1.196   5429 Parker Henderson Road
 1.197   1000 Reservation Road
 1.198   4901 South Douglas Highway
 1.199   2760 Robertson Road
 1.200   2323 East 6th Avenue
 1.201   6791 Highway 2
 1.202   2575 West 6th Street
 1.203   4800 West Four Ridge Road
 1.204   9355 Sundown Road
 1.205   9919 Hwy 78
 1.206   275 Upper Riverdale Road
 1.207   4317 Clemence Street
 1.208   1550 Yellowstone Avenue
 1.209   101 North Michigan
 1.210   7701 Brighton Boulevard
 1.211   5909 South Wilkerson Road
 1.212   301 Modene Street
 1.213   2402 Highway 175N
 1.214   2200 Harper Street
 1.215   1735 Northwest Lyman Road
 1.216   15250 Kleberg Road
 1.217   5570 Connie Jean Road
 1.218   4600 Old Blue Circle
 1.219   702 S Clarkwood Road
 1.220   6020 Fort Jenkins Lane
 1.221   501 East 63rd Street North
 1.222   7122 West Bendixon Drive
 1.223   649 North Franklin Street
 1.224   3400 NNE Loop 323
 1.225   1735 West 3150 South
 1.226   214 Jones Road
 1.227   350 North Forest Drive
 1.228   2334 McCann Avenue
 1.229   402 Villa Drive
 1.230   4960 South Seneca
 1.231   5368 Philadelphia Avenue
 1.232   5225 South Orange Blossom Trail
 1.233   29 Oakwood Lane
 1.234   75 Synder Lane
 1.235   2716 West Delmar Avenue
 1.236   745 Cedar Drive
 1.237   800 Eastgate
 1.238   71 Vogel Circle
 1.239   5306 Rita Kay Lane
 1.240   3650 Harvey Place
 1.241   201 Rockview Lane
 1.242   1319 West Cloud Street
 1.243   4449 Burlington Road
 1.244   1400 Old Sivells Bend Road
 1.245   1824 South Chester
 1.246   924 North Elmira Street
 1.247   2 Erica Circle
 1.248   5701 Martin Street
 1.249   500 East 50th Street South
 1.250   1601 EFM 1417
 1.251   191 Pine Haven Circle
 1.252   358 Chambers Road
 1.253   37 Mountaintop Lane
 1.254   905 East 3rd Avenue
 1.255   5429 Wilbarger Street
 1.256   2607 Highway 175N
 1.257   4420 SW 61st Street
 1.258   5000 Hilltop-Needmore Road
 1.259   1400 East Kay Street
 1.260   15 Old State Road
 1.261   5600 Texoma Parkway
 1.262   Wolcott Hollow Road & Route 220
 1.263   1928 East 47th Street South
 1.264   3847 Quarterhorse Road
 1.265   1619 North Douglas Boulevard
 1.266   910 North Oakview Drive
 1.267   4625 South Seneca
 1.268   4437 Sycamore Grove Road
 1.269   530 North US Highway 77
 1.270   2111 Richardson Road
 1.271   779 Route 9
 1.272   1909 South Anna
 1.273   1010 West 44th Street South
   2     7000 Arundel Mills Circle
   3     Various

  3.01   2722 Gallows Road
  3.02   31910 Gateway Center Boulevard
  3.03   1575 Privado Road
  3.04   4931 Katella Avenue
  3.05   15160 Quorum Drive
  3.06   9975 Westheimer Road
  3.07   201 South Williams Boulevard
  3.08   2939 Westpark Drive
  3.09   5860 Corporate Boulevard
  3.10   5400 East Williams Circle
  3.11   9965 Westheimer Road
  3.12   2300 Elm Hill Pike
  3.13   2929 Westpark Drive
  3.14   850 Veterans Memorial Highway
  3.15   300 Corporate Drive
  3.16   7101 Arvada Avenue Northeast
  3.17   2662 Route 130
  3.18   37 Worlds Fair Drive
  3.19   8600 Esters Boulevard
  3.20   1700 East 9th Avenue
  3.21   30 Old Ridgebury Road
  3.22   7642 LBJ Freeway
  3.23   9130 Explorer Drive
  3.24   6530 West Freeway
  3.25   3975 North Expressway 83
  3.26   1725 West Filmore Avenue
  3.27   6085 Enterprise Parkway
   4     Various

  4.01   14601 & 14605 South 50th Street
  4.02   600 and 700 North Sam Houston Parkway
  4.03   7350 World Communications Drive

   5     260 Tremont Street
   6     201 West Cherry Street
   7     2550 North Hollywood Way
   8     345 St. Peter Street
   9     1201 Savoy Plaza Lane
   10    4390 Belle Oaks Drive
   11    3500-3630 South Hurstbourne Parkway
   12    6231 & 6241 Perimeter Drive
   13    1745 Walden Avenue
   14    1100 Park Creek Court
   15    435 Elizabeth Avenue
   16    30851 Agoura Road
   17    85 Viewmont Mall
   18    1565 Opossumtown Pike
   19    8804, 8826 & 8836 North 23rd Avenue
   20    3405 Dallas Highway Southwest
   21    200-202 East Centennial Drive
   22    Various
 22.01   6605 State Route 5
 22.02   12921 Springfield Road
 22.03   26041 Aurora Road
 22.04   425 Medina Street
 22.05   9294 State Route 44

   23    3660, 3670 & 3680 Houston Levee Road
   24    2440-2482 South Atlantic Boulevard and 5210 East Washington Boulevard
   25    Various
 25.01   138 Washington Plaza Road
 25.02   508 Lamar Highway

   26    100, 101 & 103 Pennock Path, 100, 101, 102, 103, 106, 108, 110, 111 & 112 Haverford Path,
         101, 102, 103 & 104 Kimberly Path, and 100 & 101 Whitney Path, 101, 102 & 104 New Haven Path
   27    2300 Carlisle NE
   28    230, 306, 320 & 400 2nd Street South
   29    1805 North Roan Street
   30    101-235 East Baseline Road
   31    4012-4096 Madison Street and 5050 Arlington Avenue
   32    2015 Atlantic Avenue
   33    16902 28th Avenue West
   34    80-22 Eliot Avenue
   35    22032 El Paseo
   36    9385 Monte Vista Avenue
   37    3130 East 29th Street
   38    101 East Sixth Avenue
   39    2001 Broadway
   40    1101 Gravenstein Highway South
   41    6902-6958 Garth Road
   42    8500 Menaul Boulevard Northeast
   43    45150 Russell Branch Parkway
   44    19137 Stone Oak Parkway
   45    6432 233rd Place SE
   46    11745 Rousby Hall Road
   47    3885 North Wheeling Avenue
   48    11100 Southwest 93rd Court Road
   49    8102 South Lemont Road
   50    200 - 202 Limestone Road
   51    Various
 51.01   951 East US Highway 20
 51.02   6482 Brick Road

   52    704 First Street
   53    331 Mallory Station Road
   54    1130 SE Everett Mall Way
   55    7461 Callaghan Road
   56    301 West Lancaster Avenue

   57    601 & 605 West Route 66 and 541-555 South Grand Avenue
   58    18205 Bothell Everett Highway
   59    33838 East River Drive
   60    4400-4414 Shelbyville Road
   61    821-901 Miller Road
   62    4938 Bay Drive
   63    1400 Main Street Northwest
   64    8385 South Allen Street
   65    Various
 65.01   4077 Robert C. Byrd Drive
 65.02   1320 Cumberland Falls Highway

   66    14567 169th Drive Southeast
   67    2910 Miller Road
   68    Various

 68.01   5737 Temple Road
 68.02   305 Old Lebanon Dirt Road
 68.03   2360 Murfreesboro Pike

   69    1111-1147 and 1301-1317 Second Street South
   70    6531 West 56th Avenue
   71    1630 East Tudor Road
   72    1498 North Main Street
   73    301 2nd Street
   74    540 South Water Street and 134 West Summit Street
   75    1006 Trammell Street, 848 Shugart Road and 1140 North Thornton Avenue
   76    1229 Harmon Place
   77    121 East Kirkwood Avenue
   78    2441 Maize Road
   79    2929 Watson Boulevard
   80    9505 Q Street
   81    325 Washington Street Northeast
   82    1583 Boston Providence Highway
   83    67 Greensboro Highway
   84    3820 Edison Lakes Parkway
   85    4190 North Spring Garden Avenue
   86    1573 & 1575 West 9000 South
   87    358 Elmwood Avenue
   88    915 Bendix Drive
   89    2114 East Marshall Avenue
   90    1449 East National Highway
   91    14757 Main Street
   92    5500 12th Street

                                                                              NUMBER OF        PROPERTY
LOAN #              CITY         STATE      ZIP CODE            COUNTY       PROPERTIES          TYPE
-------------------------------------------------------------------------------------------------------------

  1     Various                 Various     Various     Various                 273      Manufactured Housing
1.001   Jacksonville              FL         32250      Duval                    1       Manufactured Housing
1.002   Orlando                   FL         32825      Orange                   1       Manufactured Housing
1.003   Jacksonville              FL         32246      Duval                    1       Manufactured Housing
1.004   Davie                     FL         33325      Broward                  1       Manufactured Housing
1.005   Kissimmee                 FL         34746      Osceola                  1       Manufactured Housing
1.006   Jonesboro                 GA         30238      Clayton                  1       Manufactured Housing
1.007   North Salt Lake           UT         84054      Davis                    1       Manufactured Housing
1.008   Henderson                 CO         80640      Adams                    1       Manufactured Housing
1.009   Fort Collins              CO         80528      Larimer                  1       Manufactured Housing
1.010   Marietta                  GA         30064      Cobb                     1       Manufactured Housing
1.011   Apopka                    FL         32703      Orange                   1       Manufactured Housing
1.012   Salt Lake City            UT         84117      Salt Lake                1       Manufactured Housing
1.013   Acworth                   GA         30102      Cherokee                 1       Manufactured Housing
1.014   Naples                    FL         34104      Collier                  1       Manufactured Housing
1.015   Aurora                    CO         80011      Arapahoe                 1       Manufactured Housing
1.016   Fairburn                  GA         30213      Fayette                  1       Manufactured Housing
1.017   Sandy                     UT         84070      Salt Lake                1       Manufactured Housing
1.018   Stone Mountain            GA         30087      Gwinnett                 1       Manufactured Housing
1.019   Liverpool                 NY         13090      Onondaga                 1       Manufactured Housing
1.020   Lewisville                TX         75057      Denton                   1       Manufactured Housing
1.021   West Valley City          UT         84119      Salt Lake                1       Manufactured Housing
1.022   Riverdale                 GA         30296      Clayton                  1       Manufactured Housing
1.023   Raleigh                   NC         27616      Wake                     1       Manufactured Housing
1.024   Bloomingburg              NY         12721      Sullivan                 1       Manufactured Housing
1.025   Summerville               SC         29483      Berkeley                 1       Manufactured Housing
1.026   North Charleston          SC         29420      Dorchester               1       Manufactured Housing
1.027   Thornton                  CO         80229      Adams                    1       Manufactured Housing
1.028   Golden                    CO         80401      Jefferson                1       Manufactured Housing
1.029   Mableton                  GA         30126      Cobb                     1       Manufactured Housing
1.030   Raleigh                   NC         27603      Wake                     1       Manufactured Housing
1.031   West Jordan               UT         84088      Salt Lake                1       Manufactured Housing
1.032   Greeley                   CO         80631      Weld                     1       Manufactured Housing
1.033   Flint                     MI         48507      Genesee                  1       Manufactured Housing
1.034   Belton                    MO         64012      Cass                     1       Manufactured Housing
1.035   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.036   Grand Forks               ND         58201      Grand Forks              1       Manufactured Housing
1.037   Las Cruces                NM         88001      Dona Ana                 1       Manufactured Housing
1.038   Kennesaw                  GA         30152      Cobb                     1       Manufactured Housing
1.039   Layton                    UT         84041      Davis                    1       Manufactured Housing
1.040   Greensboro                NC         27405      Guilford                 1       Manufactured Housing
1.041   Goshen                    IN         46528      Elkhart                  1       Manufactured Housing
1.042   Gainesville               FL         32608      Alachua                  1       Manufactured Housing
1.043   Corpus Christi            TX         78415      Nueces                   1       Manufactured Housing
1.044   Sioux City                IA         51108      Woodbury                 1       Manufactured Housing
1.045   Jacksonville              FL         32244      Duval                    1       Manufactured Housing
1.046   West Valley City          UT         84119      Salt Lake                1       Manufactured Housing
1.047   Lawrence                  KS         66046      Douglas                  1       Manufactured Housing
1.048   Denton                    TX         76207      Denton                   1       Manufactured Housing
1.049   Moline                    IL         61265      Rock Island              1       Manufactured Housing
1.050   Douglasville              GA         30134      Douglas                  1       Manufactured Housing
1.051   Riverdale                 UT         84405      Weber                    1       Manufactured Housing
1.052   Lawrenceville             GA         30043      Gwinnett                 1       Manufactured Housing
1.053   Snellville                GA         30039      Gwinnett                 1       Manufactured Housing
1.054   Marion                    IA         52302      Linn                     1       Manufactured Housing
1.055   Danboro                   PA         18810      Bucks                    1       Manufactured Housing
1.056   Manhattan                 KS         66502      Riley                    1       Manufactured Housing
1.057   Pleasant View             UT         84404      Weber                    1       Manufactured Housing
1.058   Fort Worth                TX         76120      Tarrant                  1       Manufactured Housing
1.059   Greeley                   CO         80631      Weld                     1       Manufactured Housing
1.060   Lake Wales                FL         33859      Polk                     1       Manufactured Housing
1.061   Oklahoma City             OK         73135      Cleveland                1       Manufactured Housing
1.062   Altoona                   IA         50009      Polk                     1       Manufactured Housing
1.063   Magna                     UT         84044      Salt Lake                1       Manufactured Housing
1.064   Nanuet                    NY         10954      Rockland                 1       Manufactured Housing
1.065   Arlington                 TX         76001      Tarrant                  1       Manufactured Housing
1.066   Pontoon Beach             IL         62040      Madison                  1       Manufactured Housing
1.067   Clearfield                UT         84015      Davis                    1       Manufactured Housing
1.068   Raleigh                   NC         27604      Wake                     1       Manufactured Housing
1.069   Goshen                    IN         46528      Elkhart                  1       Manufactured Housing
1.070   Arvada                    CO         80002      Jefferson                1       Manufactured Housing
1.071   Lewisville                TX         75056      Denton                   1       Manufactured Housing
1.072   Elkhart                   IN         46516      Elkhart                  1       Manufactured Housing
1.073   Ogden                     UT         84404      Weber                    1       Manufactured Housing
1.074   Kansas City               KS         66111      Wyandotte                1       Manufactured Housing
1.075   South Sioux City          NE         68776      Dakota                   1       Manufactured Housing
1.076   West Jordan               UT         84088      Salt Lake                1       Manufactured Housing
1.077   Lewisville                TX         75056      Denton                   1       Manufactured Housing
1.078   Waterloo                  IA         50701      Black Hawk               1       Manufactured Housing
1.079   Fayetteville              GA         30214      Fayette                  1       Manufactured Housing
1.080   Taylor                    PA         18517      Lackawanna               1       Manufactured Housing
1.081   Arlington                 TX         76012      Tarrant                  1       Manufactured Housing
1.082   Los Alamos                NM         87544      Los Alamos               1       Manufactured Housing
1.083   Elkhart                   IN         46517      Elkhart                  1       Manufactured Housing
1.084   Fayetteville              GA         30214      Fayette                  1       Manufactured Housing
1.085   Plano                     TX         75074      Collin                   1       Manufactured Housing
1.086   Elkhart                   IN         46514      Elkhart                  1       Manufactured Housing
1.087   Las Cruces                NM         88005      Dona Ana                 1       Manufactured Housing
1.088   Crowley                   TX         76036      Tarrant                  1       Manufactured Housing
1.089   Des Moines                IA         50320      Polk                     1       Manufactured Housing
1.090   Topeka                    KS         66609      Shawnee                  1       Manufactured Housing
1.091   Seagoville                TX         75159      Dallas                   1       Manufactured Housing
1.092   Gillette                  WY         82716      Campbell                 1       Manufactured Housing
1.093   Ogden                     UT         84404      Weber                    1       Manufactured Housing
1.094   Davenport                 IA         52804      Scott                    1       Manufactured Housing
1.095   Dubuque                   IA         52001      Dubuque                  1       Manufactured Housing
1.096   Port Byron                IL         61275      Rock Island              1       Manufactured Housing
1.097   Queensbury                NY         12804      Warren                   1       Manufactured Housing
1.098   Hutchins                  TX         75141      Dallas                   1       Manufactured Housing
1.099   Arvada                    CO         80002      Jefferson                1       Manufactured Housing
1.100   Port Jervis               NY         12771      Orange                   1       Manufactured Housing
1.101   Greeley                   CO         80631      Weld                     1       Manufactured Housing
1.102   Davenport                 IA         52806      Scott                    1       Manufactured Housing
1.103   Pompano Beach             FL         33064      Broward                  1       Manufactured Housing
1.104   Kansas City               MO         64156      Clay                     1       Manufactured Housing
1.105   Des Moines                IA         50320      Polk                     1       Manufactured Housing
1.106   Tooele                    UT         84074      Tooele                   1       Manufactured Housing
1.107   Alton                     IL         62002      Madison                  1       Manufactured Housing
1.108   Corpus Christi            TX         78417      Nueces                   1       Manufactured Housing
1.109   Coppell                   TX         75019      Dallas                   1       Manufactured Housing
1.110   Topeka                    KS         66608      Shawnee                  1       Manufactured Housing
1.111   Pueblo                    CO         81001      Pueblo                   1       Manufactured Housing
1.112   Sioux City                IA         51105      Woodbury                 1       Manufactured Housing
1.113   West Valley City          UT         84128      Salt Lake                1       Manufactured Housing
1.114   Gainesville               FL         32653      Alachua                  1       Manufactured Housing
1.115   Davenport                 IA         52806      Scott                    1       Manufactured Housing
1.116   Honey Brook               PA         19344      Chester                  1       Manufactured Housing
1.117   Greensboro                NC         27406      Guilford                 1       Manufactured Housing
1.118   Columbia                  TN         38401      Maury                    1       Manufactured Housing
1.119   Denver                    CO         80221      Adams                    1       Manufactured Housing
1.120   Orlando                   FL         32822      Orange                   1       Manufactured Housing
1.121   El Paso                   TX         79928      El Paso                  1       Manufactured Housing
1.122   Loveland                  CO         80538      Larimer                  1       Manufactured Housing
1.123   Keller                    TX         76248      Tarrant                  1       Manufactured Housing
1.124   Tyler                     TX         75703      Smith                    1       Manufactured Housing
1.125   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.126   Jacksonville              FL         32210      Duval                    1       Manufactured Housing
1.127   Winter Haven              FL         33881      Polk                     1       Manufactured Housing
1.128   Pueblo                    CO         81005      Pueblo                   1       Manufactured Housing
1.129   Huntsville                TX         77340      Walker                   1       Manufactured Housing
1.130   Flint                     MI         48507      Genesee                  1       Manufactured Housing
1.131   O'Fallon                  IL         62269      Saint Clair              1       Manufactured Housing
1.132   DeSoto                    TX         75115      Dallas                   1       Manufactured Housing
1.133   Cheyenne                  WY         82007      Laramie                  1       Manufactured Housing
1.134   Orlando                   FL         32809      Orange                   1       Manufactured Housing
1.135   Springdale                AR         72764      Washington               1       Manufactured Housing
1.136   Somerset                  PA         15501      Somerset                 1       Manufactured Housing
1.137   Royse City                TX         75189      Rockwall                 1       Manufactured Housing
1.138   Oklahoma City             OK         73127      Canadian                 1       Manufactured Housing
1.139   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.140   Cedar Rapids              IA         52404      Linn                     1       Manufactured Housing
1.141   Schuylkill Haven          PA         17972      Schuylkill               1       Manufactured Housing
1.142   Imperial                  MO         63052      Jefferson                1       Manufactured Housing
1.143   Greensburg                PA         15601      Westmoreland             1       Manufactured Housing
1.144   Wendell                   NC         27591      Wake                     1       Manufactured Housing
1.145   Aledo                     TX         76008      Parker                   1       Manufactured Housing
1.146   Grand Forks               ND         58201      Grand Forks              1       Manufactured Housing
1.147   Greensboro                NC         27405      Guilford                 1       Manufactured Housing
1.148   Mansfield                 TX         76063      Tarrant                  1       Manufactured Housing
1.149   DeSoto                    TX         75115      Dallas                   1       Manufactured Housing
1.150   Jacksonville              FL         32210      Duval                    1       Manufactured Housing
1.151   Wichita                   KS         67217      Sedgwick                 1       Manufactured Housing
1.152   Washingtonville           NY         10992      Orange                   1       Manufactured Housing
1.153   Berwick                   PA         17815      Columbia                 1       Manufactured Housing
1.154   Gillette                  WY         82716      Campbell                 1       Manufactured Housing
1.155   Pueblo                    CO         81005      Peublo                   1       Manufactured Housing
1.156   Oklahoma City             OK         73169      Oklahoma                 1       Manufactured Housing
1.157   Wichita                   KS         67216      Sedgwick                 1       Manufactured Housing
1.158   Tyler                     TX         75708      Smith                    1       Manufactured Housing
1.159   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.160   Coppell                   TX         75019      Dallas                   1       Manufactured Housing
1.161   Douglasville              GA         30134      Douglas                  1       Manufactured Housing
1.162   Laramie                   WY         82072      Albany                   1       Manufactured Housing
1.163   Nashville                 TN         37207      Davidson                 1       Manufactured Housing
1.164   Cheyenne                  WY         82007      Laramie                  1       Manufactured Housing
1.165   Birch Run                 MI         48415      Saginaw                  1       Manufactured Housing
1.166   Terrell                   TX         75160      Kaufman                  1       Manufactured Housing
1.167   Fort Collins              CO         80525      Larimer                  1       Manufactured Housing
1.168   Ogden                     UT         84404      Weber                    1       Manufactured Housing
1.169   Connelly                  NY         12417      Ulster                   1       Manufactured Housing
1.170   DeSoto                    TX         75115      Dallas                   1       Manufactured Housing
1.171   Oklahoma City             OK         73135      Oklahoma                 1       Manufactured Housing
1.172   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.173   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.174   Avoca                     PA         18641      Luzerne                  1       Manufactured Housing
1.175   Oklahoma City             OK         73128      Oklahoma                 1       Manufactured Housing
1.176   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.177   Manhattan                 KS         66502      Riley                    1       Manufactured Housing
1.178   Casper                    WY         82604      Natrona                  1       Manufactured Housing
1.179   Wichita                   KS         67217      Sedgwick                 1       Manufactured Housing
1.180   Manhattan                 KS         66502      Riley                    1       Manufactured Housing
1.181   Browns Summit             NC         27214      Guilford                 1       Manufactured Housing
1.182   Ephrata                   PA         17522      Lancaster                1       Manufactured Housing
1.183   Pocatello                 ID         83204      Bannock                  1       Manufactured Housing
1.184   Lithia Springs            GA         30122      Douglas                  1       Manufactured Housing
1.185   Norristown                PA         19403      Montgomery               1       Manufactured Housing
1.186   Goodlettsville            TN         37072      Davidson                 1       Manufactured Housing
1.187   Choctaw                   OK         73020      Oklahoma                 1       Manufactured Housing
1.188   Denton                    TX         76208      Denton                   1       Manufactured Housing
1.189   Casper                    WY         82609      Natrona                  1       Manufactured Housing
1.190   Davenport                 IA         52804      Scott                    1       Manufactured Housing
1.191   Fenton                    MO         63026      Jefferson                1       Manufactured Housing
1.192   Newton                    IA         50208      Jasper                   1       Manufactured Housing
1.193   Lawrence                  KS         66044      Douglas                  1       Manufactured Housing
1.194   Park City                 KS         67219      Sedgwick                 1       Manufactured Housing
1.195   Salina                    KS         67401      Saline                   1       Manufactured Housing
1.196   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.197   Hays                      KS         67601      Ellis                    1       Manufactured Housing
1.198   Gillette                  WY         83718      Campbell                 1       Manufactured Housing
1.199   Casper                    WY         82604      Natrona                  1       Manufactured Housing
1.200   Stillwater                OK         74074      Payne                    1       Manufactured Housing
1.201   Commerce City             CO         80022      Adams                    1       Manufactured Housing
1.202   Fayetteville              AR         72704      Washington               1       Manufactured Housing
1.203   House Springs             MO         63051      Jefferson                1       Manufactured Housing
1.204   Oklahoma City             OK         73127      Canadian                 1       Manufactured Housing
1.205   Ladson                    SC         29456      Charleston               1       Manufactured Housing
1.206   Riverdale                 GA         30274      Clayton                  1       Manufactured Housing
1.207   Gillette                  WY         82718      Campbell                 1       Manufactured Housing
1.208   Pocatello                 ID         83201      Bannock                  1       Manufactured Housing
1.209   Lawrence                  KS         66044      Douglas                  1       Manufactured Housing
1.210   Commerce City             CO         80022      Adams                    1       Manufactured Housing
1.211   Fayetteville              AR         72704      Washington               1       Manufactured Housing
1.212   Seagoville                TX         75159      Dallas                   1       Manufactured Housing
1.213   Seagoville                TX         75159      Dallas                   1       Manufactured Housing
1.214   Lawrence                  KS         66046      Douglas                  1       Manufactured Housing
1.215   Topeka                    KS         66608      Shawnee                  1       Manufactured Housing
1.216   Dallas                    TX         75253      Dallas                   1       Manufactured Housing
1.217   Jacksonville              FL         32222      Duval                    1       Manufactured Housing
1.218   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.219   Corpus Christi            TX         78406      Nueces                   1       Manufactured Housing
1.220   Bloomsburg                PA         18603      Columbia                 1       Manufactured Housing
1.221   Wichita                   KS         67219      Sedgwick                 1       Manufactured Housing
1.222   West Valley City          UT         84128      Salt Lake                1       Manufactured Housing
1.223   Chambersburg              PA         17201      Franklin                 1       Manufactured Housing
1.224   Tyler                     TX         75708      Smith                    1       Manufactured Housing
1.225   West Valley City          UT         84119      Salt Lake                1       Manufactured Housing
1.226   Saratoga Springs          NY         12866      Saratoga                 1       Manufactured Housing
1.227   Casper                    WY         82609      Natrona                  1       Manufactured Housing
1.228   Cheyenne                  WY         82001      Laramie                  1       Manufactured Housing
1.229   Stillwater                OK         74074      Payne                    1       Manufactured Housing
1.230   Wichita                   KS         67217      Sedgwick                 1       Manufactured Housing
1.231   Chambersburg              PA         17202      Franklin                 1       Manufactured Housing
1.232   Orlando                   FL         32839      Orange                   1       Manufactured Housing
1.233   Tunkhannock               PA         18657      Wyoming                  1       Manufactured Housing
1.234   Ephrata                   PA         17522      Lancaster                1       Manufactured Housing
1.235   Godfrey                   IL         62035      Madison                  1       Manufactured Housing
1.236   Salina                    KS         67401      Saline                   1       Manufactured Housing
1.237   Stillwater                OK         74074      Payne                    1       Manufactured Housing
1.238   Arnold                    MO         63010      Jefferson                1       Manufactured Housing
1.239   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.240   Casper                    WY         82601      Natrona                  1       Manufactured Housing
1.241   Arnold                    MO         63010      Jefferson                1       Manufactured Housing
1.242   Salina                    KS         67401      Saline                   1       Manufactured Housing
1.243   Greensboro                NC         27405      Guilford                 1       Manufactured Housing
1.244   Gainesville               TX         76240      Cooke                    1       Manufactured Housing
1.245   Stillwater                OK         74074      Payne                    1       Manufactured Housing
1.246   Sayre                     PA         18840      Bradford                 1       Manufactured Housing
1.247   Honey Brook               PA         17202      Chester                  1       Manufactured Housing
1.248   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.249   Wichita                   KS         67216      Sedgwick                 1       Manufactured Housing
1.250   Sherman                   TX         75090      Grayson                  1       Manufactured Housing
1.251   Blossvale                 NY         13308      Oneida                   1       Manufactured Housing
1.252   Horseheads                NY         14845      Chemung                  1       Manufactured Housing
1.253   Narvon                    PA         17555      Lancaster                1       Manufactured Housing
1.254   Coal Valley               IL         61240      Rock Island              1       Manufactured Housing
1.255   Fort Worth                TX         76119      Tarrant                  1       Manufactured Housing
1.256   Seagoville                TX         75159      Dallas                   1       Manufactured Housing
1.257   Topeka                    KS         66619      Shawnee                  1       Manufactured Housing
1.258   Fuquay-Varina             NC         27526      Wake                     1       Manufactured Housing
1.259   Haysville                 KS         67060      Sedgwick                 1       Manufactured Housing
1.260   Jonestown                 PA         17038      Lebanon                  1       Manufactured Housing
1.261   Sherman                   TX         75090      Grayson                  1       Manufactured Housing
1.262   Athens                    PA         18840      Bradford                 1       Manufactured Housing
1.263   Wichita                   KS         67216      Sedgwick                 1       Manufactured Housing
1.264   House Springs             MO         63051      Jefferson                1       Manufactured Housing
1.265   Midwest City              OK         73130      Oklahoma                 1       Manufactured Housing
1.266   Midwest City              OK         73110      Oklahoma                 1       Manufactured Housing
1.267   Wichita                   KS         67217      Sedgwick                 1       Manufactured Housing
1.268   Chambersburg              PA         17201      Franklin                 1       Manufactured Housing
1.269   Douglass                  KS         67039      Butler                   1       Manufactured Housing
1.270   Arnold                    MO         63010      Jefferson                1       Manufactured Housing
1.271   Gansevoort                NY         12831      Saratoga                 1       Manufactured Housing
1.272   Wichita                   KS         67209      Sedgwick                 1       Manufactured Housing
1.273   Wichita                   KS         67217      Sedgwick                 1       Manufactured Housing
  2     Hanover                   MD         21076      Anne Arundel             1       Retail
  3     Various                 Various     Various     Various                  27      Hospitality
 3.01   Vienna                    VA         22180      Fairfax                  1       Hospitality
 3.02   Federal Way               WA         98003      King                     1       Hospitality
 3.03   Westbury                  NY         11590      Nassau                   1       Hospitality
 3.04   Los Alamitos              CA         90720      Orange                   1       Hospitality
 3.05   Addison                   TX         75001      Dallas                   1       Hospitality
 3.06   Houston                   TX         77042      Harris                   1       Hospitality
 3.07   Tucson                    AZ         85711      Pima                     1       Hospitality
 3.08   Houston                   TX         77005      Harris                   1       Hospitality
 3.09   Baton Rouge               LA         70808      East Baton Rouge         1       Hospitality
 3.10   Tucson                    AZ         85711      Pima                     1       Hospitality
 3.11   Houston                   TX         77042      Harris                   1       Hospitality
 3.12   Nashville                 TN         37214      Davidson                 1       Hospitality
 3.13   Houston                   TX         77005      Harris                   1       Hospitality
 3.14   Hauppauge                 NY         11788      Suffolk                  1       Hospitality
 3.15   Lebanon                   NJ         08833      Hunterdon                1       Hospitality
 3.16   Albuquerque               NM         87110      Bernalillo               1       Hospitality
 3.17   Cranbury                  NJ         08512      Middlesex                1       Hospitality
 3.18   Somerset                  NJ         08873      Somerset                 1       Hospitality
 3.19   Irving                    TX         75063      Dallas                   1       Hospitality
 3.20   Tampa                     FL         33605      Hillsborough             1       Hospitality
 3.21   Danbury                   CT         06810      Fairfield                1       Hospitality
 3.22   Dallas                    TX         75251      Dallas                   1       Hospitality
 3.23   Colorado Springs          CO         80920      El Paso                  1       Hospitality
 3.24   Fort Worth                TX         76116      Tarrant                  1       Hospitality
 3.25   Brownsville               TX         78520      Cameron                  1       Hospitality
 3.26   Harlingen                 TX         78550      Cameron                  1       Hospitality
 3.27   Solon                     OH         44139      Cuyahoga                 1       Hospitality
  4     Various                 Various     Various     Various                  3       Office
 4.01   Phoenix                   AZ         85044      Maricopa                 1       Office
 4.02   Houston                   TX         77067      Harris                   1       Office
 4.03   Omaha                     NE         68122      Douglas                  1       Office
  5     Boston                    MA         02116      Suffolk                  1       Office
  6     Milwaukee                 WI         53212      Milwaukee                1       Office
  7     Burbank                   CA         91505      Los Angeles              1       Office
  8     St. Paul                  MN         55102      Ramsey                   1       Office
  9     Savoy                     IL         61874      Champaign                1       Retail
  10    Charleston                SC         29405      Charleston               1       Office
  11    Louisville                KY         40299      Jefferson                1       Retail
  12    Chattanooga               TN         37421      Hamilton                 1       Retail
  13    Buffalo                   NY         14225      Erie                     1       Hospitality
  14    Gainesville               GA         30504      Hall                     1       Multifamily
  15    Franklin                  NJ         08873      Somerset                 1       Retail
  16    Agoura Hills              CA         91301      Los Angeles              1       Office
  17    Scranton                  PA         18508      Lackawanna               1       Retail
  18    Frederick                 MD         21702      Frederick                1       Hospitality
  19    Phoenix                   AZ         85021      Maricopa                 1       Office
  20    Marietta                  GA         30064      Cobb                     1       Retail
  21    Pittsburg                 KS         66762      Crawford                 1       Retail
  22    Various                   OH        Various     Various                  5       Manufactured Housing
22.01   Ravenna                   OH         44266      Portage                  1       Manufactured Housing
22.02   New Springfield           OH         44443      Mahoning                 1       Manufactured Housing
22.03   Bedford Heights           OH         44146      Cuyahoga                 1       Manufactured Housing
22.04   Lodi                      OH         44254      Medina                   1       Manufactured Housing
22.05   Mantua                    OH         44255      Portage                  1       Manufactured Housing
  23    Collierville              TN         38017      Shelby                   1       Retail
  24    Commerce                  CA         90040      Los Angeles              1       Retail
  25    Various                 Various     Various     Various                  2       Retail
25.01   Washington                GA         30673      Wilkes                   1       Retail
25.02   Darlington                SC         29532      Darlington               1       Retail
  26    Georgetown                KY         40324      Scott                    1       Multifamily
  27    Albuquerque               NM         87110      Bernilillo               1       Hospitality
  28    Waite Park                MN         56387      Stearns                  1       Retail
  29    Johnson City              TN         37601      Washington               1       Retail
  30    Tempe                     AZ         85283      Maricopa                 1       Mixed Use
  31    Riverside                 CA         92504      Riverside                1       Retail
  32    Virginia Beach            VA         23451      Virginia Beach City      1       Hospitality
  33    Lynnwood                  WA         98037      Snohomish                1       Self Storage
  34    Middle Village            NY         11379      Queens                   1       Retail
  35    Rancho Santa Margarita    CA         92688      Orange                   1       Office
  36    Montclair                 CA         91763      San Bernardino           1       Other
  37    Bryan                     TX         77802      Brazos                   1       Multifamily
  38    Anchorage                 AK         99501      Anchorage                1       Office
  39    Oakland                   CA         94612      Alameda                  1       Office
  40    Sebastopol                CA         95472      Sonoma                   1       Hospitality
  41    Baytown                   TX         77521      Harris                   1       Retail
  42    Albuquerque               NM         87112      Bernalillo               1       Office
  43    Ashburn                   VA         20147      Loudoun                  1       Office
  44    San Antonio               TX         78258      Bexar                    1       Retail
  45    Woodinville               WA         98072      Snohomish                1       Self Storage
  46    Lusby                     MD         20657      Calvert                  1       Retail
  47    Muncie                    IN         47304      Delaware                 1       Retail
  48    Ocala                     FL         34481      Marion                   1       Retail
  49    Woodridge                 IL         60517      Dupage                   1       Industrial
  50    Frankfort                 KY         40601      Franklin                 1       Retail
  51    Various                   IN        Various     Various                  2       Self Storage
51.01   Michigan City             IN         46360      LaPorte                  1       Self Storage
51.02   South Bend                IN         46628      St. Joseph               1       Self Storage
  52    Marble Falls              TX         78654      Burnet                   1       Hospitality
  53    Franklin                  TN         37067      Williamson               1       Office
  54    Everett                   WA         98208      Snohomish                1       Retail
  55    San Antonio               TX         78229      Bexar                    1       Office
  56    Wayne                     PA         19087      Delaware                 1       Retail
  57    Glendora                  CA     91740 & 91741  Los Angeles              1       Retail
  58    Bothell                   WA         98012      Snohomish                1       Self Storage
  59    Creswell                  OR         97426      Lane                     1       Manufactured Housing
  60    Louisville                KY         40207      Jefferson                1       Retail
  61    Garland                   TX         75041      Dallas                   1       Retail
  62    Superior                  WI         54880      Douglas                  1       Manufactured Housing
  63    Los Lunas                 NM         87031      Valencia                 1       Retail
  64    Sandy                     UT         84070      Salt Lake                1       Industrial
  65    Various                 Various     Various     Various                  2       Retail
65.01   Beckley                   WV         25801      Raleigh                  1       Retail
65.02   Corbin                    KY         40701      Whitley                  1       Retail
  66    Monroe                    WA         98272      Snohomish                1       Industrial
  67    Decatur                   GA         30035      DeKalb                   1       Office
  68    Various                   TN        Various     Davidson                 3       Various
68.01   Nashville                 TN         37221      Davidson                 1       Retail
68.02   Hermitage                 TN         37076      Davidson                 1       Land
68.03   Nashville                 TN         37217      Davidson                 1       Land
  69    Waite Park                MN         56387      Stearns                  1       Retail
  70    Arvada                    CO         80002      Jefferson                1       Industrial
  71    Anchorage                 AK         99507      Anchorage                1       Office
  72    Tooele                    UT         84074      Tooele                   1       Self Storage
  73    Henderson                 KY         42420      Henderson                1       Retail
  74    Kent                      OH         44240      Portage                  1       Multifamily
  75    Dalton                    GA         30720      Whitfield                1       Self Storage
  76    Minneapolis               MN         55403      Hennepin                 1       Office
  77    Bloomington               IN         47408      Monroe                   1       Retail
  78    Wichita                   KS         67205      Sedgewick                1       Retail
  79    Warner Robins             GA         31093      Houston                  1       Retail
  80    Omaha                     NE         68127      Douglas                  1       Retail
  81    Olympia                   WA         98501      Thurston                 1       Self Storage
  82    Norwood                   MA         02062      Norfolk                  1       Retail
  83    Watkinsville              GA         30677      Oconee                   1       Self Storage
  84    Mishawaka                 IN         46545      St. Joseph               1       Retail
  85    Deland                    FL         32724      Volusia                  1       Manufactured Housing
  86    West Jordan               UT         84088      Salt Lake                1       Retail
  87    Buffalo                   NY         14222      Erie                     1       Multifamily
  88    Salisbury                 NC         28146      Rowan                    1       Self Storage
  89    Longview                  TX         75601      Gregg                    1       Multifamily
  90    Washington                IN         47501      Daviess                  1       Manufactured Housing
  91    Upper Marlboro            MD         20772      Prince Georges           1       Office
  92    Little Rock               AR         72204      Pulaski                  1       Retail

                                                                    2ND MOST    2ND MOST
               PROPERTY         3RD MOST RECENT  3RD MOST RECENT     RECENT      RECENT    MOST RECENT       MOST RECENT
LOAN #         SUBTYPE              NOI ($)          NOI DATE        NOI ($)    NOI DATE     NOI ($)           NOI DATE
------------------------------------------------------------------------------------------------------------------------------

   1    Mobile Home Park          146,949,112       12/31/2006    153,087,405  12/31/2007  150,809,736         3/31/2008 (TTM)
 1.001  Mobile Home Park            3,068,635       12/31/2006      3,387,136  12/31/2007    3,444,951         3/31/2008 (TTM)
 1.002  Mobile Home Park            2,245,971       12/31/2006      2,505,191  12/31/2007    2,447,691         3/31/2008 (TTM)
 1.003  Mobile Home Park            2,050,018       12/31/2006      2,287,757  12/31/2007    2,311,870         3/31/2008 (TTM)
 1.004  Mobile Home Park            1,826,302       12/31/2006      1,937,769  12/31/2007    1,946,155         3/31/2008 (TTM)
 1.005  Mobile Home Park            1,708,032       12/31/2006      1,851,020  12/31/2007    1,817,847         3/31/2008 (TTM)
 1.006  Mobile Home Park            2,156,002       12/31/2006      1,485,948  12/31/2007    1,437,635         3/31/2008 (TTM)
 1.007  Mobile Home Park            1,606,128       12/31/2006      1,708,154  12/31/2007    1,689,896         3/31/2008 (TTM)
 1.008  Mobile Home Park            1,680,251       12/31/2006      1,803,593  12/31/2007    1,766,969         3/31/2008 (TTM)
 1.009  Mobile Home Park            1,735,511       12/31/2006      1,866,424  12/31/2007    1,842,379         3/31/2008 (TTM)
 1.010  Mobile Home Park            1,804,815       12/31/2006      1,851,182  12/31/2007    1,807,149         3/31/2008 (TTM)
 1.011  Mobile Home Park            1,291,715       12/31/2006      1,530,468  12/31/2007    1,526,864         3/31/2008 (TTM)
 1.012  Mobile Home Park            1,313,017       12/31/2006      1,394,354  12/31/2007    1,388,823         3/31/2008 (TTM)
 1.013  Mobile Home Park            1,745,721       12/31/2006      1,603,491  12/31/2007    1,605,126         3/31/2008 (TTM)
 1.014  Mobile Home Park            1,063,121       12/31/2006      1,171,708  12/31/2007    1,186,452         3/31/2008 (TTM)
 1.015  Mobile Home Park            1,530,448       12/31/2006      1,543,577  12/31/2007    1,529,757         3/31/2008 (TTM)
 1.016  Mobile Home Park            1,437,447       12/31/2006      1,175,920  12/31/2007    1,166,552         3/31/2008 (TTM)
 1.017  Mobile Home Park            1,045,731       12/31/2006      1,151,612  12/31/2007    1,155,843         3/31/2008 (TTM)
 1.018  Mobile Home Park            1,111,959       12/31/2006      1,182,955  12/31/2007    1,148,781         3/31/2008 (TTM)
 1.019  Mobile Home Park              974,355       12/31/2006      1,341,371  12/31/2007    1,271,543         3/31/2008 (TTM)
 1.020  Mobile Home Park            1,174,344       12/31/2006      1,290,425  12/31/2007    1,275,051         3/31/2008 (TTM)
 1.021  Mobile Home Park              951,745       12/31/2006      1,048,549  12/31/2007    1,075,589         3/31/2008 (TTM)
 1.022  Mobile Home Park            1,187,090       12/31/2006      1,180,810  12/31/2007    1,095,238         3/31/2008 (TTM)
 1.023  Mobile Home Park            1,213,528       12/31/2006      1,288,648  12/31/2007    1,291,672         3/31/2008 (TTM)
 1.024  Mobile Home Park            1,008,174       12/31/2006      1,123,885  12/31/2007    1,130,598         3/31/2008 (TTM)
 1.025  Mobile Home Park            1,308,107       12/31/2006      1,289,222  12/31/2007    1,289,382         3/31/2008 (TTM)
 1.026  Mobile Home Park            1,196,385       12/31/2006      1,240,434  12/31/2007    1,244,313         3/31/2008 (TTM)
 1.027  Mobile Home Park              965,973       12/31/2006      1,024,743  12/31/2007    1,034,399         3/31/2008 (TTM)
 1.028  Mobile Home Park            1,027,848       12/31/2006      1,000,794  12/31/2007    1,009,871         3/31/2008 (TTM)
 1.029  Mobile Home Park              938,648       12/31/2006        993,799  12/31/2007      993,166         3/31/2008 (TTM)
 1.030  Mobile Home Park            1,099,441       12/31/2006      1,104,661  12/31/2007    1,147,027         3/31/2008 (TTM)
 1.031  Mobile Home Park              853,411       12/31/2006        931,014  12/31/2007      932,912         3/31/2008 (TTM)
 1.032  Mobile Home Park              899,215       12/31/2006        920,568  12/31/2007      942,297         3/31/2008 (TTM)
 1.033  Mobile Home Park              982,120       12/31/2006      1,030,260  12/31/2007    1,013,055         3/31/2008 (TTM)
 1.034  Mobile Home Park            1,394,256       12/31/2006      1,445,406  12/31/2007    1,425,152         3/31/2008 (TTM)
 1.035  Mobile Home Park              855,643       12/31/2006        976,382  12/31/2007      964,221         3/31/2008 (TTM)
 1.036  Mobile Home Park              941,354       12/31/2006        983,167  12/31/2007    1,001,281         3/31/2008 (TTM)
 1.037  Mobile Home Park              807,448       12/31/2006        890,120  12/31/2007      914,606         3/31/2008 (TTM)
 1.038  Mobile Home Park              973,741       12/31/2006        949,657  12/31/2007      942,383         3/31/2008 (TTM)
 1.039  Mobile Home Park              756,376       12/31/2006        756,140  12/31/2007      734,788         3/31/2008 (TTM)
 1.040  Mobile Home Park              827,562       12/31/2006        833,214  12/31/2007      799,203         3/31/2008 (TTM)
 1.041  Mobile Home Park              916,744       12/31/2006        909,210  12/31/2007      883,686         3/31/2008 (TTM)
 1.042  Mobile Home Park              744,703       12/31/2006        780,932  12/31/2007      780,343         3/31/2008 (TTM)
 1.043  Mobile Home Park              935,731       12/31/2006        965,073  12/31/2007      914,048         3/31/2008 (TTM)
 1.044  Mobile Home Park              947,693       12/31/2006        930,352  12/31/2007      916,666         3/31/2008 (TTM)
 1.045  Mobile Home Park              548,241       12/31/2006        591,303  12/31/2007      597,121         3/31/2008 (TTM)
 1.046  Mobile Home Park              791,855       12/31/2006        835,377  12/31/2007      826,761         3/31/2008 (TTM)
 1.047  Mobile Home Park              742,034       12/31/2006        700,840  12/31/2007      674,776         3/31/2008 (TTM)
 1.048  Mobile Home Park              905,937       12/31/2006        794,213  12/31/2007      748,186         3/31/2008 (TTM)
 1.049  Mobile Home Park              702,361       12/31/2006        765,477  12/31/2007      754,555         3/31/2008 (TTM)
 1.050  Mobile Home Park              237,126       12/31/2006        206,044  12/31/2007      215,619         3/31/2008 (TTM)
 1.051  Mobile Home Park              602,046       12/31/2006        689,378  12/31/2007      669,957         3/31/2008 (TTM)
 1.052  Mobile Home Park              780,367       12/31/2006        824,669  12/31/2007      815,231         3/31/2008 (TTM)
 1.053  Mobile Home Park              725,895       12/31/2006        778,451  12/31/2007      739,400         3/31/2008 (TTM)
 1.054  Mobile Home Park              871,881       12/31/2006        700,756  12/31/2007      683,513         3/31/2008 (TTM)
 1.055  Mobile Home Park              820,352       12/31/2006        785,515  12/31/2007      765,611         3/31/2008 (TTM)
 1.056  Mobile Home Park              848,331       12/31/2006        935,333  12/31/2007      932,619         3/31/2008 (TTM)
 1.057  Mobile Home Park              663,576       12/31/2006        700,556  12/31/2007      680,134         3/31/2008 (TTM)
 1.058  Mobile Home Park              700,466       12/31/2006        776,819  12/31/2007      719,634         3/31/2008 (TTM)
 1.059  Mobile Home Park              653,322       12/31/2006        713,738  12/31/2007      780,023         3/31/2008 (TTM)
 1.060  Mobile Home Park              529,576       12/31/2006        519,794  12/31/2007      527,662         3/31/2008 (TTM)
 1.061  Mobile Home Park              947,427       12/31/2006        988,545  12/31/2007      981,862         3/31/2008 (TTM)
 1.062  Mobile Home Park              605,983       12/31/2006        457,118  12/31/2007      477,488         3/31/2008 (TTM)
 1.063  Mobile Home Park              682,663       12/31/2006        725,961  12/31/2007      702,107         3/31/2008 (TTM)
 1.064  Mobile Home Park              672,339       12/31/2006        670,125  12/31/2007      681,961         3/31/2008 (TTM)
 1.065  Mobile Home Park              901,095       12/31/2006        976,796  12/31/2007      944,663         3/31/2008 (TTM)
 1.066  Mobile Home Park              687,417       12/31/2006        798,825  12/31/2007      790,900         3/31/2008 (TTM)
 1.067  Mobile Home Park              631,252       12/31/2006        717,181  12/31/2007      698,610         3/31/2008 (TTM)
 1.068  Mobile Home Park              702,420       12/31/2006        736,247  12/31/2007      739,746         3/31/2008 (TTM)
 1.069  Mobile Home Park              776,656       12/31/2006        728,700  12/31/2007      721,254         3/31/2008 (TTM)
 1.070  Mobile Home Park              704,830       12/31/2006        735,610  12/31/2007      713,467         3/31/2008 (TTM)
 1.071  Mobile Home Park              838,993       12/31/2006        887,383  12/31/2007      813,509         3/31/2008 (TTM)
 1.072  Mobile Home Park              639,953       12/31/2006        750,023  12/31/2007      742,226         3/31/2008 (TTM)
 1.073  Mobile Home Park              624,723       12/31/2006        652,039  12/31/2007      656,343         3/31/2008 (TTM)
 1.074  Mobile Home Park              756,453       12/31/2006        759,627  12/31/2007      740,047         3/31/2008 (TTM)
 1.075  Mobile Home Park              687,317       12/31/2006        700,173  12/31/2007      671,613         3/31/2008 (TTM)
 1.076  Mobile Home Park              542,020       12/31/2006        592,446  12/31/2007      590,094         3/31/2008 (TTM)
 1.077  Mobile Home Park              720,712       12/31/2006        758,122  12/31/2007      708,742         3/31/2008 (TTM)
 1.078  Mobile Home Park              587,770       12/31/2006        579,831  12/31/2007      586,884         3/31/2008 (TTM)
 1.079  Mobile Home Park              684,472       12/31/2006        738,885  12/31/2007      734,832         3/31/2008 (TTM)
 1.080  Mobile Home Park              755,281       12/31/2006        752,796  12/31/2007      739,357         3/31/2008 (TTM)
 1.081  Mobile Home Park              631,099       12/31/2006        683,910  12/31/2007      692,482         3/31/2008 (TTM)
 1.082  Mobile Home Park              539,498       12/31/2006        583,033  12/31/2007      552,600         3/31/2008 (TTM)
 1.083  Mobile Home Park              638,260       12/31/2006        642,375  12/31/2007      650,546         3/31/2008 (TTM)
 1.084  Mobile Home Park              661,225       12/31/2006        496,905  12/31/2007      432,257         3/31/2008 (TTM)
 1.085  Mobile Home Park              594,089       12/31/2006        685,611  12/31/2007      673,805         3/31/2008 (TTM)
 1.086  Mobile Home Park              619,240       12/31/2006        696,590  12/31/2007      705,999         3/31/2008 (TTM)
 1.087  Mobile Home Park              513,104       12/31/2006        605,608  12/31/2007      609,686         3/31/2008 (TTM)
 1.088  Mobile Home Park              633,328       12/31/2006        672,497  12/31/2007      645,928         3/31/2008 (TTM)
 1.089  Mobile Home Park              693,848       12/31/2006        547,755  12/31/2007      530,825         3/31/2008 (TTM)
 1.090  Mobile Home Park              574,593       12/31/2006        645,896  12/31/2007      621,074         3/31/2008 (TTM)
 1.091  Mobile Home Park              743,027       12/31/2006        715,102  12/31/2007      718,049         3/31/2008 (TTM)
 1.092  Mobile Home Park              808,164       12/31/2006        845,854  12/31/2007      821,319         3/31/2008 (TTM)
 1.093  Mobile Home Park              498,477       12/31/2006        571,148  12/31/2007      578,736         3/31/2008 (TTM)
 1.094  Mobile Home Park              546,450       12/31/2006        474,410  12/31/2007      482,019         3/31/2008 (TTM)
 1.095  Mobile Home Park              599,972       12/31/2006        546,115  12/31/2007      549,362         3/31/2008 (TTM)
 1.096  Mobile Home Park              562,857       12/31/2006        545,151  12/31/2007      548,805         3/31/2008 (TTM)
 1.097  Mobile Home Park              563,644       12/31/2006        629,260  12/31/2007      622,868         3/31/2008 (TTM)
 1.098  Mobile Home Park              597,977       12/31/2006        585,977  12/31/2007      493,233         3/31/2008 (TTM)
 1.099  Mobile Home Park              473,901       12/31/2006        530,526  12/31/2007      514,240         3/31/2008 (TTM)
 1.100  Mobile Home Park              445,717       12/31/2006        543,854  12/31/2007      553,177         3/31/2008 (TTM)
 1.101  Mobile Home Park              488,584       12/31/2006        611,562  12/31/2007      625,159         3/31/2008 (TTM)
 1.102  Mobile Home Park              542,847       12/31/2006        470,177  12/31/2007      474,400         3/31/2008 (TTM)
 1.103  Mobile Home Park              292,914       12/31/2006        383,755  12/31/2007      388,838         3/31/2008 (TTM)
 1.104  Mobile Home Park              783,738       12/31/2006        836,556  12/31/2007      834,664         3/31/2008 (TTM)
 1.105  Mobile Home Park              518,514       12/31/2006        398,668  12/31/2007      399,234         3/31/2008 (TTM)
 1.106  Mobile Home Park              397,950       12/31/2006        544,722  12/31/2007      545,383         3/31/2008 (TTM)
 1.107  Mobile Home Park              470,953       12/31/2006        426,895  12/31/2007      426,350         3/31/2008 (TTM)
 1.108  Mobile Home Park              342,964       12/31/2006        335,814  12/31/2007      320,191         3/31/2008 (TTM)
 1.109  Mobile Home Park              499,850       12/31/2006        521,180  12/31/2007      537,938         3/31/2008 (TTM)
 1.110  Mobile Home Park              571,932       12/31/2006        583,043  12/31/2007      571,970         3/31/2008 (TTM)
 1.111  Mobile Home Park              546,089       12/31/2006        584,624  12/31/2007      572,627         3/31/2008 (TTM)
 1.112  Mobile Home Park              505,872       12/31/2006        407,420  12/31/2007      401,181         3/31/2008 (TTM)
 1.113  Mobile Home Park              496,919       12/31/2006        540,514  12/31/2007      532,685         3/31/2008 (TTM)
 1.114  Mobile Home Park              351,560       12/31/2006        400,121  12/31/2007      409,698         3/31/2008 (TTM)
 1.115  Mobile Home Park              579,834       12/31/2006        496,070  12/31/2007      469,196         3/31/2008 (TTM)
 1.116  Mobile Home Park              484,841       12/31/2006        522,406  12/31/2007      536,102         3/31/2008 (TTM)
 1.117  Mobile Home Park              520,153       12/31/2006        525,756  12/31/2007      491,942         3/31/2008 (TTM)
 1.118  Mobile Home Park              481,096       12/31/2006        516,373  12/31/2007      510,725         3/31/2008 (TTM)
 1.119  Mobile Home Park              359,936       12/31/2006        405,178  12/31/2007      412,628         3/31/2008 (TTM)
 1.120  Mobile Home Park              364,970       12/31/2006        408,585  12/31/2007      416,357         3/31/2008 (TTM)
 1.121  Mobile Home Park              399,167       12/31/2006        571,848  12/31/2007      577,842         3/31/2008 (TTM)
 1.122  Mobile Home Park              446,757       12/31/2006        471,463  12/31/2007      452,748         3/31/2008 (TTM)
 1.123  Mobile Home Park              482,652       12/31/2006        529,690  12/31/2007      538,160         3/31/2008 (TTM)
 1.124  Mobile Home Park              609,974       12/31/2006        640,823  12/31/2007      621,711         3/31/2008 (TTM)
 1.125  Mobile Home Park              495,472       12/31/2006        517,737  12/31/2007      483,278         3/31/2008 (TTM)
 1.126  Mobile Home Park              616,388       12/31/2006        662,067  12/31/2007      630,641         3/31/2008 (TTM)
 1.127  Mobile Home Park              358,389       12/31/2006        296,619  12/31/2007      321,520         3/31/2008 (TTM)
 1.128  Mobile Home Park              511,780       12/31/2006        524,359  12/31/2007      523,216         3/31/2008 (TTM)
 1.129  Mobile Home Park              454,843       12/31/2006        499,291  12/31/2007      497,965         3/31/2008 (TTM)
 1.130  Mobile Home Park              537,003       12/31/2006        489,346  12/31/2007      433,259         3/31/2008 (TTM)
 1.131  Mobile Home Park              394,074       12/31/2006        443,195  12/31/2007      469,556         3/31/2008 (TTM)
 1.132  Mobile Home Park              503,531       12/31/2006        538,749  12/31/2007      501,823         3/31/2008 (TTM)
 1.133  Mobile Home Park              432,420       12/31/2006        493,987  12/31/2007      474,528         3/31/2008 (TTM)
 1.134  Mobile Home Park              298,148       12/31/2006        335,425  12/31/2007      347,205         3/31/2008 (TTM)
 1.135  Mobile Home Park              400,828       12/31/2006        434,643  12/31/2007      415,856         3/31/2008 (TTM)
 1.136  Mobile Home Park              448,721       12/31/2006        497,241  12/31/2007      494,996         3/31/2008 (TTM)
 1.137  Mobile Home Park              512,516       12/31/2006        578,264  12/31/2007      568,142         3/31/2008 (TTM)
 1.138  Mobile Home Park              538,690       12/31/2006        611,972  12/31/2007      613,485         3/31/2008 (TTM)
 1.139  Mobile Home Park              532,963       12/31/2006        544,324  12/31/2007      516,837         3/31/2008 (TTM)
 1.140  Mobile Home Park              368,214       12/31/2006        312,929  12/31/2007      318,867         3/31/2008 (TTM)
 1.141  Mobile Home Park              430,890       12/31/2006        481,855  12/31/2007      490,990         3/31/2008 (TTM)
 1.142  Mobile Home Park              574,110       12/31/2006        572,189  12/31/2007      547,129         3/31/2008 (TTM)
 1.143  Mobile Home Park              436,641       12/31/2006        425,930  12/31/2007      451,554         3/31/2008 (TTM)
 1.144  Mobile Home Park              485,462       12/31/2006        532,786  12/31/2007      522,563         3/31/2008 (TTM)
 1.145  Mobile Home Park              438,390       12/31/2006        468,401  12/31/2007      461,549         3/31/2008 (TTM)
 1.146  Mobile Home Park              427,069       12/31/2006        447,367  12/31/2007      447,750         3/31/2008 (TTM)
 1.147  Mobile Home Park              309,812       12/31/2006        349,396  12/31/2007      339,700         3/31/2008 (TTM)
 1.148  Mobile Home Park              348,381       12/31/2006        487,126  12/31/2007      481,493         3/31/2008 (TTM)
 1.149  Mobile Home Park              433,316       12/31/2006        454,471  12/31/2007      419,167         3/31/2008 (TTM)
 1.150  Mobile Home Park              414,865       12/31/2006        388,780  12/31/2007      324,176         3/31/2008 (TTM)
 1.151  Mobile Home Park              544,460       12/31/2006        558,931  12/31/2007      557,844         3/31/2008 (TTM)
 1.152  Mobile Home Park              374,977       12/31/2006        403,470  12/31/2007      404,696         3/31/2008 (TTM)
 1.153  Mobile Home Park              362,785       12/31/2006        406,816  12/31/2007      413,194         3/31/2008 (TTM)
 1.154  Mobile Home Park              471,616       12/31/2006        494,524  12/31/2007      485,449         3/31/2008 (TTM)
 1.155  Mobile Home Park              411,696       12/31/2006        398,773  12/31/2007      401,894         3/31/2008 (TTM)
 1.156  Mobile Home Park              612,822       12/31/2006        554,499  12/31/2007      518,348         3/31/2008 (TTM)
 1.157  Mobile Home Park              596,812       12/31/2006        565,453  12/31/2007      539,866         3/31/2008 (TTM)
 1.158  Mobile Home Park              353,105       12/31/2006        404,475  12/31/2007      398,054         3/31/2008 (TTM)
 1.159  Mobile Home Park              462,622       12/31/2006        483,195  12/31/2007      435,075         3/31/2008 (TTM)
 1.160  Mobile Home Park              353,326       12/31/2006        387,212  12/31/2007      372,684         3/31/2008 (TTM)
 1.161  Mobile Home Park              360,692       12/31/2006        371,499  12/31/2007      358,612         3/31/2008 (TTM)
 1.162  Mobile Home Park              400,119       12/31/2006        434,458  12/31/2007      436,979         3/31/2008 (TTM)
 1.163  Mobile Home Park              331,505       12/31/2006        362,953  12/31/2007      358,116         3/31/2008 (TTM)
 1.164  Mobile Home Park              388,576       12/31/2006        471,356  12/31/2007      463,415         3/31/2008 (TTM)
 1.165  Mobile Home Park              459,519       12/31/2006        442,928  12/31/2007      419,151         3/31/2008 (TTM)
 1.166  Mobile Home Park              404,151       12/31/2006        454,918  12/31/2007      422,217         3/31/2008 (TTM)
 1.167  Mobile Home Park              369,988       12/31/2006        376,517  12/31/2007      364,760         3/31/2008 (TTM)
 1.168  Mobile Home Park              243,850       12/31/2006        278,977  12/31/2007      276,408         3/31/2008 (TTM)
 1.169  Mobile Home Park              318,335       12/31/2006        359,359  12/31/2007      365,717         3/31/2008 (TTM)
 1.170  Mobile Home Park              402,329       12/31/2006        418,403  12/31/2007      395,772         3/31/2008 (TTM)
 1.171  Mobile Home Park              467,464       12/31/2006        500,762  12/31/2007      491,686         3/31/2008 (TTM)
 1.172  Mobile Home Park              347,733       12/31/2006        385,442  12/31/2007      362,500         3/31/2008 (TTM)
 1.173  Mobile Home Park              295,754       12/31/2006        321,899  12/31/2007      331,894         3/31/2008 (TTM)
 1.174  Mobile Home Park              298,692       12/31/2006        278,356  12/31/2007      269,993         3/31/2008 (TTM)
 1.175  Mobile Home Park              431,943       12/31/2006        462,678  12/31/2007      441,890         3/31/2008 (TTM)
 1.176  Mobile Home Park              371,168       12/31/2006        361,375  12/31/2007      348,170         3/31/2008 (TTM)
 1.177  Mobile Home Park              426,569       12/31/2006        488,065  12/31/2007      495,021         3/31/2008 (TTM)
 1.178  Mobile Home Park              404,191       12/31/2006        393,755  12/31/2007      399,672         3/31/2008 (TTM)
 1.179  Mobile Home Park              417,569       12/31/2006        441,790  12/31/2007      406,631         3/31/2008 (TTM)
 1.180  Mobile Home Park              457,305       12/31/2006        510,753  12/31/2007      491,163         3/31/2008 (TTM)
 1.181  Mobile Home Park              201,526       12/31/2006        200,759  12/31/2007      200,626         3/31/2008 (TTM)
 1.182  Mobile Home Park              265,711       12/31/2006        279,232  12/31/2007      283,746         3/31/2008 (TTM)
 1.183  Mobile Home Park              308,809       12/31/2006        281,647  12/31/2007      293,592         3/31/2008 (TTM)
 1.184  Mobile Home Park              268,618       12/31/2006        274,229  12/31/2007      284,458         3/31/2008 (TTM)
 1.185  Mobile Home Park              235,059       12/31/2006        257,427  12/31/2007      254,438         3/31/2008 (TTM)
 1.186  Mobile Home Park              255,674       12/31/2006        256,563  12/31/2007      242,150         3/31/2008 (TTM)
 1.187  Mobile Home Park              417,615       12/31/2006        429,131  12/31/2007      404,837         3/31/2008 (TTM)
 1.188  Mobile Home Park              313,446       12/31/2006        393,080  12/31/2007      370,618         3/31/2008 (TTM)
 1.189  Mobile Home Park              287,967       12/31/2006        295,740  12/31/2007      307,214         3/31/2008 (TTM)
 1.190  Mobile Home Park              226,908       12/31/2006        201,907  12/31/2007      196,081         3/31/2008 (TTM)
 1.191  Mobile Home Park              346,908       12/31/2006        369,203  12/31/2007      369,657         3/31/2008 (TTM)
 1.192  Mobile Home Park              203,944       12/31/2006        204,147  12/31/2007      202,971         3/31/2008 (TTM)
 1.193  Mobile Home Park              227,448       12/31/2006        234,110  12/31/2007      220,778         3/31/2008 (TTM)
 1.194  Mobile Home Park              299,838       12/31/2006        293,813  12/31/2007      273,226         3/31/2008 (TTM)
 1.195  Mobile Home Park              299,602       12/31/2006        299,849  12/31/2007      291,999         3/31/2008 (TTM)
 1.196  Mobile Home Park              353,719       12/31/2006        360,870  12/31/2007      352,851         3/31/2008 (TTM)
 1.197  Mobile Home Park              382,612       12/31/2006        393,855  12/31/2007      386,758         3/31/2008 (TTM)
 1.198  Mobile Home Park              300,610       12/31/2006        334,864  12/31/2007      340,750         3/31/2008 (TTM)
 1.199  Mobile Home Park              393,249       12/31/2006        370,030  12/31/2007      355,556         3/31/2008 (TTM)
 1.200  Mobile Home Park              294,375       12/31/2006        281,055  12/31/2007      281,504         3/31/2008 (TTM)
 1.201  Mobile Home Park              236,402       12/31/2006        267,180  12/31/2007      261,079         3/31/2008 (TTM)
 1.202  Mobile Home Park              247,465       12/31/2006        259,349  12/31/2007      256,999         3/31/2008 (TTM)
 1.203  Mobile Home Park              298,045       12/31/2006        313,022  12/31/2007      322,106         3/31/2008 (TTM)
 1.204  Mobile Home Park              378,280       12/31/2006        382,012  12/31/2007      362,534         3/31/2008 (TTM)
 1.205  Mobile Home Park              250,546       12/31/2006        242,992  12/31/2007      224,029         3/31/2008 (TTM)
 1.206  Mobile Home Park              238,129       12/31/2006        221,473  12/31/2007      214,914         3/31/2008 (TTM)
 1.207  Mobile Home Park              262,169       12/31/2006        270,301  12/31/2007      269,810         3/31/2008 (TTM)
 1.208  Mobile Home Park              307,002       12/31/2006        260,455  12/31/2007      260,922         3/31/2008 (TTM)
 1.209  Mobile Home Park              217,899       12/31/2006        216,247  12/31/2007      205,946         3/31/2008 (TTM)
 1.210  Mobile Home Park              220,303       12/31/2006        228,963  12/31/2007      223,569         3/31/2008 (TTM)
 1.211  Mobile Home Park              204,871       12/31/2006        216,570  12/31/2007      219,457         3/31/2008 (TTM)
 1.212  Mobile Home Park              252,359       12/31/2006        252,872  12/31/2007      242,299         3/31/2008 (TTM)
 1.213  Mobile Home Park              272,210       12/31/2006        249,710  12/31/2007      243,986         3/31/2008 (TTM)
 1.214  Mobile Home Park              304,726       12/31/2006        234,841  12/31/2007      230,217         3/31/2008 (TTM)
 1.215  Mobile Home Park              224,811       12/31/2006        237,570  12/31/2007      232,572         3/31/2008 (TTM)
 1.216  Mobile Home Park              230,291       12/31/2006        203,234  12/31/2007      196,427         3/31/2008 (TTM)
 1.217  Mobile Home Park              189,713       12/31/2006        214,229  12/31/2007      210,799         3/31/2008 (TTM)
 1.218  Mobile Home Park              214,012       12/31/2006        317,639  12/31/2007      305,462         3/31/2008 (TTM)
 1.219  Mobile Home Park              285,789       12/31/2006        267,002  12/31/2007      264,337         3/31/2008 (TTM)
 1.220  Mobile Home Park              199,335       12/31/2006        209,845  12/31/2007      201,322         3/31/2008 (TTM)
 1.221  Mobile Home Park              282,707       12/31/2006        288,490  12/31/2007      290,212         3/31/2008 (TTM)
 1.222  Mobile Home Park              162,759       12/31/2006        230,558  12/31/2007      226,111         3/31/2008 (TTM)
 1.223  Mobile Home Park              178,800       12/31/2006        175,410  12/31/2007      181,498         3/31/2008 (TTM)
 1.224  Mobile Home Park              255,356       12/31/2006        262,077  12/31/2007      223,406         3/31/2008 (TTM)
 1.225  Mobile Home Park              159,895       12/31/2006        167,939  12/31/2007      164,710         3/31/2008 (TTM)
 1.226  Mobile Home Park              179,761       12/31/2006        217,986  12/31/2007      217,660         3/31/2008 (TTM)
 1.227  Mobile Home Park              230,334       12/31/2006        210,454  12/31/2007      208,721         3/31/2008 (TTM)
 1.228  Mobile Home Park              186,645       12/31/2006        220,138  12/31/2007      223,341         3/31/2008 (TTM)
 1.229  Mobile Home Park              208,156       12/31/2006        176,555  12/31/2007      153,727         3/31/2008 (TTM)
 1.230  Mobile Home Park              152,305       12/31/2006        171,571  12/31/2007      175,909         3/31/2008 (TTM)
 1.231  Mobile Home Park              144,912       12/31/2006        172,300  12/31/2007      179,160         3/31/2008 (TTM)
 1.232  Mobile Home Park              105,567       12/31/2006        121,631  12/31/2007      113,782         3/31/2008 (TTM)
 1.233  Mobile Home Park              143,565       12/31/2006        160,479  12/31/2007      153,632         3/31/2008 (TTM)
 1.234  Mobile Home Park              146,642       12/31/2006        146,914  12/31/2007      145,097         3/31/2008 (TTM)
 1.235  Mobile Home Park              149,507       12/31/2006        161,381  12/31/2007      163,544         3/31/2008 (TTM)
 1.236  Mobile Home Park              247,970       12/31/2006        262,889  12/31/2007      246,312         3/31/2008 (TTM)
 1.237  Mobile Home Park              197,540       12/31/2006        194,505  12/31/2007      187,056         3/31/2008 (TTM)
 1.238  Mobile Home Park              181,176       12/31/2006        217,229  12/31/2007      212,140         3/31/2008 (TTM)
 1.239  Mobile Home Park               65,463       12/31/2006        170,840  12/31/2007      183,286         3/31/2008 (TTM)
 1.240  Mobile Home Park              244,560       12/31/2006        225,965  12/31/2007      216,295         3/31/2008 (TTM)
 1.241  Mobile Home Park              190,048       12/31/2006        225,753  12/31/2007      208,317         3/31/2008 (TTM)
 1.242  Mobile Home Park              172,970       12/31/2006        194,493  12/31/2007      173,167         3/31/2008 (TTM)
 1.243  Mobile Home Park              128,732       12/31/2006         97,727  12/31/2007       63,708         3/31/2008 (TTM)
 1.244  Mobile Home Park              157,302       12/31/2006        170,304  12/31/2007      162,028         3/31/2008 (TTM)
 1.245  Mobile Home Park              207,630       12/31/2006        177,701  12/31/2007      172,141         3/31/2008 (TTM)
 1.246  Mobile Home Park              148,698       12/31/2006        163,830  12/31/2007      159,950         3/31/2008 (TTM)
 1.247  Mobile Home Park              114,144       12/31/2006        116,228  12/31/2007      123,047         3/31/2008 (TTM)
 1.248  Mobile Home Park              151,553       12/31/2006        153,290  12/31/2007      150,365         3/31/2008 (TTM)
 1.249  Mobile Home Park              198,612       12/31/2006        177,062  12/31/2007      179,071         3/31/2008 (TTM)
 1.250  Mobile Home Park              118,857       12/31/2006        114,924  12/31/2007       99,307         3/31/2008 (TTM)
 1.251  Mobile Home Park              110,084       12/31/2006        123,194  12/31/2007      123,854         3/31/2008 (TTM)
 1.252  Mobile Home Park               91,253       12/31/2006        116,195  12/31/2007      131,892         3/31/2008 (TTM)
 1.253  Mobile Home Park               94,963       12/31/2006        121,281  12/31/2007      133,385         3/31/2008 (TTM)
 1.254  Mobile Home Park              112,624       12/31/2006        114,197  12/31/2007      113,375         3/31/2008 (TTM)
 1.255  Mobile Home Park               91,072       12/31/2006        131,770  12/31/2007      128,242         3/31/2008 (TTM)
 1.256  Mobile Home Park               72,762       12/31/2006         95,232  12/31/2007       97,003         3/31/2008 (TTM)
 1.257  Mobile Home Park              144,962       12/31/2006        144,714  12/31/2007      136,440         3/31/2008 (TTM)
 1.258  Mobile Home Park               74,568       12/31/2006         90,662  12/31/2007       81,071         3/31/2008 (TTM)
 1.259  Mobile Home Park              152,262       12/31/2006        174,015  12/31/2007      160,502         3/31/2008 (TTM)
 1.260  Mobile Home Park               84,545       12/31/2006         86,811  12/31/2007       81,912         3/31/2008 (TTM)
 1.261  Mobile Home Park               57,253       12/31/2006         79,796  12/31/2007       75,637         3/31/2008 (TTM)
 1.262  Mobile Home Park               89,620       12/31/2006        115,587  12/31/2007      104,440         3/31/2008 (TTM)
 1.263  Mobile Home Park              109,145       12/31/2006        182,110  12/31/2007      179,736         3/31/2008 (TTM)
 1.264  Mobile Home Park              108,179       12/31/2006        114,198  12/31/2007      113,269         3/31/2008 (TTM)
 1.265  Mobile Home Park               99,404       12/31/2006         99,266  12/31/2007       97,976         3/31/2008 (TTM)
 1.266  Mobile Home Park               93,980       12/31/2006        106,252  12/31/2007       90,076         3/31/2008 (TTM)
 1.267  Mobile Home Park               65,411       12/31/2006         91,534  12/31/2007       83,539         3/31/2008 (TTM)
 1.268  Mobile Home Park               38,692       12/31/2006         43,887  12/31/2007       44,696         3/31/2008 (TTM)
 1.269  Mobile Home Park               58,927       12/31/2006         46,552  12/31/2007       51,620         3/31/2008 (TTM)
 1.270  Mobile Home Park               63,301       12/31/2006         67,791  12/31/2007       75,691         3/31/2008 (TTM)
 1.271  Mobile Home Park               39,779       12/31/2006         45,347  12/31/2007       50,038         3/31/2008 (TTM)
 1.272  Mobile Home Park               44,332       12/31/2006         25,847  12/31/2007       24,876         3/31/2008 (TTM)
 1.273  Mobile Home Park               23,107       12/31/2006         12,885  12/31/2007       12,577         3/31/2008 (TTM)
   2    Anchored                   29,035,663       12/31/2004     28,239,656  12/31/2005   30,512,632              12/31/2006
   3    Various                    36,951,113       12/31/2005     45,094,175  12/31/2006   47,853,151         9/30/2007 (TTM)
 3.01   Limited Service
 3.02   Limited Service
 3.03   Limited Service
 3.04   Extended Stay
 3.05   Limited Service
 3.06   Limited Service
 3.07   Limited Service
 3.08   Extended Stay
 3.09   Extended Stay
 3.10   Extended Stay
 3.11   Extended Stay
 3.12   Extended Stay
 3.13   Limited Service
 3.14   Extended Stay
 3.15   Limited Service
 3.16   Extended Stay
 3.17   Extended Stay
 3.18   Extended Stay
 3.19   Extended Stay
 3.20   Limited Service
 3.21   Extended Stay
 3.22   Extended Stay
 3.23   Extended Stay
 3.24   Limited Service
 3.25   Extended Stay
 3.26   Limited Service
 3.27   Extended Stay
   4    Suburban                    1,696,548       12/31/2005      3,896,757  12/31/2006    4,352,624    3/31/2008 (T-9 Ann.)
 4.01   Suburban                      487,935       12/31/2005      1,465,853  12/31/2006    1,887,394    3/31/2008 (T-9 Ann.)
 4.02   Suburban                    1,208,613       12/31/2005      1,336,704  12/31/2006    1,273,701    3/31/2008 (T-9 Ann.)
 4.03   Suburban                                                    1,094,200  12/31/2006    1,191,529    3/31/2008 (T-9 Ann.)
   5    Medical                                                                              3,796,036              11/30/2007
   6    CBD
   7    Suburban                                                    1,611,525  12/31/2006    1,754,832   12/31/2007 (T-5 Ann.)
   8    CBD                         1,890,841       12/31/2005      1,899,474  12/31/2006    1,917,885    8/31/2007 (T-8 Ann.)
   9    Anchored                      359,120       12/31/2005        360,031  12/31/2006    1,242,681    9/30/2007 (T-9 Ann.)
  10    Suburban                                                                               337,734              11/30/2007
  11    Anchored                    1,626,978       12/31/2005      1,619,212  12/31/2006    1,815,265    8/31/2007 (T-8 Ann.)
  12    Unanchored                     54,812       12/31/2005        433,337  12/31/2006      841,609              12/31/2007
  13    Limited Service                                                                      2,006,978              10/31/2007
  14    Garden                      1,199,376       12/31/2005      1,269,622  12/31/2006    1,297,585    7/31/2007 (T-7 Ann.)
  15    Single Tenant
  16    Suburban                      448,969       12/31/2005        117,552  12/31/2006      681,178              11/30/2007
  17    Single Tenant                 510,600       12/31/2005        510,600  12/31/2006      808,450              11/30/2007
  18    Limited Service                                               888,524  12/31/2006    1,257,269              10/31/2007
  19    Suburban                    1,183,975       12/31/2005      1,263,287  12/31/2006    1,092,653              11/30/2007
  20    Unanchored                                                                             782,322    8/20/2007 (T-8 Ann.)
  21    Anchored                      767,024       12/31/2005        923,306  12/31/2006      969,035              11/30/2007
  22    Mobile Home Park              843,881       12/31/2005        851,093  12/31/2006      913,266              11/30/2007
 22.01  Mobile Home Park
 22.02  Mobile Home Park
 22.03  Mobile Home Park
 22.04  Mobile Home Park
 22.05  Mobile Home Park

  23    Unanchored                                                                             588,953              12/31/2007
  24    Unanchored                                                                             664,729              12/31/2007
  25    Anchored                    1,059,159       12/31/2004      1,004,336  12/31/2005      950,389              12/31/2006
 25.01  Anchored                      587,050       12/31/2004        587,349  12/31/2005      558,966              12/31/2006
 25.02  Anchored                      472,109       12/31/2004        416,987  12/31/2005      391,423              12/31/2006
  26    Garden                        618,933       12/31/2005        784,771  12/31/2006      843,066    6/30/2007 (T-6 Ann.)
  27    Limited Service               878,819       12/31/2005        924,102  12/31/2006    1,003,826              10/31/2007
  28    Anchored                      750,340       12/31/2005      1,013,851  12/31/2006    1,301,908    9/30/2007 (T-9 Ann.)
  29    Shadow Anchored             1,252,821       12/31/2005      1,190,875  12/31/2006    1,148,789              12/31/2007
  30    Retail/Office                 825,689       12/31/2005        911,227  12/31/2006      968,590              12/31/2007
  31    Anchored                      527,339       12/31/2005        650,294  12/31/2006      659,284               9/30/2007
  32    Limited Service                                                                      1,268,915              12/31/2007
  33    Self Storage                  581,615       12/31/2005        697,049  12/31/2006      745,952               9/30/2007
  34    Single Tenant
  35    Medical                       636,060       12/31/2005        686,807  12/31/2006      691,797    5/31/2007 (T-5 Ann.)
  36    Health Club                                                                            772,742              12/31/2007
  37    Garden                        829,908       12/31/2004        857,530  12/31/2005      852,700        10/31/2006 (TTM)
  38    CBD                           898,969       12/31/2005        900,723  12/31/2006      902,999              12/31/2007
  39    Suburban                      704,929       12/31/2005        479,435  12/31/2006      641,028              11/30/2007
  40    Limited Service               460,638       12/31/2005        625,580  12/31/2006      754,495         9/30/2007 (TTM)
  41    Anchored                                                      395,360  12/31/2006      535,355              12/31/2007
  42    Suburban                      838,548       12/31/2005        900,500  12/31/2006      876,756              12/31/2007
  43    Suburban                                                                               189,124              12/31/2007
  44    Unanchored                    198,478       12/31/2005        431,189  12/31/2006      616,411    8/31/2007 (T-8 Ann.)
  45    Self Storage                  501,574       12/31/2005        560,371  12/31/2006      599,496               9/30/2007
  46    Anchored
  47    Anchored                      839,435       12/31/2005        869,498  12/31/2006      936,568         5/31/2007 (TTM)
  48    Unanchored                                                                             381,436  11/30/2007 (T-11 Ann.)
  49    Flex                          615,582       12/31/2004        619,917  12/31/2005      663,257              12/31/2006
  50    Anchored                      494,203       12/31/2005        597,161  12/31/2006      538,172         6/30/2007 (TTM)
  51    Self Storage                  456,791       12/31/2005        481,113  12/31/2006      505,067              12/31/2007
 51.01  Self Storage                  283,669       12/31/2005        297,605  12/31/2006      326,548              12/31/2007
 51.02  Self Storage                  173,122       12/31/2005        183,508  12/31/2006      178,519              12/31/2007
  52    Limited Service                                               608,006  12/31/2006      751,468              12/31/2007
  53    Suburban
  54    Anchored
  55    Suburban                      483,736       12/31/2005        545,931  12/31/2006      502,063    9/30/2007 (T-9 Ann.)
  56    Single Tenant
  57    Unanchored
  58    Self Storage                  338,501       12/31/2005        384,519  12/31/2006      411,130               9/30/2007
  59    Mobile Home Park              238,815       12/31/2005        327,316  12/31/2006      357,237              12/31/2007
  60    Unanchored                    110,935       12/31/2005        193,113  12/31/2006      215,733         9/30/2007 (TTM)
  61    Anchored                      163,570       12/31/2005        211,911  12/31/2006      297,716   12/31/2007 (T-5 Ann.)
  62    Mobile Home Park              404,236       12/31/2005        430,371  12/31/2006      355,088              11/30/2007
  63    Unanchored                    357,152       12/31/2005        410,613  12/31/2006      384,402              12/31/2007
  64    Flex                          330,075       12/31/2005        352,139  12/31/2006      395,040  10/31/2007 (T-10 Ann.)
  65    Single Tenant
 65.01  Single Tenant
 65.02  Single Tenant

  66    Warehouse/Distribution                                        316,993  12/31/2006      182,603              10/17/2007
  67    Suburban                                                                               462,230              12/31/2006
  68    Single Tenant                  82,445       12/31/2005        112,642  12/31/2006      214,385              12/31/2007
 68.01  Single Tenant                                                                          100,085              12/31/2007
 68.02  Single Tenant                  35,681       12/31/2005         55,224  12/31/2006       57,406              12/31/2007
 68.03  Single Tenant                  46,764       12/31/2005         57,417  12/31/2006       56,894              12/31/2007
  69    Unanchored                    203,787       12/31/2005        379,340  12/31/2006      403,774              12/31/2007
  70    Flex                          258,170       12/31/2005        295,308  12/31/2006      333,673              12/31/2007
  71    Suburban                      414,581       12/31/2005        402,131  12/31/2006      404,451              12/31/2007
  72    Self Storage                  266,677       12/31/2005        293,039  12/31/2006      343,055  11/30/2007 (T-11 Ann.)
  73    Single Tenant
  74    Student Housing               350,967       12/31/2005        361,309  12/31/2006      397,094         6/30/2007 (TTM)
  75    Self Storage                  268,025       12/31/2005        248,128  12/31/2006      231,120              12/31/2007
  76    Suburban                                                                               -42,462    6/30/2007 (T-6 Ann.)
  77    Single Tenant
  78    Shadow Anchored                                                60,438  12/31/2006      229,859              10/31/2007
  79    Shadow Anchored               197,982       12/31/2005        189,398  12/31/2006      159,063  10/31/2007 (T-10 Ann.)
  80    Unanchored                    208,016       12/31/2005        210,870  12/31/2006      211,140    9/30/2007 (T-9 Ann.)
  81    Self Storage                  201,098       12/31/2005        213,964  12/31/2006      235,956         9/30/2007 (TTM)
  82    Single Tenant
  83    Self Storage                  215,236       12/31/2005        265,658  12/31/2006      289,284         5/31/2007 (TTM)
  84    Single Tenant
  85    Mobile Home Park              264,423       12/31/2005        285,883  12/31/2006      332,049              12/31/2007
  86    Shadow Anchored
  87    Mid Rise                      119,713       12/31/2005        104,486  12/31/2006      185,277         4/30/2007 (TTM)
  88    Self Storage                  143,015       12/31/2005        177,621  12/31/2006      209,718         7/31/2007 (TTM)
  89    Garden                                                        135,539  12/31/2005      147,106              12/31/2006
  90    Mobile Home Park               59,710       12/31/2005         88,213  12/31/2006       92,641         6/30/2007 (TTM)
  91    Suburban                       60,461       12/31/2005         73,967  12/31/2006       84,273         5/31/2007 (TTM)
  92    Single Tenant

                                                                                 CUT-OFF                       ORIGINAL
                                                                       UW          DATE                         BALANCE
               UW             UW            UW            UW         DSCR (X)     LTV (%)         ORIGINAL    PER UNIT ($)
 LOAN #    REVENUES ($)   EXPENSES ($)    NOI ($)       NCF ($)   (2,3,4,6,15)    (2,5,6)      BALANCE ($)(7)     (2)
----------------------------------------------------------------------------------------------------------------------------

   1       209,312,398     58,502,661  150,809,736  147,959,924       1.43          79.7        150,000,000    27,582.25
 1.001       4,127,060        682,108    3,444,951    3,398,401                                   3,878,011
 1.002       3,157,896        710,205    2,447,691    2,414,441                                   2,780,259
 1.003       3,007,740        695,870    2,311,870    2,279,770                                   2,595,519
 1.004       2,662,017        715,863    1,946,155    1,925,821                                   2,291,691
 1.005       2,427,392        609,545    1,817,847    1,793,397                                   2,195,504
 1.006       2,716,747      1,279,112    1,437,635    1,395,135                                   2,129,852
 1.007       2,004,403        314,507    1,689,896    1,670,946                                   2,044,353
 1.008       2,032,943        265,973    1,766,969    1,750,019                                   1,877,171
 1.009       2,205,669        363,289    1,842,379    1,818,129                                   1,845,109
 1.010       2,119,931        312,782    1,807,149    1,785,649                                   1,741,288
 1.011       1,953,875        427,011    1,526,864    1,506,664                                   1,664,949
 1.012       1,636,405        247,582    1,388,823    1,372,673                                   1,596,244
 1.013       2,105,176        500,050    1,605,126    1,579,776                                   1,570,289
 1.014       1,610,887        424,435    1,186,452    1,168,352                                   1,535,173
 1.015       1,794,590        264,833    1,529,757    1,514,607                                   1,478,682
 1.016       1,692,416        525,864    1,166,552    1,141,052                                   1,408,451
 1.017       1,360,652        204,809    1,155,843    1,142,193                                   1,299,286
 1.018       1,458,230        309,449    1,148,781    1,131,031                                   1,221,421
 1.019       2,428,329      1,156,787    1,271,543    1,231,209                                   1,191,649
 1.020       1,575,713        300,662    1,275,051    1,260,701                                   1,183,251
 1.021       1,279,510        203,921    1,075,589    1,063,139                                   1,176,381
 1.022       1,659,369        564,131    1,095,238    1,073,438                                   1,165,693
 1.023       1,662,783        371,111    1,291,672    1,275,972                                   1,114,546
 1.024       1,694,883        564,285    1,130,598    1,117,748                                   1,110,729
 1.025       1,650,423        361,041    1,289,382    1,259,282                                   1,105,386
 1.026       1,626,786        382,473    1,244,313    1,223,063                                   1,080,194
 1.027       1,180,739        146,340    1,034,399    1,023,999                                   1,067,407
 1.028       1,192,706        182,834    1,009,871      998,471                                   1,007,672
 1.029       1,339,982        346,816      993,166      978,166                                   1,000,038
 1.030       1,472,343        325,316    1,147,027    1,130,927                                     983,244
 1.031       1,086,941        154,029      932,912      922,362                                     962,632
 1.032       1,198,054        255,758      942,297      925,747                                     949,655
 1.033       1,316,415        303,360    1,013,055      994,205                                     947,364
 1.034       1,641,878        216,726    1,425,152    1,403,002                                     933,623
 1.035       1,390,585        426,365      964,221      944,971                                     907,668
 1.036       1,306,599        305,317    1,001,281      986,181                                     899,271
 1.037       1,292,154        377,549      914,606      896,906                                     894,691
 1.038       1,277,890        335,507      942,383      929,033                                     894,691
 1.039         917,574        182,786      734,788      724,338                                     892,400
 1.040       1,264,370        465,167      799,203      775,803                                     874,843
 1.041       1,260,153        376,467      883,686      865,686                                     874,079
 1.042       1,130,095        349,752      780,343      763,193                                     870,262
 1.043       1,273,006        358,958      914,048      897,048                                     868,735
 1.044       1,623,614        706,948      916,666      890,766                                     864,155
 1.045         876,271        279,149      597,121      582,721                                     848,124
 1.046       1,017,635        190,874      826,761      816,761                                     847,361
 1.047         959,174        284,398      674,776      661,776                                     827,513
 1.048       1,134,313        386,127      748,186      730,386                                     822,169
 1.049       1,050,560        296,005      754,555      739,955                                     810,718
 1.050         393,282        177,663      215,619      209,311                                     809,191
 1.051         848,977        179,020      669,957      659,557                                     793,923
 1.052       1,069,035        253,804      815,231      805,081                                     786,290
 1.053       1,041,834        302,434      739,400      726,200                                     786,290
 1.054       1,122,039        438,526      683,513      661,563                                     782,473
 1.055       1,067,924        302,314      765,611      754,111                                     782,473
 1.056       1,229,291        296,672      932,619      915,519                                     774,839
 1.057         837,966        157,832      680,134      668,284                                     762,625
 1.058         964,179        244,545      719,634      705,884                                     759,571
 1.059       1,254,145        474,122      780,023      758,723                                     750,029
 1.060         812,463        284,800      527,662      516,962                                     734,379
 1.061       1,231,943        250,081      981,862      961,462                                     732,852
 1.062       1,022,928        545,440      477,488      466,188                                     732,852
 1.063         893,019        190,912      702,107      691,907                                     732,089
 1.064       1,156,229        474,269      681,961      675,161                                     731,326
 1.065       1,270,411        325,748      944,663      932,313                                     728,272
 1.066       1,074,442        283,543      790,900      777,050                                     728,272
 1.067         833,777        135,167      698,610      688,860                                     725,219
 1.068         918,965        179,219      739,746      730,596                                     719,111
 1.069         897,179        175,925      721,254      709,654                                     718,348
 1.070         818,279        104,812      713,467      706,467                                     716,821
 1.071       1,016,781        203,272      813,509      803,759                                     716,058
 1.072         947,425        205,199      742,226      731,976                                     714,531
 1.073         780,679        124,336      656,343      647,043                                     709,951
 1.074       1,121,424        381,377      740,047      720,247                                     708,424
 1.075         912,672        241,059      671,613      657,963                                     706,897
 1.076         766,762        176,668      590,094      581,594                                     696,973
 1.077         901,183        192,441      708,742      699,392                                     683,232
 1.078         947,390        360,506      586,884      572,384                                     679,415
 1.079         865,739        130,908      734,832      724,782                                     679,415
 1.080         991,465        252,108      739,357      723,857                                     677,888
 1.081       1,025,100        332,618      692,482      680,882                                     666,438
 1.082         737,511        184,910      552,600      543,650                                     661,857
 1.083         905,111        254,565      650,546      642,196                                     661,857
 1.084         660,409        228,153      432,257      421,607                                     658,040
 1.085         842,121        168,316      673,805      666,355                                     648,880
 1.086         890,729        184,730      705,999      693,749                                     641,246
 1.087         787,338        177,653      609,686      598,686                                     634,375
 1.088         929,046        283,118      645,928      633,128                                     633,612
 1.089       1,179,156        648,331      530,825      518,275                                     629,032
 1.090         874,876        253,803      621,074      607,224                                     617,581
 1.091       1,039,525        321,475      718,049      702,999                                     616,817
 1.092         962,230        140,911      821,319      810,827                                     616,817
 1.093         691,694        112,957      578,736      569,186                                     604,603
 1.094         729,785        247,766      482,019      473,069                                     597,351
 1.095         862,912        313,550      549,362      533,512                                     596,588
 1.096         741,661        192,856      548,805      538,105                                     592,389
 1.097         902,946        280,077      622,868      613,718                                     587,809
 1.098         762,744        269,511      493,233      482,433                                     579,411
 1.099         638,692        124,451      514,240      508,640                                     577,885
 1.100         828,111        274,934      553,177      544,877                                     577,121
 1.101         728,038        102,879      625,159      616,459                                     567,961
 1.102         790,933        316,533      474,400      460,900                                     558,418
 1.103         643,335        254,497      388,838      382,838                                     548,113
 1.104       1,125,997        291,333      834,664      820,614                                     543,532
 1.105         824,720        425,486      399,234      390,134                                     538,952
 1.106         683,578        138,196      545,383      536,028                                     538,952
 1.107         971,686        545,335      426,350      400,350                                     534,944
 1.108         519,033        198,842      320,191      307,462                                     530,555
 1.109         716,510        178,572      537,938      531,138                                     527,501
 1.110         777,375        205,405      571,970      559,470                                     526,738
 1.111         823,616        250,989      572,627      553,277                                     522,157
 1.112         731,657        330,475      401,181      391,031                                     521,394
 1.113         667,591        134,906      532,685      525,485                                     520,631
 1.114         670,605        260,906      409,698      399,398                                     517,577
 1.115         755,375        286,179      469,196      456,246                                     515,287
 1.116         653,325        117,223      536,102      528,902                                     512,997
 1.117         724,956        233,014      491,942      479,892                                     506,890
 1.118         944,860        434,135      510,725      493,225                                     500,973
 1.119         514,935        102,307      412,628      407,628                                     499,256
 1.120         550,597        134,240      416,357      409,957                                     491,622
 1.121         795,996        218,154      577,842      563,542                                     490,858
 1.122         527,217         74,469      452,748      447,098                                     488,568
 1.123         850,523        312,363      538,160      517,710                                     485,515
 1.124         900,248        278,537      621,711      606,761                                     481,698
 1.125         687,756        204,478      483,278      474,228                                     477,881
 1.126         934,773        304,132      630,641      620,141                                     476,354
 1.127         620,382        298,863      321,520      311,457                                     471,774
 1.128         612,396         89,180      523,216      515,166                                     471,010
 1.129         720,973        223,008      497,965      486,615                                     459,560
 1.130         842,277        409,019      433,259      417,309                                     458,796
 1.131         603,669        134,113      469,556      461,206                                     454,216
 1.132         673,490        171,667      501,823      494,023                                     453,452
 1.133         613,310        138,781      474,528      462,228                                     451,926
 1.134         471,838        124,634      347,205      341,305                                     448,872
 1.135         565,223        149,367      415,856      406,856                                     445,819
 1.136         656,765        161,769      494,996      484,646                                     440,475
 1.137         834,309        266,167      568,142      556,792                                     435,894
 1.138         863,963        250,478      613,485      596,735                                     433,604
 1.139         742,776        225,939      516,837      506,837                                     433,604
 1.140         621,064        302,198      318,867      307,167                                     430,551
 1.141         640,303        149,313      490,990      481,340                                     427,497
 1.142         861,953        314,823      547,129      534,529                                     421,390
 1.143         589,555        138,002      451,554      441,554                                     417,573
 1.144         771,024        248,461      522,563      512,463                                     411,466
 1.145         593,097        131,547      461,549      454,549                                     410,703
 1.146         598,734        150,984      447,750      439,909                                     396,962
 1.147         736,216        396,516      339,700      324,400                                     396,198
 1.148         620,614        139,121      481,493      474,243                                     396,198
 1.149         585,556        166,389      419,167      412,617                                     394,672
 1.150         605,836        281,659      324,176      317,876                                     390,091
 1.151         875,446        317,602      557,844      539,694                                     387,801
 1.152         616,334        211,638      404,696      400,596                                     385,511
 1.153         547,707        134,513      413,194      404,644                                     381,694
 1.154         544,337         58,888      485,449      478,949                                     378,640
 1.155         581,193        179,299      401,894      391,694                                     374,823
 1.156         794,473        276,124      518,348      504,148                                     372,533
 1.157         837,884        298,017      539,866      512,966                                     370,243
 1.158         642,119        244,065      398,054      389,004                                     361,082
 1.159         582,885        147,810      435,075      427,975                                     360,319
 1.160         486,590        113,906      372,684      367,997                                     359,556
 1.161         501,462        142,850      358,612      352,062                                     358,792
 1.162         513,255         76,276      436,979      431,079                                     355,739
 1.163         667,237        309,121      358,116      348,466                                     351,158
 1.164         549,769         86,353      463,415      455,715                                     350,395
 1.165         555,661        136,510      419,151      412,051                                     348,105
 1.166         605,850        183,634      422,217      412,667                                     345,815
 1.167         460,388         95,628      364,760      359,160                                     341,998
 1.168         389,503        113,094      276,408      269,558                                     341,998
 1.169         523,998        158,281      365,717      360,717                                     338,944
 1.170         514,801        119,029      395,772      389,872                                     335,891
 1.171         689,720        198,033      491,686      481,036                                     331,310
 1.172         481,140        118,641      362,500      356,500                                     328,257
 1.173         521,208        189,314      331,894      325,844                                     327,493
 1.174         476,590        206,597      269,993      262,343                                     310,699
 1.175         620,820        178,930      441,890      432,140                                     309,935
 1.176         516,321        168,151      348,170      338,620                                     307,264
 1.177         622,192        127,172      495,021      487,071                                     304,592
 1.178         506,935        107,262      399,672      393,272                                     300,011
 1.179         603,470        196,839      406,631      394,631                                     299,248
 1.180         627,295        136,132      491,163      483,813                                     296,958
 1.181         404,980        204,354      200,626      185,776                                     292,378
 1.182         395,386        111,640      283,746      278,546                                     291,614
 1.183         554,823        261,231      293,592      284,892                                     290,851
 1.184         383,007         98,549      284,458      279,358                                     282,454
 1.185         344,265         89,827      254,438      250,888                                     274,820
 1.186         455,279        213,129      242,150      235,600                                     271,766
 1.187         524,930        120,093      404,837      396,187                                     270,239
 1.188         541,178        170,560      370,618      361,318                                     269,476
 1.189         385,332         78,118      307,214      301,614                                     267,186
 1.190         376,909        180,827      196,081      189,931                                     267,186
 1.191         599,872        230,216      369,657      360,057                                     265,277
 1.192         392,650        189,679      202,971      192,971                                     264,132
 1.193         299,310         78,532      220,778      216,128                                     261,842
 1.194         488,986        215,760      273,226      260,526                                     258,025
 1.195         392,963        100,964      291,999      285,499                                     257,262
 1.196         540,405        187,554      352,851      342,701                                     256,212
 1.197         553,456        166,698      386,758      376,158                                     255,735
 1.198         388,160         47,410      340,750      336,008                                     254,972
 1.199         425,025         69,469      355,556      350,306                                     254,972
 1.200         455,493        173,989      281,504      269,654                                     245,811
 1.201         283,548         22,469      261,079      257,879                                     238,940
 1.202         332,342         75,342      256,999      251,499                                     235,887
 1.203         594,398        272,293      322,106      312,556                                     234,360
 1.204         500,685        138,151      362,534      354,434                                     232,833
 1.205         356,638        132,609      224,029      216,179                                     232,833
 1.206         290,593         75,679      214,914      211,164                                     229,016
 1.207         323,835         54,024      269,810      265,860                                     227,490
 1.208         420,992        160,069      260,922      252,522                                     226,726
 1.209         273,271         67,325      205,946      201,446                                     222,909
 1.210         246,183         22,614      223,569      221,019                                     220,619
 1.211         270,822         51,365      219,457      215,057                                     219,092
 1.212         320,691         78,392      242,299      237,749                                     213,749
 1.213         333,290         89,305      243,986      238,836                                     211,458
 1.214         454,189        223,972      230,217      223,217                                     208,405
 1.215         304,212         71,640      232,572      228,222                                     196,191
 1.216         306,637        110,210      196,427      191,677                                     193,137
 1.217         250,193         39,395      210,799      207,699                                     191,610
 1.218         463,575        158,113      305,462      298,562                                     187,221
 1.219         443,019        178,682      264,337      256,487                                     187,030
 1.220         288,068         86,746      201,322      195,822                                     180,923
 1.221         408,073        117,860      290,212      282,212                                     179,396
 1.222         264,067         37,956      226,111      223,061                                     178,633
 1.223         327,752        146,255      181,498      174,948                                     175,579
 1.224         323,981        100,575      223,406      218,256                                     174,052
 1.225         182,017         17,308      164,710      162,710                                     165,655
 1.226         321,767        104,107      217,660      214,560                                     164,892
 1.227         252,656         43,934      208,721      205,221                                     161,075
 1.228         261,661         38,320      223,341      220,291                                     158,785
 1.229         260,476        106,749      153,727      147,477                                     157,258
 1.230         229,873         53,964      175,909      172,559                                     153,441
 1.231         272,788         93,628      179,160      174,260                                     145,807
 1.232         163,016         49,234      113,782      111,082                                     144,280
 1.233         243,794         90,162      153,632      149,682                                     140,463
 1.234         170,783         25,686      145,097      142,947                                     140,463
 1.235         206,222         42,678      163,544      159,894                                     138,937
 1.236         369,215        122,903      246,312      238,562                                     137,410
 1.237         255,424         68,368      187,056      181,656                                     132,829
 1.238         269,079         56,939      212,140      208,490                                     132,829
 1.239         254,154         70,868      183,286      178,936                                     131,589
 1.240         267,322         51,027      216,295      212,745                                     131,303
 1.241         358,935        150,618      208,317      203,317                                     130,539
 1.242         250,621         77,454      173,167      168,017                                     128,249
 1.243         199,731        136,023       63,708       59,508                                     127,486
 1.244         272,817        110,789      162,028      156,628                                     126,722
 1.245         232,398         60,257      172,141      165,891                                     126,722
 1.246         266,678        106,729      159,950      155,700                                     126,722
 1.247         162,496         39,449      123,047      121,068                                     126,722
 1.248         231,024         80,659      150,365      147,515                                     122,810
 1.249         277,228         98,157      179,071      172,421                                     122,142
 1.250         268,320        169,014       99,307       92,857                                     121,379
 1.251         291,061        167,207      123,854      117,204                                     120,997
 1.252         266,959        135,066      131,892      126,742                                     116,703
 1.253         159,676         26,291      133,385      131,435                                     114,508
 1.254         156,570         43,195      113,375      111,125                                     111,455
 1.255         199,109         70,867      128,242      124,842                                     110,882
 1.256         135,962         38,959       97,003       94,253                                     102,294
 1.257         240,828        104,388      136,440      130,990                                     100,004
 1.258         165,452         84,381       81,071       77,471                                      96,187
 1.259         261,709        101,207      160,502      156,252                                      83,209
 1.260         134,581         52,669       81,912       79,712                                      81,683
 1.261         150,621         74,984       75,637       71,687                                      74,812
 1.262         217,236        112,797      104,440       99,490                                      73,285
 1.263         286,848        107,112      179,736      174,236                                      69,468
 1.264         162,618         49,349      113,269      110,969                                      67,942
 1.265         148,207         50,231       97,976       94,976                                      64,125
 1.266         133,956         43,879       90,076       87,026                                      51,147
 1.267         119,131         35,593       83,539       81,689                                      40,460
 1.268          62,993         18,297       44,696       43,496                                      37,406
 1.269          75,132         23,512       51,620       49,020                                      36,643
 1.270         101,715         26,024       75,691       74,391                                      35,498
 1.271          72,206         22,167       50,038       49,188                                      35,116
 1.272          80,486         55,610       24,876       20,426                                      31,299
 1.273          31,844         19,267       12,577       10,827                                      14,504
   2        46,858,654     15,385,604   31,473,050   30,444,640       1.08          70.0         64,166,667       298.47
   3       116,125,670     69,995,525   46,130,145   40,651,655       1.81          54.4         63,106,250   100,276.24
  3.01                                                                                            5,638,114
  3.02                                                                                            4,177,804
  3.03                                                                                            3,967,358
  3.04                                                                                            3,778,872
  3.05                                                                                            3,451,309
  3.06                                                                                            3,052,377
  3.07                                                                                            2,933,430
  3.08                                                                                            2,397,251
  3.09                                                                                            2,366,141
  3.10                                                                                            2,336,862
  3.11                                                                                            2,296,603
  3.12                                                                                            2,217,914
  3.13                                                                                            2,009,299
  3.14                                                                                            1,978,189
  3.15                                                                                            1,888,521
  3.16                                                                                            1,859,242
  3.17                                                                                            1,829,962
  3.18                                                                                            1,809,833
  3.19                                                                                            1,749,444
  3.20                                                                                            1,731,144
  3.21                                                                                            1,670,756
  3.22                                                                                            1,641,476
  3.23                                                                                            1,432,860
  3.24                                                                                            1,381,622
  3.25                                                                                            1,262,674
  3.26                                                                                            1,242,544
  3.27                                                                                            1,004,649
   4         6,595,580      2,430,116    4,165,464    4,150,832       1.23          74.7         49,800,000       146.17
  4.01       2,436,574        628,566    1,808,008    1,803,216                                  21,300,000
  4.02       2,096,221        900,288    1,195,934    1,186,094                                  15,000,000
  4.03       2,062,785        901,263    1,161,522    1,161,522                                  13,500,000
   5         4,169,531         31,271    4,138,260    4,107,354       1.38          79.6         48,880,000       316.32
   6         4,325,000        129,750    4,195,250    4,153,250       1.20          68.4         47,000,000       167.86
   7         2,817,910        994,991    1,822,919    1,695,789       1.24          65.7         19,060,000       216.44
   8         5,320,434      3,277,329    2,043,105    1,844,114       1.64          59.9         16,000,000        75.13
   9         2,045,936        550,699    1,495,236    1,431,654       1.20          74.4         15,750,000       110.11
   10        2,395,634        816,169    1,579,465    1,450,531       1.30          68.6         15,100,000       145.57
   11        1,884,120        432,864    1,451,256    1,358,142       1.50          62.7         14,100,000        97.49
   12        1,593,319        371,186    1,222,134    1,146,522       1.16          76.6         14,100,000        89.51
   13        4,434,018      2,612,652    1,998,727    1,821,366       1.85          78.4         14,000,000   105,263.16
   14        2,006,034        816,154    1,189,880    1,139,880       1.38          57.8         12,100,000    60,500.00
   15        1,066,185         31,986    1,034,200    1,024,148       1.15          74.4         12,100,000       180.57
   16        1,441,540        543,395      898,145      814,232       1.24          80.1         11,100,000       181.48
   17        1,213,240        255,912      957,328      892,956       1.22          77.6         10,476,000       189.78
   18        3,246,268      2,054,059    1,192,209    1,062,358       1.41          79.3         10,200,000    98,076.92
   19        1,745,325        651,877    1,093,446      997,856       1.28          65.1          9,900,000        81.33
   20        1,207,165        272,716      934,450      879,168       1.40          61.0          9,785,000       185.74
   21        1,878,478        902,474      976,003      881,894       1.27          74.9          9,750,000        47.98
   22        1,429,130        494,756      934,374      916,469       1.31          75.1          9,600,000    23,414.63
 22.01                                                                                            3,455,399
 22.02                                                                                            2,103,286
 22.03                                                                                            1,622,535
 22.04                                                                                            1,239,437
 22.05                                                                                            1,179,343
   23        1,373,468        355,003    1,018,465      960,121       1.50          58.5          9,300,000       141.54
   24        1,120,361        329,037      791,323      766,839       1.15          69.0          8,900,000       199.72
   25        1,183,419        315,896      867,523      805,736       1.22          76.3          8,740,000        50.00
 25.01         670,353        177,504      492,849      459,677                                   4,985,000
 25.02         513,066        138,392      374,674      346,059                                   3,755,000
   26        1,374,730        576,216      798,514      758,514       1.36          64.7          8,600,000    53,750.00
   27        1,937,002      1,701,643      986,853      879,312       1.33          71.4          8,500,000    64,885.50
   28        1,509,595        508,895    1,000,700      928,999       1.62          57.9          8,450,000        74.44
   29        1,370,680        398,730      971,950      894,124       1.38          66.8          8,250,000        67.40
   30        1,470,520        576,455      894,065      833,944       1.34          54.6          8,000,000        97.34
   31        1,175,838        379,423      796,414      757,454       1.30          68.7          7,900,000        97.77
   32        3,373,272      1,970,283    1,402,989    1,268,058       1.51          58.3          8,000,000    96,385.54
   33        1,120,856        380,150      740,706      728,332       1.27          77.6          7,800,000        94.56
   34          711,415         75,418      635,997      634,272       1.67          70.8          7,650,000       665.22
   35          915,333        239,316      676,017      648,081       1.19          69.1          7,600,000       326.46
   36          845,328        106,587      738,741      707,445       1.59          64.1          7,500,000       160.60
   37        1,424,634        593,631      831,002      785,252       1.44          72.0          7,600,000    41,530.05
   38        1,303,166        514,271      788,895      727,275       1.35          72.6          6,950,000       181.22
   39        1,274,544        505,969      768,575      688,914       1.83          60.4          6,700,000       115.70
   40        2,559,454      1,736,968      822,486      720,108       1.40          67.5          6,500,000    79,268.29
   41          979,852        310,397      669,455      639,346       1.33          70.6          6,350,000        86.69
   42        1,631,127        739,809      891,318      777,454       1.84          54.8          6,300,000        55.17
   43          846,866        269,270      577,596      546,026       1.15          70.5          6,300,000       205.34
   44        1,029,079        275,565      753,514      714,726       1.71          58.7          6,150,000       148.30
   45          832,359        247,399      584,960      574,951       1.28          78.2          6,100,000        91.42
   46          710,291        112,047      598,244      579,264       1.43          64.5          5,750,000       289.86
   47        1,272,555        453,729      818,826      749,556       1.48          49.7          5,800,000        66.60
   48          700,133        172,282      527,851      504,550       1.20          77.5          5,500,000       196.74
   49          849,844        222,669      627,175      575,491       1.45          63.0          5,400,000        51.22
   50          615,143        105,370      509,773      469,835       1.15          79.9          5,350,000        61.67
   51          958,985        472,970      486,015      462,022       1.24          61.8          5,000,000        32.67
 51.01         522,458        222,382      300,076      289,276                                   2,857,143
 51.02         436,527        250,588      185,939      172,747                                   2,142,857
   52        1,760,812      1,088,604      672,208      601,775       1.50          72.0          5,000,000    78,125.00
   53          626,209        113,023      513,186      482,076       1.28          73.0          5,000,000       104.96
   54          517,874         94,657      423,217      401,645       1.22          72.7          4,650,000       160.65
   55          781,794        245,138      536,657      474,959       1.36          72.0          4,500,000        83.29
   56          387,509         39,551      347,958      347,958       1.15          77.2          4,130,000       731.49
   57          684,628        326,603      358,025      347,833       1.15          74.2          4,100,000       231.95
   58          630,864        227,550      403,314      394,525       1.31          75.2          4,100,000        69.97
   59          502,100        123,530      378,570      373,070       1.20          70.2          4,000,000    32,000.00
   60          499,344        102,157      397,188      370,751       1.24          74.7          3,975,000       173.74
   61          592,417        167,993      424,424      386,942       1.25          76.0          3,960,000        41.74
   62          612,748        292,972      319,776      310,236       1.36          75.2          3,700,000    20,903.95
   63          557,094         92,481      464,612      437,705       1.63          58.7          3,550,000       122.29
   64          474,364        104,437      369,928      326,888       1.24          62.7          3,500,000        36.75
   65          557,620        230,812      326,807      317,435       1.20          78.6          3,440,000       154.16
 65.01                                                                                            1,720,000
 65.02                                                                                            1,720,000
   66          366,782         87,087      299,695      285,634       1.22          75.0          3,300,000        92.54
   67          539,659        177,989      361,670      332,068       1.35          62.8          3,267,000        65.34
   68          312,931         36,156      276,775      273,484       1.15          71.0          3,200,000       202.85
 68.01         180,461         32,182      148,279      144,988                                   1,765,120
 68.02          62,400          1,872       60,528       60,528                                     794,880
 68.03          70,070          2,102       67,968       67,968                                     640,000
   69          502,636        196,796      305,840      294,923       1.40          57.8          3,123,000        88.51
   70          449,126        148,878      300,247      284,722       1.24          72.6          3,050,000        69.32
   71          569,787        191,855      377,933      359,386       1.53          70.2          3,025,000       217.61
   72          405,736         82,419      323,317      309,885       1.21          69.2          2,800,000        31.27
   73          288,356          5,584      282,772      279,193       1.35          62.1          2,684,550       150.00
   74          758,545        458,686      299,859      264,159       1.22          79.2          2,680,000    22,521.01
   75          441,790        204,481      237,309      223,069       1.17          76.5          2,630,000        27.68
   76          519,736        258,574      261,162      240,482       1.20          71.7          2,600,000       112.51
   77          259,405          4,920      254,485      246,000       1.33          65.1          2,342,644       105.71
   78          341,614         89,586      252,029      239,330       1.23          73.0          2,350,000       192.96
   79          294,780         53,839      240,940      230,526       1.32          67.9          2,310,000       172.50
   80          326,668         88,562      238,106      221,396       1.28          75.9          2,200,000        95.24
   81          358,671        140,041      218,630      213,681       1.37          72.4          2,100,000        80.64
   82          205,519          6,166      199,353      191,117       1.22          76.7          2,050,000       227.42
   83          426,020        202,656      223,364      212,398       1.37          59.8          2,000,000        27.36
   84          196,663          3,782      192,887      189,111       1.35          62.1          1,818,375       187.50
   85          751,824        400,650      351,174      342,814       2.13          26.2          1,800,000     8,612.44
   86          177,752         30,840      146,912      142,064       1.16          66.1          1,620,000       324.00
   87          738,038        483,825      254,212      226,212       2.13          47.9          1,500,000    13,392.86
   88          345,160        135,807      209,353      200,249       1.87          43.4          1,370,000        22.57
   89          280,429        142,936      137,493      125,667       1.21          77.0          1,320,000    33,000.00
   90          149,835         50,130       99,705       94,483       1.22          79.4          1,000,000    12,345.68
   91          227,915         97,935      129,980      113,194       1.55          56.7          1,000,000        82.00
   92          118,141          3,544      114,597      109,899       1.47          53.5            950,000       135.71

                           CUT-OFF                                         % OF
                             DATE                                % OF    APPLICABLE
            CUT-OFF        BALANCE                    MATURITY  INITIAL     LOAN                  ADMIN.     NET
              DATE           PER       MATURITY/ARD    LTV (%)    POOL      GROUP     INTEREST   FEE (%)   MORTGAGE    ACCRUAL
 LOAN #  BALANCE ($)(7)  UNIT ($)(2)  BALANCE ($)(7)   (2,6)    BALANCE    BALANCE   RATE (%)(9)   (8)    RATE (%)(9)    TYPE
---------------------------------------------------------------------------------------------------------------------------------

   1        150,000,000    27,582.25    150,000,000     79.7     15.8%     100.0%      6.4194     0.0222    6.3972     Actual/360
 1.001        3,878,011                   3,878,011               0.4%       2.6%
 1.002        2,780,259                   2,780,259               0.3%       1.9%
 1.003        2,595,519                   2,595,519               0.3%       1.7%
 1.004        2,291,691                   2,291,691               0.2%       1.5%
 1.005        2,195,504                   2,195,504               0.2%       1.5%
 1.006        2,129,852                   2,129,852               0.2%       1.4%
 1.007        2,044,353                   2,044,353               0.2%       1.4%
 1.008        1,877,171                   1,877,171               0.2%       1.3%
 1.009        1,845,109                   1,845,109               0.2%       1.2%
 1.010        1,741,288                   1,741,288               0.2%       1.2%
 1.011        1,664,949                   1,664,949               0.2%       1.1%
 1.012        1,596,244                   1,596,244               0.2%       1.1%
 1.013        1,570,289                   1,570,289               0.2%       1.0%
 1.014        1,535,173                   1,535,173               0.2%       1.0%
 1.015        1,478,682                   1,478,682               0.2%       1.0%
 1.016        1,408,451                   1,408,451               0.1%       0.9%
 1.017        1,299,286                   1,299,286               0.1%       0.9%
 1.018        1,221,421                   1,221,421               0.1%       0.8%
 1.019        1,191,649                   1,191,649               0.1%       0.8%
 1.020        1,183,251                   1,183,251               0.1%       0.8%
 1.021        1,176,381                   1,176,381               0.1%       0.8%
 1.022        1,165,693                   1,165,693               0.1%       0.8%
 1.023        1,114,546                   1,114,546               0.1%       0.7%
 1.024        1,110,729                   1,110,729               0.1%       0.7%
 1.025        1,105,386                   1,105,386               0.1%       0.7%
 1.026        1,080,194                   1,080,194               0.1%       0.7%
 1.027        1,067,407                   1,067,407               0.1%       0.7%
 1.028        1,007,672                   1,007,672               0.1%       0.7%
 1.029        1,000,038                   1,000,038               0.1%       0.7%
 1.030          983,244                     983,244               0.1%       0.7%
 1.031          962,632                     962,632               0.1%       0.6%
 1.032          949,655                     949,655               0.1%       0.6%
 1.033          947,364                     947,364               0.1%       0.6%
 1.034          933,623                     933,623               0.1%       0.6%
 1.035          907,668                     907,668               0.1%       0.6%
 1.036          899,271                     899,271               0.1%       0.6%
 1.037          894,691                     894,691               0.1%       0.6%
 1.038          894,691                     894,691               0.1%       0.6%
 1.039          892,400                     892,400               0.1%       0.6%
 1.040          874,843                     874,843               0.1%       0.6%
 1.041          874,079                     874,079               0.1%       0.6%
 1.042          870,262                     870,262               0.1%       0.6%
 1.043          868,735                     868,735               0.1%       0.6%
 1.044          864,155                     864,155               0.1%       0.6%
 1.045          848,124                     848,124               0.1%       0.6%
 1.046          847,361                     847,361               0.1%       0.6%
 1.047          827,513                     827,513               0.1%       0.6%
 1.048          822,169                     822,169               0.1%       0.5%
 1.049          810,718                     810,718               0.1%       0.5%
 1.050          809,191                     809,191               0.1%       0.5%
 1.051          793,923                     793,923               0.1%       0.5%
 1.052          786,290                     786,290               0.1%       0.5%
 1.053          786,290                     786,290               0.1%       0.5%
 1.054          782,473                     782,473               0.1%       0.5%
 1.055          782,473                     782,473               0.1%       0.5%
 1.056          774,839                     774,839               0.1%       0.5%
 1.057          762,625                     762,625               0.1%       0.5%
 1.058          759,571                     759,571               0.1%       0.5%
 1.059          750,029                     750,029               0.1%       0.5%
 1.060          734,379                     734,379               0.1%       0.5%
 1.061          732,852                     732,852               0.1%       0.5%
 1.062          732,852                     732,852               0.1%       0.5%
 1.063          732,089                     732,089               0.1%       0.5%
 1.064          731,326                     731,326               0.1%       0.5%
 1.065          728,272                     728,272               0.1%       0.5%
 1.066          728,272                     728,272               0.1%       0.5%
 1.067          725,219                     725,219               0.1%       0.5%
 1.068          719,111                     719,111               0.1%       0.5%
 1.069          718,348                     718,348               0.1%       0.5%
 1.070          716,821                     716,821               0.1%       0.5%
 1.071          716,058                     716,058               0.1%       0.5%
 1.072          714,531                     714,531               0.1%       0.5%
 1.073          709,951                     709,951               0.1%       0.5%
 1.074          708,424                     708,424               0.1%       0.5%
 1.075          706,897                     706,897               0.1%       0.5%
 1.076          696,973                     696,973               0.1%       0.5%
 1.077          683,232                     683,232               0.1%       0.5%
 1.078          679,415                     679,415               0.1%       0.5%
 1.079          679,415                     679,415               0.1%       0.5%
 1.080          677,888                     677,888               0.1%       0.5%
 1.081          666,438                     666,438               0.1%       0.4%
 1.082          661,857                     661,857               0.1%       0.4%
 1.083          661,857                     661,857               0.1%       0.4%
 1.084          658,040                     658,040               0.1%       0.4%
 1.085          648,880                     648,880               0.1%       0.4%
 1.086          641,246                     641,246               0.1%       0.4%
 1.087          634,375                     634,375               0.1%       0.4%
 1.088          633,612                     633,612               0.1%       0.4%
 1.089          629,032                     629,032               0.1%       0.4%
 1.090          617,581                     617,581               0.1%       0.4%
 1.091          616,817                     616,817               0.1%       0.4%
 1.092          616,817                     616,817               0.1%       0.4%
 1.093          604,603                     604,603               0.1%       0.4%
 1.094          597,351                     597,351               0.1%       0.4%
 1.095          596,588                     596,588               0.1%       0.4%
 1.096          592,389                     592,389               0.1%       0.4%
 1.097          587,809                     587,809               0.1%       0.4%
 1.098          579,411                     579,411               0.1%       0.4%
 1.099          577,885                     577,885               0.1%       0.4%
 1.100          577,121                     577,121               0.1%       0.4%
 1.101          567,961                     567,961               0.1%       0.4%
 1.102          558,418                     558,418               0.1%       0.4%
 1.103          548,113                     548,113               0.1%       0.4%
 1.104          543,532                     543,532               0.1%       0.4%
 1.105          538,952                     538,952               0.1%       0.4%
 1.106          538,952                     538,952               0.1%       0.4%
 1.107          534,944                     534,944               0.1%       0.4%
 1.108          530,555                     530,555               0.1%       0.4%
 1.109          527,501                     527,501               0.1%       0.4%
 1.110          526,738                     526,738               0.1%       0.4%
 1.111          522,157                     522,157               0.1%       0.3%
 1.112          521,394                     521,394               0.1%       0.3%
 1.113          520,631                     520,631               0.1%       0.3%
 1.114          517,577                     517,577               0.1%       0.3%
 1.115          515,287                     515,287               0.1%       0.3%
 1.116          512,997                     512,997               0.1%       0.3%
 1.117          506,890                     506,890               0.1%       0.3%
 1.118          500,973                     500,973               0.1%       0.3%
 1.119          499,256                     499,256               0.1%       0.3%
 1.120          491,622                     491,622               0.1%       0.3%
 1.121          490,858                     490,858               0.1%       0.3%
 1.122          488,568                     488,568               0.1%       0.3%
 1.123          485,515                     485,515               0.1%       0.3%
 1.124          481,698                     481,698               0.1%       0.3%
 1.125          477,881                     477,881               0.1%       0.3%
 1.126          476,354                     476,354               0.1%       0.3%
 1.127          471,774                     471,774               0.0%       0.3%
 1.128          471,010                     471,010               0.0%       0.3%
 1.129          459,560                     459,560               0.0%       0.3%
 1.130          458,796                     458,796               0.0%       0.3%
 1.131          454,216                     454,216               0.0%       0.3%
 1.132          453,452                     453,452               0.0%       0.3%
 1.133          451,926                     451,926               0.0%       0.3%
 1.134          448,872                     448,872               0.0%       0.3%
 1.135          445,819                     445,819               0.0%       0.3%
 1.136          440,475                     440,475               0.0%       0.3%
 1.137          435,894                     435,894               0.0%       0.3%
 1.138          433,604                     433,604               0.0%       0.3%
 1.139          433,604                     433,604               0.0%       0.3%
 1.140          430,551                     430,551               0.0%       0.3%
 1.141          427,497                     427,497               0.0%       0.3%
 1.142          421,390                     421,390               0.0%       0.3%
 1.143          417,573                     417,573               0.0%       0.3%
 1.144          411,466                     411,466               0.0%       0.3%
 1.145          410,703                     410,703               0.0%       0.3%
 1.146          396,962                     396,962               0.0%       0.3%
 1.147          396,198                     396,198               0.0%       0.3%
 1.148          396,198                     396,198               0.0%       0.3%
 1.149          394,672                     394,672               0.0%       0.3%
 1.150          390,091                     390,091               0.0%       0.3%
 1.151          387,801                     387,801               0.0%       0.3%
 1.152          385,511                     385,511               0.0%       0.3%
 1.153          381,694                     381,694               0.0%       0.3%
 1.154          378,640                     378,640               0.0%       0.3%
 1.155          374,823                     374,823               0.0%       0.2%
 1.156          372,533                     372,533               0.0%       0.2%
 1.157          370,243                     370,243               0.0%       0.2%
 1.158          361,082                     361,082               0.0%       0.2%
 1.159          360,319                     360,319               0.0%       0.2%
 1.160          359,556                     359,556               0.0%       0.2%
 1.161          358,792                     358,792               0.0%       0.2%
 1.162          355,739                     355,739               0.0%       0.2%
 1.163          351,158                     351,158               0.0%       0.2%
 1.164          350,395                     350,395               0.0%       0.2%
 1.165          348,105                     348,105               0.0%       0.2%
 1.166          345,815                     345,815               0.0%       0.2%
 1.167          341,998                     341,998               0.0%       0.2%
 1.168          341,998                     341,998               0.0%       0.2%
 1.169          338,944                     338,944               0.0%       0.2%
 1.170          335,891                     335,891               0.0%       0.2%
 1.171          331,310                     331,310               0.0%       0.2%
 1.172          328,257                     328,257               0.0%       0.2%
 1.173          327,493                     327,493               0.0%       0.2%
 1.174          310,699                     310,699               0.0%       0.2%
 1.175          309,935                     309,935               0.0%       0.2%
 1.176          307,264                     307,264               0.0%       0.2%
 1.177          304,592                     304,592               0.0%       0.2%
 1.178          300,011                     300,011               0.0%       0.2%
 1.179          299,248                     299,248               0.0%       0.2%
 1.180          296,958                     296,958               0.0%       0.2%
 1.181          292,378                     292,378               0.0%       0.2%
 1.182          291,614                     291,614               0.0%       0.2%
 1.183          290,851                     290,851               0.0%       0.2%
 1.184          282,454                     282,454               0.0%       0.2%
 1.185          274,820                     274,820               0.0%       0.2%
 1.186          271,766                     271,766               0.0%       0.2%
 1.187          270,239                     270,239               0.0%       0.2%
 1.188          269,476                     269,476               0.0%       0.2%
 1.189          267,186                     267,186               0.0%       0.2%
 1.190          267,186                     267,186               0.0%       0.2%
 1.191          265,277                     265,277               0.0%       0.2%
 1.192          264,132                     264,132               0.0%       0.2%
 1.193          261,842                     261,842               0.0%       0.2%
 1.194          258,025                     258,025               0.0%       0.2%
 1.195          257,262                     257,262               0.0%       0.2%
 1.196          256,212                     256,212               0.0%       0.2%
 1.197          255,735                     255,735               0.0%       0.2%
 1.198          254,972                     254,972               0.0%       0.2%
 1.199          254,972                     254,972               0.0%       0.2%
 1.200          245,811                     245,811               0.0%       0.2%
 1.201          238,940                     238,940               0.0%       0.2%
 1.202          235,887                     235,887               0.0%       0.2%
 1.203          234,360                     234,360               0.0%       0.2%
 1.204          232,833                     232,833               0.0%       0.2%
 1.205          232,833                     232,833               0.0%       0.2%
 1.206          229,016                     229,016               0.0%       0.2%
 1.207          227,490                     227,490               0.0%       0.2%
 1.208          226,726                     226,726               0.0%       0.2%
 1.209          222,909                     222,909               0.0%       0.1%
 1.210          220,619                     220,619               0.0%       0.1%
 1.211          219,092                     219,092               0.0%       0.1%
 1.212          213,749                     213,749               0.0%       0.1%
 1.213          211,458                     211,458               0.0%       0.1%
 1.214          208,405                     208,405               0.0%       0.1%
 1.215          196,191                     196,191               0.0%       0.1%
 1.216          193,137                     193,137               0.0%       0.1%
 1.217          191,610                     191,610               0.0%       0.1%
 1.218          187,221                     187,221               0.0%       0.1%
 1.219          187,030                     187,030               0.0%       0.1%
 1.220          180,923                     180,923               0.0%       0.1%
 1.221          179,396                     179,396               0.0%       0.1%
 1.222          178,633                     178,633               0.0%       0.1%
 1.223          175,579                     175,579               0.0%       0.1%
 1.224          174,052                     174,052               0.0%       0.1%
 1.225          165,655                     165,655               0.0%       0.1%
 1.226          164,892                     164,892               0.0%       0.1%
 1.227          161,075                     161,075               0.0%       0.1%
 1.228          158,785                     158,785               0.0%       0.1%
 1.229          157,258                     157,258               0.0%       0.1%
 1.230          153,441                     153,441               0.0%       0.1%
 1.231          145,807                     145,807               0.0%       0.1%
 1.232          144,280                     144,280               0.0%       0.1%
 1.233          140,463                     140,463               0.0%       0.1%
 1.234          140,463                     140,463               0.0%       0.1%
 1.235          138,937                     138,937               0.0%       0.1%
 1.236          137,410                     137,410               0.0%       0.1%
 1.237          132,829                     132,829               0.0%       0.1%
 1.238          132,829                     132,829               0.0%       0.1%
 1.239          131,589                     131,589               0.0%       0.1%
 1.240          131,303                     131,303               0.0%       0.1%
 1.241          130,539                     130,539               0.0%       0.1%
 1.242          128,249                     128,249               0.0%       0.1%
 1.243          127,486                     127,486               0.0%       0.1%
 1.244          126,722                     126,722               0.0%       0.1%
 1.245          126,722                     126,722               0.0%       0.1%
 1.246          126,722                     126,722               0.0%       0.1%
 1.247          126,722                     126,722               0.0%       0.1%
 1.248          122,810                     122,810               0.0%       0.1%
 1.249          122,142                     122,142               0.0%       0.1%
 1.250          121,379                     121,379               0.0%       0.1%
 1.251          120,997                     120,997               0.0%       0.1%
 1.252          116,703                     116,703               0.0%       0.1%
 1.253          114,508                     114,508               0.0%       0.1%
 1.254          111,455                     111,455               0.0%       0.1%
 1.255          110,882                     110,882               0.0%       0.1%
 1.256          102,294                     102,294               0.0%       0.1%
 1.257          100,004                     100,004               0.0%       0.1%
 1.258           96,187                      96,187               0.0%       0.1%
 1.259           83,209                      83,209               0.0%       0.1%
 1.260           81,683                      81,683               0.0%       0.1%
 1.261           74,812                      74,812               0.0%       0.0%
 1.262           73,285                      73,285               0.0%       0.0%
 1.263           69,468                      69,468               0.0%       0.0%
 1.264           67,942                      67,942               0.0%       0.0%
 1.265           64,125                      64,125               0.0%       0.0%
 1.266           51,147                      51,147               0.0%       0.0%
 1.267           40,460                      40,460               0.0%       0.0%
 1.268           37,406                      37,406               0.0%       0.0%
 1.269           36,643                      36,643               0.0%       0.0%
 1.270           35,498                      35,498               0.0%       0.0%
 1.271           35,116                      35,116               0.0%       0.0%
 1.272           31,299                      31,299               0.0%       0.0%
 1.273           14,504                      14,504               0.0%       0.0%
   2         64,166,667       298.47     61,047,851     66.6      6.8%       8.6%      6.1400     0.0722    6.0678     Actual/360
   3         63,106,250   100,276.24     63,106,250     54.4      6.7%       8.5%      6.5000     0.0322    6.4678       30/360
 3.01         5,638,114                   5,638,114               0.6%       0.8%
 3.02         4,177,804                   4,177,804               0.4%       0.6%
 3.03         3,967,358                   3,967,358               0.4%       0.5%
 3.04         3,778,872                   3,778,872               0.4%       0.5%
 3.05         3,451,309                   3,451,309               0.4%       0.5%
 3.06         3,052,377                   3,052,377               0.3%       0.4%
 3.07         2,933,430                   2,933,430               0.3%       0.4%
 3.08         2,397,251                   2,397,251               0.3%       0.3%
 3.09         2,366,141                   2,366,141               0.2%       0.3%
 3.10         2,336,862                   2,336,862               0.2%       0.3%
 3.11         2,296,603                   2,296,603               0.2%       0.3%
 3.12         2,217,914                   2,217,914               0.2%       0.3%
 3.13         2,009,299                   2,009,299               0.2%       0.3%
 3.14         1,978,189                   1,978,189               0.2%       0.3%
 3.15         1,888,521                   1,888,521               0.2%       0.3%
 3.16         1,859,242                   1,859,242               0.2%       0.2%
 3.17         1,829,962                   1,829,962               0.2%       0.2%
 3.18         1,809,833                   1,809,833               0.2%       0.2%
 3.19         1,749,444                   1,749,444               0.2%       0.2%
 3.20         1,731,144                   1,731,144               0.2%       0.2%
 3.21         1,670,756                   1,670,756               0.2%       0.2%
 3.22         1,641,476                   1,641,476               0.2%       0.2%
 3.23         1,432,860                   1,432,860               0.2%       0.2%
 3.24         1,381,622                   1,381,622               0.1%       0.2%
 3.25         1,262,674                   1,262,674               0.1%       0.2%
 3.26         1,242,544                   1,242,544               0.1%       0.2%
 3.27         1,004,649                   1,004,649               0.1%       0.1%
   4         49,800,000       146.17     47,551,780     71.3      5.2%       6.7%      5.9000     0.0222    5.8778     Actual/360
 4.01        21,300,000                  20,338,412               2.2%       2.9%
 4.02        15,000,000                  14,322,825               1.6%       2.0%
 4.03        13,500,000                  12,890,543               1.4%       1.8%
   5         48,880,000       316.32     48,880,000     79.6      5.2%       6.6%      6.0000     0.0622    5.9378     Actual/360
   6         46,620,001       166.50     40,107,721     58.9      4.9%       6.3%      6.2100     0.0822    6.1278     Actual/360
   7         19,060,000       216.44     17,814,290     61.4      2.0%       2.6%      5.9400     0.0522    5.8878     Actual/360
   8         16,000,000        75.13     16,000,000     59.9      1.7%       2.1%      6.9500     0.0222    6.9278     Actual/360
   9         15,694,822       109.73     13,530,089     64.1      1.7%       2.1%      6.4500     0.1022    6.3478     Actual/360
  10         15,100,000       145.57     13,957,282     63.4      1.6%       2.0%      6.2800     0.0622    6.2178     Actual/360
  11         14,100,000        97.49     14,100,000     62.7      1.5%       1.9%      6.3200     0.0222    6.2978     Actual/360
  12         14,040,958        89.13     12,137,911     65.3      1.5%       1.9%      6.5200     0.0222    6.4978     Actual/360
  13         13,806,587   103,808.93     11,801,702     67.1      1.5%       1.9%      5.7900     0.0622    5.7278     Actual/360
  14         12,100,000    60,500.00     12,100,000     57.8      1.3%      22.5%      6.7200     0.0222    6.6978     Actual/360
  15         12,100,000       180.57     11,171,777     68.7      1.3%       1.6%      6.2100     0.0722    6.1378     Actual/360
  16         11,100,000       181.48     10,329,634     74.6      1.2%       1.5%      5.6200     0.0222    5.5978     Actual/360
  17         10,476,000       189.78      9,415,839     69.7      1.1%       1.4%      5.7200     0.0222    5.6978     Actual/360
  18         10,146,424    97,561.77      8,712,331     68.1      1.1%       1.4%      6.2400     0.0622    6.1778     Actual/360
  19          9,900,000        81.33      9,228,557     60.7      1.0%       1.3%      6.8400     0.0622    6.7778     Actual/360
  20          9,785,000       185.74      9,785,000     61.0      1.0%       1.3%      6.3300     0.0222    6.3078     Actual/360
  21          9,657,808        47.52      8,255,677     64.0      1.0%       1.3%      5.9400     0.0622    5.8778     Actual/360
  22          9,600,000    23,414.63      8,659,725     67.8      1.0%      17.9%      6.8300     0.0222    6.8078     Actual/360
 22.01        3,455,399                   3,116,959               0.4%       6.4%
 22.02        2,103,286                   1,897,279               0.2%       3.9%
 22.03        1,622,535                   1,463,615               0.2%       3.0%
 22.04        1,239,437                   1,118,040               0.1%       2.3%
 22.05        1,179,343                   1,063,832               0.1%       2.2%
  23          9,300,000       141.54      9,300,000     58.5      1.0%       1.2%      6.8100     0.0222    6.7878     Actual/360
  24          8,900,000       199.72      8,241,482     63.9      0.9%       1.2%      6.4000     0.0222    6.3778     Actual/360
  25          8,740,000        50.00      7,974,070     69.6      0.9%       1.2%      6.5000     0.0222    6.4778     Actual/360
 25.01        4,985,000                   4,548,139               0.5%       0.7%
 25.02        3,755,000                   3,425,931               0.4%       0.5%
  26          8,600,000    53,750.00      8,600,000     64.7      0.9%      16.0%      6.4000     0.0222    6.3778     Actual/360
  27          8,500,000    64,885.50      7,515,775     63.2      0.9%       1.1%      6.7600     0.0622    6.6978     Actual/360
  28          8,450,000        74.44      8,450,000     57.9      0.9%       1.1%      6.6900     0.0222    6.6678     Actual/360
  29          8,212,022        67.09      7,159,727     58.2      0.9%       1.1%      6.8100     0.0722    6.7378     Actual/360
  30          7,968,406        96.95      6,936,179     47.5      0.8%       1.1%      6.7800     0.0222    6.7578     Actual/360
  31          7,900,000        97.77      7,036,748     61.2      0.8%       1.1%      6.2300     0.0622    6.1678     Actual/360
  32          7,867,585    94,790.18              0      0.0      0.8%       1.1%      6.5000     0.0722    6.4278     Actual/360
  33          7,758,845        94.06      6,658,536     66.6      0.8%       1.0%      6.2200     0.0622    6.1578     Actual/360
  34          7,650,000       665.22      7,650,000     70.8      0.8%       1.0%      4.9003     0.0222    4.8781     Actual/360
  35          7,600,000       326.46      6,860,008     62.4      0.8%       1.0%      5.9375     0.0722    5.8653     Actual/360
  36          7,500,000       160.60      7,500,000     64.1      0.8%       1.0%      5.8420     0.0722    5.7698     Actual/360
  37          7,488,871    40,922.79      6,456,158     62.1      0.8%      13.9%      6.0000     0.0722    5.9278     Actual/360
  38          6,934,488       180.82      6,017,750     63.0      0.7%       0.9%      6.7300     0.0222    6.7078     Actual/360
  39          6,700,000       115.70      6,700,000     60.4      0.7%       0.9%      5.5528     0.0222    5.5306     Actual/360
  40          6,479,488    79,018.15      5,659,143     58.9      0.7%       0.9%      6.9400     0.0222    6.9178     Actual/360
  41          6,350,000        86.69      5,787,798     64.3      0.7%       0.9%      6.4600     0.0222    6.4378     Actual/360
  42          6,300,000        55.17      6,300,000     54.8      0.7%       0.8%      6.6300     0.0222    6.6078     Actual/360
  43          6,273,265       204.47      5,414,228     60.8      0.7%       0.8%      6.4600     0.0722    6.3878     Actual/360
  44          6,150,000       148.30      6,150,000     58.7      0.6%       0.8%      6.6900     0.0222    6.6678     Actual/360
  45          6,067,815        90.94      5,207,318     67.1      0.6%       0.8%      6.2200     0.0622    6.1578     Actual/360
  46          5,739,052       289.31      4,850,099     54.5      0.6%       0.8%      5.8200     0.0622    5.7578     Actual/360
  47          5,715,788        65.64      3,830,931     33.3      0.6%       0.8%      6.1925     0.0722    6.1203     Actual/360
  48          5,500,000       196.74      5,023,202     70.7      0.6%       0.7%      6.5710     0.0722    6.4988     Actual/360
  49          5,352,119        50.77      5,067,775     59.6      0.6%       0.7%      6.2300     0.0722    6.1578     Actual/360
  50          5,350,000        61.67      4,884,879     72.9      0.6%       0.7%      6.5500     0.0722    6.4778     Actual/360
  51          4,974,092        32.50      4,544,651     56.5      0.5%       0.7%      6.3000     0.0222    6.2778     Actual/360
 51.01        2,842,338                   2,596,943               0.3%       0.4%
 51.02        2,131,754                   1,947,708               0.2%       0.3%
  52          4,967,513    77,617.39      3,923,849     56.9      0.5%       0.7%      6.4000     0.0222    6.3778     Actual/360
  53          4,961,327       104.15      4,291,188     63.1      0.5%       0.7%      6.4100     0.0622    6.3478     Actual/360
  54          4,650,000       160.65      4,189,763     65.5      0.5%       0.6%      5.8500     0.0622    5.7878     Actual/360
  55          4,500,000        83.29      4,053,724     64.9      0.5%       0.6%      6.7400     0.0222    6.7178     Actual/360
  56          4,130,000       731.49      3,974,404     74.3      0.4%       0.6%      6.6090     0.0222    6.5868     Actual/360
  57          4,078,367       230.73      3,500,001     63.6      0.4%       0.5%      6.2200     0.0222    6.1978     Actual/360
  58          4,078,367        69.60      3,500,001     64.6      0.4%       0.5%      6.2200     0.0622    6.1578     Actual/360
  59          4,000,000    32,000.00      3,662,288     64.3      0.4%       7.4%      6.7000     0.0222    6.6778     Actual/360
  60          3,958,392       173.01      3,422,812     64.6      0.4%       0.5%      6.5300     0.0922    6.4378     Actual/360
  61          3,932,117        41.44      3,437,698     66.4      0.4%       0.5%      6.8240     0.1122    6.7118     Actual/360
  62          3,700,000    20,903.95      3,700,000     75.2      0.4%       6.9%      6.0700     0.0222    6.0478     Actual/360
  63          3,522,908       121.35      3,051,890     50.9      0.4%       0.5%      6.4700     0.0622    6.4078     Actual/360
  64          3,482,435        36.57      3,006,585     54.2      0.4%       0.5%      6.4400     0.0222    6.4178     Actual/360
  65          3,417,777       153.16      2,969,668     68.3      0.4%       0.5%      6.6160     0.0222    6.5938     Actual/360
 65.01        1,708,889                   1,484,834               0.2%       0.2%
 65.02        1,708,889                   1,484,834               0.2%       0.2%
  66          3,300,000        92.54      2,975,510     67.6      0.3%       0.4%      5.8800     0.0622    5.8178     Actual/360
  67          3,267,000        65.34      3,026,602     58.2      0.3%       0.4%      6.4200     0.0222    6.3978     Actual/360
  68          3,200,000       202.85      2,856,516     63.3      0.3%       0.4%      6.3300     0.0222    6.3078     Actual/360
 68.01        1,765,120                   1,575,654               0.2%       0.2%
 68.02          794,880                     709,559               0.1%       0.1%
 68.03          640,000                     571,303               0.1%       0.1%
  69          3,123,000        88.51      3,123,000     57.8      0.3%       0.4%      6.6600     0.0222    6.6378     Actual/360
  70          3,050,000        69.32      2,728,269     65.0      0.3%       0.4%      6.4300     0.0222    6.4078     Actual/360
  71          3,018,248       217.12      2,619,237     60.9      0.3%       0.4%      6.7300     0.0222    6.7078     Actual/360
  72          2,766,712        30.90              0      0.0      0.3%       0.4%      6.7100     0.0222    6.6878     Actual/360
  73          2,684,550       150.00      2,531,394     58.6      0.3%       0.4%      6.6300     0.0622    6.5678     Actual/360
  74          2,653,121    22,295.13      2,115,206     63.1      0.3%       4.9%      6.5700     0.0222    6.5478     Actual/360
  75          2,600,912        27.38      2,236,171     65.8      0.3%       0.3%      6.0800     0.0522    6.0278     Actual/360
  76          2,580,905       111.68      2,245,774     62.4      0.3%       0.3%      6.6400     0.0722    6.5678     Actual/360
  77          2,342,644       105.71      2,150,760     59.7      0.2%       0.3%      6.8600     0.0622    6.7978     Actual/360
  78          2,335,552       191.77      1,863,356     58.2      0.2%       0.3%      6.7200     0.0622    6.6578     Actual/360
  79          2,310,000       172.50      2,142,490     63.0      0.2%       0.3%      6.5000     0.0222    6.4778     Actual/360
  80          2,200,000        95.24      1,949,419     67.2      0.2%       0.3%      6.8500     0.0222    6.8278     Actual/360
  81          2,100,000        80.64      1,907,503     65.8      0.2%       0.3%      6.2700     0.0722    6.1978     Actual/360
  82          2,033,253       225.57      1,768,489     66.7      0.2%       0.3%      6.5900     0.0622    6.5278     Actual/360
  83          1,972,317        26.98      1,550,671     47.0      0.2%       0.3%      6.0300     0.0722    5.9578     Actual/360
  84          1,818,375       187.50      1,714,635     58.5      0.2%       0.2%      6.6300     0.0622    6.5678     Actual/360
  85          1,778,579     8,509.95      1,201,631     17.7      0.2%       3.3%      6.4700     0.0222    6.4478     Actual/360
  86          1,620,000       324.00      1,477,224     60.3      0.2%       0.2%      6.4800     0.0222    6.4578     Actual/360
  87          1,485,535    13,263.70      1,266,700     40.9      0.2%       2.8%      5.8500     0.0722    5.7778     Actual/360
  88          1,361,483        22.43      1,188,016     37.9      0.1%       0.2%      6.7800     0.0722    6.7078     Actual/360
  89          1,300,615    32,515.38      1,030,113     61.0      0.1%       2.4%      6.2200     0.0222    6.1978     Actual/360
  90          1,000,000    12,345.68        943,706     74.9      0.1%       1.9%      6.6900     0.0722    6.6178     Actual/360
  91            991,826        81.33        852,123     48.7      0.1%       0.1%      6.1600     0.0722    6.0878     Actual/360
  92            935,952       133.71        740,381     42.3      0.1%       0.1%      6.1800     0.0722    6.1078     Actual/360

                                                                                                                       ORIGINAL
            MONTHLY          ANNUAL                                                                                      TERM
              P&I             P&I                       FIRST    PAYMENT                            FINAL                 TO
              DEBT            DEBT                     PAYMENT     DUE     MATURITY/  ARD/HYBRID  MATURITY             MATURITY
 LOAN #  SERVICE ($)(3)  SERVICE ($)(3)   NOTE DATE     DATE       DATE    ARD DATE      LOAN       DATE    SEASONING   OR ARD
-------------------------------------------------------------------------------------------------------------------------------

   1       813,569.79     9,762,837.48    7/31/2007    9/1/2007      1      8/1/2012      No                    10         60
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
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   2       390,506.07     4,686,072.82    7/31/2007    9/1/2007      1      8/1/2014      No                    10         84
   3       341,825.52     4,101,906.24   12/17/2007    2/1/2008      1      1/1/2018      No                    5         120
 3.01
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   4       280,618.02     3,367,416.24    7/18/2007    9/8/2007      8      8/8/2017      No                    10        120
 4.01
 4.02
 4.03

   5       247,794.44     2,973,533.28     9/5/2007   11/1/2007      1     10/1/2012      No                    8          60
   6       288,165.47     3,457,985.64    8/31/2007   10/1/2007      1      9/1/2017      No                    9         120
   7       113,540.13     1,362,481.53     8/2/2007   10/1/2007      1      9/1/2017      No                    9         120
   8       93,953.70      1,127,444.40   12/28/2007   2/11/2008     11     1/11/2018      No                    5         120
   9       99,033.38      1,188,400.56     1/3/2008    3/1/2008      1      2/1/2018      No                    4         120
  10       93,268.12      1,119,217.44    10/1/2007   11/1/2007      1     10/1/2017      No                    8         120
  11       75,291.39       903,496.68     9/11/2007  11/11/2007     11    10/11/2017      No                    8         120
  12       89,307.13      1,071,685.56   12/11/2007   2/11/2008     11     1/11/2018      No                    5         120
  13       82,056.29       984,675.48      3/2/2007    5/1/2007      1      4/1/2017      No                    14        120
  14       68,701.11       824,413.32      9/5/2007  10/11/2007     11     9/11/2017      No                    9         120
  15       74,187.28       890,247.36    11/15/2007    1/1/2008      1     12/1/2017      No                    6         120
  16       63,862.82       766,353.90      5/1/2007    7/1/2007      1      6/1/2017      No                    12        120
  17       60,935.59       731,227.06      6/1/2007    8/1/2007      1      7/1/2017      No                    11        120
  18       62,736.83       752,841.96     11/8/2007    1/1/2008      1     12/1/2017      No                    6         120
  19       64,804.59       777,655.08    12/20/2007    2/1/2008      1      1/1/2018      No                    5         120
  20       52,332.76       627,993.12      9/7/2007  11/11/2007     11    10/11/2017      No                    8         120
  21       58,080.60       696,967.20     7/11/2007    9/1/2007      1      8/1/2017      No                    10        120
  22       62,776.78       753,321.34      1/2/2008    3/1/2008      1      2/1/2018      No                    4         120
 22.01
 22.02
 22.03
 22.04
 22.05

  23       53,510.52       642,126.24     1/16/2008   3/11/2008     11     2/11/2018      No                    4         120
  24       55,670.03       668,040.36     11/1/2007  12/11/2007     11    11/11/2017      No                    7         120
  25       55,242.75       662,913.00     6/29/2007    8/8/2007      8      7/8/2017      No                    11        120
 25.01
 25.02
  26       46,503.70       558,044.40     8/31/2007  10/11/2007     11     9/11/2017      No                    9         120
  27       55,187.35       662,248.20    11/29/2007    1/1/2008      1     12/1/2017      No                    6         120
  28       47,763.04       573,156.48    10/11/2007  12/11/2007     11    11/11/2017      No                    7         120
  29       53,838.79       646,065.48     12/3/2007   1/11/2008     11    12/11/2017      No                    6         120
  30       52,047.48       624,569.76    12/21/2007   2/11/2008     11     1/11/2018      No                    5         120
  31       48,538.94       582,467.28    10/30/2007   12/1/2007      1     11/1/2017      No                    7         120
  32       70,102.40       841,228.80     12/7/2007   2/11/2008     11     1/11/2023      No                    5         180
  33       47,873.86       574,486.32     11/5/2007    1/1/2008      1     12/1/2017      No                    6         120
  34       31,673.49       380,081.88      6/1/2007    8/1/2007      1      7/1/2017      No                    11        120
  35       45,260.90       543,130.80     7/19/2007    9/1/2007      1      8/1/2017      No                    10        120
  36       37,019.62       444,235.42     1/30/2007    3/1/2007      1      2/1/2017      No                    16        120
  37       45,565.84       546,790.08     1/22/2007    3/1/2007      1      2/1/2017      No                    16        120
  38       44,985.21       539,822.52      2/5/2008   4/11/2008     11     3/11/2018      No                    3         120
  39       31,433.96       377,207.52      7/2/2007    9/1/2007      1      8/1/2017      No                    10        120
  40       42,983.06       515,796.72     1/31/2008   3/11/2008     11     2/11/2018      No                    4         120
  41       39,969.42       479,633.04     1/23/2008   3/11/2008     11     2/11/2018      No                    4         120
  42       35,290.94       423,491.28    10/18/2007  12/11/2007     11    11/11/2017      No                    7         120
  43       39,654.70       475,856.40    12/14/2007   2/11/2008     11     1/11/2018      No                    5         120
  44       34,762.45       417,149.40     9/28/2007  11/11/2007     11    10/11/2017      No                    8         120
  45       37,439.81       449,277.72     11/5/2007    1/1/2008      1     12/1/2017      No                    6         120
  46       33,811.57       405,738.84      3/3/2008    5/1/2008      1      4/1/2018      No                    2         120
  47       42,199.68       506,396.16    10/31/2007   12/1/2007      1     11/1/2017      No                    7         120
  48       35,020.95       420,251.40     1/30/2008    3/1/2008      1      2/1/2018      No                    4         120
  49       33,178.52       398,142.24     7/19/2007    9/1/2007      1      8/1/2012      No                    10         60
  50       33,991.75       407,901.00     8/24/2007   10/1/2007      1      9/1/2017      No                    9         120
  51       30,948.64       371,383.68    11/16/2007   1/11/2008     11    12/11/2014      No                    6          84
 51.01
 51.02
  52       33,448.59       401,383.08     12/3/2007   2/11/2008     11     1/11/2018      No                    5         120
  53       31,308.04       375,696.48     8/31/2007   10/1/2007      1      9/1/2017      No                    9         120
  54       27,432.25       329,187.00     8/22/2007   10/1/2007      1      9/1/2017      No                    9         120
  55       29,157.01       349,884.12    12/12/2007   2/11/2008     11     1/11/2018      No                    5         120
  56       25,261.49       303,137.88     8/31/2007   10/8/2007      8      9/8/2017      No                    9         120
  57       25,164.46       301,973.52    11/12/2007   1/11/2008     11    12/11/2017      No                    6         120
  58       25,164.46       301,973.52     11/5/2007    1/1/2008      1     12/1/2017      No                    6         120
  59       25,811.12       309,733.43    11/19/2007    1/1/2008      1     12/1/2017      No                    6         120
  60       25,203.18       302,438.16    12/18/2007   2/11/2008     11     1/11/2018      No                    5         120
  61       25,879.58       310,554.96     8/30/2007   10/8/2007      8      9/8/2017      No                    9         120
  62       18,975.78       227,709.31     5/23/2007    7/1/2007      1      6/1/2017      No                    12        120
  63       22,368.42       268,421.04     8/13/2007   10/1/2007      1      9/1/2017      No                    9         120
  64       21,984.46       263,813.52    11/26/2007   1/11/2008     11    12/11/2017      No                    6         120
  65       22,006.23       264,074.76     9/12/2007   11/8/2007      8     10/8/2017      No                    8         120
 65.01
 65.02

  66       19,531.29       234,375.48     6/14/2007    8/1/2007      1      7/1/2017      No                    11        120
  67       20,478.08       245,736.96     6/12/2007   8/11/2007     11     7/11/2017      No                    11        120
  68       19,869.75       238,437.00    12/14/2007   2/11/2008     11     1/11/2018      No                    5         120
 68.01
 68.02
 68.03
  69       17,573.38       210,880.56    11/15/2007   1/11/2008     11    12/11/2017      No                    6         120
  70       19,137.88       229,654.56     1/23/2008   3/11/2008     11     2/11/2018      No                    4         120
  71       19,579.89       234,958.68      2/5/2008   4/11/2008     11     3/11/2018      No                    3         120
  72       21,387.61       256,651.32    10/26/2007   1/11/2008     11    12/11/2027      No                    6         240
  73       17,198.34       206,380.08    10/19/2007   12/1/2007      1     11/1/2017      No                    7         120
  74       18,212.95       218,555.40     9/28/2007  11/11/2007     11    10/11/2017      No                    8         120
  75       15,903.70       190,844.40     5/25/2007   7/11/2007     11     6/11/2017      No                    12        120
  76       16,673.88       200,086.56      8/2/2007   10/1/2007      1      9/1/2017      No                    9         120
  77       15,366.03       184,392.36    12/27/2007    2/1/2008      1      1/1/2018      No                    5         120
  78       16,191.93       194,303.16    12/13/2007    2/1/2008      1      1/1/2018      No                    5         120
  79       14,600.77       175,209.24    11/29/2007   1/11/2008     11    12/11/2017      No                    6         120
  80       14,415.70       172,988.40    11/29/2007   1/11/2008     11    12/11/2017      No                    6         120
  81       12,957.39       155,488.68    10/31/2007   12/1/2007      1     11/1/2017      No                    7         120
  82       13,078.97       156,947.64     7/17/2007    9/1/2007      1      8/1/2017      No                    10        120
  83       12,922.73       155,072.76      7/3/2007    9/1/2007      1      8/1/2017      No                    10        120
  84       11,649.27       139,791.24    10/19/2007   12/1/2007      1     11/1/2017      No                    7         120
  85       13,388.54       160,662.53    11/20/2007    1/1/2008      1     12/1/2017      No                    6         120
  86       10,218.20       122,618.40    12/10/2007   2/11/2008     11     1/11/2018      No                    5         120
  87        8,849.11       106,189.32      7/9/2007    9/1/2007      1      8/1/2017      No                    10        120
  88        8,913.13       106,957.56     9/17/2007   11/1/2007      1     10/1/2017      No                    8         120
  89        8,683.17       104,198.04      7/9/2007   8/11/2007     11     7/11/2017      No                    11        120
  90        6,446.15       77,353.80       9/6/2007   11/1/2007      1     10/1/2014      No                    8          84
  91        6,098.76       73,185.12      8/10/2007   10/1/2007      1      9/1/2017      No                    9         120
  92        6,225.82       74,709.84      6/22/2007    8/1/2007      1      7/1/2017      No                    11        120

          REMAINING
            TERM        ORIGINAL     REMAINING       INITIAL       REMAINING
         TO MATURITY  AMORTIZATION  AMORTIZATION  INTEREST ONLY  INTEREST ONLY   GRACE      GRACE
 LOAN #    OR ARD         TERM          TERM       PERIOD(10)       PERIOD      TO LATE  TO DEFAULT
---------------------------------------------------------------------------------------------------

   1         50            0            0               60             50          0          0
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2         74           360          360              36             26          5          5
   3         115           0            0               120            115         5          5
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
   4         110          420          420              60             50          0          0
 4.01
 4.02
 4.03
   5         52            0            0               60             52          5          5
   6         111          360          351               0              0          5          0
   7         111          360          360              60             51          5          5
   8         115           0            0               120            115         0          0
   9         116          360          356               0              0          5          5
  10         112          360          360              48             40          5          5
  11         112           0            0               120            112         0          0
  12         115          360          355               0              0          0          0
  13         106          360          346               0              0          5          5
  14         111           0            0               120            111         0          0
  15         114          360          360              48             42          5          5
  16         108          360          360              60             48          5          5
  17         109          360          360              36             25          5          5
  18         114          360          354               0              0          5          5
  19         115          360          360              48             43          5          5
  20         112           0            0               120            112         0          0
  21         110          360          350               0              0          5          5
  22         116          360          360              24             20          5          5
 22.01
 22.02
 22.03
 22.04
 22.05
  23         116           0            0               120            116         0          0
  24         113          360          360              48             41          0          0
  25         109          360          360              36             25          0          0
 25.01
 25.02
  26         111           0            0               120            111         0          0
  27         114          360          360              12              6          5          5
  28         113           0            0               120            113         0          0
  29         114          360          354               0              0          0          0
  30         115          360          355               0              0          0          0
  31         113          360          360              24             17          5          5
  32         175          180          175               0              0          0          0
  33         114          360          354               0              0          5          5
  34         109           0            0               120            109         5          5
  35         110          360          360              36             26          5          5
  36         104           0            0               120            104         5          5
  37         104          360          344               0              0          10         5
  38         117          360          357               0              0          0          0
  39         110           0            0               120            110         5          5
  40         116          360          356               0              0          0          0
  41         116          360          360              36             32          0          0
  42         113           0            0               120            113         0          0
  43         115          360          355               0              0          0          0
  44         112           0            0               120            112         0          0
  45         114          360          354               0              0          5          5
  46         118          360          358               0              0          5          5
  47         113          240          233               0              0          5          5
  48         116          360          360              36             32          5          5
  49         50           360          350               0              0          7          7
  50         111          360          360              36             27          5          5
  51         78           360          354               0              0          0          0
 51.01
 51.02
  52         115          300          295               0              0          0          0
  53         111          360          351               0              0          5          5
  54         111          360          360              36             27          5          5
  55         115          360          360              24             19          0          0
  56         111          420          420              60             51          0          0
  57         114          360          354               0              0          0          0
  58         114          360          354               0              0          5          5
  59         114          360          360              36             30          5          5
  60         115          360          355               0              0          0          0
  61         111          360          351               0              0          0          0
  62         108           0            0               120            108         5          5
  63         111          360          351               0              0          5          5
  64         114          360          354               0              0          0          0
  65         112          360          352               0              0          0          0
 65.01
 65.02
  66         109          360          360              36             25          5          5
  67         109          360          360              48             37          0          0
  68         115          360          360              24             19          0          0
 68.01
 68.02
 68.03
  69         114           0            0               120            114         0          0
  70         116          360          360              24             20          0          0
  71         117          360          357               0              0          0          0
  72         234          240          234               0              0          0          0
  73         113          360          360              60             53          5          5
  74         112          300          292               0              0          0          0
  75         108          360          348               0              0          0          0
  76         111          360          351               0              0          5          5
  77         115          360          360              36             31          5          5
  78         115          300          295               0              0          5          5
  79         114          360          360              48             42          0          0
  80         114          360          360              12              6          0          0
  81         113          360          360              36             29          5          5
  82         110          360          350               0              0          5          5
  83         110          300          290               0              0          5          5
  84         113          360          360              60             53          5          5
  85         114          240          234               0              0          5          5
  86         115          360          360              36             31          0          0
  87         110          360          350               0              0          5          5
  88         112          360          352               0              0          15         5
  89         109          300          289               0              0          0          0
  90         76           360          360              24             16          5          5
  91         111          360          351               0              0          5          5
  92         109          300          289               0              0          5          5

                                                                                    UPFRONT
                                     ORIGINAL                             YM      ENGINEERING
 LOAN #                   PREPAYMENT PROVISION (PAYMENTS)              FOOTNOTES  RESERVE ($)
---------------------------------------------------------------------------------------------

   1     GRTRofYMor1%(36),Def(20),O(4)                                     A        536,646
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2     LO(34),Def(43),O(7)
   3     LO(6),GRTRofYMor4%(6),GRTRofYMor3%(12),GRTRofYMor1%(94),O(2)      C
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
   4     LO(34),Def(83),O(3)                                                         32,500
  4.01
  4.02
  4.03

   5     LO(32),Def(25),O(3)                                                        350,000
   6     LO(33),Def(83),O(4)
   7     LO(33),Def(83),O(4)

   8     LO(29),Def(87),O(4)                                                        128,750
   9     LO(28),Def(87),O(5)
   10    LO(32),Def(85),O(3)
   11    LO(32),Def(84),O(4)
   12    LO(29),Def(88),O(3)
   13    LO(47),GRTRofYMor1%(70),O(3)                                      B
   14    LO(33),Def(83),O(4)

   15    LO(30),Def(87),O(3)

   16    LO(23),GRTRofYMor1%(93),O(4)                                      F         14,000
   17    LO(24),GRTRofYMor1%(93),O(3)                                      E
   18    LO(35),GRTRofYMor1%(81),O(4)                                      B
   19    LO(29),Def(88),O(3)                                                         37,000
   20    LO(32),Def(84),O(4)
   21    LO(36),Def(81),O(3)
   22    LO(28),Def(89),O(3)
 22.01
 22.02
 22.03
 22.04
 22.05

   23    LO(28),Def(88),O(4)
   24    LO(31),Def(86),O(3)
   25    LO(35),Def(81),O(4)
 25.01
 25.02

   26    LO(33),Def(83),O(4)
   27    LO(30),Def(86),O(4)
   28    LO(31),Def(85),O(4)

   29    LO(30),Def(87),O(3)                                                         61,820
   30    LO(29),Def(88),O(3)
   31    LO(31),Def(85),O(4)
   32    LO(29),Def(148),O(3)
   33    LO(47),GRTRofYMor1%(70),O(3)                                      B
   34    LO(35),Def(82),O(3)                                                         2,100
   35    LO(34),Def(83),O(3)
   36    LO(40),Def(77),O(3)

   37    LO(41),Def(76),O(3)                                                         47,500
   38    LO(27),Def(90),O(3)
   39    LO(34),Def(83),O(3)
   40    LO(28),Def(89),O(3)
   41    LO(28),Def(89),O(3)
   42    LO(31),Def(85),O(4)
   43    LO(29),Def(88),O(3)
   44    LO(32),Def(84),O(4)
   45    LO(47),GRTRofYMor1%(70),O(3)                                      B
   46    LO(36),Def(81),O(3)
   47    LO(31),Def(86),O(3)
   48    LO(28),Def(88),O(4)
   49    LO(34),Def(23),O(3)

   50    LO(23),GRTRofYMor1%(94),O(3)                                      G
   51    LO(30),Def(51),O(3)
 51.01
 51.02

   52    LO(29),Def(88),O(3)
   53    LO(36),Def(81),O(3)
   54    LO(36),Def(80),O(4)
   55    LO(29),Def(88),O(3)
   56    LO(33),Def(86),O(1)
   57    LO(30),Def(87),O(3)
   58    LO(47),GRTRofYMor1%(70),O(3)                                      B
   59    LO(30),Def(87),O(3)
   60    LO(29),Def(88),O(3)
   61    LO(33),Def(84),O(3)                                                         19,518
   62    LO(36),Def(81),O(3)
   63    LO(36),Def(81),O(3)
   64    LO(30),Def(87),O(3)                                                         63,375
   65    LO(32),Def(85),O(3)
 65.01
 65.02

   66    LO(36),Def(81),O(3)
   67    LO(35),Def(82),O(3)
   68    LO(29),Def(88),O(3)

 68.01
 68.02
 68.03

   69    LO(30),Def(86),O(4)

   70    LO(28),Def(89),O(3)                                                         12,500
   71    LO(27),Def(90),O(3)
   72    LO(30),Def(207),O(3)
   73    LO(36),Def(81),O(3)
   74    LO(32),Def(84),O(4)

   75    LO(60),GRTRofYMor1%(57),O(3)                                      D
   76    LO(23),GRTRofYMor1%(94),O(3)                                      C
   77    LO(36),Def(81),O(3)
   78    LO(35),GRTRofYMor1%(82),O(3)                                      B
   79    LO(60),GRTRofYMor1%(57),O(3)                                      D
   80    LO(30),Def(84),O(6)

   81    LO(47),GRTRofYMor1%(37),3%(12),2%(12),1%(9),O(3)                  C
   82    LO(47),GRTRofYMor1%(70),O(3)                                      B         30,375
   83    LO(34),Def(83),O(3)
   84    LO(36),Def(81),O(3)
   85    LO(30),Def(87),O(3)
   86    LO(29),Def(88),O(3)

   87    LO(35),GRTRofYMor1%(82),O(3)                                      C
   88    LO(32),Def(85),O(3)
   89    LO(35),Def(82),O(3)
   90    LO(32),Def(49),O(3)
   91    LO(33),Def(84),O(3)
   92    LO(35),Def(82),O(3)

           UPFRONT      UPFRONT      UPFRONT      UPFRONT        UPFRONT
            CAPEX        TI/LC        RE TAX       INS.           OTHER
 LOAN #  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)(11)
----------------------------------------------------------------------------

   1      2,238,167                 6,933,000     684,275       1,370,644
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2
   3                                                             604,595
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
   4       357,900     4,237,100     533,821      12,177         432,334
  4.01
  4.02
  4.03

   5                                                             120,532
   6                                                           10,591,494
   7                                 101,383       8,989
   8                                 243,097
   9                                  75,878      14,291        1,210,000
   10                  1,200,000      18,659      68,186         158,256
   11                                155,558
   12                                                           1,100,000
   13                                112,601
   14                                 30,144
   15                  5,110,225
   16                                 20,350                     372,610
   17                                 38,012
   18                                 53,536      10,244
   19      380,000     1,244,344      80,172       4,326
   20                                 10,433                     32,020
   21      145,750      30,000        90,491      18,866
   22                                 45,302       2,280
 22.01
 22.02
 22.03
 22.04
 22.05

   23                                 16,048                      4,309
   24                   106,950       20,013      17,227         143,050
   25      121,718                                               400,000
 25.01
 25.02

   26                                 81,294
   27     1,044,811                   12,990       4,475
   28                                 23,747
   29                                 12,979      26,161
   30                                 56,912       5,203
   31     1,000,000    3,225,000      8,569
   32                                 20,359      66,579         50,000
   33                                 15,037       1,923
   34                                                           2,420,000
   35                                 27,076        848
   36

   37                                 23,322      15,860
   38                                 83,657      19,707         10,000
   39

   40                                             30,580        1,375,000
   41                   450,000       15,086      12,833
   42                                 85,116                     567,900
   43                                 19,027       7,476         10,000
   44                                130,777
   45                                 13,326       2,745
   46                                 29,093       3,095
   47

   48                                 15,652       4,437         125,312
   49                                             11,064
   50                                 35,144       3,296
   51                                 19,539       7,505
 51.01
 51.02

   52                                 4,388        6,088
   53                                                             3,919
   54                                 3,099        3,909
   55                   342,359       6,797        1,492         327,719
   56                                                            300,000
   57                                 6,073        3,280         60,642
   58      204,531                    13,645       1,241
   59                                 2,399
   60                                 4,315        8,147         111,480
   61                   200,000       22,374                     30,044
   62
   63                                 12,431       3,142
   64      19,048       100,000       6,534        9,772
   65                                              1,458
 65.01
 65.02

   66                   26,671        11,188       1,570
   67      100,000      200,000       32,711       4,672
   68                                                            95,000
 68.01
 68.02
 68.03

   69                                 48,462                     121,910
   70                   150,000                    3,412
   71                                 39,389       7,864         10,000
   72                                 5,213        3,302
   73

   74                                 28,908       3,247         35,000
   75                                 18,057       1,404
   76                                 54,308       8,466
   77
   78                                 15,413
   79                   50,152        1,435         492          43,000
   80                                 16,668       4,020         14,850
   81                                 7,069        1,075
   82                                 13,412       2,650
   83                                 21,051       2,120
   84
   85
   86                                 4,391         846
   87
   88                                 7,295        1,726
   89                                 10,413       2,295
   90                                 6,342        2,412
   91                                              1,348
   92                                  611          641

                                                                                                                       MONTHLY
                                                               UPFRONT                                     MONTHLY      CAPEX
                                                                OTHER                                       CAPEX      RESERVE
 LOAN #                                                RESERVE DESCRIPTION(11)                           RESERVE ($)   CAP ($)
-------------------------------------------------------------------------------------------------------------------------------

   1     Environmental Reserve                                                                             238,167    2,858,250
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2
   3     PIP Reserve

  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
   4     Alaska Airline Reserve

  4.01
  4.02
  4.03

   5     Debt Service                                                                                       2,576      61,812
   6     Construction Reserve Funds
   7                                                                                                        1,468      100,000
   8
   9     Earnout Reserve                                                                                    1,889      107,080
   10    Debt Service                                                                                       1,729      41,492
   11

   12    Leasing Achievement LOC Reserve                                                                    1,972      70,985
   13                                                                                                       9,277
   14
   15

   16    AT&T Tenant Improvement ($345,450); Watchnet ($27,160)
   17

   18                                                                                                       10,532
   19                                                                                                                  24,345
   20    Pet Supermarket TI&LC Reserve (28,810.00); Your Serve TI&LC Reserve (3,210.00)
   21                                                                                                       3,046
   22                                                                                                       1,417
 22.01
 22.02
 22.03
 22.04
 22.05

   23    Free Rent Reserve
   24    Master Lease Reserve

   25    Debt Service Reserve                                                                               2,185
 25.01
 25.02

   26

   27                                                                                                       4,420
   28
   29                                                                                                       2,552
   30                                                                                                       1,036      24,862
   31                                                                                                        935       33,660
   32    Seasonality Debt Service Reserve                                                                   11,165     400,000
   33                                                                                                       1,027      36,963
   34    Occupancy Conditions Escrow (2,260,000), Rental Escrow (160,000)
   35                                                                                                        388        9,312
   36
   37                                                                                                       3,813
   38    Post Closing SNDA Reserve                                                                          1,151
   39

   40    Hotel Improvement Reserve (1,250,000.00); Seasonality Debt Service Reserve (125,000.00)            4,266
   41                                                                                                        916
   42    Leasing Achievement Reserve

   43    Certificate of Occupancy Reserve                                                                    679
   44

   45                                                                                                        834       30,027
   46                                                                                                        213       12,750
   47

   48    TI/LC LOC (100,000.00); Rental Escrow (25,312.00)                                                   351       12,636
   49

   50                                                                                                       1,345      24,586
   51                                                                                                       1,999
 51.01
 51.02

   52                                                                                                       5,922
   53    Environmental                                                                                       606
   54                                                                                                        362
   55    TI Allowance Reserve
   56    Certificate of Occupancy Reserve

   57    TI Completion Reserve (31,500.00); Rent Gap and Debt Service Reserve (29,142.00)
   58                                                                                                        731       26,322
   59                                                                                                        496
   60    Vacant Space Leasing Achievement Reserve                                                            286
   61    Family Thrift Reserve                                                                              1,186
   62

   63                                                                                                        363        8,710
   64                                                                                                                  19,048
   65

 65.01
 65.02

   66                                                                                                        297
   67
   68    Partial Defeasance LOC Reserve (70,000.00); TI&LC and On-Going Replacement Reserve (25,000.00)
 68.01
 68.02
 68.03

   69    Leasing Achievement Reserve

   70                                                                                                       1,094
   71    Post Closing SNDA Reserve                                                                           232        8,341
   72                                                                                                        594
   73

   74    Earnout LOC Reserve                                                                                2,975
   75                                                                                                       1,173
   76                                                                                                       1,415
   77

   78                                                                                                        152        7,308
   79    Post-Closing Escrow Reserve                                                                         223
   80    Debt Service Reserve                                                                                289       10,395
   81                                                                                                        412       24,740
   82                                                                                                        163
   83
   84
   85

   86                                                                                                         63        2,250
   87
   88

   89                                                                                                        982       50,000
   90                                                                                                        435
   91

   92                                                                                                         88

              MONTHLY            MONTHLY        MONTHLY      MONTHLY      MONTHLY                MONTHLY
               TI/LC              TI/LC         RE TAX         INS.        OTHER                  OTHER
 LOAN #  RESERVE ($)(12,13)  RESERVE CAP ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)        RESERVE DESCRIPTION
---------------------------------------------------------------------------------------------------------------------

   1                                           1,218,340
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2
   3
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
   4                                            74,657        12,177
  4.01
  4.02
  4.03

   5
   6

   7           8,800             600,000        16,897        2,996
   8                                            60,774
   9           3,410             122,760        10,840        1,299
   10                                            1,696        5,682
   11                                           14,142
   12          6,573             225,000        13,127
   13

   14                                            5,582
   15
   16                                           10,175
   17                                           14,564
   18
   19                                           20,043        1,442
   20                                            5,217
   21          4,167             150,000        19,148        3,663
   22                                           11,325        1,140
 22.01
 22.02
 22.03
 22.04
 22.05

   23                                           16,048
   24          2,971             106,950         6,671        1,723
   25          5,763                            21,394
 25.01
 25.02

   26                                            8,129
   27                                            6,495        1,492
   28                                           23,747
   29          3,572             150,000        12,980        2,012
   30          4,144             150,000        14,228        2,602
   31          6,250             225,000         4,416
   32                                            6,786        6,075        87,400    Seasonality Debt Service Reserve
   33                                            5,013
   34
   35                                            5,415         424
   36
   37                                           11,661        3,172
   38                                            9,295        1,585
   39

   40                                            6,824        3,058
   41                            450,000         7,543        6,417
   42                                           10,640
   43          1,406             450,000         6,342         934
   44                                           13,078
   45                                            4,442
   46           250              15,000          3,637         516
   47

   48                                            3,913        2,219
   49                                            8,999        1,229
   50                                            3,905         659
   51                                            9,770        1,072
 51.01
 51.02

   52                                            4,388        1,684
   53
   54                                            3,099
   55                                            6,797         746
   56

   57           542              19,497          1,518         820
   58                                            4,548
   59                                            2,399          3
   60           953              68,000          2,157         679
   61                            200,000         3,196        1,836
   62                                            3,091
   63           833              30,000          2,072         628
   64                            100,000         3,267         888
   65                                                          729
 65.01
 65.02

   66          1,000                             2,797         392
   67                                            2,183         513
   68
 68.01
 68.02
 68.03

   69                                           12,116
   70          3,668                             5,694        1,706
   71                                            4,377         669
   72                                            2,607         330
   73

   74                                            7,227        1,082
   75                                            4,010         936
   76           462              50,931         10,862         847
   77
   78          1,000             48,000          3,853
   79                                            1,529         262
   80          1,540             55,440          2,778         466
   81                                            1,767         538
   82           833                                            663
   83                                            2,105         303
   84
   85
   86           417                              1,464         282
   87                                            5,859
   88                                            1,833         432
   89                                             491          568
   90                                            1,057         241
   91                                            1,472         135
   92           304                               306          321

                  LOAN          CROSSED  RELATED
 LOAN #         PURPOSE           LOAN   BORROWER   TITLE TYPE    YEAR BUILT
----------------------------------------------------------------------------

   1          Acquisition                   No     Fee/Leasehold    Various
 1.001                                                  Fee          1982
 1.002                                                  Fee          1974
 1.003                                                  Fee          1979
 1.004                                                  Fee          1971
 1.005                                                  Fee          1972
 1.006                                                  Fee          1992
 1.007                                                  Fee          1971
 1.008                                                  Fee          1958
 1.009                                                  Fee          1972
 1.010                                                  Fee          1974
 1.011                                                  Fee          1973
 1.012                                                  Fee          1967
 1.013                                                  Fee          1971
 1.014                                                  Fee          1968
 1.015                                                  Fee          1960
 1.016                                                  Fee          1973
 1.017                                                  Fee          1985
 1.018                                                  Fee          1970
 1.019                                                  Fee          1967
 1.020                                                  Fee          1979
 1.021                                                  Fee          1988
 1.022                                                  Fee          1976
 1.023                                                  Fee          1982
 1.024                                                  Fee          1972
 1.025                                                  Fee          1991
 1.026                                                  Fee          1983
 1.027                                                  Fee          1965
 1.028                                                  Fee          1962
 1.029                                                  Fee          1980
 1.030                                                  Fee          1973
 1.031                                                  Fee          1973
 1.032                                                  Fee          1972
 1.033                                                  Fee          1984
 1.034                                                  Fee          1954
 1.035                                                  Fee          1986
 1.036                                                  Fee          1960
 1.037                                                  Fee          1976
 1.038                                                  Fee          1987
 1.039                                                  Fee          1971
 1.040                                                  Fee          1974
 1.041                                                  Fee          1960
 1.042                                                  Fee          1972
 1.043                                                  Fee          1984
 1.044                                                  Fee          1969
 1.045                                                  Fee          1972
 1.046                                                  Fee          1998
 1.047                                                  Fee          1970
 1.048                                                  Fee          1985
 1.049                                                  Fee          1973
 1.050                                                  Fee          1974
 1.051                                                  Fee          1967
 1.052                                                  Fee          1969
 1.053                                                  Fee          1984
 1.054                                                  Fee          1957
 1.055                                                  Fee          1956
 1.056                                                  Fee          1974
 1.057                                                  Fee          1975
 1.058                                                  Fee          1972
 1.059                                                  Fee          1996
 1.060                                                  Fee          1987
 1.061                                                  Fee          1982
 1.062                                                  Fee          1995
 1.063                                                  Fee          1986
 1.064                                                  Fee          1964
 1.065                                                  Fee          1985
 1.066                                                  Fee          1987
 1.067                                                  Fee          1971
 1.068                                                  Fee          1971
 1.069                                                  Fee          1960
 1.070                                                  Fee          1958
 1.071                                                  Fee          1984
 1.072                                                  Fee          1989
 1.073                                                  Fee          1987
 1.074                                                  Fee          1976
 1.075                                                  Fee          1968
 1.076                                                  Fee          1970
 1.077                                                  Fee          1984
 1.078                                                  Fee          1971
 1.079                                                  Fee          1974
 1.080                                                  Fee          1972
 1.081                                                  Fee          1974
 1.082                                                  Fee          1963
 1.083                                                  Fee          1996
 1.084                                                  Fee          1970
 1.085                                                  Fee          1985
 1.086                                                  Fee          1971
 1.087                                                  Fee          1996
 1.088                                                  Fee          1973
 1.089                                                  Fee          1968
 1.090                                                  Fee          1987
 1.091                                                  Fee          1970
 1.092                                                  Fee          1969
 1.093                                                  Fee          1970
 1.094                                                  Fee          1976
 1.095                                                  Fee          1972
 1.096                                                  Fee          1973
 1.097                                                  Fee          1971
 1.098                                                  Fee          1969
 1.099                                                  Fee          1955
 1.100                                                  Fee          1970
 1.101                                                  Fee          1972
 1.102                                                  Fee          1972
 1.103                                                  Fee          1971
 1.104                                                  Fee          1974
 1.105                                                  Fee          1987
 1.106                                                  Fee          1998
 1.107                                                  Fee          1973
 1.108                                                  Fee          1986
 1.109                                                  Fee          1969
 1.110                                                  Fee          1977
 1.111                                                  Fee          1974
 1.112                                                  Fee          1972
 1.113                                                  Fee          1971
 1.114                                                  Fee          1973
 1.115                                                  Fee          1970
 1.116                                                  Fee          1964
 1.117                                                  Fee          1972
 1.118                                                  Fee          1990
 1.119                                                  Fee          1955
 1.120                                                  Fee          1973
 1.121                                                  Fee          1989
 1.122                                                  Fee          1968
 1.123                                                  Fee          1985
 1.124                                                  Fee          1970
 1.125                                                  Fee          1972
 1.126                                                  Fee          1984
 1.127                                                  Fee          1959
 1.128                                                  Fee          1965
 1.129                                                  Fee          1969
 1.130                                                  Fee          1969
 1.131                                                  Fee          1968
 1.132                                                  Fee          1982
 1.133                                                  Fee          1979
 1.134                                                  Fee          1971
 1.135                                                  Fee          1971
 1.136                                                  Fee          1960
 1.137                                                  Fee          1971
 1.138                                                  Fee          1984
 1.139                                                  Fee          1985
 1.140                                                  Fee          1969
 1.141                                                  Fee          1969
 1.142                                                  Fee          1980
 1.143                                                  Fee          1968
 1.144                                                  Fee          1987
 1.145                                                  Fee          1978
 1.146                                                  Fee          1960
 1.147                                                  Fee          1972
 1.148                                                  Fee          1985
 1.149                                                  Fee          1984
 1.150                                                  Fee          1972
 1.151                                                  Fee          1956
 1.152                                                  Fee          1984
 1.153                                                  Fee          1973
 1.154                                                  Fee          1975
 1.155                                                  Fee          1974
 1.156                                                  Fee          1968
 1.157                                                  Fee          1967
 1.158                                                  Fee          1995
 1.159                                                  Fee          1970
 1.160                                                  Fee          1975
 1.161                                                  Fee          1980
 1.162                                                  Fee          1960
 1.163                                                  Fee          1953
 1.164                                                  Fee          1972
 1.165                                               Leasehold       1993
 1.166                                                  Fee          1971
 1.167                                                  Fee          1970
 1.168                                                  Fee          1974
 1.169                                                  Fee          1976
 1.170                                                  Fee          1981
 1.171                                                  Fee          1972
 1.172                                                  Fee          1970
 1.173                                                  Fee          1972
 1.174                                                  Fee          1972
 1.175                                                  Fee          1970
 1.176                                                  Fee          1968
 1.177                                                  Fee          1906
 1.178                                                  Fee          1971
 1.179                                                  Fee          1962
 1.180                                                  Fee          1970
 1.181                                                  Fee          1972
 1.182                                                  Fee          1961
 1.183                                                  Fee          1968
 1.184                                                  Fee          1980
 1.185                                                  Fee          1959
 1.186                                                  Fee          1968
 1.187                                                  Fee          1973
 1.188                                                  Fee          1977
 1.189                                                  Fee          1977
 1.190                                                  Fee          1958
 1.191                                                  Fee          1967
 1.192                                                  Fee          1976
 1.193                                                  Fee          1969
 1.194                                                  Fee          1984
 1.195                                                  Fee          1974
 1.196                                                  Fee          1978
 1.197                                                  Fee          1965
 1.198                                                  Fee          1975
 1.199                                                  Fee          1976
 1.200                                                  Fee          1980
 1.201                                                  Fee          1948
 1.202                                                  Fee          1972
 1.203                                                  Fee          1986
 1.204                                                  Fee          1995
 1.205                                                  Fee          1980
 1.206                                                  Fee          1968
 1.207                                                  Fee          1984
 1.208                                                  Fee          1973
 1.209                                                  Fee          1968
 1.210                                                  Fee          1951
 1.211                                                  Fee          1967
 1.212                                                  Fee          1969
 1.213                                                  Fee          1981
 1.214                                                  Fee          1960
 1.215                                                  Fee          1987
 1.216                                                  Fee          1999
 1.217                                                  Fee          1985
 1.218                                                  Fee          1985
 1.219                                                  Fee          1971
 1.220                                                  Fee          1967
 1.221                                                  Fee          1984
 1.222                                                  Fee          1995
 1.223                                                  Fee          1963
 1.224                                                  Fee          1970
 1.225                                                  Fee          1971
 1.226                                                  Fee          1971
 1.227                                                  Fee          1975
 1.228                                                  Fee          1984
 1.229                                                  Fee          1960
 1.230                                                  Fee          1970
 1.231                                                  Fee          1955
 1.232                                                  Fee          1966
 1.233                                                  Fee          1972
 1.234                                                  Fee          1999
 1.235                                                  Fee          1952
 1.236                                                  Fee          1995
 1.237                                                  Fee          1983
 1.238                                                  Fee          1971
 1.239                                                  Fee          1985
 1.240                                                  Fee          1978
 1.241                                                  Fee          1968
 1.242                                                  Fee          1958
 1.243                                                  Fee          1985
 1.244                                                  Fee          1972
 1.245                                                  Fee          1983
 1.246                                                  Fee          1972
 1.247                                                  Fee          1965
 1.248                                                  Fee          1966
 1.249                                                  Fee          1990
 1.250                                                  Fee          1978
 1.251                                                  Fee          1959
 1.252                                                  Fee          1967
 1.253                                                  Fee          1972
 1.254                                                  Fee          1984
 1.255                                                  Fee          1966
 1.256                                                  Fee          1966
 1.257                                                  Fee          1960
 1.258                                                  Fee          1970
 1.259                                                  Fee          1999
 1.260                                                  Fee          1969
 1.261                                                  Fee          1971
 1.262                                                  Fee          1964
 1.263                                                  Fee          1986
 1.264                                                  Fee          1980
 1.265                                                  Fee          1970
 1.266                                                  Fee          1986
 1.267                                                  Fee          1966
 1.268                                                  Fee          1965
 1.269                                                  Fee          1979
 1.270                                                  Fee          1976
 1.271                                                  Fee          1969
 1.272                                                  Fee          1968
 1.273                                                  Fee          1962
   2           Refinance                    No          Fee          2000
   3          Acquisition                   No          Fee         Various
  3.01                                                  Fee          2005
  3.02                                                  Fee          2000
  3.03                                                  Fee          2000
  3.04                                                  Fee          2002
  3.05                                                  Fee          2000
  3.06                                                  Fee          1999
  3.07                                                  Fee          1996
  3.08                                                  Fee          2004
  3.09                                                  Fee          1999
  3.10                                                  Fee          2004
  3.11                                                  Fee          1999
  3.12                                                  Fee          1984
  3.13                                                  Fee          2004
  3.14                                                  Fee          2000
  3.15                                                  Fee          2003
  3.16                                                  Fee          2000
  3.17                                                  Fee          2002
  3.18                                                  Fee          2002
  3.19                                                  Fee          2001
  3.20                                                  Fee          1999
  3.21                                                  Fee          2002
  3.22                                                  Fee          2002
  3.23                                                  Fee          2001
  3.24                                                  Fee          2004
  3.25                                                  Fee          2000
  3.26                                                  Fee          1996
  3.27                                                  Fee          2002
   4          Acquisition                   No          Fee         Various
  4.01                                                  Fee          2000
  4.02                                                  Fee          2003
  4.03                                                  Fee          2002
   5          Acquisition                Yes (2)        Fee          1924
   6           Refinance                    No          Fee          2007
   7          Acquisition                   No          Fee          1982
   8          Acquisition                Yes (1)        Fee          1983
   9           Refinance                    No          Fee          1999
   10         Acquisition                Yes (2)        Fee          2006
   11         Acquisition                Yes (1)        Fee          2001
   12          Refinance                    No          Fee          1985
   13          Refinance                    No          Fee          1995
   14         Acquisition                Yes (1)        Fee          1998
   15          Refinance                    No          Fee          2007
   16          Refinance                    No          Fee          1984
   17          Refinance                    No          Fee          1996
   18          Refinance                    No          Fee          2005
   19         Acquisition                Yes (2)        Fee          1985
   20         Acquisition                Yes (1)        Fee          2006
   21          Refinance                    No          Fee          1970
   22          Refinance                 Yes (4)        Fee         Various
 22.01                                                  Fee          1973
 22.02                                                  Fee          1973
 22.03                                                  Fee          1940
 22.04                                                  Fee          1975
 22.05                                                  Fee          1970
   23         Acquisition                Yes (1)        Fee          2006
   24         Acquisition                   No          Fee          1988
   25         Acquisition                   No          Fee         Various
 25.01                                                  Fee          1978
 25.02                                                  Fee          1971
   26         Acquisition                Yes (1)        Fee          2005
   27         Acquisition                   No          Fee          1999
   28         Acquisition                Yes (1)        Fee          1995
   29          Refinance                    No          Fee          1986
   30          Refinance                    No          Fee          1986
   31          Refinance                    No          Fee        1967/1969
   32          Refinance                    No          Fee          1986
   33          Refinance                 Yes (3)        Fee          1987
   34          Refinance                    No          Fee          2007
   35          Refinance                    No          Fee          2001
   36          Refinance                    No          Fee          1981
   37         Acquisition                   No          Fee          1983
   38         Acquisition                Yes (5)     Leasehold       1994
   39          Refinance                    No          Fee          1933
   40          Refinance                    No          Fee          1998
   41         Acquisition                   No          Fee          1984
   42         Acquisition                Yes (1)        Fee          1982
   43          Refinance                    No          Fee          1990
   44         Acquisition                Yes (1)        Fee          2004
   45          Refinance                 Yes (3)        Fee          1986
   46    Construction Take-out              No          Fee          2008
   47          Refinance                    No     Fee/Leasehold     1995
   48          Refinance                    No          Fee          2005
   49          Refinance                    No          Fee          2001
   50         Acquisition                   No          Fee          1988
   51          Refinance                    No          Fee         Various
 51.01                                                  Fee          1998
 51.02                                                  Fee          1996
   52          Refinance                    No          Fee          1999
   53         Acquisition                   No          Fee          1997
   54    Construction Take-out              No          Fee          2007
   55         Acquisition                Yes (6)        Fee          1982
   56          Refinance                    No          Fee          1969
   57          Refinance                    No       Leasehold       2007
   58          Refinance                 Yes (3)        Fee          1986
   59         Acquisition                   No          Fee          1973
   60          Refinance                    No          Fee          1955
   61         Acquisition                   No          Fee          1965
   62         Acquisition                   No          Fee          1978
   63          Refinance                    No          Fee          2004
   64          Refinance                    No          Fee          1984
   65         Acquisition                   No       Leasehold      Various
 65.01                                               Leasehold       2006
 65.02                                               Leasehold       2005
   66    Construction Take-out              No          Fee          2007
   67         Acquisition                Yes (6)        Fee          1980
   68          Refinance                    No          Fee         Various
 68.01                                                  Fee          2007
 68.02                                                  Fee          2005
 68.03                                                  Fee          2005
   69         Acquisition                Yes (1)        Fee          2004
   70         Acquisition                   No          Fee          1984
   71         Acquisition                Yes (5)        Fee          2000
   72          Refinance                    No          Fee          1996
   73         Acquisition                Yes (7)        Fee          1965
   74         Acquisition                   No          Fee          1966
   75          Refinance                    No          Fee          1973
   76          Refinance                    No          Fee          1910
   77         Acquisition                Yes (7)        Fee          1956
   78          Refinance                    No          Fee          2005
   79         Acquisition                   No          Fee          2001
   80         Acquisition                   No          Fee          1985
   81         Acquisition                   No          Fee          1924
   82         Acquisition                   No          Fee          1991
   83          Refinance                    No          Fee          1991
   84         Acquisition                Yes (7)        Fee          1999
   85          Refinance                    No          Fee          1970
   86         Acquisition                   No          Fee          2007
   87          Refinance                    No          Fee          1963
   88          Refinance                    No          Fee          1999
   89         Acquisition                   No          Fee          1971
   90          Refinance                 Yes (4)        Fee          1960
   91          Refinance                    No          Fee          1952
   92         Acquisition                   No          Fee          2006

                             TOTAL
                           SF/UNITS/
               YEAR          ROOMS    UNIT OF                       OCCUPANCY    APPRAISED     APPRAISAL            SINGLE
 LOAN #      RENOVATED       /PADS    MEASURE  OCCUPANCY %(14,17)      DATE     VALUE ($)(5)      DATE     PML %    TENANT
--------------------------------------------------------------------------------------------------------------------------

   1          Various         56,991    Pads          80.9          3/31/2008  1,971,505,000     Various  Various
 1.001                           931    Pads          98.1          3/31/2008     50,800,000    6/5/2007
 1.002                           665    Pads          80.5          3/31/2008     36,420,000    6/3/2007
 1.003                           642    Pads          96.3          3/31/2008     34,000,000    6/5/2007
 1.004                           406    Pads          90.1          3/31/2008     30,020,000    6/4/2007
 1.005                           489    Pads          95.5          3/31/2008     28,760,000    6/3/2007
 1.006                           850    Pads          72.9          3/31/2008     27,900,000    6/7/2007
 1.007                           379    Pads          99.7          3/31/2008     26,780,000    6/7/2007     15
 1.008         1996              339    Pads          89.4          3/31/2008     24,590,000    6/7/2007
 1.009                           485    Pads          83.3          3/31/2008     24,170,000    6/6/2007
 1.010         1999              430    Pads          92.6          3/31/2008     22,810,000    6/5/2007
 1.011                           404    Pads          94.1          3/31/2008     21,810,000    6/3/2007
 1.012                           323    Pads          99.7          3/31/2008     20,910,000    6/7/2007     15
 1.013                           507    Pads          81.3          3/31/2008     20,570,000    6/5/2007
 1.014                           362    Pads          89.8          3/31/2008     20,110,000    6/4/2007
 1.015                           303    Pads          91.4          3/31/2008     19,830,000    6/7/2007
 1.016                           510    Pads          73.7          3/31/2008     18,450,000   5/31/2007
 1.017                           273    Pads         100.0          3/31/2008     17,020,000    6/8/2007     9
 1.018                           355    Pads          80.8          3/31/2008     16,000,000   5/30/2007
 1.019                           806    Pads          53.9          3/31/2008     15,610,000   5/29/2007
 1.020         2004              287    Pads          97.2          3/31/2008     14,970,000    6/6/2007
 1.021                           249    Pads          98.4          3/31/2008     15,410,000    6/8/2007     8
 1.022                           436    Pads          86.2          3/31/2008     15,270,000    6/6/2007
 1.023                           314    Pads          96.5          3/31/2008     14,600,000   5/31/2007
 1.024                           257    Pads          98.8          3/31/2008     14,550,000   6/14/2007
 1.025                           602    Pads          71.8          3/31/2008     14,480,000    6/6/2007
 1.026                           425    Pads          92.2          3/31/2008     14,150,000    6/5/2007
 1.027         1999              208    Pads          96.6          3/31/2008     13,780,000    6/7/2007
 1.028                           228    Pads          79.8          3/31/2008     13,200,000    6/6/2007
 1.029                           300    Pads          95.3          3/31/2008     13,100,000    6/1/2007
 1.030                           322    Pads          94.1          3/31/2008     12,880,000   5/31/2007
 1.031                           211    Pads          99.5          3/31/2008     12,610,000    6/8/2007     10
 1.032                           331    Pads          75.2          3/31/2008     12,450,000    6/6/2007
 1.033                           377    Pads          65.8          3/31/2008     12,410,000   6/19/2007
 1.034         2002              443    Pads          83.3          3/31/2008     12,200,000    6/5/2007
 1.035                           385    Pads          76.4          3/31/2008     11,890,000    6/6/2007
 1.036                           302    Pads          93.0          3/31/2008     11,780,000    6/3/2007
 1.037                           354    Pads          83.1          3/31/2008     11,310,000   6/16/2007
 1.038                           267    Pads          89.5          3/31/2008     11,720,000    6/5/2007
 1.039                           209    Pads          96.2          3/31/2008     11,690,000    6/7/2007     10
 1.040                           468    Pads          68.6          3/31/2008     11,460,000   5/31/2007
 1.041         1995              360    Pads          68.1          3/31/2008     11,450,000    6/4/2007
 1.042                           343    Pads          96.8          3/31/2008     11,330,000    6/4/2007
 1.043                           340    Pads          81.2          3/31/2008     11,380,000    6/8/2007
 1.044                           518    Pads          71.4          3/31/2008     11,320,000    6/4/2007
 1.045         2002              288    Pads          70.5          3/31/2008     10,650,000    6/4/2007
 1.046                           200    Pads          99.5          3/31/2008     11,100,000    6/7/2007     8
 1.047         2006              260    Pads          91.5          3/31/2008     10,840,000    6/1/2007
 1.048                           356    Pads          69.4          3/31/2008     10,770,000    6/6/2007
 1.049         2002              292    Pads          87.7          3/31/2008     10,620,000    6/6/2007
 1.050                           126    Pads          85.8          3/31/2008     10,600,000    6/1/2007
 1.051                           208    Pads          95.2          3/31/2008     10,400,000    6/7/2007     6
 1.052                           203    Pads          98.5          3/31/2008     10,300,000   5/30/2007
 1.053                           264    Pads          81.1          3/31/2008     10,300,000   5/30/2007
 1.054         2004              439    Pads          70.2          3/31/2008     10,250,000    6/6/2007
 1.055                           230    Pads          98.7          3/31/2008     10,250,000   6/12/2007
 1.056                           342    Pads          98.2          3/31/2008     10,180,000   5/31/2007
 1.057                           237    Pads          77.6          3/31/2008      9,990,000    6/7/2007     10
 1.058                           275    Pads          73.1          3/31/2008      9,950,000    6/7/2007
 1.059         1999              426    Pads          54.5          3/31/2008      9,890,000    6/6/2007
 1.060                           214    Pads         100.0          3/31/2008      9,360,000    6/3/2007
 1.061                           408    Pads          83.6          3/31/2008      9,600,000   6/19/2007
 1.062                           226    Pads          93.4          3/31/2008      9,600,000    6/1/2007
 1.063                           204    Pads          87.3          3/31/2008      9,590,000    6/8/2007     7
 1.064                           136    Pads         100.0          3/31/2008      9,580,000   5/31/2007
 1.065                           247    Pads          92.3          3/31/2008      9,540,000    6/7/2007
 1.066         2002              277    Pads          89.5          3/31/2008      9,540,000    6/8/2007
 1.067                           195    Pads          93.8          3/31/2008      9,500,000    6/7/2007     7
 1.068                           183    Pads          95.1          3/31/2008      9,420,000   5/31/2007
 1.069                           232    Pads          86.6          3/31/2008      9,410,000    6/4/2007
 1.070                           140    Pads          87.1          3/31/2008      9,390,000    6/7/2007
 1.071                           195    Pads          92.8          3/31/2008      9,380,000    6/6/2007
 1.072                           205    Pads          92.2          3/31/2008      9,360,000    6/4/2007
 1.073                           186    Pads          92.5          3/31/2008      9,300,000    6/7/2007     9
 1.074                           396    Pads          71.2          3/31/2008      9,280,000    6/1/2007
 1.075                           273    Pads          77.7          3/31/2008      9,260,000    6/4/2007
 1.076                           170    Pads          94.7          3/31/2008      9,130,000    6/7/2007     10
 1.077                           187    Pads          88.8          3/31/2008      8,950,000    6/6/2007
 1.078                           290    Pads          91.4          3/31/2008      8,900,000    6/6/2007
 1.079                           201    Pads          87.6          3/31/2008      8,900,000   5/31/2007
 1.080                           310    Pads          88.4          3/31/2008      8,880,000   5/31/2007
 1.081         2007              232    Pads          94.8          3/31/2008      8,730,000    6/7/2007
 1.082                           179    Pads          61.5          3/31/2008      9,030,000   6/16/2007
 1.083                           167    Pads          88.0          3/31/2008      8,670,000    6/4/2007
 1.084                           213    Pads          76.1          3/31/2008      8,620,000   5/31/2007
 1.085                           149    Pads          99.3          3/31/2008      8,210,000    6/7/2007
 1.086                           245    Pads          94.7          3/31/2008      8,400,000    6/4/2007
 1.087                           220    Pads          83.2          3/31/2008      8,310,000   6/16/2007
 1.088                           256    Pads          80.1          3/31/2008      8,300,000    6/7/2007
 1.089         1998              251    Pads          89.6          3/31/2008      8,240,000    6/1/2007
 1.090         2005              277    Pads          83.4          3/31/2008      8,090,000   5/31/2007
 1.091         2000              301    Pads          79.7          3/31/2008      8,080,000    6/6/2007
 1.092                           209    Pads         100.0          3/31/2008      8,080,000    6/1/2007
 1.093                           191    Pads          94.2          3/31/2008      7,920,000    6/7/2007     9
 1.094                           179    Pads          90.5          3/31/2008      7,825,000    6/6/2007
 1.095                           317    Pads          72.6          3/31/2008      7,815,000    6/7/2007
 1.096                           214    Pads          78.5          3/31/2008      7,760,000    6/6/2007
 1.097                           183    Pads          98.9          3/31/2008      7,700,000   5/29/2007
 1.098                           216    Pads          75.9          3/31/2008      7,590,000    6/6/2007
 1.099                           112    Pads          84.8          3/31/2008      7,570,000    6/7/2007
 1.100         1990              166    Pads         100.0          3/31/2008      7,560,000   6/14/2007
 1.101                           174    Pads          93.1          3/31/2008      7,580,000    6/6/2007
 1.102         2005              270    Pads          80.4          3/31/2008      7,315,000    6/6/2007
 1.103                           120    Pads          96.7          3/31/2008      7,180,000    6/4/2007
 1.104                           281    Pads          94.0          3/31/2008      7,120,000    6/4/2007
 1.105                           182    Pads          98.4          3/31/2008      7,060,000    6/1/2007
 1.106                           185    Pads          79.5          3/31/2008      7,060,000    6/8/2007
 1.107                           520    Pads          50.0          3/31/2008      8,140,000    6/8/2007
 1.108         1997              254    Pads          54.9          3/31/2008      6,950,000    6/8/2007
 1.109                           136    Pads          96.3          3/31/2008      6,910,000    6/6/2007
 1.110                           250    Pads          81.2          3/31/2008      6,900,000   5/31/2007
 1.111         1999              387    Pads          54.0          3/31/2008      6,890,000    6/7/2007
 1.112                           203    Pads          76.8          3/31/2008      6,830,000    6/4/2007
 1.113         1997              144    Pads          86.1          3/31/2008      6,820,000    6/8/2007     11
 1.114         2000              206    Pads          99.5          3/31/2008      6,780,000    6/4/2007
 1.115         1995              259    Pads          77.2          3/31/2008      6,750,000    6/6/2007
 1.116                           144    Pads          95.1          3/31/2008      6,720,000   6/13/2007
 1.117                           241    Pads          77.6          3/31/2008      6,640,000   5/31/2007
 1.118                           350    Pads          61.7          3/31/2008      7,000,000    6/7/2007
 1.119                           100    Pads          87.0          3/31/2008      6,540,000    6/7/2007
 1.120                           128    Pads          99.2          3/31/2008      6,440,000    6/3/2007
 1.121                           286    Pads          72.0          3/31/2008      6,430,000    6/6/2007
 1.122                           113    Pads          90.3          3/31/2008      6,360,000    6/6/2007
 1.123                           409    Pads          47.9          3/31/2008      6,360,000    6/7/2007
 1.124                           299    Pads          68.6          3/31/2008      6,310,000    6/7/2007
 1.125         1998              181    Pads          86.7          3/31/2008      6,260,000    6/6/2007
 1.126                           210    Pads          79.0          3/31/2008      7,620,000    6/4/2007
 1.127         1971              203    Pads          86.0          3/31/2008      6,180,000    6/3/2007
 1.128         1972              161    Pads          88.2          3/31/2008      6,310,000    6/7/2007
 1.129                           227    Pads          88.5          3/31/2008      6,020,000    6/8/2007
 1.130                           319    Pads          49.8          3/31/2008      6,010,000   6/19/2007
 1.131                           167    Pads          95.2          3/31/2008      5,950,000    6/8/2007
 1.132                           156    Pads          85.9          3/31/2008      5,940,000    6/6/2007
 1.133                           246    Pads          72.8          3/31/2008      5,920,000   5/29/2007
 1.134                           118    Pads          99.2          3/31/2008      5,880,000    6/3/2007
 1.135                           180    Pads          84.4          3/31/2008      5,840,000   6/18/2007
 1.136         2002              207    Pads          99.0          3/31/2008      5,770,000   6/14/2007
 1.137                           227    Pads          80.6          3/31/2008      5,710,000    6/7/2007
 1.138                           335    Pads          67.8          3/31/2008      5,680,000   6/18/2007
 1.139                           200    Pads          79.0          3/31/2008      5,680,000    6/6/2007
 1.140                           234    Pads          72.6          3/31/2008      5,640,000    6/6/2007
 1.141                           193    Pads          91.7          3/31/2008      5,600,000   5/30/2007
 1.142                           252    Pads          80.2          3/31/2008      5,520,000    6/4/2007
 1.143         1980              200    Pads          95.5          3/31/2008      5,470,000   6/14/2007
 1.144                           202    Pads          81.2          3/31/2008      5,390,000   5/31/2007
 1.145                           140    Pads          89.3          3/31/2008      5,380,000    6/7/2007
 1.146                           156    Pads          89.2          3/31/2008      5,200,000    6/3/2007
 1.147                           306    Pads          60.8          3/31/2008      5,190,000   5/31/2007
 1.148                           145    Pads          96.6          3/31/2008      5,190,000    6/7/2007
 1.149                           131    Pads          84.7          3/31/2008      5,170,000    6/6/2007
 1.150                           126    Pads          89.7          3/31/2008      5,110,000    6/4/2007
 1.151                           363    Pads          67.2          3/31/2008      5,080,000   5/30/2007
 1.152                            82    Pads         100.0          3/31/2008      5,050,000   5/31/2007
 1.153                           171    Pads          88.9          3/31/2008      5,000,000   5/31/2007
 1.154                           130    Pads         100.0          3/31/2008      4,960,000    6/1/2007
 1.155                           204    Pads          61.3          3/31/2008      4,480,000    6/7/2007
 1.156                           284    Pads          71.1          3/31/2008      4,880,000   6/18/2007
 1.157                           538    Pads          43.9          3/31/2008      4,850,000   5/30/2007
 1.158                           181    Pads          88.4          3/31/2008      4,730,000    6/7/2007
 1.159                           142    Pads          89.4          3/31/2008      4,720,000    6/6/2007
 1.160                            93    Pads          90.4          3/31/2008      4,710,000    6/6/2007
 1.161                           131    Pads          84.7          3/31/2008      4,700,000    6/1/2007
 1.162         2006              118    Pads          95.8          3/31/2008      4,660,000   5/29/2007
 1.163                           193    Pads          89.1          3/31/2008      4,600,000    6/6/2007
 1.164                           154    Pads          89.6          3/31/2008      4,590,000   5/29/2007
 1.165                           142    Pads          81.7          3/31/2008      4,560,000   6/19/2007
 1.166         2002              191    Pads          66.5          3/31/2008      4,530,000    6/6/2007
 1.167                           112    Pads          80.4          3/31/2008      4,480,000    6/6/2007
 1.168                           137    Pads          98.5          3/31/2008      4,480,000    6/7/2007     11
 1.169                           100    Pads         100.0          3/31/2008      4,520,000   5/29/2007
 1.170                           118    Pads          81.4          3/31/2008      4,400,000    6/6/2007
 1.171                           213    Pads          85.4          3/31/2008      4,340,000   6/19/2007
 1.172                           120    Pads          97.5          3/31/2008      4,300,000    6/6/2007
 1.173                           121    Pads          90.1          3/31/2008      4,290,000    6/7/2007
 1.174                           153    Pads          87.6          3/31/2008      4,070,000   5/31/2007
 1.175                           195    Pads          80.5          3/31/2008      4,060,000   6/18/2007
 1.176         2002              191    Pads          60.7          3/31/2008      4,600,000    6/6/2007
 1.177         1998              159    Pads          97.5          3/31/2008      3,990,000   5/31/2007
 1.178                           128    Pads          99.2          3/31/2008      3,930,000   5/31/2007
 1.179         1999              240    Pads          65.4          3/31/2008      3,920,000   5/30/2007
 1.180                           147    Pads          92.5          3/31/2008      3,890,000   5/31/2007
 1.181                           297    Pads          39.1          3/31/2008      3,830,000   5/31/2007
 1.182                           104    Pads          96.2          3/31/2008      3,820,000   6/13/2007
 1.183                           174    Pads          74.7          3/31/2008      3,810,000    6/4/2007
 1.184                           102    Pads          93.1          3/31/2008      3,700,000    6/1/2007
 1.185                            71    Pads          87.3          3/31/2008      3,600,000   6/12/2007
 1.186                           131    Pads          77.1          3/31/2008      3,560,000    6/6/2007
 1.187                           173    Pads          75.1          3/31/2008      3,540,000   6/19/2007
 1.188                           186    Pads          63.4          3/31/2008      3,530,000    6/6/2007
 1.189                           112    Pads          98.2          3/31/2008      3,500,000   5/31/2007
 1.190                           123    Pads          74.8          3/31/2008      3,500,000    6/6/2007
 1.191                           192    Pads          79.7          3/31/2008      3,475,000    6/4/2007
 1.192                           200    Pads          63.0          3/31/2008      3,460,000    6/1/2007
 1.193                            93    Pads          88.2          3/31/2008      3,430,000    6/1/2007
 1.194                           254    Pads          51.6          3/31/2008      3,380,000   5/30/2007
 1.195                           130    Pads          81.5          3/31/2008      3,370,000   5/30/2007
 1.196                           203    Pads          60.1          3/31/2008      4,130,000    6/7/2007
 1.197                           212    Pads          72.6          3/31/2008      3,350,000   5/31/2007
 1.198                            94    Pads         100.0          3/31/2008      3,230,000    6/1/2007
 1.199                           105    Pads          96.2          3/31/2008      3,340,000   5/31/2007
 1.200                           237    Pads          50.6          3/31/2008      3,220,000   6/18/2007
 1.201                            64    Pads          92.2          3/31/2008      3,130,000    6/7/2007
 1.202                           110    Pads          76.4          3/31/2008      3,090,000   6/18/2007
 1.203                           191    Pads          72.3          3/31/2008      3,070,000    6/4/2007
 1.204                           162    Pads          79.0          3/31/2008      3,050,000   6/18/2007
 1.205                           157    Pads          81.5          3/31/2008      3,050,000    6/5/2007
 1.206                            75    Pads          97.3          3/31/2008      3,000,000    6/6/2007
 1.207                            79    Pads         100.0          3/31/2008      2,980,000    6/1/2007
 1.208                           168    Pads          79.2          3/31/2008      2,970,000    6/4/2007
 1.209                            90    Pads          81.1          3/31/2008      2,920,000   5/31/2007
 1.210                            51    Pads          96.1          3/31/2008      2,890,000    6/7/2007
 1.211                            88    Pads          80.7          3/31/2008      2,870,000   6/18/2007
 1.212                            91    Pads          75.8          3/31/2008      2,800,000    6/6/2007
 1.213                           103    Pads          75.7          3/31/2008      2,770,000    6/6/2007
 1.214                           140    Pads          76.4          3/31/2008      3,640,000    6/1/2007
 1.215         2007               87    Pads          82.8          3/31/2008      2,570,000   5/31/2007
 1.216                            95    Pads          73.7          3/31/2008      2,530,000    6/6/2007
 1.217                            62    Pads          87.1          3/31/2008      2,510,000    6/4/2007
 1.218                           138    Pads          59.4          3/31/2008      3,270,000    6/7/2007
 1.219                           157    Pads          63.1          3/31/2008      2,450,000    6/8/2007
 1.220                           110    Pads          73.6          3/31/2008      2,370,000   5/31/2007
 1.221                           160    Pads          60.6          3/31/2008      2,350,000   5/30/2007
 1.222                            61    Pads          86.9          3/31/2008      2,340,000    6/8/2007     11
 1.223                           131    Pads          86.3          3/31/2008      2,300,000   6/13/2007
 1.224         1997              103    Pads          78.6          3/31/2008      2,280,000    7/7/2007
 1.225                            40    Pads          92.5          3/31/2008      2,170,000    6/8/2007     8
 1.226                            62    Pads          98.4          3/31/2008      2,160,000   5/29/2007
 1.227                            70    Pads          95.7          3/31/2008      2,110,000   5/31/2007
 1.228                            61    Pads         100.0          3/31/2008      2,080,000   5/29/2007
 1.229         1999              125    Pads          64.8          3/31/2008      2,060,000   6/18/2007
 1.230                            67    Pads          85.1          3/31/2008      2,010,000   5/31/2007
 1.231                            98    Pads          96.9          3/31/2008      1,910,000   6/13/2007
 1.232                            54    Pads          96.3          3/31/2008      1,890,000    6/3/2007
 1.233                            79    Pads          87.3          3/31/2008      1,840,000   5/31/2007
 1.234                            43    Pads         100.0          3/31/2008      1,840,000   6/13/2007
 1.235                            73    Pads          79.5          3/31/2008      1,820,000    6/8/2007
 1.236                           155    Pads          57.4          3/31/2008      1,800,000   5/30/2007
 1.237                           108    Pads          60.2          3/31/2008      1,740,000   6/18/2007
 1.238                            73    Pads          93.2          3/31/2008      1,740,000    6/4/2007
 1.239                            87    Pads          66.7          3/31/2008      1,970,000    6/7/2007
 1.240                            71    Pads          95.8          3/31/2008      1,720,000   5/31/2007
 1.241                           100    Pads          81.0          3/31/2008      1,710,000    6/4/2007
 1.242         1999              103    Pads          63.1          3/31/2008      1,680,000   5/30/2007
 1.243                            84    Pads          75.0          3/31/2008      1,670,000   5/31/2007
 1.244         1987              108    Pads          67.6          3/31/2008      1,770,000    6/7/2007
 1.245                           125    Pads          52.0          3/31/2008      1,660,000   6/18/2007
 1.246                            85    Pads          91.8          3/31/2008      1,770,000   5/31/2007
 1.247                            40    Pads          92.5          3/31/2008      1,660,000   6/13/2007
 1.248                            57    Pads          78.9          3/31/2008      1,980,000    6/7/2007
 1.249                           133    Pads          51.9          3/31/2008      1,600,000   5/30/2007
 1.250                           129    Pads          55.8          3/31/2008      2,120,000    6/7/2007
 1.251                           133    Pads          74.4          3/31/2008      1,690,000   5/29/2007
 1.252                           103    Pads          76.7          3/31/2008      1,630,000   5/30/2007
 1.253                            39    Pads          97.4          3/31/2008      1,500,000   6/13/2007
 1.254                            45    Pads          93.3          3/31/2008      1,460,000    6/6/2007
 1.255                            68    Pads          57.4          3/31/2008      1,660,000    6/7/2007
 1.256                            55    Pads          81.8          3/31/2008      1,340,000    6/6/2007
 1.257                           109    Pads          59.6          3/31/2008      1,310,000   5/31/2007
 1.258         1980               72    Pads          75.0          3/31/2008      1,260,000   5/31/2007
 1.259                            85    Pads          72.9          3/31/2008      1,090,000   5/31/2007
 1.260                            44    Pads          90.9          3/31/2008      1,070,000   6/14/2007
 1.261         1997               79    Pads          55.7          3/31/2008      1,120,000    6/7/2007
 1.262                            99    Pads          62.6          3/31/2008        960,000   5/31/2007
 1.263         1997              110    Pads          60.9          3/31/2008      1,040,000   5/30/2007
 1.264                            46    Pads          78.3          3/31/2008        890,000    6/4/2007
 1.265                            60    Pads          71.7          3/31/2008        840,000   6/19/2007
 1.266                            61    Pads          50.8          3/31/2008        670,000   6/19/2007
 1.267                            37    Pads          75.7          3/31/2008        530,000   5/31/2007
 1.268                            24    Pads         100.0          3/31/2008        490,000   6/13/2007
 1.269                            52    Pads          48.1          3/31/2008        480,000   5/30/2007
 1.270                            26    Pads          92.3          3/31/2008        465,000    6/4/2007
 1.271                            17    Pads         100.0          3/31/2008        460,000   5/29/2007
 1.272         1997               89    Pads          25.8          3/31/2008        410,000   5/31/2007
 1.273                            35    Pads          31.4          3/31/2008        190,000   5/30/2007
   2           2006        1,289,907     SF           99.1          1/28/2008    550,000,000   6/15/2007
   3          Various          3,439   Rooms          75.3            Various    634,200,000     Various
 3.01                            206   Rooms          69.4          10/5/2007     56,700,000  10/29/2007
 3.02          2006              160   Rooms          77.3          10/5/2007     42,000,000   11/2/2007     13
 3.03                            140   Rooms          77.1          9/30/2007     39,500,000   11/1/2007
 3.04                            155   Rooms          83.8          10/5/2007     38,000,000  10/29/2007     5
 3.05          2006              176   Rooms          59.1          10/5/2007     34,700,000  10/30/2007
 3.06                            153   Rooms          69.3          9/30/2007     30,700,000   11/2/2007
 3.07          2004              153   Rooms          75.7          10/5/2007     29,500,000  10/29/2007
 3.08                            120   Rooms          78.2          9/30/2007     24,100,000   11/1/2007
 3.09                            115   Rooms          89.9          9/30/2007     23,800,000  10/29/2007
 3.10                            120   Rooms          86.0          9/30/2007     23,500,000  10/29/2007
 3.11                            120   Rooms          79.6          10/5/2007     23,100,000   11/2/2007
 3.12          2000              168   Rooms          83.0          10/5/2007     22,300,000  10/30/2007
 3.13                            100   Rooms          76.1          9/30/2007     20,200,000   11/1/2007
 3.14                            100   Rooms          83.6          10/5/2007     19,900,000   11/1/2007
 3.15                            125   Rooms          67.4          10/5/2007     19,000,000  10/29/2007
 3.16                            151   Rooms          77.1          9/30/2007     18,700,000  10/30/2007
 3.17                            108   Rooms          74.8          10/5/2007     18,400,000  10/29/2007
 3.18                            108   Rooms          84.1          10/5/2007     18,200,000  10/29/2007
 3.19                            100   Rooms          71.1          9/30/2007     17,600,000   11/5/2007
 3.20                             95   Rooms          75.8          9/30/2007     17,400,000   11/1/2007
 3.21                            106   Rooms          76.1          10/5/2007     16,800,000   11/2/2007
 3.22                            139   Rooms          68.1          9/30/2007     16,500,000   11/5/2007
 3.23                            127   Rooms          67.5          9/30/2007     14,400,000  10/31/2007
 3.24                             92   Rooms          70.0          9/30/2007     13,900,000   11/5/2007
 3.25                            102   Rooms          76.9          9/30/2007     12,700,000  10/29/2007
 3.26                            114   Rooms          73.8          9/30/2007     12,500,000  10/30/2007
 3.27                             86   Rooms          72.6          9/30/2007     10,100,000   11/1/2007
   4                         340,708     SF          100.0          3/31/2008     66,675,000     Various           Various
 4.01                        144,908     SF          100.0          3/31/2008     29,625,000   5/23/2007
 4.02                        107,200     SF          100.0          3/31/2008     19,550,000   6/12/2007
 4.03                         88,600     SF          100.0          3/31/2008     17,500,000   5/22/2007             Yes
   5      1985, 1999-2003    154,528     SF          100.0         12/31/2007     61,400,000   8/28/2007             Yes
   6                         280,000     SF          100.0           6/1/2008     68,150,000    9/1/2007             Yes
   7           2000           88,063     SF          100.0          3/24/2008     29,000,000   7/13/2007     18
   8                         212,959     SF           89.1          1/31/2008     26,700,000   12/1/2007
   9           2007          143,037     SF           95.0          4/17/2008     21,100,000   11/3/2007
  10                         103,728     SF           90.6          3/31/2008     22,000,000   8/22/2007
  11                         144,632     SF          100.0         11/30/2007     22,500,000   8/12/2007
  12           2006          157,530     SF           97.8          1/31/2008     16,900,000   11/2/2007
  13           2005              133   Rooms          77.3         10/31/2007     17,600,000  10/13/2006
  14                             200   Units          88.0         11/30/2007     20,925,000   7/17/2007
  15                          67,009     SF          100.0         11/30/2007     16,260,000   11/1/2007             Yes
  16                          61,163     SF           87.8          2/29/2008     13,850,000   12/1/2007     15
  17                          55,200     SF          100.0         12/14/2007     13,500,000    5/7/2007             Yes
  18                             104   Rooms          69.5         10/31/2007     12,800,000   7/11/2007
  19                         121,725     SF           80.2          3/11/2008     15,200,000  10/30/2007
  20                          52,681     SF           78.3          3/31/2008     16,050,000    5/2/2007
  21        2006, 2007       203,226     SF           97.6          1/16/2008     12,900,000   5/17/2007
  22                             410    Pads          91.2         10/30/2007     12,780,000     Various
 22.01                           144    Pads          93.1         10/30/2007      4,600,000   11/1/2007
 22.02                            97    Pads          89.7         10/30/2007      2,800,000   11/1/2007
 22.03                            67    Pads          79.1         10/30/2007      2,160,000   11/2/2007
 22.04                            54    Pads         100.0         10/30/2007      1,650,000   11/2/2007
 22.05                            48    Pads          95.8         10/30/2007      1,570,000   11/1/2007
  23                          65,706     SF           81.5          12/5/2007     15,900,000  10/19/2007     16
  24           2007           44,562     SF          100.0          1/30/2008     12,900,000   10/3/2007     13
  25          Various        174,792     SF           87.5            Various     11,450,000     Various
 25.01         2001           93,842     SF           89.5          10/2/2007      6,200,000   5/10/2007
 25.02         1999           80,950     SF           85.2           6/1/2007      5,250,000    5/6/2007
  26                             160   Units          93.8          3/28/2008     13,300,000   6/14/2007
  27           2006              131   Rooms          55.9          1/31/2008     11,900,000   10/4/2007
  28           2000          113,510     SF          100.0         12/31/2007     14,600,000   5/16/2007
  29           2000          122,401     SF           93.1         12/30/2007     12,300,000   11/8/2007
  30                          82,187     SF           99.3           4/8/2008     14,600,000   12/1/2007
  31           2008           80,800     SF           95.0         11/14/2007     11,500,000   8/25/2007     26
  32           2007               83   Rooms          73.4          9/30/2007     13,500,000  11/11/2007
  33                          82,490     SF           94.5          10/8/2007     10,000,000    7/3/2007     12
  34                          11,500     SF          100.0          4/25/2007     10,810,000   4/23/2007             Yes
  35                          23,280     SF          100.0          8/31/2007     11,000,000   6/19/2007     14
  36           2005           46,701     SF          100.0           6/1/2008     11,700,000  11/30/2006     15      Yes
  37           2000              183   Units          95.1         11/27/2007     10,400,000   11/9/2006
  38                          38,351     SF          100.0          1/30/2008      9,550,000   11/9/2007     18      Yes
  39           2000           57,906     SF           95.9          12/1/2007     11,100,000   5/18/2007     20
  40           2008               82   Rooms          71.6          9/30/2007      9,600,000    7/1/2008     14
  41           2006           73,246     SF          100.0           1/9/2008      9,000,000   11/2/2007
  42           2001          114,187     SF           82.6         12/31/2007     11,500,000   9/10/2007
  43           2007           30,681     SF          100.0          4/17/2008      8,900,000  12/23/2007
  44                          41,470     SF           94.6         12/31/2007     10,480,000   8/24/2007
  45                          66,725     SF           91.4          9/30/2007      7,760,000    7/3/2007     11
  46                          19,837     SF          100.0          2/26/2008      8,900,000    1/1/2008
  47                          87,083     SF           98.7           1/1/2008     11,500,000   6/27/2007
  48                          27,956     SF          100.0          1/17/2008      7,100,000   11/9/2007
  49                         105,427     SF           93.4          4/14/2008      8,500,000    4/1/2007
  50           2006           86,754     SF           97.9           4/1/2008      6,700,000    7/6/2007
  51           2001          153,065     SF           84.9         12/31/2007      8,050,000   10/9/2007
 51.01         2001           71,175     SF           96.3         12/31/2007      4,600,000   10/9/2007
 51.02         2001           81,890     SF           74.9         12/31/2007      3,450,000   10/9/2007
  52           2006               64   Rooms          76.4          9/30/2007      6,900,000  11/12/2007
  53           2001           47,636     SF          100.0         12/17/2007      6,800,000   7/24/2007             Yes
  54                          28,945     SF          100.0          9/30/2007      6,400,000   7/20/2007     10
  55           2007           54,028     SF          100.0          1/17/2008      6,250,000   11/7/2007             Yes
  56           2006            5,646     SF          100.0          11/1/2007      5,350,000    8/1/2007             Yes
  57                          17,676     SF           94.5          1/31/2008      5,500,000    1/1/2008     11
  58                          58,595     SF           98.0          9/30/2007      5,420,000    7/3/2007     11
  59                             125    Pads         100.0         12/31/2007      5,700,000  10/17/2007
  60           2005           22,879     SF           92.6          2/29/2008      5,300,000  11/12/2007
  61                          94,881     SF          100.0          6/30/2007      5,175,000   7/20/2007
  62                             177    Pads          89.8          1/10/2008      4,920,000   3/26/2007
  63                          29,030     SF          100.0          8/10/2007      6,000,000   3/23/2007
  64           1998           95,239     SF          100.0         11/15/2007      5,550,000   11/7/2007     17
  65                          22,315     SF          100.0          11/1/2007      4,350,000     Various             Yes
 65.01                        11,180     SF          100.0          11/1/2007      2,150,000   7/15/2007             Yes
 65.02                        11,135     SF          100.0          11/1/2007      2,200,000   7/29/2007             Yes
  66                          35,660     SF          100.0         10/15/2007      4,400,000    5/1/2007     11      Yes
  67           2005           50,000     SF          100.0           4/1/2007      5,200,000    5/2/2007
  68                          15,775     SF          100.0          1/23/2008      4,510,000  10/31/2007
 68.01                         7,000     SF          100.0          1/23/2008      2,350,000  10/31/2007             Yes
 68.02                         4,275     SF          100.0          1/23/2008      1,060,000  10/31/2007             Yes
 68.03                         4,500     SF          100.0          1/23/2008      1,100,000  10/31/2007             Yes
  69           2006           35,285     SF           90.6         12/31/2007      5,400,000    7/3/2007
  70                          44,000     SF           97.0           2/5/2008      4,200,000  10/30/2007
  71                          13,901     SF          100.0          1/30/2008      4,300,000   11/9/2007     12      Yes
  72           2006           89,544     SF           96.6           1/3/2008      4,000,000   9/20/2007     10
  73        1984, 1999        17,897     SF          100.0          1/31/2008      4,320,000    6/5/2007             Yes
  74           1970              119   Units         100.0         12/26/2007      3,350,000   7/14/2007
  75           1999           95,000     SF           96.3          3/31/2008      3,400,000   4/10/2007
  76           2005           23,110     SF          100.0           7/1/2007      3,600,000    3/8/2007
  77                          22,160     SF          100.0         12/19/2007      3,600,000   5/30/2007             Yes
  78                          12,179     SF          100.0          12/6/2007      3,200,000  10/18/2007
  79                          13,391     SF           74.5          3/31/2008      3,400,000  10/24/2007
  80                          23,100     SF           92.9           2/1/2008      2,900,000  10/31/2007
  81           2002           26,043     SF           87.7          1/15/2008      2,900,000    8/2/2007
  82                           9,014     SF          100.0          6/20/2007      2,650,000   6/15/2007             Yes
  83           2006           73,110     SF           84.9          4/23/2007      3,300,000   5/25/2007
  84                           9,698     SF          100.0         10/19/2007      2,930,000   5/29/2007             Yes
  85           2006              209    Pads          94.3         12/31/2007      6,800,000    8/1/2007
  86                           5,000     SF          100.0          12/7/2007      2,450,000   12/1/2007     10
  87           2006              112   Units          99.1           2/1/2008      3,100,000   5/16/2007
  88           2002           60,693     SF           70.1          4/10/2008      3,135,000   6/21/2007
  89           1980               40   Units         100.0         12/31/2007      1,690,000    6/1/2007
  90                              81    Pads          82.7         12/31/2007      1,260,000   6/26/2007
  91           1992           12,195     SF          100.0           4/9/2008      1,750,000    6/5/2007
  92                           7,000     SF          100.0           6/1/2008      1,750,000    4/5/2007             Yes

                                       LARGEST TENANT
         -----------------------------------------------------------------------
                                                                        LEASE
 LOAN #                       TENANT NAME                  UNIT SIZE  EXPIRATION
--------------------------------------------------------------------------------

   1
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
 1.078
 1.079
 1.080
 1.081
 1.082
 1.083
 1.084
 1.085
 1.086
 1.087
 1.088
 1.089
 1.090
 1.091
 1.092
 1.093
 1.094
 1.095
 1.096
 1.097
 1.098
 1.099
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
 1.113
 1.114
 1.115
 1.116
 1.117
 1.118
 1.119
 1.120
 1.121
 1.122
 1.123
 1.124
 1.125
 1.126
 1.127
 1.128
 1.129
 1.130
 1.131
 1.132
 1.133
 1.134
 1.135
 1.136
 1.137
 1.138
 1.139
 1.140
 1.141
 1.142
 1.143
 1.144
 1.145
 1.146
 1.147
 1.148
 1.149
 1.150
 1.151
 1.152
 1.153
 1.154
 1.155
 1.156
 1.157
 1.158
 1.159
 1.160
 1.161
 1.162
 1.163
 1.164
 1.165
 1.166
 1.167
 1.168
 1.169
 1.170
 1.171
 1.172
 1.173
 1.174
 1.175
 1.176
 1.177
 1.178
 1.179
 1.180
 1.181
 1.182
 1.183
 1.184
 1.185
 1.186
 1.187
 1.188
 1.189
 1.190
 1.191
 1.192
 1.193
 1.194
 1.195
 1.196
 1.197
 1.198
 1.199
 1.200
 1.201
 1.202
 1.203
 1.204
 1.205
 1.206
 1.207
 1.208
 1.209
 1.210
 1.211
 1.212
 1.213
 1.214
 1.215
 1.216
 1.217
 1.218
 1.219
 1.220
 1.221
 1.222
 1.223
 1.224
 1.225
 1.226
 1.227
 1.228
 1.229
 1.230
 1.231
 1.232
 1.233
 1.234
 1.235
 1.236
 1.237
 1.238
 1.239
 1.240
 1.241
 1.242
 1.243
 1.244
 1.245
 1.246
 1.247
 1.248
 1.249
 1.250
 1.251
 1.252
 1.253
 1.254
 1.255
 1.256
 1.257
 1.258
 1.259
 1.260
 1.261
 1.262
 1.263
 1.264
 1.265
 1.266
 1.267
 1.268
 1.269
 1.270
 1.271
 1.272
 1.273
   2     Bass Pro Outdoor World                             127,672   10/3/2016
   3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
   4
 4.01    Global Crossing Telecommunications                   65,652   2/28/2009
 4.02    United States Postal Service                         55,700   8/31/2014
 4.03    ConAgra Foods, Inc                                   88,600  12/31/2016
   5     New England Medical Center Hospital                 154,528    9/4/2017
   6     Manpower Inc.                                       280,000   8/31/2024
   7     Terry Hines & Associates                             21,960  12/31/2011
   8     Green Tree Servicing, LLC                           100,963  12/31/2017
   9     Schnucks Markets, Inc.                               58,000  10/16/2024
  10     Select Health of South Carolina                      39,742   2/28/2014

  11     Dick's Sporting Goods, Inc.                          45,000   1/31/2017
  12     Sportsman's Warehouse, Inc                           64,124   6/30/2021
  13
  14
  15     Village Supermarket, Inc.                            67,009   11/6/2027
  16     Pacific Bell Directory                               13,818   7/31/2011
  17     Raymour and Flanigan                                 55,200   4/30/2022
  18
  19     Cigna Healthcare of Arizona                          43,586   2/28/2012
  20     Pet Supermarket Inc.                                  5,762  10/31/2012
  21     JC Penney                                            68,155   2/28/2011
  22
 22.01
 22.02
 22.03
 22.04
 22.05
  23     Kinnucan's                                           10,000  11/13/2012
  24     Penny Lane Centers                                    8,767  12/31/2009
  25
 25.01   Bi-Lo                                                42,325   5/31/2021
 25.02   Bi-Lo                                                42,325   3/31/2019
  26
  27
  28     Northern Tool & Equipment                            31,699   5/31/2021
  29     Carmike Cinemas                                      44,477   9/30/2023
  30     DialAmerica Marketing, Inc.                           9,492  10/31/2008
  31     Ross Stores, Inc., Store #20                         25,600   1/31/2013
  32
  33
  34     Walgreen Co Store #9869                              11,500   8/31/2082
  35     Mission Hospital                                      8,000   6/30/2016
  36     Bally's                                              46,701   1/31/2025
  37
  38     United States of America (FBI)                       38,351   10/2/2014
  39     16,500                                               17,623   3/31/2013
  40
  41     Arbor E&T, LLC                                       10,440  10/31/2009
  42     Fidelity National Title                              15,562   5/31/2008
  43     Strayer University                                   21,881   6/20/2017
  44     Body Works Enterprises dba Kaizen Karate Fitness      3,750   7/24/2012
  45
  46     Walgreens                                            14,820  12/31/2083
  47     Marsh                                                60,396   8/31/2010
  48     Dr. Snooze                                            3,837  11/30/2013
  49     Personalization.com                                  21,000    1/1/2010
  50     Elder Beerman                                        53,954   1/31/2020
  51
 51.01
 51.02
  52
  53     The Lee Company                                      47,636   9/30/2017
  54     TJ Maxx                                              26,019    8/4/2017
  55     City of San Antonio                                  54,028  12/31/2013
  56     Susquehanna Patriot Bank                              5,646    4/4/2022
  57     UBOC                                                  5,378   7/31/2022
  58
  59
  60     Sherwin Williams                                      4,435   2/28/2023
  61     Family Thrift                                        23,761    8/7/2015
  62
  63     Movie Gallery                                         4,000   4/30/2011
  64     Great Models                                         18,480   7/30/2009
  65
 65.01   Rite Aid                                             11,180   3/10/2026
 65.02   Rite Aid                                             11,135   11/8/2025
  66     Barn Pro's, Inc.                                     35,660   7/31/2017
  67     DHR Family & Children Services                       25,000   6/30/2008
  68
 68.01   Advance Auto Parts                                    7,000   5/31/2022
 68.02   Chick-Fil-A (Pad Lease)                               4,275   7/31/2020
 68.03   First Tennessee Bank (Pad Lease)                      4,500   3/31/2035
  69     Lights on First, Inc.                                 8,191  12/31/2009
  70     Federal Express                                      36,350   1/31/2012
  71     United States of America (DEA)                       13,901   3/31/2016
  72
  73     Old National Bank                                    17,897  10/31/2022
  74
  75
  76     Salo                                                 12,000   5/31/2017
  77     Old National Bank                                    22,160  12/31/2022
  78     Bela Luna Cafe                                        2,824  12/31/2011
  79     Cox Communications                                    3,150  12/31/2012
  80     China Star Restaurant                                 3,300   5/31/2010
  81
  82     Pier 1                                                9,014   2/28/2011
  83
  84     Old National Bank                                     9,698  10/31/2022
  85
  86     Bajio                                                 3,200  11/30/2012
  87
  88
  89
  90
  91     Avalon Title & Escrow                                 2,064   2/28/2013
  92     Advance Stores Company, Inc.                          7,000   2/23/2021

                               2ND LARGEST TENANT(16)                                          3RD LARGEST TENANT
         ------------------------------------------------------------  -------------------------------------------------------------
                                                             LEASE                                                          LEASE
 LOAN #                  TENANT NAME            UNIT SIZE  EXPIRATION              TENANT NAME                 UNIT SIZE  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.001
 1.002
 1.003
 1.004
 1.005
 1.006
 1.007
 1.008
 1.009
 1.010
 1.011
 1.012
 1.013
 1.014
 1.015
 1.016
 1.017
 1.018
 1.019
 1.020
 1.021
 1.022
 1.023
 1.024
 1.025
 1.026
 1.027
 1.028
 1.029
 1.030
 1.031
 1.032
 1.033
 1.034
 1.035
 1.036
 1.037
 1.038
 1.039
 1.040
 1.041
 1.042
 1.043
 1.044
 1.045
 1.046
 1.047
 1.048
 1.049
 1.050
 1.051
 1.052
 1.053
 1.054
 1.055
 1.056
 1.057
 1.058
 1.059
 1.060
 1.061
 1.062
 1.063
 1.064
 1.065
 1.066
 1.067
 1.068
 1.069
 1.070
 1.071
 1.072
 1.073
 1.074
 1.075
 1.076
 1.077
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 1.272
 1.273
   2     Muvico Theaters                          107,190  12/31/2020  Burlington Coat Factory                   81,282    1/31/2011
   3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
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 3.22
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 3.25
 3.26
 3.27
   4
 4.01    AT&T Corporation                          40,459   9/30/2010   Alaska Airlines                          30,212    7/31/2017
 4.02    Express Jet Airlines, Inc.                41,744   8/31/2012  Unisys Item Processing Services            9,756    3/31/2010
 4.03
   5
   6
   7     Karagozian & Case, Inc.                    9,651   9/30/2012  Bank of America, N.A.                      8,097    9/30/2011
   8     Citigroup Global Markets                  13,129   1/31/2011  Port Authority of the City                12,186    1/31/2013
   9     Pages For All Ages Bookstore, Inc.        22,500   1/31/2019  Friar Tuck Beverages                      17,641    1/31/2014
  10     Springfield College                       23,591  12/31/2017  Prudential Carolina Real
                                                                       Estate/O'Shaughnessy Real Estate, Inc.    12,712   12/31/2011
  11     Marshall's of MA, Inc.                    30,000   3/31/2011  PetsMart, Inc.                            19,107    3/31/2013
  12     Steve & Barry's                           39,060   1/31/2015  Catnapper Furniture                       22,500          MTM
  13
  14
  15
  16     Setting Pace, LLC                          5,255  10/31/2010  Brown & Brown of California, Inc.          4,899    6/30/2011
  17
  18
  19     Magellan Health Services                  19,320  12/19/2009  Worldwide Corporation Housing             17,861   10/31/2010
  20     Sanda Gane Esthetique                      4,800   6/30/2016  West Cobb Furniture                        4,500   12/31/2011
  21     Dickenson Theaters                        23,420   6/30/2013  Westco of Oklahoma                        19,000    9/30/2013
  22
 22.01
 22.02
 22.03
 22.04
 22.05
  23     Ki's Golf                                  7,373   2/10/2013  Gould's Salon                              6,000    4/30/2021
  24     Taco Management Solutions (Pad Lease)      3,500   7/19/2012  Hong Kong Express                          2,850   12/31/2021
  25
 25.01   Variety Wholesalers                       16,000   7/31/2010  Total Renal Care                           9,417     8/1/2012
 25.02   Peebles                                   18,500  10/31/2010  Family Dollar                              8,125   12/31/2009
  26
  27
  28     Petter's Warehouse Direct                 30,530   7/31/2012  PetSmart, Inc.                            26,252    1/31/2011
  29     Electric Cowboy                           16,628   1/31/2011  Somewhere Sewing                           8,284   12/10/2012
  30     Kukui, Inc. (Carmen's Bistro)              3,800  10/31/2009  Baseline Sports Bar & Restaurant           3,587    9/30/2010
  31     Big Lots Store #04256                     19,200   1/31/2013  Dollar Tree Stores, Inc. #224              9,000    1/31/2013
  32
  33
  34
  35     Pacific Dental Services                    2,875  11/30/2012  Pro-Sport                                  2,750    6/30/2011
  36
  37
  38
  39     HJW Geospatial                            13,398   6/30/2012  WesPac                                    11,998    3/31/2011
  40
  41     Bounce USA                                10,326   6/30/2012  Tuesday Morning, Inc.                     10,000    1/15/2012
  42     Gram, Inc.                                 7,440   9/30/2009  Continental Casualty                       6,277    4/30/2010
  43     Lincoln Construction Corporation           8,800   9/20/2022
  44     Citibank of Texas, NA                      3,020   8/31/2015  Wine Werks, L.P.                           2,600    5/31/2010
  45
  46     Mexico Restaurant                          3,752   2/11/2018  Dunkirk Paints                             1,265     2/7/2013
  47     Cunningham                                 8,075   4/30/2011  Verizon Wireless                           3,740   10/11/2012
  48     IHOP Restaurant                            3,588   4/30/2016  Lange Eye Care                             3,421    4/30/2011
  49     Ginko International, Ltd.                  8,000   7/31/2008  Rancilio North America, Inc.               8,000   10/31/2008
  50     M. Simon Furniture Company                31,020  12/31/2008
  51
 51.01
 51.02
  52
  53
  54     Hobby Town USA                             2,926   8/14/2012
  55
  56
  57     Pacific Dental (Ground Lease)              4,500    9/4/2037  T-Mobile                                   3,000    9/27/2012
  58
  59
  60     FedEx Kinko's                              4,000   9/30/2010  Half Moon Yoga, Inc.                       3,363    9/30/2017
  61     El Rancho Grocery                         22,315   2/15/2012  JVT, Inc.                                 14,941   11/30/2011
  62
  63     New Mexico Quick Care                      2,900   6/30/2014  CitiFinancial                              2,500    9/30/2011
  64     Wasatch West                              15,882   2/28/2009  Mission Distributing                       9,240    9/30/2010
  65
 65.01
 65.02
  66
  67     DHR Child Support Enforcement             13,447   6/30/2008  Georgia Board of Pardons & Paroles        11,553    6/30/2008
  68
 68.01
 68.02
 68.03
  69     Fireside Hearth & Home                     7,600  12/31/2010  Flooring Solutions                         7,399   12/31/2009
  70     R.W. Balfour & Assoc T-Shirts Plus         2,418         MTM  Engineering Fluid Solutions, LLC           1,391   12/31/2008
  71
  72
  73
  74
  75
  76     Sir Speedy                                 8,660   1/31/2013  Kamper Design                              2,450    6/30/2011
  77
  78     Verizon Wireless                           2,500   9/30/2010  Beau Monde Spa and Boutique                2,405    6/30/2012
  79     America's Mattress                         1,892   5/31/2013  Sally Beauty                               1,600    9/29/2011
  80     R & R Bar & Grill                          3,300   2/29/2012  Tropical Island Hair & Tanning             1,650    9/30/2008
  81
  82
  83
  84
  85
  86     Starbucks                                  1,800   2/28/2018
  87
  88
  89
  90
  91     Plexus, Ltd                                2,037   7/31/2010  Theodore Pantazes                          1,580   11/30/2011
  92

                             FOOTNOTES TO ANNEX A-1

1    MLML - Merrill Lynch Mortgage Lending, Inc., BofA - Bank of America,
     National Association, GECC - General Electric Capital Corporation, PNC -
     PNC Bank, National Association, Dexia - Dexia Real Estate Capital Markets
     and Capmark - Capmark Finance Inc.

2    With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x),
     Original Balance per Unit ($) and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

3    With respect to mortgage loans with partial interest-only periods, Annual
     P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
     shown after the expiration of the Initial Interest Only Period.

4    With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

5    With respect to mortgage loan number 40 the Cut-Off Date LTV (%) was calculated using the full loan amount and the "as renovated" Appraised
     Value ($). Using the full loan amount and the "as is" value, the Cut-Off
     Date LTV (%) is 72.0%. With respect to each of mortgage loans 6 and 57 the
     Cut-Off Date LTV (%) was calculated using the full loan amount and the "as stabilized" Appraised Value ($). Using the full loan amount and the "as is"
     value, the Cut-Off Date LTV (%) is 96.1% and 74.8% respectively.

6    With respect to mortgage loan number 12, the UW DSCR (x), the Cut-Off Date
     LTV (%) and the Maturity LTV (%) are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts; the "as-is"
     UW DSCR (x) is 1.07x. The "as-is" Cut-Off Date LTV (%) is 83.1%, and the
     "as-is" Maturity LTV (%) is 71.8%. With respect to mortgage loan numbers
     16, 22, 60, and 74, the UW DSCR (x) is calculated after taking into account certain holdbacks, letters of credit or reserve amounts. The "as-is" UW
     DSCR (x) is 1.06x, 1.22x, 1.23x, and 1.21x respectively for each such mortgage loan.

7    With respect to mortgage loans secured by multiple properties, each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and
     Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($) or as otherwise provided in the related loan documents.

8    The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

9    The Net Mortgage Rate (%) is equal to the related Interest Rate (%) less the related Admin. Fee (%).

10   With respect to mortgage loan number 55, the loan has an initial interest-only period of 18 months beginning on the first payment date, followed by a principal and interest period of 47 months beginning on
     August 11, 2009 up to and including June, 11 2013, followed by a second interest only period of 6 months beginning on July 11, 2013 up to and including December 11, 2013. Beginning on January 11, 2014 through the remainder of the loan term, normal Principal and Interest payments will be required to be made by the related borrower.

11   With respect to mortgage loan number 79, at closing, a $43,000 escrow account was established between seller and purchaser per a Post-Closing
     Escrow Agreement (funds are being held by a third-party title company outside REMIC). Purchaser's rights have been further assigned to the lender as additional collateral. Funds will be released monthly to assist in covering debt service.

12   With respect to loan number 38, the lease to single tenant FBI expires
     October 2, 2014. Beginning with the August 11, 2010 payment, the related mortgage borrower will be required to post funds as outlined under the terms of the related mortgage loan documents. Funds will be used for possible re-tenanting costs, but may also be used by the related mortgage lender, at such lender's option, for debt service or principal reduction.
     The related mortgage borrower will be entitled to a release of any remaining reserve funds upon satisfaction of certain conditions outlined in the related mortgage loan documents, including renewal or extension of the
     FBI lease for the entire leased premises for a minimum of ten years beyond
     September 2014.

13   With respect to loan number 71, the lease to single tenant DEA expires
     March 31, 2016. Beginning with the February 11, 2011 payment, the related mortgage borrower will be required to post funds as outlined under the terms of the related mortgage loan documents. Funds will be used for possible re-tenanting costs, but may also be used by the related mortgage lender, at such lender's option, for debt service or principal reduction.
     The related mortgage borrower will be entitled to a release of any remaining reserve funds upon satisfaction of conditions outlined in the related mortgage loan documents, including renewal or extension of the DEA lease for the entire leased premises for a minimum of ten years beyond
     March 2016.

14   In the mortgage loan number 80, an affiliated entity may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property.

15   With respect to mortgage loan number 16, a borrower affiliate has executed a master lease for 4,161 square feet of vacant space at the mortgaged property (6.7% of the NRA) with a base rent of $25.00 per square foot. The master lease terminates on April 30, 2009. Income from the master lease was included in the underwriting. Excluding the master lease, the mortgaged property is 74% occupied by tenants unaffiliated with the Borrower. The underwritten economic occupancy was 87.8%. Excluding the master lease,
     In-Place NCF is $713,094, and In-Place DSCR is 1.13x (based on the initial interest-only payments applicable for the duration of the master lease).
     See, also, Note 6 of these Footnotes to Annex A-1.

16   With respect to mortgage loan number 57 the related mortgage borrower is the tenant under a ground lease with respect to the land on which the second largest tenant's building is situated. The related mortgage borrower's leasehold interest in such land is part of the related Mortgaged
     Property. The second largest tenant on the related Mortgaged Property, subleases such land from the related mortgage borrower, but the second largest tenant, not the related mortgage borrower, owns the 4,500 sf building located thereon, which building is not a part of the related
     Mortgaged Property.

17   With respect to loan numbers 8, 11, 14, 20, 23, 26, 28, 42, 44 and 69, the related mortgaged real property is master leased by the related mortgage borrowers to an affiliate of DBSI Inc. (formerly known as DBSI Housing
     Inc.) under a master lease, and rents under the underlying leases at the related mortgaged real property are payable to the master tenant (which executes the related mortgage, deed of trust or security deed to subject its interest in the master lease and the rentals under the underlying leases to the lien of the mortgage, deed of trust or security deed) and the master tenant is obligated to pay master lease rent to the related mortgage borrowers, which master lease rent currently exceeds by a material amount the net cash flow for the related mortgaged related property. The information in this Annex A-1 with respect to each related mortgaged real property reflects the rentals from the underlying leases for such mortgaged real property, and excludes any rental under the related master lease.

18   Mortgage loan numbers 6, 15, 35, 37, 47, 49, 50, 76, 81, 83, 87, 88, 90, 91
     and 92, were acquired on or before the closing date by Bank of America,
     National Association from LaSalle Bank National Association, which such mortgage loans were originated by LaSalle Bank National Association or were purchased by it from certain third party originators. Such acquisition occurred as a result of the acquisition of LaSalle Bank National
     Association by Bank of America Corporation.

                            ANNEX A-1 (YM FOOTNOTES)

                           YIELD MAINTENANCE FORMULAS

                                   A-1(YM)-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                            ANNEX A-1 (YM FOOTNOTES)
                           YIELD MAINTENANCE FORMULAS

A.   Mortgage loan 1 provides for a prepayment premium that is equal to the greater of (a) a minimum percentage as described under the heading
     "Original Prepayment Provisions (Payments)" in Annex A-1 for the related loan and (b) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a
     "mortgage equivalent basis" pursuant to the standards and practices of the securities industry association), on the date of such prepayment, of the
     United States treasury security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

B.   Mortgage loans 13, 18, 33, 45, 58, 78, and 82 provide for a prepayment premium that is equal to the greater of (A) a minimum percentage as described under the heading "Original Prepayment Provisions (Payments)" in
     Annex A-1 for the related loan or (B) an amount equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the discount rate (hereinafter defined), less the amount of principal being prepaid. The term "discount rate" shall mean the rate which, when compounded monthly, is equivalent to the treasury rate (hereinafter defined) when compounded semi-annually. The term "treasury rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the prepayment date, of U.S. treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date.

C.   Mortgage loans 3, 76, 81, and 87 provide for a prepayment premium that is equal to the greater of (A) a minimum percentage as described under the heading "Original Prepayment Provisions (Payments)" in Annex A-1 for the
     related loan or (B) an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the maturity date (including any balloon payment) determined by discounting such payments at the discount rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by lender. "Discount rate" means the rate which, when compounded monthly, is equivalent to the treasury rate (as hereinafter defined), when compounded semi-annually. "Treasury rate" means the yield calculated by the interpolation of the yields, as reported in Federal
     Reserve Statistical Release H.15-Selected Interest Rates under the heading
     "U.S. government Securities,Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S.
     treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release
     H.15 is no longer published, lender shall select a comparable publication to determine the treasury rate).

D.   Mortgage Loans 75 and 79 provide for a prepayment premium that is equal to the greater of (a) a minimum percentage as described under the heading
     "Original Prepayment Provisions (Payments)" in Annex A-1 for the related loan or (b) the amount obtained by subtracting (i) the sum of (x) the unpaid principal amount being prepaid, plus (y) the amount of interest thereon accrued to the date of such prepayment or acceleration, as the case may be, from (ii) the sum of the Current Values (defined below) of all amounts of principal and interest on the note being prepaid or accelerated that would otherwise have become due on and after the date of such determination if the note was not being prepaid or accelerated. The
     "Current Value" of any amount payable means such amount discounted (on a semiannual basis) to its present value on the date of determination at the
     Treasury Yield (defined below) per annum in accordance with the following formula: Current Value = amount payable / (1+d/2)n where "d" is the
     Treasury Yield per annum expressed as a decimal and "n" is an exponent equal to the number of semiannual periods. The "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical
     Release H.15(519) which has become publicly available at least two (2)
     business days prior to the date fixed for prepayment or the acceleration date and shall be the most recent weekly average yield on actively traded
     U.S. treasury securities adjusted to a constant maturity equal to the then remaining weighted average life to the maturity of each such note.

     Each such mortgage loan has a yield maintenance prepayment option and voluntary prepayment of each of the foregoing mortgage loans is allowed in increments of $100,000 so long as each incremental payment is accompanied by a yield maintenance charge as required under the terms of the mortgage loan documents.

E.   Mortgage loan 17 provides for a prepayment premium equal to the greater of
     (x) a minimum percentage as described under the heading "Original
     Prepayment Provisions (Payments)" in Annex A-1 for the related loan or (y)
     the sum of the present value on the date of prepayment of each monthly interest shortfall (as hereinafter defined) for the remaining term of the loan discounted at the discount rate (as hereinafter defined). The monthly interest shortfall is calculated for each monthly payment date and is the product of (a) the remaining principal balance of the loan at each month, had the prepayment not occurred, multiplied by the prepayment percentage
     (as hereinafter defined) and divided by 12, and (b) the positive result, if any, from (1) the yield derived from compounding semi-annually the loan's contract rate minus (2) the replacement treasury rate (as hereinafter defined). The prepayment percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the loan immediately prior to the prepayment, but subtracting for scheduled amortization. The discount rate is the monthly compounded replacement treasury rate. The replacement treasury rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent) (i.e., .001%) of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining weighted average life of the loan as of the prepayment date. In the event
     Release H.15 is no longer published, lender shall select a comparable publication to determine the replacement treasury rate. The weighted average life of the loan is determined as of the prepayment date by (i)
     multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii)
     dividing the sum by the balance remaining on the loan on the prepayment date multiplied by 12.

F.   Mortgage loan 16 provides for a prepayment premium equal to the greater of
     (x) a minimum percentage as described under the heading "Original
     Prepayment Provisions (Payments)" in Annex A-1 for the related loan or (y)
     the sum of the present value on the date of prepayment of each monthly interest shortfall (as hereinafter defined) for the remaining term of the loan discounted at the discount rate (as hereinafter defined). The monthly interest shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the loan at each month, had the prepayment not occurred, multiplied by the prepayment percentage
     (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the loan's contract rate minus (2) the replacement treasury rate (as hereinafter defined). The discount rate is the monthly compounded replacement treasury rate. The prepayment percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the loan immediately prior to the prepayment, but subtracting for scheduled amortization. The replacement treasury rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent) (i.e., .001%) of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining weighted average life of the loan as of the prepayment date plus 50 basis points. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the replacement treasury rate.
     The weighted average life of the loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the loan on the prepayment date multiplied by 12.

G.   Mortgage loan 50 provides for a prepayment premium equal to an amount equal to the greater of (a) a minimum percentage as described under the heading
     "Original Prepayment Provisions (Payments)" in Annex A-1 for the related loan, or (b) the present value of a series of monthly payments each equal to the interest differential payment amount (as hereinafter defined) over the remaining original term of the related mortgage note and on the date of the related mortgage loan, discounted at the reinvestment yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related mortgage loan documents and the maturity date of the related mortgage loan. "Interest differential payment amount" means the amount of interest which would be due on the portion of the mortgage loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the mortgage rate of the related mortgage loan over the reinvestment yield.
     For this loan the interest differential payment amount is calculated through the related maturity. Reinvestment yield" means the yield rate for the specified U.S. treasury security with a maturity most nearly approximating the maturity of the related mortgage loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             Annex A-2 (All Loans)

LOAN SELLERS

                                                                                   WTD. AVG.
                                                                                   REMAINING                             WTD. AVG.
                                       AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.    MATURITY DATE
                           NUMBER OF     DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG. CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER    MORTGAGE LOANS    BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

BofA                          19           242,927,712        25.6%      6.2624      101        1.37         65.1          60.3
Dexia                         36           220,881,621        23.3%      6.5813      117        1.39         65.1          60.4
MLML                           6           220,019,894        23.2%      6.3189       69        1.36         78.3          76.9
PNC                           21           175,183,507        18.5%      6.1884       95        1.38         74.2          67.9
GECC                           8            55,004,579         5.8%      5.8783      111        1.41         72.3          67.7
Capmark                        2            34,754,822         3.7%      6.1703      113        1.22         69.6          62.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       92          $948,772,134       100.0%      6.3105       97        1.37X        70.4          66.2
====================================================================================================================================

PROPERTY TYPES

                                                                                  WTD. AVG.                              WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                         MORTGAGED   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE    MATURITY/ARD   WTD. AVG. CUT-OFF DATE      OR ARD
PROPERTY TYPE           PROPERTIES    BALANCE ($)       BALANCE     RATE (%)       (MOS.)      DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                       41        294,836,124        31.1%      6.3085         105          1.27        69.5           63.8
   Anchored                  14        160,446,253        16.9%      6.2522          97          1.23        69.4           63.8
   Unanchored                11         70,558,626         7.4%      6.5327         114          1.33        67.6           62.3
   Single Tenant             12         49,353,671         5.2%      6.0530         112          1.28        73.1           67.6
   Shadow Anchored            4         14,477,574         1.5%      6.7091         114          1.32        67.9           59.2
Office                       21        269,587,060        28.4%      6.1721         101          1.32        71.0           66.5
Multifamily                 288        203,706,720        21.5%      6.4378          66          1.42        76.3           75.0
   Manufactured Housing     282        170,078,579        17.9%      6.4437          57          1.42        78.6           77.9
   Multifamily                6         33,628,141         3.5%      6.4082         109          1.40        64.7           60.3
Hospitality                  33        114,873,847        12.1%      6.4314         118          1.69        62.5           58.4
Self Storage                 10         33,680,543         3.5%      6.2759         118          1.30        71.6           62.2
Industrial                    4         15,184,555         1.6%      6.2423          91          1.31        67.5           61.2
Mixed Use                     1          7,968,406         0.8%      6.7800         115          1.34        54.6           47.5
Other                         1          7,500,000         0.8%      5.8420         104          1.59        64.1           64.1
Land                          2          1,434,880         0.2%      6.3300         115          1.15        71.0           63.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     401       $948,772,134       100.0%      6.3105          97          1.37X       70.4           66.2
====================================================================================================================================

                              Annex A-2 (All Loans)

PROPERTY STATE/LOCATION

                                                                                  WTD. AVG.                              WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                         MORTGAGED   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE    MATURITY/ARD   WTD. AVG.  CUT-OFF DATE     OR ARD
PROPERTY STATE/LOCATION PROPERTIES    BALANCE ($)       BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Texas                       67          91,174,419         9.6%      6.3681          98           1.48        69.5          65.9
California                  10          83,096,727         8.8%      6.0510         111           1.34        68.0          63.3
   Southern                  8          69,917,239         7.4%      6.0163         111           1.29        68.8          63.9
   Northern                  2          13,179,488         1.4%      6.2348         113           1.62        63.9          59.7
Maryland                     4          81,043,969         8.5%      6.1301          83           1.15        70.6          65.7
Georgia                     23          52,741,440         5.6%      6.4517          93           1.37        68.4          66.3
Massachusetts                2          50,913,253         5.4%      6.0236          54           1.37        79.5          79.1
Wisconsin                    2          50,320,001         5.3%      6.1997         111           1.21        68.9          60.1
Arizona                      5          44,438,698         4.7%      6.3384         113           1.33        66.5          62.7
Tennessee                   11          43,056,120         4.5%      6.6075         113           1.33        68.9          61.9
Kentucky                     6          36,401,831         3.8%      6.4323         112           1.36        67.7          64.8
New York                    16          34,248,466         3.6%      5.8157         100           1.75        71.4          66.6
Washington                   7          32,132,831         3.4%      6.1712         113           1.34        73.1          64.7
Florida                     22          32,083,886         3.4%      6.4525          68           1.45        75.0          73.4
Minnesota                    4          30,153,905         3.2%      6.8206         114           1.57        60.1          59.3
Illinois                     9          24,417,871         2.6%      6.3976          92           1.29        72.6          65.3
Utah                        22          23,459,055         2.5%      6.4609          86           1.36        75.0          73.9
New Mexico                   7          22,373,073         2.4%      6.6228         107           1.57        64.1          59.8
South Carolina               5          21,273,413         2.2%      6.3347         104           1.30        71.2          66.3
Pennsylvania                23          20,467,292         2.2%      6.0997          93           1.27        78.1          73.5
Kansas                      31          19,863,889         2.1%      6.2217          87           1.33        76.6          69.5
Virginia                     3          19,778,964         2.1%      6.4873         139           1.48        61.1          57.8
Indiana                     11          19,460,960         2.1%      6.4089          91           1.37        62.9          55.5
Colorado                    20          18,478,624         1.9%      6.4274          66           1.43        76.6          75.3
New Jersey                   4          17,628,316         1.9%      6.3009         114           1.36        68.1          64.2
Nebraska                     3          16,406,897         1.7%      6.0498         108           1.25        75.1          71.1
Ohio                         7          13,257,770         1.4%      6.7530         115           1.33        74.4          65.8
Alaska                       2           9,952,736         1.0%      6.7300         117           1.40        71.9          62.4
Iowa                        14           7,977,785         0.8%      6.4194          50           1.43        79.7          79.7
North Carolina              11           6,883,831         0.7%      6.4907          62           1.52        72.5          71.4
Oregon                       1           4,000,000         0.4%      6.7000         114           1.20        70.2          64.3
Wyoming                     13           3,909,310         0.4%      6.4194          50           1.43        79.7          79.7
Oklahoma                    13           3,461,201         0.4%      6.4194          50           1.43        79.7          79.7
Missouri                     9           2,764,991         0.3%      6.4194          50           1.43        79.7          79.7
Louisiana                    1           2,366,141         0.2%      6.5000         115           1.81        54.4          54.4
Arkansas                     4           1,836,750         0.2%      6.2974          80           1.45        66.3          60.6
Michigan                     3           1,754,265         0.2%      6.4194          50           1.43        79.7          79.7
West Virginia                1           1,708,889         0.2%      6.6160         112           1.20        78.6          68.3
Connecticut                  1           1,670,756         0.2%      6.5000         115           1.81        54.4          54.4
North Dakota                 2           1,296,233         0.1%      6.4194          50           1.43        79.7          79.7
Idaho                        2             517,577         0.1%      6.4194          50           1.43        79.7          79.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    401        $948,772,134       100.0%      6.3105          97           1.37X       70.4          66.2
====================================================================================================================================

                              Annex A-2 (All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                WTD. AVG.
                                                                                REMAINING                            WTD. AVG.
RANGE OF                  NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
CUT-OFF DATE               MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
PRINCIPAL BALANCES ($)      LOANS      BALANCE ($)       BALANCE     RATE (%)   (MOS.)      DSCR (X) LTV RATIO (%) LTV RATIO (%)
--------------------------------------------------------------------------------------------------------------------------------

    935,952 - 1,999,999       10         14,264,681         1.5%      6.3478      109         1.56        56.1          47.9
  2,000,000 - 3,999,999       23         67,579,527         7.1%      6.5033      117         1.29        70.5          62.9
  4,000,000 - 4,999,999        9         40,339,666         4.3%      6.3782      109         1.27        71.8          63.5
  5,000,000 - 5,999,999        5         27,656,959         2.9%      6.2669      102         1.34        66.7          57.9
  6,000,000 - 6,999,999        8         51,255,056         5.4%      6.4587      114         1.49        66.7          61.0
  7,000,000 - 7,999,999        8         61,733,706         6.5%      6.0583      118         1.41        66.8          62.0
  8,000,000 - 9,999,999       11         99,644,830        10.5%      6.5698      113         1.35        67.4          62.7
 10,000,000 - 12,999,999       5         55,922,424         5.9%      6.1169      111         1.28        73.4          67.6
 13,000,000 - 19,999,999       7        107,802,368        11.4%      6.3178      112         1.40        69.2          63.3
 20,000,000 - 49,999,999       3        145,300,001        15.3%      6.0331       91         1.27        74.3          70.1
 50,000,000 - 99,999,999       2        127,272,917        13.4%      6.3185       94         1.44        62.3          60.6
100,000,000 - 150,000,000      1        150,000,000        15.8%      6.4194       50         1.43        79.7          79.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       92       $948,772,134       100.0%      6.3105       97         1.37X       70.4          66.2
================================================================================================================================

Minimum:   $935,952
Maximum:   $150,000,000
Average:   $10,312,741

MORTGAGE RATES (%)

                                                                              WTD. AVG.
                                                                              REMAINING                            WTD. AVG.
                        NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG.   TERM TO                WTD. AVG.   MATURITY DATE
RANGE OF                 MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)        LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)    DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------

4.9003 - 5.5999              2         14,350,000         1.5%      5.2050       109        1.74        65.9           65.9
5.6000 - 5.6999              1         11,100,000         1.2%      5.6200       108        1.24        80.1           74.6
5.7000 - 5.7999              2         24,282,587         2.6%      5.7598       107        1.58        78.1           68.2
5.8000 - 5.8999              5         22,674,586         2.4%      5.8441       110        1.46        66.5           60.9
5.9000 - 5.9999              4         86,117,808         9.1%      5.9166       110        1.23        72.2           67.5
6.0000 - 6.2499             19        241,854,885        25.5%      6.1401        88        1.25        72.2           66.3
6.2500 - 6.4999             20        271,726,941        28.6%      6.4025        78        1.38        74.0           71.5
6.5000 - 6.9500             39        276,665,326        29.2%      6.6632       117        1.47        64.2           60.1
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     92       $948,772,134       100.0%      6.3105        97        1.37X       70.4           66.2
==============================================================================================================================

Minimum:            4.9003
Maximum:            6.9500
Weighted Average:   6.3105

                             Annex A-2 (All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                               WTD. AVG.
                                                                               REMAINING                            WTD. AVG.
RANGE OF                 NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
DEBT SERVICE COVERAGE     MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
RATIOS (X)                 LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)    DSCR (X)  LTV RATIO (%) LTV RATIO (%)
-------------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19                  12        134,060,170        14.1%      6.2476       94         1.12        71.8           66.2
1.20 - 1.24                  23        212,493,677        22.4%      6.1427      112         1.22        72.4           65.4
1.25 - 1.29                   7         44,477,911         4.7%      6.4030      113         1.27        73.6           64.4
1.30 - 1.34                   9         64,149,417         6.8%      6.5250      114         1.32        68.7           61.8
1.35 - 1.39                  12        104,768,752        11.0%      6.3082       84         1.37        72.1           69.8
1.40 - 1.44                   7        192,761,835        20.3%      6.3927       64         1.43        77.2           75.7
1.45 - 1.49                   3         12,003,859         1.3%      6.2082       85         1.47        55.9           45.7
1.50 - 1.74                  12         89,518,080         9.4%      6.4207      118         1.58        62.0           60.7
1.75 - 1.99                   5         91,274,320         9.6%      6.3362      113         1.82        58.3           56.5
2.00 - 2.13                   2          3,264,113         0.3%      6.1878      112         2.13        36.1           28.3
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      92       $948,772,134       100.0%      6.3105       97         1.37X       70.4           66.2
===============================================================================================================================

Minimum:            1.08x
Maximum:            2.13x
Weighted Average:   1.37x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                                WTD. AVG.
                                                                                REMAINING                            WTD. AVG.
                          NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE      MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)    LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)    DSCR (X)  LTV RATIO (%) LTV RATIO (%)
--------------------------------------------------------------------------------------------------------------------------------

26.20 - 50.00                  4         10,341,384         1.1%      6.2684       113        1.74        44.6           32.3
50.01 - 60.00                 14        147,788,244        15.6%      6.6177       117        1.66        56.4           55.4
60.01 - 65.00                 12         74,002,624         7.8%      6.1950       105        1.46        62.7           60.5
65.01 - 70.00                 14        202,977,534        21.4%      6.2647       102        1.19        68.4           62.5
70.01 - 75.00                 24        181,149,558        19.1%      6.1848       112        1.28        73.3           66.2
75.01 - 77.50                 12         61,856,222         6.5%      6.5376       113        1.23        76.2           68.0
77.51 - 80.00                 11        259,556,569        27.4%      6.2689        64        1.41        79.4           77.0
80.01 - 80.10                  1         11,100,000         1.2%      5.6200       108        1.24        80.1           74.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       92       $948,772,134       100.0%      6.3105        97        1.37X       70.4           66.2
================================================================================================================================

Minimum:              26.2
Maximum:              80.1
Weighted Average:     70.4

                             Annex A-2 (All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE    MORTGAGE    WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE     MORTGAGE    PRINCIPAL       POOL      MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)       LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing               2       10,634,297       1.1%       6.5546        190        1.43          61.1            NAP
17.70 - 40.00                  3        8,855,849       0.9%       6.3386        113        1.67          44.0           30.9
40.01 - 49.99                  5       13,354,035       1.4%       6.4777        113        1.46          54.7           46.4
50.00 - 60.00                 22      226,327,001      23.9%       6.5143        111        1.52          60.9           57.0
60.01 - 62.50                 12       83,226,905       8.8%       6.1989        112        1.33          66.7           61.3
62.51 - 65.00                 20      138,126,692      14.6%       6.3806        113        1.31          70.3           63.8
65.01 - 67.50                 11      123,357,154      13.0%       6.1849         92        1.22          73.3           66.5
67.51 - 70.00                  7       57,780,202       6.1%       6.2785        112        1.25          76.5           68.7
70.01 - 75.00                  7       84,530,000       8.9%       5.9015        110        1.26          75.7           71.9
75.01 - 79.70                  3      202,580,000      21.4%       6.3118         52        1.42          79.6           79.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       92     $948,772,134     100.0%       6.3105         97        1.37X         70.4           66.2
=================================================================================================================================

Minimum:            17.7
Maximum:            79.7
Weighted Average:   66.2

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE    MORTGAGE    WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING         MORTGAGE    PRINCIPAL       POOL      MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

 50 - 60                       3      204,232,119      21.5%       6.3141         50        1.42          79.2           79.1
 61 - 84                       3       70,140,759       7.4%       6.1592         74        1.09          69.6           66.0
 85 - 121                     84      663,764,959      70.0%       6.3214        112        1.39          67.9           62.2
122 - 234                      2       10,634,297       1.1%       6.5546        190        1.43          61.1            NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       92     $948,772,134     100.0%       6.3105         97        1.37X         70.4           66.2
=================================================================================================================================

Minimum:            50 mos.
Maximum:            234 mos.
Weighted Average:   97 mos.

                             Annex A-2 (All Loans)

REMAINING STATED AMORTIZATION TERMS

                                                                               WTD. AVG.
                                        AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                           NUMBER OF  CUT-OFF DATE    MORTGAGE    WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING STATED   MORTGAGE    PRINCIPAL       POOL      MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TERMS (MOS.)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                  17      381,444,250      40.2%       6.3693         80        1.53          69.7           69.7
175 - 240                       4       18,128,663       1.9%       6.4322        158        1.52          54.1           29.6
241 - 300                       6       14,165,069       1.5%       6.4020        113        1.36          71.1           56.3
301 - 360                      63      481,104,152      50.7%       6.2965        106        1.26          71.0           63.6
361 - 420                       2       53,930,000       5.7%       5.9543        110        1.22          74.9           71.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        92     $948,772,134     100.0%       6.3105         97        1.37X         70.4           66.2
=================================================================================================================================

Minimum:            175 mos.
Maximum:            420 mos.
Weighted Average:   356 mos.

                             Annex A-2 (All Loans)

AMORTIZATION TYPES

                                                                               WTD. AVG.
                                                                               REMAINING                            WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                          MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
AMORTIZATION TYPES         LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
-------------------------------------------------------------------------------------------------------------------------------

Interest Only                17        381,444,250        40.2%      6.3693        80        1.53        69.7           69.7
IO-Balloon                   33        306,315,236        32.3%      6.2112       104        1.21        71.8           66.7
Balloon                      40        250,378,352        26.4%      6.3319       111        1.33        70.2           60.1
Fully Amortizing              2         10,634,297         1.1%      6.5546       190        1.43        61.1           NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      92       $948,772,134       100.0%      6.3105        97        1.37X       70.4           66.2
===============================================================================================================================

ESCROW TYPES

                                         AGGREGATE CUT-OFF   % OF INITIAL
                            NUMBER OF      DATE PRINCIPAL   MORTGAGE POOL
ESCROW TYPES             MORTGAGE LOANS     BALANCE ($)        BALANCE
-------------------------------------------------------------------------
Real Estate Tax                75           662,000,177         69.8%
Insurance                      57           497,925,323         52.5%
Replacement Reserves           56           568,015,857         59.9%
TI/LC Reserves                 32           252,543,214         42.9%

LOCKBOX TYPES

                                                 AGGREGATE CUT-OFF   % OF INITIAL
                                    NUMBER OF      DATE PRINCIPAL   MORTGAGE POOL
LOCKBOX TYPES                    MORTGAGE LOANS     BALANCE ($)        BALANCE
---------------------------------------------------------------------------------

Hard                                   12           362,070,434         38.2%
None at Closing, Springing Hard         9            84,570,161          8.9%
Soft at Closing, Springing Hard         2            66,588,685          7.0%

                            Annex A-2 (Loan Group 1)

LOAN SELLERS

                                                                              WTD. AVG.
                                                                              REMAINING                            WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                          MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE LOAN SELLER       LOANS      BALANCE ($)       BALANCE    RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------

BofA                         16        232,953,307       31.3%      6.2717      101         1.36         64.9           60.3
Dexia                        32        196,227,885       26.3%      6.5833      117         1.40         65.3           60.4
PNC                          21        175,183,507       23.5%      6.1884       95         1.38         74.2           67.9
MLML                          5         70,019,894        9.4%      6.1036      110         1.22         75.3           70.8
GECC                          4         35,926,000        4.8%      5.4834      109         1.44         73.7           69.7
Capmark                       2         34,754,822        4.7%      6.1703      113         1.22         69.6           62.6
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80       $745,065,415      100.0%      6.2756      106         1.36X        68.8           63.7
==============================================================================================================================

PROPERTY TYPES

                                                                               WTD. AVG.
                                                                               REMAINING                            WTD. AVG.
                          NUMBER OF AGGREGATE CUT-OFF % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                          MORTGAGED   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
PROPERTY TYPE            PROPERTIES    BALANCE ($)       BALANCE    RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
-------------------------------------------------------------------------------------------------------------------------------

Retail                       41         294,836,124        39.6%     6.3085       105        1.27        69.5          63.8
   Anchored                  14         160,446,253        21.5%     6.2522        97        1.23        69.4          63.8
   Unanchored                11          70,558,626         9.5%     6.5327       114        1.33        67.6          62.3
   Single Tenant             12          49,353,671         6.6%     6.0530       112        1.28        73.1          67.6
   Shadow Anchored            4          14,477,574         1.9%     6.7091       114        1.32        67.9          59.2
Office                       21         269,587,060        36.2%     6.1721       101        1.32        71.0          66.5
Hospitality                  33         114,873,847        15.4%     6.4314       118        1.69        62.5          58.4
Self Storage                 10          33,680,543         4.5%     6.2759       118        1.30        71.6          62.2
Industrial                    4          15,184,555         2.0%     6.2423        91        1.31        67.5          61.2
Mixed Use                     1           7,968,406         1.1%     6.7800       115        1.34        54.6          47.5
Other                         1           7,500,000         1.0%     5.8420       104        1.59        64.1          64.1
Land                          2           1,434,880         0.2%     6.3300       115        1.15        71.0          63.3
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     113        $745,065,415       100.0%     6.2756       106        1.36X       68.8          63.7
==============================================================================================================================

                            Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

                          NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
                          MORTGAGED    DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE
PROPERTY STATE/LOCATION  PROPERTIES     BALANCE ($)        BALANCE     RATE (%)
--------------------------------------------------------------------------------

California                   10          83,096,727         11.2%       6.0510
Southern                      8          69,917,239          9.4%       6.0163
   Northern                   2          13,179,488          1.8%       6.2348
   Maryland                   4          81,043,969         10.9%       6.1301
Texas                        16          61,384,227          8.2%       6.3985
Massachusetts                 2          50,913,253          6.8%       6.0236
Wisconsin                     1          46,620,001          6.3%       6.2100
Arizona                       5          44,438,698          6.0%       6.3384
Tennessee                     8          41,932,222          5.6%       6.6125
Washington                    7          32,132,831          4.3%       6.1712
Minnesota                     4          30,153,905          4.0%       6.8206
Kentucky                      5          27,801,831          3.7%       6.4423
New York                      4          27,402,135          3.7%       5.6957
Georgia                       6          24,920,229          3.3%       6.3417
Illinois                      2          21,046,941          2.8%       6.3941
New Mexico                    4          20,182,150          2.7%       6.6448
Virginia                      3          19,778,964          2.7%       6.4873
South Carolina                2          18,855,000          2.5%       6.3238
New Jersey                    4          17,628,316          2.4%       6.3009
Nebraska                      2          15,700,000          2.1%       6.0331
Indiana                       5          14,850,899          2.0%       6.3874
Pennsylvania                  2          14,606,000          2.0%       5.9714
Kansas                        2          11,993,360          1.6%       6.0919
Alaska                        2           9,952,736          1.3%       6.7300
Utah                          3           7,869,147          1.1%       6.5432
Florida                       2           7,231,144          1.0%       6.5540
Colorado                      2           4,482,860          0.6%       6.4524
Louisiana                     1           2,366,141          0.3%       6.5000
West Virginia                 1           1,708,889          0.2%       6.6160
Connecticut                   1           1,670,756          0.2%       6.5000
North Carolina                1           1,361,483          0.2%       6.7800
Ohio                          1           1,004,649          0.1%       6.5000
Arkansas                      1             935,952          0.1%       6.1800
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      113       $745,065,415        100.0%       6.2756
================================================================================

                             WTD. AVG.                                   WTD. AVG.
                         REMAINING TERM TO                WTD. AVG.   MATURITY DATE
                            MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
PROPERTY STATE/LOCATION       (MOS.)         DSCR (X)  LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------

California                      111            1.34         68.0           63.3
   Southern                     111            1.29         68.8           63.9
   Northern                     113            1.62         63.9           59.7
Maryland                         83            1.15         70.6           65.7
Texas                           113            1.51         65.6           61.7
Massachusetts                    54            1.37         79.5           79.1
Wisconsin                       111            1.20         68.4           58.9
Arizona                         113            1.33         66.5           62.7
Tennessee                       115            1.33         68.6           61.4
Washington                      113            1.34         73.1           64.7
Minnesota                       114            1.57         60.1           59.3
Kentucky                        112            1.36         68.6           64.9
New York                        109            1.79         71.1           65.4
Georgia                         111            1.32         66.5           61.9
Illinois                         99            1.26         71.5           63.0
New Mexico                      113            1.59         62.4           57.6
Virginia                        139            1.48         61.1           57.8
South Carolina                  111            1.28         70.1           64.6
New Jersey                      114            1.36         68.1           64.2
Nebraska                        111            1.24         74.9           70.7
Indiana                         102            1.36         57.7           48.3
Pennsylvania                    110            1.20         77.5           71.0
Kansas                          111            1.26         74.5           62.9
Alaska                          117            1.40         71.9           62.4
Utah                            156            1.21         65.7           56.1
Florida                         116            1.35         72.0           66.8
Colorado                        116            1.42         66.8           61.6
Louisiana                       115            1.81         54.4           54.4
West Virginia                   112            1.20         78.6           68.3
Connecticut                     115            1.81         54.4           54.4
North Carolina                  112            1.87         43.4           37.9
Ohio                            115            1.81         54.4           54.4
Arkansas                        109            1.47         53.5           42.3
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         106            1.36X        68.8           63.7
====================================================================================

                            Annex A-2 (Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

RANGE OF                                  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
CUT-OFF DATE                 NUMBER OF      DATE PRINCIPAL   LOAN GROUP 1   MORTGAGE
PRINCIPAL BALANCES ($)    MORTGAGE LOANS     BALANCE ($)        BALANCE     RATE (%)
------------------------------------------------------------------------------------

   935,952 - 2,999,999          16             32,654,480         4.4%       6.5321
 3,000,000 - 3,999,999          11             37,271,878         5.0%       6.4894
 4,000,000 - 4,999,999           8             36,339,666         4.9%       6.3428
 5,000,000 - 5,999,999           5             27,656,959         3.7%       6.2669
 6,000,000 - 6,999,999           8             51,255,056         6.9%       6.4587
 7,000,000 - 7,999,999           7             54,244,836         7.3%       6.0664
 8,000,000 - 9,999,999           9             81,444,830        10.9%       6.5571
10,000,000 - 14,999,999          7             85,769,970        11.5%       6.0786
15,000,000 - 19,999,999          4             65,854,822         8.8%       6.3849
20,000,000 - 49,999,999          3            145,300,001        19.5%       6.0331
50,000,000 - 64,166,667          2            127,272,917        17.1%       6.3185
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         80           $745,065,415       100.0%       6.2756
====================================================================================

                             WTD. AVG.                                   WTD. AVG.
RANGE OF                 REMAINING TERM TO                WTD. AVG.    MATURITY DATE
CUT-OFF DATE                MATURITY/ARD    WTD. AVG.  CUT-OFF DATE        OR ARD
PRINCIPAL BALANCES ($)        (MOS.)         DSCR (X)  LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------

   935,952 - 2,999,999           123          1.31          67.4           59.2
 3,000,000 - 3,999,999           113          1.31          69.3           61.6
 4,000,000 - 4,999,999           108          1.28          72.0           63.4
 5,000,000 - 5,999,999           102          1.34          66.7           57.9
 6,000,000 - 6,999,999           114          1.49          66.7           61.0
 7,000,000 - 7,999,999           120          1.41          66.1           62.0
 8,000,000 - 9,999,999           113          1.35          66.7           61.9
10,000,000 - 14,999,999          111          1.37          75.2           67.7
15,000,000 - 19,999,999          113          1.34          67.0           62.1
20,000,000 - 49,999,999           91          1.27          74.3           70.1
50,000,000 - 64,166,667           94          1.44          62.3           60.6
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          106          1.36X         68.8           63.7
====================================================================================

Minimum: $935,952
Maximum: $64,166,667
Average: $9,313,318

MORTGAGE RATES (%)

                                         AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
RANGE OF                    NUMBER OF      DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE
MORTGAGE RATES (%)       MORTGAGE LOANS     BALANCE ($)        BALANCE    RATE (%)
-----------------------------------------------------------------------------------

    4.9003 - 5.5999             2             14,350,000         1.9%       5.2050
    5.6000 - 5.6999             1             11,100,000         1.5%       5.6200
    5.7000 - 5.7999             2             24,282,587         3.3%       5.7598
    5.8000 - 5.8999             4             21,189,052         2.8%       5.8437
    5.9000 - 5.9999             4             86,117,808        11.6%       5.9166
    6.0000 - 6.2499            16            229,365,399        30.8%       6.1453
    6.2500 - 6.4999            17            111,348,362        14.9%       6.3788
    6.5000 - 6.9500            34            247,312,206        33.2%       6.6542
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        80           $745,065,415       100.0%       6.2756
===================================================================================

                              WTD. AVG.                                 WTD. AVG.
                         REMAINING TERM TO               WTD. AVG.    MATURITY DATE
RANGE OF                    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE      OR ARD
MORTGAGE RATES (%)            (MOS.)         DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------

    4.9003 - 5.5999             109           1.74          65.9          65.9
    5.6000 - 5.6999             108           1.24          80.1          74.6
    5.7000 - 5.7999             107           1.58          78.1          68.2
    5.8000 - 5.8999             110           1.41          67.8          62.4
    5.9000 - 5.9999             110           1.23          72.2          67.5
    6.0000 - 6.2499              87           1.24          72.2          66.4
    6.2500 - 6.4999             112           1.31          67.8          61.7
    6.5000 - 6.9500             118           1.49          63.8          59.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         106           1.36X         68.8          63.7
===================================================================================

Minimum:          4.9003
Maximum:          6.9500
Weighted Average: 6.2756

                            Annex A-2 (Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF DEBT SERVICE      MORTGAGE    PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)         LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19                  12       134,060,170      18.0%       6.2476         94        1.12          71.8           66.2
1.20 - 1.24                  19       203,539,941      27.3%       6.1230        112        1.22          72.3           65.5
1.25 - 1.29                   7        44,477,911       6.0%       6.4030        113        1.27          73.6           64.4
1.30 - 1.34                   8        54,549,417       7.3%       6.4713        114        1.32          67.6           60.7
1.35 - 1.44                  14       115,641,716      15.5%       6.2824         88        1.38          72.7           68.7
1.45 - 1.49                   3        12,003,859       1.6%       6.2082         85        1.47          55.9           45.7
1.50 - 1.59                   7        47,745,172       6.4%       6.4009        123        1.52          62.7           60.8
1.60 - 1.79                   5        41,772,908       5.6%       6.4433        113        1.65          61.2           60.6
1.80 - 1.87                   5        91,274,320      12.3%       6.3362        113        1.82          58.3           56.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80      $745,065,415     100.0%       6.2756        106        1.36X         68.8           63.7
=================================================================================================================================

Minimum:            1.08x
Maximum:            1.87x
Weighted Average:   1.36x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE      MORTGAGE    PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

43.40 - 50.00                 2         7,077,270       0.9%       6.3055        113        1.56          48.5           34.2
50.01 - 60.00                13       135,688,244      18.2%       6.6086        118        1.68          56.3           55.2
60.01 - 65.00                11        65,402,624       8.8%       6.1681        104        1.47          62.4           60.0
65.01 - 70.00                14       202,977,534      27.2%       6.2647        102        1.19          68.4           62.5
70.01 - 75.00                22       169,660,687      22.8%       6.1809        113        1.27          73.4           66.4
75.01 - 77.50                 9        47,255,607       6.3%       6.5236        113        1.20          76.5           67.7
77.51 - 80.10                 9       117,003,449      15.7%       6.0041         86        1.38          79.1           73.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80      $745,065,415     100.0%       6.2756        106        1.36X         68.8           63.7
=================================================================================================================================

Minimum:            43.4
Maximum:            80.1
Weighted Average:   68.8

                            Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE     MORTGAGE    PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)       LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing              2        10,634,297       1.4%       6.5546        190        1.43          61.1            NAP
33.30 - 50.00                 6        18,945,771       2.5%       6.4626        113        1.44          52.9           42.3
50.01 - 55.00                 5        82,150,645      11.0%       6.4586        115        1.75          55.7           54.3
55.01 - 60.00                16       132,076,356      17.7%       6.5301        109        1.39          64.5           58.7
60.01 - 62.50                10        74,437,419      10.0%       6.2185        112        1.32          66.0           61.2
62.51 - 65.00                17       122,873,572      16.5%       6.3648        113        1.31          70.5           63.7
65.01 - 67.50                11       123,357,154      16.6%       6.1849         92        1.22          73.3           66.5
67.51 - 70.00                 6        48,180,202       6.5%       6.1686        112        1.24          76.8           68.9
70.01 - 75.00                 6        83,530,000      11.2%       5.8921        110        1.26          75.7           71.9
75.01 - 79.60                 1        48,880,000       6.6%       6.0000         52        1.38          79.6           79.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80      $745,065,415     100.0%       6.2756        106        1.36X          68.8          63.7
=================================================================================================================================

Minimum:            33.3
Maximum:            79.6
Weighted Average:   63.7

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING         MORTGAGE    PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

 50 - 84                      4       123,372,879      16.6%       6.0949         64        1.22          73.2           71.0
 85 - 114                    52       408,779,161      54.9%       6.1689        111        1.34          70.1           63.9
115 - 121                    22       202,279,078      27.1%       6.5869        115        1.48          64.0           59.0
122 - 234                     2        10,634,297       1.4%       6.5546        190        1.43          61.1            NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80      $745,065,415     100.0%       6.2756        106        1.36X         68.8           63.7
=================================================================================================================================

Minimum:            50 mos.
Maximum:            234 mos.
Weighted Average:   106 mos.

                            Annex A-2 (Loan Group 1)

REMAINING STATED AMORTIZATION TERMS

                                                                                WTD. AVG.
                                                                                REMAINING                            WTD. AVG.
RANGE OF REMAINING         NUMBER OF AGGREGATE CUT-OFF % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
STATED AMORTIZATION TERMS   MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
(MOS.)                       LOANS      BALANCE ($)       BALANCE    RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
--------------------------------------------------------------------------------------------------------------------------------

Interest Only                 13         207,044,250       27.8%      6.3165       99         1.61        63.3         63.3
175 - 240                      3          16,350,084        2.2%      6.4280      163         1.45        57.1         33.3
241 - 300                      4          10,211,333        1.4%      6.3816      113         1.41        68.2         53.9
301 - 360                     58         457,529,747       61.4%      6.2872      106         1.26        71.0         63.6
361 - 420                      2          53,930,000        7.2%      5.9543      110         1.22        74.9         71.5
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       80        $745,065,415      100.0%      6.2756      106         1.36X       68.8         63.7
================================================================================================================================

Minimum:           175 mos.
Maximum:           420 mos.
Weighted Average:  357 mos.

                            Annex A-2 (Loan Group 1)

AMORTIZATION TYPES

                                                                              WTD. AVG.
                                                                              REMAINING                            WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                          MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
AMORTIZATION TYPES         LOANS      BALANCE ($)       BALANCE    RATE (%)    (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                   30        291,715,236       39.2%      6.1825      103         1.21        71.7         66.7
Balloon                      35        235,671,632       31.6%      6.3424      111         1.32        70.5         60.4
Interest Only                13        207,044,250       27.8%      6.3165       99         1.61        63.3         63.3
Fully Amortizing              2         10,634,297        1.4%      6.5546      190         1.43        61.1          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      80       $745,065,415      100.0%      6.2756      106         1.36X       68.8         63.7
==============================================================================================================================

ESCROW TYPES

                                         AGGREGATE CUT-OFF  % OF INITIAL
                            NUMBER OF      DATE PRINCIPAL   LOAN GROUP 1
ESCROW TYPES             MORTGAGE LOANS     BALANCE ($)        BALANCE
------------------------------------------------------------------------
Real Estate Tax                64           460,072,036         61.7%
Insurance                      50           321,882,716         43.2%
Replacement Reserves           49           391,973,251         52.6%
TI/LC Reserves                 32           252,543,214         42.9%

LOCKBOX TYPES

                                                 AGGREGATE CUT-OFF  % OF INITIAL
                                    NUMBER OF      DATE PRINCIPAL   LOAN GROUP 1
LOCKBOX TYPES                    MORTGAGE LOANS     BALANCE ($)        BALANCE
--------------------------------------------------------------------------------
Hard                                   11           212,070,434         28.5%
None at Closing, Springing Hard         9            84,570,161         11.4%
Soft at Closing, Springing Hard         2            66,588,685          8.9%

                           Annex A-2 (Loan Group 2a)

LOAN SELLERS

                                                                                   WTD. AVG.                             WTD. AVG.
                                                                                   REMAINING                             MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF   % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    DATE  OR
                          MORTGAGE    DATE PRINCIPAL   LOAN GROUP 2A   MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE    ARD LTV
MORTGAGE LOAN SELLER       LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Dexia                         4         24,653,736         45.9%        6.5659       111         1.35          63.5         60.9
GECC                          4         19,078,579         35.5%        6.6218       114         1.37          69.5         63.8
BofA                          3          9,974,405         18.6%        6.0468       102         1.52          69.2         60.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      11        $53,706,720        100.0%        6.4893       110         1.39X         66.7         61.8
==================================================================================================================================

PROPERTY TYPES

                                                                                    WTD. AVG.                             WTD. AVG.
                                                                                    REMAINING                             MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF   % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    DATE  OR
                          MORTGAGED    DATE PRINCIPAL   LOAN GROUP 2A   MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE    ARD LTV
PROPERTY TYPE            PROPERTIES     BALANCE ($)        BALANCE      RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                   6          33,628,141         62.6%        6.4082       109         1.40          64.7         60.3
Manufactured Housing          9          20,078,579         37.4%        6.6252       112         1.37          70.0         64.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      15         $53,706,720        100.0%        6.4893       110         1.39X         66.7         61.8
===================================================================================================================================

PROPERTY STATE/LOCATION

                                                                                    WTD. AVG.                             WTD. AVG.
                                                                                    REMAINING                             MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF   % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    DATE  OR
                          MORTGAGED    DATE PRINCIPAL   LOAN GROUP 2A   MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE    ARD LTV
PROPERTY STATE/LOCATION  PROPERTIES     BALANCE ($)        BALANCE      RATE (%)     (MOS.)      DSCR (X)  LTV RATIO (%)  RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Ohio                          6          12,253,121          22.8%        6.7737       115        1.29          76.0         66.8
Georgia                       1          12,100,000          22.5%        6.7200       111        1.38          57.8         57.8
Texas                         2           8,789,486          16.4%        6.0326       105        1.41          72.7         61.9
Kentucky                      1           8,600,000          16.0%        6.4000       111        1.36          64.7         64.7
Oregon                        1           4,000,000           7.4%        6.7000       114        1.20          70.2         64.3
Wisconsin                     1           3,700,000           6.9%        6.0700       108        1.36          75.2         75.2
Florida                       1           1,778,579           3.3%        6.4700       114        2.13          26.2         17.7
New York                      1           1,485,535           2.8%        5.8500       110        2.13          47.9         40.9
Indiana                       1           1,000,000           1.9%        6.6900        76        1.22          79.4         74.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      15         $53,706,720         100.0%        6.4893       110        1.39X         66.7         61.8
===================================================================================================================================

                           Annex A-2 (Loan Group 2a)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                  WTD. AVG.                              WTD. AVG.
RANGE OF                 NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
CUT-OFF DATE PRINCIPAL    MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2A  MORTGAGE    MATURITY/ARD   WTD. AVG.  CUT-OFF DATE     OR ARD
BALANCES ($)               LOANS      BALANCE ($)       BALANCE     RATE (%)       (MOS.)      DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,000,000 - 3,499,999       5          8,217,849         15.3%      6.3774         107           1.58        61.7         50.4
 3,500,000 - 4,499,999       2          7,700,000         14.3%      6.3973         111           1.28        72.6         69.5
 4,500,000 - 9,999,999       3         25,688,871         47.8%      6.4441         111           1.36        70.7         65.1
10,000,000 - 12,100,000      1         12,100,000         22.5%      6.7200         111           1.38        57.8         57.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     11        $53,706,720        100.0%      6.4893         110           1.39X       66.7         61.8
====================================================================================================================================

Minimum:   $1,000,000
Maximum:   $12,100,000
Average:   $4,882,429

MORTGAGE RATES (%)

                                                                                  WTD. AVG.                              WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
RANGE OF                  MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2A  MORTGAGE    MATURITY/ARD   WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)         LOANS      BALANCE ($)       BALANCE     RATE (%)       (MOS.)      DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

5.8500 - 5.8999              1          1,485,535         2.8%       5.8500         110           2.13       47.9          40.9
5.9000 - 6.0999              2         11,188,871        20.8%       6.0231         105           1.41       73.1          66.4
6.1000 - 6.4999              3         11,679,194        21.7%       6.3906         111           1.46       60.2          57.1
6.5000 - 6.8300              5         29,353,121        54.7%       6.7387         112           1.31       67.8          63.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     11        $53,706,720       100.0%       6.4893         110           1.39X      66.7          61.8
====================================================================================================================================

Minimum:            5.8500
Maximum:            6.8300
Weighted Average:   6.4893

                           Annex A-2 (Loan Group 2a)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF DEBT SERVICE      MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)         LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                    4        8,953,736      16.7%       6.5906        108        1.21          74.9           64.6
1.30 - 1.39                    4       34,000,000      63.3%       6.5994        112        1.35          66.3           64.3
1.40 - 2.13                    3       10,752,984      20.0%       6.0570        106        1.65          61.1           51.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
=================================================================================================================================

Minimum:            1.20x
Maximum:            2.13x
Weighted Average:   1.39x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE      MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)    LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

26.20 - 70.00                  4       23,964,113      44.6%       6.5327        111        1.47          57.3           56.3
70.01 - 72.50                  2       11,488,871      21.4%       6.2437        107        1.36          71.4           62.9
72.51 - 77.50                  3       14,600,615      27.2%       6.5831        113        1.31          75.3           69.1
77.51 - 79.40                  2        3,653,121       6.8%       6.6028        102        1.22          79.3           66.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
=================================================================================================================================

Minimum:            26.2
Maximum:            79.4
Weighted Average:   66.7

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE                              REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE     MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)       LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

17.70 - 60.00                  3       15,364,113      28.6%       6.6069        111        1.54          53.2           51.5
60.01 - 65.00                  5       24,042,607      44.8%       6.3343        109        1.33          70.2           63.4
65.01 - 70.00                  1        9,600,000      17.9%       6.8300        116        1.31          75.1           67.8
70.01 - 75.00                  1        1,000,000       1.9%       6.6900         76        1.22          79.4           74.9
75.01 - 75.20                  1        3,700,000       6.9%       6.0700        108        1.36          75.2           75.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
=================================================================================================================================

Minimum:            17.7
Maximum:            75.2
Weighted Average:   61.8

                           Annex A-2 (Loan Group 2a)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                               WTD. AVG.
                                        AGGREGATE                              REMAINING                               WTD. AVG.
                           NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING          MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)     LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

 76 - 109                       4       13,489,486      25.1%       6.0916        104        1.38          73.9           66.5
110 - 116                       7       40,217,234      74.9%       6.6228        113        1.39          64.3           60.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
==================================================================================================================================

Minimum:            76 mos.
Maximum:            116 mos.
Weighted Average:   110 mos.

REMAINING STATED AMORTIZATION TERMS

                                                                               WTD. AVG.
                                        AGGREGATE                              REMAINING                               WTD. AVG.
                           NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING STATED   MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TERMS (MOS.)    LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                   3       24,400,000      45.4%       6.5086        111        1.37          62.9           62.9
234 - 360                       8       29,306,720      54.6%       6.4733        110        1.40          69.9           61.0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
==================================================================================================================================

Minimum:            234 mos.
Maximum:            360 mos.
Weighted Average:   338 mos.

AMORTIZATION TYPES

                                                                               WTD. AVG.
                                        AGGREGATE                              REMAINING                               WTD. AVG.
                           NUMBER OF  CUT-OFF DATE  % OF INITIAL  WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
                            MORTGAGE    PRINCIPAL    LOAN GROUP   MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TYPES           LOANS     BALANCE ($)   2A BALANCE    RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                   3       24,400,000      45.4%       6.5086        111        1.37          62.9           62.9
Balloon                         5       14,706,720      27.4%       6.1640        108        1.53          65.8           54.7
IO-Balloon                      3       14,600,000      27.2%       6.7848        113        1.27          74.1           67.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        11      $53,706,720     100.0%       6.4893        110        1.39X         66.7           61.8
==================================================================================================================================

ESCROW TYPES

                                        AGGREGATE
                           NUMBER OF  CUT-OFF DATE  % OF INITIAL
                            MORTGAGE    PRINCIPAL    LOAN GROUP
ESCROW TYPES                 LOANS     BALANCE ($)   2A BALANCE
----------------------------------------------------------------
Real Estate Tax                10      51,928,141      96.7%
Insurance                       6      26,042,607      48.5%
Replacement Reserves            6      26,042,607      48.5%

                           Annex A-2 (Loan Group 2b)

LOAN SELLERS

                                                                                 WTD. AVG.                               WTD. AVG.
                        NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG. REMAINING TERM TO              WTD. AVG.   MATURITY DATE
                         MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2B  MORTGAGE    MATURITY/ARD   WTD. AVG.  CUT-OFF DATE      OR ARD
MORTGAGE LOAN SELLER      LOANS      BALANCE ($)       BALANCE     RATE (%)      (MOS.)        DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                        1         150,000,000        100.0%     6.4194         50           1.43         79.7           79.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     1        $150,000,000        100.0%     6.4194         50           1.43X        79.7           79.7
====================================================================================================================================

PROPERTY TYPES

                                                                                 WTD. AVG.                               WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                         MORTGAGED   DATE PRINCIPAL  LOAN GROUP 2B  MORTGAGE   MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
PROPERTY TYPE           PROPERTIES    BALANCE ($)       BALANCE     RATE (%)      (MOS.)        DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Manufactured Housing       273         150,000,000       100.0%      6.4194         50            1.43        79.7          79.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    273        $150,000,000       100.0%      6.4194         50            1.43X       79.7          79.7
====================================================================================================================================

PROPERTY STATE/LOCATION

                                                                                 WTD. AVG.                               WTD. AVG.
                         NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                         MORTGAGED   DATE PRINCIPAL  LOAN GROUP 2B  MORTGAGE   MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
PROPERTY STATE/LOCATION PROPERTIES    BALANCE ($)       BALANCE     RATE (%)      (MOS.)        DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                      19         23,074,163        15.4%      6.4194         50            1.43        79.7          79.7
Texas                        49         21,000,706        14.0%      6.4194         50            1.43        79.7          79.7
Georgia                      16         15,721,211        10.5%      6.4194         50            1.43        79.7          79.7
Utah                         19         15,589,908        10.4%      6.4194         50            1.43        79.7          79.7
Colorado                     18         13,995,763         9.3%      6.4194         50            1.43        79.7          79.7
Iowa                         14          7,977,785         5.3%      6.4194         50            1.43        79.7          79.7
Kansas                       29          7,870,529         5.2%      6.4194         50            1.43        79.7          79.7
Pennsylvania                 21          5,861,292         3.9%      6.4194         50            1.43        79.7          79.7
North Carolina               10          5,522,348         3.7%      6.4194         50            1.43        79.7          79.7
New York                     11          5,360,796         3.6%      6.4194         50            1.43        79.7          79.7
Wyoming                      13          3,909,310         2.6%      6.4194         50            1.43        79.7          79.7
Indiana                       5          3,610,061         2.4%      6.4194         50            1.43        79.7          79.7
Oklahoma                     13          3,461,201         2.3%      6.4194         50            1.43        79.7          79.7
Illinois                      7          3,370,930         2.2%      6.4194         50            1.43        79.7          79.7
Missouri                      9          2,764,991         1.8%      6.4194         50            1.43        79.7          79.7
South Carolina                3          2,418,413         1.6%      6.4194         50            1.43        79.7          79.7
New Mexico                    3          2,190,923         1.5%      6.4194         50            1.43        79.7          79.7
Michigan                      3          1,754,265         1.2%      6.4194         50            1.43        79.7          79.7
North Dakota                  2          1,296,233         0.9%      6.4194         50            1.43        79.7          79.7
Tennessee                     3          1,123,898         0.7%      6.4194         50            1.43        79.7          79.7
Arkansas                      3            900,798         0.6%      6.4194         50            1.43        79.7          79.7
Nebraska                      1            706,897         0.5%      6.4194         50            1.43        79.7          79.7
Idaho                         2            517,577         0.3%      6.4194         50            1.43        79.7          79.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     273       $150,000,000       100.0%      6.4194         50            1.43X       79.7          79.7
====================================================================================================================================

                           Annex A-2 (Loan Group 2b)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                                                        WTD. AVG.
                                                                                                                         MATURITY
                                                                                  WTD. AVG.                                DATE
RANGE OF                  NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.     OR ARD
CUT-OFF DATE PRINCIPAL     MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2B  MORTGAGE   MATURITY/ARD    WTD. AVG.  CUT-OFF DATE    LTV
BALANCES ($)                LOANS      BALANCE ($)       BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

150,000,000 - 150,000,000     1         150,000,000       100.0%      6.4194          50           1.43       79.7         79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1        $150,000,000       100.0%      6.4194          50           1.43X      79.7         79.7
=================================================================================================================================

Minimum:   $150,000,000
Maximum:   $150,000,000
Average:   $150,000,000

MORTGAGE RATES (%)

                                                                                WTD. AVG.                               WTD. AVG.
                        NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
RANGE OF                 MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2B  MORTGAGE   MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)        LOANS      BALANCE ($)       BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

6.4194 - 6.4194             1         150,000,000       100.0%      6.4194           50          1.43        79.7          79.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     1        $150,000,000       100.0%      6.4194           50          1.43X       79.7          79.7
====================================================================================================================================

Minimum:           6.4194
Maximum:           6.4194
Weighted Average:  6.4194

                           Annex A-2 (Loan Group 2b)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF DEBT SERVICE      MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)         LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

1.43 - 1.43                   1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

Minimum:           1.43x
Maximum:           1.43x
Weighted Average:  1.43x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE      MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

79.70 - 79.70                 1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

Minimum:           79.7
Maximum:           79.7
Weighted Average:  79.7

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE     MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)       LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

79.70 - 79.70                 1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

Minimum:           79.7
Maximum:           79.7
Weighted Average:  79.7

                           Annex A-2 (Loan Group 2b)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING         MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)    LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

50 - 50                       1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

Minimum:           50 mos.
Maximum:           50 mos.
Weighted Average:  50 mos.

REMAINING STATED AMORTIZATION TERMS

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
RANGE OF REMAINING STATED  MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TERMS (MOS.)   LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                 1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

Minimum:           0 mos.
Maximum:           0 mos.
Weighted Average:  0 mos.

AMORTIZATION TYPES

                                                                              WTD. AVG.
                                       AGGREGATE   % OF INITIAL               REMAINING                               WTD. AVG.
                          NUMBER OF  CUT-OFF DATE      LOAN      WTD. AVG.     TERM TO                 WTD. AVG.    MATURITY DATE
                           MORTGAGE    PRINCIPAL     GROUP 2B    MORTGAGE   MATURITY/ARD  WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TYPES          LOANS     BALANCE ($)     BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                 1       150,000,000     100.0%       6.4194         50         1.43         79.7            79.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       1      $150,000,000     100.0%       6.4194         50         1.43X        79.7            79.7
=================================================================================================================================

ESCROW TYPES

                                       AGGREGATE   % OF INITIAL
                          NUMBER OF  CUT-OFF DATE      LOAN
                           MORTGAGE    PRINCIPAL     GROUP 2B
ESCROW TYPES                LOANS     BALANCE ($)     BALANCE
---------------------------------------------------------------
Real Estate Tax               1       150,000,000     100.0%
Insurance                     1       150,000,000     100.0%
Replacement Reserves          1       150,000,000     100.0%

LOCKBOX TYPES

                                       AGGREGATE   % OF INITIAL
                          NUMBER OF  CUT-OFF DATE      LOAN
                           MORTGAGE    PRINCIPAL     GROUP 2B
LOCKBOX TYPES               LOANS     BALANCE ($)     BALANCE
---------------------------------------------------------------
Hard                          1       150,000,000      100.0%

                                    ANNEX A-3

                  7461 CALLAGHAN BUILDING AMORTIZATION SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3
                             7461 CALLAGHAN BUILDING
                              AMORTIZATION SCHEDULE

 PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
-------   ----------   ---------   ---------   ------------
    0      6/11/2008   26,117.50          --   4,500,000.00
    1      7/11/2008   25,275.00          --   4,500,000.00
    2      8/11/2008   26,117.50          --   4,500,000.00
    3      9/11/2008   26,117.50          --   4,500,000.00
    4     10/11/2008   25,275.00          --   4,500,000.00
    5     11/11/2008   26,117.50          --   4,500,000.00
    6     12/11/2008   25,275.00          --   4,500,000.00
    7      1/11/2009   26,117.50          --   4,500,000.00
    8      2/11/2009   26,117.50          --   4,500,000.00
    9      3/11/2009   23,590.00          --   4,500,000.00
   10      4/11/2009   26,117.50          --   4,500,000.00
   11      5/11/2009   25,275.00          --   4,500,000.00
   12      6/11/2009   26,117.50          --   4,500,000.00
   13      7/11/2009   25,275.00          --   4,500,000.00
   14      8/11/2009   26,117.50    3,039.51   4,496,960.49
   15      9/11/2009   26,099.86    3,057.15   4,493,903.34
   16     10/11/2009   25,240.76    3,916.25   4,489,987.09
   17     11/11/2009   26,059.39    3,097.62   4,486,889.47
   18     12/11/2009   25,201.36    3,955.65   4,482,933.82
   19      1/11/2010   26,018.45    3,138.56   4,479,795.26
   20      2/11/2010   26,000.23    3,156.78   4,476,638.48
   21      3/11/2010   23,467.53    5,689.48   4,470,949.00
   22      4/11/2010   25,948.89    3,208.12   4,467,740.88
   23      5/11/2010   25,093.81    4,063.20   4,463,677.68
   24      6/11/2010   25,906.69    3,250.32   4,460,427.36
   25      7/11/2010   25,052.73    4,104.28   4,456,323.08
   26      8/11/2010   25,864.00    3,293.01   4,453,030.07
   27      9/11/2010   25,844.89    3,312.12   4,449,717.95
   28     10/11/2010   24,992.58    4,164.43   4,445,553.52
   29     11/11/2010   25,801.50    3,355.51   4,442,198.01
   30     12/11/2010   24,950.35    4,206.66   4,437,991.35
   31      1/11/2011   25,757.61    3,399.40   4,434,591.95
   32      2/11/2011   25,737.88    3,419.13   4,431,172.82
   33      3/11/2011   23,229.19    5,927.82   4,425,245.00
   34      4/11/2011   25,683.63    3,473.38   4,421,771.62
   35      5/11/2011   24,835.62    4,321.39   4,417,450.23
   36      6/11/2011   25,638.39    3,518.62   4,413,931.61
   37      7/11/2011   24,791.58    4,365.43   4,409,566.18
   38      8/11/2011   25,592.63    3,564.38   4,406,001.80
   39      9/11/2011   25,571.94    3,585.07   4,402,416.73
   40     10/11/2011   24,726.91    4,430.10   4,397,986.63
   41     11/11/2011   25,525.43    3,631.58   4,394,355.05
   42     12/11/2011   24,681.63    4,475.38   4,389,879.67
   43      1/11/2012   25,478.37    3,678.64   4,386,201.03
   44      2/11/2012   25,457.02    3,699.99   4,382,501.04
   45      3/11/2012   23,794.55    5,362.46   4,377,138.58

 PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
-------   ----------   ---------   ---------   ------------
   46      4/11/2012   25,404.43    3,752.58   4,373,386.00
   47      5/11/2012   24,563.85    4,593.16   4,368,792.84
   48      6/11/2012   25,355.99    3,801.02   4,364,991.82
   49      7/11/2012   24,516.70    4,640.31   4,360,351.51
   50      8/11/2012   25,307.00    3,850.01   4,356,501.50
   51      9/11/2012   25,284.65    3,872.36   4,352,629.14
   52     10/11/2012   24,447.27    4,709.74   4,347,919.40
   53     11/11/2012   25,234.84    3,922.17   4,343,997.23
   54     12/11/2012   24,398.78    4,758.23   4,339,239.00
   55      1/11/2013   25,184.46    3,972.55   4,335,266.45
   56      2/11/2013   25,161.40    3,995.61   4,331,270.84
   57      3/11/2013   22,705.48    6,451.53   4,324,819.31
   58      4/11/2013   25,100.77    4,056.24   4,320,763.07
   59      5/11/2013   24,268.29    4,888.72   4,315,874.35
   60      6/11/2013   25,048.86    4,108.15   4,311,766.20
   61      7/11/2013   24,217.75        0.00   4,311,766.20
   62      8/11/2013   25,025.01        0.00   4,311,766.20
   63      9/11/2013   25,025.01        0.00   4,311,766.20
   64     10/11/2013   24,217.75        0.00   4,311,766.20
   65     11/11/2013   25,025.01        0.00   4,311,766.20
   66     12/11/2013   24,217.75        0.00   4,311,766.20
   67      1/11/2014   25,025.01    4,132.00   4,307,634.20
   68      2/11/2014   25,001.03    4,155.98   4,303,478.22
   69      3/11/2014   22,559.79    6,597.22   4,296,881.00
   70      4/11/2014   24,938.62    4,218.39   4,292,662.61
   71      5/11/2014   24,110.45    5,046.56   4,287,616.05
   72      6/11/2014   24,884.85    4,272.16   4,283,343.89
   73      7/11/2014   24,058.11    5,098.90   4,278,244.99
   74      8/11/2014   24,830.46    4,326.55   4,273,918.44
   75      9/11/2014   24,805.35    4,351.66   4,269,566.78
   76     10/11/2014   23,980.73    5,176.28   4,264,390.50
   77     11/11/2014   24,750.05    4,406.96   4,259,983.54
   78     12/11/2014   23,926.91    5,230.10   4,254,753.44
   79      1/11/2015   24,694.12    4,462.89   4,250,290.55
   80      2/11/2015   24,668.21    4,488.80   4,245,801.75
   81      3/11/2015   22,257.44    6,899.57   4,238,902.18
   82      4/11/2015   24,602.12    4,554.89   4,234,347.29
   83      5/11/2015   23,782.92    5,374.09   4,228,973.20
   84      6/11/2015   24,544.49    4,612.52   4,224,360.68
   85      7/11/2015   23,726.83    5,430.18   4,218,930.50
   86      8/11/2015   24,486.20    4,670.81   4,214,259.69
   87      9/11/2015   24,459.09    4,697.92   4,209,561.77
   88     10/11/2015   23,643.71    5,513.30   4,204,048.47
   89     11/11/2015   24,399.83    4,757.18   4,199,291.29
   90     12/11/2015   23,586.02    5,570.99   4,193,720.30
   91      1/11/2016   24,339.89    4,817.12   4,188,903.18
   92      2/11/2016   24,311.93    4,845.08   4,184,058.10
   93      3/11/2016   22,717.11    6,439.90   4,177,618.20
   94      4/11/2016   24,246.43    4,910.58   4,172,707.62

 PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
-------   ----------   ---------   ---------   ------------
   95      5/11/2016   23,436.71    5,720.30   4,166,987.32
   96      6/11/2016   24,184.73    4,972.28   4,162,015.04
   97      7/11/2016   23,376.65    5,780.36   4,156,234.68
   98      8/11/2016   24,122.32    5,034.69   4,151,199.99
   99      9/11/2016   24,093.10    5,063.91   4,146,136.08
  100     10/11/2016   23,287.46    5,869.55   4,140,266.53
  101     11/11/2016   24,029.65    5,127.36   4,135,139.17
  102     12/11/2016   23,225.70    5,931.31   4,129,207.86
  103      1/11/2017   23,965.46    5,191.55   4,124,016.31
  104      2/11/2017   23,935.33    5,221.68   4,118,794.63
  105      3/11/2017   21,591.64    7,565.37   4,111,229.26
  106      4/11/2017   23,861.12    5,295.89   4,105,933.37
  107      5/11/2017   23,061.66    6,095.35   4,099,838.02
  108      6/11/2017   23,795.00    5,362.01   4,094,476.01
  109      7/11/2017   22,997.31    6,159.70   4,088,316.31
  110      8/11/2017   23,728.13    5,428.88   4,082,887.43
  111      9/11/2017   23,696.62    5,460.39   4,077,427.04
  112     10/11/2017   22,901.55    6,255.46   4,071,171.58
  113     11/11/2017   23,628.63    5,528.38   4,065,643.20
  114     12/11/2017   22,835.36    6,321.65   4,059,321.55
  115      1/11/2018   23,559.85    5,597.16   4,053,724.39

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

            CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN
SUBGROUP 2A AND 2B

          LOAN
LOAN #  SELLER(1,2)         PROPERTY NAME                                            STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1     MLML         Farallon Portfolio           Various
1.001   MLML         Portside                     14001 Beach Boulevard
1.002   MLML         Shadow Hills                 8403 Millinockett Lane
1.003   MLML         CV-Jacksonville              10960 Beach Boulevard
1.004   MLML         Western Hills                13000 SW 5th Court
1.005   MLML         Siesta Lago                  4750 Siesta Lago Drive
1.006   MLML         Hunter Ridge                 696 Tara Road
1.007   MLML         Camelot                      655 North Highway 89
1.008   MLML         Wikiup                       6500 East 88th Avenue
1.009   MLML         Harmony Road                 2500 East Harmony Road
1.010   MLML         Lamplighter Village          1661 Powder Springs Road
1.011   MLML         Chalet North                 1800 Alpine Drive
1.012   MLML         Country Club Mobile Estates  5100 South 1300 East
1.013   MLML         Shadowood                    6359 Bells Ferry Road
1.014   MLML         Southwind Village            302 Fillmore Street
1.015   MLML         The Meadows                  14470 East 13th Avenue
1.016   MLML         Landmark Village             225 Club Drive
1.017   MLML         Crescentwood Village         11352 South Crescentwood Drive
1.018   MLML         Stone Mountain               100 Castle Club Drive
1.019   MLML         Casual Estates               7330 Lands End Lane
1.020   MLML         Village North                1240 North Cowan Avenue
1.021   MLML         Windsor Mobile Estates       2800 Hampton Park Drive
1.022   MLML         Riverdale (Colonial Coach)   8000 Highway 85
1.023   MLML         Foxhall Village              5709 Buffaloe Road
1.024   MLML         New Twin Lakes               31 Regina Drive
1.025   MLML         Carnes Crossing              420 Pittsburg Landing
1.026   MLML         Saddlebrook                  8401 East Saddlebrook Drive
1.027   MLML         Thornton Estates             3600 East 88th Avenue
1.028   MLML         Mountainside Estates         17190 Mount Vernon Road
1.029   MLML         Castlewood Estates           100 Plantation Hill Road
1.030   MLML         Green Spring Valley          1100 Greenvale Road
1.031   MLML         Villa West (UT)              8400 South 4000 West
1.032   MLML         Villa West (CO)              2700 C Street
1.033   MLML         Torrey Hills                 5406 Torrey Road
1.034   MLML         Springdale Lake              5 Springdale Drive
1.035   MLML         Brookside Village - TX       14900 Lasater Road
1.036   MLML         Columbia Heights             2515 Cumberland Road
1.037   MLML         Encantada                    1000 Coyote Trail
1.038   MLML         Woodlands of Kennesaw        2880 Cobb Parkway North
1.039   MLML         Lakeview Estates             2600 North Hill Field
1.040   MLML         Oakwood Forest               4100 N US Highway 29
1.041   MLML         Broadmore                    148 Broadmore
1.042   MLML         Oak Park Village (FL)        4000 Southwest 47th Street
1.043   MLML         Misty Winds                  5902 Ayers Street
1.044   MLML         Evergreen Village - IA       5309 Highway 75 North
1.045   MLML         Ortega Village               5515 118th Street
1.046   MLML         Riverside (UT)               1232 West Rock River Road
1.047   MLML         Easy Living                  3323 Iowa Street
1.048   MLML         Southfork                    4937 Stuart Road
1.049   MLML         Cloverleaf                   4515 34th Street
1.050   MLML         Golden Valley                7631 Dallas Highway
1.051   MLML         Riverdale                    5100 South 1050 West
1.052   MLML         Friendly Village - GA        9 Pinetree Road
1.053   MLML         Smoke Creek                  4255 Smokecreek Parkway
1.054   MLML         Marion Village               700 35th Street
1.055   MLML         Valley View - Danboro        1081 Easton Road
1.056   MLML         Colonial Gardens             3000 Tuttle Creek Boulevard
1.057   MLML         Evergreen Village - UT       2491 North Highway 89
1.058   MLML         Summit Oaks                  6812 Randol Mill Road
1.059   MLML         Stoneybrook                  435 North 35th Avenue
1.060   MLML         Pedaler's Pond               1960 Pedalers Pond Boulevard
1.061   MLML         Burntwood                    3308 South East 89th Street
1.062   MLML         Country Club Crossing        1101 Hickory Boulevard
1.063   MLML         Sunset Vista                 8460 West Sunset Hills Drive
1.064   MLML         Spring Valley Village        36 Hopf Drive
1.065   MLML         South Arlington Estates      7400 Twin Parks Drive
1.066   MLML         Mallard Lake                 4441 Highway 162
1.067   MLML         Sundown                      1219 West 450 North
1.068   MLML         Stony Brook North            3000 Stony Brook Drive
1.069   MLML         Twin Pines                   2011 West Wilden Avenue
1.070   MLML         Inspiration Valley           5250 West 53rd Avenue
1.071   MLML         Highland Acres               1708 Bunker Hill Lane
1.072   MLML         Oak Ridge                    1201 County Road 15
1.073   MLML         Washington Mobile Estates    1450 North Washington Boulevard
1.074   MLML         River Oaks                   7301 Buttonwood
1.075   MLML         Siouxland Estates            1520 Atokad Drive
1.076   MLML         Brookside                    8155 Redwood Road
1.077   MLML         Eagle Ridge                  617 Holfords Prairie
1.078   MLML         Cedar Knoll                  5535 Dysart Road
1.079   MLML         Marnelle                     1512 Highway 54 West
1.080   MLML         Maple Manor                  18 Williams Street
1.081   MLML         Arlington Lakeside           3211 West Division Street
1.082   MLML         Royal Crest                  2025 East Jemez Road
1.083   MLML         Forest Creek                 855 East Mishawaka Road
1.084   MLML         Four Seasons                 100 Apollo Drive
1.085   MLML         Cottonwood Grove             4500 14th Street
1.086   MLML         Highland                     1875 Osolo Road
1.087   MLML         Valley Verde                 1751 West Hadley
1.088   MLML         Chalet City                  301 Alpine Lane
1.089   MLML         Southridge Estates           802 E. County Line Road Lot 259
1.090   MLML         Ridgewood Estates            4100 Southeast Adams
1.091   MLML         Creekside                    2510 Highway 175N
1.092   MLML         Eastview                     601 El Camino Road
1.093   MLML         Viking Villa                 433 East 980 North
1.094   MLML         Lakewood Estates             7171 West 60th Street
1.095   MLML         Terrace Heights              4001 Peru Road
1.096   MLML         Falcon Farms                 2507 214th Street North
1.097   MLML         Forest Park                  183 Pitcher Road
1.098   MLML         Quail Run                    903 South Main Street
1.099   MLML         Sheridan                     5305 North Sheridan
1.100   MLML         Huguenot Estates             18-5 Cherry Street
1.101   MLML         Countryside (CO)             2036 1st Avenue
1.102   MLML         Silver Creek                 4930 North Dittmer Street
1.103   MLML         Havenwood                    106 Havenwood Drive
1.104   MLML         Northland                    11819 North College Avenue
1.105   MLML         Ewing Trace                  4201 Windsor Place
1.106   MLML         Overpass Point MHC           99 East Green Pines Drive
1.107   MLML         Enchanted Village            246 Wonderland Drive
1.108   MLML         Seascape                     6301 Old Brownsville Road
1.109   MLML         Golden Triangle              301 South Coppell Road
1.110   MLML         Meadowood                    1900 Northwest Lyman Road
1.111   MLML         Meadowbrook                  33550 East Highway 96
1.112   MLML         Tallview Terrace             3290 North Martha Street
1.113   MLML         Western Mobile Estates       7148 West Arabian Way
1.114   MLML         Whitney                      8401 NW 13th Street
1.115   MLML         Five Seasons Davenport       5112 North Fairmount Avenue
1.116   MLML         Valley View - Honey Brook    1 Mark Lane
1.117   MLML         Village Park                 724 Creek Ridge Road
1.118   MLML         Countryside Village (TN)     200 Early Road
1.119   MLML         Mobile Gardens               6250 North Federal Boulevard
1.120   MLML         Carriage Court East          3475 Goldenrod Road
1.121   MLML         Mission Estates              12400 Rojas Drive
1.122   MLML         Loveland                     4105 Garfield Avenue
1.123   MLML         Meadow Glen                  600 Glen Vista Drive
1.124   MLML         Shiloh Pines                 2525 Shiloh Road
1.125   MLML         Rolling Hills                1322 South Belt Line Road
1.126   MLML         Deerpointe                   9380 103rd Street
1.127   MLML         Cypress Shores               200 Bass Circle
1.128   MLML         Oasis                        2221 South Prairie Avenue
1.129   MLML         Tanglewood                   100 Sara Lane
1.130   MLML         Villa                        3096 Camelot Drive
1.131   MLML         Castle Acres                 1713 West US Highway 50
1.132   MLML         Dynamic                      1335 Dynamic Drive
1.133   MLML         Big Country                  3400 South Greeley Hwy
1.134   MLML         Carriage Court Central       4820 West Oakridge Road
1.135   MLML         Northern Hills               1901 W. Shady Grove Road
1.136   MLML         Sunny Acres                  272 Nicole Lane
1.137   MLML         Lakewood - TX                1023 Lakes Drive
1.138   MLML         Westlake                     9717 NW 10th Street
1.139   MLML         Mesquite Meadows             14647 Lasater Road
1.140   MLML         Cedar Terrace                1834 Gretchen Drive SW
1.141   MLML         Frieden Manor                102 Frieden Manor
1.142   MLML         Country Club Manor           4003 Birch Drive
1.143   MLML         Suburban Estates             16 East Maruca Drive
1.144   MLML         Deerhurst                    6500 Privette Road
1.145   MLML         Aledo                        124 East Yates Circle
1.146   MLML         President's Park             158 Fillmore Street
1.147   MLML         Woodlake                     5418 Country Club Road
1.148   MLML         Silver Leaf                  1550 North Main Street
1.149   MLML         Dynamic II                   1129 East Parkerville Road
1.150   MLML         Magnolia Circle              7915 103rd Street
1.151   MLML         Twin Oaks                    1915 West MacArthur Road
1.152   MLML         Washingtonville Manor        1 East Avenue
1.153   MLML         Brookside Village -PA        202 Skyline Drive
1.154   MLML         Westview                     3201 West Echeta Road
1.155   MLML         Sunset Country               5000 Red Creek Springs Road
1.156   MLML         Westmoor                     7901 South Council Road
1.157   MLML         The Towneship at Clifton     3232 South Clifton
1.158   MLML         Eagle Creek                  11300 US Highway 271
1.159   MLML         Mesquite Ridge               14222 Lasater Road
1.160   MLML         Oak Park Village (TX)        550 Ruby Road
1.161   MLML         Plantation Estates           3461 Bankhead Hwy
1.162   MLML         Breazeale                    2458 North 9th Street
1.163   MLML         Shady Hills                  1508 Dickerson Road
1.164   MLML         Cimmaron Village             300 East Prosser Road
1.165   MLML         Birchwood Farms              8057 Birchwood Drive
1.166   MLML         Terrell Crossing             2390 West Moore Avenue
1.167   MLML         Pleasant Grove (CO)          517 East Trilby Road
1.168   MLML         Willow Creek Estates         900 Century Drive
1.169   MLML         Connelly Terrace             20 Florida Street
1.170   MLML         Hampton Acres                1501 South Hampton Road
1.171   MLML         Meridian Sooner              5900 SE 48th Street
1.172   MLML         Mesquite Green               100 South Belt Line Road
1.173   MLML         El Lago                      5712 Martin Street
1.174   MLML         Moosic Heights               118 1st Street
1.175   MLML         Golden Rule                  2001 South MacArthur Boulevard
1.176   MLML         Amber Village                13965 Skyfrost Lane
1.177   MLML         Riverchase                   4440 Tuttle Creek Boulevard
1.178   MLML         Hidden Hills                 One Sequoia Drive
1.179   MLML         The Woodlands                4480 S. Meridian
1.180   MLML         Blue Valley                  730 Allen Road
1.181   MLML         Autumn Forest                3700 East Sourwood Drive
1.182   MLML         Valley View - Ephrata        50 Mollie Drive
1.183   MLML         Cowboy                       845 Barton Road
1.184   MLML         Lakeside - GA                3291 Bankhead Hwy
1.185   MLML         Sunnyside                    2901 West Ridge Pike
1.186   MLML         Trailmont                    1341 Dickerson Pike
1.187   MLML         Timberland                   13501 SE 29th Street
1.188   MLML         Denton Falls                 6601 Grissom Road
1.189   MLML         Terrace                      351 North Forest
1.190   MLML         Lakeside - IA                11325 140th Street
1.191   MLML         Siesta Manor                 35 San Aymores Court
1.192   MLML         Sunrise Terrace              2305 E. 19th Street North
1.193   MLML         Riverside (KS)               420 North Street
1.194   MLML         Chisholm Creek               501 East 63rd Street N
1.195   MLML         Prairie Village              1661 West Republic
1.196   MLML         Willow Terrace               5429 Parker Henderson Road
1.197   MLML         Countryside (KS)             1000 Reservation Road
1.198   MLML         Highview                     4901 South Douglas Highway
1.199   MLML         Green Valley Village         2760 Robertson Road
1.200   MLML         Crestview - OK               2323 East 6th Avenue
1.201   MLML         Shady Lane                   6791 Highway 2
1.202   MLML         Western Park                 2575 West 6th Street
1.203   MLML         Brookshire Village           4800 West Four Ridge Road
1.204   MLML         Overholser Village           9355 Sundown Road
1.205   MLML         The Pines                    9919 Hwy 78
1.206   MLML         Jonesboro (Atlanta Meadows)  275 Upper Riverdale Road
1.207   MLML         Park Plaza                   4317 Clemence Street
1.208   MLML         Belaire                      1550 Yellowstone Avenue
1.209   MLML         Pine Hills                   101 North Michigan
1.210   MLML         Commerce Heights             7701 Brighton Boulevard
1.211   MLML         Oak Glen                     5909 South Wilkerson Road
1.212   MLML         Creekside Estates            301 Modene Street
1.213   MLML         Kimberly @ Creekside         2402 Highway 175N
1.214   MLML         Harper Woods                 2200 Harper Street
1.215   MLML         Brittany Place               1735 Northwest Lyman Road
1.216   MLML         Shady Creek                  15250 Kleberg Road
1.217   MLML         Connie Jean                  5570 Connie Jean Road
1.218   MLML         Willow Springs               4600 Old Blue Circle
1.219   MLML         Seamist                      702 S Clarkwood Road
1.220   MLML         Pleasant View Estates        6020 Fort Jenkins Lane
1.221   MLML         Navajo Lake Estates          501 East 63rd Street North
1.222   MLML         Kopper View MHC              7122 West Bendixon Drive
1.223   MLML         Carsons                      649 North Franklin Street
1.224   MLML         Rose Country Estates         3400 NNE Loop 323
1.225   MLML         Redwood Village              1735 West 3150 South
1.226   MLML         Birch Meadows                214 Jones Road
1.227   MLML         Terrace II                   350 North Forest Drive
1.228   MLML         Englewood Village            2334 McCann Avenue
1.229   MLML         Eastern Villa                402 Villa Drive
1.230   MLML         El Caudillo                  4960 South Seneca
1.231   MLML         Chambersburg I & II          5368 Philadelphia Avenue
1.232   MLML         Wheel Estates                5225 South Orange Blossom Trail
1.233   MLML         Oakwood Lake Village         29 Oakwood Lane
1.234   MLML         Valley View - Ephrata II     75 Synder Lane
1.235   MLML         Oak Grove                    2716 West Delmar Avenue
1.236   MLML         Cedar Creek, KS              745 Cedar Drive
1.237   MLML         Oakridge / Stonegate         800 Eastgate
1.238   MLML         Vogel Manor MHC              71 Vogel Circle
1.239   MLML         Hidden Oaks                  5306 Rita Kay Lane
1.240   MLML         Plainview                    3650 Harvey Place
1.241   MLML         Rockview Heights             201 Rockview Lane
1.242   MLML         West Cloud Commons           1319 West Cloud Street
1.243   MLML         Gallant Estates              4449 Burlington Road
1.244   MLML         Sunset Village               1400 Old Sivells Bend Road
1.245   MLML         Countryside (OK)             1824 South Chester
1.246   MLML         Chelsea                      924 North Elmira Street
1.247   MLML         Gregory Courts               2 Erica Circle
1.248   MLML         El Lago II                   5701 Martin Street
1.249   MLML         Glen Acres                   500 East 50th Street South
1.250   MLML         Shadow Mountain              1601 EFM 1417
1.251   MLML         Pine Haven MHP               191 Pine Haven Circle
1.252   MLML         Collingwood MHP              358 Chambers Road
1.253   MLML         Mountaintop                  37 Mountaintop Lane
1.254   MLML         Whispering Hills             905 East 3rd Avenue
1.255   MLML         Mulberry Heights             5429 Wilbarger Street
1.256   MLML         Zoppe's                      2607 Highway 175N
1.257   MLML         Shawnee Hills                4420 SW 61st Street
1.258   MLML         Pleasant Grove (NC)          5000 Hilltop-Needmore Road
1.259   MLML         Park Avenue Estates          1400 East Kay Street
1.260   MLML         Monroe Valley                15 Old State Road
1.261   MLML         El Dorado                    5600 Texoma Parkway
1.262   MLML         Crestview - PA               Wolcott Hollow Road & Route 220
1.263   MLML         Sherwood Acres               1928 East 47th Street South
1.264   MLML         Bush Ranch                   3847 Quarterhorse Road
1.265   MLML         Glenview                     1619 North Douglas Boulevard
1.266   MLML         Misty Hollow                 910 North Oakview Drive
1.267   MLML         Audora                       4625 South Seneca
1.268   MLML         Green Acres                  4437 Sycamore Grove Road
1.269   MLML         Sunset 77                    530 North US Highway 77
1.270   MLML         Hidden Acres                 2111 Richardson Road
1.271   MLML         Park D'Antoine               779 Route 9
1.272   MLML         Sleepy Hollow                1909 South Anna
1.273   MLML         Sycamore Square              1010 West 44th Street South
  14    Dexia        Park Creek Apartments        1100 Park Creek Court
  22    GECC         Ohio MHC Portfolio           Various
22.01   GECC         Countrywide Estates          6605 State Route 5
22.02   GECC         Deer Meadow                  12921 Springfield Road
22.03   GECC         Evergreen Manor              26041 Aurora Road
22.04   GECC         Evergreen Estates            425 Medina Street
22.05   GECC         Evergreen Village            9294 State Route 44
  26    Dexia        Haverford Place Apartments   100, 101 & 103 Pennock Path, 100, 101, 102, 103, 106, 108, 110, 111 & 112
                                                  Haverford Path, 101, 102, 103 & 104 Kimberly Path, and 100 & 101 Whitney Path,
                                                  101, 102 & 104 New Haven Path
  37    BofA         VE - Grove Apartments        3130 East 29th Street
  59    GECC         Riverwood MHC                33838 East River Drive
  62    GECC         Lakeside Terrace             4938 Bay Drive
  74    Dexia        University Inn Apartments    540 South Water Street and 134 West Summit Street
  85    GECC         Hidden Hills MHC             4190 North Spring Garden Avenue
  87    BofA         Brent Manor Apartments       358 Elmwood Avenue
  89    Dexia        Timbers Apartments           2114 East Marshall Avenue
  90    BofA         Sundale MHC                  1449 East National Highway

                                                            NUMBER OF       PROPERTY            PROPERTY       CUT-OFF DATE
LOAN #       CITY          STATE   ZIP CODE    COUNTY      PROPERTIES         TYPE               SUBTYPE        BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------

  1     Various           Various   Various  Various          273      Manufactured Housing  Mobile Home Park   150,000,000
1.001   Jacksonville         FL      32250   Duval             1       Manufactured Housing  Mobile Home Park     3,878,011
1.002   Orlando              FL      32825   Orange            1       Manufactured Housing  Mobile Home Park     2,780,259
1.003   Jacksonville         FL      32246   Duval             1       Manufactured Housing  Mobile Home Park     2,595,519
1.004   Davie                FL      33325   Broward           1       Manufactured Housing  Mobile Home Park     2,291,691
1.005   Kissimmee            FL      34746   Osceola           1       Manufactured Housing  Mobile Home Park     2,195,504
1.006   Jonesboro            GA      30238   Clayton           1       Manufactured Housing  Mobile Home Park     2,129,852
1.007   North Salt Lake      UT      84054   Davis             1       Manufactured Housing  Mobile Home Park     2,044,353
1.008   Henderson            CO      80640   Adams             1       Manufactured Housing  Mobile Home Park     1,877,171
1.009   Fort Collins         CO      80528   Larimer           1       Manufactured Housing  Mobile Home Park     1,845,109
1.010   Marietta             GA      30064   Cobb              1       Manufactured Housing  Mobile Home Park     1,741,288
1.011   Apopka               FL      32703   Orange            1       Manufactured Housing  Mobile Home Park     1,664,949
1.012   Salt Lake City       UT      84117   Salt Lake         1       Manufactured Housing  Mobile Home Park     1,596,244
1.013   Acworth              GA      30102   Cherokee          1       Manufactured Housing  Mobile Home Park     1,570,289
1.014   Naples               FL      34104   Collier           1       Manufactured Housing  Mobile Home Park     1,535,173
1.015   Aurora               CO      80011   Arapahoe          1       Manufactured Housing  Mobile Home Park     1,478,682
1.016   Fairburn             GA      30213   Fayette           1       Manufactured Housing  Mobile Home Park     1,408,451
1.017   Sandy                UT      84070   Salt Lake         1       Manufactured Housing  Mobile Home Park     1,299,286
1.018   Stone Mountain       GA      30087   Gwinnett          1       Manufactured Housing  Mobile Home Park     1,221,421
1.019   Liverpool            NY      13090   Onondaga          1       Manufactured Housing  Mobile Home Park     1,191,649
1.020   Lewisville           TX      75057   Denton            1       Manufactured Housing  Mobile Home Park     1,183,251
1.021   West Valley City     UT      84119   Salt Lake         1       Manufactured Housing  Mobile Home Park     1,176,381
1.022   Riverdale            GA      30296   Clayton           1       Manufactured Housing  Mobile Home Park     1,165,693
1.023   Raleigh              NC      27616   Wake              1       Manufactured Housing  Mobile Home Park     1,114,546
1.024   Bloomingburg         NY      12721   Sullivan          1       Manufactured Housing  Mobile Home Park     1,110,729
1.025   Summerville          SC      29483   Berkeley          1       Manufactured Housing  Mobile Home Park     1,105,386
1.026   North Charleston     SC      29420   Dorchester        1       Manufactured Housing  Mobile Home Park     1,080,194
1.027   Thornton             CO      80229   Adams             1       Manufactured Housing  Mobile Home Park     1,067,407
1.028   Golden               CO      80401   Jefferson         1       Manufactured Housing  Mobile Home Park     1,007,672
1.029   Mableton             GA      30126   Cobb              1       Manufactured Housing  Mobile Home Park     1,000,038
1.030   Raleigh              NC      27603   Wake              1       Manufactured Housing  Mobile Home Park       983,244
1.031   West Jordan          UT      84088   Salt Lake         1       Manufactured Housing  Mobile Home Park       962,632
1.032   Greeley              CO      80631   Weld              1       Manufactured Housing  Mobile Home Park       949,655
1.033   Flint                MI      48507   Genesee           1       Manufactured Housing  Mobile Home Park       947,364
1.034   Belton               MO      64012   Cass              1       Manufactured Housing  Mobile Home Park       933,623
1.035   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       907,668
1.036   Grand Forks          ND      58201   Grand Forks       1       Manufactured Housing  Mobile Home Park       899,271
1.037   Las Cruces           NM      88001   Dona Ana          1       Manufactured Housing  Mobile Home Park       894,691
1.038   Kennesaw             GA      30152   Cobb              1       Manufactured Housing  Mobile Home Park       894,691
1.039   Layton               UT      84041   Davis             1       Manufactured Housing  Mobile Home Park       892,400
1.040   Greensboro           NC      27405   Guilford          1       Manufactured Housing  Mobile Home Park       874,843
1.041   Goshen               IN      46528   Elkhart           1       Manufactured Housing  Mobile Home Park       874,079
1.042   Gainesville          FL      32608   Alachua           1       Manufactured Housing  Mobile Home Park       870,262
1.043   Corpus Christi       TX      78415   Nueces            1       Manufactured Housing  Mobile Home Park       868,735
1.044   Sioux City           IA      51108   Woodbury          1       Manufactured Housing  Mobile Home Park       864,155
1.045   Jacksonville         FL      32244   Duval             1       Manufactured Housing  Mobile Home Park       848,124
1.046   West Valley City     UT      84119   Salt Lake         1       Manufactured Housing  Mobile Home Park       847,361
1.047   Lawrence             KS      66046   Douglas           1       Manufactured Housing  Mobile Home Park       827,513
1.048   Denton               TX      76207   Denton            1       Manufactured Housing  Mobile Home Park       822,169
1.049   Moline               IL      61265   Rock Island       1       Manufactured Housing  Mobile Home Park       810,718
1.050   Douglasville         GA      30134   Douglas           1       Manufactured Housing  Mobile Home Park       809,191
1.051   Riverdale            UT      84405   Weber             1       Manufactured Housing  Mobile Home Park       793,923
1.052   Lawrenceville        GA      30043   Gwinnett          1       Manufactured Housing  Mobile Home Park       786,290
1.053   Snellville           GA      30039   Gwinnett          1       Manufactured Housing  Mobile Home Park       786,290
1.054   Marion               IA      52302   Linn              1       Manufactured Housing  Mobile Home Park       782,473
1.055   Danboro              PA      18810   Bucks             1       Manufactured Housing  Mobile Home Park       782,473
1.056   Manhattan            KS      66502   Riley             1       Manufactured Housing  Mobile Home Park       774,839
1.057   Pleasant View        UT      84404   Weber             1       Manufactured Housing  Mobile Home Park       762,625
1.058   Fort Worth           TX      76120   Tarrant           1       Manufactured Housing  Mobile Home Park       759,571
1.059   Greeley              CO      80631   Weld              1       Manufactured Housing  Mobile Home Park       750,029
1.060   Lake Wales           FL      33859   Polk              1       Manufactured Housing  Mobile Home Park       734,379
1.061   Oklahoma City        OK      73135   Cleveland         1       Manufactured Housing  Mobile Home Park       732,852
1.062   Altoona              IA      50009   Polk              1       Manufactured Housing  Mobile Home Park       732,852
1.063   Magna                UT      84044   Salt Lake         1       Manufactured Housing  Mobile Home Park       732,089
1.064   Nanuet               NY      10954   Rockland          1       Manufactured Housing  Mobile Home Park       731,326
1.065   Arlington            TX      76001   Tarrant           1       Manufactured Housing  Mobile Home Park       728,272
1.066   Pontoon Beach        IL      62040   Madison           1       Manufactured Housing  Mobile Home Park       728,272
1.067   Clearfield           UT      84015   Davis             1       Manufactured Housing  Mobile Home Park       725,219
1.068   Raleigh              NC      27604   Wake              1       Manufactured Housing  Mobile Home Park       719,111
1.069   Goshen               IN      46528   Elkhart           1       Manufactured Housing  Mobile Home Park       718,348
1.070   Arvada               CO      80002   Jefferson         1       Manufactured Housing  Mobile Home Park       716,821
1.071   Lewisville           TX      75056   Denton            1       Manufactured Housing  Mobile Home Park       716,058
1.072   Elkhart              IN      46516   Elkhart           1       Manufactured Housing  Mobile Home Park       714,531
1.073   Ogden                UT      84404   Weber             1       Manufactured Housing  Mobile Home Park       709,951
1.074   Kansas City          KS      66111   Wyandotte         1       Manufactured Housing  Mobile Home Park       708,424
1.075   South Sioux City     NE      68776   Dakota            1       Manufactured Housing  Mobile Home Park       706,897
1.076   West Jordan          UT      84088   Salt Lake         1       Manufactured Housing  Mobile Home Park       696,973
1.077   Lewisville           TX      75056   Denton            1       Manufactured Housing  Mobile Home Park       683,232
1.078   Waterloo             IA      50701   Black Hawk        1       Manufactured Housing  Mobile Home Park       679,415
1.079   Fayetteville         GA      30214   Fayette           1       Manufactured Housing  Mobile Home Park       679,415
1.080   Taylor               PA      18517   Lackawanna        1       Manufactured Housing  Mobile Home Park       677,888
1.081   Arlington            TX      76012   Tarrant           1       Manufactured Housing  Mobile Home Park       666,438
1.082   Los Alamos           NM      87544   Los Alamos        1       Manufactured Housing  Mobile Home Park       661,857
1.083   Elkhart              IN      46517   Elkhart           1       Manufactured Housing  Mobile Home Park       661,857
1.084   Fayetteville         GA      30214   Fayette           1       Manufactured Housing  Mobile Home Park       658,040
1.085   Plano                TX      75074   Collin            1       Manufactured Housing  Mobile Home Park       648,880
1.086   Elkhart              IN      46514   Elkhart           1       Manufactured Housing  Mobile Home Park       641,246
1.087   Las Cruces           NM      88005   Dona Ana          1       Manufactured Housing  Mobile Home Park       634,375
1.088   Crowley              TX      76036   Tarrant           1       Manufactured Housing  Mobile Home Park       633,612
1.089   Des Moines           IA      50320   Polk              1       Manufactured Housing  Mobile Home Park       629,032
1.090   Topeka               KS      66609   Shawnee           1       Manufactured Housing  Mobile Home Park       617,581
1.091   Seagoville           TX      75159   Dallas            1       Manufactured Housing  Mobile Home Park       616,817
1.092   Gillette             WY      82716   Campbell          1       Manufactured Housing  Mobile Home Park       616,817
1.093   Ogden                UT      84404   Weber             1       Manufactured Housing  Mobile Home Park       604,603
1.094   Davenport            IA      52804   Scott             1       Manufactured Housing  Mobile Home Park       597,351
1.095   Dubuque              IA      52001   Dubuque           1       Manufactured Housing  Mobile Home Park       596,588
1.096   Port Byron           IL      61275   Rock Island       1       Manufactured Housing  Mobile Home Park       592,389
1.097   Queensbury           NY      12804   Warren            1       Manufactured Housing  Mobile Home Park       587,809
1.098   Hutchins             TX      75141   Dallas            1       Manufactured Housing  Mobile Home Park       579,411
1.099   Arvada               CO      80002   Jefferson         1       Manufactured Housing  Mobile Home Park       577,885
1.100   Port Jervis          NY      12771   Orange            1       Manufactured Housing  Mobile Home Park       577,121
1.101   Greeley              CO      80631   Weld              1       Manufactured Housing  Mobile Home Park       567,961
1.102   Davenport            IA      52806   Scott             1       Manufactured Housing  Mobile Home Park       558,418
1.103   Pompano Beach        FL      33064   Broward           1       Manufactured Housing  Mobile Home Park       548,113
1.104   Kansas City          MO      64156   Clay              1       Manufactured Housing  Mobile Home Park       543,532
1.105   Des Moines           IA      50320   Polk              1       Manufactured Housing  Mobile Home Park       538,952
1.106   Tooele               UT      84074   Tooele            1       Manufactured Housing  Mobile Home Park       538,952
1.107   Alton                IL      62002   Madison           1       Manufactured Housing  Mobile Home Park       534,944
1.108   Corpus Christi       TX      78417   Nueces            1       Manufactured Housing  Mobile Home Park       530,555
1.109   Coppell              TX      75019   Dallas            1       Manufactured Housing  Mobile Home Park       527,501
1.110   Topeka               KS      66608   Shawnee           1       Manufactured Housing  Mobile Home Park       526,738
1.111   Pueblo               CO      81001   Pueblo            1       Manufactured Housing  Mobile Home Park       522,157
1.112   Sioux City           IA      51105   Woodbury          1       Manufactured Housing  Mobile Home Park       521,394
1.113   West Valley City     UT      84128   Salt Lake         1       Manufactured Housing  Mobile Home Park       520,631
1.114   Gainesville          FL      32653   Alachua           1       Manufactured Housing  Mobile Home Park       517,577
1.115   Davenport            IA      52806   Scott             1       Manufactured Housing  Mobile Home Park       515,287
1.116   Honey Brook          PA      19344   Chester           1       Manufactured Housing  Mobile Home Park       512,997
1.117   Greensboro           NC      27406   Guilford          1       Manufactured Housing  Mobile Home Park       506,890
1.118   Columbia             TN      38401   Maury             1       Manufactured Housing  Mobile Home Park       500,973
1.119   Denver               CO      80221   Adams             1       Manufactured Housing  Mobile Home Park       499,256
1.120   Orlando              FL      32822   Orange            1       Manufactured Housing  Mobile Home Park       491,622
1.121   El Paso              TX      79928   El Paso           1       Manufactured Housing  Mobile Home Park       490,858
1.122   Loveland             CO      80538   Larimer           1       Manufactured Housing  Mobile Home Park       488,568
1.123   Keller               TX      76248   Tarrant           1       Manufactured Housing  Mobile Home Park       485,515
1.124   Tyler                TX      75703   Smith             1       Manufactured Housing  Mobile Home Park       481,698
1.125   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       477,881
1.126   Jacksonville         FL      32210   Duval             1       Manufactured Housing  Mobile Home Park       476,354
1.127   Winter Haven         FL      33881   Polk              1       Manufactured Housing  Mobile Home Park       471,774
1.128   Pueblo               CO      81005   Pueblo            1       Manufactured Housing  Mobile Home Park       471,010
1.129   Huntsville           TX      77340   Walker            1       Manufactured Housing  Mobile Home Park       459,560
1.130   Flint                MI      48507   Genesee           1       Manufactured Housing  Mobile Home Park       458,796
1.131   O'Fallon             IL      62269   Saint Clair       1       Manufactured Housing  Mobile Home Park       454,216
1.132   DeSoto               TX      75115   Dallas            1       Manufactured Housing  Mobile Home Park       453,452
1.133   Cheyenne             WY      82007   Laramie           1       Manufactured Housing  Mobile Home Park       451,926
1.134   Orlando              FL      32809   Orange            1       Manufactured Housing  Mobile Home Park       448,872
1.135   Springdale           AR      72764   Washington        1       Manufactured Housing  Mobile Home Park       445,819
1.136   Somerset             PA      15501   Somerset          1       Manufactured Housing  Mobile Home Park       440,475
1.137   Royse City           TX      75189   Rockwall          1       Manufactured Housing  Mobile Home Park       435,894
1.138   Oklahoma City        OK      73127   Canadian          1       Manufactured Housing  Mobile Home Park       433,604
1.139   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       433,604
1.140   Cedar Rapids         IA      52404   Linn              1       Manufactured Housing  Mobile Home Park       430,551
1.141   Schuylkill Haven     PA      17972   Schuylkill        1       Manufactured Housing  Mobile Home Park       427,497
1.142   Imperial             MO      63052   Jefferson         1       Manufactured Housing  Mobile Home Park       421,390
1.143   Greensburg           PA      15601   Westmoreland      1       Manufactured Housing  Mobile Home Park       417,573
1.144   Wendell              NC      27591   Wake              1       Manufactured Housing  Mobile Home Park       411,466
1.145   Aledo                TX      76008   Parker            1       Manufactured Housing  Mobile Home Park       410,703
1.146   Grand Forks          ND      58201   Grand Forks       1       Manufactured Housing  Mobile Home Park       396,962
1.147   Greensboro           NC      27405   Guilford          1       Manufactured Housing  Mobile Home Park       396,198
1.148   Mansfield            TX      76063   Tarrant           1       Manufactured Housing  Mobile Home Park       396,198
1.149   DeSoto               TX      75115   Dallas            1       Manufactured Housing  Mobile Home Park       394,672
1.150   Jacksonville         FL      32210   Duval             1       Manufactured Housing  Mobile Home Park       390,091
1.151   Wichita              KS      67217   Sedgwick          1       Manufactured Housing  Mobile Home Park       387,801
1.152   Washingtonville      NY      10992   Orange            1       Manufactured Housing  Mobile Home Park       385,511
1.153   Berwick              PA      17815   Columbia          1       Manufactured Housing  Mobile Home Park       381,694
1.154   Gillette             WY      82716   Campbell          1       Manufactured Housing  Mobile Home Park       378,640
1.155   Pueblo               CO      81005   Peublo            1       Manufactured Housing  Mobile Home Park       374,823
1.156   Oklahoma City        OK      73169   Oklahoma          1       Manufactured Housing  Mobile Home Park       372,533
1.157   Wichita              KS      67216   Sedgwick          1       Manufactured Housing  Mobile Home Park       370,243
1.158   Tyler                TX      75708   Smith             1       Manufactured Housing  Mobile Home Park       361,082
1.159   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       360,319
1.160   Coppell              TX      75019   Dallas            1       Manufactured Housing  Mobile Home Park       359,556
1.161   Douglasville         GA      30134   Douglas           1       Manufactured Housing  Mobile Home Park       358,792
1.162   Laramie              WY      82072   Albany            1       Manufactured Housing  Mobile Home Park       355,739
1.163   Nashville            TN      37207   Davidson          1       Manufactured Housing  Mobile Home Park       351,158
1.164   Cheyenne             WY      82007   Laramie           1       Manufactured Housing  Mobile Home Park       350,395
1.165   Birch Run            MI      48415   Saginaw           1       Manufactured Housing  Mobile Home Park       348,105
1.166   Terrell              TX      75160   Kaufman           1       Manufactured Housing  Mobile Home Park       345,815
1.167   Fort Collins         CO      80525   Larimer           1       Manufactured Housing  Mobile Home Park       341,998
1.168   Ogden                UT      84404   Weber             1       Manufactured Housing  Mobile Home Park       341,998
1.169   Connelly             NY      12417   Ulster            1       Manufactured Housing  Mobile Home Park       338,944
1.170   DeSoto               TX      75115   Dallas            1       Manufactured Housing  Mobile Home Park       335,891
1.171   Oklahoma City        OK      73135   Oklahoma          1       Manufactured Housing  Mobile Home Park       331,310
1.172   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       328,257
1.173   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       327,493
1.174   Avoca                PA      18641   Luzerne           1       Manufactured Housing  Mobile Home Park       310,699
1.175   Oklahoma City        OK      73128   Oklahoma          1       Manufactured Housing  Mobile Home Park       309,935
1.176   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       307,264
1.177   Manhattan            KS      66502   Riley             1       Manufactured Housing  Mobile Home Park       304,592
1.178   Casper               WY      82604   Natrona           1       Manufactured Housing  Mobile Home Park       300,011
1.179   Wichita              KS      67217   Sedgwick          1       Manufactured Housing  Mobile Home Park       299,248
1.180   Manhattan            KS      66502   Riley             1       Manufactured Housing  Mobile Home Park       296,958
1.181   Browns Summit        NC      27214   Guilford          1       Manufactured Housing  Mobile Home Park       292,378
1.182   Ephrata              PA      17522   Lancaster         1       Manufactured Housing  Mobile Home Park       291,614
1.183   Pocatello            ID      83204   Bannock           1       Manufactured Housing  Mobile Home Park       290,851
1.184   Lithia Springs       GA      30122   Douglas           1       Manufactured Housing  Mobile Home Park       282,454
1.185   Norristown           PA      19403   Montgomery        1       Manufactured Housing  Mobile Home Park       274,820
1.186   Goodlettsville       TN      37072   Davidson          1       Manufactured Housing  Mobile Home Park       271,766
1.187   Choctaw              OK      73020   Oklahoma          1       Manufactured Housing  Mobile Home Park       270,239
1.188   Denton               TX      76208   Denton            1       Manufactured Housing  Mobile Home Park       269,476
1.189   Casper               WY      82609   Natrona           1       Manufactured Housing  Mobile Home Park       267,186
1.190   Davenport            IA      52804   Scott             1       Manufactured Housing  Mobile Home Park       267,186
1.191   Fenton               MO      63026   Jefferson         1       Manufactured Housing  Mobile Home Park       265,277
1.192   Newton               IA      50208   Jasper            1       Manufactured Housing  Mobile Home Park       264,132
1.193   Lawrence             KS      66044   Douglas           1       Manufactured Housing  Mobile Home Park       261,842
1.194   Park City            KS      67219   Sedgwick          1       Manufactured Housing  Mobile Home Park       258,025
1.195   Salina               KS      67401   Saline            1       Manufactured Housing  Mobile Home Park       257,262
1.196   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       256,212
1.197   Hays                 KS      67601   Ellis             1       Manufactured Housing  Mobile Home Park       255,735
1.198   Gillette             WY      83718   Campbell          1       Manufactured Housing  Mobile Home Park       254,972
1.199   Casper               WY      82604   Natrona           1       Manufactured Housing  Mobile Home Park       254,972
1.200   Stillwater           OK      74074   Payne             1       Manufactured Housing  Mobile Home Park       245,811
1.201   Commerce City        CO      80022   Adams             1       Manufactured Housing  Mobile Home Park       238,940
1.202   Fayetteville         AR      72704   Washington        1       Manufactured Housing  Mobile Home Park       235,887
1.203   House Springs        MO      63051   Jefferson         1       Manufactured Housing  Mobile Home Park       234,360
1.204   Oklahoma City        OK      73127   Canadian          1       Manufactured Housing  Mobile Home Park       232,833
1.205   Ladson               SC      29456   Charleston        1       Manufactured Housing  Mobile Home Park       232,833
1.206   Riverdale            GA      30274   Clayton           1       Manufactured Housing  Mobile Home Park       229,016
1.207   Gillette             WY      82718   Campbell          1       Manufactured Housing  Mobile Home Park       227,490
1.208   Pocatello            ID      83201   Bannock           1       Manufactured Housing  Mobile Home Park       226,726
1.209   Lawrence             KS      66044   Douglas           1       Manufactured Housing  Mobile Home Park       222,909
1.210   Commerce City        CO      80022   Adams             1       Manufactured Housing  Mobile Home Park       220,619
1.211   Fayetteville         AR      72704   Washington        1       Manufactured Housing  Mobile Home Park       219,092
1.212   Seagoville           TX      75159   Dallas            1       Manufactured Housing  Mobile Home Park       213,749
1.213   Seagoville           TX      75159   Dallas            1       Manufactured Housing  Mobile Home Park       211,458
1.214   Lawrence             KS      66046   Douglas           1       Manufactured Housing  Mobile Home Park       208,405
1.215   Topeka               KS      66608   Shawnee           1       Manufactured Housing  Mobile Home Park       196,191
1.216   Dallas               TX      75253   Dallas            1       Manufactured Housing  Mobile Home Park       193,137
1.217   Jacksonville         FL      32222   Duval             1       Manufactured Housing  Mobile Home Park       191,610
1.218   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       187,221
1.219   Corpus Christi       TX      78406   Nueces            1       Manufactured Housing  Mobile Home Park       187,030
1.220   Bloomsburg           PA      18603   Columbia          1       Manufactured Housing  Mobile Home Park       180,923
1.221   Wichita              KS      67219   Sedgwick          1       Manufactured Housing  Mobile Home Park       179,396
1.222   West Valley City     UT      84128   Salt Lake         1       Manufactured Housing  Mobile Home Park       178,633
1.223   Chambersburg         PA      17201   Franklin          1       Manufactured Housing  Mobile Home Park       175,579
1.224   Tyler                TX      75708   Smith             1       Manufactured Housing  Mobile Home Park       174,052
1.225   West Valley City     UT      84119   Salt Lake         1       Manufactured Housing  Mobile Home Park       165,655
1.226   Saratoga Springs     NY      12866   Saratoga          1       Manufactured Housing  Mobile Home Park       164,892
1.227   Casper               WY      82609   Natrona           1       Manufactured Housing  Mobile Home Park       161,075
1.228   Cheyenne             WY      82001   Laramie           1       Manufactured Housing  Mobile Home Park       158,785
1.229   Stillwater           OK      74074   Payne             1       Manufactured Housing  Mobile Home Park       157,258
1.230   Wichita              KS      67217   Sedgwick          1       Manufactured Housing  Mobile Home Park       153,441
1.231   Chambersburg         PA      17202   Franklin          1       Manufactured Housing  Mobile Home Park       145,807
1.232   Orlando              FL      32839   Orange            1       Manufactured Housing  Mobile Home Park       144,280
1.233   Tunkhannock          PA      18657   Wyoming           1       Manufactured Housing  Mobile Home Park       140,463
1.234   Ephrata              PA      17522   Lancaster         1       Manufactured Housing  Mobile Home Park       140,463
1.235   Godfrey              IL      62035   Madison           1       Manufactured Housing  Mobile Home Park       138,937
1.236   Salina               KS      67401   Saline            1       Manufactured Housing  Mobile Home Park       137,410
1.237   Stillwater           OK      74074   Payne             1       Manufactured Housing  Mobile Home Park       132,829
1.238   Arnold               MO      63010   Jefferson         1       Manufactured Housing  Mobile Home Park       132,829
1.239   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       131,589
1.240   Casper               WY      82601   Natrona           1       Manufactured Housing  Mobile Home Park       131,303
1.241   Arnold               MO      63010   Jefferson         1       Manufactured Housing  Mobile Home Park       130,539
1.242   Salina               KS      67401   Saline            1       Manufactured Housing  Mobile Home Park       128,249
1.243   Greensboro           NC      27405   Guilford          1       Manufactured Housing  Mobile Home Park       127,486
1.244   Gainesville          TX      76240   Cooke             1       Manufactured Housing  Mobile Home Park       126,722
1.245   Stillwater           OK      74074   Payne             1       Manufactured Housing  Mobile Home Park       126,722
1.246   Sayre                PA      18840   Bradford          1       Manufactured Housing  Mobile Home Park       126,722
1.247   Honey Brook          PA      17202   Chester           1       Manufactured Housing  Mobile Home Park       126,722
1.248   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       122,810
1.249   Wichita              KS      67216   Sedgwick          1       Manufactured Housing  Mobile Home Park       122,142
1.250   Sherman              TX      75090   Grayson           1       Manufactured Housing  Mobile Home Park       121,379
1.251   Blossvale            NY      13308   Oneida            1       Manufactured Housing  Mobile Home Park       120,997
1.252   Horseheads           NY      14845   Chemung           1       Manufactured Housing  Mobile Home Park       116,703
1.253   Narvon               PA      17555   Lancaster         1       Manufactured Housing  Mobile Home Park       114,508
1.254   Coal Valley          IL      61240   Rock Island       1       Manufactured Housing  Mobile Home Park       111,455
1.255   Fort Worth           TX      76119   Tarrant           1       Manufactured Housing  Mobile Home Park       110,882
1.256   Seagoville           TX      75159   Dallas            1       Manufactured Housing  Mobile Home Park       102,294
1.257   Topeka               KS      66619   Shawnee           1       Manufactured Housing  Mobile Home Park       100,004
1.258   Fuquay-Varina        NC      27526   Wake              1       Manufactured Housing  Mobile Home Park        96,187
1.259   Haysville            KS      67060   Sedgwick          1       Manufactured Housing  Mobile Home Park        83,209
1.260   Jonestown            PA      17038   Lebanon           1       Manufactured Housing  Mobile Home Park        81,683
1.261   Sherman              TX      75090   Grayson           1       Manufactured Housing  Mobile Home Park        74,812
1.262   Athens               PA      18840   Bradford          1       Manufactured Housing  Mobile Home Park        73,285
1.263   Wichita              KS      67216   Sedgwick          1       Manufactured Housing  Mobile Home Park        69,468
1.264   House Springs        MO      63051   Jefferson         1       Manufactured Housing  Mobile Home Park        67,942
1.265   Midwest City         OK      73130   Oklahoma          1       Manufactured Housing  Mobile Home Park        64,125
1.266   Midwest City         OK      73110   Oklahoma          1       Manufactured Housing  Mobile Home Park        51,147
1.267   Wichita              KS      67217   Sedgwick          1       Manufactured Housing  Mobile Home Park        40,460
1.268   Chambersburg         PA      17201   Franklin          1       Manufactured Housing  Mobile Home Park        37,406
1.269   Douglass             KS      67039   Butler            1       Manufactured Housing  Mobile Home Park        36,643
1.270   Arnold               MO      63010   Jefferson         1       Manufactured Housing  Mobile Home Park        35,498
1.271   Gansevoort           NY      12831   Saratoga          1       Manufactured Housing  Mobile Home Park        35,116
1.272   Wichita              KS      67209   Sedgwick          1       Manufactured Housing  Mobile Home Park        31,299
1.273   Wichita              KS      67217   Sedgwick          1       Manufactured Housing  Mobile Home Park        14,504
  14    Gainesville          GA      30504   Hall              1       Multifamily           Garden              12,100,000
  22    Various              OH     Various  Various           5       Manufactured Housing  Mobile Home Park     9,600,000
22.01   Ravenna              OH      44266   Portage           1       Manufactured Housing  Mobile Home Park     3,455,399
22.02   New Springfield      OH      44443   Mahoning          1       Manufactured Housing  Mobile Home Park     2,103,286
22.03   Bedford Heights      OH      44146   Cuyahoga          1       Manufactured Housing  Mobile Home Park     1,622,535
22.04   Lodi                 OH      44254   Medina            1       Manufactured Housing  Mobile Home Park     1,239,437
22.05   Mantua               OH      44255   Portage           1       Manufactured Housing  Mobile Home Park     1,179,343
  26    Georgetown           KY      40324   Scott             1       Multifamily           Garden               8,600,000
  37    Bryan                TX      77802   Brazos            1       Multifamily           Garden               7,488,871
  59    Creswell             OR      97426   Lane              1       Manufactured Housing  Mobile Home Park     4,000,000
  62    Superior             WI      54880   Douglas           1       Manufactured Housing  Mobile Home Park     3,700,000
  74    Kent                 OH      44240   Portage           1       Multifamily           Student Housing      2,653,121
  85    Deland               FL      32724   Volusia           1       Manufactured Housing  Mobile Home Park     1,778,579
  87    Buffalo              NY      14222   Erie              1       Multifamily           Mid Rise             1,485,535
  89    Longview             TX      75601   Gregg             1       Multifamily           Garden               1,300,615
  90    Washington           IN      47501   Daviess           1       Manufactured Housing  Mobile Home Park     1,000,000

                                                                              PADS            STUDIOS            1 BEDROOM
        CUT-OFF DATE   LOAN                                               ------------  -------------------  -------------------
          BALANCE      GROUP                OCCUPANCY                     AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER
LOAN #  PER UNIT ($)  1 OR 2  OCCUPANCY %      DATE     TOTAL UNITS/PADS    MO. ($)     UNITS     MO. ($)    UNITS    MO. ($)
--------------------------------------------------------------------------------------------------------------------------------

  1        27,582.25    2b       80.9        3/31/2008       56,991           339
1.001                   2b       98.1        3/31/2008        931             356
1.002                   2b       80.5        3/31/2008        665             416
1.003                   2b       96.3        3/31/2008        642             376
1.004                   2b       90.1        3/31/2008        406             556
1.005                   2b       95.5        3/31/2008        489             408
1.006                   2b       72.9        3/31/2008        850             368
1.007                   2b       99.7        3/31/2008        379             445
1.008                   2b       89.4        3/31/2008        339             505
1.009                   2b       83.3        3/31/2008        485             422
1.010                   2b       92.6        3/31/2008        430             421
1.011                   2b       94.1        3/31/2008        404             395
1.012                   2b       99.7        3/31/2008        323             446
1.013                   2b       81.3        3/31/2008        507             399
1.014                   2b       89.8        3/31/2008        362             419
1.015                   2b       91.4        3/31/2008        303             493
1.016                   2b       73.7        3/31/2008        510             369
1.017                   2b       100.0       3/31/2008        273             425
1.018                   2b       80.8        3/31/2008        355             413
1.019                   2b       53.9        3/31/2008        806             414
1.020                   2b       97.2        3/31/2008        287             434
1.021                   2b       98.4        3/31/2008        249             426
1.022                   2b       86.2        3/31/2008        436             371
1.023                   2b       96.5        3/31/2008        314             412
1.024                   2b       98.8        3/31/2008        257             556
1.025                   2b       71.8        3/31/2008        602             302
1.026                   2b       92.2        3/31/2008        425             340
1.027                   2b       96.6        3/31/2008        208             479
1.028                   2b       79.8        3/31/2008        228             512
1.029                   2b       95.3        3/31/2008        300             383
1.030                   2b       94.1        3/31/2008        322             355
1.031                   2b       99.5        3/31/2008        211             418
1.032                   2b       75.2        3/31/2008        331             370
1.033                   2b       65.8        3/31/2008        377             405
1.034                   2b       83.3        3/31/2008        443             333
1.035                   2b       76.4        3/31/2008        385             324
1.036                   2b       93.0        3/31/2008        302             380
1.037                   2b       83.1        3/31/2008        354             381
1.038                   2b       89.5        3/31/2008        267             429
1.039                   2b       96.2        3/31/2008        209             369
1.040                   2b       68.6        3/31/2008        468             317
1.041                   2b       68.1        3/31/2008        360             357
1.042                   2b       96.8        3/31/2008        343             263
1.043                   2b       81.2        3/31/2008        340             332
1.044                   2b       71.4        3/31/2008        518             306
1.045                   2b       70.5        3/31/2008        288             293
1.046                   2b       99.5        3/31/2008        200             392
1.047                   2b       91.5        3/31/2008        260             317
1.048                   2b       69.4        3/31/2008        356             349
1.049                   2b       87.7        3/31/2008        292             329
1.050                   2b       85.8        3/31/2008        126             338
1.051                   2b       95.2        3/31/2008        208             361
1.052                   2b       98.5        3/31/2008        203             436
1.053                   2b       81.1        3/31/2008        264             386
1.054                   2b       70.2        3/31/2008        439             285
1.055                   2b       98.7        3/31/2008        230             402
1.056                   2b       98.2        3/31/2008        342             267
1.057                   2b       77.6        3/31/2008        237             348
1.058                   2b       73.1        3/31/2008        275             362
1.059                   2b       54.5        3/31/2008        426             406
1.060                   2b       100.0       3/31/2008        214             287
1.061                   2b       83.6        3/31/2008        408             256
1.062                   2b       93.4        3/31/2008        226             412
1.063                   2b       87.3        3/31/2008        204             367
1.064                   2b       100.0       3/31/2008        136             733
1.065                   2b       92.3        3/31/2008        247             365
1.066                   2b       89.5        3/31/2008        277             319
1.067                   2b       93.8        3/31/2008        195             345
1.068                   2b       95.1        3/31/2008        183             439
1.069                   2b       86.6        3/31/2008        232             347
1.070                   2b       87.1        3/31/2008        140             499
1.071                   2b       92.8        3/31/2008        195             397
1.072                   2b       92.2        3/31/2008        205             357
1.073                   2b       92.5        3/31/2008        186             357
1.074                   2b       71.2        3/31/2008        396             303
1.075                   2b       77.7        3/31/2008        273             296
1.076                   2b       94.7        3/31/2008        170             392
1.077                   2b       88.8        3/31/2008        187             394
1.078                   2b       91.4        3/31/2008        290             272
1.079                   2b       87.6        3/31/2008        201             384
1.080                   2b       88.4        3/31/2008        310             273
1.081                   2b       94.8        3/31/2008        232             372
1.082                   2b       61.5        3/31/2008        179             515
1.083                   2b       88.0        3/31/2008        167             384
1.084                   2b       76.1        3/31/2008        213             350
1.085                   2b       99.3        3/31/2008        149             445
1.086                   2b       94.7        3/31/2008        245             296
1.087                   2b       83.2        3/31/2008        220             297
1.088                   2b       80.1        3/31/2008        256             343
1.089                   2b       89.6        3/31/2008        251             388
1.090                   2b       83.4        3/31/2008        277             276
1.091                   2b       79.7        3/31/2008        301             294
1.092                   2b       100.0       3/31/2008        209             317
1.093                   2b       94.2        3/31/2008        191             316
1.094                   2b       90.5        3/31/2008        179             350
1.095                   2b       72.6        3/31/2008        317             307
1.096                   2b       78.5        3/31/2008        214             314
1.097                   2b       98.9        3/31/2008        183             396
1.098                   2b       75.9        3/31/2008        216             304
1.099                   2b       84.8        3/31/2008        112             495
1.100                   2b       100.0       3/31/2008        166             418
1.101                   2b       93.1        3/31/2008        174             350
1.102                   2b       80.4        3/31/2008        270             277
1.103                   2b       96.7        3/31/2008        120             465
1.104                   2b       94.0        3/31/2008        281             347
1.105                   2b       98.4        3/31/2008        182             400
1.106                   2b       79.5        3/31/2008        185             286
1.107                   2b       50.0        3/31/2008        520             286
1.108                   2b       54.9        3/31/2008        254             291
1.109                   2b       96.3        3/31/2008        136             469
1.110                   2b       81.2        3/31/2008        250             261
1.111                   2b       54.0        3/31/2008        387             296
1.112                   2b       76.8        3/31/2008        203             305
1.113                   2b       86.1        3/31/2008        144             377
1.114                   2b       99.5        3/31/2008        206             253
1.115                   2b       77.2        3/31/2008        259             273
1.116                   2b       95.1        3/31/2008        144             380
1.117                   2b       77.6        3/31/2008        241             370
1.118                   2b       61.7        3/31/2008        350             290
1.119                   2b       87.0        3/31/2008        100             495
1.120                   2b       99.2        3/31/2008        128             350
1.121                   2b       72.0        3/31/2008        286             294
1.122                   2b       90.3        3/31/2008        113             436
1.123                   2b       47.9        3/31/2008        409             317
1.124                   2b       68.6        3/31/2008        299             274
1.125                   2b       86.7        3/31/2008        181             316
1.126                   2b       79.0        3/31/2008        210             305
1.127                   2b       86.0        3/31/2008        203             295
1.128                   2b       88.2        3/31/2008        161             339
1.129                   2b       88.5        3/31/2008        227             274
1.130                   2b       49.8        3/31/2008        319             393
1.131                   2b       95.2        3/31/2008        167             300
1.132                   2b       85.9        3/31/2008        156             351
1.133                   2b       72.8        3/31/2008        246             261
1.134                   2b       99.2        3/31/2008        118             350
1.135                   2b       84.4        3/31/2008        180             291
1.136                   2b       99.0        3/31/2008        207             265
1.137                   2b       80.6        3/31/2008        227             289
1.138                   2b       67.8        3/31/2008        335             246
1.139                   2b       79.0        3/31/2008        200             299
1.140                   2b       72.6        3/31/2008        234             300
1.141                   2b       91.7        3/31/2008        193             293
1.142                   2b       80.2        3/31/2008        252             306
1.143                   2b       95.5        3/31/2008        200             263
1.144                   2b       81.2        3/31/2008        202             323
1.145                   2b       89.3        3/31/2008        140             325
1.146                   2b       89.2        3/31/2008        156             340
1.147                   2b       60.8        3/31/2008        306             334
1.148                   2b       96.6        3/31/2008        145             324
1.149                   2b       84.7        3/31/2008        131             361
1.150                   2b       89.7        3/31/2008        126             303
1.151                   2b       67.2        3/31/2008        363             249
1.152                   2b       100.0       3/31/2008         82             648
1.153                   2b       88.9        3/31/2008        171             288
1.154                   2b       100.0       3/31/2008        130             327
1.155                   2b       61.3        3/31/2008        204             341
1.156                   2b       71.1        3/31/2008        284             245
1.157                   2b       43.9        3/31/2008        538             253
1.158                   2b       88.4        3/31/2008        181             251
1.159                   2b       89.4        3/31/2008        142             303
1.160                   2b       90.4        3/31/2008         93             449
1.161                   2b       84.7        3/31/2008        131             336
1.162                   2b       95.8        3/31/2008        118             330
1.163                   2b       89.1        3/31/2008        193             317
1.164                   2b       89.6        3/31/2008        154             280
1.165                   2b       81.7        3/31/2008        142             358
1.166                   2b       66.5        3/31/2008        191             308
1.167                   2b       80.4        3/31/2008        112             398
1.168                   2b       98.5        3/31/2008        137             251
1.169                   2b       100.0       3/31/2008        100             458
1.170                   2b       81.4        3/31/2008        118             346
1.171                   2b       85.4        3/31/2008        213             244
1.172                   2b       97.5        3/31/2008        120             323
1.173                   2b       90.1        3/31/2008        121             372
1.174                   2b       87.6        3/31/2008        153             265
1.175                   2b       80.5        3/31/2008        195             241
1.176                   2b       60.7        3/31/2008        191             296
1.177                   2b       97.5        3/31/2008        159             251
1.178                   2b       99.2        3/31/2008        128             284
1.179                   2b       65.4        3/31/2008        240             263
1.180                   2b       92.5        3/31/2008        147             245
1.181                   2b       39.1        3/31/2008        297             276
1.182                   2b       96.2        3/31/2008        104             337
1.183                   2b       74.7        3/31/2008        174             256
1.184                   2b       93.1        3/31/2008        102             336
1.185                   2b       87.3        3/31/2008         71             449
1.186                   2b       77.1        3/31/2008        131             377
1.187                   2b       75.1        3/31/2008        173             241
1.188                   2b       63.4        3/31/2008        186             355
1.189                   2b       98.2        3/31/2008        112             282
1.190                   2b       74.8        3/31/2008        123             324
1.191                   2b       79.7        3/31/2008        192             284
1.192                   2b       63.0        3/31/2008        200             251
1.193                   2b       88.2        3/31/2008         93             308
1.194                   2b       51.6        3/31/2008        254             263
1.195                   2b       81.5        3/31/2008        130             344
1.196                   2b       60.1        3/31/2008        203             291
1.197                   2b       72.6        3/31/2008        212             235
1.198                   2b       100.0       3/31/2008         94             320
1.199                   2b       96.2        3/31/2008        105             281
1.200                   2b       50.6        3/31/2008        237             280
1.201                   2b       92.2        3/31/2008         64             393
1.202                   2b       76.4        3/31/2008        110             277
1.203                   2b       72.3        3/31/2008        191             298
1.204                   2b       79.0        3/31/2008        162             245
1.205                   2b       81.5        3/31/2008        157             231
1.206                   2b       97.3        3/31/2008         75             350
1.207                   2b       100.0       3/31/2008         79             329
1.208                   2b       79.2        3/31/2008        168             241
1.209                   2b       81.1        3/31/2008         90             288
1.210                   2b       96.1        3/31/2008         51             420
1.211                   2b       80.7        3/31/2008         88             297
1.212                   2b       75.8        3/31/2008         91             308
1.213                   2b       75.7        3/31/2008        103             294
1.214                   2b       76.4        3/31/2008        140             288
1.215                   2b       82.8        3/31/2008         87             258
1.216                   2b       73.7        3/31/2008         95             286
1.217                   2b       87.1        3/31/2008         62             260
1.218                   2b       59.4        3/31/2008        138             294
1.219                   2b       63.1        3/31/2008        157             285
1.220                   2b       73.6        3/31/2008        110             287
1.221                   2b       60.6        3/31/2008        160             258
1.222                   2b       86.9        3/31/2008         61             351
1.223                   2b       86.3        3/31/2008        131             239
1.224                   2b       78.6        3/31/2008        103             241
1.225                   2b       92.5        3/31/2008         40             404
1.226                   2b       98.4        3/31/2008         62             381
1.227                   2b       95.7        3/31/2008         70             284
1.228                   2b       100.0       3/31/2008         61             319
1.229                   2b       64.8        3/31/2008        125             248
1.230                   2b       85.1        3/31/2008         67             258
1.231                   2b       96.9        3/31/2008         98             237
1.232                   2b       96.3        3/31/2008         54             272
1.233                   2b       87.3        3/31/2008         79             284
1.234                   2b       100.0       3/31/2008         43             345
1.235                   2b       79.5        3/31/2008         73             269
1.236                   2b       57.4        3/31/2008        155             256
1.237                   2b       60.2        3/31/2008        108             242
1.238                   2b       93.2        3/31/2008         73             299
1.239                   2b       66.7        3/31/2008         87             303
1.240                   2b       95.8        3/31/2008         71             240
1.241                   2b       81.0        3/31/2008        100             293
1.242                   2b       63.1        3/31/2008        103             249
1.243                   2b       75.0        3/31/2008         84             260
1.244                   2b       67.6        3/31/2008        108             251
1.245                   2b       52.0        3/31/2008        125             242
1.246                   2b       91.8        3/31/2008         85             260
1.247                   2b       92.5        3/31/2008         40             384
1.248                   2b       78.9        3/31/2008         57             359
1.249                   2b       51.9        3/31/2008        133             248
1.250                   2b       55.8        3/31/2008        129             263
1.251                   2b       74.4        3/31/2008        133             263
1.252                   2b       76.7        3/31/2008        103             280
1.253                   2b       97.4        3/31/2008         39             368
1.254                   2b       93.3        3/31/2008         45             281
1.255                   2b       57.4        3/31/2008         68             298
1.256                   2b       81.8        3/31/2008         55             250
1.257                   2b       59.6        3/31/2008        109             225
1.258                   2b       75.0        3/31/2008         72             279
1.259                   2b       72.9        3/31/2008         85             241
1.260                   2b       90.9        3/31/2008         44             304
1.261                   2b       55.7        3/31/2008         79             265
1.262                   2b       62.6        3/31/2008         99             244
1.263                   2b       60.9        3/31/2008        110             246
1.264                   2b       78.3        3/31/2008         46             290
1.265                   2b       71.7        3/31/2008         60             240
1.266                   2b       50.8        3/31/2008         61             236
1.267                   2b       75.7        3/31/2008         37             244
1.268                   2b       100.0       3/31/2008         24             234
1.269                   2b       48.1        3/31/2008         52             201
1.270                   2b       92.3        3/31/2008         26             314
1.271                   2b       100.0       3/31/2008         17             361
1.272                   2b       25.8        3/31/2008         89             240
1.273                   2b       31.4        3/31/2008         35             215
  14       60,500.00    2a       88.0       11/30/2007        200                                             80         727
  22       23,414.63    2a       91.2       10/30/2007        410             263
22.01                   2a       93.1       10/30/2007        144             258
22.02                   2a       89.7       10/30/2007         97             239
22.03                   2a       79.1       10/30/2007         67             297
22.04                   2a       100.0      10/30/2007         54             267
22.05                   2a       95.8       10/30/2007         48             266
  26       53,750.00    2a       93.8        3/28/2008        160                                             32         625
  37       40,922.79    2a       95.1       11/27/2007        183
  59       32,000.00    2a       100.0      12/31/2007        125             332
  62       20,903.95    2a       89.8        1/10/2008        177             269
  74       22,295.13    2a       100.0      12/26/2007        119                         57        440       40         560
  85        8,509.95    2a       94.3       12/31/2007        209             233
  87       13,263.71    2a       99.1         2/1/2008        112                        105        535        7         600
  89       32,515.38    2a       100.0      12/31/2007         40                         6         475       14         580
  90       12,345.68    2a       82.7       12/31/2007         81             151

             2 BEDROOM           3 BEDROOM           4 BEDROOM
        -------------------  -------------------  -------------------
          #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER   UTILITIES   ELEVATOR
LOAN #  UNITS     MO. ($)    UNITS     MO. ($)    UNITS    MO. ($)     TENANT PAYS   PRESENT
----------------------------------------------------------------------------------------------

  1                                                                    Various
1.001                                                                  E, G, S, W
1.002                                                                  E, S, W
1.003                                                                  E, G, S, W
1.004                                                                  E, S, W
1.005                                                                  E, G, S, W
1.006                                                                  E, S, W
1.007                                                                  E, G, S, W
1.008                                                                  E, G, S, W
1.009                                                                  E, G, S, W
1.010                                                                  E, G, S, W
1.011                                                                  E, G, S, W
1.012                                                                  E, G, S, W
1.013                                                                  E, G, S, W
1.014                                                                  E, S, W
1.015                                                                  E, G, S, W
1.016                                                                  E, S, W
1.017                                                                  E, G, S, W
1.018                                                                  E, G, S, W
1.019                                                                  E, G, S, W
1.020                                                                  E, G, S, W
1.021                                                                  E, G, S, W
1.022                                                                  E, G, S, W
1.023                                                                  E, S, W
1.024                                                                  E, G
1.025                                                                  E, S, W
1.026                                                                  E, S, W
1.027                                                                  E, G, S, W
1.028                                                                  E, G, S, W
1.029                                                                  E, G, S, W
1.030                                                                  E, G, S, W
1.031                                                                  E, G, S, W
1.032                                                                  E, G, S, W
1.033                                                                  E, G, S, W
1.034                                                                  E, G, S, W
1.035                                                                  E, G, S, W
1.036                                                                  E, G, S, W
1.037                                                                  E, G
1.038                                                                  E, G, S, W
1.039                                                                  E, G, S, W
1.040                                                                  E, S, W
1.041                                                                  E, G
1.042                                                                  E, G, S, W
1.043                                                                  E, G, S, W
1.044                                                                  E, G, S, W
1.045                                                                  E, G, S, W
1.046                                                                  E, G, S, W
1.047                                                                  E, G, S, W
1.048                                                                  E, G, S, W
1.049                                                                  E, G, S, W
1.050                                                                  E, S, W
1.051                                                                  E, G, S, W
1.052                                                                  E, G, S, W
1.053                                                                  E, G, S, W
1.054                                                                  E, G, S, W
1.055                                                                  E, G, S
1.056                                                                  E, G, S, W
1.057                                                                  E, G, S, W
1.058                                                                  E, G, S, W
1.059                                                                  E, G, S, W
1.060                                                                  E, S, W
1.061                                                                  E, G, S, W
1.062                                                                  E, G, S, W
1.063                                                                  E, G, S, W
1.064                                                                  E, G, W
1.065                                                                  E, G, S, W
1.066                                                                  E, G, S, W
1.067                                                                  E, G, S, W
1.068                                                                  E, S, W
1.069                                                                  E, G, S, W
1.070                                                                  E, G, S
1.071                                                                  E, G, S, W
1.072                                                                  E, G, S, W
1.073                                                                  E, G, S, W
1.074                                                                  E, G, S, W
1.075                                                                  E, G, S, W
1.076                                                                  E, G, S, W
1.077                                                                  E, G, S, W
1.078                                                                  E, G, S, W
1.079                                                                  E, S, W
1.080                                                                  E, G
1.081                                                                  E, G, S, W
1.082                                                                  E, G, S, W
1.083                                                                  E, G, S, W
1.084                                                                  E, S
1.085                                                                  E, G, S, W
1.086                                                                  E, G, S, W
1.087                                                                  E, G, S, W
1.088                                                                  E, G, S, W
1.089                                                                  E, G, S, W
1.090                                                                  E, G, S, W
1.091                                                                  E, G, S, W
1.092                                                                  E, G, S, W
1.093                                                                  E, G, S, W
1.094                                                                  E, G, S, W
1.095                                                                  E, G, S, W
1.096                                                                  E, G
1.097                                                                  E, G, S, W
1.098                                                                  E, G, S, W
1.099                                                                  E, G, S, W
1.100                                                                  E, G, S
1.101                                                                  E, G, S, W
1.102                                                                  E, G, S, W
1.103                                                                  E, S, W
1.104                                                                  E, G, S, W
1.105                                                                  E, G, S, W
1.106                                                                  E, G, S, W
1.107                                                                  E, G, S, W
1.108                                                                  E, G, S, W
1.109                                                                  E, G, S, W
1.110                                                                  E, G, S, W
1.111                                                                  E, G, S, W
1.112                                                                  E, G, S, W
1.113                                                                  E, G, S, W
1.114                                                                  E, G, S, W
1.115                                                                  E, G, S, W
1.116                                                                  E, G, S
1.117                                                                  E, G, S, W
1.118                                                                  E, G, S, W
1.119                                                                  E, G, S, W
1.120                                                                  E, S, W
1.121                                                                  E, G, S, W
1.122                                                                  E, G, S, W
1.123                                                                  E, G, S, W
1.124                                                                  E, G, S, W
1.125                                                                  E, G, S, W
1.126                                                                  E, G, S, W
1.127                                                                  E, W
1.128                                                                  E, G, S, W
1.129                                                                  E, G, S, W
1.130                                                                  E, G, S, W
1.131                                                                  E, G, S, W
1.132                                                                  E, G, S, W
1.133                                                                  E, G, S, W
1.134                                                                  E, S, W
1.135                                                                  E, G, S, W
1.136                                                                  E, G
1.137                                                                  E, G, S, W
1.138                                                                  E, G, S, W
1.139                                                                  E, G, S, W
1.140                                                                  E, G, S, W
1.141                                                                  E, S
1.142                                                                  E, G, S, W
1.143                                                                  E, G, S
1.144                                                                  E
1.145                                                                  E, G, S, W
1.146                                                                  E, G, S, W
1.147                                                                  E
1.148                                                                  E, G, S, W
1.149                                                                  E, G, S, W
1.150                                                                  E, G, S, W
1.151                                                                  E, G, S, W
1.152                                                                  E, G, S, W
1.153                                                                  E, G
1.154                                                                  E, G, S, W
1.155                                                                  E, G, S, W
1.156                                                                  E, G, S, W
1.157                                                                  E, G, S, W
1.158                                                                  E, S, W
1.159                                                                  E, G, S, W
1.160                                                                  E, G, S, W
1.161                                                                  E, G, S, W
1.162                                                                  E, G, S, W
1.163                                                                  E, G, S, W
1.164                                                                  E, G, S, W
1.165                                                                  E, G, S, W
1.166                                                                  E, G, S, W
1.167                                                                  E, G, S, W
1.168                                                                  E, G, S, W
1.169                                                                  E, G, S, W
1.170                                                                  E, G, S, W
1.171                                                                  E, G, S, W
1.172                                                                  E, G, S, W
1.173                                                                  E, G, S, W
1.174                                                                  E, G
1.175                                                                  E, G, S, W
1.176                                                                  E, G, S, W
1.177                                                                  E, G, S, W
1.178                                                                  E, G, S, W
1.179                                                                  E, G, S, W
1.180                                                                  E, G, S, W
1.181                                                                  E
1.182                                                                  E, S, W
1.183                                                                  E, S, W
1.184                                                                  E, G, S, W
1.185                                                                  E, G, S
1.186                                                                  E, G, S, W
1.187                                                                  E, G, S, W
1.188                                                                  E, G, S, W
1.189                                                                  E, G, S, W
1.190                                                                  E, G, S, W
1.191                                                                  E, G, S, W
1.192                                                                  E, G, S, W
1.193                                                                  E, G, S, W
1.194                                                                  E, G, S, W
1.195                                                                  E, G, S, W
1.196                                                                  E, G, S, W
1.197                                                                  E, G, S, W
1.198                                                                  E, G, S, W
1.199                                                                  E, G, S, W
1.200                                                                  E, G, S, W
1.201                                                                  E, G, S, W
1.202                                                                  E, G, S, W
1.203                                                                  E, G, S, W
1.204                                                                  E, G, S, W
1.205                                                                  E, G, S, W
1.206                                                                  E, G, S, W
1.207                                                                  E, G, S, W
1.208                                                                  E, G, S, W
1.209                                                                  E, G, S, W
1.210                                                                  E, G, S, W
1.211                                                                  E, G, S, W
1.212                                                                  E, G, S, W
1.213                                                                  E, G, S, W
1.214                                                                  E, G, S, W
1.215                                                                  E, G, S, W
1.216                                                                  E, G, S, W
1.217                                                                  E, G, S, W
1.218                                                                  E, G, S, W
1.219                                                                  E, G, S, W
1.220                                                                  E, G
1.221                                                                  E, G, S, W
1.222                                                                  E, G, S, W
1.223                                                                  E, S
1.224                                                                  E, G, S, W
1.225                                                                  E, G, S, W
1.226                                                                  E, G, S, W
1.227                                                                  E, G, S, W
1.228                                                                  E, G, S, W
1.229                                                                  E, G, S, W
1.230                                                                  E, G, S, W
1.231                                                                  E, G, S, W
1.232                                                                  E, G, S, W
1.233                                                                  E, G
1.234                                                                  E, G, S, W
1.235                                                                  E, G, S, W
1.236                                                                  E, G, S, W
1.237                                                                  E, G, S, W
1.238                                                                  E, G, S, W
1.239                                                                  E, G, S, W
1.240                                                                  E, G, S, W
1.241                                                                  E, G, S, W
1.242                                                                  E, G, S, W
1.243                                                                  E, G, S, W
1.244                                                                  E, G, S, W
1.245                                                                  E, G, S, W
1.246                                                                  E, G
1.247                                                                  E, S
1.248                                                                  E, G, S, W
1.249                                                                  E, G, S, W
1.250                                                                  E, G, S, W
1.251                                                                  E, G
1.252                                                                  E, G
1.253                                                                  E, G, S
1.254                                                                  E, G, S, W
1.255                                                                  E, G, S, W
1.256                                                                  E, G, S, W
1.257                                                                  E, G, S, W
1.258                                                                  E
1.259                                                                  E, G, S, W
1.260                                                                  E
1.261                                                                  E, S, W
1.262                                                                  E, G
1.263                                                                  E, G, S, W
1.264                                                                  E, G, S, W
1.265                                                                  E, G, S, W
1.266                                                                  E, G, S, W
1.267                                                                  E, G, S, W
1.268                                                                  E, S
1.269                                                                  E, G, S, W
1.270                                                                  E, G, S, W
1.271                                                                  E, G, S, W
1.272                                                                  E, G, S, W
1.273                                                                  E, G, S, W
  14      84        861        36        939                           E, S, W         No
  22                                                                   Various
22.01                                                                  E, G
22.02                                                                  E, G
22.03                                                                  E, G
22.04                                                                  E, G, S, W
22.05                                                                  E, G
  26      88        723        40        844                           E, G, S, W      No
  37     183        783                                                E, G, S, W      No
  59                                                                   E
  62                                                                   E, G
  74      22        650                                                E               Yes
  85                                                                   E, S, W
  87                                                                   None            Yes
  89      16        675        4         695                           None            No
  90                                                                   E, G

                              FOOTNOTES TO ANNEX B

1  MLML -- Merrill Lynch Mortgage Lending, Inc., BofA -- Bank of America,
   National Association, GECC -- General Electric Capital Corporation, PNC --
   PNC Bank, National Association, Dexia -- Dexia Real Estate Capital Markets
   and Capmark -- Capmark Finance Inc.

2  Mortgage loan numbers 37, 87 and 90 were acquired on or before the closing date by Bank of America, National Association from LaSalle Bank National
   Association, which such mortgage loans were originated by LaSalle Bank
   National Association or were purchased by it from certain third party originators. Such acquisition occurred as a result of the acquisition of
   LaSalle Bank National Association by Bank of America Corporation.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                  DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS

                                       C-1

                                                                         ANNEX C

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

FARALLON PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          273
Location (City/State)                                                  See Table
Property Type                                               Manufactured Housing
Size (Pads)                                                               56,991
Percentage Physical Occupancy as of March 31, 2008                         80.9%
Year Built                                                               Various
Year Renovated                                                           Various
Appraisal Value                                                   $1,971,505,000
Average Monthly Rent Per Pad                                                $339
Underwritten Economic Occupancy                                            81.4%
Underwritten Revenues                                               $209,312,398
Underwritten Total Expenses                                          $58,502,661
Underwritten Net Operating Income (NOI)                             $150,809,736
Underwritten Net Cash Flow (NCF)                                    $147,959,924
3/31/2008 (Annualized) NOI(3)                                       $155,320,106
3/31/2008 (TTM) NOI                                                 $150,809,736
2007 NOI                                                            $153,087,405
2006 NOI                                                            $146,949,112
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Subgroup                                                                 2b
Origination Date                                                   July 31, 2007
Cut-off Date Principal Balance(1)                                   $150,000,000
Cut-off Date Loan Balance Per Pad                                        $27,582
Percentage of Initial Mortgage Pool Balance                                15.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)(2)                                Fee/Leasehold
Mortgage Rate                                                            6.4194%
Amortization Type                                                  Interest Only
IO Period (Months)(1)                                                         60
Original Term to Maturity/ARD (Months)(1)                                     60
Original Amortization Term (Months)                                          NAP
Call Protection(6,7)                                                  YM, Def, O
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(1)                                                  79.7%
LTV Ratio at Maturity or ARD(1)                                            79.7%
Underwritten DSCR on NOI(1,3,4,5)                                          1.46x
Underwritten DSCR on NCF(1,3,4,5)                                          1.43x
--------------------------------------------------------------------------------

(1)  The Farallon Portfolio loan combination was originated in the amount of
     $1,575,500,000 of which $150,000,000 will be included in the trust. The
     Farallon Portfolio mortgage loan included in the trust is evidenced by six
     (6) interest only promissory notes totaling $150,000,000 with original terms to maturity of 60 months. The multiple other notes evidencing the
     Farallon Portfolio loan combination either have been securitized in prior securitizations or may be securitized in one or more future securitizations. Calculations of LTV, DSCR and Cut-off Date Loan Balance
     Per Pad are based on the whole loan amount of $1,571,940,000.

(2)  One of the 273 manufactured housing communities is owned in leasehold. See the section entitled "Ground Lease" below.

(3)  The DSCR calculations assume an interest rate of 6.50% (LIBOR strike price plus 75 basis points) with respect to the portion of the Farallon Portfolio
     Loan Combination consisting of the floating rate A note non-trust loan. The
     DSCR using the 3/31/2008 (Annualized) NOI is 1.51x.

(4)  The DSCR calculations include cash flow from the Farallon Rental Housing
     Portfolio (as defined below under "--The Loan"). The Underwritten DSCR on
     NOI and Underwritten DSCR on NCF excluding the cash flow from the Farallon
     Rental Housing Portfolio is 1.24x and 1.22x, respectively.

(5)  The Underwritten DSCR on NOI and Underwritten DSCR on NCF using the 1-month
     LIBOR rate of 2.59%, as of May 8, 2008, with respect to the floating rate A note non-trust loan of Farallon Portfolio is 1.73x and 1.70x, respectively.

(6)  See the section entitled "Prepayment" below.

(7)  See the section entitled "Defeasance" below.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan included in the trust (the "Farallon Portfolio
Loan") is evidenced by six (6) fixed rate notes and is secured by first mortgages encumbering Borrower's fee interests in 272 manufactured housing communities and a leasehold interest in one manufactured housing community, which communities are located in 23 states (collectively the "Farallon
Portfolio") and, until such time as the Debt Service Coverage Ratio equals
1.43x, a pledge of equity in entities that own approximately 10,000 rental homes dispersed throughout the 273 communities (the "Farallon Rental Housing
Portfolio"). The Farallon Portfolio Loan represents approximately 15.8% of the initial mortgage pool balance and approximately 100.0% of the initial loan sub-group 2b balance. The Farallon Portfolio Loan was originated on July 31,
2007 and has a principal balance as of the cut-off date of $150,000,000. The
Farallon Portfolio Loan has a scheduled maturity date of August 1, 2012. The
Farallon Portfolio Loan permits prepayment and defeasance as described in the sections entitled "Prepayment" and "Defeasance" below.

The Farallon Portfolio Loan is a portion of a whole mortgage loan with an original principal balance of $1,575,500,000 (the "Farallon Portfolio Loan
Combination"). The Farallon Portfolio Loan Combination is evidenced by forty-five (45) notes as follows: (i) six (6) five-year fixed rate A notes with an aggregate initial principal balance of $139,470,000 and an interest rate of
6.4194% per annum, three (3) of which will be held by the trust with an aggregate initial principal balance of $69,735,000; (ii) four (4) seven-year fixed rate A notes with an aggregate initial principal balance of $92,980,000 and an interest rate of 6.5226% per annum, none of which will be held by the trust; (iii) twelve (12) ten-year fixed rate A notes with an aggregate initial principal balance of $267,550,000 (together with the notes in clauses (i) and
(ii) above, the "Farallon Portfolio Loan Fixed Rate A Notes") and an interest rate of 6.4650%, none of which will be held by the trust; (iv) one (1) floating rate A note with an initial principal balance of $500,000,000 (the "Farallon
Portfolio Loan Floating Rate A Note"), an interest rate of one-month LIBOR plus
0.75% per annum, and a two-year term subject to three one-year extensions if certain conditions are satisfied, which note will not be held by the trust; (v)
six (6) five-year fixed rate B notes (which are generally subordinate to all A notes) with an aggregate initial principal balance of $160,530,000 and an interest rate of 6.4194% per annum, three (3) of which will be held by the trust with an aggregate initial principal balance of $80,265,000; (vi) four (4)
seven-year fixed rate B notes (which are generally subordinate to all A notes)
with an aggregate initial principal balance of $107,020,000 and an interest rate of 6.5226% per annum, none of which will be held by the trust; and (vii) twelve
(12) ten-year fixed rate B notes (which are generally subordinate to all A notes) with an aggregate initial principal balance of $307,950,000 (together with the notes in clauses (v) and (vi) above, the "Farallon Portfolio Loan Fixed
Rate B Notes" and together with the Farallon Portfolio Loan Fixed Rate A Notes, the "Farallon Portfolio Loan Fixed Rate Notes") and an interest rate of 6.4650%, none of which will be held by the trust. All of the forty-five (45) notes that comprise the Farallon Portfolio Loan Combination, including the Farallon
Portfolio Loan, are secured by the mortgages encumbering the Farallon Portfolio and are interest only for their respective terms.

The 39 notes that comprise the Farallon Portfolio Loan Combination that are not held by the trust have been securitized in prior securitizations or may be securitized in one or more future securitizations. The pooling and servicing agreement for the ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage
Pass-Through Certificates, Series 2007-8 securitization transaction and the intercreditor agreement for the Farallon Portfolio Loan Combination will govern the servicing of the Farallon Portfolio Loan Combination. The controlling class of the ML-CFC Commercial Mortgage Trust 2007-9, Commercial Mortgage Pass-Through
Certificates, Series 2007-9 securitization transaction has the right to direct and advise the applicable master servicer and the special servicer, and has certain approval rights, with respect to various servicing matters and major decisions relating to the Farallon Portfolio Loan Combination (collectively,
"Farallon Portfolio Control Rights"). The controlling class of the Merrill Lynch
Mortgage Trust 2008-C1 Commercial Mortgage Pass-Through Certificates, Series
2008-C1 securitization transaction will not have the Farallon Portfolio Control
Rights.

                                           ----------------------------------------------------------------
                                          |                                    |                           |
                                          |  $500 million*                     |  $500 million             |
                                          |  Farallon Portfolio Loan           |  Farallon Portfolio Loan  |
                                          |  Fixed Rate A-Notes                |  Floating Rate A-Notes    |
                                          |  (5, 7, and 10 year maturities)    |  (2 year maturity)        |
                                          |                                    |                           |
                                          |                                    |                           |
Farallon Portfolio Loan Combination       |----------------------------------------------------------------|
$1,575,500,000*                           |                                                                |
                                          |              $575.5 million                                    |
                                          |              Farallon Portfolio Loan Fixed Rate B-Notes        |
                                          |              (5, 7, and 10 year maturities)                    |
                                          |                                                                |
                                          |                                                                |
                                           ----------------------------------------------------------------

*    The five-year, seven-year and ten-year fixed rate portions are further divided into pari passu A and pari passu B Notes with 5, 7, and 10 year terms as set forth above. Each fixed rate A Note has a corresponding B
     Note. Each A Note will generally be senior to all the B Notes. The numbers listed are initial principal balances. The principal balance of each portion represents the original principal balance as of the closing date of the Farallon Portfolio Loan Combination.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE BORROWERS. The borrower under the Farallon Portfolio Loan is made up of forty single member Delaware limited liability companies, each a single purpose, bankruptcy remote entity 100% indirectly owned and controlled by American
Residential Communities JV LLC, a Delaware limited liability company (the "Joint
Venture"). The majority interest in the Joint Venture is indirectly owned (i) by funds managed by Farallon Capital Management, LLC ("Farallon") and (ii) by funds managed by Helix Funds LLC ("Helix Funds"). A non-consolidation opinion was delivered in connection with the origination of the Farallon Portfolio Loan.

Farallon is a global investment management company that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations, and pension plans. Farallon was founded in March 1986 by Thomas F. Steyer. Farallon invests in public and private debt and equity securities, direct investments in private companies and real estate. Farallon invests in real estate across all asset classes around the world, including the United States, Europe, Latin America and India. Farallon
employs approximately 120 people in its headquarters in San Francisco,
California.

Farallon's joint venture partner is Helix Funds, a Chicago-based private real estate investment management company, the management team of which collectively has more than 40 years of experience in the manufactured home communities business, including the acquisition of more than 75 communities across the
United States.

THE PROPERTIES. The Farallon Portfolio consists of 273 manufactured housing communities located across 23 states. The Farallon Portfolio in the aggregate contains approximately 56,991 homesites in communities ranging in size from 17 to 931 homesites. The Farallon Rental Housing Portfolio consists of approximately 10,000 rental homes disbursed throughout the 273 manufactured housing communities which make up the Farallon Portfolio. The Farallon Rental
Housing Portfolio is operated by one or more subsidiaries of the Joint Venture.
No appraisals were completed for assets in the Farallon Rental Housing
Portfolio, and such portfolio will be released from the collateral when the
Farallon Portfolio (excluding the Farallon Portfolio Rental Housing Portfolio)
achieves a Debt Service Coverage Ratio of 1.43x.

The owners of the Farallon Rental Housing Portfolio lease homesites from the
Borrowers pursuant to one or more leases, which leases provide for rent to be payable for each leased homesite in the event the homesite (and the manufactured home located on such homesite) is occupied by a lessee or other user paying rent. Any such rents are to be no less than the greater of the subrental rate for the homesite or market rates. After the closing date, the owners of the
Farallon Rental Housing Portfolio may add additional homes to the Farallon
Rental Housing Portfolio. Certain new homes added to the Farallon Rental Housing
Portfolio may be financed and encumbered by liens related to such financing.
After the release of the Farallon Rental Housing Portfolio collateral (see below), the entire Farallon Rental Housing Portfolio may be financed and encumbered by liens related to such financing.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                          FARALLON PORTFOLIO PROPERTIES

                      NUMBER OF     NUMBER         % OF                                 % OF            AVERAGE       AVERAGE
STATE                PROPERTIES   OF PADS(1)   TOTAL PADS(1)   UNDERWRITTEN NOI   UNDERWRITTEN NOI   OCCUPANCY(2)   RENT/PAD(2)
-------------------------------------------------------------------------------------------------------------------------------

Texas                     49         9,033         15.8%         $ 22,999,265           15.3%            77.1%          $326
Florida                   19         5,971         10.5            19,749,972           13.1             91.7            370
Kansas                    29         5,113          9.0             9,586,468            6.4             70.4            265
Georgia                   16         4,970          8.7            13,991,351            9.3             83.2            385
Colorado                  18         3,938          6.9            13,971,084            9.3             78.5            419
Utah                      19         3,802          6.7            14,125,891            9.4             94.2            382
Iowa                      14         3,691          6.5             6,688,687            4.4             78.9            312
Pennsylvania              21         2,575          4.5             6,208,118            4.1             90.8            299
North Carolina            10         2,489          4.4             5,677,258            3.8             75.2            343
Oklahoma                  13         2,486          4.4             4,797,122            3.2             71.3            249
New York                  11         2,045          3.6             5,554,004            3.7             78.7            445
Missouri                   9         1,604          2.8             4,108,124            2.7             83.2            316
Illinois                   7         1,588          2.8             3,267,086            2.2             75.0            304
Wyoming                   13         1,577          2.8             5,003,050            3.3             93.6            295
Indiana                    5         1,209          2.1             3,703,711            2.5             83.9            347
South Carolina             3         1,184          2.1             2,757,723            1.8             80.4            306
Michigan                   3           838          1.5             1,865,465            1.2             62.4            393
New Mexico                 3           753          1.3             2,076,892            1.4             78.0            388
Tennessee                  3           674          1.2             1,110,991            0.7             72.6            315
North Dakota               2           458          0.8             1,449,032            1.0             91.7            366
Arkansas                   3           378          0.7               892,312            0.6             81.2            288
Idaho                      2           342          0.6               554,515            0.4             76.9            248
Nebraska                   1           273          0.5               671,613            0.4             77.7            296
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG       273        56,991        100.0%         $150,809,736          100.0%            80.9%          $339
-------------------------------------------------------------------------------------------------------------------------------

(1)  Based on various appraisals dated May, June and July 2007.

(2)  Based on March 31, 2008 rent roll.

                                  [MAP OMITTED]

*    Based on total number of pads as listed in the table above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

COMPETITIVE CONDITIONS.(1) The Farallon Portfolio is subject to competitive conditions. According to third-party appraisals dated May through July 2007, there are multiple competitive properties in each of the assets' respective submarkets and the reported weighted average market rents for the identified competitive set was $300 per month with a range of $247 to $352. The subject portfolio weighted average rent is $339 per month over the trailing twelve months ended March 31, 2008. The reported weighted average vacancy for the competitive set was 15.6% according to third-party appraisals dated May through
July 2007, as compared to the subject portfolio of 19.1% over the trailing twelve months ended March 31, 2008.

LOCKBOX. The Farallon Portfolio Loan Combination is structured so that all monies with respect to the Farallon Portfolio are deposited by the Borrowers or property manager into a local collection account (other than security deposits which are deposited into a separate security deposits account). Funds in the local collection accounts are periodically swept into the lender controlled central collection account from which payments of debt service and reserve deposits are made.

ESCROWS.

                             LOAN ESCROWS / RESERVES

        TYPE:                                 INITIAL          MONTHLY
        ---------------------------------------------------------------
        Taxes                               $6,933,000       $1,218,340
        Insurance                           $  684,275       $       01
        Capital Expenditures                $2,238,167       $ 238,1672
        Deferred Maintenance                $  536,646       $        0
        Environmental                       $1,370,644       $        0
        ---------------------------------------------------------------

(1)  Each month Borrower is required to deposit an amount into the insurance escrow such that the amount therein equals or exceeds one half of the insurance premiums over the current policy period (pro rated to 12 months).

(2)  The Capital Expenditures reserve account is subject to a cap of $2,858,250.

DEFEASANCE. After the later of (i) the date that the principal balance of the
Farallon Portfolio Loan Floating Rate A Note has been paid in full and (ii) the earlier of (a) the date that is 2 years after the final securitization of the entire Farallon Portfolio Loan Combination (including all notes) and (b) August
1, 2010 (the "First Open Defeasance Date"), the Farallon Portfolio Loan
Combination may be defeased with United States government obligations. After the
First Open Defeasance Date, the Borrowers may also obtain a release of one or more individual properties from the lien of the mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount equal to 125% of the then-current allocated loan amount for the property(ies) being defeased and satisfaction of the Debt Service Coverage Test. Each such partial defeasance shall be allocated pro-rata across the Farallon Portfolio Loan Fixed Rate Notes.

PREPAYMENT. So long as the principal balance of the Farallon Portfolio Loan
Floating Rate A Note has been paid in full, but prior to the First Open
Defeasance Date, Borrower may prepay the Farallon Portfolio Loan in full together with payment in full of the remaining Farallon Portfolio Loan Fixed
Rate Notes upon the payment of the greater of 1% of the prepaid amount or yield maintenance determined in accordance with the loan agreement. On or after May 1,
2012, the Borrower may prepay the five-year portion of the Farallon Portfolio
Loan Combination without any prepayment premium or yield maintenance. On or after May 1, 2014, the Borrower may prepay the seven-year portion of the
Farallon Portfolio Loan Combination without any prepayment premium or yield maintenance. On or after May 1, 2017, the Borrower may prepay the ten-year portion of the Farallon Portfolio Loan Combination without any prepayment premium or yield maintenance.

SUBSTITUTION PROVISIONS. The Borrower has the right on one or more occasions, to obtain the release of one or more of the properties from the lien of the mortgage up to an aggregate amount of 20% of the Farallon Portfolio Loan
Combination principal balance on the closing date by substituting one or more manufactured housing community properties of like kind and quality acquired by the applicable Borrower, subject, in each case, to the fulfillment of certain conditions described in the loan documents including, without limitation, satisfaction of the Debt Service Coverage Test and delivery of appraisals, environmental reports, title policies, opinions, loan documents and rating agency confirmation that any rating issued in connection with a securitization of the Farallon Portfolio Loan Combination will not, as a result of the proposed substitution, be downgraded from the then-current ratings thereof, qualified or withdrawn.

PROPERTY RELEASES.

Release Upon Maturity. In connection with the repayment (or prepayment on or after May 1, 2012 or May 1, 2014, as applicable) of the five-year and seven-year notes that comprise the Farallon Portfolio Loan Combination, the Borrower may
obtain a release of certain manufactured home communities, provided certain requirements are satisfied (including, without limitation, satisfaction of the
Debt Service Coverage Test) and the remaining manufactured housing communities in the Farallon Portfolio have a geographical composition and diversity characteristics no less favorable to lender, as determined by Borrower in its reasonable good faith judgment, than prior to such release.

(1)  Certain information was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

In connection with the prepayment in whole or in part of the Farallon Portfolio
Loan Floating Rate A Note, the Borrower may effectuate the following property releases:

Capital Events. In connection with any (i) sale of a manufactured housing community to a third party or an affiliate or (ii) any refinancing, provided that Borrower transfers such manufactured home community to an affiliate simultaneously with such refinance, Borrower may, provided certain requirements are satisfied (including, without limitation, satisfaction of the Debt Service
Coverage Test and, if such event occurs on or prior to the 24th payment date, a prepayment fee and/or spread maintenance, as applicable), apply the proceeds of such sale or refinancing (in an amount equal to the greater of (x) the then-current allocated loan amount of such manufactured home community and (y)
90% of the net proceeds received in connection with such sale or refinance
(which amount shall not exceed 125% of the then-current allocated loan amount ))
to prepay the Farallon Portfolio Loan Floating Rate A Note.

Held For Sale Events.(1) In connection with any sale of certain "held-for-sale"
manufactured housing communities, Borrower may, provided certain requirements are satisfied (including, without limitation, satisfaction of the Debt Service
Coverage Test and, if such event occurs on or prior to the 24th payment date, a reduced prepayment fee equal to 0.15% of the amount prepaid), apply the proceeds of such sale or refinancing (in an amount equal to the greater of (x) the then-current allocated loan amount of such manufactured home community and (y)
90% of the net proceeds received in connection with such sale or refinance
(which amount shall not exceed 125% of the then-current allocated loan amount ))
to prepay up to $160,000,000 of the Farallon Portfolio Loan Floating Rate A
Note.

OTHER RELEASES. In the event Borrower cannot comply with certain covenants contained in the loan documents with respect to any one manufactured housing community, Borrower may obtain a release of such individual manufactured housing community in accordance with the release, substitution and/or partial defeasance provisions described above.

FARALLON RENTAL HOUSING PORTFOLIO RELEASE PROVISIONS. The Farallon Rental
Housing Portfolio will be released from the collateral when the Farallon
Portfolio alone achieves a Debt Service Coverage Ratio of 1.43x.

ADDITIONAL DEBT. Not permitted. Certain affiliates of Borrower are permitted to enter into a revolving credit facility secured by a non-controlling interest in
Borrower, not to exceed $15,000,000 during the first year of the loan and
$25,000,000 thereafter.

PROPERTY MANAGEMENT. ARC Management Services, LLC is the property manager for all the Farallon Portfolio properties and the Farallon Rental Housing Portfolio.
The property manager is affiliated with the Borrowers.

GROUND LEASE. One manufactured housing community (Birchwood Farms, located in
Birch Run, Michigan) is owned in leasehold. The initial term of the ground lease expires on April 12, 2099. Annual rent due under the ground lease is $90,576 and increases on April 20, 2010 and every five years thereafter, by the lesser of
(a) 20% of the rent then in effect or (b) the cumulative CPI increase over the prior five year period. Pursuant to an option agreement, Borrower may purchase the related fee interest and such purchase is permitted under the loan documents provided that Borrower delivers customary title endorsements, opinions and amendments to the applicable mortgage in order to subject the related fee interest to the lien of the mortgage.

As used herein "Debt Service Coverage Ratio" means, as of any date of calculation with respect to the Farallon Portfolio, the quotient expressed to two decimal places of the underwritten net cash flow of the Farallon Portfolio, and not the Farallon Rental Housing Portfolio, divided by the aggregate Assumed
Loan Debt Service (rounded to the nearest hundredth). The underwritten net cash flow is calculated using the revenue during the most recent three month period annualized and the expenses for the most recent twelve month period.

As used herein "Assumed Loan Debt Service" means the annual debt service on the
Farallon Portfolio Loan Combination calculated (i) with respect to the Farallon
Portfolio Loan Fixed Rate Notes, using the computed debt service during the prior 12-month period and assuming that the Farallon Portfolio Loan Fixed Rate
Notes had been outstanding during such period with an outstanding principal balance equal to same at the time of calculation and (ii) with respect to the
Farallon Portfolio Loan Floating Rate A Note, using an assumed interest rate equal to the then applicable interest rate cap strike rate (as of the closing date, the strike rate is 5.75%, and during any Farallon Portfolio Loan Floating
Rate A Note extension term, shall be 6.0%, provided such strike rate may be adjusted by lender such that the Debt Service Coverage Ratio during the applicable extension term taking into account interest rate cap payments at the adjusted strike rate is not less than 1.43x) plus 0.75% over the prior 12-month period and assuming that the Farallon Portfolio Loan Floating Rate A Note had been outstanding during such period with an outstanding principal balance equal to same at the time of calculation.

(1)  Borrower has given notice to the master servicer of the ML-CFC Commercial
     Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates,
     Series 2007-8 securitization transaction of its intention to sell the
     Oasis, Sunset Country and Meadowbrook properties, which are all located in
     Pueblo, CO, pursuant to held for sale events. Borrower has indicated that the transaction is tentatively scheduled to close in May 2008, but may close on another date, or may only close in part, or not close at all. In connection with such a sale, if it occurs, Borrower must pay down a portion of the principal balance of the floating rate portion of the Farallon
     Portfolio Loan Combination, in an amount detailed in the Farallon Portfolio loan documents, to release the sold properties from the lien of the mortgage securing the Farallon Portfolio Loan Combination.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

As used herein, "Debt Service Coverage Test" means as of any date of calculation with respect to a property release, substitution, partial defeasance or other event, a test which shall be satisfied if the Debt Service Coverage Ratio for the manufactured housing communities that remain in the Farallon Portfolio (or with respect to a substitution, are collateral for the Farallon Portfolio Loan
Combination following such substitution) after such property release, substitution, partial defeasance or other event, equals or exceeds the greater of (i) 1.23x and (ii) the lesser of (A) the Debt Service Coverage Ratio immediately prior to the applicable property release, substitution, partial defeasance or other event and (B) 1.43x.

PROPERTY SUMMARY

                        FARALLON PORTFOLIO PROPERTIES(1)

                                                                        TRAILING
                                                                       12 MONTHS
                                                2005    2006    2007   31-MAR-08
PROPERTY NAME                   LOCATION         OCC     OCC     OCC      OCC
--------------------------------------------------------------------------------

Westview                   Gillette, WY         85.2%   97.2%   99.4%     99.6%
Highview                   Gillette, WY         91.0%   98.5%   99.7%     99.8%
Denton Falls               Denton, TX           60.0%   56.7%   55.9%     57.3%
Shiloh Pines               Tyler, TX            73.0%   72.7%   69.5%     68.6%
Southfork                  Denton, TX           87.8%   77.5%   70.5%     68.9%
Meadowbrook                Pueblo, CO           63.8%   57.5%   55.2%     54.8%
Loveland                   Loveland, CO         94.8%   93.1%   91.1%     90.5%
Brittany Place             Topeka, KS           88.1%   87.9%   85.3%     84.6%
Pleasant Grove (CO)        Fort Collins, CO     84.9%   79.7%   79.7%     79.7%
Seascape                   Corpus Christi, TX   60.1%   56.9%   53.9%     53.6%
Willow Springs             Fort Worth, TX       82.3%   69.3%   68.1%     65.3%
Cimmaron Village           Cheyenne, WY         90.3%   88.6%   92.5%     91.6%
Englewood Village          Cheyenne, WY         92.2%   94.7%   98.4%     98.9%
Cowboy                     Pocatello, ID        77.1%   70.5%   73.2%     74.2%
Springdale Lake            Belton, MO           89.3%   87.3%   84.7%     84.2%
Tanglewood                 Huntsville, TX       78.3%   80.1%   81.1%     82.5%
Cloverleaf                 Moline, IL           95.5%   94.5%   91.4%     90.2%
The Woodlands              Wichita, KS          74.6%   71.9%   68.2%     66.9%
Ridgewood Estates          Topeka, KS           88.6%   86.8%   85.2%     84.7%
Rose Country Estates       Tyler, TX            78.2%   80.4%   80.3%     79.2%
Twin Oaks                  Wichita, KS          72.2%   71.5%   69.7%     68.7%
El Lago                    Fort Worth, TX       90.2%   89.1%   86.8%     86.7%
Audora                     Wichita, KS          80.0%   81.9%   79.7%     78.4%
El Dorado                  Sherman, TX          66.8%   59.2%   57.4%     57.1%
El Lago II                 Fort Worth, TX       84.1%   84.2%   77.0%     76.2%
Whispering Hills           Coal Valley, IL      87.2%   93.8%   92.2%     92.2%
Creekside Estates          Seagoville, TX       80.8%   80.1%   78.8%     76.9%
Village North              Lewisville, TX       90.4%   94.5%   98.7%     98.5%
Oak Park Village (TX)      Coppell, TX          90.7%   90.7%   88.7%     88.4%
Creekside                  Seagoville, TX       84.8%   83.3%   81.0%     80.2%
Kimberly @ Creekside       Seagoville, TX       84.3%   84.5%   79.6%     78.5%
Dynamic                    DeSoto, TX           85.8%   89.5%   88.2%     86.5%
Navajo Lake Estates        Wichita, KS          66.7%   63.4%   61.4%     60.3%
Glen Acres                 Wichita, KS          69.8%   66.0%   56.6%     55.6%
Sherwood Acres             Wichita, KS          63.4%   61.4%   60.7%     60.4%
Belaire                    Pocatello, ID        81.1%   78.7%   79.7%     80.0%
Portside                   Jacksonville, FL     97.4%   97.9%   97.5%     97.6%
The Towneship at Clifton   Wichita, KS          56.2%   51.1%   44.5%     43.9%
Prairie Village            Salina, KS           82.6%   84.9%   82.3%     81.6%
El Caudillo                Wichita, KS          89.3%   87.6%   88.1%     88.3%
Village Park               Greensboro, NC       85.8%   83.0%   81.6%     80.4%
River Oaks                 Kansas City, KS      79.5%   75.5%   72.7%     72.2%
Sunset Village             Gainesville, TX      78.8%   70.2%   65.9%     65.6%
Hidden Hills               Casper, WY           96.4%   92.7%   94.7%     96.5%
Westlake                   Oklahoma City, OK    72.3%   70.1%   68.9%     68.0%
Burntwood                  Oklahoma City, OK    85.5%   84.3%   82.3%     82.4%
Willow Terrace             Fort Worth, TX       65.2%   64.2%   61.2%     59.5%
Timberland                 Choctaw, OK          77.8%   79.5%   77.8%     76.7%
Northern Hills             Springdale, AR       88.1%   89.4%   91.5%     90.4%
Oak Glen                   Fayetteville, AR     87.9%   88.5%   91.2%     88.4%
Eastview                   Gillette, WY         82.5%   94.5%   99.2%     99.5%
Mesquite Ridge             Dallas, TX           88.6%   94.6%   94.3%     92.5%

                                         ANNUAL      ANNUAL      ANNUAL     TRAILING
                                       EFFECTIVE   EFFECTIVE   EFFECTIVE    12 MONTHS
                           3/31/2008      2005        2006        2007      31-MAR-08
PROPERTY NAME                 OCC         RENT        RENT        RENT        RENT
-------------------------------------------------------------------------------------

Westview                     100.0%      2,938       3,220       3,498        3,592
Highview                     100.0%      2,946       3,304       3,541        3,628
Denton Falls                  63.4%      3,527       3,601       3,773        3,807
Shiloh Pines                  68.6%      2,767       2,923       3,101        3,146
Southfork                     69.4%      3,538       3,741       3,911        3,917
Meadowbrook                   54.0%      2,961       3,086       3,335        3,373
Loveland                      90.3%      4,618       4,763       4,924        4,948
Brittany Place                82.8%      2,426       2,790       2,999        3,010
Pleasant Grove (CO)           80.4%      4,335       4,330       4,534        4,536
Seascape                      54.9%      2,908       2,953       3,121        3,166
Willow Springs                59.4%      2,464       3,005       3,287        3,378
Cimmaron Village              89.6%      2,932       3,007       3,159        3,210
Englewood Village            100.0%      3,161       3,425       3,615        3,679
Cowboy                        74.7%      3,797       2,853       2,806        2,858
Springdale Lake               83.3%      3,008       3,494       3,735        3,770
Tanglewood                    88.5%      2,806       2,974       3,070        3,079
Cloverleaf                    87.7%      3,123       3,314       3,719        3,769
The Woodlands                 65.4%      2,589       2,895       3,010        3,031
Ridgewood Estates             83.4%      2,821       2,993       3,186        3,211
Rose Country Estates          78.6%      2,473       2,631       2,724        2,776
Twin Oaks                     67.2%      2,407       2,656       2,787        2,826
El Lago                       90.1%      3,666       3,850       4,164        4,198
Audora                        75.7%      2,496       2,802       2,879        2,897
El Dorado                     55.7%      2,586       2,865       2,985        3,022
El Lago II                    78.9%      3,478       3,526       3,769        3,889
Whispering Hills              93.3%      2,665       2,825       3,166        3,196
Creekside Estates             75.8%      3,064       3,337       3,494        3,514
Village North                 97.2%      4,340       4,619       4,830        4,925
Oak Park Village (TX)         90.4%      4,611       4,832       5,093        5,131
Creekside                     79.7%      2,868       3,018       3,229        3,287
Kimberly @ Creekside          75.7%      2,890       3,061       3,261        3,292
Dynamic                       85.9%      3,415       3,767       3,951        4,033
Navajo Lake Estates           60.6%      2,516       2,809       2,871        2,902
Glen Acres                    51.9%      2,457       2,696       2,655        2,671
Sherwood Acres                60.9%      2,464       2,749       2,771        2,777
Belaire                       79.2%      2,656       2,655       2,742        2,783
Portside                      98.1%      3,719       3,796       4,019        4,084
The Towneship at Clifton      43.9%      2,486       2,725       2,792        2,796
Prairie Village               81.5%      2,641       2,980       3,123        3,176
El Caudillo                   85.1%      2,495       2,883       2,955        3,006
Village Park                  77.6%      3,172       3,458       3,517        3,564
River Oaks                    71.2%      2,886       3,228       3,490        3,522
Sunset Village                67.6%      2,477       2,691       2,831        2,871
Hidden Hills                  99.2%      2,592       2,950       3,065        3,151
Westlake                      67.8%      2,391       2,602       2,746        2,809
Burntwood                     83.6%      2,487       2,697       2,887        2,904
Willow Terrace                60.1%      3,031       3,113       3,240        3,282
Timberland                    75.1%      2,190       2,562       2,677        2,694
Northern Hills                84.4%      2,626       3,069       3,216        3,277
Oak Glen                      80.7%      2,576       2,968       3,072        3,176
Eastview                     100.0%      3,095       3,272       3,547        3,621
Mesquite Ridge                89.4%      2,996       3,206       3,335        3,400
------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                          FARALLON PORTFOLIO PROPERTIES(1)

                                                                             TRAILING
                                                                            12 MONTHS
                                                  2005     2006     2007    31-MAR-08
PROPERTY NAME                   LOCATION           OCC      OCC      OCC       OCC
-------------------------------------------------------------------------------------

Mesquite Meadows           Dallas, TX             88.2%    88.8%    85.6%      83.8%
Terrace                    Casper, WY             97.1%    95.9%    95.0%      95.5%
Shadow Mountain            Sherman, TX            70.0%    60.9%    58.2%      57.2%
Mesquite Green             Dallas, TX             92.1%    94.4%    94.1%      94.4%
Pine Hills                 Lawrence, KS           90.8%    87.5%    82.3%      81.6%
Riverside (KS)             Lawrence, KS           96.9%    95.0%    90.4%      89.3%
Overholser Village         Oklahoma City, OK      81.2%    83.3%    79.8%      78.9%
Cottonwood Grove           Plano, TX              94.4%    96.7%    96.6%      97.3%
Countryside (OK)           Stillwater, OK         70.8%    58.4%    54.3%      53.6%
Eastern Villa              Stillwater, OK         81.5%    75.6%    67.3%      65.0%
Oakridge / Stonegate       Stillwater, OK         80.2%    70.7%    63.0%      61.3%
Riverchase                 Manhattan, KS          97.6%    98.0%    97.9%      97.4%
Colonial Gardens           Manhattan, KS          98.9%    99.1%    98.7%      98.3%
Chalet City                Crowley, TX            82.4%    81.3%    78.7%      78.2%
Carriage Court East        Orlando, FL            98.1%    99.4%   100.0%      99.9%
Carriage Court Central     Orlando, FL            98.0%    97.1%    99.7%      99.8%
Oak Park Village (FL)      Gainesville, FL        92.8%    95.0%    95.6%      95.9%
Glenview                   Midwest City, OK       71.0%    68.3%    68.1%      68.9%
Westmoor                   Oklahoma City, OK      70.2%    70.4%    66.9%      67.0%
Commerce Heights           Commerce City, CO      95.6%    97.3%    95.4%      95.4%
Golden Rule                Oklahoma City, OK      79.2%    84.6%    82.1%      81.7%
Misty Hollow               Midwest City, OK       57.7%    55.0%    50.0%      49.2%
Sunset 77                  Douglass, KS           64.4%    55.5%    49.0%      49.2%
Countryside (KS)           Hays, KS               81.3%    75.4%    73.7%      73.2%
Highland Acres             Lewisville, TX         87.6%    95.3%    95.9%      94.4%
Evergreen Village - IA     Sioux City, IA         74.0%    74.6%    73.0%      72.3%
Countryside Village (TN)   Columbia, TN           66.4%    62.6%    62.5%      61.7%
Sycamore Square            Wichita, KS            38.6%    34.9%    31.4%      31.4%
Eagle Ridge                Lewisville, TX         92.5%    93.6%    92.8%      91.3%
Green Valley Village       Casper, WY             95.2%    93.5%    94.7%      94.8%
Shady Creek                Dallas, TX             78.2%    76.4%    75.6%      74.7%
Summit Oaks                Fort Worth, TX         83.3%    80.8%    76.4%      74.5%
Rolling Hills              Dallas, TX             87.4%    88.5%    89.0%      88.4%
West Cloud Commons         Salina, KS             67.1%    68.4%    65.6%      64.2%
Cedar Creek, KS            Salina, KS             57.7%    57.4%    56.0%      56.2%
Stony Brook North          Raleigh, NC            93.2%    95.5%    95.2%      95.1%
Wheel Estates              Orlando, FL            99.8%    99.1%    83.4%      96.3%
Meadowood                  Topeka, KS             90.3%    87.0%    76.2%      82.6%
Lakewood - TX              Royse City, TX         79.7%    74.7%    97.6%      76.6%
Ewing Trace                Des Moines, IA         98.9%    98.9%    91.2%      97.5%
The Meadows                Aurora, CO             89.2%    92.6%   100.0%      91.6%
Washingtonville Manor      Washingtonville, NY   100.0%   100.0%    71.1%     100.0%
Mission Estates            El Paso, TX            66.8%    67.3%    93.3%      71.3%
Brookside                  West Jordan, UT        92.0%    91.2%    96.6%      93.4%
Chalet North               Apopka, FL             94.1%    95.4%    87.3%      95.8%
Cypress Shores             Winter Haven, FL       88.5%    86.7%    72.7%      86.9%
Brookshire Village         House Springs, MO      71.7%    76.3%    41.1%      72.2%
South Arlington Estates    Arlington, TX          74.6%    85.8%    61.9%      91.3%
Autumn Forest              Browns Summit, NC      49.9%    44.2%    85.9%      40.5%
Woodlake                   Greensboro, NC         64.2%    61.9%    80.3%      61.3%
Arlington Lakeside         Arlington, TX          89.7%    84.7%    94.4%      88.5%
Four Seasons               Fayetteville, GA       87.7%    88.5%    84.4%      78.4%
Lamplighter Village        Marietta, GA           93.7%    96.5%    81.1%      93.6%
Shadowood                  Acworth, GA            92.5%    92.7%    94.6%      82.9%
Stone Mountain             Stone Mountain, GA     83.9%    83.4%    85.0%      80.5%
Highland                   Elkhart, IN            89.5%    93.5%    94.0%      94.7%
Birchwood Farms            Birch Run, MI          90.3%    92.0%    75.0%      83.5%
Cedar Knoll                Waterloo, IA           95.4%    95.4%    78.0%      92.8%
Cedar Terrace              Cedar Rapids, IA       78.7%    77.6%    72.5%      74.3%
Five Seasons Davenport     Davenport, IA          77.5%    78.5%    81.4%      77.7%
Marion Village             Marion, IA             79.2%    76.9%    90.0%      71.6%

                                         ANNUAL      ANNUAL      ANNUAL     TRAILING
                                       EFFECTIVE   EFFECTIVE   EFFECTIVE   12 MONTHS
                           3/31/2008      2005        2006        2007     31-MAR-08
        PROPERTY NAME        OCC          RENT        RENT        RENT       RENT
-------------------------------------------------------------------------------------

Mesquite Meadows              79.0%      2,991       3,230       3,331       3,408
Terrace                       98.2%      2,594       2,908       3,152       3,193
Shadow Mountain               55.8%      2,675       2,791       2,949       2,987
Mesquite Green                97.5%      3,027       3,296       3,498       3,521
Pine Hills                    81.1%      2,855       3,155       3,272       3,282
Riverside (KS)                88.2%      3,005       3,172       3,325       3,371
Overholser Village            79.0%      2,344       2,574       2,698       2,714
Cottonwood Grove              99.3%      4,496       4,790       5,062       5,104
Countryside (OK)              52.0%      2,407       2,582       2,686       2,690
Eastern Villa                 64.8%      2,399       2,598       2,758       2,768
Oakridge / Stonegate          60.2%      2,383       2,517       2,661       2,732
Riverchase                    97.5%      2,374       2,568       2,766       2,818
Colonial Gardens              98.2%      2,627       2,756       2,949       3,000
Chalet City                   80.1%      3,353       3,634       3,778       3,813
Carriage Court East           99.2%      3,571       3,721       3,934       4,004
Carriage Court Central        99.2%      3,488       3,610       3,840       3,913
Oak Park Village (FL)         96.8%      2,699       2,729       2,937       2,985
Glenview                      71.7%      2,346       2,596       2,748       2,783
Westmoor                      71.1%      2,500       2,642       2,715       2,717
Commerce Heights              96.1%      4,427       4,601       4,811       4,856
Golden Rule                   80.5%      2,262       2,556       2,707       2,712
Misty Hollow                  50.8%      1,935       2,419       2,572       2,517
Sunset 77                     48.1%      1,930       2,158       2,284       2,363
Countryside (KS)              72.6%      2,166       2,508       2,610       2,632
Highland Acres                92.8%      3,972       4,311       4,469       4,513
Evergreen Village - IA        71.4%      2,931       3,252       3,477       3,502
Countryside Village (TN)      61.7%      2,867       2,955       3,201       3,258
Sycamore Square               31.4%      2,241       2,455       2,479       2,490
Eagle Ridge                   88.8%      3,946       4,203       4,445       4,504
Green Valley Village          96.2%      2,592       2,946       3,088       3,174
Shady Creek                   73.7%      2,865       3,201       3,291       3,323
Summit Oaks                   73.1%      3,566       3,774       3,985       4,055
Rolling Hills                 86.7%      3,026       3,390       3,423       3,480
West Cloud Commons            63.1%      2,456       2,765       2,824       2,841
Cedar Creek, KS               57.4%      2,475       2,756       2,844       2,883
Stony Brook North             95.1%      4,404       4,619       4,875       4,929
Wheel Estates                 96.3%      2,719       2,819       3,022       3,066
Meadowood                     81.2%      2,426       2,846       2,985       2,991
Lakewood - TX                 80.6%      2,955       3,102       3,185       3,234
Ewing Trace                   98.4%      3,772       4,314       4,531       4,574
The Meadows                   91.4%      5,290       5,386       5,579       5,665
Washingtonville Manor        100.0%      6,711       7,217       7,421       7,487
Mission Estates               72.0%      2,975       3,188       3,270       3,307
Brookside                     94.7%      3,947       4,076       4,325       4,391
Chalet North                  94.1%      3,992       4,070       4,368       4,433
Cypress Shores                86.0%      3,304       3,497       3,479       3,505
Brookshire Village            72.3%      2,726       2,941       3,353       3,426
South Arlington Estates       92.3%      3,441       3,859       3,942       4,024
Autumn Forest                 39.1%      2,835       2,972       3,129       3,171
Woodlake                      60.8%      3,304       3,528       3,739       3,741
Arlington Lakeside            94.8%      3,616       3,956       4,232       4,266
Four Seasons                  76.1%      3,370       3,584       3,952       3,948
Lamplighter Village           92.6%      4,188       4,518       4,753       4,777
Shadowood                     81.3%      3,846       4,165       4,594       4,595
Stone Mountain                80.8%      4,255       4,515       4,781       4,820
Highland                      94.7%      2,910       3,102       3,209       3,268
Birchwood Farms               81.7%      3,625       3,922       4,089       4,112
Cedar Knoll                   91.4%      2,497       2,733       2,978       3,034
Cedar Terrace                 72.6%      2,951       3,404       3,407       3,433
Five Seasons Davenport        77.2%      2,681       3,074       3,171       3,179
Marion Village                70.2%      2,899       3,276       3,288       3,313
-------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                        FARALLON PORTFOLIO PROPERTIES(1)

                                                                            TRAILING
                                                                           12 MONTHS
                                                    2005    2006    2007   31-MAR-08
PROPERTY NAME                      LOCATION          OCC    OCC     OCC       OCC
------------------------------------------------------------------------------------

Silver Creek                 Davenport, IA          83.4%   82.2%   82.5%     81.0%
Mallard Lake                 Pontoon Beach, IL      93.4%   92.9%   71.7%     89.7%
Encantada                    Las Cruces, NM         83.9%   82.2%   78.4%     82.7%
Royal Crest                  Los Alamos, NM         79.3%   77.5%   51.1%     67.8%
Brookside Village - TX       Dallas, TX             80.0%   80.4%   94.7%     77.9%
Meadow Glen                  Keller, TX             64.4%   56.6%   74.5%     49.6%
Silver Leaf                  Mansfield, TX          89.5%   92.7%   88.1%     94.4%
Pleasant View Estates        Bloomsburg, PA         71.6%   73.9%   86.0%     74.2%
Brookside Village - PA       Berwick, PA            83.0%   87.6%   92.4%     88.4%
Carsons                      Chambersburg, PA       86.8%   87.1%   74.6%     86.0%
Chelsea                      Sayre, PA              84.5%   94.6%   63.5%     91.3%
Collingwood MHP              Horseheads, NY         77.7%   73.2%   99.7%     75.6%
Crestview - PA               Athens, PA             56.3%   62.9%   95.3%     62.1%
Valley View -- Danboro       Danboro, PA            98.8%   98.2%   91.0%     99.4%
Valley View -- Ephrata       Ephrata, PA            94.0%   95.6%  100.0%     95.4%
Frieden Manor                Schuylkill Haven, PA   87.1%   90.6%   93.1%     91.1%
Green Acres                  Chambersburg, PA       99.7%  100.0%   94.8%    100.0%
Gregory Courts               Honey Brook, PA        95.7%   94.6%   99.5%     93.3%
Valley View -- Honey Brook   Honey Brook, PA        86.3%   93.1%   89.9%     95.1%
Huguenot Estates             Port Jervis, NY        99.3%   99.7%   92.0%     99.5%
Maple Manor                  Taylor, PA             87.8%   91.4%   90.1%     89.4%
Monroe Valley                Jonestown, PA          98.1%   94.4%   94.0%     91.9%
Moosic Heights               Avoca, PA              82.5%   89.8%   87.4%     89.3%
Mountaintop                  Narvon, PA             92.5%   91.7%   66.1%     95.9%
Oakwood Lake Village         Tunkhannock, PA        88.9%   90.6%   98.7%     87.4%
Pine Haven MHP               Blossvale, NY          64.7%   63.9%   89.0%     68.7%
Sunny Acres                  Somerset, PA           96.4%   98.5%   94.2%     98.7%
Sunnyside                    Norristown, PA         95.1%   92.2%   85.6%     88.6%
Suburban Estates             Greensburg, PA         93.3%   94.0%   84.1%     94.3%
Western Mobile Estates       West Valley City, UT   81.3%   84.7%   90.2%     85.8%
Harmony Road                 Fort Collins, CO       88.6%   83.2%   82.2%     84.1%
Inspiration Valley           Arvada, CO             88.2%   89.6%   88.9%     89.6%
Mountainside Estates         Golden, CO             86.8%   84.9%   83.5%     81.5%
Oasis                        Pueblo, CO             87.3%   88.3%   88.2%     88.7%
Mobile Gardens               Denver, CO             90.7%   81.8%   53.1%     84.0%
Sheridan                     Arvada, CO             89.5%   90.9%   61.7%     87.4%
Stoneybrook                  Greeley, CO            65.9%   55.5%   97.2%     54.0%
Sunset Country               Pueblo, CO             70.3%   65.0%   75.2%     61.5%
Thornton Estates             Thornton, CO           97.4%   97.7%   92.4%     97.0%
Villa West (CO)              Greeley, CO            86.1%   76.4%   79.1%     75.7%
Country Club Crossing        Altoona, IA            88.5%   91.3%   81.1%     93.0%
Tallview Terrace             Sioux City, IA         82.4%   84.2%   85.1%     78.0%
Siouxland Estates            South Sioux City, NE   87.6%   86.6%   92.1%     79.7%
Deerpointe                   Jacksonville, FL       82.2%   86.4%   91.9%     83.2%
Countryside (CO)             Greeley, CO            90.9%   88.0%   94.6%     92.2%
Shady Lane                   Commerce City, CO      90.5%   92.4%   80.9%     91.3%
Easy Living                  Lawrence, KS           95.6%   95.7%   79.1%     93.4%
Harper Woods                 Lawrence, KS           86.2%   87.4%   90.3%     78.8%
Rockview Heights             Arnold, MO             86.4%   83.8%   94.4%     79.0%
Wikiup                       Henderson, CO          93.0%   91.3%   28.0%     89.6%
Blue Valley                  Manhattan, KS          95.8%   97.4%   69.1%     93.4%
Sleepy Hollow                Wichita, KS            42.1%   29.3%   90.8%     27.3%
Ortega Village               Jacksonville, FL       72.0%   67.7%   96.3%     69.6%
Magnolia Circle              Jacksonville, FL       82.0%   92.5%   95.7%     88.6%
Vogel Manor MHC              Arnold, MO             90.2%   94.0%   81.7%     95.2%
Green Spring Valley          Raleigh, NC            89.6%   93.3%   68.1%     95.0%
Western Park                 Fayetteville, AR       74.7%   82.2%   51.2%     79.8%
Hidden Oaks                  Fort Worth, TX         77.7%   62.1%   76.7%     67.5%
Enchanted Village            Alton, IL              65.1%   56.3%   99.2%     50.5%
Oak Grove                    Godfrey, IL            80.5%   79.6%   80.7%     76.5%
Whitney                      Gainesville, FL        97.2%   97.9%   94.7%     99.3%

                                           ANNUAL      ANNUAL      ANNUAL     TRAILING
                                         EFFECTIVE   EFFECTIVE   EFFECTIVE   12 MONTHS
                             3/31/2008      2005        2006        2007     31-MAR-08
PROPERTY NAME                   OCC         RENT        RENT        RENT       RENT
--------------------------------------------------------------------------------------

Silver Creek                    80.4%      2,718       3,084       3,270       3,279
Mallard Lake                    89.5%      3,564       3,458       3,609       3,632
Encantada                       83.1%      3,951       4,087       4,309       4,365
Royal Crest                     61.5%      5,532       5,550       5,845       5,918
Brookside Village - TX          76.4%      3,040       3,441       3,607       3,668
Meadow Glen                     47.9%      3,058       3,290       3,553       3,592
Silver Leaf                     96.6%      2,872       3,177       3,443       3,538
Pleasant View Estates           73.6%      2,872       3,165       3,267       3,296
Brookside Village - PA          88.9%      2,843       3,112       3,288       3,324
Carsons                         86.3%      2,520       2,578       2,716       2,781
Chelsea                         91.8%      2,854       2,809       3,030       3,027
Collingwood MHP                 76.7%      2,574       2,943       3,243       3,285
Crestview - PA                  62.6%      2,537       2,690       2,857       2,870
Valley View -- Danboro          98.7%      4,333       4,557       4,572       4,633
Valley View -- Ephrata          96.2%      3,228       3,590       3,775       3,832
Frieden Manor                   91.7%      2,903       3,048       3,261       3,319
Green Acres                    100.0%      2,459       2,443       2,525       2,609
Gregory Courts                  92.5%      4,007       3,921       4,183       4,307
Valley View -- Honey Brook      95.1%      3,725       4,037       4,224       4,322
Huguenot Estates               100.0%      3,989       4,469       4,878       4,945
Maple Manor                     88.4%      2,716       3,072       3,263       3,271
Monroe Valley                   90.9%      3,027       3,291       3,306       3,378
Moosic Heights                  87.6%      2,707       2,863       3,136       3,181
Mountaintop                     97.4%      3,777       4,029       4,148       4,218
Oakwood Lake Village            87.3%      2,705       2,818       3,206       3,236
Pine Haven MHP                  74.4%      2,594       2,587       2,837       2,880
Sunny Acres                     99.0%      2,624       2,763       2,915       2,977
Sunnyside                       87.3%      4,693       5,034       5,388       5,457
Suburban Estates                95.5%      2,634       2,721       2,858       2,965
Western Mobile Estates          86.1%      3,664       3,898       4,132       4,212
Harmony Road                    83.3%      4,488       4,594       4,755       4,768
Inspiration Valley              87.1%      5,342       5,397       5,740       5,784
Mountainside Estates            79.8%      5,451       5,602       5,798       5,870
Oasis                           88.2%      3,785       3,816       3,938       3,974
Mobile Gardens                  87.0%      5,260       5,279       5,459       5,548
Sheridan                        84.8%      5,251       5,546       5,652       5,718
Stoneybrook                     54.5%      4,299       4,442       4,514       4,560
Sunset Country                  61.3%      3,607       3,750       3,888       3,915
Thornton Estates                96.6%      5,173       5,271       5,488       5,559
Villa West (CO)                 75.2%      3,958       4,093       4,159       4,186
Country Club Crossing           93.4%      3,672       4,403       4,635       4,702
Tallview Terrace                76.8%      2,927       3,258       3,450       3,459
Siouxland Estates               77.7%      2,964       3,265       3,394       3,412
Deerpointe                      79.0%      3,062       3,123       3,302       3,343
Countryside (CO)                93.1%      3,731       3,869       3,904       3,949
Shady Lane                      92.2%      4,017       4,205       4,545       4,576
Easy Living                     91.5%      3,147       3,261       3,457       3,517
Harper Woods                    76.4%      3,017       3,080       3,166       3,203
Rockview Heights                81.0%      2,980       3,144       3,353       3,350
Wikiup                          89.4%      5,229       5,477       5,755       5,775
Blue Valley                     92.5%      2,098       2,439       2,748       2,769
Sleepy Hollow                   25.8%      2,515       2,736       2,772       2,769
Ortega Village                  70.5%      2,950       3,070       3,212       3,247
Magnolia Circle                 89.7%      2,842       3,136       3,203       3,213
Vogel Manor MHC                 93.2%      2,958       3,184       3,305       3,348
Green Spring Valley             94.1%      3,552       3,760       3,943       4,020
Western Park                    76.4%      2,663       2,992       3,135       3,184
Hidden Oaks                     66.7%      2,664       3,035       3,362       3,465
Enchanted Village               50.0%      2,854       2,935       3,287       3,302
Oak Grove                       79.5%      2,728       2,942       3,059       3,055
Whitney                         99.5%      2,933       2,830       3,050       3,025
--------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                        FARALLON PORTFOLIO PROPERTIES(1)

                                                                             TRAILING
                                                                            12 MONTHS
                                                      2005    2006   2007   31-MAR-08
       PROPERTY NAME                LOCATION          OCC     OCC     OCC      OCC
-------------------------------------------------------------------------------------

Siesta Manor                  Fenton, MO              79.7%   82.8%  65.7%     79.9%
Northland                     Kansas City, MO         97.9%   96.0%  95.9%     94.2%
Sunrise Terrace               Newton, IA              73.1%   67.2%  82.8%     64.6%
Castle Acres                  O'Fallon, IL            97.3%   97.1%  90.7%     96.3%
Country Club Manor            Imperial, MO            85.6%   85.7%  65.7%     81.8%
Aledo                         Aledo, TX               94.1%   91.9%  85.8%     90.2%
Mulberry Heights              Fort Worth, TX          84.8%   63.8%  89.9%     63.5%
Zoppe's                       Seagoville, TX          86.2%   85.5%  78.3%     84.7%
Golden Triangle               Coppell, TX             96.0%   90.6%  76.0%     92.0%
Bush Ranch                    House Springs, MO       67.4%   77.1%  63.4%     78.3%
Park Avenue Estates           Haysville, KS           77.7%   74.4%  90.1%     74.7%
Seamist                       Corpus Christi, TX      66.7%   64.4%  93.8%     63.0%
Hidden Acres                  Arnold, MO              81.1%   91.7%  99.3%     91.0%
Connie Jean                   Jacksonville, FL        82.1%   93.4%  99.5%     92.3%
Camelot                       North Salt Lake, UT     99.2%   99.0%  99.9%     99.5%
Country Club Mobile Estates   Salt Lake City, UT      99.0%   99.2%  95.6%     99.7%
Crescentwood Village          Sandy, UT               98.9%   98.8%  95.2%    100.0%
Redwood Village               West Valley City, UT    98.5%   98.3%  98.9%     94.8%
Riverdale                     Riverdale, UT           93.2%   94.8%  92.1%     95.4%
Villa West (UT)               West Jordan, UT         95.6%   97.2%  97.0%     99.0%
Washington Mobile Estates     Ogden, UT               89.8%   92.9%  88.9%     92.3%
Windsor Mobile Estates        West Valley City, UT    96.6%   95.4%  63.9%     97.6%
Meridian Sooner               Oklahoma City, OK       92.9%   88.8%  83.6%     88.1%
Shawnee Hills                 Topeka, KS              66.7%   65.4%  93.4%     62.8%
Deerhurst                     Wendell, NC             82.1%   83.1%  99.6%     82.6%
Plainview                     Casper, WY              95.1%   94.0%  97.6%     94.1%
Park Plaza                    Gillette, WY            97.0%   98.3%  90.5%     99.8%
Havenwood                     Pompano Beach, FL       98.0%   95.8%  96.1%     97.2%
Western Hills                 Davie, FL               98.4%   89.7%  63.8%     90.1%
Terrace II                    Casper, WY              96.7%   97.1%  99.3%     95.5%
New Twin Lakes                Bloomingburg, NY        99.0%   99.3%  89.9%     99.2%
Spring Valley Village         Nanuet, NY              99.6%   99.8%  79.9%    100.0%
Dynamic II                    DeSoto, TX              93.1%   91.1%  77.3%     88.0%
Quail Run                     Hutchins, TX            80.2%   82.5%  98.5%     77.6%
Gallant Estates               Greensboro, NC          76.8%   77.5%  98.0%     76.2%
Forest Park                   Queensbury, NY          98.7%   98.7%  96.6%     98.5%
Birch Meadows                 Saratoga Springs, NY    92.5%   99.4%  93.1%     97.8%
Park D'Antoine                Gansevoort, NY          95.1%  100.0%  95.5%     98.0%
Viking Villa                  Ogden, UT               92.7%   93.3%  97.5%     93.4%
Lakeview Estates              Layton, UT              96.1%   97.0%  99.9%     95.4%
Siesta Lago                   Kissimmee, FL           96.5%   97.5%  92.9%     96.9%
Connelly Terrace              Connelly, NY            99.7%   99.8%  84.5%     99.9%
Sundown                       Clearfield, UT          90.4%   91.4%  98.7%     92.8%
Valley Verde                  Las Cruces, NM          79.4%   79.3%  86.2%     84.2%
Riverside (UT)                West Valley City, UT    95.5%   98.5%  90.2%     98.7%
Hampton Acres                 DeSoto, TX              81.4%   89.8%  69.2%     84.7%
Southridge Estates            Des Moines, IA          88.4%   92.8%  66.9%     89.6%
Pleasant Grove (NC)           Fuquay-Varina, NC       72.2%   61.1%  62.0%     70.9%
Terrell Crossing              Terrell, TX             70.1%   65.7%  97.6%     65.9%
Amber Village                 Dallas, TX              63.2%   65.2%  97.6%     60.7%
Jonesboro (Atlanta Meadows)   Riverdale, GA          100.0%   99.3%  70.1%     97.1%
Breazeale                     Laramie, WY             96.2%   97.4%  70.1%     97.5%
Broadmore                     Goshen, IN              70.0%   72.4%  98.3%     69.5%
Carnes Crossing               Summerville, SC         75.6%   73.9%  56.3%     70.3%
Castlewood Estates            Mableton, GA            95.9%   97.3%  88.9%     97.9%
Casual Estates                Liverpool, NY           60.0%   60.2%  93.5%     55.2%
Riverdale (Colonial Coach)    Riverdale, GA           89.8%   90.8%  54.0%     87.4%
Columbia Heights              Grand Forks, ND         94.4%   95.7%  93.7%     93.1%
Crestview - OK                Stillwater, OK          60.4%   55.0%  85.7%     53.4%
CV-Jacksonville               Jacksonville, FL        86.2%   89.6%  82.8%     94.7%
Eagle Creek                   Tyler, TX               88.7%   88.7%  84.9%     85.9%

                                            ANNUAL      ANNUAL      ANNUAL     TRAILING
                                          EFFECTIVE   EFFECTIVE   EFFECTIVE   12 MONTHS
                              3/31/2008      2005        2006        2007     31-MAR-08
PROPERTY NAME                    OCC         RENT        RENT        RENT        RENT
---------------------------------------------------------------------------------------

Siesta Manor                     79.7%      2,829       3,043       3,219       3,265
Northland                        94.0%      3,288       3,666       3,851       3,905
Sunrise Terrace                  63.0%      2,632       2,547       2,766       2,818
Castle Acres                     95.2%      2,711       2,975       3,373       3,447
Country Club Manor               80.2%      3,031       3,329       3,461       3,490
Aledo                            89.3%      3,064       3,351       3,600       3,692
Mulberry Heights                 57.4%      2,876       2,985       3,421       3,471
Zoppe's                          81.8%      2,423       2,593       2,811       2,856
Golden Triangle                  96.3%      4,821       5,011       5,139       5,162
Bush Ranch                       78.3%      2,931       3,246       3,340       3,373
Park Avenue Estates              72.9%      2,335       2,732       2,595       2,628
Seamist                          63.1%      2,891       3,095       3,140       3,166
Hidden Acres                     92.3%      3,137       3,247       3,396       3,457
Connie Jean                      87.1%      2,371       2,636       2,797       2,834
Camelot                          99.7%      4,542       4,733       4,997       5,078
Country Club Mobile Estates      99.7%      4,488       4,599       4,881       4,953
Crescentwood Village            100.0%      4,379       4,501       4,774       4,836
Redwood Village                  92.5%      4,197       4,293       4,528       4,580
Riverdale                        95.2%      3,765       3,771       4,029       4,100
Villa West (UT)                  99.5%      4,211       4,378       4,600       4,691
Washington Mobile Estates        92.5%      3,668       3,846       4,007       4,073
Windsor Mobile Estates           98.4%      4,374       4,536       4,728       4,819
Meridian Sooner                  85.4%      2,315       2,617       2,712       2,744
Shawnee Hills                    59.6%      2,275       2,485       2,616       2,627
Deerhurst                        81.2%      3,272       3,393       3,632       3,671
Plainview                        95.8%      2,244       2,486       2,615       2,676
Park Plaza                      100.0%      2,983       3,351       3,626       3,710
Havenwood                        96.7%      5,486       5,297       5,314       5,355
Western Hills                    90.1%      5,671       5,797       6,096       6,174
Terrace II                       95.7%      2,615       2,954       3,148       3,209
New Twin Lakes                   98.8%      5,707       5,973       6,345       6,446
Spring Valley Village           100.0%      7,538       8,059       8,301       8,382
Dynamic II                       84.7%      3,391       3,691       3,930       3,994
Quail Run                        75.9%      3,087       3,315       3,407       3,386
Gallant Estates                  75.0%      2,565       2,794       2,891       2,897
Forest Park                      98.9%      3,783       4,047       4,416       4,485
Birch Meadows                    98.4%      3,579       3,866       4,369       4,426
Park D'Antoine                  100.0%      3,189       3,601       3,961       4,053
Viking Villa                     94.2%      3,173       3,203       3,466       3,529
Lakeview Estates                 96.2%      3,780       3,910       4,103       4,156
Siesta Lago                      95.5%      4,291       4,394       4,587       4,645
Connelly Terrace                100.0%      4,472       4,581       5,135       5,223
Sundown                          93.8%      3,512       3,641       3,806       3,869
Valley Verde                     83.2%      2,939       3,107       3,277       3,310
Riverside (UT)                   99.5%      3,970       4,113       4,375       4,444
Hampton Acres                    81.4%      3,443       3,728       3,964       4,021
Southridge Estates               89.6%      3,615       4,089       4,316       4,365
Pleasant Grove (NC)              75.0%      2,721       3,027       3,166       3,210
Terrell Crossing                 66.5%      3,316       3,329       3,456       3,489
Amber Village                    60.7%      3,021       3,251       3,254       3,319
Jonesboro (Atlanta Meadows)      97.3%      3,383       3,655       3,917       3,977
Breazeale                        95.8%      3,622       3,485       3,607       3,646
Broadmore                        68.1%      3,596       3,811       4,087       4,094
Carnes Crossing                  71.8%      2,869       3,178       3,422       3,469
Castlewood Estates               95.3%      3,935       4,127       4,316       4,386
Casual Estates                   53.9%      4,116       4,155       4,732       4,797
Riverdale (Colonial Coach)       86.2%      3,729       3,900       4,168       4,206
Columbia Heights                 93.0%      3,822       4,091       4,296       4,354
Crestview - OK                   50.6%      2,694       2,858       3,015       3,081
CV-Jacksonville                  96.3%      4,063       4,131       4,297       4,358
Eagle Creek                      88.4%      2,787       2,575       2,890       2,952
-------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                        FARALLON PORTFOLIO PROPERTIES(1)

                                                   2005    2006    2007
PROPERTY NAME                      LOCATION         OCC    OCC     OCC
-----------------------------------------------------------------------

Falcon Farms                Port Byron, IL         85.8%   87.0%   96.4%
Forest Creek                Elkhart, IN            81.5%   86.0%   70.9%
Foxhall Village             Raleigh, NC            85.1%   96.4%   93.0%
Golden Valley               Douglasville, GA       71.9%   71.9%   76.4%
Lakewood Estates            Davenport, IA          94.9%   94.8%   88.7%
Landmark Village            Fairburn, GA           81.6%   81.9%   96.9%
Marnelle                    Fayetteville, GA       94.4%   92.4%   71.2%
Oak Ridge                   Elkhart, IN            95.2%   97.9%   98.1%
Oakwood Forest              Greensboro, NC         73.9%   72.8%   90.7%
Pedaler's Pond              Lake Wales, FL         93.2%   97.2%   89.4%
President's Park            Grand Forks, ND        88.7%   92.6%   90.1%
Saddlebrook                 North Charleston, SC   91.9%   93.0%   73.7%
Southwind Village           Naples, FL             91.4%   89.7%   69.3%
Terrace Heights             Dubuque, IA            78.9%   76.7%   91.4%
Torrey Hills                Flint, MI              78.1%   74.6%   54.5%
Twin Pines                  Goshen, IN             94.4%   95.2%   77.5%
Villa                       Flint, MI              60.3%   59.1%   98.7%
Hunter Ridge                Jonesboro, GA          83.2%   82.8%   85.6%
Friendly Village - GA       Lawrenceville, GA      97.6%   98.2%   84.4%
Misty Winds                 Corpus Christi, TX     87.3%   89.6%   81.5%
Shadow Hills                Orlando, FL            77.4%   84.2%   89.6%
Smoke Creek                 Snellville, GA         82.8%   83.6%   87.5%
Woodlands of Kennesaw       Kennesaw, GA           89.4%   91.4%   75.9%
Sunset Vista                Magna, UT              80.7%   85.8%   86.4%
The Pines                   Ladson, SC             75.5%   77.2%   77.2%
Shady Hills                 Nashville, TN          77.9%   82.1%   54.1%
Trailmont                   Goodlettsville, TN     86.1%   78.6%   73.8%
Chisholm Creek              Park City, KS          61.8%   60.5%   95.3%
Big Country                 Cheyenne, WY           81.8%   74.2%   91.8%
Lakeside - GA               Lithia Springs, GA     94.4%   94.9%   75.5%
Plantation Estates          Douglasville, GA       92.2%   92.2%   77.7%
Lakeside - IA               Davenport, IA          74.7%   75.0%   96.4%
Evergreen Village - UT      Pleasant View, UT      75.5%   77.4%   97.3%
Chambersburg I & II         Chambersburg, PA       88.3%   93.3%   88.3%
Willow Creek Estates        Ogden, UT              94.4%   97.2%   80.2%
Kopper View MHC             West Valley City, UT   92.8%   82.2%  100.0%
Overpass Point MHC          Tooele, UT             72.4%   75.6%   80.2%
Valley View -- Ephrata II   Ephrata, PA            98.5%  100.0%  100.0%
-----------------------------------------------------------------------
TOTAL/WEIGHTED AVG.                                83.6%   83.2%   82.8%
-----------------------------------------------------------------------

                             TRAILING                 ANNUAL      ANNUAL      ANNUAL     TRAILING
                            12 MONTHS               EFFECTIVE   EFFECTIVE   EFFECTIVE   12 MONTHS
                            31-MAR-08   3/31/2008      2005        2006        2007     31-MAR-08
PROPERTY NAME                  OCC         OCC         RENT        RENT        RENT       RENT
-------------------------------------------------------------------------------------------------

Falcon Farms                   81.6%       78.5%      3,147       3,302       3,588       3,639
Forest Creek                   85.4%       88.0%      4,707       3,852       4,073       4,107
Foxhall Village                96.3%       96.5%      4,100       4,398       4,626       4,697
Golden Valley                  74.7%       85.8%      3,345       3,644       3,733       3,678
Lakewood Estates               92.2%       90.5%      3,306       3,650       3,870       3,936
Landmark Village               75.1%       73.7%      3,666       3,974       4,264       4,277
Marnelle                       87.5%       87.6%      3,694       4,010       4,345       4,376
Oak Ridge                      95.9%       92.2%      3,278       3,672       3,917       3,965
Oakwood Forest                 70.2%       68.6%      3,015       3,390       3,592       3,630
Pedaler's Pond                 98.6%      100.0%      3,117       3,251       3,310       3,343
President's Park               90.2%       89.2%      3,249       3,620       3,819       3,873
Saddlebrook                    90.0%       92.2%      3,083       3,485       3,836       3,884
Southwind Village              90.1%       89.8%      4,741       4,594       4,789       4,848
Terrace Heights                73.3%       72.6%      3,393       3,362       3,566       3,600
Torrey Hills                   67.8%       65.8%      4,297       4,424       4,658       4,696
Twin Pines                     89.9%       86.6%      3,519       3,824       3,973       3,998
Villa                          53.1%       49.8%      4,215       4,405       4,493       4,455
Hunter Ridge                   75.6%       72.9%      3,626       3,875       4,014       4,050
Friendly Village - GA          98.9%       98.5%      4,472       4,783       5,011       5,071
Misty Winds                    83.7%       81.2%      3,314       3,503       3,727       3,784
Shadow Hills                   88.3%       80.5%      4,360       4,450       4,598       4,664
Smoke Creek                    80.6%       81.1%      3,816       4,148       4,424       4,434
Woodlands of Kennesaw          88.7%       89.5%      4,313       4,604       4,868       4,912
Sunset Vista                   87.6%       87.3%      3,807       3,975       4,117       4,166
The Pines                      77.4%       81.5%      2,001       2,289       2,549       2,576
Shady Hills                    87.7%       89.1%      2,826       3,329       3,635       3,672
Trailmont                      76.9%       77.1%      3,494       4,112       4,302       4,289
Chisholm Creek                 53.1%       51.6%      2,646       2,920       2,967       2,987
Big Country                    73.4%       72.8%      2,796       2,828       2,977       2,995
Lakeside - GA                  94.6%       93.1%      3,088       3,512       3,737       3,792
Plantation Estates             89.6%       84.7%      3,213       3,471       3,682       3,768
Lakeside - IA                  75.3%       74.8%      2,926       3,307       3,678       3,698
Evergreen Village - UT         77.5%       77.6%      3,553       3,827       3,920       3,955
Chambersburg I & II            96.9%       96.9%      2,305       2,417       2,528       2,612
Willow Creek Estates           97.5%       98.5%      2,061       2,370       2,675       2,739
Kopper View MHC                87.8%       86.9%      3,317       3,591       3,947       3,999
Overpass Point MHC             79.6%       79.5%      2,801       2,876       3,096       3,134
Valley View -- Ephrata II     100.0%      100.0%      3,375       3,725       3,897       3,957
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG.            81.4%       80.9%      3,443       3,655       3,774       3,906
-------------------------------------------------------------------------------------------------

----------
(1)  Pursuant to Rule 409 under the Securities Act of 1933, as amended, the
     Depositor has not included herein selected financial data (as defined in
     Item 3.01 of Regulation S-K) related to the occupancy rates at the Farallon
     Portfolio properties for two of the prior five most recent years (the
     "Non-Provided Information"). The Farallon Portfolio was acquired in 2007 by the Farallon Portfolio borrowers. The Depositor and its affiliates are not affiliated with the Farallon Portfolio borrowers. The Depositor has requested the Non-Provided Information from the Farallon Portfolio borrowers. The Farallon Portfolio borrowers have informed the Depositor that it does not possess the Non-Provided Information and that the
     Non-Provided Information can not be obtained from the prior owners of the
     Farallon Portfolio.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

ARUNDEL MILLS

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Hanover, MD
Property Type                                                             Retail
Size (Square Feet)                                                     1,289,907
Percentage Physical Occupancy as of January 28, 2008                       99.1%
Year Built                                                                  2000
Year Renovated                                                              2006
Appraisal Value                                                     $550,000,000
# of Tenant Leases                                                           164
Average Rent Per Square Foot                                              $21.57
Underwritten Economic Occupancy                                            98.0%
Underwritten Revenues                                                $46,858,654
Underwritten Total Expenses                                          $15,385,604
Underwritten Net Operating Income (NOI)                              $31,473,050
Underwritten Net Cash Flow (NCF)                                     $30,444,640
2006 NOI                                                             $30,512,632
2005 NOI                                                             $28,239,656
2004 NOI                                                             $29,035,663
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                             Bank of America
Loan Group                                                                     1
Origination Date                                                   July 31, 2007
Cut-off Date Principal Balance(1)                                    $64,166,667
Cut-off Date Loan Balance Per Square Foot(1)                                $298
Percentage of Initial Mortgage Pool Balance                                 6.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          360
Call Protection                                            LO(34), Def(43), O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(1)                                                  70.0%
LTV Ratio at Maturity or ARD(1)                                            66.6%
Underwritten DSCR on NOI(1,2)                                              1.12x
Underwritten DSCR on NCF(1,3)                                              1.08x
--------------------------------------------------------------------------------

(1)  The $385,000,000 Arundel Mills Pari Passu Whole Loan has been split into four pari passu notes: the $128,333,334 Note A-1 (not included in the trust fund), the $128,333,333 Note A-2 (not included in the trust fund) and the
     $64,166,667 Note A-3 (included in the trust fund) and the $64,166,666 Note
     A-4 (not included in the trust fund). Calculations of LTV, DSCR and Cut-off
     Date Loan Balance Per Square Foot are based on the whole loan amount of
     $385,000,000.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.31x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.27x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Arundel Mills Loan Combination") is a $385.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall (the "Arundel Mills Mortgaged Property") containing 1,289,907 square feet located in Hanover, Anne Arundel County, Maryland. The Arundel Mills
Trust Mortgage Loan is structured as an "Indemnity Deed of Trust", which is specific to the State of Maryland, whereby the owner of the Arundel Mills
Borrower owns the Arundel Mills Mortgaged Property and therefore the owner executed the related loan agreement and security agreement. The Arundel Mills
Trust Mortgage Loan is part of a split loan structure evidenced by four pari passu notes referred to as the Arundel Mills Pari Passu Note A-3 (which is included in the Trust Fund), the Arundel Mills Pari Passu Note A-1 (which is not included in the Trust Fund), the Arundel Mills Pari Passu Note A-2 (which is not included in the Trust Fund) and the Arundel Mills Pari Passu Note A-4 (which is not included in the Trust Fund). The Arundel Mills Trust Mortgage Loan is
interest only for the first three years of the loan term, matures on August 1,
2014 and accrues interest at an annual rate of 6.1400%. The Arundel Mills Trust
Mortgage Loan represents approximately 6.8% of the initial mortgage pool balance and approximately 8.6% of the initial loan group 1 balance.

THE PROPERTY. The Arundel Mills Mortgaged Property consists of a fee simple interest in a regional mall built in 2000. The collateral improvements consist of the enclosed mall and two outparcel buildings. The one-story improvements contain a total of 1,289,907 gross leasable square feet and are situated on
148.12 acres. The Arundel Mills Mortgaged Property is currently occupied by 17 anchor tenants ranging in size from 20,296 to 127,672 square feet and 147 mall tenants ranging in size from 567 (kiosk) to 11,815 square feet.

The anchor tenants are Bass Pro Outdoor World, Muvico Theaters, Burlington Coat
Factory, Medieval Times Dinner & Tournament, Dave & Buster's, Best Buy, TJ Maxx,
Bed Bath & Beyond, Modell's Sporting Goods, Off 5th, Old Navy, Last Call Neiman
Marcus, FYE, Off Broadway Shoes, Books-A-Million, Children's Place and H&M,
which together occupy 60.2% of the total square feet and contribute 43.0% of the gross potential rental income. In-line shop space leasing over 10,000 square feet includes Gap Outlet, Liz Claiborne, Levis Outlet and Foodbrand. Together,
the in-line tenants and tenants leasing over 10,000 square feet occupy 38.9% of the total square feet and contribute 55.7% of the gross potential rental income.
There are 6,271 surface parking spaces, resulting in a parking ratio of 4.86 spaces per 1,000 square feet. In-line store sales as of December 31, 2007 were
$373 per square foot.

The Arundel Mills Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Arundel Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as Simon Property Group, L.P.
retains a majority interest in the borrower and $250,000 if Simon Property
Group, L.P. does not. The Arundel Mills Borrower is generally required at its sole cost and expense to keep the Arundel Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

The following table presents certain information relating to the major tenants at the Arundel Mills Mortgaged Property:

                               TENANT INFORMATION

                                                                                  CREDIT RATINGS      SQUARE
TENANT NAME                                        PARENT COMPANY            (FITCH/MOODY'S/S&P)(1)    FEET
--------------------------------------------------------------------------------------------------------------

Bass Pro Outdoor World              Bass Pro Shop, Inc.                                 NR           127,672
Muvico Theaters                     Muvico Theaters, Inc.                               NR           107,190
Burlington Coat Factory             Burlington Coat Factory Warehouse Corp.          CCC/B3/B         81,282
Medieval Times Dinner & Tournament  Medieval Times Dinner & Tournament                  NR            66,244
Dave & Buster's                     Dave & Buster's, Inc.                            NR/B3/B-         63,631
--------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                                                                      446,019
--------------------------------------------------------------------------------------------------------------

                                      % OF   BASE RENT     LEASE
TENANT NAME                            GLA      PSF     EXPIRATION
------------------------------------------------------------------

Bass Pro Outdoor World                  9.9%   $ 8.32    10/3/2016
Muvico Theaters                         8.3     31.00   12/31/2020
Burlington Coat Factory                 6.3      5.25    1/31/2011
Medieval Times Dinner & Tournament      5.1      4.67    8/31/2023
Dave & Buster's                         4.9     23.00   11/16/2010
------------------------------------------------------------------
TOTAL/WTD. AVG.                        34.6%   $14.76
------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills Mortgaged Property:

                           LEASE ROLLOVER SCHEDULE(1)

              NUMBER                                           % OF     CUMULATIVE                              CUMULATIVE
                OF        SQUARE      % OF         BASE        BASE       SQUARE     CUMULATIVE    CUMULATIVE    % OF BASE
              LEASES       FEET        GLA         RENT        RENT        FEET       % OF GLA     BASE RENT       RENT
YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------

Vacant          NAP        11,354       0.9%   $         0       0.0%       11,354       0.9%     $         0       0.0%
MTM              12        18,386       1.4        853,444       3.1        29,740       2.3          853,444       3.1
2008              9        33,330       2.6        769,961       2.8        63,070       4.9        1,623,404       5.9
2009              8        14,925       1.2        588,073       2.1        77,995       6.0        2,211,477       8.0
2010             57       326,577      25.3      8,186,598      29.7       404,572      31.4       10,398,075      37.7
2011             32       240,034      18.6      4,651,016      16.9       644,606      50.0       15,049,091      54.6
2012              6        50,478       3.9      1,657,222       6.0       695,084      53.9       16,706,313      60.6
2013              6        45,150       3.5      1,163,581       4.2       740,234      57.4       17,869,894      64.8
2014             11        49,432       3.8      1,254,492       4.5       789,666      61.2       19,124,386      69.4
2015              5        18,595       1.4        564,262       2.0       808,261      62.7       19,688,648      71.4
2016              9       210,261      16.3      2,359,880       8.6     1,018,522      79.0       22,048,528      80.0
2017              4        57,488       4.5      1,308,884       4.7     1,076,010      83.4       23,357,412      84.7
Thereafter        5       213,897      16.6      4,216,807      15.3     1,289,907     100.0       27,574,219     100.0
--------------------------------------------------------------------------------------------------------------------------
TOTAL           164     1,289,907     100.0%   $27,574,219     100.0%    1,289,907     100.0%     $27,574,219     100.0%
--------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

THE MARKET.(1) The Arundel Mills Mortgaged Property is located approximately 25 miles northeast of the District of Columbia and nine miles southwest of
Baltimore, Maryland within the Baltimore-Towson metropolitan statistical area.
Interstate 95, the major north/south arterial connecting the District of
Columbia and Baltimore, is located approximately 2.5 miles west of the Arundel
Mills Mortgaged Property. State Highway 100, which provides major east/west access to the area, is located directly north of the Arundel Mills Mortgaged
Property. The population is approximately 2.7 million in the Baltimore metropolitan statistical area. The population within a one-, three- and five-mile radius of the Arundel Mills Mortgaged Property is approximately
1,000, 39,000 and 113,000, respectively. Average household income is approximately $77,000 in the Baltimore-Towson metropolitan statistical area.
Average annual household income within a one-, three- and five-mile radius of the Arundel Mills Mortgaged Property is approximately $97,000, $90,000 and
$85,000, respectively. The major industry sectors of employment in the
Baltimore-Towson metropolitan statistical area are Services (45%), Government
(16%), Retail Trade (11%) and Finance, Insurance and Real Estate (9%). The
Baltimore retail market contains approximately 35.7 million square feet with an overall occupancy of 96.3%. Anne Arundel County retail submarket contains approximately 9.4 million square feet with an overall occupancy of 97.2%.

THE BORROWER. The "Arundel Mills Borrower" is Arundel Finance, L.L.C., a
Delaware limited liability company and a single purpose bankruptcy remote entity. Equity ownership is held 100% by Arundel Mills Limited Partnership, a
Delaware limited partnership, as the Sole Member, Manager and Guarantor of the
Arundel Mills Borrower. Equity ownership of the Arundel Mills Borrower is eventually held by The Mills Limited Partnership, a Delaware limited partnership, and Kan Am USA Tier II Limited Partnership, a Delaware limited partnership.

The sponsor of the Arundel Mills Trust Mortgage Loan is SPG-FCM Ventures, LLC,
a joint venture between Simon Property Group and Farallon Capital Management.
SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately
$8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 47 million square feet located in the United States and included the Arundel Mills
Mortgaged Property.

Simon Property Group (not rated by Fitch and Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, outlet centers and community shopping centers. The
Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the United States and Puerto Rico. In addition, Simon
Property Group has international holdings located in France, Italy, Poland,
Portugal, Japan, Mexico and Canada. As of the fiscal year ended December 31,
2006, Simon Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

(1)  Certain information was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

Farallon Capital Management L.L.C., founded in 1986 and headquartered in San
Francisco, California, manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management L.L.C. invests in public and private debt and equity securities, direct investments in private companies and real estate.

PROPERTY MANAGEMENT. The Arundel Mills Mortgaged Property is managed by Simon
Management Associates II, LLC, a borrower related entity.

LOCKBOX. Hard

ADDITIONAL DEBT. The Arundel Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders;
(d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Arundel Mills Loan Combination, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to 1.20x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, then the Arundel Mills
Borrower may still incur mezzanine financing, if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee has received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Arundel Mills Loan
Combination.

RELEASE PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

APPLE HOTEL PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           27
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                               3,439
Percentage Physical Occupancy(1)                                           75.3%
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                     $634,200,000
Underwritten Economic Occupancy                                            75.1%
Underwritten Revenues                                               $116,125,670
Underwritten Total Expenses                                          $69,995,525
Underwritten Net Operating Income (NOI)                              $46,130,145
Underwritten Net Cash Flow (NCF)                                     $40,651,655
TTM NOI(2)                                                           $47,853,151
2006 NOI                                                             $45,094,175
2005 NOI                                                             $36,951,113
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                             Bank of America
Loan Group                                                                     1
Origination Date                                               December 17, 2007
Cut-off Date Principal Balance(3)                                    $63,106,250
Cut-off Date Loan Balance Per Room(3)                                   $100,276
Percentage of Initial Mortgage Pool Balance                                 6.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.5000%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                      LO(6), GRTR of YM or 4%(6),
                                                           GRTR of YM or 3%(12),
                                                      GRTR of YM or 1%(94), O(2)
Lockbox                                          Soft at Closing, Springing Hard
Cut-off Date LTV Ratio(3)                                                  54.4%
LTV Ratio at Maturity or ARD(3)                                            54.4%
Underwritten DSCR on NOI(3)                                                2.06x
Underwritten DSCR on NCF(3)                                                1.81x
--------------------------------------------------------------------------------

(1)  Physical occupancy is a weighted average of the Apple Hotel Portfolio
     Properties as of 9/30/07 or 10/5/07.

(2)  The Trailing 12 NOI covers the period from 10/1/06 to 9/30/07 or 10/6/06 to
     10/5/07.

(3)  The $344,850,000 Apple Hotel Portfolio Loan Combination has been split into four pari passu notes: the $86,212,500 Note A-1 (not included in the trust fund), the $86,212,500 Note A-2 (not included in the trust fund), the
     $63,106,250 Note A-3 (included in the trust fund) and the $109,318,750 Note
     A-4 (not included in the trust fund). Calculations of LTV, DSCR and Cut-off
     Date Loan Balance Per Room are based on the total Apple Hotel Portfolio
     Loan Combination amount of $344,850,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Apple Hotel Portfolio Loan Combination"), is evidenced by four pari passu promissory notes and is secured by 27 cross-collateralized and cross-defaulted first priority mortgages on the Apple
Hotel Portfolio, a portfolio of 27 hotel properties located in 14 states (the
"Apple Hotel Portfolio Properties"). The Apple Hotel Portfolio Trust Mortgage
Loan represents approximately 6.7% of the initial mortgage pool balance and approximately 8.5% of the initial loan group 1 balance.

The Apple Hotel Portfolio Loan Combination was co-originated on December 17,
2007 by Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A., with each originator retaining a 50% pari passu portion of the original $344,850,000 whole loan. The Apple Hotel Pari Passu Note A-3 which is also referred to as the
"Apple Hotel Portfolio Trust Mortgage Loan" has a principal balance as of the cut-off date of $63,106,250 and has a remaining term of 115 months and a scheduled maturity date of January 1, 2018.

The Apple Hotel Portfolio Trust Mortgage Loan is part of a split loan structure evidenced by four pari passu notes referred to as the Apple Hotel Portfolio Pari
Passu Note A-1 (which was deposited in the Morgan Stanley Capital I Trust
2008-TOP29 transaction), the Apple Hotel Portfolio Pari Passu Note A-2 (which is currently held by Bear Stearns Commercial Mortgage, Inc.), the Apple Hotel
Portfolio Pari Passu Note A-3 (which is included in the Trust Fund), and the
Apple Hotel Portfolio Pari Passu Note A-4 (which is currently held by Bank of
America, N.A.). The pari passu interests in the Apple Hotel Portfolio Loan
Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan
Stanley Capital I Trust 2008-TOP29 transaction.

THE PROPERTIES. The Apple Hotel Portfolio Properties contain a total of 3,439 rooms constructed between 1984 and 2005, with an average age of approximately eight years. The Apple Hotel Portfolio Properties are flagged by Residence Inn
(11 hotels), Courtyard (9 hotels), Homewood Suites (4 hotels), Hilton Garden Inn
(2 hotels) and Springhill Suites (1 hotel), all of which are affiliates of either Marriott International, Inc. or Hilton Hospitality, Inc. Marriott
International, Inc. is a lodging company with more than 2,900 properties in the
United States and 67 other countries and territories. Hilton Hospitality, Inc.
is also a lodging company, with over 2,900 hotels in 76 countries and territories worldwide.

Homewood Suites, Spring Hill Suites and Residence Inn hotels are extended-stay hotels designed to meet the needs of travelers staying five nights or more. All of the extended stay properties provide complimentary services such as daily newspaper delivery, breakfast, evening social hour, and transportation to nearby destinations. Hilton Garden Inn and Courtyard hotels are select service hotels catering to the business and leisure travelers. These hotels feature a combination of suites and standard size rooms as well as business and leisure amenities, including a swimming pool, fitness facilities, high speed Internet access and a business center.

According to Smith Travel Research reports for the trailing 12 months ending
January 31, 2008 for each asset, the portfolio's average occupancy, ADR and
RevPAR penetrations were 109.7%, 113.7% and 124.4%, respectively.

The Apple Hotel Portfolio Properties were acquired by the Apple Hotel Portfolio
Borrower through a merger agreement with Apple Hospitality Five, Inc. Apple
Hospitality Five, Inc. was a publicly traded REIT which was sponsored by David
Lerner Associates, a privately held investment company which has underwritten six similar Apple REITs.

The Apple Hotel Portfolio Borrower is required by the related loan documents to obtain insurance against perils and acts of terrorism, provided such coverage is commercially available for properties similar to and located in or around the region in which the applicable individual Apple Hotel Portfolio Property is located; provided, however, the Apple Hotel Portfolio Borrower is not be required to obtain such a policy provided (A) the Apple Hotel Portfolio Borrower confirms in writing to the related mortgagee that it will protect and hold the mortgagee harmless from any losses associated with such risks by, among other things, either (i) depositing with the mortgagee sums sufficient to pay for all uninsured costs related to a restoration of the applicable Apple Hotel Portfolio
Property following any act of terrorism, or (ii) provided such act of terrorism occurs after the permitted prepayment date, prepaying the Apple Hotel Portfolio
Loan Combination in accordance with the related loan documents; (B) Inland
American Real Estate Trust, Inc. ("Inland American") executes a guaranty, in form and substance satisfactory to the mortgagee, guaranteeing in the event of any act of terrorism, payment to the mortgagee of any sums that Apple Hotel
Portfolio Borrower is obligated to pay to the mortgagee under clause (A) above and (C) (i) Inland American maintains a net worth of at least $500,000,000 (as determined by such entity's most recent audited financial statements), (ii)
Inland American maintains a direct or indirect ownership interest in Apple Hotel
Portfolio Borrower, and (iii) the aggregate loan-to-value ratio (as determined by the mortgagee) for all mortgaged real properties on which it has a direct or indirect ownership interest shall not exceed 55%, however, Inland American may exceed the 55% loan-to-value ratio for a period not to exceed six (6) months out of any twelve (12) month period either (x) during the time period when Inland
American is offering securities to the public, or (y) when in the business judgment of Inland American, exceeding a loan-to-value ratio of 55% is necessary given existing circumstances of the credit environment, if Inland American maintains a net worth greater than or equal to $600,000,000, but in no event will the loan-to-value ratio exceed 65%.

The Apple Hotel Portfolio Borrower is generally required at its sole cost and expense to keep the Apple Hotel Portfolio Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The following tables present certain information relating to the Apple Hotel
Portfolio Properties:

                                                                   ALLOCATED
                                                                      LOAN          PROPERTY
PROPERTY NAME                                    LOCATION            AMOUNT         SUB-TYPE
-----------------------------------------------------------------------------------------------

Marriott Courtyard Dunn Loring             Vienna, VA             $ 5,638,114   Limited Service
Marriott Courtyard Federal Way             Federal Way, WA          4,177,804   Limited Service
Hilton Garden Inn Westbury                 Westbury, NY             3,967,358   Limited Service
Marriott Residence Inn Cypress             Los Alamitos, CA         3,778,872   Extended Stay
Marriott Courtyard Addison                 Addison, TX              3,451,309   Limited Service
Marriott Courtyard Westchase               Houston, TX              3,052,377   Limited Service
Marriott Courtyard Tucson                  Tucson, AZ               2,933,430   Limited Service
Marriott Residence Inn West University     Houston, TX              2,397,251   Extended Stay
Hilton Homewood Suites Baton Rouge         Baton Rouge, LA          2,366,141   Extended Stay
Marriott Residence Inn Tucson              Tucson, AZ               2,336,862   Extended Stay
Marriott Residence Inn Westchase           Houston, TX              2,296,603   Extended Stay
Marriott Residence Inn Nashville           Nashville, TN            2,217,914   Extended Stay
Marriott Courtyard West University         Houston, TX              2,009,299   Limited Service
Marriott Residence Inn Hauppauge           Hauppauge, NY            1,978,189   Extended Stay
Marriott Courtyard Lebanon                 Lebanon, NJ              1,888,521   Limited Service
Hilton Homewood Suites Albuquerque         Albuquerque, NM          1,859,242   Extended Stay
Marriott Residence Inn Cranbury            Cranbury, NJ             1,829,962   Extended Stay
Marriott Residence Inn Somerset            Somerset, NJ             1,809,833   Extended Stay
Marriott Residence Inn Dallas-Fort Worth   Irving, TX               1,749,444   Extended Stay
Hilton Garden Inn Tampa                    Tampa, FL                1,731,144   Limited Service
Marriott Springhill Suites Danbury         Danbury, CT              1,670,756   Extended Stay
Marriott Residence Inn Park Central        Dallas, TX               1,641,476   Extended Stay
Hilton Homewood Suites Colorado Springs    Colorado Springs, CO     1,432,860   Extended Stay
Marriott Courtyard Fort Worth              Fort Worth, TX           1,381,622   Limited Service
Marriott Residence Inn Brownsville         Brownsville, TX          1,262,674   Extended Stay
Marriott Courtyard Harlingen               Harlingen, TX            1,242,544   Limited Service
Hilton Homewood Suites Solon               Solon, OH                1,004,649   Extended Stay
-----------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                                          $63,106,250

                                                                                  OCCUPANCY
                                              U/W NET     YEAR BUILD /           (TTM AS OF
PROPERTY NAME                               CASH FLOW      RENOVATED     ROOMS   1/31/08)(1)
--------------------------------------------------------------------------------------------

Marriott Courtyard Dunn Loring             $ 3,541,220     2005 / NAP      206     70.6%
Marriott Courtyard Federal Way               2,230,005    2000 / 2006      160     78.8%
Hilton Garden Inn Westbury                   2,633,194     2000 / NAP      140     79.6%
Marriott Residence Inn Cypress               2,435,618     2002 / NAP      155     83.3%
Marriott Courtyard Addison                   1,930,643    2000 / 2006      176     60.8%
Marriott Courtyard Westchase                 2,000,956     1999 / NAP      153     68.8%
Marriott Courtyard Tucson                    1,792,226    1996 / 2004      153     72.4%
Marriott Residence Inn West University       1,583,077     2004 / NAP      120     76.4%
Hilton Homewood Suites Baton Rouge           1,732,679     1999 / NAP      115     87.3%
Marriott Residence Inn Tucson                1,973,799     2004 / NAP      120     82.6%
Marriott Residence Inn Westchase             1,404,084     1999 / NAP      120     81.4%
Marriott Residence Inn Nashville             1,439,968    1984 / 2000      168     84.8%
Marriott Courtyard West University           1,291,268     2004 / NAP      100     74.9%
Marriott Residence Inn Hauppauge             1,363,156     2000 / NAP      100     81.0%
Marriott Courtyard Lebanon                   1,036,599     2003 / NAP      125     66.6%
Hilton Homewood Suites Albuquerque           1,379,819     2000 / NAP      151     74.8%
Marriott Residence Inn Cranbury              1,278,725     2002 / NAP      108     74.7%
Marriott Residence Inn Somerset              1,192,721     2002 / NAP      108     84.8%
Marriott Residence Inn Dallas-Fort Worth     1,147,010     2001 / NAP      100     73.6%
Hilton Garden Inn Tampa                        955,535     1999 / NAP       95     74.8%
Marriott Springhill Suites Danbury           1,037,636     2002 / NAP      106     77.3%
Marriott Residence Inn Park Central          1,077,723     2002 / NAP      139     71.1%
Hilton Homewood Suites Colorado Springs        871,220     2001 / NAP      127     66.6%
Marriott Courtyard Fort Worth                  846,528     2004 / NAP       92     69.8%
Marriott Residence Inn Brownsville             965,771     2000 / NAP      102     77.9%
Marriott Courtyard Harlingen                   897,994     1996 / NAP      114     72.9%
Hilton Homewood Suites Solon                   612,478     2002 / NAP       86     71.7%
------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   $40,651,655                   3,439     75.3%
------------------------------------------------------------------------------------------

(1)  Data provided by Smith Travel Research.

                                                TRAILING
                             2005      2006    12-MONTH(1)   UNDERWRITTEN
-------------------------------------------------------------------------
Average Daily Rate (ADR)   $100.33   $111.40     $116.93       $117.54
Occupancy %                   75.6%     75.3%       75.3%         75.1%
RevPAR                     $ 75.88   $ 83.84     $ 88.10       $ 88.29
-------------------------------------------------------------------------

(1)  The Trailing 12 NOI covers the period from 10/1/2006 to 9/30/2007 or
     10/6/2006 to 10/5/2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

       APPLE HOTEL PORTFOLIO AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

             COMPETITIVE SET(1)         APPLE HOTEL PORTFOLIO(2,3)        PENETRATION FACTOR
------------------------------------------------------------------------------------------------
YEAR    OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY    ADR    REVPAR
------------------------------------------------------------------------------------------------

2004      66.8%     $ 88.40   $59.21     72.6%     $ 95.95   $69.61     108.7%    108.5%  117.6%
2005      70.3%     $ 93.00   $65.71     75.6%     $100.33   $75.88     107.5%    107.9%  115.5%
2006      70.1%     $102.10   $71.83     75.3%     $111.40   $83.84     107.4%    109.1%  116.7%
2007      68.3%     $103.07   $70.78     75.3%     $116.93   $88.10     110.2%    113.4%  124.5%
------------------------------------------------------------------------------------------------

(1)  Data provided by Smith Travel Research.

(2)  Based on operating statements provided by the Apple Hotel Portfolio
     Borrower.

(3)  2007 data is based off 9/30/07 TTM or 10/5/07 TTM.

THE MARKET. The portfolio is geographically diversified among 15 metropolitan statistical areas and across 14 states.

THE BORROWER. The "Apple Hotel Portfolio Borrower" consists of 54 individual borrowing entities, including 34 Delaware limited liability companies and 20
Illinois limited partnerships, each owning no material assets other than the
Apple Hotel Portfolio Properties and related interests. The Apple Hotel
Portfolio Borrower is sponsored by Inland American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in assets and more than 100 million square feet of commercial property.

PROPERTY MANAGEMENT. The Apple Hotel Portfolio Properties are managed by
Springhill SMC Corporation, Interstate Management Company, L.L.C., Courtyard
Management Corporation, Residence Inn by Marriott, Inc., Hilton Hotels
Corporation and Promus Hotels, Inc.

LOCKBOX. The Apple Hotel Portfolio loan documents require a soft lockbox. The property managers/operating lessee borrowers remit net revenue (i.e., after the payment of operating expenses under the applicable management agreement) from the applicable property to a clearing account and upon a trigger event, funds in the clearing account are transferred to a cash management account. A hard lockbox is triggered (i) upon an event of default, (ii) upon bankruptcy of any entity comprising the Apple Hotel Portfolio Borrower, (iii) upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without lender consent, if applicable, under the loan documents, or
(v) if at any time the aggregate DSCR is less than or equal to 1.45x based on the preceding twelve months (unless the aggregate DSCR is greater than 1.25x and the Apple Hotel Portfolio Borrower in accordance with the loan documents delivers cash or a letter of credit in an amount resulting in an aggregate DSCR of at least 1.55x).

A cash sweep is triggered (i) upon an event of default, (ii) upon bankruptcy of any entity comprising the Apple Hotel Portfolio Borrower, (iii) upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without mortgagee consent, if applicable, under the loan documents or
(v) if at any time, the aggregate DSCR is less than 1.25x for the preceding twelve months.

ESCROWS. Real estate tax and insurance reserves spring if the Apple Hotel
Portfolio Borrower fails to provide evidence of payment of taxes and other charges or evidence that the Apple Hotel Portfolio Properties are insured in accordance with the loan documents. A deferred maintenance reserve springs if the Apple Hotel Portfolio Borrower does not complete the immediate repairs and short term repairs by June 17, 2008 and December 17, 2008, respectively, as outlined in the loan documents. The Furniture, Fixture & Equipment (FF&E)
reserve springs if the Apple Hotel Portfolio Borrower fails to make necessary replacements to or maintain the Apple Hotel Portfolio Properties or an event of default occurs. Additionally, the property managers are required, under their respective management agreements, to make monthly FF&E deposits into a separate account that will be controlled by the lender upon the expiration/termination of a management agreement. The sponsor, Inland American Real Estate Trust, Inc., has guaranteed up to $20,000,000 of the Apple Hotel Portfolio Borrower's Product
Improvement Plan (PIP) obligations under the franchise agreements for the Apple
Hotel Portfolio Properties. In the event that the PIP requirements under the franchise agreements exceeds $20,000,000, the Apple Hotel Portfolio Borrower is required to deposit the amount in excess of $20,000,000 into an account controlled by the lender or deposit a letter of credit in such excess amount with the lender, subject to the conditions in the related loan documents.

ADDITIONAL DEBT. Not permitted.

RELEASE AND SUBSTITUTION PROVISIONS. The Apple Hotel Portfolio Borrower may
release any of the Apple Hotel Portfolio Properties from the lien of the Apple
Hotel Portfolio Loan Combination, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 120% of the allocated loan amount for the released Apple Hotel Portfolio Property

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

plus the applicable yield maintenance premium, (ii) the LTV of the remaining properties immediately following the release is not greater than the lesser of
(x) 55% and (y) the LTV immediately prior to the release, (iii) the aggregate
DSCR immediately following the release is equal to or greater than the greater of (x) 1.65x and (y) the aggregate DSCR with respect to the remaining properties for the 12 full calendar months immediately preceding the release and (iv) no more than 40% of the cash flow for the remaining properties can be derived from any particular State, Commonwealth or market.

The Apple Hotel Portfolio Borrower may substitute any of the Apple Hotel
Portfolio Properties by substituting a replacement property for an individual
Apple Hotel Portfolio Property, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the allocated loan amount of the substituted property, when aggregated with the allocated loan amounts for all previously substituted properties, shall not exceed $86,212,500,
(ii) the replacement property is not located in the State of Texas (unless a property located in the State of Texas has been previously released), (iii) the appraised value of the replacement property is not less than the greater of the value of the substituted property at loan origination and the value of the substituted property on the date of the substitution, (iv) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate
DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (v) the net operating income for the replacement property does not show a downward trend over three consecutive years prior to the substitution,
(vi) the aggregate DSCR (for the 12 month period immediately preceding the substitution) for the replacement property is not less than that for the substituted property, (vii) no more than 40% of the cash flow for the portfolio immediately after the substitution can be derived from any particular State,
Commonwealth or market, (viii) the payment of a fee equal to 1% of the allocated loan amount for the substituted property and (ix) the lender has received confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the series 2008-TOP29 certificates and the series MLMT 2008-C1 certificates and any other securities secured by an interest in the Apple Hotel
Portfolio Loan Combination.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

FORT OFFICE PORTFOLIO

                               [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            3
Location (City/State)                                                Phoenix, AZ
                                                                     Houston, TX
                                                                       Omaha, NE
Property Type                                                             Office
Size (Square Feet)                                                       340,708
Percentage Physical Occupancy as of March 31, 2008                        100.0%
Year Built                                                               Various
Year Renovated                                                               NAP
Appraisal Value                                                      $66,675,000
# of Tenant Leases                                                             8
Average Rent Per Square Foot                                             Various
Underwritten Economic Occupancy                                            94.8%
Underwritten Revenues                                                 $6,595,580
Underwritten Total Expenses                                           $2,430,116
Underwritten Net Operating Income (NOI)                               $4,165,464
Underwritten Net Cash Flow (NCF)                                      $4,150,832
Most Recent NOI(1)                                                    $4,352,624
2006 NOI                                                              $3,896,757
--------------------------------------------------------------------------------

                               [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   July 18, 2007
Cut-off Date Principal Balance                                       $49,800,000
Cut-off Date Loan Balance Per Square Foot                                   $146
Percentage of Initial Mortgage Pool Balance                                 5.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          420
Call Protection                                              LO(34),Def(83),O(3)
Lockbox                                                           Springing Hard
Cut-off Date LTV Ratio                                                     74.7%
LTV Ratio at Maturity or ARD                                               71.3%
Underwritten DSCR on NOI(2)                                                1.24x
Underwritten DSCR on NCF(3)                                                1.23x
--------------------------------------------------------------------------------

(1)  The Most Recent NOI reflects annualized data from 7/18/2007 to 3/31/2008.

(2)  The underwritten DSCR on NOI during the initial interest only period is
     1.40x.

(3)  The underwritten DSCR on NCF during the initial interest only period is
     1.39x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                         [FOUR MAPS AND LEGEND OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Fort Office Portfolio Loan") is evidenced by a single promissory note secured by a first priority fee mortgage encumbering three office/flex properties (the "Fort Office Portfolio Properties") located in
Houston, Texas, Omaha, Nebraska, and Phoenix, Arizona. The Fort Office Portfolio
Loan represents approximately 5.2% of the initial mortgage pool balance and approximately 6.7% of the initial loan group 1 balance.

The Fort Office Portfolio Loan was originated on July 18, 2007 and has a principal balance as of the cut-off date of $49,800,000. The Fort Office
Portfolio Loan has a remaining term of 110 months to its maturity date of August
8, 2017. The Fort Office Portfolio Loan may be prepaid after May 8, 2017 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2008-C1 securitization trust.

THE PROPERTY. The Fort Office Portfolio Loan is secured by the fee interest in four multi-tenant and one single-tenant office buildings with a combined 340,708 square feet of net rentable area located in Houston, Texas, Omaha, Nebraska, and
Phoenix, Arizona.

Foothills Corporate Center II, located approximately 10 miles southeast of downtown Phoenix, Arizona, consists of two, one-story office/flex buildings containing a total of 144,908 sq.ft. of rentable area. The buildings were constructed in 2000 on a 13.95-acre parcel of land and are 100.0% leased to four tenants including Global Crossing Telecommunications, AT&T Corporation and
Alaska Airlines.

Northbelt III & IV is comprised of two, one-story office/flex buildings totaling
107,200 sq.ft. located approximately 15 miles northwest of the Houston, Texas
Central Business District. The buildings, situated on a 10.37-acre site, were constructed in 2003 and are 100.0% leased to three tenants including the United
States Postal Service, Express Jet Airlines, Inc. and Unisys Item Processing
Services.

The ConAgra Building is an 88,600 sq.ft., 3-story office building located approximately 8 miles northwest of downtown Omaha, Nebraska. Originally constructed in 2002, the building is located on a 5.05-acre site and is 100.0%
leased to ConAgra Foods, Inc. (NYSE: CAG, rated BBB by Fitch, Baa2 by Moody's and BBB+ by S&P.).

The following table present certain information regarding the Fort Office
Portfolio Properties:

                        FORT OFFICE PORTFOLIO PROPERTIES

                                                    CUT-OFF DATE                  SQUARE   % OF TOTAL              APPRAISED
PROPERTY NAME                     CITY     STATE  ALLOCATED BALANCE  YEAR BUILT    FEET   SQUARE FEET  OCCUPANCY     VALUE
-----------------------------------------------------------------------------------------------------------------------------

Foothills Corporate Center II   Phoenix     AZ       $21,300,000       2000      144,908      42.5%      100.0%   $29,625,000
Northbelt III & IV              Houston     TX        15,000,000       2003      107,200      31.5       100.0     19,550,000
ConAgra Building                Omaha       NE        13,500,000       2002       88,600      26.0       100.0     17,500,000
-----------------------------------------------------------------------------------------------------------------------------
TOTALS/WEIGHTED AVERAGE                              $49,800,000                 340,708     100.0%      100.0%   $66,675,000
-----------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the tenants at the
Fort Office Portfolio:

                       FORT OFFICE PORTFOLIO PROPERTIES(1)

                                                                  CREDIT RATINGS                    BASE
                                                                  (FITCH/MOODY'S   SQUARE   % OF    RENT      LEASE       RENEWAL
PROPERTY NAME               TENANT NAME         PARENT COMPANY       /S&P)(2)       FEET    GLA     PSF    EXPIRATION     OPTIONS
-----------------------------------------------------------------------------------------------------------------------------------

Foothills Corporate    Global Crossing       Global Crossing Ltd        NR         65,652   19.3%  $12.60   2/28/2009   Two, 5-year
      Center II        Telecommunications
                       AT&T Corporation      AT&T Inc
                       Alaska Airlines       Alaska Air Group         A/A2/A       40,459   11.9    13.50   9/30/2010   One, 3-year
                       Exhibitone            Inc Exhibitone          NR/B1/B+      30,212    8.9    12.60   7/31/2017   Two, 5-year
                       Corporation           Corporation                NR          8,585    2.5    11.40   6/30/2010   One, 5-year
                                                                                  -------------------------------------------------
   Subtotal/Wtd. Avg.
Northbelt III & IV     United States Postal  United States                        144,908   42.5%  $12.78
                       Service               Postal Service             NR         55,700   16.3%  $12.50   8/31/2014  One, 10-year
                       Express Jet           Expressjet
                       Airlines, Inc.        Holdings Inc               NR         41,744   12.3    12.92   8/31/2012   One, 6-year
                       Unisys Item
                       Processing Services   Unisys Corp            BB-/B2/B+       9,756    2.9    13.00   3/31/2010   Two, 1-year
                                                                                  -------------------------------------------------
   Subtotal/Wtd. Avg.                                                             107,200   31.5%  $12.71
ConAgra Building       ConAgra Foods, Inc    ConAgra Foods, Inc   BBB/Baa2/BBB+    88,600   26.0%  $13.58  12/31/2016   Two, 5-year
                                                                                  -------------------------------------------------
   Subtotal/Wtd. Avg.                                                              88,600   26.0%  $13.58
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                             340,708  100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Fort Office Portfolio Borrower's rent roll dated
     3/31/2008.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Fort Office Portfolio Properties:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                          CUMULATIVE
            NUMBER OF                                        % OF     CUMULATIVE  CUMULATIVE  CUMULATIVE     % OF
              LEASES   SQUARE FEET  % OF GLA   BASE RENT  BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING
--------------------------------------------------------------------------------------------------------------------

Vacant         NAP             0       0.0%   $        0      0.0%           0          0%    $        0        0%
MTM              0             0       0.0             0      0.0            0        0.0              0      0.0
2008             0             0       0.0             0      0.0            0        0.0              0      0.0
2009             1        65,652      19.3       827,220     18.7       65,652       19.3        827,220     18.7
2010             3        58,800      17.3       770,892     17.5      124,452       36.5      1,598,112     36.2
2011             0             0       0.0             0      0.0      124,452       36.5      1,598,112     36.2
2012             1        41,744      12.3       539,332     12.2      166,196       48.8      2,137,444     48.4
2013             0             0       0.0             0      0.0      166,196       48.8      2,137,444     48.4
2014             1        55,700      16.3       696,250     15.8      221,896       65.1      2,833,694     64.1
2015             0             0       0.0             0      0.0      221,896       65.1      2,833,694     64.1
2016             1        88,600      26.0     1,203,188     27.2      310,496       91.1      4,036,882     91.4
2017             1        30,212       8.9       380,676      8.6      340,708      100.0      4,417,558    100.0
2018             0             0       0.0             0      0.0      340,708      100.0      4,417,558    100.0
Thereafter       0             0       0.0             0      0.0      340,708      100.0      4,417,558    100.0
--------------------------------------------------------------------------------------------------------------------
TOTAL            8       340,708     100.0%   $4,417,558    100.0%     340,708      100.0%    $4,417,558    100.0%
--------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Fort Office Portfolio Borrower's rent roll dated
     3/31/2008.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE MARKET.(1) Foothills Corporate Center II is a Class B office/flex property located in the South Mountain submarket which is approximately 10 miles southeast of the Phoenix, Arizona CBD. Primary access to the subject neighborhood is provided by the W. Ray Rd./W. Chandler Blvd and Interstate 10
interchanges, which are located approximately 1/2 mile to the northeast and southeast, respectively, of the property. As of year end 2007, the submarket's direct office vacancy was 5.1% with average asking rents of $13.80 psf.

Northbelt III & IV is a Class A flex/office property located in the northwest portion of the Houston MSA, approximately 15 miles northwest from the downtown
CBD. Primary access to the subject neighborhood is provided by N Sam Houston
Pkwy W "Beltway 8". The Beltway 8 interchange connects to all of the cities major highways including SH 249, IH-10, US 59, SH 288, the Hardy Tollroad, US
290 and the Westpark Tollroad. As of the fourth quarter 2007, the Northwest office submarket vacancy rate was 11.0% with average rents at $17.24 psf. As of third quarter 2007, the Northwest industrial submarket vacancy rate was 4.6%
with average rents at $6.79 psf.

The ConAgra Building is located in the northern suburban area of the Omaha,
Nebraska metro area and is considered a Class A suburban office building. The property is approximately 8 miles northwest of downtown Omaha and is within a technology office park designed and promoted for high tech use. Primary access to the subject neighborhood is provided by the 72nd street and Interstate 680 interchange which is located approximately 1/4 mile to the northeast. As of the first quarter 2008, the Suburban Northwest office submarkets average rent per square foot was $16.70 psf and the average vacancy was 7.4% for all building classes. The subject's competitive set, however, exhibited an occupancy of 100%
and the majority of rental rate comparables were between $11.38 psf and $16.35 psf with a concluded $13.40 psf rental rate as of May 2007.

THE BORROWER. The single purpose borrowing entity was FORT X, LLC, ("Fort") a
Delaware limited liability company, solely owned by FORT Properties Holding,
LLC, which in turn is owned by FORT Properties, Inc. (99.0%) and FORT Advisers,
Inc. (1.0%). The sponsor and non-recourse carve-out guarantor on the transaction is FORT Properties, Inc. Fort has transferred all of its interests in the Fort
Office Portfolio Properties to twenty-four tenant-in-common borrowers
(collectively, the "Borrower"). The principals of the Borrower have combined liquidity in excess of $50 million and net worth in excess of $190 million. When each individual Borrower assumed the Fort Office Portfolio Loan, a principal of such Borrower was required to sign a guaranty for the non-recourse carve-outs that are within the control of such individual Borrower.

PROPERTY MANAGEMENT. The properties will be managed by FORT Properties
Management, Inc., an affiliate of the Borrower.

LOCKBOX. The Fort Office Portfolio Loan documents require a springing hard lockbox and springing cash management. Upon the commencement of a Cash
Management Period (as defined below), the Borrower is required to establish (i)
a clearing account and cause all rents and other revenue to be deposited in such account and (ii) a cash management account that the lender may transfer, or caused to be transferred, any funds on deposit in the clearing account. A "Cash
Management Period" commences upon the occurrence of Cash Management Trigger
Event. A "Cash Management Trigger Event" means, if at any time during the term of the Fort Office Portfolio Loan (i) there is an event of default, (ii) (A)
AT&T fails to extend its lease term and the Borrower fails to timely make the leasing reserve monthly deposits required by the loan documents or (B) AT&T reduces its physical space by 30% or more and the Borrower fails to timely make the leasing reserve monthly deposits required by the loan documents, (iii)
ConAgra fails to extend its lease term and the Borrower fails to make any monthly deposits required pursuant to the loan documents or (iv) (A) Global
Crossing fails to extend its lease term and the Borrower fails to timely make the leasing reserve monthly deposits required by the loan documents or (B)
Global Crossing reduces its physical space by 30% or more, and the Borrower fails to timely make the leasing reserve monthly deposits required by the loan documents.

(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Fort Office Portfolio Loan:

                               ESCROWS / RESERVES

            TYPE:                          INITIAL       MONTHLY
            --------------------------------------------------------
            Tax                          $  533,821      $74,657
            Insurance                    $   12,177      $12,177
            Immediate Repairs            $   32,500      $     0
            Alaska Airlines Reserve      $  432,334      $     0
            TI & LC Reserve              $4,237,100(1)   $     0(1)
            Replacement Reserves         $  357,900      $     0
            --------------------------------------------------------

(1)  FOOTHILLS CORPORATE CENTER II: $2,-158,100. In the event that (i) AT&T
     Corporation ("AT&T"), within 9 mon ths prior to the stated expiration date of its lease, does not extend its  lease for a term of at least 5 years pursuant to substantially the same  terms and conditions, (ii) AT&T elects to reduce their physical space lea sed by 30% or more, (iii) Global Crossing
     Telecommunications ("Global Crossi ng"), within 9 months prior to the stated
     expiration date of its lease, does  not extend its lease for a term of at least 5 years pursuant to substantially the same terms and conditions or
     (iv) Global Crossing elects to reduce their physical space leased by 30% or more, Borrower will be required to deposit $13,888 per month ("Foothills
     Monthly Leasing Deposit") capped at $125,000 with respect to the Foothills
     Corporate Center II Property. If the initial reserve allocated to the
     Foothills Corporate Center II Property falls below $1,080,000 ("Foothills
     Cap Amount"), Borrower is required to replenish the account by depositing the Foothills Monthly Leasing Deposit in order to replenish the balance to the Foothills Cap Amount within 36 months from the date the balance first falls below the Foothills Cap Amount.

     If the Global Crossing lease has been extended for a term at least two years beyond the loan's maturity date or a replacement lease having a term which extends at least two years beyond the loan's maturity date has been entered into, the Foothills Cap Amount will be reduced by $351,000. If the
     AT&T lease has been extended for a term at least two years beyond the loan's maturity date or a replacement lease having a term which extends at least two years beyond the loan's maturity date has been entered into, the
     Foothills Cap Amount will be reduced by $429,000. If AT&T renews its lease or its space is re-leased to a replacement tenant for a term of at least 5 years, the amount of the initial deposit allocated to the Foothills
     Corporate Center II Property which exceeds $1,080,000 will be remitted back to the Borrower provided that the economic and physical occupancy level at each individual property is at least 90%.

     NORTHBELT III & IV: $1,279,000. In the event that prior to August 8, 2014
     (United States Postal Service lease expiration date), a portion of the initial deposit allocated to the Northbelt III and IV Property is disbursed to Borrower, the Borrower is required to replenish the $1,279,000 reserve amount on a straightline basis on each scheduled payment date. If the
     United States Postal Service renews its lease (one 10-year option remains), the amount in the reserve account allocated to the Northbelt III and IV
     Property will be remitted back to the Borrower provided that the economic and physical occupancy level at each individual property is at least 90%.

     CONAGRA BUILDING: $800,000. In the event that (i) ConAgra Foods, Inc
     ("ConAgra"), within 9 months prior to the stated expiration date of its lease, does not extend its lease for a term of at least 5 years pursuant to substantially the same terms and conditions, borrower will be required to deposit $16,667 per month capped at $150,000 with respect to the ConAgra
     Building Property. If ConAgra renews its lease or its space is re-leased to a replacement tenant for a term of at least 5 years, the amount in the reserve account allocated to the ConAgra Building Property will be remitted back to the Borrower provided that the economic and physical occupancy level at each individual property is at least 90%.

ADDITIONAL DEBT. Not permitted.

RELEASE PROVISIONS. At any time after the scheduled payment date that is three
(3) months prior to the maturity date, an individual Fort Office Portfolio
Property may be released from the lien of the related mortgage upon payment to
Lender of an amount equal to the greater of (x) 125% of the allocated loan amount and (y) the sales price of the applicable individual Fort Office
Portfolio Property less customary closing costs and prorations provided that, among other things (i) no event of default exists and (ii) the pro-forma aggregate debt service coverage ratio for the Fort Office Portfolio Loan immediately after such release shall be at least equal to the greater of (a)
1.20x and (b) the debt service coverage ratio for all of the Fort Office
Portfolio Properties immediately before the release.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE BIEWEND BUILDING

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Boston, MA
Property Type                                                             Office
Size (Square Feet)                                                       154,528
Percentage Physical Occupancy as of December 31, 2007                     100.0%
Year Built                                                                  1924
Year Renovated                                                   1985, 1999-2003
Appraisal Value                                                      $61,400,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                              $26.78
Underwritten Economic Occupancy                                           100.0%
Underwritten Revenues                                                 $4,169,531
Underwritten Total Expenses                                              $31,271
Underwritten Net Operating Income (NOI)                               $4,138,260
Underwritten Net Cash Flow (NCF)                                      $4,107,354
Annualized-3 months NOI (as of 11/30/2007)                            $3,796,036
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         PNC
Loan Group                                                                     1
Origination Date                                               September 5, 2007
Cut-off Date Principal Balance                                       $48,880,000
Cut-off Date Loan Balance Per Square Foot                                   $316
Percentage of Initial Mortgage Pool Balance                                 5.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.0000%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          NAP
Call Protection                                            LO(32), Def(25), O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.6%
LTV Ratio at Maturity or ARD                                               79.6%
Underwritten DSCR on NOI                                                   1.39x
Underwritten DSCR on NCF                                                   1.38x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Biewend Building Loan") is evidenced by a single promissory note and is secured by a first priority mortgage encumbering the fee simple interest in a medical office building (the "Biewend Building
Property") located in Boston, Massachusetts. The Biewend Building Loan represents approximately 5.2% of the initial mortgage pool balance and approximately 6.6% of the initial loan group 1 balance. The Biewend Building
Loan was originated on September 5, 2007 and has a principal balance as of the cut-off date of $48,880,000. The Biewend Building Loan has a remaining term of
52 months and is scheduled to mature on October 1, 2012. The Biewend Building
Loan may be prepaid on or after August 1, 2012 without penalty and permits defeasance with United States government obligations prior to such date beginning two years after the creation of the series 2008-C1 securitization trust.

THE PROPERTY. The Biewend Building Property is a 154,528 square foot, 14-story medical office building located at 260 Tremont Street on the west central edge of the Tufts - New England Medical Center Campus in downtown Boston,
Massachusetts. The Biewend Building Property was constructed in 1924 and received a major renovation in 1985, as well as a facade replacement in 2002.
The Biewend Building Property's 154,528 square feet is devoted to medical office use arranged with examination rooms and offices around the perimeter of the building with conference rooms, waiting areas, and more examination rooms in the interior areas.

THE TENANT. The New England Medical Center ("NEMC") was founded in 1796 by a group of Bostonians which included Paul Revere. NEMC is a not-for-profit, acute care hospital providing health care services to patients primarily in the greater Boston area, but also throughout New England and beyond. NEMC operates a campus facility that includes 1.8 million square feet of space in 17 buildings employing over 4,500 full-time employees and is located just south of Boston's financial district. This campus is anchored by the 451-bed floating hospital for children and NEMC is the principal teaching hospital for Tufts University School of Medicine.

NEMC has reported revenues of $678.0 million in 2007, which does not include a
$45 million gain in connection with the sale of certain properties. Total revenue was $653.2 million in 2006. With the completion of the sale-leaseback of the Biewend Building Property in September 2007, the company reduced total debt outstanding from $222.5 million in 2006 to $100.5 million, improving the total long-term debt to capital ratio from 43.4% to 19.5%.

The following table presents certain information relating to the sole tenant at
The Biewend Building Property:

                               TENANT INFORMATION

                                                    CREDIT
                             PARENT                 RATINGS           SQUARE    % OF    BASE RENT       LEASE
TENANT NAME                 COMPANY         (FITCH/MOODY'S/S&P(1))     FEET      GLA       PSF       EXPIRATION
----------------------------------------------------------------------------------------------------------------

New England Medical   New England Medical
Center Hospital       Center Hospital             NR/Baa3/NR         154,528   100.0%   $26.78(2)   9/04/2017(3)
----------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Tenant base rent escalates 3% annually. Base rent reflected is as of
     9/5/2008.

(3)  Tenant has one 5 year option to renew. Rent is equal to a 3% escalation of the then existing rental rate.

THE MARKET.(1) The Biewend Building Property is located in the Boston central business district office market which had a total inventory of 78,858,576 sf in
783 buildings as of year-end 2007. This office market exhibited an occupancy of
92.9% as of year-end 2007 with an average rental rate of $36.21/sf net. The market had as of year-end 2007 457,198 sf of net absorption with 11,848 sf delivered by year-end 2007. As of year-end 2007, there was 966,252 sf under construction in the market. Additionally, the Biewend Building Property is located in the Boston mid-town office sub-market which had a total inventory of approximately 6,388,134 sf in 64 buildings as of year-end 2007. This office sub-market exhibited an occupancy of 93.80% as of year-end 2007 with an average rental rate of $37.97/sf. As of year-end 2007, there were no new buildings under construction in this sub-market.

THE BORROWER. The borrowers (the "Biewend Building Borrowers") are 24 tenants-in-common (each, a "TIC"), each of which is a single purpose, bankruptcy remote Delaware limited liability company. Each TIC has waived its rights to partition the Biewend Building Property and has joint and several liability with respect to the Biewend Building Loan. The Biewend Building Borrowers are
sponsored by NNN Realty Advisors, Inc.

PROPERTY MANAGEMENT. The Biewend Building Property will be managed by Triple Net
Properties Realty, Inc., an affiliate of the Biewend Building Loan sponsors.

LOCKBOX. A hard lockbox was established upon origination of the Biewend Building
Loan. The loan documents require the Biewend Building Borrowers to direct tenants to pay rent directly into the lockbox account. So long as no event of default exists, any remaining funds in the lockbox account after debt service payments and other disbursements are required to be disbursed to the Biewend
Building Borrowers.

(1)  Based on information obtained from CoStar. No representation is made as to the accuracy of such information. Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Biewend Building Loan:

                               ESCROWS / RESERVES

           TYPE:                            INITIAL       MONTHLY
           ------------------------------------------------------
           Immediate Repairs(1)            $350,000       $    0
           Capital Expenditures(2)         $      0       $2,576
           Debt Service Reserve(3)         $120,532       $    0
           ------------------------------------------------------

(1)  The Immediate Repairs reserve consists of an upfront reserve in an amount equal to 125% of the cost of certain capital repairs to the Biewend
     Building Property to be completed by September 4, 2009. The Immediate
     Repairs reserve is held by First American Title Insurance Company, as escrow agent, pursuant to a Capital Repairs Escrow Agreement by and among the escrow agent, the Biewend Building Borrowers and New England Medical
     Center Hospitals, Inc. d/b/a Tufts-New England Medical Center, the sole tenant of the Biewend Building Property and an affiliate of the previous owner thereof. The Biewend Building borrowers have pledged their interest in the Immediate Repairs reserve account and the amounts held therein to the lender as additional security for the Biewend Building Loan and the written consent of the sole tenant is being sought.

(2)  The aggregate monthly capital expenditures escrow is capped at $61,812.

(3)  $10,044 shall be disbursed monthly beginning in November 2007 through
     October 2008 and applied to interest payments under the Biewend Building
     Loan so long as no event of default is in existence at the time of disbursement.

ADDITIONAL DEBT. Not permitted

RELEASE PROVISIONS. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

MANPOWER INC. HEADQUARTERS

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Milwaukee, WI
Property Type                                                             Office
Size (Square Feet)                                                       280,000
Percentage Physical Occupancy as of June 1, 2008                          100.0%
Year Built                                                                  2007
Year Renovated                                                               NAP
Appraisal Value                                                      $68,150,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                              $15.45
Underwritten Economic Occupancy                                           100.0%
Underwritten Revenues                                                 $4,325,000
Underwritten Total Expenses                                             $129,750
Underwritten Net Operating Income (NOI)                               $4,195,250
Underwritten Net Cash Flow (NCF)                                      $4,153,250
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller(1)                                          Bank of America
Loan Group                                                                     1
Origination Date                                                November 9, 2006
Cut-off Date Principal Balance                                       $46,620,001
Cut-off Date Loan Balance Per Square Foot                                   $167
Percentage of Initial Mortgage Pool Balance                                 4.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2100%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                            LO(33), Def(83), O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     68.4%
LTV Ratio at Maturity or ARD                                               58.9%
Underwritten DSCR on NOI                                                   1.21x
Underwritten DSCR on NCF                                                   1.20x
--------------------------------------------------------------------------------

(1)  The Manpower Inc. Headquarters Trust Mortgage Loan was originated by
     LaSalle Bank National Association and was acquired by Bank of America,
     National Association as a result of the acquisition of LaSalle Bank
     National Association by Bank of America Corporation.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Manpower Inc. Headquarters Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a central business district office building (the "Manpower Inc. Headquarters
Mortgaged Property") located in Milwaukee, Wisconsin. The Manpower Inc.
Headquarters Loan represents approximately 4.9% of the initial mortgage pool balance and approximately 6.3% of the initial loan group 1 balance.

The Manpower Inc. Headquarters Loan was originated on November 9, 2006 as a construction loan and converted to a permanent loan on August 31, 2007. The
Manpower Inc. Headquarters Loan has a principal balance as of the cut off date of $46,620,001. The Manpower Inc. Headquarters Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning after the earlier of three years from August 31,
2007, the date the construction loan converted to a permanent loan, or two years after the creation of the securitization trust.

THE PROPERTY. The Manpower Inc. Headquarters Mortgaged Property is a central business district office building constructed by the sponsors in 2006-2007. The four-story Class A improvements contain 280,000 net rentable square feet and are situated on 2.82 acres at the corner of the Milwaukee River and West Cherry
Street.

Adjacent to the Manpower Inc. Headquarters Mortgaged Property is an eight-level
1,260 space parking structure that is not part of the collateral for the
Manpower Inc. Headquarters Loan. Manpower Inc. has the exclusive rights to use
1,010 spaces. The Manpower Inc. Headquarters Mortgaged Property and the parking structure are connected via an elevated skywalk.

The Manpower Inc. Headquarters Mortgaged Property is 100.0% occupied by Manpower
Inc. under a 17-year lease expiring in 2024. The current rental rate per square foot of $15.45 increases annually commencing in the third lease year based upon a consumer price index formula. There are four five-year options to extend the lease with the rental rate per square foot for the first year of each extension period determined at the greater of the rental rate per square foot during the final year of the preceding term or 95% of the then fair market and increasing annually thereafter based upon the same consumer price index formula as during the initial lease term. The lease is triple net with Manpower Inc. paying all expenses.

Manpower Inc. (NYSE: "MAN") provides employment services in the United States,
France, Europe, the Middle East, Africa, Italy, Australia, Japan, Mexico,
Argentina, Canada and Asia. Manpower Inc. offers permanent, temporary, and contract recruitment services, employee assessment and selection services, training, outplacement, outsourcing and consulting services, as well as professional services to public accounting firms and other consulting groups delivering professional services in the areas of internal controls, tax, technology risk management, finance and accounting. Manpower Inc. was founded in
1948 and is headquartered at the Manpower Inc. Headquarters Mortgaged Property.

As of the fiscal year ended December 31, 2007, Manpower Inc. reported revenue of approximately $20.5 billion, net income of $484.7 million and stockholder equity of $2.7 billion.

The Manpower Inc. Headquarters Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism in such amount as is available at an annual premium generally not in excess of
110% of the total annual premium payable by the Manpower Inc. Headquarters
Borrower for 2007. The Manpower Inc. Headquarters Borrower is generally required at its sole cost and expense to keep the Manpower Inc. Headquarters Mortgaged
Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

The following table presents certain information relating to the major tenants at the Manpower Inc. Headquarters Mortgaged Property:

                               TENANT INFORMATION

                                     CREDIT RATINGS        SQUARE   % OF     BASE RENT     LEASE
TENANT NAME     PARENT COMPANY   (FITCH/MOODY'S/S&P)(1)     FEET     GLA         PSF     EXPIRATION
---------------------------------------------------------------------------------------------------

Manpower Inc.   Manpower Inc.          NR/Baa2/BBB-       280,000   100.0%     $15.45    8/31/2024
---------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Manpower Inc. Headquarters Mortgaged Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                              CUMULATIVE
        NUMBER OF                                           % OF       CUMULATIVE   CUMULATIVE   CUMULATIVE     % OF
         LEASES     SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT     BASE RENT
YEAR    EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------

2024        1         280,000      100.0%    $4,325,000     100.0%       280,000       100.0%    $4,325,000     100.0%
------------------------------------------------------------------------------------------------------------------------
TOTAL       1         280,000      100.0%    $4,325,000     100.0%       280,000       100.0%    $4,325,000     100.0%
------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE MARKET.(1) The Manpower Inc. Headquarters Mortgaged Property is located within the Milwaukee, Wisconsin metropolitan statistical area on the western side of downtown Milwaukee in the central business district. Milwaukee's central business district is divided into two submarkets separated by the Milwaukee
River. The downtown-east submarket is the financial district, consisting of law firms, insurance companies, lending institutions, and governmental services. The downtown-west submarket, within which the Manpower Inc. Headquarters Mortgaged
Property is located, is an adjacent office market, and includes retail and entertainment uses. The downtown-east submarket consists mostly of leased and multi-tenant office properties, while the downtown-west submarket consists mostly of owner occupied and single-tenant office properties.

Within the downtown-west submarket there are numerous public and institutional facilities, including the Milwaukee Public Library, Milwaukee County Courthouse,
Milwaukee Area Technical College, State of Wisconsin Office Building, the
18,000-seat Bradley Center, Midwest Airlines Center, U.S. Cellular Arena, Shops
of the Grand Avenue Mall, Police Administration Building and the Fire
Administration Building/Station. Other recent development projects in the neighborhood include the Riverwalk, Discovery World Museum, and an Imax Theater.
In addition, there are four major hotels in the neighborhood -- Hyatt, Holiday
Inn, Ramada and Hilton.

The appraiser identified 12 single tenant leases as being comparable to the
Manpower Inc. lease. Comparable rental rates per square foot range from $10.89 to $23.00 triple net. The appraiser concluded a submarket rental rate per square foot of $15.45 triple net. The Manpower Inc. rental rate per square foot is
$15.45 triple net.

Population is approximately 1.5 million in the Milwaukee, Wisconsin metropolitan statistical area, 950,000 in Milwaukee County and 600,000 in the city of
Milwaukee. The major industry sectors are Trade, Transportation and Utilities
(18%), Manufacturing (16%), Education and Health Services (16%), Professional
and Business Services (13%) and Government (11%).

THE BORROWER. Riverbend Place LLC (the "Manpower Inc. Headquarters Borrower") is
a Delaware limited liability company and a single purpose bankruptcy remote entity. Equity ownership is held 100% by The Brewery Works, Inc., a Wisconsin corporation as the Managing Member of the Manpower Inc. Headquarters Borrower.
Equity ownership is eventually held 30% by Gary P. Grunau, 16.67% each by Scott
A. Sampson, Steve J. Sampson and Linda Gale Sampson, and 10% each by Gretchen
Henry and Susan Dragasic, all as shareholders of The Brewery Works, Inc. As of the fiscal year ended June 13, 2007, The Brewery Works, Inc. reported stockholder equity of approximately $54.8 million.

Gary P. Grunau has over 42 years of construction and development experience and has been successful in the creation of many innovative urban projects in
Milwaukee, including the Hyatt Regency, Schlitz Park, the Wisconsin Center, Pier
Wisconsin, the Milwaukee Riverwalk System and the Time Warner Building. Scott A.
Sampson is the Managing Partner of Sampson Investments and is responsible for managing the Sampson family's real estate portfolio. Mr. Sampson manages 19 commercial real estate properties totaling in excess of 1,000,000 square feet.

PROPERTY MANAGEMENT. The Manpower Inc. Headquarters Mortgaged Property is
self-managed by The Brewery Works, Inc.

LOCKBOX. Hard

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to Manpower Inc. Headquarters Loan:

                               ESCROWS / RESERVES

          TYPE:                                INITIAL        MONTHLY
          -----------------------------------------------------------
          Construction Reserve Funds         $10,591,494         $0
          -----------------------------------------------------------

ADDITIONAL DEBT. The Redevelopment Authority of the City of Milwaukee, a public body corporate and politic organized and existing under the laws of the State of
Wisconsin, has provided the Manpower Inc. Headquarters Borrower with a
$3,000,000 subordinate loan. The Redevelopment Authority of the City of
Milwaukee, has also provided the Manpower Inc. Headquarters Borrower with authorization for future funding of up to $4,000,000 related to the development of the Manpower Inc. Headquarters Mortgaged Property that would be subject to a guarantee from the Manpower Inc. Headquarters Borrower.

RELEASE PROVISIONS. None.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

2550 NORTH HOLLYWOOD WAY

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Burbank, CA
Property Type                                                             Office
Size (Square Feet)                                                        88,063
Percentage Physical Occupancy as of March 24, 2008(1)                     100.0%
Year Built                                                                  1982
Year Renovated                                                              2000
Appraisal Value                                                      $29,000,000
# of Tenant Leases                                                            23
Average Rent Per Square Foot                                              $31.32
Underwritten Economic Occupancy                                            94.6%
Underwritten Revenues                                                 $2,817,910
Underwritten Total Expenses                                           $  994,991
Underwritten Net Operating Income (NOI)                               $1,822,919
Underwritten Net Cash Flow (NCF)                                      $1,695,789
12/31/2007 (T-5 Ann.) NOI                                             $1,754,832
2006 NOI                                                              $1,611,525
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION(2)
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                     Capmark
Loan Group                                                                     1
Origination Date                                                  August 2, 2007
Cut-off Date Principal Balance(3)                                    $19,060,000
Cut-off Date Loan Balance Per Square Foot                                   $216
Percentage of Initial Mortgage Pool Balance                                 2.0%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                             LO(33), Def(83),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio(4)                                                  65.7%
LTV Ratio at Maturity or ARD(4)                                            61.4%
Underwritten DSCR on NOI(5)                                                1.34x
Underwritten DSCR on NCF(6)                                                1.24x
--------------------------------------------------------------------------------

(1)  The 2550 North Hollywood Way Property is 100.0% leased but certain tenants may not be in physical occupancy.

(2)  Cut-off Date Principal balance and other information presented herein, unless otherwise specified, do not include the principal balance of the related subordinate non-trust B-note loan.

(3)  Represents a portion of a loan combination with an aggregate principal balance of $21,060,000, which is comprised of the mortgage loan and a
     $2,000,000 subordinate non-trust B-note loan.

(4)  Including the subordinate non-trust B-note loan, the Cut-off Date LTV Ratio is 72.6% and the LTV Ratio at Maturity is 67.9%.

(5)  Including the subordinate non-trust B-note loan, the Underwritten DSCR on
     NOI is 1.21x. The Underwritten DSCR on NOI during the interest only period is 1.59x and including the subordinate non-trust B-note loan, the
     Underwritten DSCR on NOI during the interest only period is 1.44x.

(6)  Including the subordinate non-trust B-note loan, the Underwritten DSCR on
     NCF is 1.13x. The Underwritten DSCR on NCF during the interest only period is 1.48x and including the subordinate non-trust B-note loan, the
     Underwritten DSCR on NCF during the interest only period is 1.34x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "2550 North Hollywood Way Loan") is evidenced by a single promissory note secured by a first priority deed of trust, assignment of rents and leases, security agreement and fixture financing statement encumbering the fee interest in a 6-story Class A office building located in Burbank, California (the "2550 North Hollywood Way Property"). The
2550 North Hollywood Way Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The 2550 North Hollywood Way Loan was originated on August 2, 2007, and has a principal balance as of the cut-off date of $19,060,000. The 2550 North
Hollywood Way Loan has a scheduled maturity date of September 1, 2017. The 2550
North Hollywood Way Loan permits defeasance in whole, but not in part, of the
2550 North Hollywood Way Loan with the United States Treasury obligations or other securities as are permitted with respect to REMIC collateral substitutions, beginning two years after the closing date of the Series 2008-C1 securitization trust. The 2550 North Hollywood Way Loan may be prepaid on or after June 1, 2017 without penalty.

The 2550 North Hollywood Way Property also secures a subordinate B-note (the
"2550 North Hollywood Way B-Note") with an original principal balance of
$2,000,000. The 2550 North Hollywood B-Note is co-terminus with the 2550 North
Hollywood Way Loan. The respective rights of the holder of the 2550 North
Hollywood Way Loan and the 2550 North Hollywood Way B-Note are governed by an intercreditor agreement, as described in the accompanying free writing prospectus under "Description of the Mortgage Pool--The Loan Combinations." The
holder of the 2550 North Hollywood Way B-Note, or its representative, will have the right, subject to the terms of the related intercreditor agreement, to replace the special servicer for the 2550 North Hollywood Way Loan and the right to direct and advise the applicable master and special servicer on various servicing matters, in each case, as described in the accompanying free writing prospectus under "Description of the Mortgage Pool--The Loan
Combinations."

THE PROPERTY. The 2550 North Hollywood Way Property is comprised of a 6-story,
Class A, 88,063 square foot office building located in Burbank, California. The
2550 North Hollywood Way Property was constructed in 1982 and renovated in
2000. The 2550 North Hollywood Way Property is situated on a 3.56 acre parcel located on the southeast corner of Hollywood Way and Thorton Avenue. The 2550
North Hollywood Way Property offers parking for 264 vehicles with additional spaces available from the adjacent Marriott Hotel. A cross-access easement exists between the 2550 North Hollywood Way Property and the adjacent Marriott
Hotel, which allows for unrestricted cross parking and pedestrian traffic between the two properties. The cross- access easement is governed by a
Reciprocal Parking and Maintenance Agreement recorded on December 24, 1997, pursuant to which, among other things, the 2550 North Hollywood Way Borrower will reimburse the owner of Marriott Hotel for 21.7% of the cost of any capital repairs to the parking areas including resealing, resurfacing and replacement of the landscaping and light fixtures.

As of March 24, 2008, the 2550 North Hollywood Way Property is 100.0% leased to
23 tenants, but certain tenants may not be in physical occupancy. The largest tenant, Terry Hines & Associates, is a full-service entertainment, advertising, promotion, publicity, and design firm. The second largest tenant, Karagozian &
Case, Inc. ("K&C"), is an engineering firm that provides mechanical system design and analysis. K&C provides research and development services to the government, product manufacturers, and other corporations. The third largest tenant, Bank of America, N.A. ("B of A"), is a publicly traded banking organization headquartered in Charlotte, North Carolina. B of A provides a diversified range of banking and non-banking financial services and trades under the ticker "BAC" on the NYSE.

The following table presents certain information relating to the major tenants at the 2550 North Hollywood Way Property:

                               TENANT INFORMATION

                                                                CREDIT RATINGS       SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                        PARENT COMPANY           (FITCH/MOODY'S/S&P)(1)    FEET     GLA      PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Terry Hines & Associates   Terry Hines & Associates, Inc.             NR             21,960   24.9%    $29.88    12/31/2011
Karagozian & Case, Inc.    Karagozian & Case, Inc.                    NR              9,651   11.0     $29.40     9/30/2012
Bank of America, N.A.(2)   Bank of America Corporation             AA/Aa2/AA          8,097    9.2     $47.15     9/30/2011
---------------------------------------------------------------------------------------------------------------------------
   TOTAL/WTD. AVG.                                                                   39,708   45.1%    $33.28
---------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  B of A sublet its entire space in 2002 to Intercept, Inc., who in turn has sublet the space to Garcia Research until 2009. Garcia Research has the right to renew the sublease, at the end of the sublease term in 2009, through 2011. In addition, the rents payable under the subleases are below the amount of rent underwritten by the lender.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 2550 North Hollywood Way Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                              % OF     CUMULATIVE                             CUMULATIVE
               NUMBER     SQUARE      % OF        BASE        BASE       SQUARE     CUMULATIVE   CUMULATIVE    % OF BASE
             OF LEASES     FEET        GLA        RENT        RENT        FEET       % OF GLA     BASE RENT      RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------

Vacant         NAP             0       0.0%    $        0      0.0%           0         0.0%     $        0       0.0%
MTM             3          8,180       9.3        306,055     11.1        8,180         9.3         306,055      11.1
2008            2          2,691       3.1         68,721      2.5       10,871        12.3         374,777      13.6
2009            4         10,358      11.8        280,153     10.2       21,229        24.1         654,930      23.7
2010            2          2,619       3.0         83,284      3.0       23,848        27.1         738,214      26.8
2011            6         41,977      47.7      1,352,950     49.1       65,825        74.7       2,091,164      75.8
2012            5         21,312      24.2        639,393     23.2       87,137        98.9       2,730,558      99.0
2013            1            926       1.1         27,224      1.0       88,063       100.0       2,757,782     100.0
2014            0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
2015            0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
2016            0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
2017            0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
2018            0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
Thereafter      0              0       0.0              0      0.0       88,063       100.0       2,757,782     100.0
------------------------------------------------------------------------------------------------------------------------
TOTAL          23         88,063     100.0%    $2,757,782    100.0%      88,063       100.0%     $2,757,782     100.0%
------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from 2550 North Hollywood Way Borrower's rent roll dated March 24, 2008 and does not account for termination options, if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE MARKET.(1) According to the appraisal by Cushman & Wakefield dated as of
July 24, 2007 (the "Appraisal"), the 2550 North Hollywood Way Property is
located in the Burbank submarket which is part of the larger Los Angeles North office sector. Burbank is located 12 miles northeast of downtown Los Angeles.
Burbank is home to Warner Brothers, Walt Disney Company ("Disney"), and NBC
Studios. Universal City, the CBS Studio Center and the Dream Works Campus are
also nearby. According to the Appraisal, Burbank has generally not suffered from periods of high unemployment due to the large corporations headquartered therein. The 2006 population of Burbank is currently estimated at approximately
105,895 residents. Burbank is well connected to the interstate network by the
Golden State Freeway (I-5), as well as the Hollywood Freeway (State Route
170/101) and the Ventura Freeway (State Route 134/US 101). The 2550 North
Hollywood Way Property is directly adjacent to the Bob Hope Airport. According to REIS, as of 4th quarter 2007, the Burbank vacancy is 4.7% and the average asking rent is $34.94.

THE BORROWER. The borrower is a four-party tenant-in-common structure among
2550 DAR, L.P., a single-purpose California limited partnership ("DAR"), 2550
RAV, L.P., a single-purpose California limited partnership ("RAV"), 2550 CFT,
L.P., a single-purpose California limited partnership ("CFT"), and 2550 NHW,
LLC, a single-purpose Delaware limited liability company ("NHW" and together with DAR, RAV and CFT, the "2550 North Hollywood Way Borrower"). DAR has a 30%
undivided interest in the 2550 North Hollywood Way Property, RAV has a 20%
undivided interest in the 2550 North Hollywood Way Property, CFT has a 20%
undivided interest in the 2550 North Hollywood Way Property and NHW has a 30%
undivided interest in the 2550 North Hollywood Way Property.

PROPERTY MANAGEMENT. The 2550 North Hollywood Way Property is managed by Unilev
Management Corp., a Texas corporation ("Unilev"), founded in 1992 by Dan and
Raymond Levy, two of the sponsors and non-recourse carve-out guarantors and indemnitors for the 2550 North Hollywood Way Loan. Unilev is a privately held real estate investment and management company headquartered in Beverly Hills,
California.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the 2550 North Hollywood Way Loan:

                               ESCROWS / RESERVES

            TYPE:                           INITIAL      MONTHLY
            -------------------------------------------------------
            Taxes                          $101,383      $16,897
            Insurance                      $  8,989      $ 2,996
            Replacement Reserve            $      0      $ 1,468(1)
            TI/LC Reserve                  $      0      $ 8,800(2)
            -------------------------------------------------------

(1)  Provided no event of default exists under the 2550 North Hollywood Way Loan documents, during any period in which the balance of the Replacement
     Reserve Account equals or exceeds $100,000 (the "Replacement Reserve
     Threshold"), the 2550 North Hollywood Way Borrower will not be required to make any monthly replacement deposits. At any time the balance of the
     Replacement Reserve Account is less than the Replacement Reserve Threshold, then, upon notice by the lender, the 2550 North Hollywood Way Borrower will resume monthly payments of the monthly replacement deposit in accordance with the 2550 North Hollywood Way Loan documents.

(2)  Provided no event of default exists under the 2550 North Hollywood Way Loan documents, during any period in which the balance of the TI/LC Reserve
     Account equals or exceeds $600,000 (the "TI/LC Threshold"), the 2550 North
     Hollywood Way Borrower will not be required to make any monthly TI/LC deposits. If occupancy at the 2550 North Hollywood Way Property is greater than 90% as of December 31, 2012 or any date thereafter, the TI/LC
     Threshold will be reduced to $200,000. At any time the balance of the TI/LC
     Reserve Account is less than the TI/LC Threshold, then, upon notice by the lender, the 2550 North Hollywood Way Borrower will resume monthly payments of the monthly TI/LC deposit in accordance with the 2550 North Hollywood
     Way Loan documents.

ADDITIONAL DEBT. As noted above, the 2550 North Hollywood Way Property also secures the 2550 North Hollywood Way B-Note.

RELEASE PROVISIONS. None

(1)  Certain information from this section was obtained from a third party appraisal or other third party sources. The appraisal or each such other source relies on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

LANDMARK TOWERS

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                               St. Paul, MN
Property Type                                                             Office
Size (Square Feet)                                                       212,959
Percentage Physical Occupancy as of January 31, 2008                       89.1%
Year Built                                                                  1983
Year Renovated                                                               NAP
Appraisal Value                                                      $26,700,000
# of Tenant Leases                                                            17
Average Rent Per Square Foot                                              $10.75
Underwritten Economic Occupancy                                            91.3%
Underwritten Revenues                                                 $5,320,434
Underwritten Total Expenses                                           $3,277,329
Underwritten Net Operating Income (NOI)                               $2,043,105
Underwritten Net Cash Flow (NCF)                                      $1,844,114
8/31/2007 (T-8 Ann.) NOI                                              $1,917,885
2006 NOI                                                              $1,899,474
2005 NOI                                                              $1,890,841
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       Dexia
Loan Group                                                                     1
Origination Date                                               December 28, 2007
Cut-off Date Principal Balance                                       $16,000,000
Cut-off Date Loan Balance Per Square Foot                                    $75
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.9500%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                             LO(29), Def(87),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     59.9%
LTV Ratio at Maturity or ARD                                               59.9%
Underwritten DSCR on NOI                                                   1.81x
Underwritten DSCR on NCF                                                   1.64x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Landmark Towers Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering the fee interest in those portions of a Class "A" office building and adjacent parking structure located in St. Paul, Minnesota, known as the Landmark Towers and Park
Towers, consisting of office condominium units (or residential condominium units converted to office use) covering 20 stories of the Landmark Towers and Park
Towers with 212,959 square feet of net rentable area, and condominium units covering 313 parking stalls in the adjacent parking structure (the "Landmark
Towers Mortgaged Property"). The Landmark Towers Loan represents approximately
1.7% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Landmark Towers Loan was originated on December 28, 2007, and has a principal balance as of the cut-off date of $16,000,000. The Landmark Towers
Loan has a remaining term of 115 months to its maturity date of January 11,
2018. The Landmark Towers Loan permits defeasance with United States government obligations beginning two years after the creation of the Series 2008-C1 securitization trust. The Landmark Towers Loan may be prepaid on or after
October 11, 2017 without penalty.

THE PROPERTY. The Landmark Towers Mortgaged Property is located in the central business district of St. Paul, which is in the east central portion of the Twin
Cities metropolitan area approximately 7 miles east of the central business district of Minneapolis. The Landmark Towers Mortgaged Property consists of the fee interest in the office condominium units (and certain residential condominium units converted to office use) and certain parking condominium units covering 20 stories, with 212,959 square feet of net rentable area, plus 313 parking stalls in the condominium property known as Landmark Towers and Park
Towers, a 25-story office/residential building and adjacent 7-level parking structure. The entire physical structure comprising the Landmark Towers and Park
Towers is the subject of one master condominium, consisting of three units, one for those portions of the building intended for office and commercial use, one for those portions of the building intended for residential use, and one for the integral parking ramp. Each of these three units of the master condominium is in turn the subject of a separate condominium: an office condominium consisting of
21 units, all of which are included in the Landmark Towers Mortgaged Property; a residential condominium consisting of 30 units, of which 10 units are included in the Landmark Towers Mortgaged Property (such that the owners of the Landmark
Towers Mortgaged Property do not have sufficient votes to elect a majority of the board of directors or control the residential condominium) and have been converted to office use; and a third condominium for the parking ramp consisting of 62 units, of which 28 units (comprising a majority of the votes for the board of directors for the parking condominium) are included in the Landmark Towers
Mortgaged Property. The Landmark Towers offices are currently 89.1% leased to 17 office tenants (189,653 square feet). The largest tenant is Green Tree
Servicing, LLC which leases approximately 47.4% of the total net rentable office area. Other major tenants include Citigroup Global Markets (13,129 square feet)
and Port Authority of the City (12,186 square feet).

The following table presents certain information relating to the major tenants at the Landmark Towers Mortgaged Property:

                               TENANT INFORMATION

                                                     CREDIT RATINGS       SQUARE   % OF   BASE RENT       LEASE
TENANT NAME                   PARENT COMPANY    (FITCH/MOODY'S/S&P)(1)   FEET(2)    GLA     PSF(2)    EXPIRATION(2)
-------------------------------------------------------------------------------------------------------------------

Green Tree Servicing, LLC           NAP                    NR            100,963   47.4%    $11.00     12/31/2017
Citigroup Global Markets      Citigroup, Inc.         AA-/Aa3/AA-         13,129    6.2       8.25      1/31/2011
Port Authority of the City          NAP                    NR             12,186    5.7       9.50      1/31/2013
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                   126,278   59.3%    $10.57
-------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Information obtained from Landmark Towers Borrower's rent roll dated
     1/31/08.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Landmark Towers Mortgaged Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                           CUMULATIVE
             NUMBER OF                                        % OF     CUMULATIVE  CUMULATIVE  CUMULATIVE    % OF
               LEASES   SQUARE FEET  % OF GLA   BASE RENT  BASE RENT  SQUARE FEET   % OF GLA    BASE RENT  BASE RENT
 YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING
---------------------------------------------------------------------------------------------------------------------

 Vacant            NAP       23,306      10.9% $        0        0.0%      23,306      10.9%   $       0        0.0%
 MTM                 1        2,885       1.4      24,522        1.2       26,191      12.3        24,522       1.2
 2008                0            0       0.0           0        0.0       26,191      12.3        24,522       1.2
 2009                2       13,215       6.2      89,943        4.4       39,406      18.5       114,465       5.6
 2010                2        3,955       1.9      26,616        1.3       43,361      20.4       141,081       6.9
 2011                5       33,558      15.8     269,701       13.2       76,919      36.1       410,782      20.1
 2012                3        7,698       3.6      84,480        4.1       84,617      39.7       495,262      24.3
 2013                2       23,344      11.0     394,717       19.4      107,961      50.7       889,979      43.6
 2014                0            0       0.0           0        0.0      107,961      50.7       889,979      43.6
 2015                1        4,035       1.9      38,333        1.9      111,996      52.6       928,312      45.5
 2016                0            0       0.0           0        0.0      111,996      52.6       928,312      45.5
 2017                1      100,963      47.4   1,110,593       54.5      212,959     100.0     2,038,905     100.0
 2018                0            0       0.0           0        0.0      212,959     100.0     2,038,905     100.0
 Thereafter          0            0       0.0           0        0.0      212,959     100.0     2,038,905     100.0
---------------------------------------------------------------------------------------------------------------------
 TOTAL              17      212,959     100.0% $2,038,905      100.0%     212,959     100.0%   $2,038,905     100.0%
---------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Landmark Towers Borrowers' rent roll dated
     1/31/08.

THE MARKET(1). The subject property is located in the Minneapolis/St. Paul office market. The market's fundamentals continued to improve during third quarter 2007. There were approximately 63.6 million square feet of office inventory as of the third quarter of 2007. Overall, Class A properties' net asking rates have increased over 14.21% year over year. The overall market absorbed 111,000 sf during the third quarter of 2007 compared to 208,950 sf in the third quarter of 2006. According to REIS, for the first quarter of 2008, office vacancy for this submarket, Midway/Greater St. Paul, was 10.7%, which is below the fourth quarter vacancy rate of 11.8% and overall absorption was positive. REIS reported average office rent for this submarket at $19.68/sf.

THE BORROWER. The borrowers consist of 28 separately owned single-purpose
Delaware limited liability companies that own the Landmark Towers Mortgaged
Property as tenants-in-common (the "Landmark Towers Borrowers"). The Landmark
Towers Borrowers acquired their respective tenant-in-common interests in the
Landmark Towers Mortgaged Property from affiliates of DBSI, Inc. (formerly known as DBSI Housing, Inc.) ("DBSI"), which executed a limited guaranty for certain non-recourse carveouts specified in the limited recourse carveout guaranty (the limited recourse carveout guaranty is also executed by Douglas L. Swenson, the principal of DBSI, although Mr. Swenson has no liability or obligation under the guaranty unless the net worth of DBSI falls below $80,000,000). The Landmark
Towers Borrowers master lease the entire Landmark Towers Mortgaged Property to
DBSI Landmark Towers Leaseco LLC, a single purpose Delaware limited liability company that is an affiliate of DBSI and has joined in the execution and delivery of the mortgage on the Landmark Towers Mortgaged Property in order to subject its master leasehold interest to the mortgage. The master lease and the rents under the master lease are not included in the underwritten revenues, net operating income, net cash flow or DSCR calculations or as part of the tenant lease, occupancy or tenant rollover information for the Landmark Towers Loan.

PROPERTY MANAGEMENT. The Landmark Towers Mortgaged Property is managed by DBSI
Realty Corporation, an affiliate of DBSI, which, pursuant to a sub-management agreement, has subcontracted property management functions for the Landmark
Towers Mortgaged Property to Colliers Turley Martin Tucker Company, a property management company that is not affiliated with DBSI or the Landmark Towers
Borrowers.

LOCKBOX. None

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Landmark Towers Loan:

                               ESCROWS / RESERVES

     TYPE:                                         INITIAL       MONTHLY
     ---------------------------------------------------------------------
     Taxes                                          $243,097       $60,774
     Immediate Repairs                              $128,750       $     0
     Green Tree Non-Renewal LOC (springing)      (see below)   (see below)
     Lease Termination Reserve (springing)       (see below)   (see below)
     TI&LC Reserve (springing)                   (see below)   (see below)
     ---------------------------------------------------------------------

GREEN TREE NON-RENEWAL LETTER OF CREDIT. If Green Tree Servicing LLC ("Green
Tree") has not by June 30, 2016 (eighteen months prior to the currently scheduled expiration of the lease of approximately 100,963 square feet of space to Green Tree), renewed or extended its lease term pursuant to a written binding intent to renew for at least a three year term, the Landmark Towers
Borrowers are required within ten business days thereafter to provide a letter of credit in the amount of $2,826,964 (the "Green Tree Non-Renewal Letter of
Credit"), satisfying standards set forth in the related loan documents, naming the lender under the Landmark Towers Loan as beneficiary. The Green Tree
Non-Renewal Letter of Credit will be released when the premises leased to Green
Tree is relet under replacement leases satisfying the requirements of the related loan documents for minimum 3 year lease terms at rents equal to or greater than the rent due under the last year of the Green Tree lease.

LEASE TERMINATION RESERVE. If any tenant vacates the property and pays the landlord a lease termination penalty fee, the Landmark Towers Borrowers are required to deposit such funds with the lender under the Landmark Towers Loan as a Lease Termination Reserve, for disbursement by the lender to Borrower to pay or reimburse Borrower for tenant improvements and leasing commissions incurred in connection with leases and leasing activities at the Landmark
Towers Mortgaged Property.

TI&LC RESERVE. Green Tree has provided to the landlord under the Green Tree lease, as security for its obligations under the Green Tree lease, a letter of credit in the initial amount of $5,000,000, and may from time to time provide a replacement letter of credit (the "Green Tree Letter of Credit"). In the event of a draw under any such Green Tree Letter of Credit, the Landmark Towers
Borrowers are obligated under the loan documents to deposit the draw proceeds with the lender under the Landmark Towers Loan as a TI&LC Reserve. In addition, while a Trigger Event (as described below) exists, the Landmark Towers
Borrowers are required to deposit monthly with the lender as deposits into the
TI&LC Reserve all excess cash flow from the Landmark Towers Mortgaged Property after the payment of debt service on the Landmark Towers Loan and reserve deposits and other sums due under the related loan documents and the payment of ordinary and reasonable operating expenses for the Landmark Towers Mortgaged
Property. A "Trigger Event" occurs (i) if the Landmark Towers Borrowers fail to deposit into the TI&LC Reserve the proceeds of any draw upon the Green Tree
Letter of Credit (such Trigger Event ends when such proceeds are so deposited),
(ii) if the Landmark Towers Borrowers fail to deposit with the lender the Green
Tree Letter of Credit, unless and until such Green Tree Letter of Credit is drawn upon or replaced with a replacement Green Tree Letter of Credit that is deposited with the lender (such Trigger Event ends in the event such Green Tree
Letter of Credit is deposited with the lender), (iii) if the Landmark Towers
Borrowers are entitled to draw upon the Green Tree Letter of Credit and fail to do so (such Trigger Event ends in the event the Landmark Towers Borrowers present the Green Tree Letter of Credit to be drawn upon), and (iv) if the
Landmark Towers Borrowers fail to provide to lender the Green Tree Non-Renewal
Letter of Credit if, as and when such Green Tree Non-Renewal Letter of Credit is required to be provided under the terms of the related loan documents (such
Trigger Event ends when such Green Tree Non-Renewal Letter of Credit is deposited with the lender or is no longer required or would be released under the terms of the related loan documents). Funds deposited into the TI&LC
Reserve are available for disbursement to pay or reimburse the Landmark Towers
Borrowers for tenant improvements and leasing commissions incurred in connection with leases and leasing activities at the Landmark Towers Mortgaged
Property, and for debt service on the Landmark Towers Loan and for the funding of required reserve deposits under the related loan documents.

ADDITIONAL DEBT. Not permitted.

RELEASE PROVISIONS. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

SAVOY PLAZA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                  Savoy, IL
Property Type                                                             Retail
Size (Square Feet)                                                       143,037
Percentage Physical Occupancy as of April 17, 2008                         95.0%
Year Built                                                                  1999
Year Renovated                                                              2007
Appraisal Value                                                      $21,100,000
# of Tenant Leases                                                            13
Average Rent Per Square Foot                                              $11.27
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $2,045,936
Underwritten Total Expenses                                             $550,699
Underwritten Net Operating Income (NOI)                               $1,495,236
Underwritten Net Cash Flow (NCF)                                      $1,431,654
9/30/2007 (T-9 Ann.) NOI                                              $1,242,681
2006 NOI(1)                                                             $360,031
2005 NOI(1)                                                             $359,120
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                     Capmark
Loan Group                                                                     1
Origination Date                                                 January 3, 2008
Cut-off Date Principal Balance                                       $15,694,822
Cut-off Date Loan Balance Per Square Foot                                   $110
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.4500%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                              LO(28),Def(87),O(5)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     74.4%
LTV Ratio at Maturity or ARD                                               64.1%
Underwritten DSCR on NOI                                                   1.26x
Underwritten DSCR on NCF                                                   1.20x
--------------------------------------------------------------------------------

(1)  The Savoy Plaza Property was redeveloped during 2006 and 2007, as a result of which the NOI for 2005 and 2006 is lower than the 2007 NOI.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Savoy Plaza Loan") is evidenced by a single promissory note secured by a first priority mortgage, assignment of rents and leases, security agreement and fixture financing statement encumbering the fee interest in a 143,037 SF grocer anchored retail shopping center located in the
Village of Savoy, Illinois (the "Savoy Plaza Property"). The Savoy Plaza Loan
represents approximately 1.7% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Savoy Plaza Loan was originated on January 3, 2008, and has a principal balance as of the cut-off date of $15,694,822. The Savoy Plaza Loan has a scheduled maturity date of February 1, 2018. The Savoy Plaza Loan permits defeasance in whole or in part, of the Savoy Plaza Loan with the United States
Treasury obligations or other securities as are permitted with respect to REMIC collateral substitutions, beginning two years after the closing date of the
Series 2008-C1 securitization trust. The Savoy Plaza Loan may be prepaid on or after October 1, 2017 without penalty.

THE PROPERTY. The Savoy Plaza Property is a comprised of a 143,037 SF grocer anchored retail shopping center located in the Village of Savoy, Illinois. The
Savoy Plaza Property was constructed in 1999 and expanded and redeveloped in
2006 and 2007. The property is located at the northeast corner of US-45 (Dunlap
Avenue) and Curtis Road, approximately three miles south of the Champaign central business district.

As of April 17, 2008, the Savoy Plaza Property is 95.0% leased to 13 tenants.
The largest tenant, Schnucks Markets, Inc. ("Schnucks") was founded in 1939 and is a privately-owned supermarket chain. They currently operate approximately
100 stores, the majority of which are in Missouri with the remaining located in
Tennessee, Mississippi, Illinois, Indiana, Wisconsin and Iowa. The second largest tenant is Pages For All Ages Bookstore, Inc. ("Pages"), a bookstore, which opened its first store in 1988. In addition to selling books, this Pages'
location also contains a cafe which sells drinks and pastries. The third largest tenant, Friar Tuck Beverages ("Friar"), is a wine, beer and liquor store that operates in 4 locations in downstate Illinois.

The following table presents certain information relating to the major tenants at the Savoy Plaza Property:

                               TENANT INFORMATION

                                                     PARENT                   CREDIT RATINGS
TENANT NAME                                         COMPANY               (FITCH/MOODY'S/S&P)(1)
------------------------------------------------------------------------------------------------

Schnucks Markets, Inc.               Schnucks Markets, Inc.                        NR
Pages For All Ages Bookstore, Inc.   Pages For All Ages Bookstore, Inc.            NR
Friar Tuck Beverages                 Friar Tuck Beverages                          NR
------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.
------------------------------------------------------------------------------------------------

                                     SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                           FEET    GLA       PSF      EXPIRATION
---------------------------------------------------------------------------

Schnucks Markets, Inc.               58,000   40.5%    $12.27    10/16/2024
Pages For All Ages Bookstore, Inc.   22,500   15.7     $ 9.81     1/31/2019
Friar Tuck Beverages                 17,641   12.3     $ 6.27     1/31/2014
---------------------------------------------------------------------------
TOTAL/WTD. AVG.                      98,141   68.6%    $10.63
---------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Savoy Plaza Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                                   CUMULATIVE
             NUMBER OF                                            % OF      CUMULATIVE   CUMULATIVE   CUMULATIVE      % OF
              LEASES     SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA     BASE RENT    BASE RENT
YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

Vacant          NAP          7,138        5.0%    $        0       0.0%        7,138         5.0%     $        0       0.0%
MTM               0              0          0              0       0.0         7.138         5.0               0       0.0
2008              2          4,045        2.8         55,130       3.6        11,183         7.8          55,130       3.6
2009              0              0        0.0              0       0.0        11,183         7.8          55,130       3.6
2010              0              0        0.0              0       0.0        11,183         7.8          55,130       3.6
2011              2          6,760        4.7         79,120       5.2        17,943        12.5         134,250       8.8
2012              0              0        0.0              0       0.0        17,943        12.5         134,250       8.8
2013              4         16,803       11.7        204,173      13.3        34,746        24.3         338,423      22.1
2014              1         17,641       12.3        110,609       7.2        52,387        36.6         449,032      29.3
2015              0              0        0.0              0       0.0        52,387        36.6         449,032      29.3
2016              1          6,160        4.3        106,260       6.9        58,547        40.9         555,292      36.3
2017              1          3,990        2.8         43,890       2.9        62,537        43.7         599,182      39.1
2018              0              0        0.0              0       0.0        62,537        43.7         599,182      39.1
Thereafter        2         80,500       56.3        932,285      60.9       143,037       100.0       1,531,467     100.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL            13        143,037      100.0%    $1,531,467     100.0%      143,037       100.0%      1,531,467     100.0%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Savoy Plaza Borrower's rent roll and does not account for termination options, if any.

THE MARKET(1). According to the appraisal by CB Richard Ellis dated as of
November 16, 2007 (the "Appraisal"), the Savoy Plaza Property is located in the
Village of Savoy, Illinois, which is situated in central Champaign County and is part of the Champaign-Urbana metropolitan statistical area (MSA). The
Champaign-Urbana MSA has an estimated 2007 population of 217,117 persons.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

The Savoy Plaza Property is located at the northeast corner of US-45 (Dunlap
Avenue) and Curtis Road. Curtis Road is a minor east -- west commercial thoroughfare and US-45 is a major commercial thoroughfare that traverses the
Champaign MSA in a north-south direction. The Savoy Plaza Property is located less than 2 miles from the University of Illinois, which has approximately
41,938 students (Fall 2006) including both full- and part-time enrollment, and graduate, professional and undergraduate students. The University of Illinois is the area's largest employer.

According to the Appraisal, the Champaign / Urbana MSA, in which the Savoy Plaza
Property is located, is part of the larger "Central Illinois Market", which contains approximately 18,071,106 square feet of retail space. The Appraisal states that the overall vacancy among the surveyed retail properties in the
Central Illinois market was approximately 5.6%. The Appraisal further states that within the market, rental rates are generally between $10.00 to $20.00 per square foot on a triple net basis.

THE BORROWER. The borrower is Regency Savoy Plaza LLC, a single-purpose Delaware limited liability company (the "Savoy Plaza Borrower").

PROPERTY MANAGEMENT. The Savoy Plaza Property is managed by Regency Property
Services LLC, an Indiana limited liability company ("Regency"), which is affiliated with the Savoy Plaza Borrower.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Savoy Plaza Loan:

                               ESCROWS / RESERVES

              TYPE:                   INITIAL           MONTHLY
              ---------------------------------------------------
              Taxes                 $   75,878         $10,840
              Insurance             $   14,291         $ 1,299
              Replacement Reserve   $        0         $ 1,889(1)
              TI/LC Reserve         $        0         $ 3,410(2)
              Earn-Out Reserve      $1,210,000(3)      $     0
              ---------------------------------------------------

(1)  Provided no event of default exists under the loan documents, the Savoy
     Plaza Borrower will not be required to make monthly payments to the
     Replacement Reserve at any time during which the balance of the Replacement
     Reserve Account equals or exceeds $107,080.

(2)  Provided no event of default exists under the loan documents, the Savoy
     Plaza Borrower will not be required to make monthly payments to the TI/LC
     Reserve at any time during which the balance of the TI/LC Reserve equals or exceeds $122,760 (without taking into account any amounts in this reserve relating to the Schnuck lease described below). The Savoy Plaza Borrower will have the option to submit a letter of credit in the same amount of the
     TI/LC Threshold. Additionally, the Savoy Plaza Borrower will be required to deposit all excess cash flow generated by the Savoy Plaza Property to the
     TI/LC Reserve upon the occurrence of certain events relating to the tenant
     Schnuck vacating or ceasing operations at the Savoy Plaza Property;
     provided that such payments will no longer be required upon satisfaction of certain conditions described in the Savoy Plaza Loan documents.

(3)  The earnout reserve was established at closing. The Savoy Plaza Borrower is entitled to amounts from this reserve subject to satisfaction of the following conditions, for a trailing 3-month period, on or before 3/1/2010:
     (i) annualized net operating income of $1,390,041 and (ii) physical occupancy of at least 90%; provided, that, if the Savoy Plaza Borrower fails to satisfy the foregoing conditions, lender will release a portion of the earnout reserve to Savoy Plaza Borrower upon, among other things, the loan satisfying, for the trailing 3-month period, a DSCR of at least 1.20x and physical occupancy at the Savoy Plaza Property of at least 85%. If the foregoing conditions are not met prior to 3/1/2010, the lender may apply any portion of the earnout reserve to prepay or defease the Savoy Plaza
     Loan, and any such prepayment or defeasance shall be accompanied by a yield maintenance payment, calculated in accordance with the Savoy Plaza Loan documents, or defeasance costs, as applicable, which such amounts may be paid from a portion of the earnout reserve.

ADDITIONAL DEBT. Not permitted

RELEASE PROVISIONS. None

(1)  Certain information from this section was obtained from a third party appraisal. The appraisal relies on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

ASHLEY OVERLOOK

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Charleston, SC
Property Type                                                             Office
Size (Square Feet)                                                       103,728
Percentage Physical Occupancy as of March 31, 2008                         90.6%
Year Built                                                                  2006
Year Renovated                                                               NAP
Appraisal Value                                                      $22,000,000
# of Tenant Leases                                                             8
Average Rent Per Square Foot                                              $24.13
Underwritten Economic Occupancy                                            90.6%
Underwritten Revenues                                                 $2,395,634
Underwritten Total Expenses                                             $816,169
Underwritten Net Operating Income (NOI)                               $1,579,465
Underwritten Net Cash Flow (NCF)                                      $1,450,531
11/30/2007 YTD (NOI)                                                    $337,734
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         PNC
Loan Group                                                                     1
Origination Date                                                 October 1, 2007
Cut-off Date Principal Balance                                       $15,100,000
Cut-off Date Loan Balance Per Square Foot                                   $146
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2800%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            48
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                             LO(32), Def(85),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     68.6%
LTV Ratio at Maturity or ARD                                               63.4%
Underwritten DSCR on NOI(1)                                                1.41x
Underwritten DSCR on NCF(2)                                                1.30x
--------------------------------------------------------------------------------

(1)  The Underwritten DSCR on NOI during the interest only period is 1.64x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.51x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Ashley Overlook Loan") is evidenced by a single promissory note and is secured by a first priority mortgage encumbering the fee simple interest in an office building (the "Ashley Overlook Property")
located in Charleston, South Carolina. The Ashley Overlook Loan was originated on October 1, 2007 and has a principal balance as of the cut-off date of
$15,100,000. The Ashley Overlook Loan has a remaining term of 112 months and is scheduled to mature on October 1, 2017. The Ashley Overlook Loan may be prepaid on or after August 1, 2017 without penalty and permits defeasance with United
States government obligations prior to such date beginning two years after the creation of the series 2008-C1 securitization trust.

THE PROPERTY. The Ashley Overlook Property is a 103,728 sf Class "A" office building located at 4390 Belle Oaks Drive in Charleston, South Carolina. The
Ashley Overlook Property consists of one 4-story rectangular-shaped office building completed in July 2006 that fronts Belle Oaks Drive to the north and
Interstate 526 directly to the east. The Ashley Overlook Property is within 9 miles of the Charleston's CBD and 5 miles from the Charleston International
Airport.

The following table presents certain information relating to the major tenants at the Ashley Overlook Property:

                               TENANT INFORMATION

                                                                        CREDIT RATINGS
                                                 PARENT                (FITCH/MOODY'S/  SQUARE  % OF   BASE RENT    LEASE
TENANT NAME                                     COMPANY                     S&P)1        FEET    GLA      PSF     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Select Health of South Carolina     Select Health of South Carolina           NR        39,742  38.3%   $23.97    2/28/2014
Springfield College                    Springfield College                NR/Baa1/NR    23,591  22.7     23.21    12/31/2017
Prudential Carolina Real Estate/    Prudential Carolina Real Estate/
   O'Shaughnessy Real Estate, Inc.    O'Shaughnessy Real Estate, Inc.         NR        12,712  12.3     25.04    12/31/2011
----------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                                                  76,045  73.3%   $23.91
----------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Ashley Overlook Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                         CUMULATIVE
            NUMBER OF                                       % OF     CUMULATIVE  CUMULATIVE  CUMULATIVE    % OF
             LEASES    SQUARE FEET  % OF GLA  BASE RENT  BASE RENT  SQUARE FEET   % OF GLA   BASE RENT    BASE RENT
YEAR        EXPIRING    EXPIRING    EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------------------------

Vacant        NAP          9,773       9.4%   $        0     0.0%       9,733        9.4%    $        0       0.0%
MTM             0              0         0             0     0.0        9,733        9.4              0       0.0
2008            0              0       0.0             0     0.0        9,733        9.4              0       0.0
2009            0              0       0.0             0     0.0        9,733        9.4              0       0.0
2010            0              0       0.0             0     0.0        9,733        9.4              0       0.0
2011            1         12,712      12.3       318,308    14.0       22,485       21.7        318,308      14.0
2012            3         10,090       9.7       253,985    11.2       32,575       31.4        572,294      25.2
2013            0              0         0             0    0.00       32,575       31.4        572,294      25.2
2014            3         47,562      45.9     1,147,229    50.6       80,137       77.3      1,719,523      75.8
2015            0              0         0             0     0.0       80,137       77.3      1,719,523      75.8
2016            0              0         0             0     0.0       80,137       77.3      1,719,523      75.8
2017            1         23,951      22.7       547,547    24.2      103,728      100.0      2,267,070     100.0
2018            0              0         0             0     0.0      103,728      100.0      2,267,070     100.0
Thereafter      0              0         0             0     0.0      103,728      100.0      2,267,070     100.0
-------------------------------------------------------------------------------------------------------------------
TOTAL           8        103,728     100.0%   $2,267,070   100.0%     103,728      100.0%    $2,267,070     100.0%
-------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the Ashley Overlook Borrower's rent roll dated
     March 31, 2008.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

THE MARKET.(1) The Ashley Overlook Property is specifically located in the Lower
North Charleston Office sub-market. This submarket lies to the east and west of
Interstate 526 from I-26 and the airport to the north and the Ashley River to the south. The Lower North Charleston sub-market contained 2,043,070 sf of office space and maintained an average rental rate of $24.07/sf gross and a market occupancy of 94% as of second quarter 2007. At year end 2007, approximately 150,000 square feet of spec office space was added to Lower North
Charleston sub-market. As of year end 2007, the overall Lower North Charleston sub-market contained approximately 2,193,070 square feet of office space with an overall occupancy of 80.31% and an average rental rate of $18.79/square foot.

THE BORROWER. The borrowers (the "Ashley Overlook Borrowers") are 34 tenants-in-common (each, a "TIC"), each of which is a single purpose, bankruptcy remote Delaware limited liability company. Each TIC has waived its rights to partition the Ashley Overlook Property and has joint and several liability with respect to the Loan. The Ashley Overlook Borrowers are sponsored by NNN Realty
Advisors, Inc.

PROPERTY MANAGEMENT. The property will be managed by Triple Net Properties
Realty, Inc., an affiliate of the Ashley Overlook Loan sponsor.

LOCKBOX. A hard lockbox was established upon origination of the Ashley Overlook
Loan. The loan documents require the Ashley Overlook Borrowers to direct tenants to pay rent directly into the lockbox account. So long as no event of default exists, any remaining funds in the lockbox account after debt service payments and other disbursements are disbursed to the Ashley Overlook Borrowers.

ESCROWS. The following escrow/reserve accounts have been established with respect to Ashley Overlook Loan:

                               ESCROWS / RESERVES

         TYPE:                            INITIAL          MONTHLY
         ---------------------------------------------------------
         Taxes                          $   18,659          $1,696
         Insurance                      $   68,186          $5,682
         Capital Expenditures1          $        0          $1,729
         Debt Service Reserve2          $  158,256          $    0
         TI/LC Reserve3                 $1,200,000          $    0
         ---------------------------------------------------------

(1)  Capped at $41,492.

(2)  $27,523 shall be disbursed monthly beginning in November 2007 through March
     2008 and applied to interest only under the Ashley Overlook Loan so long as no event of default is in existence at the time of disbursement. $6,881 shall be disbursed monthly beginning in April 2008 through October 2008 and applied to interest only under the Ashley Overlook Loan so long as no event of default is in existence at the time of disbursement.

(3)  Beginning in year 7 of the loan term lender will begin collecting $7,500 per month for tenant improvements and leasing commissions.

ADDITIONAL DEBT. Not Permitted

RELEASE PROVISIONS. None

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies upon many assumptions and no representation is made as to the accuracy of those assumptions. Based on information obtained from Colliers. No representation is made as to the accuracy of such information.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2008-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and
PNC Capital Markets LLC (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

                                     ANNEX D

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LaSalle Bank N.A.                       MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
135 S. LaSalle Street Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
Chicago, IL  60603                                 SERIES 2008-C1                   Prior Payment:           N/A
                                                                                    Next Payment:     08/14/2008
                                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X
Administrator:                                                    Analyst:
                       REPORTING PACKAGE TABLE OF CONTENTS

Issue Id: xxxxxxxx
Monthly Data File Name: xxxxxxxx_YYYYMM_3.zip

                                               Page(s)
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail

Closing Date:                 06/05/2008
First Payment Date:           07/14/2008
Assumed Final Payment Date:   XX/XX/XXXX

                           PARTIES TO THE TRANSACTION
               DEPOSITOR: MERRILL LYNCH MORTGAGE INVESTORS, INC.
         UNDERWRITER: MERRILL LYNCH & CO/CITIGROUP GLOBAL MARKETS INC.
               BANC OF AMERICA SECURITIES/PNC CAPITAL MARKETS LLC
    MASTER SERVICER: BANK OF AMERICA/MIDLAND LOAN SERVICES/WACHOVIA BANK NA
                 SPECIAL SERVICER: MIDLAND LOAN SERVICES, INC.
      RATING AGENCY: STANDARD & POOR'S RATINGS SERVICES/MOODY'S INVESTORS
                               SERVICE/FITCH, INC

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site      www.etrustee.net
Servicer Website
LaSalle Factor Line   (800) 246-5761

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

WAC:
WA Life Term:
WA Amort Term:              ABN AMRO Acct: XXXXXX.X
Current Index:
Next Index:                 REMIC CERTIFICATE REPORT

          ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL     NEGATIVE     CLOSING     INTEREST    INTEREST    PASS-THROUGH
CLASS  FACE VALUE (1)   BALANCE    PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE   PAYMENT (2)  ADJUSTMENT       RATE
CUSIP    Per 1,000     Per 1,000  Per 1,000    Per 1,000     Per 1,000   Per 1,000   Per 1,000    Per 1,000  Next Rate (3)
-------------------- ----------- ----------- ------------ ------------- ---------- ----------- ------------ -----------------

       ------------- ----------- ----------- ------------ ------------- ---------- ----------- ------------ ----------------
            0.00          0.00       0.00        0.00          0.00        0.00         0.00        0.00
       ============= =========== =========== ============ ============= ========== =========== ============ ================
                                                                         Total P&I
                                                                         Payment        0.00
                                                                         ======================

Notes:

(1)  N denotes notional balance not included in total

(2)  Accrued Interest plus/minus Interest Adjustment minus Deferred

(3)  Estimated Interest equals Interest Payment

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                          BOND INTEREST RECONCILIATION

                                                        Deductions                                 Additions
                                             -------------------------------  ---------------------------------------------------
         Accrual                  Accrued               Deferred &               Prior      Int Accrual    Prepay-      Other
       ------------  Pass Thru  Certificate  Allocable   Accretion  Interest  Int. Short-     on prior      ment       Interest
Class  Method  Days    Rate      Interest      PPIS      Interest   Loss/Exp   falls Due   Shortfall (3)  Penalties  Proceeds (1)
----- ------- ----- ---------  ----------- ----------- ----------- ---------- ---------- --------------- ---------- -------------

                               ----------- ----------- ----------- ---------- ---------- --------------- ---------- -------------
                                  0.00         0.00        0.00       0.00        0.00                      0.00        0.00
                               =========== =========== =========== ========== ========== =============== ========== =============

                                                 Remaining
       Distributable  Interest  Current Period  Outstanding     Credit Support
        Certificate   Payment    (Shortfall)/     Interest   --------------------
Class   Interest (2)   Amount      Recovery      Shortfalls  Original  Current (4)
-----  ------------- --------- --------------- ------------  --------------------

       ------------- --------- --------------- ------------
           0.00          0.00                      0.00
       ============= ========= =============== ============

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                          CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
Total
UNSCHEDULED INTEREST:
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
Total
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
Plus Trustee Fees Paid by Servicer
Total Unscheduled Fees & Expenses
Total Interest Due Trust
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
Total
Total Interest Due Certs

                               PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal
Advanced Scheduled Principal
Scheduled Principal
UNSCHEDULED PRINCIPAL:
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
Total Unscheduled Principal
Remittance Principal
Remittance P&I Due Trust
Remittance P&I Due Certs

                              POOL BALANCE SUMMARY

                        Balance   Count
                        -------- -------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
Ending Pool

                              SERVICING FEE SUMMARY

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
Total Servicing Fees

                                  PPIS SUMMARY

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
PPIS Reducing Scheduled Interest
PPIS Reducing Servicing Fee
PPIS Due Certificate

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                      Principal   Interest
                      ----------- --------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

          ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                      Delinquency Aging Categories
              -------------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure         REO
Distribution  --------------  ---------------  ----------------  --------------  ------------
    Date       #     Balance   #     Balance    #     Balance     #   Balance     #   Balance
------------  --------------- --------------- ----------------- --------------- ----------------

07/14/08

                      Special Event Categories (1)
              -----------------------------------------------
              Modifications  Specially Serviced   Bankruptcy
Distribution  -------------  ------------------  ------------
    Date       #   Balance     #      Balance     #   Balance
------------ -------------- ------------------- -------------

07/14/08

(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

              Ending Pool (1)   Payoffs (2)  Penalties   Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  ---------------  ------------  ----------  ---------------------  ----------------  -------------------
    Date        #    Balance    #   Balance  #   Amount        #   Balance         #    Balance        #   Amount
------------  --------------- ------------- -----------  ---------------------  ----------------  -------------------

07/14/08

              Remaining Term  Curr Weighted Avg.
Distribution  --------------  ------------------
    Date        Life  Amort.    Coupon  Remit
------------  --------------- ------------------

07/14/08

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff    Initial         Payoff  Penalty  Prepayment  Maturity  Property  Geographic
Control #   Period    Balance   Type  Amount  Amount      Date       Date      Type     Location
------------------- ---------- ---------------------- --------------------- ---------------------

                                      ---------------
                    CURRENT             0        0
                    CUMULATIVE
                                      ===============

05/19/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                             DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property                      Special
Disclosure  Thru  Current P&I      P&I        Protection       Advance         Servicer    Foreclosure  Bankruptcy   REO
Control #   Date    Advance     Advances**     Advances    Description (1)  Transfer Date      Date        Date     Date
------------------------------------------------------------------------------------------------------------------------

A. P&I Advance - Loan in Grace Period

B. P&I Advance - Late Payment but < 1 month delinq

1. P&I Advance - Loan delinquent 1 month

2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More

4. Matured Balloon/Assumed Scheduled Payment

5. Prepaid in Full

6. Specially Serviced

5. Prepaid in Full

6. Specially Serviced

7. P&I Advance (Foreclosure)

9. P&I Advance (REO)

9. REO

10. DPO

11. Modification

**   Outstanding P&I Advances include the current period P&I Advance

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                               Weighted Average
Current Scheduled  # of   Scheduled   % of    ------------------
    Balances       Loans   Balance   Balance  Term  Coupon  DSCR
----------------- -------------------------- -------------------

                   -------------------------
                     0        0       0.00%
                   =========================

Average Scheduled Balance

Maximum Scheduled Balance

Minimum Scheduled Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                              Weighted Average
Fully Amortizing  # of   Scheduled   % of    ------------------
 Mortgage Loans   Loans   Balance   Balance  Term  Coupon  DSCR
---------------- -------------------------- -------------------

                  -------------------------
                    0        0       0.00%
                  =========================

Minimum Remaining Term

Maximum Remaining Term

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                              Weighted Average
Current Mortgage  # of   Scheduled   % of    ------------------
  Interest Rate   Loans   Balance   Balance  Term  Coupon  DSCR
---------------- -------------------------- -------------------

                  -------------------------
                    0        0       0.00%
                  =========================

Minimum Mortgage Interest Rate   10.0000%

Maximum Mortgage Interest Rate   10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                            Weighted Average
    Balloon     # of   Scheduled   % of    ------------------
Mortgage Loans  Loans   Balance   Balance  Term  Coupon  DSCR
-------------- -------------------------- -------------------
  0   to 60
  61  to 120
  121 to 180
  181 to 240
  241 to 360
                -------------------------
                  0        0       0.00%
                =========================

Minimum Remaining Term   0

Maximum Remaining Term   0

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)

 Debt Service    # of  Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  DSCR
-------------- --------------------------- ---------------

                -------------------------
                  0        0       0.00%
                =========================

Maximum DSCR   0.000

Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of  Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  DSCR
-------------- --------------------------- ---------------

                -------------------------
                  0        0       0.00%
                =========================

Maximum DSCR   0.00

Minimum DSCR   0.00

                             GEOGRAPHIC DISTRIBUTION

                     # of   Scheduled   % of
Geographic Location  Loans   Balance   Balance  WAMM  WAC  DSCR
------------------- -------------------------- ----------------

                     -------------------------
                       0                0.00%
                     =========================

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                 # of  Scheduled    % of
Property Types  Loans   Balance   Balance  WAMM  WAC  DSCR
-------------- --------------------------- ---------------

                -------------------------
                  0        0       0.00%
                =========================

                        DISTRIBUTION OF AMORTIZATION TYPE

                    # of  Scheduled    % of
Amortization Type  Loans   Balance   Balance  WAMM  WAC  DSCR
----------------- -------------------------- ----------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of  Scheduled    % of
Number of Years    Loans   Balance   Balance  WAMM  WAC  DSCR
---------------- --------------------------- ----------------

                   -------------------------
                     0        0       0.00%
                   =========================

                       DISTRIBUTION OF YEAR LOANS MATURING

                # of  Scheduled    % of
    Year       Loans   Balance   Balance  WAMM  WAC  DSCR
------------ --------------------------- ------------------
    2003
    2004
    2005
    2006
    2007
    2008
    2009
    2010
    2011
    2012
    2013
               -------------------------
2014 & Longer    0        0       0.00%
               =========================

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                             ABN AMRO ACCT: XXXXXX.X

                                LOAN LEVEL DETAIL

                                             Operating              Ending                          Spec.         Loan
Disclosure       Property                    Statement  Maturity  Principal  Note  Scheduled  Mod.   Serv  ASER   Status
Control #   Grp    Type    State  DSCR  NOI     Date      Date     Balance   Rate     P&I     Flag   Flag  Flag  Code(1)
---------- ---- --------- ------ ----- ----- --------- --------- ---------- ------ --------- ------ ----- ------ -------

                           ---------------------------------------------------------------------------------------------
                           W/Avg  0.00   0                            0                0
                           =============================================================================================

                    Prepayment
Disclosure  ------------------------
Control #   Amount    Penalty   Date
---------- -------------------------

            ------- ---------- -----
              0                 0
            ======= ========== =====

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Prepaid in Full

6. Specially Serviced

7. Foreclosure

8. Bankruptcy

9. REO

10. DPO

11. Modification

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                   SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

                                         Balance                      Remaining Term
Disclosure  Transfer  Loan Status  -----------------  Note  Maturity  ---------------  Property                     NOI
Control #     Date      Code (1)   Scheduled  Actual  Rate    Date    Life     Amort.    Type    State  NOI  DSCR  Date
-------------------- ------------ ------------------ ----- --------- ----------------- --------- ----- ---- ------ ----

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Prepaid in Full

6. Specially Serviced

7. Foreclosure

8. Bankruptcy

9. REO

10. DPO

11. Modification

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

          SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

Disclosure  Resolution
Control #    Strategy   Comments
----------- ----------- --------

05/14/2008 - 19:42 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                              MODIFIED LOAN DETAIL

                           Cutoff   Modified
Disclosure  Modification  Maturity  Maturity  Modification
Control #       Date        Date      Date     Description
------------------------- -------- ---------- ------------

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                              REALIZED LOSS DETAIL

                                                                                                                    Net
                                                                                                                 Proceeds
                                                                                                                   as a
                                                 Beginning             Gross Proceeds   Aggregate       Net        % of
               Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of     Liquidation  Liquidation   Sched.   Realized
    Period      Control #    Date       Value     Balance   Proceeds  Sched Principal  Expenses *    Proceeds    Balance      Loss
------------------------------------------------------------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CURRENT TOTAL                                       0.00      0.00                        0.00        0.00                   0.00
CUMULATIVE                                          0.00      0.00                        0.00        0.00                   0.00
                                                 ===================================================================================

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE TRUST 2008-C1        Statement Date:   07/14/2008
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:     07/14/2008
                                   SERIES 2008-C1                   Prior Payment:           N/A
                                                                    Next Payment:     08/14/2008
                                                                    Record Date:      06/30/2008

                            ABN AMRO ACCT: XXXXXX.X

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                          Appraisal
Disclosure  Appraisal  Scheduled   ARA    Current P&I        Note  Maturity  --------------  Property               -----------
 Control #  Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life  Amort.     Type    State  DSCR  Value  Date
---------------------- ------------------------------------ ------ -------- --------------- --------- ------ ------ ------ ----

05/14/2008 - 19:42 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                  PRINCIPAL
DISTRIBUTION       BALANCE
------------   --------------
   07/2008     $32,365,000.00
   08/2008     $32,365,000.00
   09/2008     $32,365,000.00
   10/2008     $32,365,000.00
   11/2008     $32,365,000.00
   12/2008     $32,365,000.00
   01/2009     $32,365,000.00
   02/2009     $32,365,000.00
   03/2009     $32,365,000.00
   04/2009     $32,365,000.00
   05/2009     $32,365,000.00
   06/2009     $32,365,000.00
   07/2009     $32,365,000.00
   08/2009     $32,365,000.00
   09/2009     $32,365,000.00
   10/2009     $32,365,000.00
   11/2009     $32,365,000.00
   12/2009     $32,365,000.00
   01/2010     $32,365,000.00
   02/2010     $32,365,000.00
   03/2010     $32,365,000.00
   04/2010     $32,365,000.00
   05/2010     $32,365,000.00
   06/2010     $32,365,000.00
   07/2010     $32,365,000.00
   08/2010     $32,365,000.00
   09/2010     $32,365,000.00
   10/2010     $32,365,000.00
   11/2010     $32,365,000.00
   12/2010     $32,365,000.00
   01/2011     $32,365,000.00
   02/2011     $32,365,000.00
   03/2011     $32,365,000.00
   04/2011     $32,365,000.00
   05/2011     $32,365,000.00
   06/2011     $32,365,000.00
   07/2011     $32,365,000.00
   08/2011     $32,365,000.00
   09/2011     $32,365,000.00
   10/2011     $32,365,000.00
   11/2011     $32,365,000.00
   12/2011     $32,365,000.00
   01/2012     $32,365,000.00
   02/2012     $32,365,000.00
   03/2012     $32,365,000.00
   04/2012     $32,365,000.00
   05/2012     $32,365,000.00
   06/2012     $32,365,000.00
   07/2012     $32,365,000.00
   08/2012     $32,365,000.00
   09/2012     $32,365,000.00
   10/2012     $32,364,294.86
   11/2012     $31,819,770.38
   12/2012     $31,180,065.91
   01/2013     $30,626,002.10
   02/2013     $30,068,943.46
   03/2013     $29,242,495.32
   04/2013     $28,677,959.25
   05/2013     $28,021,821.31
   06/2013     $27,450,687.22
   07/2013     $26,793,068.75
   08/2013     $26,219,426.76
   09/2013     $25,642,685.47
   10/2013     $24,975,614.14
   11/2013     $24,392,153.00
   12/2013     $23,718,543.38
   01/2014     $23,124,158.60
   02/2014     $22,526,560.59
   03/2014     $21,663,297.91
   04/2014     $21,057,803.47
   05/2014     $20,361,813.69
   06/2014     $19,749,283.50
   07/2014     $19,046,448.03
   08/2014     $18,427,270.16
   09/2014     $17,872,011.42
   10/2014     $17,237,488.61
   11/2014     $16,675,780.16
   12/2014     $16,035,016.21
   01/2015     $15,473,082.80
   02/2015     $14,908,102.93
   03/2015     $14,115,239.14
   04/2015     $13,542,898.70
   05/2015     $12,892,753.66
   06/2015     $12,313,785.64
   07/2015     $11,657,191.95
   08/2015     $11,071,525.26
   09/2015     $10,482,683.11
   10/2015     $ 9,816,481.88
   11/2015     $ 9,220,835.18
   12/2015     $ 8,548,013.10
   01/2016     $ 7,945,488.87
   02/2016     $ 7,339,697.54
   03/2016     $ 6,583,388.06
   04/2016     $ 5,970,211.62
   05/2016     $ 5,280,333.06
   06/2016     $ 4,660,091.07
   07/2016     $ 3,963,337.71
   08/2016     $ 3,335,954.39
   09/2016     $ 2,705,168.83
   10/2016     $ 1,998,156.54
   11/2016     $ 1,360,116.56
   12/2016     $   646,045.69
   01/2017     $       673.46
  02/2017 &    $         0.00
 thereafter

                                      E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series
2008-C1, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class A-1AF, class AM, class AM-A, class AM-AF, class AJ, class AJ-A and class
AJ-AF will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement

                                       F-2

date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to
U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

          (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                qualified intermediary is created, incorporated or governed;

          (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

          (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary;
                and

          (iv)  providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

          (b)   if the intermediary is not a qualified intermediary (a
                "nonqualified intermediary"), a duly completed and executed IRS
                Form W-8IMY (or any successor or substitute form):

          (i)   stating the name and permanent residence address of the
                nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

          (ii)  certifying that the nonqualified intermediary is not acting for its own account;

          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

          (iv)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
                1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                       F-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                          ASSETS OF THE ISSUING ENTITY:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

The assets of the issuing entity may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 20 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 10, 2007.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value
      of Your Offered Certificates.......................................     20
   The Market Value of Your Offered Certificates May Be Adversely
      Affected by Factors Unrelated to the Performance of Your Offered
      Certificates and the Underlying Mortgage Assets, such as
      Fluctuations in Interest Rates and the Supply and Demand of
      CMBS Generally.....................................................     20
   Payments on the Offered Certificates Will Be Made Solely from the
      Limited Assets of the Related Trust, and Those Assets May Be
      Insufficient to Make All Required Payments on Those Certificates...     21
   Any Credit Support for Your Offered Certificates May Be Insufficient
      to Protect You Against All Potential Losses........................     21
   The Investment Performance of Your Offered Certificates Will Depend
      Upon Payments, Defaults and Losses on the Underlying Mortgage
      Loans; and Those Payments, Defaults and Losses May Be Highly
      Unpredictable......................................................     22
   Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
      Performance and Value of the Underlying Real Property, Which May
      Decline Over Time, and the Related Borrower's Ability to Refinance
      the Property, of Which There Is No Assurance.......................     25
   Various Types of Income-Producing Properties May Secure Mortgage Loans
      Underlying a Series of Offered Certificates and Each Type of
      Income-Producing Property May Present Special Risks as Collateral
      for a Loan.........................................................     31
   Any Analysis of the Value or Income Producing Ability of a Commercial
      or Multifamily Property Is Highly Subjective and Subject
      to Error...........................................................     53
   Borrower Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     56
   Loan Concentration Within a Trust Exposes Investors to Greater Risk
      of Default and Loss................................................     56
   Geographic Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     57
   Changes in Pool Composition Will Change the Nature of Your
      Investment.........................................................     57
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to
      Lenders Than Fixed Rate Mortgage Loans.............................     57
   Additional Secured Debt Increases the Likelihood That a Borrower Will
      Default on a Mortgage Loan Underlying Your Offered Certificates....     57
   With Respect to Certain Mortgage Loans Included in Our Trusts, the
      Mortgaged Property or Properties that Secure the Subject Mortgage
      Loan in the Trust Also Secure One (1) or More Related Mortgage
      Loans That Are Not in the Trust; The Interests of the Holders of
      Those Non-Trust Mortgage Loans May Conflict with Your Interests....     58
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder
      Recovery...........................................................     58
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
      Mortgage Loan Underlying Your Offered Certificates.................     60
   Redevelopment and Renovation at the Mortgaged Properties May Have
      Uncertain and Adverse Results......................................     61
   Environmental Liabilities Will Adversely Affect the Value and
      Operation of the Contaminated Property and May Deter a Lender
      From Foreclosing...................................................     61
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged As Being Unenforceable..............     63
   Certain Aspects of Subordination Agreements, Including Co-Lender
      Agreements Executed in Connection with Mortgage Loans Underlying
      Your Offered Certificates That Are Part of a Split Loan Structure,
      May be Unenforceable...............................................     64

                                       2

   World Events and Natural Disasters Could Have an Adverse Impact on the
      Real Properties Securing the Mortgage Loans Underlying Your Offered
      Certificates and Consequently Could Reduce the Cash Flow Available
      to Make Payments on the Offered Certificates.......................     65
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the Special
      Servicer to Foreclose on a Real Property or to Realize on
      Obligations Secured by a Real Property.............................     65
   Lack of Insurance Coverage Exposes a Trust to Risk For Particular
      Special Hazard Losses..............................................     65
   Lending on Condominium Units Creates Risks for Lenders That Are Not
      Present When Lending on Non-Condominiums...........................     67
   Lending on Ground Leases Creates Risks for Lenders That Are Not
      Present When Lending on an Actual Ownership Interest in a
      Real Property......................................................     67
   Changes in Zoning Laws May Adversely Affect the Use or Value of a
      Real Property......................................................     68
   Compliance with the Americans with Disabilities Act of 1990 May Be
      Expensive..........................................................     68
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan......................     69
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make
      Payments on the Offered Certificates...............................     69
   Residual Interests in a Real Estate Mortgage Investment Conduit Have
      Adverse Tax Consequences...........................................     70
   Additional Compensation to the Master Servicer and the Special
      Servicer and Interest on Advances Will Affect Your Right to Receive
      Distributions on Your Offered Certificates.........................     71
   Inability to Replace the Master Servicer Could Affect Collections and

   Property Managers and Borrowers May Each Experience Conflicts of
      Interest in Managing Multiple Properties...........................     73
   Limited Information Causes Uncertainty................................     73
   The Risk of Terrorism In the United States and Military Action May
      Adversely Affect the Value of the Offered Certificates and Payments

   Arrangements Providing Reinvestment, Interest Rate and Currency

                                       3

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with

                                       4

                                       5

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-142235. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                        6

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

--------------------------------------------------------------------------------

                                       -7-

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                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

--------------------------------------------------------------------------------

                                      -8-

--------------------------------------------------------------------------------

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

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                                      -9-

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                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

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                                      -10-

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                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -11-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -12-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -13-

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                                 related trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -14-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -15-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -16-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -17-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -18-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -19-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -20-

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--
Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT." If
actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a

                                      -21-

result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                      -22-

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original

                                      -23-

investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.
Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

                                      -24-

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

                                      -25-

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

                                      -26-

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

                                      -27-

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the

                                      -28-

property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

                                      -29-

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

                                      -30-

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No

                                      -31-

Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

                                      -32-

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

                                      -33-

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

                                      -34-

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

                                      -35-

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      -36-

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

                                      -37-

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -38-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

                                      -39-

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

                                      -40-

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality

                                      -41-

properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

                                      -42-

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

                                      -43-

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    disruptions in payments;

     o    reimbursement policies;

     o    audits, which may result in recoupment of payments made or withholding of payments due;

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

     o    patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

     o    shortages in staffing, increases in labor costs and labor disputes.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in

                                      -44-

a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

     The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

     Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney
General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are

                                      -45-

incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

                                      -46-

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

                                      -47-

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

                                      -48-

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent

                                      -49-

generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -50-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

                                      -51-

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are

                                      -52-

special purpose properties that are not readily convertible to alternative uses.
This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

                                      -53-

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                      -54-

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

                                      -55-

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -56-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -57-

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have

                                      -58-

been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial condition, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common

                                      -59-

borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                      -60-

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

                                      -61-

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -62-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

                                      -63-

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      -64-

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -65-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -66-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                      -67-

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

                                      -68-

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

                                      -69-

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

                                      -70-

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

                                      -71-

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

                                      -72-

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     o    the real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -73-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -74-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

                                      -75-

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

                                      -76-

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or

                                      -77-

similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

                                      -78-

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

                                      -79-

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

                                      -80-

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and

                                      -81-

warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

                                      -82-

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description

                                      -83-

of those Permitted Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only

                                      -84-

interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a

                                      -85-

small number of FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

                                      -86-

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any

                                      -87-

multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

                                      -88-

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

                                      -89-

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:

                                      -90-

legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

                                      -91-

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

                                      -92-

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

                                      -93-

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

                                      -94-

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

                                      -95-

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month

                                      -96-

thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -97-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

                                      -98-

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in

                                      -99-

this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

                                     -100-

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

                                     -101-

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any

                                     -102-

other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our

                                     -103-

trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                     -104-

          remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                     -105-

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                     -106-

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates

                                     -107-

will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

                                     -108-

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

                                     -109-

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

                                     -110-

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of

                                     -111-

the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

                                     -112-

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying

                                     -113-

mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

                                     -114-

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from

                                     -115-

          mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

                                     -116-

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

                                     -117-

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the

                                     -118-

related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

                                     -119-

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                     -120-

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets

                                     -121-

underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                     -122-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that

                                     -123-

maintains the beneficial owner's account for that purpose. In turn, the
Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                     -124-

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

                                     -125-

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

                                     -126-

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related

                                     -127-

prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware

                                     -128-

that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

                                     -129-

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse

                                     -130-

to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                     -131-

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

                                     -132-

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

                                     -133-

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation

                                     -134-

before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.
Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).
Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

                                     -135-

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                     -136-

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

                                     -137-

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

                                     -138-

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under

                                     -139-

common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

                                     -140-

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

                                     -141-

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money

                                     -142-

laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act
(commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -143-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -144-

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -145-

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -146-

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                     -147-

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                     -148-

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

                                     -149-

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                     -150-

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                     -151-

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                     -152-

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those

                                     -153-

certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These

                                     -154-

daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.
Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

                                     -155-

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The
issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

                                     -156-

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -157-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                     -158-

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero,

                                     -159-

by any REIT taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to

                                     -160-

a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test"
or a "formula test" provided under the REMIC Regulations. A transfer to an
"eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.
In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

                                     -161-

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income over such specified amount, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

                                     -162-

     The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the
Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii)
reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of

                                     -163-

a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the
Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

                                     -164-

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by

                                     -165-

one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

                                     -166-

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual

                                     -167-

certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

                                     -168-

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other

                                     -169-

information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                                     -170-

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                     -171-

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief
Reconciliation Act of 2001 repeals the Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in
2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

                                     -172-

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

                                     -173-

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

                                     -174-

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

                                     -175-

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                     -176-

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                     -177-

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip

                                     -178-

certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                    -179-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

                                     -180-

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held

                                     -181-

through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections

                                     -182-

401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of
Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                     -183-

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                                     -184-

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code
from certain prohibited transactions between a Plan or person using assets of a
Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity
(other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.

     We cannot provide any assurance that any of these exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2007-5, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

                                     -185-

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                     -186-

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                     -187-

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered

                                     -188-

certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the

                                     -189-

related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                     -190-

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Thacher Proffitt & Wood LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                                     -191-

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -192-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DRA" means the Deficit Reduction Act of 2006.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

                                     -193-

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

                                     -194-

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

                                     -195-

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                     -196-

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -197-

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2008-C1.xls." The spreadsheet file "MLMT 2008-C1.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-1 (YM), A-2,
A-3 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

(2)  Adobe Acrobat is a registered trademark of Adobe Systems Incorporated.

================================================================================

Until August 20, 2008, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligations of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                  $814,758,000
                                  (APPROXIMATE)

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                        DEXIA REAL ESTATE CAPITAL MARKETS
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      GENERAL ELECTRIC CAPITAL CORPORATION
                              CAPMARK FINANCE INC.
                          as Sponsors and Loan Sellers

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                               MERRILL LYNCH & CO.

                         BANC OF AMERICA SECURITIES LLC

                                      CITI

                             PNC CAPITAL MARKETS LLC

                                  MAY 21, 2008

================================================================================